FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-206582-10

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated May 17, 2017,
may be amended or completed prior to time of sale.

$938,647,000 (Approximate)

Morgan Stanley Capital I Trust 2017-H1
(Central Index Key Number 0001705163)

as Issuing Entity

Morgan Stanley Capital I Inc.
(Central Index Key Number 0001547361)

as Depositor

Barclays Bank PLC
(Central Index Key Number 0000312070)

Argentic Real Estate Finance LLC
(Central Index Key Number 0001624053)

Morgan Stanley Mortgage Capital Holdings LLC
(Central Index Key Number 0001541557)

Starwood Mortgage Funding III LLC
(Central Index Key Number 0001682532)

Citi Real Estate Funding Inc.
(Central Index Key Number 0001701238)

Citigroup Global Markets Realty Corp.
(Central Index Key Number 0001541001)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2017-H1

Morgan Stanley Capital I Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2017-H1 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered certificates listed under “Summary of Certificates”) represent the ownership interests in the issuing entity, which will be a New York common law trust named Morgan Stanley Capital I Trust 2017-H1. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in July 2017. The rated final distribution date for the certificates is the distribution date in June 2050.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$34,500,000	[_]%	(5)	March 2022
Class A-2	$88,000,000	[_]%	(5)	May 2022
Class A-SB	$50,200,000	[_]%	(5)	January 2026
Class A-3	$41,900,000	[_]%	(5)	May 2024
Class A-4	$245,000,000	[_]%	(5)	March 2027
Class A-5	$303,306,000	[_]%	(5)	May 2027
Class X-A	$762,906,000(6)	[_]%	Variable(7)	May 2027
Class X-B	$175,741,000(6)	[_]%	Variable(7)	May 2027
Class A-S	$69,479,000	[_]%	(5)	May 2027
Class B	$54,493,000	[_]%	(5)	May 2027
Class C	$51,769,000	[_]%	(5)	May 2027

(Explanatory notes to this table begin on page 3)

You should carefully consider the risk factors beginning on page 41 of this prospectus

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Morgan Stanley Capital I Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of "investment company" under the Investment Company Act (as defined in this prospectus) contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a "covered fund" for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Morgan Stanley & Co. LLC, Barclays Capital Inc. and Citigroup Global Markets Inc. will purchase the offered certificates from Morgan Stanley Capital I Inc. and will offer them in one or more negotiated transactions, or otherwise, at varying prices determined at the time of sale. Morgan Stanley & Co. LLC, Barclays Capital Inc. and Citigroup Global Markets Inc. are acting as co-lead managers and joint bookrunners in the following manner: Morgan Stanley & Co. LLC is acting as sole bookrunning manager with respect to approximately 57.0% of each class of offered certificates, Barclays Capital Inc. is acting as sole bookrunning manager with respect to approximately 28.0% of each class of offered certificates, and Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to approximately 15.0% of each class of offered certificates.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, S.A. and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about June 8, 2017. Morgan Stanley Capital I Inc. expects to receive from this offering approximately     % of the aggregate certificate balance of the offered certificates plus accrued interest from June 1, 2017, before deducting expenses payable by the depositor.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Commercial Mortgage Pass-Through Certificates	$938,647,000	100%	$938,647,000	$108,789.19

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Calculated according to Rule 457(s) of the Securities Act of 1933.

May [_], 2017

MSC 2017-H1

Commercial Mortgage Pass-Through Certificates, Series 2017-H1
Geographic Overview of Mortgage Pool

Washington
8 properties
$51,628,485
4.7% of total
Utah
2 properties
$20,901,586
1.9% of total
Minnesota
1 property
$351,806
0.0% of total
Wisconsin
1 property
$880,242
0.1% of total
Indiana
1 property
$13,500,000
1.2% of total
Michigan
6 properties
$48,633,367
4.5% of total
Pennsylvania
5 properties
$87,342,523
8.0% of total
New York
11 properties
$223,300,000
20.5% of total
Vermont
1 property
$6,786,376
0.6% of total
Massachusetts
1 property
$5,531,127
0.5% of total
Oregon
1 property
$15,649,836
1.4% of total
Ohio
2 properties
$23,993,371
2.2% of total
New Jersey
2 properties
$63,446,635
5.8% of total
Nevada
1 property
$5,700,000
0.5% of total
Maryland
2 properties
$8,739,936
0.8% of total
California
7 properties
$104,269,112
9.6% of total
Delaware
10 properties
$38,065,375
3.5% of total
Virginia
1 property
$35,211,296
3.2% of total
South Carolina
1 property
$6,792,447
0.6% of total
North Carolina
2 properties
$14,670,000
1.3% of total
Alaska
1 property
$9,919,559
0.9% of total
Arizona
3 properties
$33,193,924
3.0% of total
Colorado
4 properties
$67,504,049
6.2% of total
Texas
8 properties
$130,336,774
12.0% of total
Louisiana
1 property
$33,961,709
3.1% of total
Tennessee
1 property
$9,900,000
0.9% of total
Florida
3 properties
$20,314,121
1.9% of total
Georgia
2 properties
$9,342,531
0.9% of total
% of Cut-Off Date Balance
< 1.0%
1.0% – 10.0%
> 10.0%
Mortgaged Properties by Property Type
Mixed Use 2.8%
Self Storage 0.8%
Leased Fee 5.0%
Manufactured Housing 0.2%
Industrial 5.3%
Other 0.1%
Multifamily 8.4%
Office 37.6%
Hospitality 18.6%
Retail 21.2%

Summary of Certificates

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Credit Support(2)	Approximate Initial Pass- Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Expected Weighted Average Life (Years)(4)	Expected Principal Window(4)
Offered Certificates
Class A-1	$34,500,000		30.000%	[_]%	(5)	March 2022	2.75	1 – 57
Class A-2	$88,000,000		30.000%	[_]%	(5)	May 2022	4.85	57 – 59
Class A-SB	$50,200,000		30.000%	[_]%	(5)	January 2026	6.97	59 – 103
Class A-3	$41,900,000		30.000%	[_]%	(5)	May 2024	6.94	83 – 83
Class A-4	$245,000,000		30.000%	[_]%	(5)	March 2027	9.56	103 – 117
Class A-5	$303,306,000		30.000%	[_]%	(5)	May 2027	9.88	117 – 119
Class X-A	$762,906,000	(6)	N/A	[_]%	Variable(7)	May 2027	N/A	N/A
Class X-B	$175,741,000	(6)	N/A	[_]%	Variable(7)	May 2027	N/A	N/A
Class A-S	$69,479,000		23.625%	[_]%	(5)	May 2027	9.94	119 – 119
Class B	$54,493,000		18.625%	[_]%	(5)	May 2027	9.94	119 – 119
Class C	$51,769,000		13.875%	[_]%	(5)	May 2027	9.94	119 – 119

Non-Offered Certificates(8)
Class X-D(9)	$37,873,000	(6)	N/A	[_]%	Variable(7)	June 2027	N/A	N/A
Class D(9)	$37,873,000		10.400%	[_]%	(5)	June 2027	9.99	119 – 120
Class E-RR(9)	$23,432,000		8.250%	[_]%	(5)	June 2027	10.02	120 – 120
Class F-RR(9)	$24,522,000		6.000%	[_]%	(5)	June 2027	10.02	120 – 120
Class G-RR(9)	$20,435,000		4.125%	[_]%	(5)	June 2027	10.02	120 – 120
Class H-RR(9)	$17,710,000		2.500%	[_]%	(5)	June 2027	10.02	120 – 120
Class J-RR(9)	$27,247,186		0.000%	[_]%	(5)	June 2027	10.02	120 – 120
Class V(10)	N/A		N/A	N/A	N/A	N/A	N/A	N/A
Class R(11)	N/A		N/A	N/A	N/A	N/A	N/A	N/A

(1)	Approximate, subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of any class of the Class X-A, Class X-B or Class X-D certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, are represented in the aggregate.

(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)	The expected weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates (collectively referred to as the “principal balance certificates”) will be one of the following: (i) a fixed rate per annum; (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date; (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date; or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(6)	The Class X-A, Class X-B and Class X-D certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates.

(7)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date,

3

over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	Not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

(9)	The initial certificate balance of each class of the Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates and the initial notional amount of the Class X-D certificates is subject to change based on final pricing of all certificates and the final determination of the Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates (collectively, the “HRR Certificates”) that will be retained by Argentic Real Estate Finance LLC, as “retaining sponsor”, or its “majority-owned affiliate” (in each case as defined under Regulation RR) as part of the risk retention requirements. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the HRR Certificates, see “Credit Risk Retention”.

(10)	The Class V certificates will not have a certificate balance, notional amount, credit support level, pass-through rate, rated final distribution date or rating. The Class V certificates will only be entitled to distributions of excess interest accrued on any mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan” in this prospectus.

(11)	The Class R certificates will not have a certificate balance, notional amount, credit support level, pass-through rate, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

4

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	8
Important Notice About Information Presented in this Prospectus	8
Summary of Terms	13
Risk Factors	41
The Certificates May Not Be a Suitable Investment for You	41
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	41
Risks Related to Market Conditions and Other External Factors	41
Risks Relating to the Mortgage Loans	42
Risks Related to Conflicts of Interest	80
Other Risks Relating to the Certificates	87
Description of the Mortgage Pool	104
General	104
Certain Calculations and Definitions	105
Mortgage Pool Characteristics	116
Redevelopment, Renovation and Expansion	125
Environmental Considerations	126
Assessment of Property Value and Condition	128
Litigation and Other Considerations	129
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	131
Tenant Issues	133
Use Restrictions	141
Appraised Value	141
Non-Recourse Carveout Limitations	141
Real Estate and Other Tax Considerations	142
Delinquency Information	143
Certain Terms of the Mortgage Loans	143
Exceptions to Underwriting Guidelines	151
Additional Indebtedness	152
The Whole Loans	156
Additional Information	170
Transaction Parties	170
The Sponsors and Mortgage Loan Sellers	170
The Originators	204
The Depositor	204
The Issuing Entity	205
The Trustee and Certificate Administrator	205
The Master Servicer	207
The Special Servicer	209
The Operating Advisor and Asset Representations Reviewer	213
Credit Risk Retention	214
General	214
Qualifying CRE Loans; Required Credit Risk Retention Percentage	214
Description of the Certificates	221
General	221
Distributions	222
Allocation of Yield Maintenance Charges and Prepayment Premiums	234
Assumed Final Distribution Date; Rated Final Distribution Date	235
Prepayment Interest Shortfalls	235
Subordination; Allocation of Realized Losses	237
Reports to Certificateholders; Certain Available Information	238
Voting Rights	246
Delivery, Form, Transfer and Denomination	246

5

Certificateholder Communication	249
List of Certificateholders	250
Description of the Mortgage Loan Purchase Agreements	250
General	250
Dispute Resolution Provisions	255
Asset Review Obligations	255
Pooling and Servicing Agreement	255
General	255
Assignment of the Mortgage Loans	256
Servicing Standard	256
Subservicing	257
Advances	258
Accounts	261
Withdrawals from the Collection Account	263
Servicing and Other Compensation and Payment of Expenses	265
Maintenance of Insurance	281
Processing and Consent	283
Modifications, Waivers and Amendments	285
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	286
Inspections	287
Collection of Operating Information	288
Special Servicing Transfer Event	288
Asset Status Report	290
Realization Upon Mortgage Loans	291
Sale of Defaulted Loans and REO Properties	293
The Directing Certificateholder	295
The Operating Advisor	301
The Asset Representations Reviewer	308
Replacement of Special Servicer Without Cause	314
Termination of Master Servicer and Special Servicer for Cause	317
Resignation of the Master Servicer and Special Servicer	319
Limitation on Liability; Indemnification	320
Enforcement of a Mortgage Loan Seller’s Obligations Under the MLPA	322
Dispute Resolution Provisions	322
Litigation Control	325
Servicing of the Non-Serviced Mortgage Loans	326
Evidence as to Compliance	333
Limitation on Rights of Certificateholders to Institute a Proceeding	334
Termination; Retirement of Certificates	335
Amendment	335
Resignation and Removal of the Trustee and the Certificate Administrator	337
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	338
Certain Legal Aspects of Mortgage Loans	338
General	339
Types of Mortgage Instruments	339
Leases and Rents	339
Personalty	340
Foreclosure	340
Bankruptcy Laws	343
Environmental Considerations	347
Due-on-Sale and Due-on-Encumbrance Provisions	349
Subordinate Financing	349
Default Interest and Limitations on Prepayments	349
Applicability of Usury Laws	349
Americans with Disabilities Act	350
Servicemembers Civil Relief Act	350

6

Anti-Money Laundering, Economic Sanctions and Bribery	350
Potential Forfeiture of Assets	351
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	351
Pending Legal Proceedings Involving Transaction Parties	352
Use of Proceeds	352
Yield and Maturity Considerations	352
Yield Considerations	352
Yield on the Certificates with Notional Amounts	355
Weighted Average Life	355
Pre-Tax Yield to Maturity Tables	359
Material Federal Income Tax Considerations	361
General	361
Qualification as a REMIC	362
Status of Offered Certificates	363
Taxation of Regular Interests	364
Taxes That May Be Imposed on a REMIC	368
Taxation of Certain Foreign Investors	369
FATCA	370
Backup Withholding	370
Information Reporting	371
3.8% Medicare Tax on “Net Investment Income”	371
Reporting Requirements	371
Certain State and Local Tax Considerations	371
Method of Distribution (Underwriter)	372
Incorporation of Certain Information by Reference	374
Where You Can Find More Information	374
Financial Information	375
Certain ERISA Considerations	375
General	375
Plan Asset Regulations	375
Administrative Exemptions	376
Insurance Company General Accounts	377
Legal Investment	378
Legal Matters	378
Ratings	378
Index of Defined Terms	381

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1

Annex A-2:	Mortgage Pool Information (Tables)	A-2-1

Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans	A-3-1

Annex B:	Form of Distribution Date Statement	B-1

Annex C:	Form of Operating Advisor Annual Report	C-1

Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1

Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

Annex F:	Definition of “Mortgage File”	F-1

7

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS; HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SECURITIES AND EXCHANGE COMMISSION AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SECURITIES AND EXCHANGE COMMISSION AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS. THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS INFORMATION REGARDING THE CERTIFICATES DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

8

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Risk Factors, which describes risks that apply to the certificates.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Morgan Stanley Capital I Inc.;

●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;

●	references to a “pooling and servicing agreement” (other than the MSC 2017-H1 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO) IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW). THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO) HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF OFFERED CERTIFICATES. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO) MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR THE UNDERWRITERS HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR THE UNDERWRITERS TO PUBLISH A PROSPECTUS FOR SUCH OFFER.

THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

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NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE Financial Services and Markets Act 2000 (“FSMA”)THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO) (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE FINANCIAL PROMOTION ORDER OR (IV) ARE ANY OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE MADE UNDER THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH CHAPTER 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO) MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO) RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO).

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS

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PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS

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AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS THIS PROSPECTUS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUING ENTITY NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Morgan Stanley Capital I Trust 2017-H1, Commercial Mortgage Pass-Through Certificates, Series 2017-H1.

Depositor	Morgan Stanley Capital I Inc., a Delaware corporation. The principal executive offices of Morgan Stanley Capital I Inc. are located at 1585 Broadway, New York, New York 10036, and its telephone number is (212) 761-4000. See “Transaction Parties—The Depositor”.

Issuing Entity	Morgan Stanley Capital I Trust 2017-H1, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. See “Transaction Parties—The Issuing Entity”.

Sponsors	The sponsors of this transaction are (1) Barclays Bank PLC, a public limited company registered in England and Wales, (2) Argentic Real Estate Finance LLC, a Delaware limited liability company, (3) Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company, (4) Starwood Mortgage Funding III LLC, a Delaware limited liability company, (5) Citi Real Estate Funding Inc., a New York corporation and (6) Citigroup Global Markets Realty Corp., a New York corporation.

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”. The sponsors will transfer to the depositor, the mortgage loans set forth in the following chart:

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Barclays Bank PLC	15	$304,715,311	28.0%
Argentic Real Estate Finance LLC	14	$228,068,164	20.9%
Morgan Stanley Mortgage Capital Holdings LLC	6	$201,169,187	18.5%
Starwood Mortgage Funding III LLC	13	$146,888,919	13.5%
Citi Real Estate Funding Inc.	8	$129,487,849	11.9%
Argentic Real Estate Finance LLC/Citi Real Estate Funding Inc.(1)	1	$60,000,000	5.5%
Citigroup Global Markets Realty Corp.	1	$19,536,756	1.8%
Total	58	$1,089,866,186	100.0%

(1)	Each of Argentic Real Estate Finance LLC and Citi Real Estate Funding Inc. is a mortgage loan seller with respect to one of two promissory notes evidencing the Yeshiva University Portfolio mortgage loan.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

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Originator	Each mortgage loan seller or its affiliate originated the mortgage loans as to which it is acting as mortgage loan seller, except for the following:

	●	The Market Street – The Woodlands mortgage loan, representing approximately 6.0% of the initial pool balance, is part of a whole loan that was co-originated by Morgan Stanley Bank, N.A. and Wells Fargo Bank, National Association.

	●	The Yeshiva University Portfolio mortgage loan, representing approximately 5.5% of the initial pool balance, was co-originated by Argentic Real Estate Finance LLC and Citi Real Estate Funding Inc. and is part of a whole loan that was co-originated by such entities.

	●	The iStar Leased Fee Portfolio mortgage loan (which will be sold to the depositor by Barclays Bank PLC), representing approximately 5.0% of the initial pool balance, is part of a whole loan that was co-originated by Barclays Bank PLC, Bank of America, N.A. and JPMorgan Chase Bank, National Association.

	●	The Atlanta and Anchorage Hotel Portfolio mortgage loan (which will be sold to the depositor by Barclays Bank PLC), representing approximately 1.6% of the initial pool balance, is part of a whole loan that was co-originated by Barclays Bank PLC, Rialto Mortgage Finance LLC, and Citigroup Global Markets Realty Corp.

	●	The Selig Portfolio mortgage loan, representing approximately 3.8% of the initial pool balance, was funded on May 2, 2017 by Barclays Bank PLC and represents the one-time additional pari passu debt permitted under a $197,000,000 mortgage loan that was originated by Goldman Sachs Mortgage Company on April 24, 2014.

	●	The One Presidential, Shea Center II, Fairfield Inn & Suites – San Carlos, Market Street Portfolio, Satterfield Landing Shopping Center and Wingate by Wyndham York mortgage loans, collectively representing approximately 7.6% of the initial pool balance, were each originated by The Bancorp Bank and subsequently purchased by Argentic Real Estate Finance LLC.

See “Transaction Parties—The Originators”.

Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, will be the master servicer. The master servicer will be primarily responsible for the servicing and administration of the mortgage loans and the related companion loans pursuant to the pooling and servicing agreement (other than any mortgage loan (a “non-serviced mortgage loan”) or companion loan (a “non-serviced companion loan”) that is part of a whole loan (a “non-serviced whole loan”) that is serviced under a separate pooling and servicing agreement (see “—The Mortgage Pool—Whole Loans” below)). The principal commercial mortgage master servicing offices of the master servicer are located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

Each non-serviced mortgage loan will be serviced by the servicer under a separate pooling and servicing agreement, which servicer is identified

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in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans.” In particular, Wells Fargo Bank, National Association, a national banking association, is the initial master servicer and custodian under (i) the WFCM 2017-RB1 pooling and servicing agreement, pursuant to which the 123 William Street mortgage loan, representing in approximately 4.6% of the initial pool balance, will be serviced, (ii) the MSBAM 2017-C33 pooling and servicing agreement, pursuant to which the Hyatt Regency Austin mortgage loan, representing approximately 3.9% of the initial pool balance, will be serviced, (iii) the GSMS 2014-GC22 pooling and servicing agreement, pursuant to which the Selig Portfolio mortgage loan, representing approximately 3.8% of the initial pool balance, will be serviced, and (iv) the CFCRE 2017-C8 pooling and servicing agreement, pursuant to which the Atlanta and Anchorage Hotel Portfolio mortgage loan, representing approximately 1.6% of the initial pool balance, is expected to be serviced . See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer	LNR Partners, LLC, a Florida limited liability company, is expected to be the special servicer with respect to the mortgage loans (other than any excluded special servicer loan and any non-serviced mortgage loan) and the related companion loans. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating, processing and/or providing or withholding consent as to certain major decisions and other actions of the master servicer relating to such mortgage loans and any related companion loans for which a special servicing transfer event has not occurred. LNR Partners, LLC was selected to be the special servicer by Argentic Securities Income USA LLC or an affiliate thereof, which, on the closing date, is expected to be appointed as the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Certificateholder”. The principal servicing office of the special servicer is located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139, and its telephone number is (305) 695-5600. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

The special servicer with respect to each non-serviced mortgage loan is set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Transaction Parties—The Non-Serviced Special Servicer” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

If the special servicer obtains knowledge that it has become a borrower party (as described under “—Directing Certificateholder” below) with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be entitled to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded DCH loan (as described under “—Directing Certificateholder” below). After the occurrence and during the continuance of a control termination event, if at any time the applicable excluded special servicer loan is also an excluded DCH loan or if the directing certificateholder is entitled to appoint the excluded special servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to select the

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related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned while the related mortgage loan is an excluded special servicer loan.

Trustee and Certificate Administrator	Wells Fargo Bank, National Association, a national banking association, will act as trustee and certificate administrator, as well as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust office of Wells Fargo Bank, National Association is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attn: Corporate Trust Services MSC 2017-H1, and the office designated for purposes of certificate transfers and exchanges is located at Wells Fargo Center, 600 South 4th Street, 7th Floor MAC N9300-070, Minneapolis, Minnesota 55479, Attn: MSC 2017-H1. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each serviced mortgage loan and any related companion loans. See “Transaction Parties—The Trustee and Certificate Administrator” and “Pooling and Servicing Agreement”.

With respect to each non-serviced mortgage loan, the applicable trustee under the lead securitization servicing agreement set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below will be the mortgagee of record for such mortgage loan (and the related companion loan(s)). In addition, with respect to each non-serviced mortgage loan, the applicable custodian set forth in such table will, with limited exception, hold the mortgage file for such mortgage loan (and the related companion loan(s)); provided, that such mortgage file will not include originals of any promissory notes not included in the related lead securitization trust. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Trimont Real Estate Advisors, LLC, a Georgia limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will have no obligations or rights with respect to non-serviced mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations Reviewer	Trimont Real Estate Advisors, LLC, a Georgia limited liability company, will be the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	Subject to the rights of the holders of any serviced subordinate companion loans and any controlling serviced pari passu companion loans, the directing certificateholder will have certain consent and consultation rights (other than with respect to any non-serviced mortgage loan or excluded DCH loan). The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by a specified percentage of the controlling

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class certificateholders (by certificate balance). However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

An “excluded DCH loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate balance) is one of the following (each, a “borrower party”): a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan, or certain affiliates of the foregoing.

The controlling class will be the most subordinate class of the Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates then outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class in the manner described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Appraisal Reduction Amounts” in this prospectus, at least equal to 25% of the initial certificate balance of that class; provided, that if at any time the certificate balances of the certificates other than the Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the controlling class will be the most subordinate of such classes of certificates that has a certificate balance greater than zero without regard to any appraisal reduction amounts or collateral deficiency amounts. No other class of certificates will be eligible to act as the controlling class or appoint a directing certificateholder. As of the closing date, the controlling class will be the Class J-RR certificates.

It is anticipated that on the closing date, Argentic Securities I Cayman Risk Retention Limited will purchase the Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class V certificates and will appoint Argentic Securities Income USA LLC or an affiliate as the initial directing certificateholder.

With respect to each non-serviced mortgage loan, the applicable entity set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below was (or was an affiliate of) the initial directing certificateholder for the indicated transaction as of the closing date thereof and will have certain consent and consultation rights with respect to the servicing of such non-serviced mortgage loan, which rights are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization (subject to similar appraisal mechanics). In addition, each servicing shift mortgage loan will be serviced pursuant to the pooling and servicing agreement for this transaction until the securitization of the related control note (which is not included in this transaction); however, the holder of the related control note will have consent and consultation rights substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Subordinate Companion Loan Holders
With respect to the One Presidential mortgage loan, the holder of the related B note will have certain rights with respect to such mortgage loan, including (i) the right to cure certain defaults with respect to such mortgage loan, (ii) the right to purchase (without payment of any yield maintenance charge or prepayment premium) such mortgage loan under certain limited default circumstances, (iii) prior to a control appraisal event under the related intercreditor agreement, the right to approve certain modifications and consent to certain material servicing decisions actions with respect to such mortgage loan, and (iv) prior to a control appraisal event under the related intercreditor agreement, the right to replace the special servicer with respect to the related whole loan. The Bancorp Bank is the current holder of such B note. See “Description of the Mortgage Pool—The Whole Loans—The One Presidential A/B Whole Loan.”

Underwriters	Morgan Stanley & Co. LLC, Barclays Capital Inc. and Citigroup Global Markets Inc. are the underwriters. The underwriters are required to purchase the certificates offered in this prospectus from the depositor (in the amounts to be set forth under the heading “Method of Distribution (Underwriter)” in this prospectus, subject to certain conditions.

Certain Affiliations and Relationships
The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Significant Obligors	There are no significant obligors related to the issuing entity.

Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in June 2017 (or, in the case of any mortgage loan that has its first due date after June 2017, the date that would have been its due date in June 2017 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about June 8, 2017.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in July 2017.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the immediately succeeding business day. The first determination date will be in July 2017.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in New York or any of the jurisdictions in which any of the respective primary servicing or corporate offices of either master servicer or special servicer, corporate trust offices of either the certificate administrator or the trustee or primary corporate office of any

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financial institution holding the collection account or other trust administration accounts are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

Collection Period	For any mortgage loan and any distribution date, the collection period will be the period beginning with the day after the determination date in the month preceding the month in which such distribution date occurs (or, in the case of the first distribution date, commencing immediately following the cut-off date) and ending with the determination date occurring in the month in which such distribution date occurs.

Assumed Final Distribution Date; Rated Final Distribution Date
The assumed final distribution date set forth below for each class of certificates offered by this prospectus has been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

	Class	Assumed Final Distribution Date
	Class A-1	March 2022
	Class A-2	May 2022
	Class A-SB	January 2026
	Class A-3	May 2024
	Class A-4	March 2027
	Class A-5	May 2027
	Class X-A	May 2027
	Class X-B	May 2027
	Class A-S	May 2027
	Class B	May 2027
	Class C	May 2027

The rated final distribution date will be the distribution date in June 2050.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date pursuant to the pooling and servicing agreement. The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

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Offered Certificates

General We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2017-H1: Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B, Class A-S, Class B and Class C.

The certificates of this series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class V and Class R.

Certificate Balances and
Notional Amounts	Each class of offered certificates will have the approximate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approximate Initial Aggregate Certificate Balance or Notional Amount	Approximate% of Initial Pool Balance	Approximate Initial Credit Support(1)
Class A-1	$34,500,000	3.17%	30.000%
Class A-2	$88,000,000	8.07%	30.000%
Class A-SB	$50,200,000	4.61%	30.000%
Class A-3	$41,900,000	3.84%	30.000%
Class A-4	$245,000,000	22.48%	30.000%
Class A-5	$303,306,000	27.83%	30.000%
Class X-A	$762,906,000(2)	N/A	N/A
Class X-B	$175,741,000(2)	N/A	N/A
Class A-S	$69,479,000	6.38%	23.625%
Class B	$54,493,000	5.00%	18.625%
Class C	$51,769,000	4.75%	13.875%

(1)	The approximate initial credit support with respect to each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates in the aggregate.

(2)	Notional amount.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of offered certificates:

Class	Approx. Initial Pass-Through Rate
Class A-1	[_]%(1)
Class A-2	[_]%(1)
Class A-SB	[_]%(1)
Class A-3	[_]%(1)
Class A-4	[_]%(1)
Class A-5	[_]%(1)
Class X-A	[_]%(2)
Class X-B	[_]%(2)
Class A-S	[_]%(1)
Class B	[_]%(1)
Class C	[_]%(1)

(1)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B and Class C certificates will at all times be a per annum rate equal to one of the following: (i) a fixed rate, (ii) a variable rate equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate equal to the weighted average of the net mortgage interest rates on

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the mortgage loans for the related distribution date minus a specific percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(2) The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

See “—Interest Rate Calculation Convention” below.

B. Interest Rate
Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on any class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate, the mortgage loan interest rates will not reflect any default interest rate, excess interest accrued after any related anticipated repayment date, any loan term modifications agreed to by the applicable special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the net interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and
Administration Fees	For each distribution date, the master servicer is entitled to a servicing fee with respect to each mortgage loan, serviced companion loan and any related REO loan, in each case payable from interest payments thereon. The servicing fee will include any primary servicing fee payable to a primary servicer or subservicer engaged by the master servicer and is calculated based on the related outstanding principal balance at a servicing fee rate equal to (1) with respect to each mortgage loan, the per annum rate set forth on Annex A-1, and (2) with respect to each serviced companion loan, 0.00250% per annum.

For each distribution date, the special servicer is entitled to a special servicing fee (calculated on a loan-by-loan basis at a rate equal to the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee of $3,500 for the related month) on each serviced mortgage loan as to which a special servicing transfer event has occurred and that has not become a corrected mortgage loan, as well as on any related serviced companion loan and any related REO loan,

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in each case payable from interest payments thereon. If the related interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then the special servicer will be entitled to collect such fees from general collections on all mortgage loans.

The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds in respect of a specially serviced loan (and any related serviced companion loan or related REO loan) and, in certain cases, mortgage loans repurchased by the related mortgage loan seller and (ii) workout fees generally equal to 1.0% of interest and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), subject in each case to a minimum fee of $25,000 and a maximum fee equal to $1,000,000 and subject to certain adjustments and exceptions as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicer Compensation”.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan and any successor REO loan at a per annum rate equal to 0.0062%. The trustee fee for each distribution date is payable by the certificate administrator from the certificate administrator fee.

The operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan (excluding each non-serviced mortgage loan) and any successor REO loan, at a rate equal to (i) 0.00105% per annum with respect to each serviced mortgage loan (other than any mortgage loan listed in clause (ii) of this definition), and (ii) 0.0% per annum with respect to the Market Street – The Woodlands mortgage loan and the Crowne Plaza JFK mortgage loan. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and successor REO loan at a per annum rate equal to 0.00020%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any successor REO loan will be payable to CRE Finance Council© as a license fee for use of its names and trademarks, including its investor reporting package.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities

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borne by them in certain circumstances related to the performance of their duties under the pooling and servicing agreement.

With respect to each non-serviced mortgage loan, the master servicer under the related pooling and servicing agreement governing the servicing of that loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to such other pooling and servicing agreement will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above, including with respect to such outside special servicer, a liquidation fee or workout fee, as applicable, under certain circumstances when such non-serviced mortgage loan becomes a specially serviced loan. In certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans in this transaction to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Mortgage Loan(1)	Primary Servicing Fee Rate	Special Servicing Fee Rate
123 William Street	0.00250%	0.25%(2)
Hyatt Regency Austin	0.00250%	0.25%(3)
Selig Portfolio	0.00250%	0.25%(2)
Atlanta and Anchorage Hotel Portfolio	0.00250%	0.25%(4)

(1)	Does not reflect the Market Street – The Woodlands mortgage loan or the Crowne Plaza JFK mortgage loan, each of which will be a non-serviced mortgage loan after the securitization of the related controlling pari passu companion loan. The master servicer and special servicer with respect to any such future securitization will be entitled to a primary servicing fee and a special servicing fee, respectively, in respect of such mortgage loan in the amounts set forth under the pooling and servicing agreement for such securitization.

(2)	Subject to a monthly minimum amount of $3,500.

(3)	Subject to a monthly minimum amount of $3,500 (or, for any month in which the related risk retention consultation party is entitled to consult, $5,000).

(4)	Subject to a monthly minimum amount of $5,000.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

Distributions

A. Amount and Order
of Distributions
on Certificates	On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, any primary servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®, (ii) any yield maintenance

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charges and prepayment premiums and (iii) any excess interest distributable to the Class V certificates, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates as follows, to the extent of funds allocated to principal and available for distribution: either (i)(a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus, and (b) second, to principal on each class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, in that order, in each case until the certificate balance of such class of certificates has been reduced to zero, or (ii) if the certificate balance of each class of the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates: first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class, and second, up to an amount equal to, and pro rata based on, interest on such unreimbursed losses previously allocated to each such class at the pass-through rate for such class from the date the related loss was allocated to such class;

Fourth, to each class of the Class A-S, Class B and Class C certificates, in that order, as follows: (a) to interest on such class of certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal and available for distribution that remain after distributions in respect of principal to each class with a higher priority (as set forth in this clause or prior enumerated clauses set forth above), to principal on such class of certificates until its certificate balance has been reduced to zero; and (c) to reimburse such class of certificates, first, for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, and second, for interest on such unreimbursed losses at the pass-through rate for such class from the date the related loss was allocated to such class;

Fifth, to the Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Sixth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

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B. Interest and Principal
Entitlements	A description of the interest entitlement of each class of certificates (other than the Class V and Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance Charges, Prepayment
Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the offered certificates as and to the extent described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination, Allocation of
Losses and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart also shows the entitlement to receive principal and/or interest of certain classes of certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which losses on the mortgage loans are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class V and Class R certificates) to reduce the balance of each such class to zero; provided that no principal payments or losses on the mortgage loans will be allocated to the Class X certificates or the Class V or Class R certificates, although principal payments and losses on the mortgage loans may reduce the notional amounts of the Class X certificates and, therefore, the amount of interest they accrue.

(1)	The Class X-A, Class X-B and Class X-D certificates are interest-only certificates.

(2)	The Class X-D certificates are non-offered certificates.

(3)	Other than the Class X-D, Class V and Class R certificates.

With respect to each whole loan, subject to the terms of the related intercreditor agreement, losses thereon will first be allocated to any related subordinate companion loan, and remaining losses will be

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allocable pro rata to the related mortgage loan and any related pari passu companion loans.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates (other than the Class X-A, Class X-B or Class X-D certificates) will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates. The notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates. The notional amount of the Class X-D certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class D certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available
Funds	The following types of shortfalls in available funds will reduce the aggregate available funds and will reduce distributions to the classes of certificates with the lowest payment priorities:

● shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

● shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

● shortfalls resulting from the application of appraisal reductions to reduce interest advances;

● shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

● shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and

● shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by

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the master servicer are required to be allocated among all of the classes of certificates (other than the Class V and Class R certificates) to reduce the interest entitlement on each such class of certificates, on a pro rata basis, based on their respective amounts of accrued interest for the related distribution date. See “Description of the Certificates—Prepayment Interest Shortfalls”.

F. Excess Interest	On each distribution date, any excess interest resulting from an increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during the related collection period will be distributed to the holders of the Class V certificates on such distribution date as set forth in “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan and any successor REO loan unless, in each case, the master servicer or the special servicer determines that the advance would be non-recoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity or, with respect to mortgage loans with an anticipated repayment date, interest in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will be required to advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection
Advances	The master servicer will be required to make advances with respect to mortgage loans and related companion loans that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

● protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

● maintain the lien on the related mortgaged property; and/or

● enforce the related mortgage loan documents.

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The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance in its sole discretion). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance within 5 business days of its receipt of such request and any information it reasonably requests in order to make a recoverability determination (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made any such advance reimbursed by it as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make such advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be non-recoverable. See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the pooling and servicing agreement governing the servicing of the related non-serviced whole loan will be required to make similar property protection advances as those described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above-described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of the related non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced mortgage loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be 58 fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 89 commercial, multifamily and/or manufactured housing community properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $1,089,866,186.

Whole Loans	Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the 58 commercial mortgage loans to

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be held by the issuing entity. Of the mortgage loans, each of the loans in the table below is part of a larger “whole loan”, each of which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”), and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan”, and any pari passu companion loan or subordinate companion loan may also be referred to herein as a “companion loan”).

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Companion Loan(s) Cut-off Date Balance	Mortgage Loan Cut- off Date LTV Ratio(1)(2)	Whole Loan Cut- off Date LTV Ratio(2)(3)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(3)
Market Street – The Woodlands	$65,000,000	6.0%	$110,000,000	N/A	53.6%	53.6%	2.04x	2.04x
Yeshiva University Portfolio	$60,000,000	5.5%	$80,000,000	N/A	40.5%	40.5%	1.97x	1.97x
iStar Leased Fee Portfolio	$55,000,000	5.0%	$172,000,000	N/A	65.6%	65.6%	2.12x	2.12x
123 William Street	$50,000,000	4.6%	$90,000,000	N/A	48.3%	48.3%	1.56x	1.56x
Hyatt Regency Austin	$43,000,000	3.9%	$60,000,000	N/A	58.9%	58.9%	2.40x	2.40x
Selig Portfolio	$41,936,855	3.8%	$197,000,000	N/A	57.3%	57.3%	1.72x	1.72x
Magnolia Hotel Denver	$39,960,145	3.7%	$13,986,051	N/A	56.4%	56.4%	1.58x	1.58x
One Presidential	$31,556,008	2.9%	N/A	$3,596,019	62.7%	69.9%	1.48x	1.33x
Gateway Crossing	$24,634,716	2.3%	$14,930,131	N/A	73.1%	73.1%	1.26x	1.26x
Crowne Plaza JFK	$20,250,000	1.9%	$20,250,000	N/A	65.3%	65.3%	1.63x	1.63x
Atlanta and Anchorage Hotel Portfolio	$17,426,253	1.6%	$97,089,123	N/A	62.9%	62.9%	1.81x	1.81x

(1)	Calculated including the related pari passu companion loans but excluding any related subordinate companion loan.

(2)	With respect to certain of the whole loans above, the Mortgage Loan and Whole Loan Cut-off Date LTV Ratios have been calculated using “as-complete,” “as-stabilized” or similar hypothetical values. Such whole loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions.”

(3)	Calculated including the related pari passu companion loans and any related subordinate companion loan but excluding any mezzanine debt.

Each of the Yeshiva University Portfolio, iStar Leased Fee Portfolio, Magnolia Hotel Denver, One Presidential and Gateway Crossing whole loans will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction and will constitute a “serviced whole loan” (and each related companion loan will constitute a “serviced companion loan”). With respect to the One Presidential whole loan, the related serviced companion loan is a B note and such whole loan is also referred to herein as a “serviced A/B whole loan.”

The Market Street – The Woodlands whole loan and the Crowne Plaza JFK whole loan (each also referred to herein as a “servicing shift whole loan,” with the mortgage loan related to each such whole loan being referred to herein as a “servicing shift mortgage loan”) will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction and, for so long as it is so serviced, will constitute a “serviced whole loan” (and each related pari passu companion loan will constitute a “serviced pari passu companion loan”). However, with respect to each such whole loan, after the securitization of the related controlling pari passu companion loan, each such whole loan will be serviced under the pooling and servicing agreement entered into in connection with such securitization and will thereafter constitute a “non-serviced whole loan” (and each related pari passu companion loan will constitute a “non-serviced pari passu companion loan”).

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The whole loans identified in the table below (each, a “non-serviced whole loan”) will not be serviced under the pooling and servicing agreement and instead will be serviced under a separate pooling and servicing agreement. The related mortgage loans are each referred to as a “non-serviced mortgage loan,” and the related companion loans are each referred to as a “non-serviced companion loan.” See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans(1)

Loan Name (Mortgage Loan Seller)	Lead Servicing Agreement as of the Closing Date(2)	% of Initial Pool Balance	Master Servicer	Special Servicer	Custodian	Controlling Noteholder	Directing Certificateholder
123 William Street (Barclays)	WFCM 2017-RB1	4.6%	Wells Fargo Bank, National Association	C-III Asset Management LLC	Wells Fargo Bank, National Association	WFCM 2017-RB1	C-III Collateral Management LLC
Hyatt Regency Austin (MSMCH)	MSBAM 2017-C33	3.9%	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association	MSBAM 2017-C33	KKR Real Estate Credit Opportunity Partners
Selig Portfolio (Barclays)	GSMS 2014-GC22	3.8%	Wells Fargo Bank, National Association	CWCapital Asset Management LLC	Wells Fargo Bank, National Association	GSMS 2014-GC22	Seer Capital Partners Master Fund L.P.
Atlanta and Anchorage Hotel Portfolio (Barclays)	CFCRE 2017-C8(3)	1.6%	Wells Fargo Bank, National Association(3)	Rialto Capital Advisors LLC(3)	Wells Fargo Bank, National Association(3)	CFCRE 2017-C8(3)	RREF III-D CF 2017-C8, LLC(3)

(1)	Does not reflect the Market Street – The Woodlands mortgage loan or the Crowne Plaza JFK mortgage loan, each of which will be a non-serviced mortgage loan after the securitization of the related controlling pari passu companion loan and thereafter will be serviced under the pooling and servicing agreement for such securitization by the master servicer and special servicer designated therein, subject to the rights of any directing certificateholder appointed thereunder. Morgan Stanley Bank, N.A. is the current holder of the controlling pari passu companion loan related to the Market Street – The Woodlands mortgage loan. Argentic Real Estate Finance LLC is the current holder of the controlling pari passu companion loan related to the Crowne Plaza JFK mortgage loan. With respect to each such mortgage loan, after the securitization of the related controlling pari passu companion loan, the securitization trust holding such companion loan will be the controlling noteholder for the related whole loan, and the directing certificateholder (or other party designated under the related pooling and servicing agreement governing such securitization trust) will be entitled to exercise the rights of such controlling noteholder.

(2)	Servicing agreement expected to be the lead servicing agreement on the closing date of this securitization. Information presented in this table relating to the lead securitization transaction parties is current as of the closing date of such lead securitization.

(3)	The Atlanta and Anchorage Hotel Portfolio controlling pari passu companion loan (evidenced by promissory note A-1-A-1) is currently held by Rialto Mortgage Finance, LLC and is expected to be contributed to the CFCRE 2017-C8 securitization transaction. The CFCRE 2017-C8 securitization transaction is expected to close on the closing date for this transaction, and the related pooling and servicing agreement is expected to govern the servicing of the related whole loan; however, if the closing date of the CFCRE 2017-C8 securitization transaction does not occur as scheduled, the Atlanta and Anchorage Hotel Portfolio whole loan will continue to be serviced pursuant to the CGCMT 2017-P7 pooling and servicing agreement until the securitization of the related controlling pari passu companion loan.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics	The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) is calculated including the principal balance and debt service payment of any related pari passu companion loan, but excluding the principal balance and debt service payment of any related subordinate companion loan (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).

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In the case of cross-collateralized and cross-defaulted mortgage loans, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated on an aggregate basis, as described in this prospectus. On an individual basis, without regard to cross-collateralization, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Additional Information” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property (other than by reason of cross-collateralization with another mortgage loan) is based on allocated loan amounts as stated in Annex A-1.

With respect to any mortgage loan with an anticipated repayment date, unless otherwise indicated, references in the following tables to the related maturity date refer to the applicable anticipated repayment date with respect to such mortgage loan.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

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Initial Pool Balance(1)	$1,089,866,186
Number of mortgage loans	58
Number of mortgaged properties	89
Number of crossed loans	2
Crossed loans as a percentage	1.7%
Range of Cut-off Date Balances	$2,122,699 to $65,000,000
Average Cut-off Date Balance	$18,790,796
Range of Mortgage Rates	3.7950% to 5.7500%
Weighted average Mortgage Rate	4.7668%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	113 months
Range of remaining terms to maturity(2)	57 months to 120 months
Weighted average remaining term to maturity(2)	111 months
Range of original amortization terms(3)	300 months to 360 months
Weighted average original amortization term(3)	348 months
Range of remaining amortization terms(3)	279 months to 360 months
Weighted average remaining amortization term(3)	347 months
Range of Cut-off Date LTV Ratios(4)(5)	40.5% to 74.3%
Weighted average Cut-off Date LTV Ratio(4)(5)	60.9%
Range of LTV Ratios at Maturity or ARD(2)(4)(5)	36.2% to 67.0%
Weighted average LTV Ratio at Maturity or ARD(2)(4)(5)	55.3%
Range of UW NCF DSCRs(5)(6)	1.23x to 2.70x
Weighted average UW NCF DSCR(5)(6)	1.75x
Range of UW NOI Debt Yields(5)(7)	6.5% to 17.3%
Weighted average UW NOI Debt Yield (5)(7)	10.7%
Percentage of Initial Pool Balance consisting of:
Interest-Only	34.6%
Amortizing Balloon	32.2%
Partial Interest-Only	22.6%
Partial Interest-Only ARD	5.5%
Interest-Only ARD	5.0%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	In the case of 2 mortgage loans, representing approximately 10.6% of the initial pool balance, calculated as of the related anticipated repayment date.

(3)	Excludes 15 mortgage loans, representing approximately 39.6% of the initial pool balance, that are interest-only for the entire term or until the anticipated repayment date, as applicable.

(4)	Loan-to-value ratios (such as, for example, Cut-off Date LTV Ratios and LTV Ratios at Maturity or ARD) with respect to the mortgage loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as complete,” “as stabilized” or similar hypothetical values. Such mortgage loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions.” In addition, the related loan-to-value ratios for certain mortgage loans have been calculated based on a principal balance that is net of a holdback or earnout reserve. Such mortgage loans are identified under the definition of “Cut-off Date LTV Ratio” and/or “LTV Ratio at Maturity or ARD,” as applicable, set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions.” See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property.”

(5)	In the case of each mortgage loan that is part of a whole loan, loan-to-value ratios, debt service coverage ratios and debt yields have been calculated including the related pari passu companion loan(s), but, unless otherwise expressly stated, excluding any related subordinate companion loan(s).

(6)	Debt service coverage ratios (such as, for example, UW NCF DSCR or UW NOI DSCR) are calculated based on Annual Debt Service, as defined under

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“Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions.”

(7)	With respect to certain mortgage loans, debt yields (such as, for example, UW NOI Debt Yield or UW NCF Debt Yield) have been calculated based on a principal balance that is net of a holdback or earnout reserve. Such mortgage loans are identified under the definitions of “Underwritten NOI Debt Yield” and “Underwritten NCF Debt Yield” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions.”

All of the mortgage loans accrue interest on an actual/360 basis. For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced Loans	As of the cut-off date, with respect to the following mortgage loans: (i) the mortgage loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the related mortgaged property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (ii) the related mortgaged property at the time of acquisition secured a prior loan of the type described in clause (i), or (iii) the related mortgaged property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership.

●	With respect to the Nassau County DHHS mortgage loan, representing approximately 5.0% of the initial pool balance, the proceeds of the mortgage loan were used by the related borrower to acquire the related mortgaged property. The proceeds of such acquisition were simultaneously used by the seller of the mortgaged property to repay a prior securitized mortgage loan that matured in February 2017, and therefore was in maturity default and in special servicing at the time of such repayment on May 4, 2017.

●	With respect to the Magnolia Hotel Denver mortgage loan, representing approximately 3.7% of the initial pool balance, the prior loan secured by the related mortgaged property matured on May 6, 2017 and was refinanced by the Magnolia Hotel Denver whole loan on May 9, 2017. The related borrower was not required to pay default interest on the prior loan for the period between maturity of the prior loan and origination of the Magnolia Hotel Denver whole loan.

●	With respect to the Grand Marc at Riverside mortgage loan, representing approximately 3.0% of the initial pool balance, proceeds of such mortgage loan facilitated the related borrower’s acquisition of the related mortgaged property as part of an REO transaction.

●	With respect to the Gateway Crossing mortgage loan, representing approximately 2.3% of the initial pool balance, the related whole loan refinanced a commercial mortgage backed securities loan that was subject to a default and loan modification in 2013. The prior loan had a $45,000,000 initial principal balance and a $5,000,000 earnout reserve. After the borrower received $1,000,000 of the earnout reserve, one of the tenants at the mortgaged property filed for bankruptcy protection, and the borrower subsequently defaulted and

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entered into a loan modification whereby the $4,000,000 remaining earnout, and an additional $1,500,000 contributed by the borrower, were applied to prepay the prior loan.

●	With respect to the Flamingo Commons mortgage loan, representing approximately 1.0% of the initial pool balance, such mortgage loan refinanced a prior mortgage loan secured by the related mortgaged property that was the subject of a modification in 2009 (following the borrower’s failure to make three monthly payments and the prior lender’s commencement of foreclosure proceedings) and a subsequent modification in 2013, which extended the maturity date of such prior mortgage loan to November 1, 2017.

●	With respect to the Picasso Village mortgage loan, representing approximately 0.7% of the initial pool balance, such mortgage loan refinanced a prior commercial mortgage backed securities loan secured by the related mortgaged property that was in maturity default and special servicing at the time of origination of such mortgage loan.

●	With respect to the iStar Leased Fee Portfolio mortgage loan, the One Ally Center mortgaged property, representing approximately 0.7% of the initial pool balance by allocated loan amount, was acquired by the borrower sponsor in 2007 through foreclosure. In 2015, the borrower sponsor sold the improvements on the mortgaged property and simultaneously commenced the ground lease, becoming the ground lessor under the subject ground lease. The Mortgage Loan is secured by the related borrower’s leased fee interest in the Mortgaged Property.

●	With respect to the Greenwood Commons mortgage loan, representing approximately 0.5% of the initial pool balance, the related mortgaged property secured a prior loan made to the related borrower that went into default in October 2011 after a missed payment, with the borrower making partial monthly payments from November 2011 through May 2012, when the related lender commenced foreclosure proceedings. In June 2012 the borrower made full debt service payments and repaid all accrued interest (using proceeds of the related guarantor’s sale of another real property), and all loan defaults were cured as part of full reinstatement of the loan. The loan performed thereafter and was refinanced on April 6, 2017 by proceeds of the related mortgage loan.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Loans Underwritten Based on Projections of Future Income	With respect to 28 of the mortgaged properties securing 5 mortgage loans representing approximately 12.0% of the initial pool balance (by allocated loan amount), such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower

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did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from Underwriting Standards	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to-value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. Certain of the mortgage loans may vary from the underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. The Selig Portfolio mortgage loan, representing approximately 3.8% of the initial pool balance, was funded by Barclays Bank on May 2, 2017 and represents the one-time additional pari passu debt permitted by the loan documents for a $197,000,000 mortgage loan that was originated by Goldman Sachs Mortgage Company on April 24, 2014. The funding of an additional pari passu promissory note three years after the origination of the original pari passu promissory notes pursuant to an original loan agreement that Barclays Bank PLC neither prepared nor was an original party to represents an exception to Barclays Bank PLC’s underwriting guidelines. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, S.A. or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, S.A. or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, S.A. or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Credit Risk Retention	Regulation RR implementing the risk retention requirements of Section 15G of the Securities Exchange Act of 1934, as amended, will apply to this securitization. An economic interest in the credit risk of the mortgage loans in this securitization is expected to be retained by Argentic Securities I Cayman Risk Retention Limited, a “majority-owned

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affiliate” (as defined under Regulation RR) of Argentic Real Estate Finance LLC, as “retaining sponsor” (as defined under Regulation RR), in the form of an “eligible horizontal residual interest” consisting of the HRR Certificates. For a further discussion of the manner in which the credit risk retention requirements are expected to be satisfied, see “Credit Risk Retention” in this prospectus.

Information Available to Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates will be available to certificateholders through the certificate administrator’s website initially located at www.ctslink.com and may be available to certificateholders through the master servicer’s website initially located at www.pnc.com/midland.

Optional Termination	On any distribution date on which the then-aggregate principal balance of the pool of mortgage loans is less than 1.0% of the initial pool balance, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus, which generally will include the outstanding principal balance of each such mortgage loan, together with accrued and unpaid interest thereon.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates) for the mortgage loans held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C and Class D certificates are no longer outstanding and (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class V and Class R certificates).

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or Substitutions of Mortgage Loans; Loss of Value Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholder in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided, that with respect to the Yeshiva

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University Portfolio mortgage loan, which was co-originated by Argentic Real Estate Finance LLC and Citi Real Estate Funding Inc., each such mortgage loan seller will be obligated to take the above remedial actions only with respect to the related promissory note sold by it to the depositor as if the note contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan) and/or related REO properties. In the absence of a cash offer at least equal to such serviced mortgage loan’s outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the pooling and servicing agreement, the special servicer may purchase such defaulted mortgage loan (or defaulted whole loan) or accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price. The special servicer will not be required to accept the highest cash offer if it determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and the related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).

The sale of defaulted mortgage loans (other than any non-serviced mortgage loan) is generally subject to (i) with respect to any mortgage loan that is part of a whole loan or any mortgage loan with existing mezzanine debt, to the extent set forth in the related intercreditor agreement, the right of the holder of the related debt held outside the issuing entity to purchase the related mortgage loan, and (ii) any consent or consultation rights of the directing certificateholder or, with respect to any mortgage loan that is part of a whole loan, the related controlling companion loan holder (if any), to the extent set forth in the related intercreditor agreement, as further described in this prospectus under “Description of the Mortgage Pool—The Whole Loans”.

With respect to each non-serviced mortgage loan, if the related controlling pari passu companion loan becomes a defaulted mortgage loan under the pooling and servicing agreement governing the servicing of the related whole loan, and the special servicer under such pooling and servicing agreement determines to sell such pari passu companion loan, then such special servicer will be required to sell such non-serviced mortgage loan together with any related pari passu companion loan (and, in some cases, any related subordinate companion loan) as a single whole loan in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and the excess interest distribution account) as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

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In addition, the portions of the issuing entity consisting of entitlement to any excess interest accrued on any mortgage loans with an anticipated repayment date, beneficial ownership of which is represented by the Class V certificates, will be a trust for federal income tax purposes.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class [_] certificates will be issued with original issue discount and that the Class [_] certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act, contained in Section 3(c)(5) of the Investment Company Act, or Rule 3a-7 under the Investment Company Act of 1940, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates was due, in part, to their initial subordination levels for the various classes of the certificates and may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither

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the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

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You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;
●	perceptions regarding the safety, convenience and attractiveness of the properties;
●	the characteristics and desirability of the area where the property is located;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	the proximity and attractiveness of competing properties;
●	the adequacy of the property’s management and maintenance;
●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;
●	an increase in the capital expenditures needed to maintain the properties or make improvements;
●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

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●	a decline in the businesses operated by tenants or in their financial condition;
●	an increase in vacancy rates; and
●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;
●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;
●	demographic factors;
●	consumer confidence;
●	consumer tastes and preferences;
●	political factors;
●	environmental factors;
●	seismic activity risk;
●	retroactive changes in building codes;
●	changes or continued weakness in specific industry segments;
●	location of certain mortgaged properties in less densely populated or less affluent areas; and
●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);
●	the quality and creditworthiness of tenants;
●	tenant defaults;
●	in the case of rental properties, the rate at which new rentals occur; and
●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its

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rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

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Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s

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rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal to purchase and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal or first offer, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the related borrower allows uses at the mortgaged property in violation of use restrictions in current tenant leases,
●	if the related borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,
●	if the related borrower fails to provide a designated number of parking spaces,
●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,
●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time or if the casualty or condemnation occurs within a specified period of the lease expiration date,
●	if a tenant’s use is not permitted by zoning or applicable law,
●	if the tenant is unable to exercise an expansion right,
●	if the landlord defaults on its obligations under the lease,
●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,
●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
●	if significant tenants at the subject property go dark, terminate their leases or otherwise cease to occupy their space, or if a specified percentage of the mortgaged property is unoccupied,
●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,
●	in the case of government sponsored tenants, at any time or for lack of appropriations, or
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

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Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);
●	the tenant mix, such as the tenants being concentrated in a particular industry or business;
●	the adaptability of the building to changes in the technological needs of the tenants;
●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and
●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. Retail properties that have anchor tenant-owned stores often have reciprocal easement and/or operating agreements (each, an “REA”) between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is often required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent. However, the presence or absence of an “anchor tenant” or a “shadow anchor tenant”

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in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or the termination of an anchor tenant’s or shadow anchor tenant’s lease;
●	an anchor tenant’s or shadow anchor tenant’s decision to vacate;
●	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or
●	the cessation of the business of an anchor tenant, a shadow anchor tenant or a self-owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers to have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if an anchor or shadow anchor tenant goes dark or otherwise is no longer in occupancy. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the tenants or anchor tenants of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants or anchor tenants to cease operating, reduce rent or terminate their leases if the subject store is not meeting the minimum sales requirement or other business objective under its lease.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Certain anchor tenant and other tenant estoppels will have been obtained in connection with the origination of the mortgage loans that may identify disputes between the related borrower and the applicable anchor tenant or other tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or other tenant or to litigation against the related borrower. We cannot assure you that these anchor tenant and other tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with the subject tenants or that potential disputes do not exist with tenants who did not provide estoppels prior to origination. We cannot assure you that the failure to have obtained related estoppel information will not have a material adverse effect on the related mortgage loans.

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Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in this prospectus or that the net operating income contributed by the mortgaged properties will remain at the level specified in this prospectus or remain consistent with past levels.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Furthermore, commercial retail tenants having stores at multiple locations may experience adverse business conditions that result in their deciding to close under-performing stores. In addition, certain retail properties may have tenants that are part of national chains that have announced wide-spread store closures. We cannot assure you that any such store closings will not have a material adverse effect on the mortgaged properties that have any such stores as tenant.

Certain retail properties may receive a significant portion of income from billboard revenue. Such revenue is typically shorter term than tenant leases, and may be subject to reduction if there is increased competition for such revenue.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
●	ability to convert to alternative uses which may not be readily made;
●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;
●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and
●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

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In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;
●	the public perception of the franchise or hotel chain service mark; and
●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management company agreement or management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

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The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license or franchise agreement, the licensor or franchisor has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the franchisor or licensor. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;
●	the ability of management to provide adequate maintenance and insurance;
●	the types of services or amenities that the property provides;
●	the property’s reputation;
●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
●	the generally short terms of residential leases and the need for continued reletting;
●	rent concessions and month-to-month leases, which may impact cash flow at the property;
●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base;
●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;
●	that certain multifamily properties may be considered to be “flexible apartment properties”, which properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;
●	restrictions on the age of tenants who may reside at the property;
●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

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●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and
●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and
●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the multifamily properties may be residential cooperative buildings where the land under the building is owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant- stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. Some of these factors include:

●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;
●	the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the residential cooperative corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

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●	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make payments on the related mortgage loan; and
●	that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;
●	the property becoming functionally obsolete;
●	building design and adaptability;
●	unavailability of labor sources;
●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;
●	changes in proximity of supply sources;
●	the expenses of converting a previously adapted space to general use; and
●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties

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with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Multifamily Properties Have Special Risks” as applicable. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at the mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;
●	lack of proximity to apartment complexes or commercial users;
●	apartment tenants moving to single family homes;
●	decline in services rendered, including security;
●	dependence on business activity ancillary to renting units;
●	security concerns;
●	age of improvements; or
●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

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Parking Garages and Parking Lots Have Special Risks

Certain retail, mixed use or office properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of
●	people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a

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lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to mortgaged properties consisting of condominium units will not allow the special servicer the same flexibility in realizing on the collateral as-is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon collateral consisting of condominium units described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;
●	planning and implementing the rental structure;
●	operating the property and providing building services;
●	managing operating expenses; and
●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Remaining Terms to Maturity” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment

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priority, and a class receives principal only after the preceding class(es), if any, have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, retail, hospitality, multifamily, industrial and leased fee properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, Texas, California, Pennsylvania, Colorado and New Jersey. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and
●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Environmental Laws Entail Risks that May Adversely Affect Payments on Your Certificates

Under various United States federal, state, local and municipal environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal

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or containment of asbestos-containing materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to hazardous substances related to the properties.

The owner’s liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the owner’s ability to refinance the property or to sell the property to a third party, the value of the property and a borrower’s ability to repay its mortgage loan.

Certain Types of Operations Involved in the Use and Storage of Hazardous Materials May Lead to an Increased Risk of Issuing Entity Liability

Portions of some of the mortgaged properties securing the mortgage loans may include tenants that operate as, were previously operated as, or are located near other properties currently or previously operated as, on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous materials, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the issuing entity) under environmental laws. These operations incur ongoing costs to comply with environmental permit or license requirements and other environmental laws governing, among other things, containment systems and underground storage tank systems. Any liability to borrowers under environmental laws, especially in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could also adversely impact the related borrower’s ability to repay the related mortgage loan.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or
●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken.

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Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes—Escrow Requirements—Completion Repair/Environmental Remediation”, “—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes—Assessment of Property Condition—Environmental Site Assessments”, “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards—Third Party Reports—Environmental Report”, “—Starwood Mortgage Funding III LLC—Starwood’s Commercial Mortgage Loan Underwriting Guidelines and Processes—Environmental Assessment”, “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Citi Real Estate Funding Inc. and Citigroup Global Markets Realty Corp.—The Citi Sponsors’ Underwriting Guidelines and Processes—Third Party Reports—Environmental Report” and “Certain Legal Aspects of Mortgage Loans”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may, at its option and cost but subject to certain conditions, be permitted under the related mortgage loan documents to implement future construction, renovation or alterations at the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or, in the future, are expected to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline and temporarily decreasing the number of available rooms and the revenue-generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the retail properties securing the mortgage loans are currently undergoing or, in the future, are expected to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers or guests, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information

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regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans or groups of cross-collateralized mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans (such as an office property used substantially as a data center) may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);
●	the reputation, safety, convenience and attractiveness of the property to users;
●	management’s ability to control membership growth and attrition;
●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and
●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

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Mortgaged properties may have other specialty use tenants, such as medical and dental offices, schools, gas stations, data centers, urgent care facilities, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has

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obtained law and ordinance insurance to cover additional costs that result from rebuilding or building improvements at the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage or loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of damage or loss to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those

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clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California or other areas of high seismic activity) do not require earthquake insurance.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 16 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	the title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for

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private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer will be equal to 83% in 2017 (subject to annual decreases of 1% beginning in 2018 until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $140 million in 2017 (subject to annual increases of $20 million beginning in 2018 until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the ten largest mortgage loans or groups of cross-collateralized mortgage loans. See representation and warranty no. 29 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

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Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations”.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for, among other things, inflation, rent steps, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and/or underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent), which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior 3 calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

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Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described under “Description of the Mortgage Pool—Additional Information”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases or a lease amendment expanding the leased space but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Additional Information”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The

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special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”, “—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes”, “Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”, “—Starwood Mortgage Funding III LLC— Starwood’s Commercial Mortgage Loan Underwriting Guidelines and Processes” and “—Citi Real Estate Funding Inc. and Citigroup Global Markets Realty Corp.— The Citi Sponsors’ Underwriting Guidelines and Processes”. A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Bank PLC—Review of Barclays Mortgage Loans”, “—Argentic Real Estate Finance LLC—Review of Mortgage Loans for Which Argentic is the Sponsor”, “Morgan Stanley Mortgage Capital Holdings LLC—Review of MSMCH Mortgage Loans”, “—Starwood Mortgage Funding III LLC—Review of SMF III Mortgage Loans” and “—Citi Real Estate Funding Inc. and Citigroup Global Markets Realty Corp.—Review of Citi Mortgage Loans”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions

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may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy and/or begun paying rent or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect the “as-is” value as well as the “as-stabilized” or “as complete” value. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”, reflects only the “as-is” value, which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”. As described under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”, for certain mortgage loans, appraised values may reflect the “as stabilized,” “as complete” or other hypothetical valuations.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” and “as-stabilized” or “as complete” values, we cannot assure you that those assumptions are or will be accurate or that the “as-stabilized” or “as complete” value will be the value of the related mortgaged property at the indicated stabilization date or completion date, as applicable, or at maturity or anticipated repayment date. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”, “—Argentic Real

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Estate Finance LLC—Argentic’s Underwriting Standards and Processes”, “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”, “—Starwood Mortgage Funding III LLC— Starwood’s Commercial Mortgage Loan Underwriting Guidelines and Processes” and “—Citi Real Estate Funding Inc. and Citigroup Global Markets Realty Corp.—The Citi Sponsors’ Underwriting Guidelines and Processes” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

Seasoned Mortgage Loans Present Additional Risk of Repayment

Two of the mortgage loans are seasoned mortgage loans and were originated 17 and 21 months, respectively, prior to the cut-off date. There are a number of risks associated with seasoned mortgage loans that are not present with, or are present to a lesser degree than with, more recently originated mortgage loans. For example:

●	property values and surrounding areas have likely changed since origination;
●	origination standards at the time the mortgage loans were originated may have been different than current origination standards;
●	the business circumstances and financial condition of the related borrowers and tenants may have changed since the mortgage loans were originated;
●	the environmental circumstances at the mortgaged properties may have changed since the mortgage loans were originated;
●	the physical condition of the mortgaged properties or improvements may have changed since originations; and
●	the circumstances of the mortgaged properties, the borrower and the tenants may have changed in the other respects since origination.

In addition, any seasoned mortgage loan may not satisfy all of the related sponsor’s underwriting standards. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—”Due-on-Sale” and “Due-on-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan.

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Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single purpose limited partnerships that have a general partner or general partners that are not themselves single purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

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Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Delaware Statutory Trusts”.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group will not delay enforcement of the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies in Common; Crowd Funding”. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability to Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Reserves to Fund Certain Necessary Expenditures Under the Mortgage Loans May Be Insufficient for the Purpose for Which They Were Established

The borrowers under some of the mortgage loans made upfront deposits, and/or agreed to make ongoing deposits, to reserves for the payment of various anticipated or potential expenditures, such as (but not limited to) the

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costs of tenant improvements and leasing commissions, recommended immediate repairs and seasonality reserves. We cannot assure you that any such reserve will be sufficient, that borrowers will reserve the required amount of funds or that cash flow from the properties will be sufficient to fully fund such reserves. See Annex A-1 for additional information with respect to the reserves established for the mortgage loans.

Borrowers That Are Not Special Purpose Entities May Be More Likely to File Bankruptcy Petitions and This May Adversely Affect Payments on Your Certificates

While many of the borrowers have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the property, some borrowers may not be special purpose entities. The loan documents and organizational documents of these borrowers that are not special purpose entities generally do not limit the purpose of the borrowers to owning the mortgaged properties and do not contain the representations, warranties and covenants customarily employed to ensure that a borrower is a special purpose entity (such as limitations on indebtedness, affiliate transactions and the conduct of other businesses, restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge or sell all of its assets and restrictions upon amending its organizational documents). Consequently, these borrowers may have other monetary obligations, and certain of the loan documents provide that a default under any such other obligations constitutes a default under the related mortgage loan.

In addition, certain of the borrowers and their owners may not have an independent director whose consent would be required to file a bankruptcy petition on behalf of the borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower’s affiliate and is not justified by the borrower’s own economic circumstances. Therefore, borrowers without an independent director may be more likely to file or be subject to voluntary or involuntary bankruptcy petitions which may adversely affect payments on your certificates. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks”.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in

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bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. See also representation and warranty no. 13 in Annex D-1 and the identified exceptions to that representation in Annex D-2. However, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;
●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although the companion loans related to the whole loans are not assets of the issuing entity, each related borrower is still obligated to make interest and principal payments on such companion loans. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are

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subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

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The borrowers under certain of the mortgage loans secured by multiple mortgaged properties may be permitted, subject to the satisfaction of certain conditions, to obtain the release of one or more mortgaged properties from the lien of the mortgage and substitute other properties as collateral. A substitute property generally is required to meet certain criteria under the related loan documents. However, notwithstanding the substitution criteria, a substitute mortgaged property may have different characteristics from those of the replaced mortgaged property. We cannot assure you that a substitute mortgaged property will perform in the same manner as the replaced mortgaged property and that a substitution will not adversely affect the performance of the mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

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●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans may provide that if by a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after the related anticipated repayment date will accrue interest at an increased interest rate rather than the original mortgage loan rate for such mortgage loan. Generally, from and after the anticipated repayment date for each such mortgage loan, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge or other prepayment premium) of such mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the related borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and such borrower has no obligation to do so. While interest at the original mortgage loan rate continues to accrue and be payable on a current basis on the related mortgage loan after its anticipated repayment date, the payment of the additional interest accrued by reason of the marginal increase in the interest rate (“excess interest”) will be deferred until (and such excess interest will be required to be paid, if and to the extent permitted under applicable law and the related loan documents, only after) the outstanding principal balance of such mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class V certificates, which are not offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or pay the outstanding principal balance at any anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

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●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of the related companion loans.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other

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protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 Amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 Amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 34 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Except as noted in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

In the case of a mortgage loan secured by both a fee and a leasehold interest in the related mortgaged property, in certain circumstances, including where the related fee is owned by an affiliate or other accommodation mortgagee that is not itself a borrower under the mortgage loan, or is not a special purpose bankruptcy remote entity, or has not

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received consideration for mortgaging its fee interest, the bankruptcy and other risks noted above may still be present.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Leased Fee Properties and Net Leased Properties Have Specific Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent.

Certain of the mortgaged properties securing the mortgage loans may be net leased to a ground tenant, which operates such mortgaged property as a hotel or other commercial property. Such net leased properties have risks similar to those of a leased fee property, including but not limited to the borrower’s receipt of only the related net lease income, and not the income of the underlying hotel or other property, lack of control over the operations of the mortgaged property, and reduced liquidity for such properties.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low-income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe, and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15-year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10-year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code, the property owner may suffer

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a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Each of the following relationships should be considered carefully by you before you invest in any certificates.

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Morgan Stanley Mortgage Capital Holdings LLC, one of the sponsors, of Morgan Stanley Bank, N.A., one of the originators, and of Morgan Stanley & Co. LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the certificates to investors and/or in exchange for certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans and/or companion loans or originate future permitted mezzanine indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in

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the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not the interests of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Argentic Securities Income USA LLC is expected to be appointed as the initial directing certificateholder and is an affiliate of Argentic Real Estate Finance LLC, a mortgage loan seller, originator and sponsor, and of Argentic Securities I Cayman Risk Retention Limited, which is expected to hold certain classes of certificates as described in “Credit Risk Retention.”

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

With respect to the Crowne Plaza JFK Mortgage Loan, representing approximately 1.9% of the Initial Pool Balance, in conjunction with the origination of the Mortgage Loan, Argentic Real Estate Investment LLC, an affiliate of Argentic Real Estate Finance LLC, provided a mezzanine loan of $4,300,000 to the sole member of such borrower (Idlewild Realty LLC), Idlewild Mezz LLC, which is secured by the equity interests in the related borrower. The mezzanine loan and the Mortgage Loan are co-terminous.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade

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financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where a financial institution buys and sells on behalf of customers, or for its own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of Morgan Stanley Capital I Inc., the depositor, Morgan Stanley Mortgage Capital Holdings LLC, a mortgage loan seller and a sponsor, and Morgan Stanley Bank, N.A., an originator. Barclays Capital Inc., one of the underwriters, is an affiliate of Barclays Bank PLC, a mortgage loan seller, an originator and a sponsor. Citigroup Global Markets Inc., one of the underwriters, is an affiliate of Citi Real Estate Funding Inc. and Citigroup Global Markets Realty Corp., each a mortgage loan seller, an originator and a sponsor. The above-referenced mortgage loan sellers or their affiliates are also the holders of certain companion loans and mezzanine loans related to the mortgage loans as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers.”

The Servicing of Certain Mortgage Loans Will Shift to Other Servicers

The servicing of each of the Market Street – The Woodlands whole loan and the Crowne Plaza JFK whole loan is expected to be governed by the pooling and servicing agreement for this securitization only temporarily, until such

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time as the related controlling pari passu companion loan is securitized in a separate securitization. See “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans.” In addition, the Atlanta and Anchorage Hotel Portfolio controlling pari passu companion loan is currently held by Rialto Mortgage Finance, LLC and is expected to be contributed to the CFCRE 2017-C8 securitization transaction, which is expected to close on the closing date for this transaction and the related pooling and servicing agreement is expected to govern the servicing of the related whole loan; however, if the closing date of the CFCRE 2017-C8 securitization transaction does not occur as scheduled, the Atlanta and Anchorage Hotel Portfolio whole loan will initially be serviced pursuant to the CGCMT 2017-P7 pooling and servicing agreement until the securitization of the related control note. Upon securitization of the controlling pari passu note in respect of each such whole loan, the servicing and administration of such whole loan will shift to the master servicer and special servicer under the applicable other securitization and will be governed exclusively by the pooling and servicing agreement entered into in connection with that securitization and the related intercreditor agreement. Neither the closing date of any such future securitization nor the identity of any such other master servicer or special servicer has been determined (or such information may have been preliminarily determined but remains subject to change). In addition, the provisions of the pooling and servicing agreement that will govern any such future securitization have not yet been determined (or may have been preliminarily determined but remains subject to change), although they will be required to satisfy certain requirements set forth in the related intercreditor agreement. Prospective investors should be aware that they will not have any control over the identity of the master servicer or special servicer under the pooling and servicing agreement that will govern any such future securitization, nor will they have any assurance as to the particular terms of any such other pooling and servicing agreement except to the extent of compliance with the requirements set forth in the related intercreditor agreement. Moreover, with respect to each such whole loan, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of such whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling pari passu companion loan (or the controlling party in the related securitization of such related controlling pari passu companion loan or such other party specified in the related intercreditor agreement) will have rights similar to, or more expansive than, those granted to the directing certificateholder in this transaction with respect to the other loans in this mortgage pool that are serviced under the pooling and servicing agreement for this securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans.”

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is generally similar to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of such non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates or securities relating to any of the applicable companion loans, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer is a borrower party with respect to a mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer with respect to that mortgage loan (and will be replaced according to the procedures described under “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”). The replacement special servicer (referred to herein as an “excluded special servicer”) will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in

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the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

In addition, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, delayed action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Potential Conflicts of Interest of the Operating Advisor

Trimont Real Estate Advisors, LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than the non-serviced mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, the mortgaged property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its affiliates holds certificates or has financial interests

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in or other financial dealings with any of the parties to this transaction, a borrower, a parent of a borrower or any of their affiliates.

Additionally, Trimont Real Estate Advisors, LLC or its affiliates, in the ordinary course of their business, may currently or in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Trimont Real Estate Advisors, LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Trimont Real Estate Advisors, LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Trimont Real Estate Advisors, LLC.

Potential Conflicts of Interest of the Asset Representations Reviewer

Trimont Real Estate Advisors, LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, the mortgaged property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders, especially if the asset representations reviewer or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower, a parent of a borrower or any of their affiliates.

Additionally, Trimont Real Estate Advisors, LLC or its affiliates, in the ordinary course of their business, may currently or in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Trimont Real Estate Advisors, LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Trimont Real Estate Advisors, LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Trimont Real Estate Advisors, LLC.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

Absent a control termination event, the directing certificateholder will be entitled to direct the servicing actions of the special servicer in respect of serviced mortgage loans (other than any excluded DCH loan, any servicing shift mortgage loan or any serviced A/B whole loan as to which the related B note holder has control rights) and, subject to certain limitations, will be entitled to replace the special servicer with or without cause. In addition, if a control termination event has occurred and is continuing, but absent a consultation termination event, the directing certificateholder will retain certain consultation rights with respect to the special servicer’s servicing actions related to such mortgage loans. See “Pooling and Servicing Agreement—The Directing Certificateholder.”

The directing certificateholder and its affiliates may have interests that are in conflict with those of certain certificateholders, and the special servicer may, at the direction of, or in consultation with, the directing certificateholder, take actions with respect to a mortgage loan that could adversely affect the holders of some or all of the classes of certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. See “Pooling and Servicing Agreement—The Directing Certificateholder.” Each certificateholder, by its acceptance of its certificates, will be deemed to

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acknowledge and agree that the directing certificateholder will be controlled by the controlling class, will have no duty to any certificateholders and may have certain conflicts of interest, as set forth under “Pooling and Servicing Agreement—The Directing Certificateholder—Limitation on Liability of Directing Certificateholder.”

It is anticipated that on the closing date, Argentic Securities I Cayman Risk Retention Limited will purchase the Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class V certificates and will appoint Argentic Securities Income USA LLC as the initial directing certificateholder.

Such conflicts of interest may be particularly significant if the directing certificateholder or any affiliate thereof holds certificates or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as the directing certificateholder or the holder of the majority of the controlling class is a borrower party (the related mortgage loan being referred to herein as an “excluded DCH loan”), the directing certificateholder will not have consent or consultation rights solely with respect to such excluded DCH loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded DCH loan as described in the pooling and servicing agreement). In addition, for so long as the directing certificateholder or a controlling class certificateholder is a borrower party, it will not be given access to certain “excluded information” solely relating to the related excluded DCH loan and/or the related mortgaged properties. Notwithstanding those restrictions, there can be no assurance that a borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded DCH loan or that a borrower-related certificateholder will not otherwise seek to exert its influence over the special servicer in the event an excluded DCH loan becomes subject to a workout or liquidation.

With respect to each of the non-serviced mortgage loans, the servicing shift mortgage loans and, if and for so long as the related B note holder has control rights, the serviced A/B whole loans, the holder of the related controlling companion loan or its designee will have rights to direct the servicing of the related whole loan similar to the rights of the directing certificateholder with respect to the other mortgage loans in this transaction. See “Description of the Mortgage Pool—The Whole Loans.” In addition, with respect to any serviced A/B whole loan, the related B note holder will also have certain cure and purchase rights in respect of the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The One Presidential Whole Loan”. Any such controlling companion loan holder may have interests in conflict with those of the MSC 2017-H1 certificateholders, and to the extent the controlling companion loan has been securitized, the controlling class certificateholders (or a directing certificateholder on their behalf) under such securitization may have similar conflicting interests. As a result, it is possible that such entities may direct the applicable special servicer to take actions that conflict with the interests of holders of certain classes of the MSC 2017-H1 certificates. Each certificateholder, by its acceptance of its certificates, will be deemed to make acknowledgements and agreements with respect to conflicts of interest of the controlling companion loan holder similar to those made with respect to the directing certificateholder (see “Pooling and Servicing Agreement—The Directing Certificateholder—Limitation on Liability of Directing Certificateholder”). No holder of a controlling companion loan with respect to a whole loan has any obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

With respect to each of the non-serviced whole loans, the servicing shift whole loans and the serviced A/B whole loans, the holder of the related controlling note (and, to the extent such related controlling note has been securitized (and to the extent known), the initial directing certificateholder (or equivalent entity) as of the closing date for the related securitization transaction) is set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General.”

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the control eligible certificates, which is referred to in this prospectus as the “B-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors (which included mortgage loans to be contributed by an affiliate of the B-piece buyer, Argentic Real Estate Finance LLC) was adjusted based on certain of these requests. In addition, the B-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-piece buyer or that the final pool as influenced by the B-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-piece buyer’s certificates. Because of the differing subordination levels, the B-piece buyer has interests that may, in some circumstances, differ from those of

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purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-piece buyer but that does not benefit other investors. In addition, the B-piece buyer may enter into hedging or other transactions (to the extent permitted under the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-piece buyer’s acceptance of a mortgage loan. The B-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding paragraphs, and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The B-piece buyer or an affiliate thereof will constitute the initial directing certificateholder. For a description of certain conflicts of interest related to the directing certificateholder, see “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and for a description of any affiliations between the B-piece buyer and other parties related to this transaction, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Because the incentives and actions of the B-piece buyers may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Other Potential Conflicts of Interest May Affect Your Investment

The property managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and
●	the property managers, borrowers and affiliates thereof may also own other properties, including competing properties.

None of the borrowers, property managers or their affiliates (or any employee thereof) has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The

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underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and
●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, may not be less than 5% in the transaction in the manner contemplated in the CRR; and (b) a requirement (the “Due Diligence Requirement”) that the investing credit institution or investment firm has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis.

National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the investing credit institution or investment firm.

If the Retention Requirement or the Due Diligence Requirement is not satisfied in respect of a securitization investment held by a non-EEA subsidiary of an EEA credit institution or investment firm then an additional risk weight may be applied to such securitization investment when taken into account on a consolidated basis at the level of the EEA credit institution or investment firm.

Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) apply to investments in securitizations

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by EEA insurance and reinsurance undertakings subject to EU Directive 209/138/EC and, subject to the adoption of the proposed regulation referred to below, by EEA undertakings for collective investment in transferable securities. On September 30, 2015, the European Commission published a proposal for a new regulation which, if adopted as proposed, would replace the Retention Requirement, the Due Diligence Requirement and Similar Requirements with a single regime and which would, additionally, apply such requirements to investments in securitizations by EU occupational pension schemes.

None of the sponsors, the depositor or the issuing entity will retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the Retention Requirement or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the offered certificates may not be a suitable investment for EEA-credit institutions, EEA-investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment. None of the depositor, the issuing entity, the underwriters and any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory treatment of their investment in the offered certificates on the closing date or at any time in the future.

●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, and other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.
●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013. Banking entities are required to be in conformance with the Volcker Rule by July 21, 2015 (with two one-year extensions granted with respect to those banking entity ownership interests or sponsorships in place prior to December 31, 2013, thereby extending the required conformance date for such preexisting arrangements until July 21, 2017). During any applicable conformance period, banking entities must make good faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.
●	The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, as amended, as a basis for not registering under the Investment Company Act of 1940, as amended. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

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●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.
●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.
●	The promulgation of additional laws and regulations, including the final regulations to implement the credit risk retention requirements under Section 15G of the Securities Exchange Act of 1934, as added by Section 941 of the Dodd-Frank Act, may cause commercial real estate lenders to tighten their lending standards and reduce the availability of leverage and/or refinancings for commercial real estate. This, in turn, may adversely affect a borrower’s ability to refinance a mortgage loan or sell the related mortgaged property on such mortgage loan’s maturity date.
●	The EU Bank Recovery and Resolution Directive (2014/59/EU) (collectively with secondary and implementing EU rules, and national implementing legislation, the “BRRD”) equips national authorities in EU member states (the “Resolution Authorities”) with tools and powers for preparatory and preventive measures, early supervisory intervention and resolution of credit institutions and significant investment firms (collectively, “relevant institutions”). If a relevant institution enters into a mortgage loan purchase agreement with the depositor and is deemed likely to fail within the circumstances identified in the BRRD, the relevant Resolution Authority may employ such tools and powers in order to intervene in the relevant institution’s failure. In particular, liabilities of relevant institutions arising out of the mortgage loan purchase agreement (for example, liabilities requiring lenders to repurchase mortgage loans or to cure certain breaches or defects with respect to mortgage loans) and not otherwise subject to an exception, could be subject to the exercise of “bail-in” powers of the relevant Resolution Authorities (which power is just one of a number of wide powers given to Resolution Authorities for the recovery and resolution of banks and other financial institutions). If the relevant Resolution Authority decides to apply the “bail-in” tool to the liabilities of a relevant institution, then subject to certain exceptions set out in the BRRD, the liabilities of such relevant institution could, among other things, be reduced, converted to shares or other ownership interests in the relevant institution, its parent company or a bridge institution or extinguished in full. In addition, under the BRRD the Resolution Authority will have the power (among other tools) to transfer to a third party, rights, assets or liabilities of an institution under resolution. As a result, the depositor or the issuing entity and ultimately, the certificateholders may not be able to recover any liabilities owed by such an entity to the depositor or the issuing entity, as applicable. Further, a relevant Resolution Authority may exercise its discretions in a manner that produces different outcomes amongst institutions resolved in different EU member states. The resolution mechanisms under the BRRD correspond closely to those available to the Single Resolution Board (the “SRB”) and the European Commission under the SRM Regulation (Regulation 806/2014) which applies to EU member states in the Eurozone and other member states participating in the single supervisory mechanism (the “SSM”) with the SRB taking on many of the functions assigned to national resolution authorities by the BRRD. If a member state (such as the UK) has chosen not to participate in the SSM, relevant institutions established in that member state are not subject to the SRM Regulation, but to the BRRD as implemented in that member state. For a discussion of certain risks relating to repurchases of a mortgage loan, see “—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining party will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining party to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of

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the certificates. Furthermore, notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the retaining party or other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, neither the retaining party nor any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

Changes to Accounting Standards Could Have an Adverse Impact on the Offered Certificates

We make no representation or warranty regarding any accounting implications related to the offered certificates. The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products that are effective as of the start of the first fiscal year that began after December 15, 2009 for each investor in the offered certificates. These changes, or any other future changes, may impact the accounting for entities such as the issuing entity and could require the issuing entity to be consolidated in an investor’s financial statements. Each investor in the offered certificates should consult its accounting advisor to determine the impact these accounting changes might have as a result of an investment in the offered certificates.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by

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a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to 6 nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected 3 of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due, in part, to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings of such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization hired by the depositor, the depositor only requested ratings for certain classes of rated certificates, due in part to the final subordination levels provided by that nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected that nationally recognized statistical rating organization to rate the other classes of rated certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—”Due-on-Sale” and “Due-on-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

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●	the purchase price for the certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and
●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of the weighted average lives of your principal balance certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the imposition of applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of credit for commercial real estate;
●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

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The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or provide incentives for a borrower to repay the mortgage loan by any anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity or not be repaid by any anticipated repayment date, or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) or the holder of a subordinate companion loan may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in any class of Class X certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of each class of Class X certificates is based upon the outstanding certificate balance(s) of the related class(es) of principal balance certificates whose certificate balances comprise such notional amount, the yield to maturity on any class of Class X certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the underlying principal balance certificates.

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in any class of Class X certificates. Investors in Class X certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any

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such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer may not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates and the Class R certificates with notional amounts) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first, the Class J-RR, Class H-RR, Class G-RR, Class F-RR, Class E-RR, Class D, Class C, Class B and Class A-S certificates, in that order, and then, the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, pro rata, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C or Class D certificates will result in a corresponding reduction in the notional amount of the corresponding class of Class X certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Release of Collateral May Reduce the Yield on Your Certificates

Notwithstanding the prepayment provisions described in this prospectus, certain of the mortgage loans permit the release of a mortgaged property (or a portion of the mortgaged property) subject to the satisfaction of certain conditions described in Annex A-1. In order to obtain such release (other than with respect to the release of certain non-material portions of the mortgaged properties which may not require payment of a release price), the related borrower may be required (among other things) to pay a release price, which in some cases may not include a prepayment premium or yield maintenance charge on all or a portion of such payment. Any such prepayment may adversely affect the yield to maturity of your certificates. See “—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In addition, certain mortgage loans provide for the release, without prepayment or defeasance, of outparcels or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions. Certain of the mortgage loans also permit the related borrower to add or substitute collateral under certain circumstances. Any such release or substitution may impact the value of the collateral upon which the lender may realize, which may adversely affect the yield to maturity of your certificates.

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See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” for further details regarding the various release provisions.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on such classes of certificates will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B and Class X-D certificates and the Class A-S certificates (solely in the case of the Class B and Class C certificates) and the Class B certificates (solely in the case of the Class C certificates). See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans serviced under the pooling and servicing agreement, those decisions are generally made by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loans and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect to such non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan(s), subject to the rights of the directing certificateholder (or equivalent entity) appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to a non-serviced whole loan.

The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment

Subject to the rights of the holders of any serviced subordinate companion loans and any controlling serviced pari passu companion loans, the directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any excluded DCH loan and except that, with respect to the non-serviced mortgage loans, the servicing shift mortgage loans and any serviced A/B whole loan as to which the related B note holder has control rights, it will only have limited consultation rights) and the right to replace the special servicer under the pooling and servicing agreement with or without cause, except that if a control termination event occurs and is continuing, the directing certificateholder will lose the related consent rights and the right to replace the special servicer, and if a consultation termination event occurs, then the directing certificateholder will lose the related consultation rights. See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “Pooling and Servicing Agreement—The Directing Certificateholder”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights include, among others, certain modifications to the mortgage loans and whole loans serviced under the pooling and servicing agreement, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing

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certificateholder, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates. With respect to serviced A/B whole loans as to which the related B note holder has control rights and servicing shift mortgage loans, the directing certificateholder does not have consent rights, and the holder of the related controlling companion loan will have consent and consultation rights similar in nature to those otherwise exercisable by the directing certificateholder, and the special servicer may take actions that could have a similar adverse effect. See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders.”

Similarly, with respect to a non-serviced mortgage loan, the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may, at the direction or upon the advice of the holder of the controlling note (or, if such note has been securitized, the directing certificateholder (or equivalent entity) of the related securitization trust holding the related controlling note), take actions with respect to such non-serviced mortgage loan and related companion loan(s) that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited (or no) consultation rights with respect to major decisions relating to the related non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no control termination event has occurred and is continuing and by the special servicer if a control termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the holder of the controlling note (or, if such note has been securitized, the directing certificateholder (or equivalent entity) of the related securitization trust holding the related controlling note) will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders,” “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of a special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of and for the benefit of the certificateholders (as a collective whole as if such certificateholders constituted a single lender). We cannot assure you that any actions taken by the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to each non-serviced mortgage loan, the operating advisor appointed under the related pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement (although when they may be exercised may differ). Further, the operating advisor will generally have no obligations or consultation or other rights under the pooling and servicing agreement for this transaction with respect to any of the non-serviced mortgage loans or any related REO Property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer under the pooling and servicing agreement for this securitization so long as no control termination event has occurred and is continuing and other than in respect of any non-serviced loan, any excluded DCH loan, any servicing shift mortgage loan or any serviced A/B whole loan as to which the related B note holder has control rights as described in this prospectus. After the occurrence and during continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders entitled to not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances of the certificates) and (y) upon receipt of approval by certificateholders entitled at least 75% of the voting rights that constitute a minimum quorum of the certificateholders (which is the holders of certificates evidencing at least 75% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances of the certificates)). See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”. In addition, under certain circumstances, after the occurrence and during the continuance of a consultation termination event, the operating advisor may recommend the replacement of the special servicer in the manner described in “Pooling and Servicing Agreement—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate

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the special servicer (so long as a control termination event has occurred and is continuing or, after the occurrence and during the continuance of a consultation termination event, the vote is based on recommendation of the operating advisor), the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will require the trustee to replace the master servicer, the special servicer, the operating advisor or the asset representations reviewer, as applicable, for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each of the non-serviced whole loans, the servicing shift whole loans and any serviced A/B whole loan as to which the related B note holder has control rights, in circumstances similar to those described above, the holder of the controlling note (or, if such note has been securitized, the directing certificateholder (or equivalent entity) of the related securitization trust holding the related controlling note) will have the right to replace the special servicer responsible for servicing such whole loan with or without cause, and without the consent of the issuing entity. The certificateholders will generally have no right to replace the master servicer or the special servicer of the pooling and servicing agreement relating to a non-serviced mortgage loan. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holder of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan (other than the holder of the related controlling pari passu companion loan for any servicing shift whole loan, which will have certain control rights as described below) will have certain non-binding consultation rights with respect to major decisions relating to the related whole loan under the related intercreditor agreement. Each such companion loan holder and any representative thereof may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with the companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

The holder of the related controlling pari passu companion loan for any servicing shift whole loan will have certain consent and consultation rights with respect to certain matters relating to the related mortgage loan and the right to replace the special servicer with or without cause, solely with respect to the subject whole loan. These actions and decisions include, among others, the right, in certain circumstances, to modify or waive any of the terms of the related mortgage loan documents, call or waive any event of default under the related mortgage loan documents and consent to any action or failure to act by any party to the related mortgage loan documents. The exercise of these rights may cause the special servicer to take actions with respect to the related whole loan that could adversely affect the interests of investors in one or more classes of offered certificates.

With respect to any whole loan that includes a subordinate companion loan, the holders of the subordinate companion loan will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of an AB control appraisal period with respect to the subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan. The rights of the holder of a subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of a subordinate companion loan or mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of the applicable fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure

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defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan, however, the holder of the controlling note (or, if such note has been securitized, the directing certificateholder (or equivalent entity) of the related securitization trust holding the related controlling note) will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan. The interests of the controlling noteholder (or designated party with respect to any securitization trust holding the controlling note) may conflict with those of the holders of some or all of the classes of certificates, and accordingly such party may direct or advise the special servicer for the related securitization trust to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

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Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans (or portion thereof) sold by such sponsor to us. Neither we nor any of our affiliates (other than Morgan Stanley Mortgage Capital Holdings LLC in respect of the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so (except that the repurchase and substitution obligations of Starwood Mortgage Funding III LLC will also be guaranteed by Starwood Mortgage Capital LLC). Additionally, Barclays Bank PLC, a sponsor, may be subject to the “bail-in” powers of a Resolution Authority, and such sponsor’s liabilities, including the obligation to repurchase certain defective mortgage loans could, among other things, be reduced, converted or extinguished in full. Alternatively the BRRD gives the power to a Resolution Authority to transfer the assets of certain relevant institutions to a third party entity. See “—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” above. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. In particular, in the case of a non-serviced mortgage loan that is serviced under the related non-serviced pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected non-serviced mortgage loan. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax. See “Description of the Mortgage Loan Purchase Agreements”.

In addition, with respect to the Yeshiva University Portfolio mortgage loan, representing approximately 5.5% of the initial pool balance, which was co-originated by Argentic Real Estate Finance LLC and Citi Real Estate Funding Inc., each such mortgage loan seller will be obligated to take the remediation actions described above as a result of a material document defect or material breach only with respect to the related promissory note sold by it to the depositor as if the note contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. In addition to the foregoing, it is also possible that under certain circumstances only one of Argentic Real Estate Finance LLC and Citi Real Estate Funding Inc. will repurchase, or otherwise comply with any remediation obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace a Servicer

The master servicer or the special servicer may be eligible to become a debtor under the Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would

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be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the Bankruptcy Code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity’s claim to collections in that master servicer’s or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may be eligible for relief under the federal bankruptcy laws, if it is characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

Barclays Bank PLC, a sponsor, a mortgage loan seller and an originator, is a public limited company registered in England and Wales and could be subject to the provisions of the Insolvency Act 1986 (the “Insolvency Act”), the Banking Act 2009 (the “Banking Act”) and the Investment Bank Special Administration Regulations 2011 (the “Special Administration Regulations”) (together, the “Insolvency Legislation”).

Barclays Bank PLC could be the subject of insolvency processes, including a liquidation or administration under the Insolvency Act, an operation of one or more of the pre-insolvency stabilization options, a bank liquidation or a

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bank administration under the Banking Act or a special administration (bank administration) or a special administration (bank insolvency) under the Special Administration Regulations (together, the “Insolvency Processes”). If Barclays Bank PLC were to be the subject of one or more of the Insolvency Processes then the validity or enforceability of certain transactions entered into by it, its obligations under the transaction documents to which it is a party and the ability of other parties to enforce those obligations may be affected in the manner set out below.

If Barclays Bank PLC were to enter into administration (or certain documents were filed at court in respect of it), a moratorium which would prevent any legal process being instituted or continued against it or its property (except (if applicable) with the consent of the administrator or the leave of the court) would automatically be applicable. Such moratorium might affect the enforcement of Barclays Bank PLC’s obligations under the transaction documents to which it is a party, including its obligations under the mortgage loan purchase agreement to repurchase mortgage loans, to cure certain breaches or defects and to perfect the equitable assignment of the mortgage loans (to the extent that Barclays Bank PLC is required to take any steps in relation to such perfection). Moratoria applicable under the other Insolvency Processes might also prevent legal process against Barclays Bank PLC or its property, subject to the terms of the relevant Insolvency Legislation.

If the Bank of England exercises a stabilization power (in order to implement one of the stabilization options) with respect of Barclays Bank PLC it may, subject to certain conditions, suspend the termination rights of its counterparties, including any termination rights under the transaction documents to which it is a party, temporarily for the period ending no later than midnight at the end of the first business day following the day on which the relevant instrument is published.

Pursuant to the Insolvency Legislation, the validity or enforceability of certain transactions entered into by Barclays Bank PLC may be challenged or otherwise affected in a liquidation or administration under the Insolvency Act, a bank liquidation or a bank administration under the Banking Act or a special administration (bank administration) or a special administration (bank insolvency) under the Special Administration Regulations.

Under the Banking Act, the Bank of England may, in certain circumstances, make an order for the transfer of some or all of the property, rights or liabilities of Barclays Bank PLC to a private sector purchaser, a bridge bank or an asset management vehicle. A transfer can be effected regardless of any legislative or contractual restriction, including any consent requirement.

Pursuant to the Banking Act, the Bank of England may also, in certain circumstances, make an order making a special bail-in provision under which, amongst other things, certain liabilities owed by Barclays Bank PLC may be modified, cancelled or changed (together with any associated order that the Bank of England may think is appropriate to make in consequence of the special bail-in provision).

An opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer by Barclays Bank PLC’s of its interest in its mortgage loans will constitute a true sale of such assets. Nevertheless, we cannot assure you that an interested party would not attempt to assert that such transfer was not a sale or challenge the transaction under the Insolvency Legislation, or that the transfer could not be otherwise affected by the Insolvency Legislation. Even if a challenge were not successful, resolution of such a matter could cause significant delay which may impact on payments under the certificates.

If Barclays Bank PLC were acting through its New York branch, and were to become the subject of an insolvency proceeding under the laws of the United Kingdom and a proceeding were initiated under Chapter 15 of the federal bankruptcy code or the New York Superintendent of Financial Services were to take possession of the New York branch, it is possible that the New York Superintendent of Financial Services, a creditor or a trustee in bankruptcy of Barclays Bank PLC may argue that the sale of its interest in the mortgage loans by Barclays Bank PLC was a pledge of the mortgage loans rather than a sale. If such party’s challenge is successful, payments on the certificates would be reduced or delayed. Even if the challenge is not successful, payments on the certificates could be delayed while a court resolves the claim.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition,

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because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other limitations, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

When foreclosing on a real estate mortgage a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property. With respect to the Market Street - The Woodlands Mortgage Loan, the TCID Revenue (as defined under “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”) is not anticipated to qualify as foreclosure property for REMIC purposes, which could delay or prevent the REMIC from acquiring the right to receive the TCID Revenue or otherwise realizing any proceeds from its disposition.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Code Section 166.

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Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates

Ordinarily, a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC may avoid such adverse REMIC consequences, however, if the mortgage loan is in default, default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

Revenue Procedure 2009-45, issued by the Internal Revenue Service, eases the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances under which default is “reasonably foreseeable” to include those where the servicer reasonably believes there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that an underlying mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Internal Revenue Code that allow a servicer to modify terms of REMIC-held mortgage loans without risking adverse REMIC consequences provided that both (1) the modification relates to changes in collateral, credit enhancement and recourse features, and (2) after the modification the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the mortgaged properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction.” If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates. Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of 58 fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $1,089,866,186 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in June 2017 (or, in the case of any Mortgage Loan that has its first due date after June 2017, the date that would have been its due date in June 2017 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Eleven (11) Mortgage Loans, representing approximately 41.2% of the Initial Pool Balance, are each part of a larger whole loan, which whole loan is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as a “Subordinate Companion Loan”). The Pari Passu Companion Loans and the Subordinate Companion Loan are collectively referred to as the “Companion Loans” in this prospectus, and each such Mortgage Loan and the related Companion Loans are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of any Companion Loans and the servicing and administration of the Whole Loans that will not be serviced under the PSA (as defined in “Description of the Certificates—General” in this prospectus) for this transaction.

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The mortgage loan sellers set forth in the chart under “Summary of Terms—Relevant Parties—Sponsors.” will sell their respective Mortgage Loans to the depositor, which will in turn transfer the Mortgage Loans to the issuing entity in exchange for the certificates.

Each of the Mortgage Loans or Whole Loans is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily and/or manufactured housing community real properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Properties, as applicable, and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on June 8, 2017 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the Allocated Loan Amount allocated to such Mortgaged Properties as of the Cut-off Date.

Except as specifically provided in this prospectus, information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) is calculated including the principal balance and debt service payment of any related Pari Passu Companion Loan, but excluding the principal balance and debt service payment of any related Subordinate Companion Loan (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).

References to any specified Mortgage Loan should be construed to refer to the Mortgage Loan secured by the Mortgaged Property (or portfolio of Mortgaged Properties) with the same name identified on Annex A-1, representing the approximate percentage of the Initial Pool Balance set forth on Annex A-1.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR” means, for any hotel property, average daily rate.

“Allocated Loan Amount” means, in the case of Mortgage Loans secured by a portfolio of Mortgaged Properties, a portion of the Cut-off Date Balance allocated to each Mortgaged Property based upon one or more of the related appraised values, the related underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents; provided that with respect to any Whole Loan secured by a portfolio of Mortgaged Properties, the Allocated Loan Amount represents only the pro rata portion of the related Mortgage Loan principal balance amount relative to the related Whole Loan principal balance. With respect to any Mortgage Loan that is secured by a single Mortgaged Property, “Allocated Loan Amount” means the Cut-off Date Balance of such Mortgage Loan.

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“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the monthly payment in effect as of the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for monthly payments in accordance with a specified payment schedule, “Annual Debt Service” means 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date;

●	in the case of a Mortgage Loan that provides for interest-only payments through its maturity, or its Anticipated Repayment Date, as applicable, “Annual Debt Service” means the interest payments scheduled to be due on the first due date following the Cut-off Date and the 11 due dates thereafter for such Mortgage Loan; and

●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, “Annual Debt Service” means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the monthly payment in effect as of the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan and any related Companion Loan (other than a Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the applicable mortgage loan seller as set forth under “Appraised Value” on Annex A-1. In certain cases, the appraisals state an “as-stabilized”, “as-complete”, “as-repaired”, “hypothetical” or “as-renovated” value (or any equivalent term) as well as an “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property. In most such cases, the applicable mortgage loan seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

In the following cases, the Appraised Value set forth in this prospectus and on Annex A-1 to this prospectus is not the “as-is” appraised value, but is instead calculated based on the condition(s) set forth below:

●	With respect to the Market Street - The Woodlands Mortgage Loan, representing approximately 6.0% of the Initial Pool Balance, the Appraised Value of the related Mortgaged Property of $326,190,000 is the “As is Plus PV of TCID Revenue Value” which value includes $10,260,000 of projected TCID Revenue (as defined under “—Real Estate Tax Considerations”) through 2027, based on certain assumptions set forth in the appraisal. See “—Real Estate Tax Considerations.” There is no assurance that such TCID Revenue will be received. The “as is” appraised value of the Mortgaged Property is $315,930,000, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 55.4% and 55.4%, respectively.

●	With respect to the 300 Lighting Way Mortgage Loan, representing approximately 3.9% of the Initial Pool Balance, the Appraised Value assumes that approximately $5,800,000 in contractual obligations that remained outstanding as of the appraisal date were reserved upfront under the Mortgage Loan on the origination date. As of the origination date of the Mortgage Loan, $5,732,729 was reserved to cover outstanding free rent, leasing commissions and tenant improvements. The “as is” appraised value of the Mortgaged Property is $75,400,000, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 56.4% and 56.4%, respectively.

●	With respect to the Magnolia Hotel Denver Mortgage Loan, representing approximately 3.7% of the Initial Pool Balance, the Appraised Value of the related Mortgaged Property of $95,600,000 is the “when complete” prospective market value of the Mortgaged Property as of April 1, 2018, which assumes the completion of the currently ongoing work associated with a property improvement plan at the related Mortgaged Property. At origination of the Mortgage Loan, the related borrower deposited approximately $2,224,206 into a PIP reserve, representing approximately 115% of the estimated cost to complete the property improvement plan. The “as-is” appraised value of the related Mortgaged Property is $91,500,000 as of March 13, 2017. Based on the $91,500,000 “as-is” appraised value of the

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Mortgaged Property, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio of such Mortgage Loan are 59.0% and 54.7%, respectively.

●	With respect to the Courtyard Rock Hill Mortgage Loan, representing approximately 0.6% of the Initial Pool Balance, the Appraised Value of the related Mortgaged Property of $11,100,000 is the “when complete” prospective market value of the Mortgaged Property as of March 1, 2018, which assumes the completion of the currently ongoing work associated with a property improvement plan at the related Mortgaged Property. At origination of the Mortgage Loan, the related borrower deposited approximately $2,300,000 into a PIP reserve. The “as-is” appraised value of the related Mortgaged Property is $8,800,000 as of February 23, 2017. Based on the $8,800,000 “as-is” appraised value of the Mortgaged Property, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio of such Mortgage Loan are 77.2% and 71.2%, respectively.

●	With respect to the Courtyard – Burlington Mortgage Loan, representing approximately 0.6% of the Initial Pool Balance, the Appraised Value assumes an escrow of $750,000 to cover the costs of certain PIP renovations, which in part were reserved for on the origination date, with the remaining amount to be funded through monthly deposits of $10,000 until the entire PIP amount is fully reserved. As of the origination date of the Mortgage Loan, $750,000 was reserved to cover in part the costs of such PIP renovations. The “as is” appraised value of the Mortgaged Property is $9,800,000, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 69.2% and 58.2%, respectively.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of an ARD Loan, that will be outstanding at the related Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Operating Income” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net operating income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “effective gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “total operating expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or

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unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

“Cut-off Date Balance” of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

“Cut-off Date LTV Ratio”, “Cut-off Date Loan-to-Value Ratio”, “Cut-off Date LTV”, or “Current LTV” means, with respect to any Mortgage Loan, (a) the Cut-off Date Balance of such Mortgage Loan divided (b) by the Appraised Value of the related Mortgaged Property or Mortgaged Properties; provided, that:

●	In the case of a Mortgage Loan that is part of a Whole Loan unless otherwise indicated, the Cut-off Date Loan-to-Value Ratios were calculated with respect to such Mortgage Loan and any related Companion Loan (other than a Subordinate Companion Loan).

●	With respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio, expressed as a percentage, of the aggregate Cut-off Date Balance of the related Mortgage Loans divided by the aggregate Appraised Value of the related Mortgaged Properties. See the definition of “Appraised Value” above and Annex A-1 and the related footnotes.

●	With respect to the Huntersville Square Mortgage Loan, representing approximately 0.8% of the Initial Pool Balance, the Cut-off Date LTV Ratio was calculated based on the related Cut-off Date Balance net of the related $390,000 economic holdback reserve. The lender is required to disburse to the related borrower an amount from the holdback reserve (the “Holdback Release Amount”) upon the related borrower’s request (which can be made no more than one time per calendar quarter), provided that certain conditions are satisfied, including, but not limited to, the following: (i) no related trigger period (related to the existence of an event of default, failure to meet certain debt service coverage ratio thresholds or certain specified tenant trigger events) has occurred and is continuing; (ii) the Holdback Release Amount, if released, will not cause (a) the debt yield (based upon the proposed net loan amount after giving effect to the proposed Holdback Release Amount) to be less than 9.0% and (b) the debt service coverage ratio (based upon the proposed net loan amount after giving effect to the proposed Holdback Release Amount) to be less than 1.45x; and (iii) the Holdback Release Amount must be equal to or greater than $100,000, unless the balance of the holdback reserve is less than $100,000. In all cases, no disbursement request may be made after the 36th monthly payment date of the Mortgage Loan. In the event that funds in the holdback reserve have not been fully released to the related borrower on or prior to the 36th monthly payment date of the Mortgage Loan, the lender will have the right, without any notice to the related borrower, to hold the funds in the holdback reserve as additional collateral for the Mortgage Loan and as additional security for all of the related borrower’s obligations under the related Mortgage Loan documents. The Cut-off Date LTV Ratio based on the Mortgage Loan’s Cut-off Date Balance of $9,170,000 without netting the economic holdback reserve is 72.5%.

●	With respect to Mortgage Loans which have an Appraised Value other than an “as is” appraised value, as set forth in the definition of “Appraised Value” above, the Cut-off Date LTV is, unless otherwise indicated, based on such non-”as is” Appraised Value.

“EGI” means “Effective Gross Income”, as defined under “Cash Flow Analysis” above.

“GLA” means gross leasable area.

“Grace Period” is the number of days before a payment default is an event of default under the related Mortgage Loan and/or before the imposition of late payment charges and/or default interest.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender; provided that hotel properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.

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“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are continuing) generally on a daily basis.

“IO” means interest-only.

“IO Period UW NCF DSCR” means the Debt Service Coverage Ratio with respect to any related mortgage loan that has an interest-only period that has not expired as of the Cut-off Date but will expire prior to maturity.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet. Similarly, “2nd Largest Tenant”, “3rd Largest Tenant”, “4th Largest Tenant” and “5th Largest Tenant” mean, with respect to any Mortgaged Property, the tenant occupying the second, third, fourth or fifth (as applicable) largest amount of net rentable square feet.

“Lease Expiration of Largest Tenant” means the date at which the applicable Largest Tenant’s lease is scheduled to expire. Similarly, “Lease Expiration of 2nd Largest Tenant”, “Lease Expiration of 3rd Largest Tenant”, “Lease Expiration of 4th Largest Tenant” and “Lease Expiration of 5th Largest Tenant” mean, with respect to any Mortgaged Property, the date at which the applicable 2nd Largest Tenant’s, 3rd Largest Tenant’s, 4th Largest Tenant’s or 5th Largest Tenant’s, as applicable, lease is scheduled to expire.

“Loan Per Unit” means the applicable principal balance per unit of measure as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with respect to such Mortgage Loan and any related Companion Loan (other than a Subordinate Companion Loan). With respect to any Mortgage Loan contained in any group of cross-collateralized Mortgage Loans, the Loan Per Unit is calculated on the basis of the aggregate principal balances of all Mortgage Loans comprising such group.

“LTV Ratio at Maturity or ARD,”, “Loan-to-Value Ratio at Maturity or ARD”, “Balloon LTV”, “Maturity Date LTV Ratio” or “Maturity Date LTV” means, with respect to any Mortgage Loan, (a) the Balloon Balance for such Mortgage Loan, divided by (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties; provided, that:

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratio at Maturity or ARD was calculated with respect to such Mortgage Loan and any related Companion Loan (other than a Subordinate Companion Loan).

●	In the case of an ARD Loan, the LTV Ratio at Maturity or ARD is calculated with respect to the related Balloon Balance on the related Anticipated Repayment Date. For further description, see the definition of “Appraised Value” above and Annex A-1 and the footnotes thereto.

●	With respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio, expressed as a percentage, of the aggregate Balloon Balance of the related Mortgage Loans divided by the aggregate Appraised Value of the related Mortgaged Properties.

●	With respect to Mortgage Loans which have an Appraised Value other than an “as is” appraised value, as set forth in the definition of “Appraised Value” above, the LTV Ratio at Maturity or ARD is, unless otherwise indicated, based on such non-”as is” Appraised Value.

“Mortgage Rate” means, with respect to each Mortgage Loan or Whole Loan and any interest accrual period, the annual rate at which interest accrues on such Mortgage Loan or Whole Loan (without regard to any increase in such rate after the Anticipated Repayment Date in the case of an ARD Loan) during such period (in the absence of a default), as set forth in the related Mortgage Note from time to time (the initial Mortgage Rate with respect to each Mortgage Loan is set forth on Annex A-1); provided, that for purposes of calculating Pass-Through Rates equal to, based on and limited by the weighted average Net Mortgage Rate, the Mortgage Rate for any mortgage loan will be determined without regard to any default interest and without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or a reduction of interest or principal due to a modification, waiver or amendment of the terms of that Mortgage Loan pursuant to the PSA.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified in Annex A-1) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of

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certain costs such as taxes and capital expenditures and do not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“MSA” means metropolitan statistical area.

“Net Operating Income” or “NOI” means historical net operating income for a Mortgaged Property for the annual or other period specified (or ending on the “NOI Date” specified), and generally consists of revenue derived from the use and operation of the Mortgaged Property, consisting primarily of rental income (and in the case of cooperative mortgage loans, assuming that the property was operated as a rental property), less the sum of (a) operating expenses (such as utilities, administrative expenses, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes (except in the case of certain Mortgage Loans included in the issuing entity, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground lease payments. Net operating income generally does not reflect (i.e., it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

“NRA” means net rentable area.

“Occupancy Rate” means the percentage of Square Feet, Units, Rooms or Pads, as the case may be, of a Mortgaged Property that was occupied or leased as of or, in the case of certain properties, average Units or Rooms so occupied over a specified period ending on, a specified date (identified on Annex A-1 as the “Occupancy Rate As-of Date”), as specified by the borrower or as derived from the Mortgaged Property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property. Such percentage may include tenants which have executed a lease to occupy such Mortgaged Property even though the applicable tenant has not taken physical occupancy. The Occupancy Rate presented in this prospectus may include space subject to build-out or other renovation and may exclude space currently under renovation. Generally, for purposes of the presentation in this prospectus, we consider a “master lease” to be a lease by an affiliate of the borrower, or by an entity (or an affiliate of an entity) from which the borrower acquired the Mortgaged Property, that (in either case) is obligated to pay rent under a lease with the borrower but does not conduct business operations at the leased premises. We do not consider the following to be a “master lease” for purposes of the presentation in this prospectus: (i) a lease executed in connection with a sale-leaseback arrangement under which an unaffiliated seller of a property (or an affiliate thereof) conducts business operations at the Mortgaged Property and executes a long-term lease at the Mortgaged Property simultaneously with its acquisition by the borrower; (ii) a lease executed by the borrower, property seller or other person that (a) relates to space, whether or not occupied, that is leased by an unaffiliated tenant and (b) has the effect of making that borrower, seller or other person liable, in whole or in part, for the payment of rent that is not more than the rent payable by the unaffiliated tenant under its lease; or (iii) a master lease that was not taken into account in the underwriting. “Master leases” are typically used in connection with the origination of a loan to bring occupancy to a “stabilized” level but may not provide additional economic support for the Mortgage Loan. A master lease may relate to all or a portion of a Mortgaged Property.

In some cases, the “Debt Service Coverage Ratio” information and the “Occupancy Rate” with respect to a Mortgaged Property reflects the existence of a “master lease.”

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“DEF(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are

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prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

●	“DEF/YM@(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

●	“LO(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

●	“O(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“YM(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“YM@(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account (rather than tenants, or in the case of hotel properties, credit card companies, depositing such rents directly).

“Soft Springing Lockbox” means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account until the occurrence of an event of default under the loan documents or one or more specified trigger events, at which time the lockbox account converts to a Hard Lockbox.

“Springing Cash Management” means, until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, revenue from the lockbox (if any) is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related loan documents require the imposition of a lockbox account upon the occurrence of an event of default under the loan documents or one or more specified trigger events.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office building, industrial/warehouse facility, any combination of the foregoing, or any other property type for which such term is used, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” or “Term to Maturity or ARD” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

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“Underwritten Expenses” or “UW Expenses” means, with respect to any Mortgaged Property, the annual operating expenses estimated for that Mortgaged Property, generally derived from the historical annual expenses reflected in the operating statements and other information furnished by the related borrower, except that those expenses were often modified as follows:

●	operating expenses were generally adjusted by various factors such as inflation, appraisers’ estimates and historical trends;

●	if there was no management fee or a management fee which varies from the market, it was assumed that a management fee is payable with respect to the Mortgaged Property in an amount that is the greater of the market rate as determined by an appraiser or the lender’s minimum management fee underwriting criteria for the applicable property type; and

●	those expenses were adjusted so as to eliminate any capital expenditures, loan closing costs, tenant improvements or leasing commissions and similar nonrecurring expenses.

Underwritten Expenses generally include:

●	salaries, wages and benefits;

●	the costs of utilities;

●	repairs and maintenance;

●	marketing;

●	insurance;

●	management;

●	landscaping;

●	security, if provided at the Mortgaged Property;

●	real estate taxes;

●	general and administrative expenses; and

●	ground lease payments, and other costs,

but without any deductions for debt service, depreciation and amortization or capital expenditures, tenant improvements or leasing commissions.

“Underwritten NCF Debt Yield”, “UW NCF Debt Yield” or “Cut-off Date UW NCF” means, with respect to any Mortgage Loan, the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan; provided that:

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, the Underwritten NCF Debt Yield was calculated with respect to such Mortgage Loan and any related Companion Loan (other than a Subordinate Companion Loan);

●	With respect to any cross-collateralized and cross-defaulted Mortgage Loan, unless otherwise indicated, the Underwritten NCF Debt Yield means the ratio of the aggregate Underwritten Net Cash Flow derived from the Mortgaged Properties securing all Mortgage Loans comprising such group divided by the aggregate Cut-off Date Balance of all Mortgage Loans comprising such group; and

●	With respect to the Huntersville Square Mortgage Loan, representing approximately 0.8% of the Initial Pool Balance, the Underwritten NCF Debt Yield was calculated based on the related Cut-off Date Balance net of the related $390,000 economic holdback reserve. The lender is required to disburse to the related borrower an amount from the holdback reserve as, and subject to the conditions, described under the definition of “Cut-off Date LTV Ratio” under this “—Certain Calculations and Definitions—Definitions” section. The Underwritten NCF Debt Yield based on the Mortgage Loan’s Cut-off Date Balance of $9,170,000 without netting the economic holdback reserve is 8.7%.

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“Underwritten Net Cash Flow,” “Underwritten NCF” or “UW NCF,” with respect to any Mortgaged Property, means the Underwritten Net Operating Income decreased by the estimated capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable. Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization.

“Underwritten Net Cash Flow DSCR”, “Underwritten NCF DSCR”, or “UW NCF DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan; provided, that unless otherwise indicated, the Underwritten Net Cash Flow DSCR with respect to (a) any Mortgage Loan that is part of a Whole Loan, reflects the Annual Debt Service payable under such Mortgage Loan and any related Companion Loan (other than a Subordinate Companion Loan), and (b) any Mortgage Loan contained in any group of cross-collateralized Mortgage Loans, is calculated on the basis of the Underwritten Net Cash Flow generated by all the Mortgaged Properties securing such group and the aggregate Annual Debt Service payable under all Mortgage Loans comprising such group.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. The Underwritten NCF DSCRs are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan.

In some cases, the “UW NCF DSCR” information and the “Occupancy Rate” with respect to a mortgaged property reflects the existence of a “master lease.”

“Underwritten Net Operating Income” or “UW NOI” with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related mortgage loan seller. In general, it is the estimated revenue derived from the use and operation of such Mortgaged Property (in certain cases, however, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant), consisting primarily of rental income, less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees, franchise fees and advertising), and (b) estimated fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. The Underwritten Net Operating Income for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Operating Income set forth herein. Certain of such assumptions and subjective judgments of each related mortgage loan seller relate to future events, conditions and circumstances, including future expense levels, future increases in rents over current rental rates (including in circumstances where a tenant may currently be in a free or reduced rent period), future vacancy rates, commencement of occupancy and rent payments with respect to leases for which rentals have not yet commenced, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the depositor, the applicable mortgage loan seller, the master servicer or the special servicer has control. In some cases, the Underwritten Net Operating Income set forth herein for any mortgaged property is higher, and may be materially higher, than the annual net operating income for such mortgaged property based on historical operating statements.

In determining Underwritten Net Operating Income for a Mortgaged Property, the applicable mortgage loan seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; and in some cases, the appraisal and/or local market information was the primary basis for the determination. From that information, the applicable mortgage loan seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a Mortgaged Property of which the applicable mortgage loan seller was aware (e.g., current rent roll information including newly signed leases, near term market rent steps, expirations of “free rent” periods, market rents, and market vacancy data), contractual rent increases and estimated capital expenditures, leasing commissions and tenant improvement costs. In certain cases, the applicable mortgage loan seller’s estimate of Underwritten Net Operating Income reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease from the recent historical net operating income set forth therein) based upon the applicable mortgage loan seller’s own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Operating Income even though such expenses may not have been reflected in actual historic

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operating statements. In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Operating Income.

The Underwritten Net Operating Income for cooperative mortgaged properties is based on projected net operating income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related Mortgage Loan, assuming that the related Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence, if any, of existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

Historical operating results may not be available or were deemed not relevant for some of the Mortgage Loans which are secured by Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Operating Income were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information such as estimates or budgets.

“Underwritten NOI Debt Yield” or “UW NOI Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Operating Income for the related Mortgaged Property divided by the Cut-off Date Balance for such Mortgage Loan; provided, that:

●	With respect to any Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, the Underwritten NOI Debt Yield is calculated with regard to such Mortgage Loan and any related Companion Loan (other than a Subordinate Companion Loan);

●	With respect to any Mortgage Loan in any group of cross-collateralized Mortgage Loans, unless otherwise indicated, the Underwritten NOI Debt Yield is calculated on the basis of the aggregate Cut-off Date Balance of all Mortgage Loans comprising such group and the aggregate Underwritten Net Operating Income derived for the Mortgaged Properties securing all Mortgage Loans comprising such group; and

●	With respect to the Huntersville Square Mortgage Loan, representing approximately 0.8% of the Initial Pool Balance, the Underwritten NOI Debt Yield was calculated based on the related Cut-off Date Balance net of the related $390,000 economic holdback reserve. The lender is required to disburse to the related borrower an amount from the holdback reserve as, and subject to the conditions, described under the definition of “Cut-off Date LTV Ratio” under this “—Certain Calculations and Definitions—Definitions” section. The Underwritten NOI Debt Yield based on the Mortgage Loan’s Cut-off Date Balance of $9,170,000 without netting the economic holdback reserve is 9.3%.

“Underwritten EGI” or “UW EGI” or “UW Effective Gross Income” “with respect to any Mortgaged Property, means the gross potential rent, recoveries and other income, less mark-to-market, vacancy and collection loss.

“Underwritten NOI DSCR” or “UW NOI DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan; provided, that:

●	With respect to any Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, UW NOI DSCR is calculated on the basis of the aggregate Annual Debt Service payable with respect to such Mortgage Loan and any related Companion Loan (other than a Subordinate Companion Loan).

●	With respect to any Mortgage Loan in any group of cross-collateralized Mortgage Loans, unless otherwise indicated, UW NOI DSCR is calculated on the basis of the aggregate Annual Debt Service of all Mortgage Loans comprising such group and the aggregate Underwritten Net Operating Income of all Mortgage Loans comprising such group.

“Underwritten Revenue” or “UW Revenue” means, with respect to any Mortgage Loan, the gross potential rent, less vacancies and collection loss.

“Units”, “Rooms”, or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms, or (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

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You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented including such Mortgage Loan and any related Pari Passu Companion Loan, but without regard to any Subordinate Companion Loan or any other indebtedness, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans, unless otherwise indicated.

If we present a debt rating for some tenants and not others in the tables or elsewhere in this prospectus, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in this prospectus may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3 to this prospectus, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans under the definition of “Cash Flow Analysis”.

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Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,089,866,186
Number of mortgage loans	58
Number of mortgaged properties	89
Number of crossed loans	2
Crossed loans as a percentage	1.7%
Range of Cut-off Date Balances	$2,122,699 to $65,000,000
Average Cut-off Date Balance	$18,790,796
Range of Mortgage Rates	3.7950% to 5.7500%
Weighted average Mortgage Rate	4.7668%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	113 months
Range of remaining terms to maturity(2)	57 months to 120 months
Weighted average remaining term to maturity(2)	111 months
Range of original amortization terms(3)	300 months to 360 months
Weighted average original amortization term(3)	348 months
Range of remaining amortization terms(3)	279 months to 360 months
Weighted average remaining amortization term(3)	347 months
Range of Cut-off Date LTV Ratios(4)(5)	40.5% to 74.3%
Weighted average Cut-off Date LTV Ratio(4)(5)	60.9%
Range of LTV Ratios at Maturity or ARD(2)(4)(5)	36.2% to 67.0%
Weighted average LTV Ratio at Maturity or ARD(2)(4)(5)	55.3%
Range of UW NCF DSCRs(5)(6)	1.23x to 2.70x
Weighted average UW NCF DSCR(5)(6)	1.75x
Range of UW NOI Debt Yields(5)(7)	6.5% to 17.3%
Weighted average UW NOI Debt Yield(5)(7)	10.7%
Percentage of Initial Pool Balance consisting of:
Interest-Only	34.6%
Amortizing Balloon	32.2%
Partial Interest-Only	22.6%
Partial Interest-Only ARD	5.5%
Interest-Only ARD	5.0%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	In the case of 2 Mortgage Loans, representing approximately 10.6% of the Initial Pool Balance, calculated as of the related Anticipated Repayment Date.

(3)	Excludes 15 Mortgage Loans, representing approximately 39.6% of the Initial Pool Balance, that are interest-only for the entire term or until the Anticipated Repayment Date, as applicable.

(4)	Loan-to-value ratios (such as, for example, Cut-off Date LTV Ratios and LTV Ratios at Maturity or ARD) with respect to the Mortgage Loans were generally calculated using “as is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain Mortgage Loans, the related loan-to-value ratios have been calculated using “as complete,” “as stabilized” or similar hypothetical values. Such Mortgage Loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions.” In addition, the related loan-to-value ratios for certain Mortgage Loans have been calculated based on a principal balance that is net of a holdback or earnout reserve. Such Mortgage Loans are identified under the definition of “Cut-off Date LTV Ratio” and/or “LTV Ratio at Maturity or ARD,” as applicable, set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions.” See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property.”

(5)	In the case of each Mortgage Loan that is part of a Whole Loan, loan-to-value ratios, debt service coverage ratios and debt yields have been calculated including the related Pari Passu Companion Loan(s), but, unless otherwise expressly stated, excluding any related Subordinate Companion Loan(s).

(6)	Debt service coverage ratios (such as, for example, UW NCF DSCR or UW NOI DSCR) are calculated based on Annual Debt Service, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions.”

(7)	With respect to certain Mortgage Loans, debt yields (such as, for example, UW NOI Debt Yield or UW NCF Debt Yield) have been calculated based on a principal balance that is net of a holdback or earnout reserve. Such Mortgage Loans are identified under the definitions of “Underwritten NOI Debt Yield” and “Underwritten NCF Debt Yield” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions.”

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, debt yields and loan-to-value ratios. See

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also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Office	22	$409,554,489	37.6%
CBD	15	$221,109,860	20.3%
Suburban	5	$158,072,129	14.5%
Medical	2	$30,372,500	2.8%
Retail	18	$231,294,294	21.2%
Anchored	8	$106,830,452	9.8%
Lifestyle Center	1	$65,000,000	6.0%
Urban	1	$19,750,000	1.8%
Unanchored	3	$15,391,515	1.4%
Shadow Anchored	2	$14,500,000	1.3%
Single Tenant	3	$9,822,327	0.9%
Hospitality	13	$202,949,954	18.6%
Full Service	7	$157,232,868	14.4%
Limited Service	6	$45,717,086	4.2%
Multifamily	5	$91,356,127	8.4%
Garden	4	$58,356,127	5.4%
Student Housing	1	$33,000,000	3.0%
Industrial	5	$58,193,371	5.3%
Flex	4	$49,493,371	4.5%
Office/Warehouse	1	$8,700,000	0.8%
Leased Fee	12	$55,000,000	5.0%
Leased Fee	12	$55,000,000	5.0%
Mixed Use	10	$30,161,108	2.8%
Multifamily/Retail	6	$20,773,564	1.9%
Retail/Office	1	$6,400,000	0.6%
Office/Retail	3	$2,987,545	0.3%
Self Storage	2	$8,418,908	0.8%
Self Storage	2	$8,418,908	0.8%
Manufactured Housing	1	$2,122,699	0.2%
Manufactured Housing	1	$2,122,699	0.2%
Other	1	$815,236	0.1%
Parking	1	$815,236	0.1%
Total	89	$ 1,089,866,186	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts as set forth in Annex A-1.

Additional information with respect to certain specific property types is set forth below.

Office Properties

With respect to the office properties and mixed use properties with office components set forth in the above chart titled “Property Type Distribution”:

●	With respect to the Yeshiva University Portfolio Mortgage Loan, representing approximately 5.5% of the Initial Pool Balance, the sole tenant at each Mortgaged Property within the portfolio, Yeshiva University, has experienced recent operating deficits and decreased enrollment of students; however, in 2017, Yeshiva University reported an endowment and long term investments with a fair market value of greater than $550 million.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

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Retail Properties

With respect to the retail properties and mixed use properties and self storage properties with retail components set forth in the above chart titled “Property Type Distribution”:

●	With respect to the Gateway Crossing Mortgage Loan, representing approximately 2.3% of the Initial Pool Balance, a borrower-related entity is in the planning stages to develop a 22-acre parcel into an entertainment and retail destination on the northeast corner of the intersection at which the Mortgaged Property is located. In addition, 31,700 square feet of retail space is under construction on the site adjacent to the west of the Mortgaged Property.

●	With respect to the 200 West 40th Street Mortgage Loan, representing approximately 1.8% of the Initial Pool Balance, underwritten effective gross income is comprised of approximately 11.4% billboard income.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Hotel Properties

The following Mortgaged Properties are associated with a hotel brand through a license, franchise agreement, operating agreement, management agreement or net lease.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/ Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the related Mortgage Loan	Estimated Cost of PIP (if any)	Upfront PIP Reserve (if any)
Hyatt Regency Austin	$43,000,000	3.9%	1/1/2027	3/1/2022	N/A	N/A
Magnolia Hotel Denver	$39,960,145	3.7%	(1)	5/6/2022	$1,934,092	$2,224,206
DoubleTree Tinton Falls(2)	$20,946,635	1.9%	7/31/2020	4/6/2027	N/A	$2,686,100
Crowne Plaza JFK	$20,250,000	1.9%	4/21/2037	5/6/2027	$225,000	$281,000
Atlanta and Anchorage Hotel Portfolio – Hilton Anchorage(3)	$9,919,559	0.9%	12/27/2025	3/6/2027	$2,000,000	$2,500,000
Atlanta and Anchorage Hotel Portfolio – Renaissance Concourse Atlanta Airport Hotel	$7,506,694	0.7%	9/23/2035	3/6/2027	$2,000,000	$2,500,000
Best Western Ocean View Resort(4)(5)	$15,649,836	1.4%	11/30/2017	4/6/2027	$272,750	N/A
Fairfield Inn & Suites - San Carlos	$14,175,000	1.3%	12/15/2026	1/5/2027	$431,250	$562,500
Holiday Inn Express & Suites – Ocean City, MD	$7,482,447	0.7%	6/20/2035	5/6/2027	N/A	N/A
Courtyard Rock Hill	$6,792,447	0.6%	4/19/2032	5/6/2022	$2,281,522	$2,300,000
Courtyard - Burlington(6)	$6,786,376	0.6%	3/24/2032	4/6/2027	$928,000	$750,000(6)
Holiday Inn Express Grand Prairie	$5,494,301	0.5%	10/26/2030	5/6/2027	N/A	N/A
Wingate by Wyndham York	$4,986,515	0.5%	11/30/2032	9/5/2025	N/A	N/A

(1)	The related borrower is currently operating as a Starwood-affiliated hotel under a franchise agreement with Starwood Hotels & Resorts Worldwide, Inc. while undergoing a property improvement plan (“PIP”) to convert the related Mortgaged Property to the Tribute Portfolio hotel brand. The term of the related franchise agreement expires on the last business day of the month in which the 20th anniversary of the date the Mortgaged Property opens for business (as a Tribute Portfolio hotel accepting paying guests in accordance with the franchise agreement) occurs. The opening date is expected to occur in October 2017 upon the completion of the currently ongoing work associated with the PIP. In the event the Mortgaged Property does not open as a Tribute Portfolio hotel by October 1, 2017, the related franchisor may terminate the franchise agreement and the borrower would be required to repay a portion of key money funding within 30 days of termination. See “—Additional Indebtedness—Other Unsecured Indebtedness.” In addition, if the borrower determines that the related Mortgaged Property’s underwritable cash flow would increase if the franchise agreement were terminated, the related borrower may terminate such agreement on the fifth anniversary of the opening date by, among other things: (i) paying the unamortized portion of the key money funding and other amounts due; and (ii) fully defeasing the Mortgage Loan.
(2)	In order to effectuate an extension of the franchise agreement with Hilton Worldwide, the DoubleTree Tinton Falls Mortgaged Property will be required to undergo a PIP. At origination of the Mortgage Loan, 125% of the base cost

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estimate for the PIP ($2,686,100 or $15,090 per key) was reserved. The PIP reserve is required to be adjusted to 125% of the actual PIP cost when available from the franchisor.

(3)	Starting April 6, 2024, all remaining cash flow (for both Mortgaged Properties in the portfolio) is required to be deposited into the PIP reserve until (i) the Hilton Anchorage franchise agreement has been renewed or replaced and any related PIP has been completed and paid in full, or (ii) the borrower deposits 120% of the (a) cost to fully pay for such PIP, based on the amount estimated in an appraisal obtained at origination (which is $14,544,000) or, at the lender’s option, in accordance with a budget to be provided by the borrower and approved by the lender, less (b) the combined balance of the (1) PIP reserve account (other than the $2,500,000 deposited at origination) and (2) the capital expense account, in each case taking into account only amounts allocable to the Hilton Anchorage property.

(4)	The term of the membership agreement for the Best Western Ocean View Resort Mortgaged Property ends at the end of Best Western’s current fiscal year, which ends on November 30, 2017. Thereafter, the membership agreement is automatically renewed for additional one year terms if the franchisee makes payment in full of the annual dues as determined by the board of directors of Best Western International, Inc. for the additional year, prior to the 15th day of September of the current membership year.

(5)	The Best Western Ocean View Resort Mortgaged Property is currently undergoing an elective PIP to convert from a Best Western to a Best Western Plus. The renovations are estimated to cost $272,750. A cash management period will commence if the work is not completed by the earlier of: (a) when required by Best Western (currently August 25, 2017, or as may be further extended by Best Western in its sole discretion) and (b) 12 months from origination of the Mortgage Loan (April 3, 2018). It is an event of default under the Mortgage Loan if the PIP to convert the Mortgaged Property from a Best Western to a Best Western Plus has not been completed by October 3, 2019.

(6)	The borrower extended its franchise agreement in March 2017 and is required to complete a $928,000 PIP in 2017-2020. At origination, $750,000 was escrowed, with the remaining $178,000 to be funded through monthly deposits of $10,000 until the entire PIP amount of $928,000 is fully reserved.

With respect to certain Mortgage Loans secured by hotel properties, the related Mortgaged Property has recently failed to meet quality assurance standards of its franchisor, as follows:

●	With respect to the DoubleTree Tinton Falls Mortgage Loan, representing approximately 1.9% of the Initial Pool Balance, the Mortgaged Property failed a “Quality Assurance Evaluation” that was conducted in September 2016 by the related franchisor. Pursuant to the related franchise agreement, in the event of an uncured failure of an evaluation, the franchisor has the right to terminate the franchise agreement. According to a franchisor representative, the failure was due to a low customer satisfaction rating for overall service and cleanliness. A cash flow sweep was in-place until the Mortgaged Property passed its quality assurance evaluation that was conducted after origination of the DoubleTree Tinton Falls Mortgage Loan, causing the cash flow sweep to end.

●	With respect to the Atlanta and Anchorage Hotel Portfolio – Hilton Anchorage Mortgaged Property, representing approximately 0.9% of the Initial Pool Balance by allocated loan amount, a recent franchisor quality assurance report indicated an unacceptable rating. Per the franchise agreement, the franchisor can terminate the related franchise agreement in the event the borrower fails to maintain acceptable quality ratings. The borrower is completing a $2,000,000 upgrade on the areas of the hotel that received unacceptable quality ratings. At origination, the lender reserved $2,500,000, representing approximately 125% of the estimated cost to complete such work. Commencing April 30, 2018 (after the capital improvements are completed), if the Hilton Anchorage Mortgaged Property does not receive acceptable ratings on two consecutive quality assurance reports, a cash flow sweep will commence until the related Mortgaged Property receives an acceptable rating.

We cannot assure you that the above Mortgaged Properties will earn an acceptable rating in the next quality assurance evaluation or that the franchisor will not terminate the franchise agreement.

With respect to certain Mortgage Loans secured by hotel properties or mixed use properties with a hotel component, there are hotels under construction or development that are expected to directly compete with the related

Mortgaged Properties. For example, with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans:

●	With respect to the Hyatt Regency Austin Mortgage Loan, representing approximately 3.9% of the Initial Pool Balance, two new hotels, a proposed 1,048-room Fairmont with an estimated opening date of September 1, 2017 and a proposed 615-room Marriott with an estimated opening date of September 1, 2019 are expected to be constructed in the Austin market and are expected to directly compete with the Mortgaged Property.

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Hospitality properties may be particularly affected by seasonality, as a result of which, in certain months, the debt service coverage ratio for such hotels is less, and can be significantly less, than 1.00x, on a monthly basis. The Magnolia Hotel Denver Mortgage Loan, DoubleTree Tinton Falls Mortgage Loan, Crowne Plaza JFK Mortgage Loan, Atlanta and Anchorage Hotel Portfolio Mortgage Loan, Best Western Ocean View Resort Mortgage Loan and Holiday Inn Express & Suites - Ocean City, MD Mortgage Loan, collectively representing approximately 11.2% of the Initial Pool Balance, require seasonality reserves that were deposited in connection with the origination of such Mortgage Loans and/or that are required to be funded on an ongoing basis or, in certain cases, are required to be funded upon specified trigger events. With respect to other Mortgage Loans that are secured by hospitality properties, and are subject to seasonality, seasonality reserves may not have been taken.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Affiliation with a Franchise or Hotel Management Company”, “—Hotel Properties Have Special Risks”, “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Multifamily Properties

With respect to the multifamily properties set forth in the above chart titled “Property Type Distribution”:

●	With respect to the Grand Marc at Riverside Mortgage Loan, representing approximately 3.0% of the Initial Pool Balance, the related Mortgaged Property is a student-housing facility.

●	With respect to the 7 Rivington Mortgage Loan, representing approximately 0.9% of the Initial Pool Balance (which is cross-collateralized with the 146 Mulberry Mortgage Loan), there are currently three rent regulated units consisting of three two-bedroom units out of sixteen total units at the related Mortgaged Property. Seven residential units at the related Mortgaged Property are leased at fair market value, which leases are signed, but the units are unoccupied. These seven units are leased by Riverside Management, which intends to sub-lease each unit to capitalize on recent market rent increases. These leases are guaranteed by the principals of Riverside Management, with a back-up guarantee from the borrower sponsor.

●	With respect to the 146 Mulberry Mortgage Loan, representing approximately 0.8% of the Initial Pool Balance (which is cross-collateralized with the 7 Rivington Mortgage Loan), there are currently six rent regulated units consisting of three, one-bedroom units and three, two-bedroom units out of fourteen total units at the related Mortgaged Property. Three residential units at the related Mortgaged Property are leased at fair market value, which leases are signed, but the units are unoccupied. These three units are leased by Riverside Management, which intends to sub-lease each unit to capitalize on recent market rent increases. These leases are guaranteed by the principals of Riverside Management, with a back-up guarantee from the sponsor.

●	With respect to the Greenwood Commons Mortgage Loan, representing approximately 0.5% of the Initial Pool Balance, several tenants at the related Mortgaged Property receive assistance under the Section 8 housing program for rental payments.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

Industrial Properties

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks”.

Mixed Use Properties

With respect to the mixed-use properties set forth in the above chart titled “Property Type Distribution”:

●	Each such mixed use Mortgaged Property has one or more retail and office or retail and multifamily components. See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks,” “—Office Properties Have Special Risks” and “—Multifamily Properties Have Special Risks.”

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Self Storage Properties

See “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

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Specialty Use Concentrations

Certain Mortgaged Properties have, among their 5 largest tenants, a tenant that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant. As among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, specialty uses among the top 5 tenants at each Mortgaged Property include:

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance(1)
Medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools	10	10.1%
Restaurant(2)	12	9.0%
School/Educational facility	7	6.6%
Bank Branch	2	4.8%
Gym, fitness center or a health club	2	0.6%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an Allocated Loan Amount as stated in Annex A-1.

(2)	Excludes any hotel properties that may have a restaurant on-site.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Significant Obligors

There are no significant obligors related to the issuing entity.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	UW NCF DSCR(1)	Cut-off Date LTV Ratio(1)(2)	Property Type
Market Street - The Woodlands	$65,000,000	6.0%	$355.63	2.04x	53.6%	Retail
Yeshiva University Portfolio	$60,000,000	5.5%	$201.04	1.97x	40.5%	Office(3)
iStar Leased Fee Portfolio	$55,000,000	5.0%	N/A	2.12x	65.6%	Leased Fee
Nassau County DHHS	$55,000,000	5.0%	$253.19	1.59x	69.2%	Office
123 William Street	$50,000,000	4.6%	$256.78	1.56x	48.3%	Office
Hyatt Regency Austin	$43,000,000	3.9%	$229,910.71	2.40x	58.9%	Hospitality
300 Lighting Way	$42,500,000	3.9%	$135.99	2.50x	52.3%	Office
Selig Portfolio	$41,936,855	3.8%	$220.58	1.72x	57.3%	Office
Magnolia Hotel Denver	$39,960,145	3.7%	$181,637.02	1.58x	56.4%	Hospitality
150 West Main Street	$35,211,296	3.2%	$154.70	1.28x	74.1%	Office
1615 Poydras	$33,961,709	3.1%	$67.69	1.57x	61.5%	Office
Grand Marc at Riverside	$33,000,000	3.0%	$43,421.05	1.53x	64.7%	Multifamily
One Presidential	$31,556,008	2.9%	$237.06	1.48x	62.7%	Office
Harbor Club	$29,425,000	2.7%	$47,845.53	2.24x	54.6%	Multifamily
Gateway Crossing	$24,634,716	2.3%	$186.31	1.26x	73.1%	Retail
Top 3 Total/Weighted Average	$180,000,000	16.5%		2.04x	52.9%
Top 5 Total/Weighted Average	$285,000,000	26.1%		1.87x	55.2%
Top 10 Total/Weighted Average	$487,608,296	44.7%		1.89x	56.9%
Top 15 Total/Weighted Average	$640,185,730	58.7%		1.83x	58.4%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, UW NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance and debt service payment for the Mortgage Loan and any related Companion Loan (other than a Subordinate Companion Loan).

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(2)	With respect to certain of the Mortgage Loans above, the Cut-off Date LTV Ratio has been calculated using “as complete,” “as stabilized” or similar hypothetical values. Such Mortgage Loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions.”

(3)	The related Mortgaged Properties are also used for school-related purposes.

For more information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 2.2% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

As set forth in the table below, the Mortgage Pool will include six Mortgage Loans, collectively representing approximately 17.4% of the Initial Pool Balance, that are each secured by two or more Mortgaged Properties, and two Mortgage Loans, collectively representing approximately 1.7% of the Initial Pool Balance, that are cross-collateralized and cross-defaulted. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of properties securing a multi-property Mortgage Loan or group of cross-collateralized Mortgage Loans may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that Mortgaged Property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan or group of cross-collateralized Mortgage Loans.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties and each group of cross-collateralized Mortgage Loans.

Cross-Collateralized/Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Multi-Property Loan or Cross- Collateralized Group	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Yeshiva University Portfolio	Multi-Property Loan	$ 60,000,000	5.5%.
iStar Leased Fee Portfolio	Multi-Property Loan	55,000,000	5.0
Selig Portfolio	Multi-Property Loan	41,936,855	3.8
7 Rivington; 146 Mulberry	Cross-Collateralized Group	18,300,000	1.7
Atlanta and Anchorage Hotel Portfolio	Multi-Property Loan	17,426,253	1.6
Market Street Portfolio	Multi-Property Loan	8,640,375	0.8
Golden Gate & Goldsmith Gallery Portfolio	Multi-Property Loan	6,792,757	0.6
Total		$ 208,096,240	19.1%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers.

Geographic Concentrations

The table below shows the states or jurisdictions that have concentrations of Mortgaged Properties that represent 5.0% or more of the Initial Pool Balance by Allocated Loan Amount:

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Geographic Distribution(1)

State/Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
New York	11	$223,300,000	20.5%
Texas	8	$130,336,774	12.0%
California	7	$104,269,112	9.6%
Pennsylvania	5	$87,342,523	8.0%
Colorado	4	$67,504,049	6.2%
New Jersey	2	$63,446,635	5.8%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an Allocated Loan Amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout 22 other states, with no more than 4.7% of the Initial Pool Balance by Allocated Loan Amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	20 Mortgaged Properties representing approximately 18.8% of the Initial Pool Balance by Allocated Loan Amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 17.0%.

●	Certain of the Mortgaged Properties are located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, which areas are more susceptible to hurricanes.

Mortgaged Properties With Limited Prior Operating History

28 of the Mortgage Loans collectively representing approximately 12.0% of the Initial Pool Balance by allocated loan amount, are secured by Mortgaged Properties that (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple-net leases with the related tenant (or in one case, subject to a lease with a borrower affiliate) where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common; Crowd Funding

With respect to the Nassau County DHHS, 200 West 40th Street, Best Western Ocean View Resort, Chandler Mercado, Cramer Creek Corporate Center and American Mini Storage Mortgage Loans, collectively representing approximately 10.0% of the Initial Pool Balance, each such Mortgage Loan has two or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium Interests

Certain Mortgage Loans are secured in whole or part by condominium interests. In certain cases, the related borrower may not control the condominium board or association. As among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, examples of Mortgage Loans where the Mortgaged Property consists in whole or part of condominium interests and the borrower does not control the condominium board or association, include the following:

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●	With respect to the Market Street - The Woodlands Mortgage Loan, representing approximately 6.0% of the Initial Pool Balance, a single 23,934 square foot building with six tenants that is included in the Mortgaged Property comprises one condominium unit in a condominium that is comprised of two condominium units, a retail unit comprising such single building and a hotel unit that is not included in the collateral for the Mortgage Loan. The retail unit has a 28.10% interest in the condominium, and does not have control over the condominium board. The condominium association is not in good standing with the applicable governmental authorities.

●	With respect to the 300 Lighting Way Mortgage Loan, representing approximately 3.9% of the Initial Pool Balance, the Mortgaged Property consists of (i) an office building with a parking garage and (ii) a condominium unit consisting of an additional parking garage that is one unit in a two unit condominium. The parking garage condominium unit included in the Mortgaged Property represents an 84.66% interest in the condominium development. The borrower has the right to appoint two members to the four-member condominium board, and therefore does not control the related condominium board.

●	With respect to the Magnolia Hotel Denver Mortgage Loan, representing approximately 3.7% of the Initial Pool Balance, a portion of the related Mortgaged Property consists of the related borrower’s interest in seven commercial condominium units located in a parking garage structure comprised of eighteen total condominium units. The related condominium association is governed by a board of directors that includes three directors, one of whom is elected by the borrower. The related borrower owns an approximate 24.47% interest in the condominium association and does not have control over the condominium board.

●	With respect to the 150 West Main Street Mortgage Loan, representing approximately 3.2% of the Initial Pool Balance, the collateral for the Mortgage Loan consists of (i) an office tower condominium unit in a property that is comprised of two condominium units and (ii) the related borrower’s interest in a lease of a portion of the ground floor retail space. The office tower condominium unit consists of 227,610 square feet of class A urban office space. The condominium board consists of two members, one of which is appointed by the borrower. The related borrower owns a 59.1% interest in the condominium association, but has the right to appoint only 50% of the related condominium board, and therefore does not have control over the condominium board.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)(3)	83	$935,281,567	85.8%
Leasehold	4	$109,681,694	10.1%
Fee/Leasehold	2	$44,902,926	4.1%
Total	89	$1,089,866,186	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts as set forth in Annex A-2.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

(3)	With respect to the Magnolia Hotel Denver Mortgage Loan, representing approximately 3.7% of the Initial Pool Balance, a portion of the related Mortgaged Property consists of a leasehold interest in commercial space (totaling approximately 6,269 square feet) located in a non-contiguous third-party owned building (which building does not constitute collateral for the Mortgage Loan). The related borrower leases the commercial space for use as a ballroom at an annual rent of approximately $175,000. The current lease term expires on July 31, 2023.

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In general, unless the related fee interest is also encumbered by the related Mortgage, except as noted below or in the exceptions to representation and warranty no. 34 in Annex D-1 indicated on Annex D-2, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options) and, except as noted below or in the exceptions to representation and warranty no. 34 in Annex D-1 indicated on Annex D-2, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to the Nassau County DHHS Mortgage Loan, representing approximately 5.0% of the Initial Pool Balance, the Mortgaged Property consists of a ground leasehold interest under a ground lease between Nassau County as ground lessor and the borrower as ground lessee. Nassau County Department of Health and Human Services (“Nassau County DHHS” ) is also the sole tenant of the building at the Mortgaged Property. The ground lease was freely assignable to the lender in connection with its mortgage, but any further assignment by the lender (including via a foreclosure sale, deed in lieu of foreclosure and any transfer thereafter) would require the ground lessor’s consent, not to be unreasonably withheld. In addition, the lender must post a $250,000 letter of credit with the ground lessor in order to foreclose on the ground lease. The ground lessor has the right to mortgage its fee interest in the land on which the Mortgaged Property is located (and has currently pledged the rents under the ground lease to secure a credit facility); however, any fee mortgage must be subordinate to the ground lease. In addition, under the space lease at the Mortgaged Property, the borrower is required, at the request of the Nassau County DHHS, to negotiate in good faith and for no consideration to modify the ground lease to transfer title to the building to Nassau County DHHS; provided that (i) the rights of borrower as ground tenant are not adversely affected, (ii) the borrower retains all powers, rights and benefits of ownership of the building throughout the term of the ground lease, (iii) at the borrower’s request, title to the building will be transferred back to the borrower upon termination of the space lease, and (iv) Nassau County DHHS as tenant will pay all taxes, fees and charges imposed in connection with the transfer of title.

With respect to the iStar Leased Fee Portfolio – DoubleTree Seattle Airport Mortgaged Property, representing approximately 0.9% of the Initial Pool Balance by allocated loan amount, the Mortgage Loan is secured by the borrower’s fee and leasehold interests in the Mortgaged Property. The borrower’s fee and leasehold interests are collectively ground leased to the tenant, which operates a hotel on such Mortgaged Property. The hotel is not part of the collateral for the Mortgage Loan. The borrower’s leasehold interest is owned in fee by an unrelated third party and is subject to a ground lease that expires in January 2044, which is less than 20 years from the maturity date of the Mortgage Loan.

With respect to the Atlanta and Anchorage Hotel Portfolio – Renaissance Concourse Atlanta Airport Hotel Mortgaged Property, representing approximately 0.7% of the Initial Pool Balance by allocated loan amount, the Mortgaged Property is subject to a ground lease with the City of Atlanta, a municipal corporation of the State of Georgia. The ground lessee may assign its interest in the ground lease to the holder of the related Mortgage Loan. However, the ground lessor has the right to approve the assignee of the leasehold interest at a foreclosure sale and the holder of the related Mortgage Loan is not carved out as a purchaser at such foreclosure sale. Such approval will not be withheld if (i) the proposed assignee has a net worth of at least $50,000 and (ii) a credit report for the proposed assignee discloses a satisfactory business reputation and no criminal convictions involving moral turpitude. Such provision does not address how the net worth requirement would be interpreted in connection with the trust taking title. The ground lease specifically provides that the ground lessee may not assign or sublease substantially all of the ground leased portion of the Mortgaged Property without the prior written consent of the Mayor of Atlanta (other than as an assignment to a leasehold mortgagee), which consent will not be unreasonably withheld or delayed. The “new lease” provision does not expressly address rejection in bankruptcy, however, the ground lease specifically provides that no termination of such ground lease for any reason whatsoever will impair or negate the right of the leasehold mortgagee to a new ground lease.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

As regards ground leases, see representation and warranty no. 34 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, renovation or expansion. As among the 15 largest Mortgage Loans or groups of cross-collateralized

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Mortgage Loans, examples (other than hotel property improvement plans, which are discussed above under “—Mortgage Pool Characteristics—Property Types—Hotel Properties”) include:

●	With respect to the 1615 Poydras Mortgage Loan, representing approximately 3.1% of the Initial Pool Balance, the related borrower is required to complete certain immediate and short-term repairs identified in the related property condition report, including repairs to concrete in the Mortgaged Property’s parking deck and upgrades to the Mortgaged Property’s heating ventilation and air conditioning system, by May 5, 2018. At origination of the Mortgage Loan, the borrower escrowed $1,201,175, which amount represents 115% of the estimated costs of such repairs.

●	With respect to the Harbor Club Mortgage Loan, representing approximately 2.7% of the Initial Pool Balance, the related borrower intends to construct a clubhouse/office at the Mortgaged Property, at an approximate cost of $560,000. If the clubhouse/office is not completed within 12 months after commencement of construction, subject to a 6-month extension period, the borrower is required to deposit excess cash flow into a reserve until the balance therein is equal to the amount that the lender determines is required to complete construction. In lieu of such deposit of excess cash flow, the borrower may deposit the required amount into the reserve within 5 business days after the lender’s written request. The lender may use funds in the reserve to complete construction.

In addition, with respect to the Bursca Business Park Mortgage Loan, representing approximately 1.7% of the Initial Pool Balance, the related Mortgaged Property’s sole access to a public road is under a license agreement with a railroad company that may be terminated by either the borrower or such railroad company upon 90 days’ notice and by such railroad company at any time upon the borrower’s violation of any terms of such license agreement. In such event the borrower is obligated under the related loan documents to construct an alternate access route by means of an existing perpetual easement that benefits the Mortgaged Property through an adjacent property that is owned by a borrower affiliate. At origination, $233,057, representing 110% of the estimated cost of constructing such an alternate access route, was escrowed for such construction. In addition, the borrower reported that it plans to construct an additional access road for the Mortgaged Property, which is expected to cost approximately $300,000 (for which no funds have been escrowed) and to be completed in 2018.

See “Mortgage Pool Characteristics—Property Types—Hotel Properties” above for information regarding property improvement plans with respect to certain of the hotel Mortgaged Properties.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 24 months prior to the Cut-off Date. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 40 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the 300 Lighting Way Mortgaged Property, representing approximately 3.9% of the Initial Pool Balance, the ESA identified a REC due to contaminated groundwater which has been attributed to releases from two separate gas stations that are adjacent to the Mortgaged Property. Two unaffiliated third parties have been identified as the responsible parties. The ESA recommended a file review that was subsequently completed. No further action is recommended.

●	With respect to the Southridge Plaza Fontana Mortgage Loan, representing approximately 1.2% of the Initial Pool Balance, the ESA identified a REC in connection with the release of hazardous substances from a dry cleaner operating on the Mortgaged Property. Environmental investigation and remedial activities have been conducted at the Mortgaged Property since 2012 to address the related contamination, and recent reports have indicated a reduction in the concentrations of contaminants in the soil vapor samples taken from the Mortgaged Property. On March 1, 2017, the California Department of Toxic Substances Control (the

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“DTSC”) indicated that the most recent soil sampling report it had reviewed, dated February 14, 2017, revealed reduced concentrations of the contaminants and that such report addresses all of the department’s comments. The DTSC has requested that a closure report be provided to such agency for review to facilitate the issuance of a closure letter by the agency. The ESA recommends continued investigation and remediation of the Mortgaged Property until regulatory closure is obtained through the DTSC. At origination, the lender held back $10,000 in an environmental reserve account which will be released upon receipt of a no further action letter or payment in full of the Mortgage Loan.

●	With respect to the iStar Leased Fee Portfolio – DoubleTree Seattle Airport Mortgaged Property, representing approximately 0.9% of the Initial Pool Balance by allocated loan amount, the ESA identified a REC in connection with a review of the regulatory database, which revealed four releases of petroleum and other hazardous materials at the Mortgaged Property from 2001 to 2011. An environmental insurance policy in the amount of $2,000,000 per occurrence and in the aggregate and subject to a $25,000 self-insured retention, was obtained from Great American E&S Insurance Company in lieu of a Phase II Environmental Report. The insurance policy expires on March 30, 2030. Great American E&S Insurance Company has an S&P rating of A+ and a Moody’s rating of A1.

●	With respect to the Atlanta and Anchorage Hotel Portfolio – Hilton Anchorage Mortgaged Property, securing approximately 0.9% of the Initial Pool Balance by allocated loan amount, Unite Here, a labor union, has made accusations of mold, asbestos and lead contamination at the Mortgaged Property. The ESA ordered by the lender in connection with the origination of the related Mortgage Loan identified no RECs at the Mortgaged Property. With respect to the allegations of mold contamination, a microbial growth and moisture survey dated February 26, 2017, prepared by a third party specialist and required by the lender in connection with the origination of the related Mortgage Loan, indicated no areas of concern. The State of Alaska Department of Labor and Workforce Development Occupational Safety and Health Section also conducted a complaint-related enforcement inspection at the Mortgaged Property and issued a letter dated July 15, 2016 concluding that there were no apparent violations at the Mortgaged Property. In connection with the origination of the related Mortgage Loan, the lender required the borrower to maintain a microbial matter and mold mitigation operations and maintenance plan. With respect to the allegations of asbestos contamination, the related Mortgage Loan documents require that the borrower follow the recommendations stated in the related ESA and continue to implement the existing asbestos operations and maintenance plan. With respect to the allegations of lead contamination, the related ESA identified no issues with regard to lead-based paint and lead in drinking water and recommended no further action. The borrower and the guarantor have indemnified the lender for any losses incurred due to the presence or release (whether past, present or threatened) of any hazardous substances, which include but are not limited to mold, asbestos and asbestos-containing materials and lead.

●	With respect to the Huntersville Square Mortgage Loan, representing approximately 0.8% of the Initial Pool Balance, a tenant space located at the related Mortgaged Property was formerly occupied by a dry cleaner which conducted on-site dry cleaning operations from circa 1988 to at least the late 1990s. Based upon the presence of a dry cleaning facility at the related Mortgaged Property for over 10 years and the absence of previous subsurface investigations, the potential exists for dry cleaning solvents to have impacted subsurface conditions at the related Mortgaged Property. This was considered a REC and a potential vapor encroachment concern. Based on the results of a limited subsurface investigation conducted in January 2017, it was recommended that the related Mortgaged Property be enrolled in the North Carolina Department of Environmental Quality (“NCDEQ”) Dry-cleaning Solvent Cleanup Act (“DSCA”) Program to assess and clean up, if necessary, dry cleaning solvent contamination. In March 2017, the related Mortgaged Property was accepted to the NCDEQ DSCA Program. Under the related loan agreement, the related borrower is required to cooperate with the program and take actions necessary to maintain the related Mortgaged Property as part of the program (including, without limitation, payment of any environmental program fee) until regulatory closure is achieved.

●	With respect to the Thorndale West Shopping Center Mortgage Loan, representing approximately 0.8% of the Initial Pool Balance, according to the Phase I ESA, a dry cleaner was operated at the Mortgaged Property from as early as 1995 until 2016, when the facility was converted to a water-based system. The previous dry cleaning operations used PCE. A subsurface investigation was conducted at the dry cleaner space in January 2017. According to a Phase II letter report issued on March 25, 2017, five monitoring wells were installed, and PCE and other contaminants were identified at concentrations above the Pennsylvania Department of Environmental Protection (“PADEP”) Act 2 Groundwater Non-Residential Medium Specific Concentrations (MSCs) for a used aquifer, which is considered a REC. The environmental consultant recommended that a Notice of Intent to Remediate be submitted to the PADEP, and remediation be continued until regulatory closure is obtained. At origination an environmental reserve was deposited with

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the lender in the amount of $207,000 (150% of estimated remediation costs), and the borrower covenanted to take various remedial actions and seek regulatory closure. Amounts in such reserve may be disbursed periodically upon completion of the related remediation action, provided that a minimum balance of $69,000 is required to be retained until a “no further action” letter satisfactory to the lender is received from the PADEP. The borrower obtained an Enviro Covered Location Insurance Policy (Site Environmental), with the lender as an additional named insured, from Beazley Eclipse (Lloyd’s of London syndicates 623/2623), which has an A.M. Best Rating of A(XV) and an S&P rating of A+. The policy has policy limits of $2,000,000 per incident and in the aggregate with a deductible of $50,000 per incident and a term of 121 months expiring June 7, 2027 with an optional 36-month extended reporting period.

●	With respect to the Golden Gate & Goldsmith Gallery Portfolio Mortgage Loan, representing approximately 0.6% of the Initial Pool Balance by allocated loan amount, the dry cleaning tenant located at the Golden Gate Shopping Center Mortgaged Property since circa 1986 is a Resource Conservation and Recovery Act (RCRA)-Conditionally Exempt Small Quantity Generator (CESQG) for ignitable waste. The dry cleaning facility is also listed on the Registered Drycleaners database for use of tetrachloroethylene (“PCE”) and was the focus of two Limited Phase II Environmental Site Assessments conducted in January 2007 and March 2007. The results identified subsurface and groundwater contamination in excess of Michigan regulatory standards, which is considered a REC, and had not been the subject of additional investigation, corrective action or regulatory compliance activities prior to April 2017. In April 2017, a Phase II Limited Subsurface Investigation was conducted to assess the extent of the PCE-related subsurface contamination and the potential for vapor intrusion within the dry cleaning space and the two immediately adjacent tenant spaces. The results indicated that subsurface contamination associated with the on-site dry cleaning activities remains in the soil and groundwater in excess of applicable Michigan Department of Environmental Quality (“MDEQ”) Nonresidential/Commercial Criteria. In addition, sub-slab soil gas analytical results indicate there is the potential for PCE and trichloroethene soil gas vapors to infiltrate the related Mortgaged Property and may pose a health risk to current and future building occupants. Additional vapor intrusion investigation is required and the installation and operation of a Sub-Slab Depressurization System or other Vapor Intrusion Mitigation System may be warranted. The results of the Limited Subsurface Investigation were submitted to the MDEQ along with a recommended approach to remediate the impacted areas. The related consultant has estimated the cost to complete all work to achieve regulatory compliance, including the installation of a Vapor Intrusion Mitigation System, to be $100,000. Under the related loan agreement, the related borrower is required to diligently pursue obtaining the issuance of a “no further action” letter from the MDEQ, and to comply with any recommendations or requirements set forth by the MDEQ. In connection therewith, a $150,000 environmental escrow was funded at origination of the Mortgage Loan, which amount constitutes 150% of the estimated cost of the additional testing and mitigation needed to obtain the issuance of a “no further action” letter.

●	With respect to the Walgreens – Ann Arbor, MI Mortgaged Property, representing approximately 0.5% of the Initial Pool Balance, the ESA reported that the Mortgaged Property is listed in an environmental database for soil and groundwater contamination, which was identified by the ESA as a REC. The ESA recommended that the borrower prepare and submit a Baseline Environmental Assessment (BEA) and Due Care Plan to the Michigan Department of Environmental Quality. The BEA and Due Care Plan were submitted by the borrower subsequent to the origination of the Mortgage Loan and no further action is recommended.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically

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motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. See “Appraised Value” above.

With respect to the Hyatt Regency Austin Mortgage Loan, representing approximately 3.9% of the Initial Pool Balance, the proceeds of such Mortgage Loan were used in part to buy out a prior equity owner of the borrower, at an implied buyout valuation of the Mortgaged Property of approximately $135,000,000. Such buyout valuation would result in a Cut-off Date Loan-to-Value Ratio for the related Whole Loan of 76.3% and for the Whole Loan and related mezzanine loan of 91.9%, compared to the Cut-Off Date Loan-to-Value Ratios of 58.9% and 70.9%, respectively, based on the “as is” appraised value of $174,800,000.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than 14 months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or to remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors, the guarantors and managers of the Mortgaged Properties and their respective affiliates, and/or ongoing litigation to which certain Mortgaged Properties are subject. For example:

●	With respect to the Yeshiva University Portfolio Mortgage Loan, representing approximately 5.5% of the Initial Pool Balance, the sponsor was listed as a defendant in a federal bankruptcy proceeding of an unrelated party in 2009. However, the case against the sponsor was subsequently dismissed with prejudice.

●	With respect to the 123 William Street Mortgage Loan, representing approximately 4.6% of the Initial Pool Balance, Nicholas S. Schorsch is a key principal of AR Global Investments, LLC (formerly known as AR Capital, LLC) and is affiliated with the related borrower sponsor, American Realty Capital New York City REIT. Mr. Schorsch resigned from the boards of 13 companies following a disclosure that, during his time as chairman of American Realty Capital Properties (“ARCP” ), an affiliate of AR Capital, LLC until January 2014, accounting errors were intentionally concealed and improper payments and equity awards were made to certain affiliates and key principals, respectively. In October 2014, ARCP issued a press release announcing that, based on the preliminary findings of ARCP’s audit committee, previously issued financial statements and other financial information contained in ARCP’s annual report on Form 10-K for the fiscal year ended December 31, 2013 and quarterly reports on Form 10-Q for the fiscal periods ended March 31, 2014 and June 30, 2014 had accounting errors that were intentionally concealed. The audit committee also identified certain payments made to several affiliates that were not appropriately documented, and that equity awards made to Mr. Schorsch and another former executive contained provisions that were more favorable than those approved by the compensation committee of ARCP’s board of directors. In connection with such findings, ARCP has been the subject of various regulatory and criminal investigations, including by the SEC, the U.S. Attorney’s office for the Southern District of New York (the “USAO-SDNY” ) and the Federal Bureau of Investigation, which may still be ongoing. Several officers and directors of ARCP, including the key principal of the borrower sponsor, have also been named as defendants in various securities class action complaints and in October 2015, an additional securities fraud action was filed by The Vanguard Funds against ARCP, Mr. Schorsch, and other principals of ARCP. In addition, the Secretary of the Commonwealth of Massachusetts, Securities Division filed suit against Realty Capital Securities, LLC (“RCS”), an affiliate of ARCP under common control of ARCP’s parent company, in connection with the fraudulent casting of shareholder proxy votes on various investment programs. In December 2015, RCS announced that it had settled with the Secretary of the Commonwealth of Massachusetts, Securities Division, which settlement includes the payment of a fine, revocation of RCS’s broker-dealer registration and the dissolution of RCS’s wholesale distribution business. In March 2016, RCS filed for Chapter 11 bankruptcy protection. In September 2016, the USAO-SDNY announced the filing of criminal charges and the SEC announced the filing of a civil complaint against the former chief financial officer and former chief accounting officer of ARCP. The chief financial

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officer pled guilty to the charges, and the SEC litigation has been stayed pending the conclusion of the criminal action.

●	With respect to the 1615 Poydras Mortgage Loan, representing approximately 3.1% of the Initial Pool Balance, one of the related guarantors and borrower sponsors is one of several defendants named in a pending lawsuit brought in June 2013 by public stockholders of Stewart Enterprises, Inc. (“STEI” ) and other plaintiffs in connection with the sale of STEI, of which such guarantor was chairman of the board and a 30% stockholder, to Service Corporation International. The plaintiffs seek approximately $160 million and allege, among other things, that STEI’s board of directors breached its fiduciary duty in handling the sales process and should have obtained a higher stock purchase price and that the guarantor pushed for the sale in order to secure a “side deal” for himself and exerted undue influence over the special committee that reviewed and approved the sale in order to accomplish this goal. The trial court granted the defendants’ motion for summary judgment on October 31, 2016. The plaintiffs have appealed the trial court’s decision.

●	With respect to the One Presidential Mortgage Loan, representing approximately 2.9% of the Initial Pool Balance, two of the related sponsors, Keystone Property Fund II, L.P. and Keystone Property Fund IIA, L.P (collectively, “Fund II” ) were subject to two foreclosure actions in 2012, with respect to two office properties located in Chicago. In 2013, ownership of the related properties was transferred to Wells Fargo, which had provided the construction loans that were in default at the time. Fund II had also executed limited guaranties on both construction loans and Wells Fargo attempted to enter a judgment against Fund II for $53,500,000; however, it did not take into account proceeds that they had previously recouped from the foreclosures. A judgment for the full guaranty was entered in the summer of 2012. Fund II appealed the judgment claiming that it was improperly filed as a full guaranty and that it incorrectly ignored previously recouped funds. In February 2016, a federal court vacated Wells Fargo’s claims because the original court lacked jurisdiction to enter the judgment. Wells Fargo re-filed its deficiency lawsuit; however, a settlement between Wells Fargo and Fund II was subsequently signed. Per the settlement, Fund II wired $2,000,000 to Wells Fargo and is obligated to pay Wells Fargo an additional $10,000,000 from the sale of a certain office building, which is currently under contract.

●	With respect to the Atlanta and Anchorage Hotel Portfolio Mortgage Loan, representing approximately 1.6% of the Initial Pool Balance, the sponsor reported that an affiliate is a defendant in a pending environmental litigation relating to a property in Oklahoma unrelated to the Mortgaged Property. The estimated maximum litigation exposure is $750,000. The sponsor reported a net worth in multiples of the maximum potential liability.

●	With respect to the Lyons Business Park Mortgage Loan, representing approximately 1.6% of the Initial Pool Balance, the sponsor and non-recourse carveout guarantor, Joseph Simhon, reported that he and his brother are defendants in a pending litigation concerning a dispute over the 2013 sale of certain real property unrelated to the Mortgaged Property. The sponsor reported that the maximum litigation exposure is approximately $12,000,000. Based on information provided by the sponsor, the sponsor and his brother each have a net worth greater than the maximum litigation exposure.

●	With respect to the Germantown Apartments Mortgage Loan, representing approximately 0.9% of the Initial Pool Balance, Cayman National Trust Co. Ltd. (“CNT”), the trustee of the 100% beneficial owner (which owner is a Cayman Island Charitable Trust) of the related borrower, pled guilty to conspiracy to defraud the Internal Revenue Service, evade taxes and file false tax returns. According to the U.S. Department of Justice (the “DOJ”), from at least 2001 through 2011, CNT and its affiliate, Cayman National Securities Ltd. (“CNS”), assisted certain U.S. taxpayers in evading their U.S. tax obligations and otherwise hiding accounts held at CNT and CNS from the Internal Revenue Service by knowingly opening and maintaining undeclared accounts for U.S. taxpayers. On March 9, 2016, the DOJ announced that CNT and CNS had pleaded guilty to charges of conspiracy with many of their U.S. taxpayer-clients to hide more than $130 million in offshore accounts from the Internal Revenue Service and to evade U.S. taxes on the income earned in those accounts. CNT and CNS entered their guilty pleas pursuant to plea agreements requiring the companies to, among other things, produce through the treaty process account files of non-compliant U.S. taxpayers who maintained accounts at CNT and CNS and pay the United States a total of $6 million in financial penalties (which consists of the forfeiture of gross proceeds of their illegal conduct, restitution of the outstanding unpaid taxes from U.S. taxpayers who held undeclared accounts at CNT and CNS, and a fine).

●	With respect to the Parkway Crossing Mortgage Loan, representing approximately 0.4% of the Initial Pool Balance, the non-recourse carveout guarantor, Kenneth Levy, was a defendant (among other defendants) of various shareholder derivative suits filed in state and federal courts during 2006-2009, in his capacity as

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the former Chairman of the board of directors, member of the compensation committee, director and former CEO of KLA-Tencor. Certain of these suits were related to an investigation of KLA-Tencor by the SEC, the Department of Justice, and the Department of Labor regarding alleged illegal backdated stock option grants and materially misleading financial reporting between 1997-2005. Mr. Levy left KLA-Tencor and became Chairman Emeritus of the company in October, 2006. As a result of the investigations, in mid-2007, KLA-Tencor retroactively re-priced all outstanding stock options held by Mr. Levy and other executives, which resulted in KLA-Tencor’s restating financial results from mid-1997 to mid-2002, and taking a non-cash charge of $370 million for stock-based compensation expenses. KLA-Tencor also reached a settlement with the SEC in mid-2007. In early 2008, KLA-Tencor agreed to pay $65 million in cash to settle a class action shareholder lawsuit over backdated stock-option grants, brought by the City of Philadelphia Board of Pensions and other plaintiffs. Other shareholder derivative suits were filed in state and federal court during 2006-2009 against Mr. Levy (among other defendants) in his capacity as a director and member of the compensation committee of three other public companies with similar investigations on stock option grants backdating; however, each such action was settled or dismissed with prejudice.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below. See also representation and warranty no. 13 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

41 Mortgage Loans, representing approximately 72.2% of the Initial Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan.

15 Mortgage Loans, representing approximately 18.9% of the Initial Pool Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

2 Mortgage Loans, representing approximately 8.9% of the Initial Pool Balance, were originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

As of the Cut-off Date, with respect to the following Mortgage Loans: (i) the Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the related Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (ii) the related Mortgaged Property at the time of acquisition secured a prior loan of the type described in clause (i), or (iii) the related Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership:

●	With respect to the Nassau County DHHS Mortgage Loan, representing approximately 5.0% of the Initial Pool Balance, the proceeds of the Mortgage Loan were used by the related borrower to acquire the related Mortgaged Property. The proceeds of such acquisition were simultaneously used by the seller of the Mortgaged Property to repay a prior securitized mortgage loan secured by the Mortgaged Property that matured in February 2017, and therefore was in maturity default and in special servicing at the time of such repayment on May 4, 2017.

●	With respect to the Magnolia Hotel Denver Mortgage Loan, representing approximately 3.7% of the Initial Pool Balance, the prior loan secured by the related Mortgaged Property matured on May 6, 2017 and was refinanced by the Magnolia Hotel Denver Whole Loan on May 9, 2017. The related borrower was not required to pay default interest on the prior loan for the period between maturity of the prior loan and origination of the Magnolia Hotel Denver Whole Loan.

●	With respect to the Grand Marc at Riverside Mortgage Loan, representing approximately 3.0% of the Initial Pool Balance, proceeds of such Mortgage Loan facilitated the related borrower’s acquisition of the related Mortgaged Property as part of an REO transaction.

●	With respect to the Gateway Crossing Mortgage Loan, representing approximately 2.3% of the Initial Pool Balance, the related whole loan refinanced a commercial mortgage backed securities loan that was subject to a default and loan modification in 2013. The prior loan had a $45,000,000 initial principal balance and a $5,000,000 earnout reserve. After the borrower received $1,000,000 of the earnout reserve, one of the tenants at the Mortgaged Property filed for bankruptcy protection, and the borrower

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subsequently defaulted and entered into a loan modification whereby the $4,000,000 remaining earnout, and an additional $1,500,000 contributed by the borrower, were applied to prepay the prior loan.

●	With respect to the Flamingo Commons Mortgage Loan, representing approximately 1.0% of the Initial Pool Balance, such Mortgage Loan refinanced a prior mortgage loan secured by the related Mortgaged Property that was the subject of a modification in 2009 (following the borrower’s failure to make three monthly payments and the prior lender’s commencement of foreclosure proceedings) and a subsequent modification in 2013, which extended the maturity date of such prior mortgage loan to November 1, 2017.

●	With respect to the Picasso Village Mortgage Loan, representing approximately 0.7% of the Initial Pool Balance, such Mortgage Loan refinanced a prior commercial mortgage backed securities loan secured by the related Mortgage Property that was in maturity default and special servicing at the time of origination of such Mortgage Loan.

●	With respect to the iStar Leased Fee Portfolio Mortgage Loan, the One Ally Center Mortgaged Property, representing approximately 0.7% of the Initial Pool Balance by allocated loan amount, was acquired by the loan sponsor in 2007 through foreclosure. In 2015, the loan sponsor sold the improvements on the Mortgaged Property and simultaneously commenced the ground lease, becoming the ground lessor under the subject ground lease. The Mortgage Loan is secured by the related borrower’s leased fee interest in the Mortgaged Property.

●	With respect to the Greenwood Commons Mortgage Loan, representing approximately 0.5% of the Initial Pool Balance, the related Mortgaged Property secured a prior loan made to the related borrower that went into default in October 2011 after a missed payment, with the borrower making partial monthly payments from November 2011 through May 2012, when the related lender commenced foreclosure proceedings. In June 2012 the borrower made full debt service payments and repaid all accrued interest (using proceeds of the related guarantor’s sale of another real property), and all loan defaults were cured as part of full reinstatement of the loan. The loan performed thereafter and was refinanced on April 6, 2017 using proceeds of the related Mortgage Loan.

With respect to the Market Street – The Woodlands, 300 Lighting Way, One Presidential, Gateway Crossing, DoubleTree Tinton Falls, Crowne Plaza JFK, Heritage Park Shopping Center, Bursca Business Park, Shea Center II, Atlanta and Anchorage Hotel Portfolio, Southridge Plaza Fontana, Flamingo Commons, Germantown Apartments, Thorndale West Shopping Center, Market Street Portfolio, Picasso Village, Courtyard – Burlington, Chandler Mercado and Greenwood Commons Mortgage Loans, collectively representing approximately 32.6% of the Initial Pool Balance, (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, or (b) the related Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

With respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, examples include:

●	With respect to the Nassau County DHHS Mortgage Loan, representing approximately 5.0% of the Initial Pool Balance, the related borrower reported that a securitized mortgage loan made to an affiliate of the borrower recently went into maturity default, after the sole tenant, a federal agency, indicated it might not renew its lease. The loan was placed into special servicing and sold at a discount in early 2017.

In addition, with respect to the Atlanta and Anchorage Hotel Portfolio Mortgage Loan, representing approximately 1.6% of the Initial Pool Balance, in 2005 one of the non-recourse carveout guarantors, Columbia Sussex Corporation (“CSC” ), acquired a portfolio of fourteen hotel properties from Blackstone Group, Inc., financed by a $1,100,000,000 loan from Bear Stearns Companies, Inc. and Bank of America Corporation (and $300,000,000 of sponsor equity). The debt included seven tiers of mezzanine debt, which Blackstone Group, L.P. purchased. The debt matured in October 2010 with an outstanding principal balance of $1,030,000,000. CSC was unable to refinance or restructure the loan and agreed to a deed-in-lieu of foreclosure and transferred ownership of the portfolio back to Blackstone Group L.P. In 2007, CSC acquired the Tropicana casinos in both Las Vegas and Atlantic City through a separate entity, Tropicana Entertainment. The New Jersey Casino Control Commission subsequently denied Tropicana Entertainment a gaming license, and as a result, Tropicana Entertainment was unable to operate the Tropicana casino in Atlantic City. Tropicana Entertainment defaulted on the loans that financed the acquisition and filed for

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Chapter 11 bankruptcy. In addition, CSC Holdings, LLC has been the borrower sponsor of various CMBS loans for which the related property has been acquired by the applicable lender in connection with a foreclosure or deed-in-lieu of foreclosure, as well as the borrower sponsor of certain nonrecourse loans that are currently in special servicing and/or where the related properties are being managed by an appointed receiver, are in foreclosure or have entered a deed-in-lieu transaction. CSC Holdings is also the borrower sponsor of loans in default outside of a securitization.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

11 Mortgaged Properties, collectively representing approximately 12.4% of the Initial Pool Balance by allocated loan amount, are each leased entirely (or substantially in its entirety) to a single tenant. See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

With respect to many of the Mortgaged Properties, all or substantially all of the tenant leases expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, see the related summaries attached as Annex A-3 to this prospectus. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office and industrial Mortgaged Property. There may be significant leases or a significant concentration of leases at a particular Mortgaged Property (including Mortgaged Properties occupied entirely (or substantially in their entirety) by a single tenant) that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property.

The Mortgage Loans shown in the table below represent Mortgage Loans among the 25 largest Mortgage Loans as to which multiple leases representing in the aggregate 25% or greater of the net rentable square footage of the related Mortgaged Property or Mortgaged Properties expire in a single calendar year prior to, or within 12 months after, the maturity of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	% of NRA Expiring	Calendar Year of Expiration	Maturity Date
300 Lighting Way	3.9%	40.3%	2027	4/6/2027
Selig Portfolio	3.8%	36.3%	2019	5/6/2024
150 West Main Street	3.2%	34.8%	2022	5/6/2027
1615 Poydras	3.1%	47.0%	2026	5/6/2027
One Presidential	2.9%	51.4%	2021	7/5/2026
Gateway Crossing	2.3%	29.5%	2021	3/1/2027
Gateway Crossing	2.3%	27.8%	2022	3/1/2027
200 West 40th Street	1.8%	75.5%	2023	3/6/2027
Shea Center II	1.6%	40.4%	2022	1/5/2026

The table above does not show Mortgage Loans outside the 25 largest Mortgage Loans, or among the 25 largest Mortgage Loans as to which a single tenant lease, or a single lease representing 25% or greater of the net rentable square footage of the related Mortgaged Property or Mortgaged Properties, expires in a single year prior to, or within 12 months after, the related maturity date. Expiration dates for the five largest tenants by net rentable square footage at each Mortgaged Property are shown on Annex A-1.

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There may be other Mortgaged Properties as to which leases representing 25% or greater of the net rentable square footage of the related Mortgaged Property expire in a single calendar year prior to, or the same year as, or over several calendar years prior to, maturity of the related Mortgage Loan.

In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 25%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, coinciding with or shortly after, the calendar year in which the maturity of the related Mortgage Loan occurs.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease without satisfaction of any condition precedent other than notice and/or payment of a termination fee. As among the 25 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and the 5 largest tenants at each related Mortgaged Property, examples include:

●	With respect to the Market Street - The Woodlands Mortgage Loan, representing approximately 6.0% of the Initial Pool Balance, the third largest tenant, Regus, has a termination option at any time after March 1, 2025 upon six months notice.

●	With respect to the Selig Portfolio Mortgage Loan, representing approximately 3.8% of the Initial Pool Balance, among the five largest tenants at each of the seven Mortgaged Properties, 11 tenants, collectively representing approximately 17.0% of the aggregate net rentable square footage of the Selig Portfolio Mortgaged Properties (including the second largest tenant of the portfolio, Sound Transit, which leases 5.6% of the net rentable square footage), have the option to terminate their respective leases upon providing notice of such termination within a specified period prior to the termination date.

●	With respect to the 150 West Main Street Mortgage Loan, representing approximately 3.2% of the Initial Pool Balance, the third largest tenant at the Mortgaged Property, SunTrust Bank, representing approximately 10.6% of the net rentable area, has the right to terminate its lease effective on December 31, 2022, provided that (i) written notice of termination is provided to the landlord no later than March 31, 2022 and (ii) within 30 days of the termination notice, SunTrust Bank pays to the landlord an amount equal to the sum of the unamortized balance of the improvement allowance/leasing commissions and six months’ base rent. SunTrust Bank has an additional termination right if, by December 31, 2020, the borrower’s prime leasehold interest in the ground floor retail space subleased by the borrower to Sun Trust Bank (which currently terminates on December 31, 2023) is not extended until at least December 31, 2025 effective on December 31, 2023, provided that SunTrust Bank provides notice by March 31, 2023 and makes a payment of 50% of unamortized tenant allowance and leasing commissions. The fourth largest tenant at the Mortgaged Property, T. Parker Host, Inc., representing approximately 9.1% of the net rentable area, has a one-time option to terminate its lease effective on December 31, 2022, provided that (i) it provides nine months’ prior written notice to the landlord and (ii) it pays to the landlord an amount equal to the sum of the unamortized (a) cost of tenant improvements paid by the landlord, (b) leasing commissions paid by the landlord, (c) rent abatement(s) taken by T. Parker Host, Inc., all calculated at 6% interest, and (d) nine month’s rent. In addition, the fifth largest tenant at the Mortgaged Property, CB Richard Ellis of Virginia, representing approximately 8.2% of the net rentable area, has the option to terminate its lease, provided that it provides 90 days prior written notice to the landlord following its receipt of written notice from the landlord that the landlord has (i) terminated the property management agreement or leasing agreement with CB Richard Ellis of Virginia or (ii) reduced the property management fee. In the event that CB Richard Ellis of Virginia exercises its termination option, the tenant will be required to vacate the premises within nine months of providing notice to the landlord.

●	With respect to the 1615 Poydras Mortgage Loan, representing approximately 3.1% of the Initial Pool Balance, the largest tenant, FM Services Company, representing approximately 41.9% of net rentable square footage of the related Mortgaged Property, has the option to terminate its lease with respect to its entire leased premises, effective beginning on April 30, 2023, by providing 18 months’ notice and payment of a fee equal to approximately $2.3 million. The tenant also has the option to terminate its lease with respect to up to two floors of its space (representing approximately 9.0% of the net rentable square footage of such Mortgaged Property), effective beginning on April 30, 2021, by providing 12 months’ notice and payment of a fee equal to approximately $717,000. In addition, the second-largest

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tenant, ANKOR Energy LLC (KNOC), representing approximately 7.4% of the net rentable square footage of such Mortgaged Property, may terminate its lease, effective on October 31, 2022, by providing notice by October 31, 2021. In addition, the third-largest tenant, Kuchler Polk Schell Weiner & Richeson, LLC, representing approximately 5.1% of the net rentable square footage of such Mortgaged Property, has the one-time right to terminate its lease, effective September 30, 2020 and September 30, 2022, by providing 9 months’ notice and payment of an amount equal to unamortized tenant improvements and leasing commissions.

●	With respect to the One Presidential Mortgage Loan, representing approximately 2.9% of the Initial Pool Balance, the fourth largest tenant at the Mortgaged Property, Live Nation Worldwide, Inc., representing approximately 9.1% of the net rentable area, has the right to terminate its lease on June 30, 2021, provided that it provides the landlord with (i) irrevocable notice no later than 12 months prior to June 30, 2021 and (ii) a termination fee, estimated at approximately $360,000, which is equal to the unamortized leasing costs calculated at 8%.

●	With respect to the Bursca Business Park Mortgage Loan, representing approximately 1.7% of the Initial Pool Balance, the second-largest tenant, Breen Energy, representing approximately 4.9% of the net rentable square footage of the related Mortgaged Property, has a one-time right to terminate its lease, effective February 2019, by providing six months’ notice. In addition, the fourth-largest tenant, ADT, representing approximately 4.5% of the net rentable square footage of such Mortgaged Property, holds a one-time right to terminate its lease, effective September 30, 2017, by providing nine months’ notice.

●	With respect to the Shea Center II Mortgage Loan, representing approximately 1.6% of the Initial Pool Balance, the second largest tenant at the Mortgaged Property, Nova Financial, doing business as Nova Home Loans (“Nova”), representing approximately 9.8% of the net rentable area (11,831 square feet), has a one-time right to terminate its lease upon the end of the 65th month of the lease subject to the satisfaction of certain conditions, including among others, (i) Nova provides the borrower with written notice of its need for expansion space at the Mortgaged Property no earlier than the last day of the 50th month of the lease and no later than the last day of the 59th month of the lease; (ii) the borrower is unable to accommodate Nova’s need for a total of 14,000 to 16,000 rentable square feet of expansion space at the Mortgaged Property and (iii) Nova pays the landlord an amount equal to the unamortized transaction costs including free rent, tenant improvements, leasing commissions and legal fees amortized at 9% interest prior to terminating its lease, plus three months’ gross rent based on the rental rate in effect at the time of the early termination.

For more information related to tenant termination options, see the charts entitled “Tenant Summary” for the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3 to this prospectus.

Set forth below are Mortgaged Properties securing Mortgage Loans among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans as to which certain government leases (or leases with tenants which receive government funding) individually represent more than 5% of the underwritten base rent at the related Mortgaged Property and are subject to the risk of early termination due to lack of appropriations or similar events.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount(1)	Tenants	Percent of Net Rentable Area	Percent of Base Rent
Selig Portfolio - Fifth & Jackson(2)	0.5%	Sound Transit	41.8%	39.2%
Selig Portfolio – North Tower - 100 West Harrison(3)	0.2%	National CASA Association	11.9%	15.6%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts as set forth in Annex A-2.
(2)	Sound Transit has the option to terminate its lease for 54,729 of its 60,282 square feet of space at any time by giving the landlord at least nine months’ prior notice and paying a termination fee equivalent to the unamortized portion of costs incurred by the landlord pursuant to its lease such as architectural fees, tenant improvement costs and broker commissions.
(3)	If National CASA Association’s tenant’s federal funding is less than $4,000,000 in any given year, it will have the one-time right to terminate its lease effective February 1, 2019, upon six months’ notice and the payment of a termination fee equal to all unamortized tenant improvements and leasing commissions allocated to its premises.

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Other. Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have taken possession or begun paying rent or may be in negotiation. Certain of such leases may be underwritten based on average or straight-lined rents or other similar assumptions and may include free rent or rent abatement periods. Furthermore, certain of the tenants may have subleased all or substantially all of the related spaces to other parties. As among the 25 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and the 5 largest tenants at each related Mortgaged Property, examples include:

●	With respect to the Market Street - The Woodlands Mortgage Loan, representing approximately 6.0% of the Initial Pool Balance, at loan origination, the borrower delivered a guaranty from the related borrower sponsor in respect of the borrower’s obligation to deposit the amount of $399,264 in respect of outstanding free rent obligations, of which $334,419 relates to abated rent for the third largest tenant, Regus, through March 31, 2018.

●	With respect to the iStar Leased Fee Portfolio Mortgage Loan, representing approximately 5.0% of the Initial Pool Balance, the Mortgage Loan is secured by the borrower’s leased fee interest in the Mortgaged Properties, which are ground leased to multiple tenants. The underwriting includes the annualized present value of contractual rent increases through the term of each respective ground lease based on a 6.0% discount rate.

●	With respect to the Nassau County DHHS Mortgage Loan, representing approximately 5.0% of the Initial Pool Balance, the sole tenant, the Nassau County DHHS, has a 50% rent abatement for the months of May through August 2017, all of which was reserved at origination of such Mortgage Loan. In addition, the sole tenant is entitled under its lease to $2,928,445.20 for unfunded tenant improvement obligations, the unused amount of which may be applied as a rent credit beginning on the 15th month anniversary of its lease (which is January 1, 2019). Such amount was reserved at loan origination. In addition, the Nassau County DHHS Mortgage Loan was underwritten based on the straight-lined rent of the sole tenant.

●	With respect to the 123 William Street Mortgage Loan, representing approximately 4.6% of the Initial Pool Balance, the fourth largest tenant, NYC Department of Youth & Community Development (“DYCD” ), representing approximately 7.4% of the net rentable area, currently leases its space under a month-to-month license agreement. According to the borrower sponsor, DYCD received approval from The City of New York to enter into a long term lease (20-year lease at a proposed annual base rent of $2,071,110 or $51.00 PSF) and the lease is currently being drafted. A holdback in the amount of $20,000,000 was taken at origination, which will be released to the borrower sponsor upon: (i) the execution of a lease with DYCD for the existing DYCD premises for an initial term of at least ten years with a net effective rent at least equal to the net effective rent under the month-to-month license agreement; or (ii) the execution of a lease with one or more replacement, third party tenants (not a borrower sponsor affiliate) for the existing DYCD premises for an initial term of at least five years and provided that the debt yield is at least 8.2%. In the event the borrower sponsor executes a replacement lease with an unaffiliated third party tenant and does not meet the debt yield requirements as described in clause (ii) of this paragraph, the borrower sponsor will be entitled to receive the $20,000,000 holdback, less an amount equal to the amount that the Mortgage Loan would have to be prepaid in order for the debt yield to equal at least 8.2%.

●	With respect to the 300 Lighting Way Mortgage Loan, representing approximately 3.9% of the Initial Pool Balance, the largest tenant, Safilo USA, Inc., representing approximately 18.7% of the net rentable square footage at the Mortgaged Property, has executed a lease at the Mortgaged Property but has not yet taken occupancy. The borrower is also obligated to spend $3,510,060 to build out the tenant’s space, of which $2,833,592 was outstanding as of the origination date. The tenant is expected to occupy its space in June 2017 and is required to commence paying full, unabated rent by July 2018 after a 15-month rent abatement period. On the origination date, $1,631,890 was escrowed for the related rent abatement period and another $2,833,592 was escrowed to fund the remaining tenant improvements. In addition, a $5,500,000 escrow was established at origination, which will be released to the borrower upon Safilo USA, Inc. taking occupancy of its premises, among other conditions. In addition, NYK Line (North America), Inc., H&M Hennes & Mauritz, L.P. and Chasan Leyner & Lamparello, PC, the second, third and fifth largest tenants at the Mortgaged Property, respectively, collectively occupying approximately 40.3% of the net rentable area at the Mortgaged Property, are each in an abated rent period. At origination, the borrower reserved $210,128, $782,172 and $184,947 to cover the abated rent payments for NYK Line (North America), Inc., H&M Hennes & Mauritz, L.P. and Chasan Leyner & Lamparello, PC, respectively.

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With respect to the Selig Portfolio Mortgage Loan, representing approximately 3.8% of the Initial Pool Balance, the underwriting includes straight-lined rent due to investment grade tenancy for the largest portfolio tenants, Amazon Corporate LLC (17.6% of net rentable square footage of the portfolio of Mortgaged Properties), and Sound Transit (5.6% of net rentable square footage of the portfolio of Mortgaged Properties).

●	With respect to the 150 West Main Street Mortgage Loan, representing approximately 3.2% of the Initial Pool Balance, the underwriting includes straight-lined rent due to investment grade tenancy for the third largest tenant, SunTrust Bank (10.6% of net rentable square footage), and the fifth largest tenant, CB Richard Ellis of Virginia (8.2% of net rentable square footage).

●	With respect to the 1615 Poydras Mortgage Loan, representing approximately 3.1% of the Initial Pool Balance, the largest tenant, FM Services Company, representing approximately 41.9% of net rentable square footage of the related Mortgage Property, is not in occupancy of approximately 10.7% of its leased space. The tenant subleases a portion of its leased space, representing approximately 4.4% of the net rentable square footage of the Mortgaged Property, to a subtenant that operates a cafeteria. The tenant has also commenced marketing one floor of its space, representing approximately 4.5% of the net rentable square footage of the Mortgaged Property, for sublease.

●	With respect to the 696 Hampshire Road Mortgage Loan, representing approximately 1.8% of the Initial Pool Balance, the largest tenant at the related Mortgaged Property, Specialty Surgical Center, is entitled to a 50% rent abatement under its lease for each October from 2017 through 2026, May 2020 and May 2023, totaling approximately $451,931.90 in rent credits. In addition, the third largest tenant at the related Mortgaged Property, Glen Cohen MD, Inc., is entitled to a 50% rent abatement under its lease for the months of January and February of 2018, 2019 and 2020, totaling approximately $53,871.14 in rent credits. At origination of the Mortgage Loan, approximately $32,866 (representing one month’s rent) and $17,429 (representing two months’ rent) were deposited into separate free rent reserve accounts for Specialty Surgical Center and Glen Cohen MD, Inc., respectively.

●	With respect to the Shea Center II Mortgage Loan, representing approximately 1.6% of the Initial Pool Balance, the largest tenant at the Mortgaged Property, Halliburton Energy Services, representing approximately 37.5% of the net rentable area (45,535 square feet), is not in occupancy of 12,988 square feet of its leased space and is currently marketing the space for sublease. Additionally, the second largest tenant at the Mortgaged Property, Nova, representing approximately 9.8% of the net rentable area (11,831 square feet), is not yet in occupancy of its leased space pending the completion of tenant improvement work. Nova is receiving 5 months of abated rent, and is anticipated to take occupancy of its leased space prior to October 2017. Nova executed its lease approximately 17 months after the origination of the Shea Center II Mortgage Loan. As a result, no reserves were taken upfront for the tenant improvement work at the Mortgaged Property or the 5 months of abated rent. The related borrower anticipates that the tenant improvements will cost approximately $35 per square foot ($414,085). The current balance in the Shea Center II rollover reserve account is $73,446.

●	With respect to the Selig Portfolio – 645 Elliot Mortgaged Property, representing approximately 0.6% of the Initial Pool Balance by allocated loan amount, the second largest tenant at the Mortgaged Property, Clear Channel Communications, representing 26.0% of the net rentable square footage at the Mortgaged Property, disclosed in its quarterly financial statements for the period ended March 31, 2017 that there is substantial doubt as to its ability to continue as a going concern for a period within 12 months following May 4, 2017 due to uncertainty around its ability to service its debt obligations and to fund its operations and capital expenditures.

Furthermore, there may be retail properties with anchors (which may or may not be tenants) that are permitted to cease operating at any time because their leases or other operative agreements do not impose an obligation to remain open for business, or because such obligations have expired. As among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, examples include the following:

●	With respect to the Gateway Crossing Mortgage Loan, representing approximately 2.3% of the Initial Pool Balance, all of the five largest tenants, Hobby Lobby (25.9% of net rentable area and 12.6% of underwritten base rent), Best Buy (21.5% of net rentable area and 15.7% of underwritten base rent), Old Navy (8.0% of net rentable area and 8.1% of underwritten base rent), Guitar Center (7.1% of net rentable area and 7.2% of underwritten base rent), and Empire Beauty (5.2% of net rentable area and 6.3% of underwritten base rent), as well as numerous smaller tenants, have the right to cease to operate at the related Mortgaged Property. With respect to Best Buy and Guitar Center, the borrower

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does not have the right to recapture the premises, and with respect to Hobby Lobby and Old Navy, the borrower has only one month, and three month, periods, respectively, to recapture.

In addition, other Mortgaged Properties have various levels of vacancy. See Annex A-1 for the Underwritten Occupancy at each Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions”.

See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Certain tenants at the related Mortgaged Properties or other third parties hold purchase options, rights of first refusal or rights of first offer to purchase the related Mortgaged Property or a portion thereof. See “Yield and Maturity Considerations” in this prospectus. See also representation and warranty no. 5 and representation and warranty no. 6 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus). As among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and, as to such rights held by tenants, the 5 largest tenants at each related Mortgaged Property, examples include:

●	With respect to the Market Street – The Woodlands Mortgage Loan, representing approximately 6.0% of the Initial Pool Balance, The Woodlands Land Development Company, L.P., a former owner of the Mortgaged Property, has a right of first offer in connection with certain transfers of all or any portion of the Mortgaged Property in connection with development for additional office and/or professional or hotel use. Such right does not apply to any foreclosure sale or deed in lieu of foreclosure, but would apply to subsequent transfers.

●	With respect to the Yeshiva University Portfolio Mortgage Loan, representing approximately 5.5% of the Initial Pool Balance, the 215 Lexington Avenue Mortgaged Property is an 8-story condominium unit within a 21-story office building that contains one additional condominium unit that is not collateral for the Yeshiva University Portfolio Mortgage Loan. Each of the two condominium unit owners (one of which is the related borrower) has a right of first offer to purchase the other condominium unit, provided that, among other conditions, the unit owner that intends to sell (the “selling unit”) provides the other condominium unit owner (the “purchasing unit”) with written notice of the selling unit’s intent to sell, along with a copy of the proposed contract of sale. The purchasing unit then has 10 business days to notify the selling unit if it intends to accept such offer. The right of first refusal does not apply in connection with (a) a sale to an affiliate of the unit owner, (b) the foreclosure of a permitted mortgage as further described under the related condominium association documents or an acceptance of a deed-in-lieu of foreclosure or (c) the transfer of the unit to a permitted mortgagee or its designee as further described under the related condominium association documents.

●	With respect to the Nassau County DHHS Mortgage Loan, representing approximately 5.0% of the Initial Pool Balance, the sole tenant, the Nassau County Department of Health and Human Services, has a right of first refusal to purchase the related borrower’s leasehold interest in the Mortgaged Property. Pursuant to a subordination, non-disturbance and attornment agreement, the sole tenant has agreed that such right does not apply to a foreclosure, a deed in lieu of foreclosure or the first transfer following any such event. However, such right would apply to subsequent transfers.

●	With respect to the iStar Leased Fee Portfolio Mortgage Loan, representing approximately 5.0% of the Initial Pool Balance, each tenant at the One Ally Center Mortgaged Property and the Northside Forsyth Hospital Medical Center Mortgaged Property has a right of first refusal in the event the borrower receives a bona fide offer from a third party to purchase the Mortgaged Property. With respect to the NASA/JPSS Headquarters Mortgaged Property, the tenant has a right of first offer in the event the borrower decides to sell the related Mortgaged Property. With respect to The Buckler Apartments Mortgaged Property, the tenant has a right of first offer and a right of first refusal with respect to the Mortgaged Property. In each case, such right of first refusal or right of first offer will not apply in connection with a foreclosure or deed-in-lieu of foreclosure (or in some cases, in connection with a sale of the related Mortgaged Property in a combined sale of at least three other real properties under a contract), but will apply to subsequent purchases.

●	With respect to the iStar Leased Fee Portfolio – Hilton Salt Lake Mortgaged Property, the iStar Leased Fee Portfolio – DoubleTree Seattle Airport Mortgaged Property, the iStar Leased Fee Portfolio –

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DoubleTree Mission Valley Mortgaged Property, the iStar Leased Fee Portfolio – DoubleTree Sonoma Mortgaged Property and the iStar Leased Fee Portfolio – DoubleTree Durango Mortgaged Property, collectively representing approximately 3.8% of the Initial Pool Balance by allocated loan amount, the tenant may terminate the lease with respect to an individual Mortgaged Property and offer to purchase any such individual Mortgaged Property that is materially and adversely affected by the borrower’s failure (after notice and expiration of cure periods) to provide applications to governmental authorities for any license, permit or approval necessary for the operation of such Mortgaged Property at a purchase price equal to the net present value of the base rent payable through the expiration of the then-current term. The borrower may accept or reject the tenant’s offer to purchase such individual Mortgaged Property. If the borrower rejects such offer to purchase the individual Mortgaged Property, the lease will terminate with respect to such individual Mortgaged Property and the tenant must vacate such individual Mortgaged Property in accordance with the lease. The borrower may, at all times prior to the closing date for the purchase of the individual Mortgaged Property or the termination of the lease with respect to such individual Mortgaged Property, cancel the tenant’s purchase right or termination right by obtaining the required applications to governmental authorities in sufficient time and manner so that the subject license, permit or approval is obtained or reinstated by a date that is prior to the related closing date or termination date.

●	With respect to the Gateway Crossing Mortgage Loan, representing approximately 2.3% of the Initial Pool Balance, Comerica Bank, which ground leases a 5,111 square foot pad at the Mortgaged Property, has a right of first refusal to purchase its leased premises.

●	With respect to the Selig Portfolio – 635 Elliott Mortgaged Property, representing approximately 0.8% of the Initial Pool Balance by allocated loan amount, Amazon Corporate LLC, the sole tenant at the Mortgaged Property, upon notice from the borrower of such borrower’s receipt of a bona fide offer to purchase or lease the Mortgaged Property, has the option to purchase the Mortgaged Property upon the same terms and conditions as the third-party offer upon written notice to the borrower within 15 days of receiving notice of such offer from the borrower. The tenant’s right of first refusal does not apply in connection with a foreclosure or conveyance in lieu of foreclosure exercised by the lender.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties securing one of the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and as to which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the Yeshiva University Portfolio Mortgage Loan, representing approximately 5.5% of the Initial Pool Balance, the sole tenant at each of the Yeshiva University Portfolio Mortgaged Properties, Yeshiva University, is the sole member of the related borrower. The master lease relating to the Yeshiva University tenant is drafted as a single, unitary, indivisible, nonseverable lease of all the Yeshiva University Portfolio Mortgaged Properties and is not to constitute separate leases contained in one document that are each governed by similar terms. However, there can be no assurance that a court would construe such master lease to be a unitary lease. If, in a tenant or borrower bankruptcy, a court were to construe such lease to consist of separate leases, the related bankrupt entity would have the right to assume or reject each separate lease on a separate basis.

See “Risk Factors—Risks Related to the Mortgaged Properties—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds

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for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than twelve months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance.

With respect to many of the Mortgaged Properties, including Mortgaged Properties securing certain of the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the mortgage pool, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the Mortgaged Properties).

Further, with respect to Mortgaged Properties that are part of condominium regimes, or are leased to a single tenant, or are ground leased, the insurance may be maintained by the tenant, condominium association or ground lessor rather than the related borrower, and the related condominium documents, leases or ground leases may require restoration, regardless of whether the conditions in the Mortgage Loan documents to restoration have been satisfied.

With respect to certain Mortgaged Properties, the related Mortgage Loan may permit the borrower to satisfy its insurance obligations by causing a sole or significant tenant to maintain the insurance required under its lease (which in some cases, may not satisfy the requirements of the loan documents) or to self-insure. As among the 15 largest Mortgage Loans, and as among single tenant Mortgaged Properties, examples include:

●	With respect to the iStar Leased Fee Portfolio Mortgage Loan, representing approximately 5.0% of the Initial Pool Balance, the Mortgage Loan is secured by the Mortgagor’s leased fee interest in the Mortgaged Property, and the Mortgage Loan documents permit the borrower to rely on insurance coverages provided by the tenants at each such Mortgaged Property. With respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as iStar Leased Fee Portfolio –One Ally Center, – Northside Forsyth Hospital Medical Center, –NASA/JPSS Headquarters, –Dallas Market Center: Sheraton Suites, –Dallas Market Center: Marriott Courtyard, –The Buckler Apartments, and –Lock-Up Self Storage Facility, if the tenant at each such Mortgaged Property maintains the insurance coverage required under its related lease, the borrower is not required to maintain the following insurance coverages: (i) property insurance, (ii) business interruption insurance, (iii) insurances during times of structural construction, (iv) boiler and machinery insurance, (v) flood insurance and (vi) earthquake insurance.

●	With respect to the Walgreens – Ann Arbor, MI Mortgage Loan, representing approximately 0.5% of the Initial Pool Balance, the borrower is required to provide only terrorism insurance and law and ordinance insurance (which is required at all times during the term of the Mortgage Loan) and is not required to obtain other insurance coverage on the Mortgaged Property provided that (i) Walgreens, the sole tenant, is in actual, physical possession of the Mortgaged Property and is open to the public for business during customary hours, (ii) the Walgreens lease is in full force and effect, (iii) Walgreens maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained by it under the Walgreens lease and the Mortgage Loan documents, (iv) the borrower has provided to the lender evidence that Walgreens maintains such insurance required to be maintained by it under the Walgreens lease, (v) the lender has received written notice of such election, (vi) no event of default has occurred and is continuing under the Walgreens lease, (vii) Walgreens remains fully liable for its obligations under the Walgreens lease and maintains a credit rating from S&P of at least “BBB”, and (viii) such Walgreens lease will remain in full force and effect following a casualty and Walgreens is obligated per the terms of the Walgreens lease to rebuild and/or repair the Mortgaged Property at its sole cost and expense and is entitled to no period of rent abatement. If Walgreens fails to meet such requirements, the borrower is required to obtain, at the borrower’s sole cost and expense, all insurance as required by the Mortgage Loan documents.

Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. For

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example, certain Mortgage Loans being sold by MSMCH provide, and Mortgage Loans sold by other sellers may provide, that terrorism insurance may be provided by insurers having a lower rating than is generally required for other insurance under the related Mortgage Loan documents, so long as such insurers providing terrorism insurance meet a specified minimum rating, generally “BBB-” or “BBB”, from at least one (1) credit rating agency (which is generally not required to be a rating agency rating the certificates). In addition, certain Mortgage Loans may cap the insurance premium that the related borrower is required to spend on terrorism insurance, generally at an amount equal to two (2) times the insurance premium payable at such time in respect of the Mortgaged Property and business interruption/rental loss insurance required under the loan documents on a stand-alone basis (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. As among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, examples include:

●	With respect to the Yeshiva University Portfolio Mortgage Loan, representing approximately 5.5% of the Initial Pool Balance, each of the 2495 Amsterdam Avenue Mortgaged Property and the 2520 Amsterdam Avenue Mortgaged Property is currently operating without a valid temporary or permanent certificate of occupancy. In addition, it is unclear whether the use of the 215 Lexington Avenue Mortgaged Property as a classroom is in compliance with the related certificate of occupancy on file.

●	With respect to the Magnolia Hotel Denver Mortgage Loan, representing approximately 3.7% of the Initial Pool Balance, the Mortgaged Property is listed as a landmark building with the National Register of Historic Places. We cannot assure you that such designation will not affect the related borrower’s ability to change the use or improvements at the Mortgaged Property in the future or affect the Mortgaged Property’s value.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”.

Appraised Value

In certain cases, appraisals may reflect “as-stabilized”, “as-renovated”, “as-complete” and/or “as-hypothetical” values in addition to “as-is” values. However, the Appraised Value reflected in this prospectus, including on Annex A-1 to this prospectus, with respect to each Mortgaged Property reflects the “as-is” value, except as described in the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions.”

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty no. 26 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

With respect to the Market Street - The Woodlands Mortgage Loan, representing approximately 6.0% of the Initial Pool Balance, the liability of the related non-recourse carveout guarantor under the related non-recourse carveout guaranty (which also covers environmental obligations) is capped with respect to full recourse items at an amount equal to $100,000,000, together with reasonable out-of-pocket costs of enforcement of such guaranty. The Cut-off Date Balance of the related Whole Loan is $175,000,000.

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In addition, the borrower under the Market Street-The Woodlands Mortgage Loan may provide a replacement guarantor in lieu of the current guarantor so long as such replacement guarantor is an entity in which CalPERS owns 50% of the capital and profits, or a wholly owned subsidiary of such an entity, or is a “qualified transferee” as defined in the Mortgage Loan documents (which includes entities that satisfy certain financial and experience tests and entities 50% owned by such entities, if the parent satisfies such tests). Any such replacement guarantor is required to assume the obligations under the existing guaranty or enter into a replacement guaranty otherwise reasonably acceptable to the lender.

A substantial portion of the Mortgage Loans, including several of the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, provide, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, that the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property) if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, such as that the holder of the Mortgage Loan must have received an environmental inspection report for the related Mortgaged Property meeting criteria set forth in such Mortgage Loan documents, or that the holder must have received comprehensive record searches evidencing that there are no “Recognized Environmental Conditions” at the Mortgaged Property.

With respect to certain of the Mortgage Loans the related guaranty and/or environmental indemnity contains provisions to the effect that, provided certain conditions are satisfied, the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed in lieu of foreclosure, or appointment of a receiver, of the Mortgaged Property, pursuant to such Mortgage Loan and/or after the foreclosure, acceptance of a transfer in lieu of foreclosure or appointment of a receiver by a mezzanine lender under any related mezzanine loan.

The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

With respect to the Market Street - The Woodlands Mortgage Loan, representing approximately 6.0% of the Initial Pool Balance, the borrower, as successor to the developer of the Mortgaged Property, is entitled pursuant to an agreement with Town Center Economic Development Zone No. 2 (an economic development zone created by Town Center Improvement District of Montgomery County, Texas (the “TCID” ) pursuant to an act of the Texas legislature) to receive a portion of a tax assessed for the purpose of reimbursing the TCID and the developer for the cost of developing a parking garage and central plaza (such revenue, “TCID Revenue” ). The “Appraised Value” of the Mortgaged Property includes $10,260,000, which is equal to the present value of projected TCID Revenue through 2027, as projected in the appraisal. The “as is” Appraised Value and related Cut-off Date LTV Ratio and Maturity Date LTV Ratio are set forth in the definition of “Appraised Value” under “—Certain Calculations and Definitions—Definitions.” There is no assurance that TCID Revenue will be received in such amount or in any particular amount. In addition, the tax assessment may terminate prior to the full reimbursement of the amount reimbursable to the borrower. Further, there is no assurance that the issuing entity will be able to receive such income following a foreclosure. The obligations of the applicable government entities relating to such payments are subject to sovereign immunity defenses which would preclude enforcement of such obligations, and may be subject to other defenses. In addition, the issuing entity would be required to assume the obligations of the borrower under the agreement relating to such payments in order to have the right to receive such income. See also “Risk Factors—Other Risks Related to the Certificates—Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment—Tax Considerations Relating to Foreclosure.”

With respect to the Yeshiva University Portfolio Mortgage Loan, representing approximately 5.5% of the Initial Pool Balance, prior to the conveyance of the Yeshiva University Portfolio Mortgaged Properties to the related borrower, the Yeshiva University Portfolio Mortgaged Properties were afforded a tax exemption pursuant to Section

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420-a of the New York State Real Property Law. The related borrower has filed the necessary paperwork to maintain the tax abatement. However, there is no assurance that a tax exemption will be granted. In the event that all real estate taxes are no longer abated, the cumulative amount of real estate taxes for the Mortgaged Properties would be approximately $3,872,443.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

None of the Mortgage Loans will be 30 days or more delinquent as of the Cut-off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months). A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

14 Mortgage Loans, representing approximately 34.6% of the Initial Pool Balance, provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to the stated maturity date and therefore have an expected Balloon Balance at the stated maturity date.

25 Mortgage Loans, representing approximately 32.2% of the Initial Pool Balance, provide for payments of interest and principal for their entire terms and then have an expected Balloon Balance at the related maturity date (or in the case of an ARD loan, the related anticipated repayment date).

17 Mortgage Loans, representing approximately 22.6% of the Initial Pool Balance, provide for payments of interest-only for the first 18 to 60 months following the Cut-off Date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the Mortgage Loan and therefore have an expected Balloon Balance at the related maturity date.

1 Mortgage Loan, representing approximately 5.5% of the Initial Pool Balance, provides for payments of interest-only for the first 48 months following the Cut-off Date and thereafter provides for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term to the Anticipated Repayment Date of such Mortgage Loan and therefore has an expected Balloon Balance at the related Anticipated Repayment Date.

1 Mortgage Loan, representing approximately 5.0% of the Initial Pool Balance, provides for interest-only payments for the entire term to the Anticipated Repayment Date, with no scheduled amortization, and therefore has an expected Balloon Balance at the related Anticipated Repayment Date.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
First	7	$213,987,187	19.6%
Fifth	6	$82,585,398	7.6%
Sixth	45	$793,293,601	72.8%
Total	58	$1,089,866,186	100.0%

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The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods (Default Days)

Grace Period (Default Days)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
0	52	$940,878,999	86.3%
5	6	$148,987,187	13.7%
Total	58	$1,089,866,186	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loans

The Yeshiva University Portfolio Mortgage Loan and the iStar Leased Fee Portfolio Mortgage Loan, representing approximately 5.5% and 5.0% of the Initial Pool Balance, respectively, are ARD Loans (as defined below).

An “ARD Loan” (“ARD Loan”) is a Mortgage Loan that, after a certain date (an “Anticipated Repayment Date”), if the related borrower has not prepaid such ARD Loan in full, then (among other things) any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the original Mortgage Rate (the “Initial Rate”) for such Mortgage Loan, although the Initial Rate remains the current payment rate as described in the paragraph below. See Annex A-1 for the Anticipated Repayment Date, the Initial Rate and the Revised Rate for each ARD Loan.

After its Anticipated Repayment Date, an ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents, and all escrows and operating expenses required under such Mortgage Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge or Prepayment Premium) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on an ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest will be deferred until (and such Excess Interest will be required to be paid only after) the outstanding principal balance of the ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of the Class V certificates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Single Purpose Entity Covenants

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks”, representation and warranty no. 31 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 1 to 7 payments) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

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Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	45 of the Mortgage Loans, representing approximately 74.5% of the Initial Pool Balance, each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates (or, in the case of an Anticipated Repayment Date or an open prepayment date, that would be outstanding on such date) under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	9 of the Mortgage Loans, representing approximately 12.3% of the Initial Pool Balance, each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

●	3 of the Mortgage Loans, representing approximately 8.7% of the Initial Pool Balance, prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease such Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the Due Date on which the Mortgage Loan becomes freely prepayable, of amounts at least equal to the amounts that would have been payable on those dates (or, in the case of an open prepayment date, that would be outstanding on such date) under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

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●	1 of the Mortgage Loans, representing approximately 4.6% of the Initial Pool Balance, does not prohibit voluntary principal prepayments and permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium for a specified period of time, and following such period, permits the related borrower to (i) make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium for a specified period of time or (ii) defease such Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the Due Date on which the Mortgage Loan becomes freely prepayable, of amounts at least equal to the amounts that would have been payable on those dates (or, in the case of the open prepayment date, that would be outstanding on such date) under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Period (Payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
1	1	$60,000,000	5.5%
3	1	$9,900,000	0.9%
4	40	$612,915,713	56.2%
5	9	$206,886,100	19.0%
6	5	$115,791,873	10.6%
7	2	$84,372,500	7.7%
Total	58	$1,089,866,186	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-on-Sale” and “Due-on-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of equity interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

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●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance

45 Mortgage Loans (the “Defeasance Loans”), representing approximately 74.5% of the Initial Pool Balance, permit the respective borrowers (subject to the satisfaction of various conditions, including that no event of default exists) to defease the subject Mortgage Loan in whole or, in some cases, in part, during a period that voluntary prepayments are prohibited, by pledging to the holder of the Mortgage Loan the requisite amount of “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940) (“Government Securities”), and to thereby obtain a release of the related Mortgaged Property or, if applicable, one or more of the related Mortgaged Properties. As to any such Mortgage Loan, such option (a “Defeasance Option”) may not be exercised prior to the expiration of a specified period (the “Defeasance Lock-Out Period”), which Defeasance Lock-Out Period, in each case, does not end prior to the second anniversary of the Closing Date. The Mortgage Loans referred to in this paragraph do not include any Mortgage Loan that grants the related borrower the option to either defease or prepay the Mortgage Loan with a Prepayment Premium or Yield Maintenance Charge but does not provide for a period that is solely a defeasance period.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase Government Securities, that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or anticipated repayment date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts at least equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including, or together with, as applicable, a balloon payment due at maturity or the principal amount outstanding as of an anticipated repayment date or open prepayment date, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, defeasance collateral purchased with the Defeasance Deposit and an opinion of counsel to such effect.

Certain of the loans that permit defeasance are secured by multiple properties as to which the borrower may effect a separate defeasance of one or more individual properties, and certain other loans that permit defeasance are secured by single properties but permit a partial defeasance in connection with the release of designated release parcels. Each multi-property mortgage loan or mortgage loan with separate release properties or parcels that allows for partial defeasance of the aggregate debt, and that we intend to include in the issuing entity (excluding Mortgage Loans that permit partial releases upon prepayment or upon either prepayment or defeasance, which are described below under “—Partial Releases”), including the Yeshiva University Portfolio Mortgage Loan, the Selig Portfolio Mortgage Loan, and the One Presidential Mortgage Loan, collectively representing approximately 12.2% of the Initial Pool Balance, provides that in the event of a defeasance of less than the entire aggregate debt, one or more of the related Mortgaged Properties or parcels would be released upon, among other things, delivery of defeasance collateral in an amount equal to, or sufficient to defease a principal amount equal to, a specified percentage (generally 110% to 125%) of the allocated loan amount allocable to such properties or parcels.

With respect to the 7 Rivington Mortgage Loan and 146 Mulberry Mortgage Loan, which are cross-collateralized, representing approximately 0.9% and 0.8%, respectively, of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to obtain a release of either of the two related Mortgaged Properties subject to

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the satisfaction of certain conditions as set forth in the Mortgage Loan documents, including among others, (i) defeasance of a “release price” equal to the greater of 90% of the sales price of the released property or 110% of the applicable loan amount for such Mortgage Loan (effected as described below), (ii) satisfaction of certain conditions relating to the loan-to-value ratio and debt yield of the remaining Mortgaged Property, and (iii) satisfaction of REMIC requirements. In the event of such a release, the borrower is required to provide defeasance collateral in an amount necessary to (i) 100% defease the Mortgage Loan related to the released Mortgaged Property and (ii) partially defease the other cross-collateralized Mortgage Loan in an amount equal to the excess of the “release price” for the Mortgage Loan related to the released Mortgaged Property over 100% of the applicable loan amount for the Mortgage Loan related to the released Mortgaged Property.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the mortgage loan seller (or, in certain cases, the master servicer) will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. In general, if a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, the related promissory note will be split and only the defeased portion of the borrower’s obligations will be assumed by the successor borrower. Certificateholders will not be entitled to any defeasance fees or any additional amounts payable to the lender in respect of successor borrowers established for defeasance purposes.

Partial Releases

The Mortgage Loans described below (which do not include the Mortgage Loans that permit partial release solely upon a defeasance of individual Mortgaged Properties or parcels, as identified above) permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property, subject to the satisfaction of certain specified conditions, including the REMIC requirements. For example:

●	With respect to the iStar Leased Fee Portfolio Mortgage Loan, representing approximately 5.0% of the Initial Pool Balance, the borrower may obtain the release of one or more individual Mortgaged Properties from the lien of the applicable security instruments either by prepayment or by defeasance, subject to the satisfaction of certain conditions, including, among others, (i) payment of a release price (or, in the event of a partial release by defeasance, defeasing a release price) equal to 120% of the allocated loan amount with respect to such individual property or individual properties, (ii) satisfaction of certain loan-to-value ratio and debt service coverage ratio tests with respect to the remaining Mortgaged Properties, and (iii) satisfaction of REMIC requirements.

●	With respect to the 200 West 40th Street Mortgage Loan, representing approximately 1.8% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to transfer the air rights associated with the Mortgaged Property upon 30 days’ prior written notice to the lender provided that (i) following the transfer of such air rights, the Mortgaged Property will comply with all applicable legal requirements and such transfer will not result in a default under any leases with respect to the Mortgaged Property, and (ii) such transfer will not diminish or in any way impact the current uses being made of the Mortgaged Property as of the date of origination of the Mortgage Loan and the rents associated therewith (including, without limitation, billboard and cell tower uses) and (iii) satisfaction of the REMIC requirements. The air rights were assigned no value in the appraisal.

●	With respect to the Golden Gate & Goldsmith Gallery Portfolio Mortgage Loan, representing approximately 0.6% of the Initial Pool Balance, the related borrower is permitted to obtain the release of the Goldsmith Gallery Mortgaged Property from the lien of the Mortgage Loan, subject to the satisfaction of certain conditions, including, but not limited to, the following: (i) the related borrower (a) prepays the Mortgage Loan in an amount equal to the greater of (x) 125.0% of the allocated loan amount of the Goldsmith Gallery Mortgaged Property and (y) the net sales proceeds applicable to the Goldsmith Gallery Mortgaged Property, and (b) pays a yield maintenance premium if such prepayment occurs prior to the related open prepayment period; (ii) satisfaction of certain conditions related to the debt service coverage ratio, debt yield and loan-to-value ratio of the remaining Mortgaged Property; and (iii) satisfaction of REMIC requirements.

Furthermore, some of the other Mortgage Loans, including the Market Street – The Woodlands Mortgage Loan, representing approximately 6.0% of the Initial Pool Balance, the iStar Leased Fee Portfolio Mortgage Loan, representing approximately 5.0% of the Initial Pool Balance, and the Heritage Park Shopping Center Mortgage Loan, representing approximately 1.8% of the Initial Pool Balance, may permit the release or substitution of specified parcels of real estate or improvements, or unspecified immaterial parcels, that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property. Such real estate may be permitted to be released, subject to the REMIC requirements, without payment of a

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release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if certain conditions are satisfied.

Additionally, certain Mortgage Loans may permit the addition of real property to the Mortgage Loan collateral. For example:

●	With respect to the Huntersville Square Mortgage Loan, representing approximately 0.8% of the Initial Pool Balance, provided that no event of default or trigger period exists, the related borrower is permitted to cause the demolition and redevelopment of a portion of the existing improvements on the expansion parcel of the Mortgaged Property (such demolition and redevelopment, the “Project” ) in size and scope reasonably acceptable to the lender, subject to the satisfaction of certain conditions, including, but not limited to, the following: (i) the related non-recourse carveout guarantor delivers to the lender a completion guaranty with respect to the Project; (ii) the related borrower delivers a completion bond, or in lieu thereof, cash or a letter of credit in an amount equal to the lesser of (a) 125% of the total estimated cost to complete the Project and (b) 110% of the guaranteed maximum costs to complete the Project, in writing from a general contractor approved in writing by the lender, which funds will be deposited with the lender; (iii) the lender is satisfied that, upon completion of the Project, the debt service coverage ratio (based upon the Net Loan Amount) for the twelve full calendar months immediately following completion of the Project will not be less than the greater of (a) 1.45x and (b) the debt service coverage ratio immediately preceding commencement of the Project; (iv) the lender is satisfied that, upon completion of the Project, the debt yield (based upon the Net Loan Amount) for the twelve full calendar months immediately following completion of the Project will not be less than the greater of (a) 9.0% and (b) the debt yield immediately preceding commencement of the Project; (v) the lender is satisfied that, upon completion of the Project, the loan-to-value ratio (based upon the Net Loan Amount) will not be greater than the lesser of (a) 72.5% and (b) the loan-to-value ratio preceding commencement of the Project; (vi) the related borrower has entered into a lease acceptable to the lender for the improvements to be constructed; and (vii) if required by the lender, the lender receives a REMIC opinion and a rating agency confirmation with respect to the Project. The “Net Loan Amount” is the allocated loan amount less any economic holdback reserve funds then on deposit in the related economic holdback reserve account which have not yet been disbursed.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

49 of the Mortgage Loans, representing approximately 75.2% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements, deferred maintenance and capital repairs.

52 of the Mortgage Loans, representing approximately 74.5% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

29 of the Mortgage Loans, representing approximately 62.5% of the aggregate Cut-off Date Balance of the Mortgage Loans secured in whole or in part by office, retail, industrial or mixed use properties, provide for upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

36 of the Mortgage Loans, representing approximately 45.0% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

In certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger. In addition, certain of the Mortgage Loans described above permit the related borrower to post a guaranty or letter of credit in lieu of maintaining cash reserves. For example, as among the 10 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans:

●	With respect to the Market Street - The Woodlands Mortgage Loan, representing approximately 6.0% of the Initial Pool Balance, the borrower has provided a guaranty from the non-recourse carveout guarantor in lieu of reserves for free and gap rent and existing tenant improvement and leasing commission obligations, and additionally may provide a guaranty in lieu of ongoing tenant improvement and leasing commission reserves.

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Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Hard/Springing Cash Management	21	$502,593,493	46.1%
Springing/Springing Cash Management	28	$283,546,205	26.0%
Hard/In Place Cash Management	5	$219,071,571	20.1%
Soft/In Place Cash Management	1	$43,000,000	3.9%
N/A/N/A	2	$35,218,408	3.2%
Soft/Springing Cash Management	1	$6,436,509	0.6%
Total	58	$1,089,866,186	100.0%

For purposes of the foregoing chart, the following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity; or, with respect to hotel properties, credit card receivables are required to be deposited directly into the lockbox account, but cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity; or, with respect to hotel properties, credit card receivables are required to be deposited directly into the lockbox account, but cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

●	Soft/In Place Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to

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a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

●	Springing/Springing Cash Management. A lockbox account is established at origination (or in certain cases, related documentation is signed, but the lockbox account is not opened) or upon the occurrence of certain “trigger” events. However, even if a lockbox is established, revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to open a lockbox account (if not previously established) or instruct tenants to pay directly into such lockbox account (if previously established) or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox, cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

With respect to the Selig Portfolio Mortgage Loan, representing approximately 3.8% of the Initial Pool Balance, the Mortgage Loan is evidenced by Note A-3 which was funded by Barclays Bank on May 2, 2017 and represents the one-time additional pari passu permitted debt (the “Additional Permitted Debt” ) permitted by the loan documents for a $197,000,000 mortgage loan that was originated by Goldman Sachs Mortgage Company on April 24, 2014 (the “Selig Portfolio Original Loan”). The Selig Portfolio Original Loan is evidenced by Note A-1 and Note A-2, which were contributed to the GSMS 2014-GC22 and CGCMT 2014-GC23 securitization trusts, respectively. The Additional Permitted Debt was funded after the borrower satisfied certain conditions set forth in the Selig Portfolio Original Loan documents, including LTV, DSCR and Debt Yield tests. The funding of an additional pari passu promissory note three years after the origination of the original pari passu promissory notes pursuant to an original loan agreement that Barclays Bank PLC neither prepared nor was an original party to represents an exception to Barclays Bank PLC’s underwriting guidelines. Beyond the Selig Portfolio Mortgage Loan, no additional pari passu debt is permitted under the Selig Portfolio Original Loan documents.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes—Exceptions”, “—Argentic Real Estate Finance LLC— Argentic’s Underwriting Standards and Processes—Exceptions”, “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards—Exceptions to Underwriting Standards”; “—Starwood Mortgage Funding III LLC— Starwood’s Commercial Mortgage Loan Underwriting Guidelines and Processes—Exceptions to Underwriting Standards” and “Citi Real Estate Funding Inc. and Citigroup Global Markets Realty Corp.—The Citi Sponsors’ Underwriting Guidelines and Processes—Exceptions”.

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Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower;

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests; and

●	certain Mortgage Loans do not restrict the related ground tenant from financing the related improvements as long as such financing does not constitute a lien on the borrower’s right, title and interest in the fee collateral.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or a pledge of passive equity interests (such as limited partnership or non-managing membership interests) in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio, and in some cases mezzanine debt is already in place. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

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Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio(2)	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan UW NCF DSCR(2)	Cut-off Date Total Debt UW NCF DSCR(1)
Hyatt Regency Austin	$43,000,000	3.9%	$ 21,000,000	$60,000,000	$124,000,000	6.4500%	58.9%	70.9%	2.40x	1.69x
300 Lighting Way	$42,500,000	3.9%	$10,500,000	N/A	$53,000,000	4.8812%	52.3%	65.3%	2.50x	1.79x
Morgantown Crossings(3)	$24,000,000	2.2%	$6,000,000	N/A	$30,000,000	5.9000%	61.5%	76.9%	1.99x	1.21x
Crowne Plaza JFK	$20,250,000	1.9%	$4,300,000	$20,250,000	$44,800,000	6.2407%	65.3%	72.3%	1.63x	1.36x

(1)	Calculated including the mezzanine debt and any related Pari Passu Companion Loan.

(2)	Calculated including any related Pari Passu Companion Loan.

(3)	The related mezzanine loan may be prepaid in whole (but not in part) prior to the related Mortgage Loan on or after the fifth anniversary of origination date of the related mezzanine loan if: (i) a specified guarantor has died; (ii) no event of default has occurred and is continuing under the related mezzanine loan agreement; and (iii) such prepayment is accompanied by the then yield maintenance premium (if made prior to the mezzanine loan open period start date) and such other fees and amounts payable under the mezzanine loan documents.

In each case, the mezzanine indebtedness is coterminous with the related Mortgage Loan.

Each of the mezzanine loans related to the Mortgage Loans identified in the table above is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan (after taking into account the cure rights of the mezzanine lender), the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the pledged equity interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or Yield Maintenance Charges and Prepayment Premiums and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—”Due-on-Sale” and “Due-on-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined

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minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related loan documents.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)(1)	Combined Maximum LTV Ratio(2)	Combined Minimum DSCR(2)	Combined Minimum Debt Yield(2)	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
Selig Portfolio	$41,936,855	N/A	58.8%	2.05x	9.57%	Yes	Yes
Crowne Plaza JFK(4)	$20,250,000	N/A	74.0%	1.25x	9.60%	Yes	Yes
Best Western Ocean View Resort	$15,649,836	N/A	75.0%	N/A	10.0%	Yes	Yes
Germantown Apartments	$9,900,000	N/A	61.75%	1.61x	9.62%	Yes	Yes
Holiday Inn Express Grand Prairie(5)	$5,494,301	N/A	70.0%	1.50x	11.0%	Yes	Yes

(1)	Indicates the maximum aggregate principal amount of the Mortgage Loan and the related mezzanine loan (if any) that is specifically stated in the loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.

(2)	Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.

(3)	Indicates whether the conditions to the financing include (a) delivery of Rating Agency confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

(4)	The related future mezzanine debt may only be incurred if, among other conditions, the currently existing mezzanine loan is paid off.

(5)	The combined loan-to-value ratio may not exceed the lower of the loan-to-value ratio as of the date of origination of the related Mortgage Loan (which was calculated by the related mortgage loan seller to be 60.4%) and 70%. The combined debt service coverage ratio may not be less than the greater of debt service coverage ratio as of the date of origination of the related Mortgage Loan (which was calculated by the related mortgage loan seller to be 1.63x) and 1.50x. The combined debt yield may not be less than the greater of the debt yield as of the date of origination of the related Mortgage Loan (which was calculated by the related mortgage loan seller to be 12.2%) and 11%.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower that has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Preferred Equity

Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

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Other Secured Indebtedness

With respect to the Market Street Portfolio Mortgage Loan, representing approximately 0.8% of the Initial Pool Balance, the related Mortgaged Properties are also encumbered by subordinate debt with an aggregate original principal balance of $6,740,000, stemming from the rehabilitation of 38 apartment units, nine retail units and seven office units in 2008. In exchange for providing the borrower with money for the construction of the residential units at the Mortgaged Properties, the borrower (i) agreed to allow the City of Wilmington to place mortgage debt on the Mortgaged Properties and (ii) waived any tax abatement the borrower may otherwise have applied for. All such mortgage liens are subject to a subordination and standstill agreement entered into at origination of the Mortgage Loan that prevents any enforcement action against the borrower during the term of the Mortgage Loan. Further, there are no monthly or annual payments due under the subordinate mortgage debt and the debt is completely forgiven on the maturity date of the subordinated debt so long as an event of default has not occurred, including borrower’s not having paid to the lender 50% of all remaining money in excess of specified payoff amounts from (a) the transfer of 50% or more of the direct or indirect ownership interests in any of the Mortgaged Properties or (b) the refinancing of any indebtedness secured by a mortgage encumbering the Mortgaged Properties. The subordination and standstill agreement provides, among other terms, that no event of default or breach exists under the subordinate mortgage debt, the subordinate debt can never be accelerated or enforced, and there is no claim to cash flow from the Mortgaged Property thereunder.

Other Unsecured Indebtedness

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender’s consent. See “—Certain Terms of the Mortgage Loans—”Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may, in certain cases: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

In addition, the borrowers under some of the Mortgage Loans or group of cross-collateralized Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents. For example:

With respect to the Magnolia Hotel Denver Mortgage Loan, representing approximately 3.7% of the Initial Pool Balance, the related franchisor is funding $2,500,000 in key money to the related borrower in two equal installment payments to be amortized during the term of the related franchise agreement, so long as the related borrower operates the related Mortgaged Property in full compliance with the related franchise agreement. If the related Mortgaged Property does not open as a Tribute Portfolio hotel by October 1, 2017, the related franchisor will have the right to terminate the related franchise agreement and require the related borrower to repay the first installment payment of key money within 30 days of termination. If the related borrower exercises its right to terminate the related franchise agreement on the fifth anniversary of the opening date of the Mortgaged Property as a Tribute Portfolio hotel, the related borrower is required to repay, in addition to all sums due under the related franchise agreement, the unamortized portion of the key money funding in an amount as calculated under the related franchise agreement.

With respect to the Nassau County DHHS Mortgage Loan, representing approximately 5.0% of the Initial Pool Balance, one of the three tenant-in-common borrowers, which owns a 4.1667% undivided interest in the Mortgaged Property, is owned by an accommodation party in contemplation of a reverse 1031 exchange, which is required to take place within 180 days of the loan origination date. In connection therewith, such borrower obtained an unsecured loan of not more than $1,000,000 from the entity which is expected to own such borrower following the exchange, which is subordinate in payment to the Mortgage Loan pursuant to a subordination and standstill agreement, and is required to be repaid in connection with the reverse 1031 exchange.

With respect to the Thorndale West Shopping Center Mortgage Loan, representing approximately 0.8% of the Initial Pool Balance, the borrower obtained an unsecured loan in the amount of $225,000 from an affiliate, for the purpose of funding a shortfall between the Mortgage Loan proceeds and the amount required to repay the prior mortgage loan. The affiliated lender entered into a subordination and standstill agreement with the mortgage lender

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pursuant to which it agreed that (i) such unsecured loan would be subordinate to the mortgage loan, (ii) absent an event of default under the Mortgage Loan, such unsecured loan would be payable monthly in an amount equal to the lesser of $7,500 and excess cash flow from the Mortgaged Property, and (iii) until 91 days after payment in full of the Mortgage Loan it will not take any enforcement action with respect to such unsecured loan.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Market Street – The Woodlands Mortgage Loan, Yeshiva University Portfolio Mortgage Loan, iStar Leased Fee Portfolio Mortgage Loan, 123 William Street Mortgage Loan, Hyatt Regency Austin Mortgage Loan, Selig Portfolio Mortgage Loan, Magnolia Hotel Denver Mortgage Loan, One Presidential Mortgage Loan, Gateway Crossing Mortgage Loan, Crowne Plaza JFK Mortgage Loan and Atlanta and Anchorage Hotel Portfolio Mortgage Loan is part of a related Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder of the related Companion Loan(s) (the “Companion Holder(s)”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

In this prospectus, references to any specified whole loan should be construed to refer to the whole loan comprised of the related Mortgage Loan with the same name and any related Companion Loan(s).

The following terms are used in reference to the Whole Loans:

“CFCRE 2017-C8 PSA” means the pooling and servicing agreement, to be dated as of June 1, 2017, between CCRE Commercial Mortgage Securities, L.P., as depositor, Wells Fargo Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, Wilmington Trust, National Association, as trustee, Wells Fargo Bank, National Association, as certificate administrator, and Park Bridge Lender Services LLC, as operating advisor and asset representations reviewer. The CFCRE 2017-C8 PSA will govern the servicing of the Atlanta and Anchorage Hotel Portfolio Whole Loan.

“CGCMT 2017-P7 PSA” means the pooling and servicing agreement, dated as of April 1, 2017, between Citigroup Commercial Mortgage Securities Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, Park Bridge Lender Services LLC, as operating advisor and asset representations reviewer, Citibank, N.A., as certificate administrator, and Deutsche Bank Trust Company Americas, as trustee. The CGCMT 2017-P7 PSA will govern the servicing of the Atlanta and Anchorage Hotel Portfolio Whole Loan until the related Controlling Companion Loan Securitization Date if the CFCRE 2017-C8 securitization transaction does not close on the Closing Date of this transaction.

“Control Appraisal Event” means, with respect to any Serviced A/B Whole Loan, a “control appraisal event” (or analogous term) under the related Intercreditor Agreement.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as the “Control Note” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes.”

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes.”

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“Controlling Companion Loan Securitization Date” means, with respect to any Servicing Shift Whole Loan, the date on which the related Control Note is included in a securitization trust.

“GSMS 2014-GC22 PSA” means the pooling and servicing agreement, dated as of June 1, 2014, between GS Mortgage Securities Corporation II, as depositor, Wells Fargo Bank, National Association, as master servicer, CWCapital Asset Management LLC, as special servicer, Deutsche Bank Trust Company Americas, as trustee, Wells Fargo Bank, National Association, as certificate administrator, and Pentalpha Surveillance LLC, as operating advisor. The GSMS 2014-GC22 PSA will govern the servicing of the Selig Portfolio Whole Loan.

“MSBAM 2017-C33 PSA” means the pooling and servicing agreement, dated as of May 1, 2017, between Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, Midland Loan Services, a Division of PNC Bank, National Association, as special servicer, Wilmington Trust, National Association, as trustee, Wells Fargo Bank, National Association, as certificate administrator, and Park Bridge Lender Services LLC, as operating advisor and asset representations reviewer. The MSBAM 2017-C33 PSA will govern the servicing of the Hyatt Regency Austin Whole Loan.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as the “Non-Control Notes” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes.”

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes.”

“Non-Serviced Certificate Administrator” means the certificate administrator under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Companion Loan” means, with respect to each Non-Serviced Whole Loan, any promissory note that is a part of such Whole Loan other than the Non-Serviced Mortgage Loan.

“Non-Serviced Custodian” means the custodian under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Directing Certificateholder” means the directing certificateholder (or equivalent entity) under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Master Servicer” means the master servicer under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Mortgage Loan” means each of (i) the 123 William Street Mortgage Loan, (ii) the Hyatt Regency Austin Mortgage Loan, (iii) the Selig Portfolio Mortgage Loan, (iv) the Atlanta and Anchorage Hotel Portfolio Whole Loan and (v) each Servicing Shift Mortgage Loan (on and after the related Controlling Companion Loan Securitization Date).

“Non-Serviced Pari Passu Companion Loan” means, with respect to each Non-Serviced Whole Loan, any pari passu promissory note other than the Non-Serviced Mortgage Loan.

“Non-Serviced Pari Passu Whole Loan” means each of (i) the 123 William Street Whole Loan, (ii) the Hyatt Regency Austin Whole Loan, (iii) the Selig Portfolio Whole Loan, (v) the Atlanta and Anchorage Hotel Portfolio Whole Loan and (v) each Servicing Shift Whole Loan (on and after the related Controlling Companion Loan Securitization Date).

“Non-Serviced PSA” means the lead servicing agreement relating to a Non-Serviced Whole Loan (if applicable), which will be (i) with respect to the 123 William Street Whole Loan, the WFCM 2017-RB1 PSA, (ii) with respect to the Hyatt Regency Austin Whole Loan, the MSBAM 2017-C33 PSA, (iii) with respect to the Selig Portfolio Whole Loan, the GSMS 2014-GC22 PSA, (iv) with respect to the Atlanta and Anchorage Hotel Portfolio Whole Loan, the CFCRE 2017-C8 PSA (or, if the CFCRE 2017-C8 securitization transaction does not close on the Closing Date, the CGCMT 2017-P7 PSA until the related Controlling Companion Loan Securitization Date, and thereafter, the pooling and servicing agreement governing the securitization of the related Control Note), and (v) with respect to each Servicing Shift Whole Loan after the related Controlling Companion Loan Securitization Date, the pooling and servicing agreement that creates the trust whose assets include the related Control Note.

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“Non-Serviced Securitization Trust” means a securitization trust that is created and governed by a Non-Serviced PSA.

“Non-Serviced Special Servicer” means the special servicer under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Trustee” means the trustee under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Whole Loan” means each of (i) the 123 William Street Whole Loan, (ii) the Hyatt Regency Austin Whole Loan, (iii) the Selig Portfolio Whole Loan, (iv) the Atlanta and Anchorage Hotel Portfolio Whole Loan and (v) each Servicing Shift Whole Loan (on and after related Controlling Companion Loan Securitization Date).

“Other Master Servicer” means, with respect to each Serviced Whole Loan, the master servicer that will be appointed under an Other PSA.

“Other PSA” means, with respect to each Serviced Whole Loan, the pooling and servicing agreement that creates the trust whose assets include any of the related Serviced Pari Passu Companion Loans.

“Pari Passu Companion Loan” means any of the Serviced Pari Passu Companion Loans or the Non-Serviced Pari Passu Companion Loans.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or the Non-Serviced Mortgage Loans.

“Serviced A/B Whole Loan” means the One Presidential A/B Whole Loan.

“Serviced Companion Loan” means any Serviced Pari Passu Companion Loan or Subordinate Companion Loan.

“Serviced Pari Passu Companion Loan” means, with respect to each Serviced Whole Loan, any pari passu promissory note that is a part of such Whole Loan other than the Serviced Mortgage Loan.

“Serviced Pari Passu Mortgage Loan” means each of (i) the Yeshiva University Portfolio Mortgage Loan, (ii) the iStar Leased Fee Portfolio Mortgage Loan, (iii) the Magnolia Hotel Denver Mortgage Loan, (iv) the Gateway Crossing Mortgage Loan and (v) each Servicing Shift Mortgage Loan (prior to the related Controlling Companion Loan Securitization Date).

“Serviced Whole Loan” means any Serviced Pari Passu Whole Loan or any Serviced A/B Whole Loan.

“Serviced Pari Passu Whole Loan” means each of (i) the Yeshiva University Portfolio Whole Loan, (ii) the iStar Leased Fee Portfolio Whole Loan, (iii) the Magnolia Hotel Denver Whole Loan, (iv) the Gateway Crossing Whole Loan and (v) each Servicing Shift Whole Loan (prior to the related Controlling Companion Loan Securitization Date).

“Servicing Shift Mortgage Loan” means, with respect to any Servicing Shift Whole Loan, the related Mortgage Loan included in the Mortgage Pool.

“Servicing Shift Whole Loan” means a Whole Loan that is a Serviced Whole Loan on the Closing Date (the servicing of which is initially governed by the PSA) and on and after the related Controlling Companion Loan Securitization Date, will be a Non-Serviced Whole Loan (the servicing of which will be governed by the related Non-Serviced PSA). As of the Closing Date, the only Servicing Shift Whole Loans related to the Trust will be the Market Street – The Woodlands Whole Loan and the Crowne Plaza JFK Whole Loan.

“Subordinate Companion Loan” means, with respect to any Serviced A/B Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

“WFCM 2017-RB1 PSA” means the pooling and servicing agreement, dated as of March 1, 2017, between Wells Fargo Commercial Mortgage Securities, Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, C-III Asset Management LLC, as special servicer, Wilmington Trust, National Association, as trustee, Wells Fargo Bank, National Association, as certificate administrator, and Trimont Real Estate Advisors, LLC, as operating advisor and as asset representations reviewer. The WFCM 2017-RB1 PSA will govern the servicing of the 123 William Street Whole Loan.

The table entitled “Whole Loan Summary” under “Summary of Terms—Description of the Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as

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of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer and custodian under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—Description of the Mortgage Pool.”

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Note Name	Control Note/Non- Control Note	Note Cut-off Date Balance	Note Holder
Market Street – The Woodlands	Note A-1 Note A-2 Note A-3 Note A-4	Non-Control Note Control Note Non-Control Note Non-Control Note	$65,000,000 $22,500,000 $42,500,000 $45,000,000	MSC 2017-H1 Morgan Stanley Bank, N.A.(1) Wells Fargo Bank, National Association Wells Fargo Bank, National Association
Yeshiva University Portfolio	Note A-1 Note A-2 Note A-3 Note A-4	Control Note Non-Control Note Non-Control Note Non-Control Note	$45,000,000 $45,000,000 $15,000,000 $35,000,000	MSC 2017-H1 Argentic Real Estate Finance LLC MSC 2017-H1 CFCRE 2017-C8(2)
iStar Leased Fee Portfolio	Note A-1-1 Note A-1-2 Note A-1-3 Note A-2 Note A-3	Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note	$55,000,000 $40,600,000 $40,600,000 $45,400,000 $45,400,000	MSC 2017-H1 Barclays Bank PLC Barclays Bank PLC JPMorgan Chase Bank, National Association Bank of America, N.A.
123 William Street	Note A-1 Note A-2 Note A-3	Control Note Non-Control Note Non-Control Note	$62,500,000 $50,000,000 $27,500,000	WFCM 2017-RB1 MSC 2017-H1 Barclays Bank PLC
Hyatt Regency Austin	Note A-1 Note A-2	Control Note Non-Control Note	$60,000,000 $43,000,000	MSBAM 2017-C33 MSC 2017-H1
Selig Portfolio	Note A-1 Note A-2 Note A-3	Control Note Non-Control Note Non-Control Note	$100,000,000 $97,000,000 $41,936,855	GSMS 2014-GC22 CGCMT 2014-GC23 MSC 2017-H1
Magnolia Hotel Denver	Note A-1 Note A-2 Note A-3	Control Note Non-Control Note Non-Control Note	$26,973,098 $12,987,047 $13,986,051	MSC 2017-H1 MSC 2017-H1 Citi Real Estate Funding Inc.
One Presidential	Note A Note B	Non-Control Note Control Note(3)	$31,556,008 $3,596,019	MSC 2017-H1 The Bancorp Bank
Gateway Crossing	Note A-1 Note A-2	Control Note Non-Control Note	$24,634,716 $14,930,131	MSC 2017-H1 MSBAM 2017-C33
Crowne Plaza JFK	Note A-1 Note A-2	Non-Control Note Control Note	$20,250,000 $20,250,000	MSC 2017-H1 Argentic Real Estate Finance LLC(1)
Atlanta and Anchorage Hotel Portfolio	Note A-1-A-1 Note A-1-A-2 Note A-1-B Note A-2 Note A-3-A Note A-3-B	Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note	$32,363,041 $3,485,251 $16,430,467 $27,882,004 $17,426,253 $16,928,360	CFCRE 2017-C8(4) Rialto Mortgage Finance, LLC Rialto Mortgage Finance, LLC CGCMT 2017-P7 MSC 2017-H1 Barclays Bank PLC

(1)	On and after the securitization of the related Control Note, the Controlling Holder will be the related Non-Serviced Securitization Trust.

(2)	The Yeshiva University Portfolio Companion Loan evidenced by Note A-4 is currently held by Cantor Commercial Real Estate Lending, L.P. and is expected to be contributed to the CFCRE 2017-C8 securitization transaction. The CFCRE 2017-C8 securitization transaction is expected to close on the Closing Date.

(3)	With respect to the One Presidential A/B Whole Loan, after the occurrence of a Control Appraisal Event, the One Presidential Mortgage Loan will be the Control Note with respect to such Whole Loan. See “—The One Presidential A/B Whole Loan” below.

(4)	The controlling Atlanta and Anchorage Hotel Portfolio Pari Passu Companion Loan is currently held by Rialto Mortgage Finance, LLC and is expected to be contributed to the CFCRE 2017-C8 securitization transaction. The CFCRE 2017-C8 securitization transaction is expected to close on the Closing Date, and the CFCRE 2017-C8 PSA is expected to govern the servicing of the related Whole Loan; however, if the closing date of the CFCRE 2017-C8 securitization transaction does not occur as scheduled, the Atlanta and Anchorage Hotel Portfolio Whole Loan will continue to be serviced pursuant to the CGCMT 2017-P7 PSA until the securitization of the related Control Note.

The Serviced Pari Passu Whole Loans

Each Serviced Pari Passu Whole Loan will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not

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the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Each Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the related Controlling Companion Loan Securitization Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Whole Loan). With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Controlling Companion Loan Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans other than Servicing Shift Whole Loans. With respect to any Serviced Pari Passu Whole Loan (other than a Servicing Shift Whole Loan), the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Mortgage Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder.”

Control Rights with respect to Servicing Shift Whole Loans. With respect to each Servicing Shift Whole Loan prior to the related Controlling Companion Loan Securitization Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General.” The related Controlling Holder will be entitled (i) to direct the servicing of such Whole Loan, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Servicing Shift Whole Loan, if such holder or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder”, and there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder. With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or

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its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to each Servicing Shift Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Control Termination Event, will be entitled to exercise the consent or consultation rights described below.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire 10 business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10 business day period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned 10 business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual conference calls with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to the special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan. If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, the special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Whole Loan in accordance with the terms of the related Non-

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Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to any Servicing Shift Whole Loan, the discussion under this “—The Non-Serviced Pari Passu Whole Loans” section only applies to the period on or after the related Controlling Companion Loan Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Non-Serviced Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights. With respect to each Non-Serviced Whole Loan (including any Servicing Shift Whole Loan on or after the related Controlling Companion Loan Securitization Date), the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General.” The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that (x) with respect to each Non-Serviced Whole Loan other than the Crowne Plaza JFK Whole Loan (after the related Controlling Companion Loan Securitization Date), if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement and (y) with respect to the Crowne Plaza JFK Whole Loan (after the related Controlling Companion Loan Securitization Date), if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, no person will be entitled to exercise the rights of the “Controlling Note Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder. With respect to any Non-Serviced Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is

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(or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Whole Loan (including each Servicing Shift Whole Loan after the related Controlling Companion Loan Securitization Date), one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Control Termination Event, will be entitled to exercise the consent or consultation rights described below.

With respect to any Non-Serviced Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to use reasonable efforts to consult each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or any proposed action to be taken by such Non-Serviced Special Servicer in respect of the applicable major decision.

Such consultation right will expire 10 business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10 business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned 10 business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual conference calls with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File. The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan. If any Non-Serviced Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to the Non-Serviced Securitization Trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to

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such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The One Presidential A/B Whole Loan

General

The One Presidential Mortgage Loan, representing approximately 2.9% of the Initial Pool Balance, is part of a Whole Loan comprised of 2 promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The One Presidential Mortgage Loan is evidenced by a promissory note A with a Cut-off Date Balance of $31,556,008. The related Subordinate Companion Loan (the “One Presidential Subordinate Companion Loan”) is evidenced by a promissory note B and is subordinate to the One Presidential Mortgage Loan, with an original principal balance of $3,600,000. The Bancorp Bank is the holder of the One Presidential Subordinate Companion Loan. Only the One Presidential Mortgage Loan is included in the issuing entity. The One Presidential Subordinate Companion Loan is subordinate to the One Presidential Mortgage Loan in terms of priority. The One Presidential Mortgage Loan and the One Presidential Subordinate Companion Loan are collectively referred to in this prospectus as the One Presidential Whole Loan (the “One Presidential Whole Loan” or the “One Presidential A/B Whole Loan”). The rights of the issuing entity as the holder of the One Presidential Mortgage Loan and the rights of the holder of the One Presidential Subordinate Companion Loan are subject to an Agreement Between Noteholders (the “One Presidential Intercreditor Agreement”). The following summaries describe certain provisions of the One Presidential Intercreditor Agreement.

Prior to the occurrence and continuance of a Control Appraisal Period, the holder of the One Presidential Subordinate Companion Loan will have the right to cure certain defaults by the borrower and the right to approve certain modifications and consent to certain actions to be taken with respect to the One Presidential Whole Loan, each as more fully described below. A “Control Appraisal Period” means, with respect to the One Presidential Whole Loan, if and for so long as (a)(1) the initial principal balance of the One Presidential Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal allocated to, and received on, the One Presidential Subordinate Companion Loan, (y) any appraisal reductions for the One Presidential Whole Loan that are allocated to the One Presidential Subordinate Companion Loan and (z) any losses realized with respect to the Mortgaged Property or the One Presidential Whole Loan that are allocated to the One Presidential Subordinate Companion Loan plus (3) the Threshold Event Collateral (as defined below) then held by the master servicer or special servicer, as applicable, is less than (b) 25% of the remainder of the (i) initial principal balance of the One Presidential Subordinate Companion Loan less (ii) any payments of principal allocated to, and received, by the holder of the One Presidential Subordinate Companion Loan. The holder of the One Presidential Subordinate Companion Loan also has the right to purchase the One Presidential Mortgage Loan in certain instances as set forth below.

The holder of the One Presidential Subordinate Companion Loan is entitled to avoid a Control Appraisal Period caused by the application of an appraisal reduction amount upon satisfaction of certain conditions (which must be completed within 30 days of the receipt of a third party appraisal that indicates such Control Appraisal Period has occurred), including without limitation, (i) delivery of additional collateral in the form of either (x) cash collateral or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the One Presidential Intercreditor Agreement (either (x) or (y), the “Threshold Event Collateral”) and (ii) the Threshold Event Collateral is an amount which, when added to the appraised value of the related Mortgaged Property as determined pursuant to the PSA, would cause the applicable Control Appraisal Period not to occur.

Servicing

The One Presidential Whole Loan (including the One Presidential Mortgage Loan) and any related REO Property will be serviced and administered by the master servicer and the special servicer, pursuant to the PSA, in the manner described under “Pooling and Servicing Agreement”, but subject to the terms of the One Presidential Intercreditor Agreement. See “Pooling and Servicing Agreement”.

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Application of Payments

The One Presidential Intercreditor Agreement sets forth the respective rights of the holder of the One Presidential Mortgage Loan and the holder of the One Presidential Subordinate Companion Loan with respect to distributions of funds received in respect of the One Presidential Whole Loan, and provides, in general, that prior to the occurrence and continuance of (i) any event of default with respect to an obligation to pay money due under the One Presidential Whole Loan, (ii) any other event of default which causes the One Presidential Whole Loan to become a specially serviced Mortgage Loan or (iii) any bankruptcy or insolvency event that constitutes an event of default (each, a “Sequential Pay Event”) (or, if such a default has occurred, but has been cured by the holder of the One Presidential Subordinate Companion Loan or the default cure period has not yet expired and the holder of the One Presidential Subordinate Companion Loan is exercising its cure rights under the One Presidential Intercreditor Agreement), after payment of amounts for reserves or escrows required by the mortgage loan documents and amounts payable or reimbursable under the PSA to the master servicer, special servicer, operating advisor, certificate administrator, asset representations reviewer or trustee, payments and proceeds received with respect to the One Presidential Whole Loan will generally be applied in the following order:

●	first, to the holder of the One Presidential Mortgage Loan, in an amount equal to the accrued and unpaid interest on the outstanding principal balances of the One Presidential Mortgage Loan at its net interest rate;

●	second, to the holder of the One Presidential Mortgage Loan in an amount equal to the sum of: (x) its percentage interest of scheduled monthly principal amortization payments received plus (y) its percentage interest of any other principal payments (including, without limitation, any insurance and condemnation proceeds payable as principal) received, if any;

●	third, to the holder of the One Presidential Mortgage Loan up to the amount of any unreimbursed costs and expenses paid by the holder of the One Presidential Mortgage Loan including any recovered costs not previously reimbursed to the holder of the One Presidential Mortgage Loan;

●	fourth, to the holder of the One Presidential Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the One Presidential Subordinate Companion Loan at its net interest rate;

●	fifth, to the holder of the One Presidential Subordinate Companion Loan in an amount equal to the sum of: (x) its percentage interest of all scheduled monthly principal amortization payments received plus (y) its percentage interest of any other principal payments (including, without limitation, any insurance and condemnation proceeds payable as principal) received, if any;

●	sixth, to the extent the holder of the One Presidential Subordinate Companion Loan has made any payments or advances with the exercise of its cure rights under the One Presidential Intercreditor Agreement, to reimburse such holder for all such cure payments;

●	seventh, any prepayment premium, to the extent paid by the borrower, to the holder of the One Presidential Mortgage Loan in an amount equal to its percentage interest of any such prepayment premium;

●	eighth, any prepayment premium, to the extent paid by the borrower, to the holder of the One Presidential Subordinate Companion Loan in an amount equal to its percentage interest of any such prepayment premium;

●	ninth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing clauses first through eighth and, as a result of a workout, the balance of the One Presidential Subordinate Companion Loan has been reduced, such excess amount is required to be paid to the holder of the One Presidential Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance of the One Presidential Subordinate Companion Loan as a result of such workout, plus interest on such amount at the applicable interest rate;

●	tenth, to the extent assumption, release or transfer fees actually paid by the borrower are not required to be otherwise applied under the PSA, including, without limitation, to compensate the master servicer or special servicer, any such assumption, release or transfer fees, to the extent actually paid by the borrower, will be paid to the holder of the One Presidential Mortgage Loan and the holder of the One Presidential Subordinate Companion Loan, pro rata, based on their respective percentage interests; and

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●	eleventh, if any excess amount is available to be distributed in respect of the One Presidential Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through tenth, any remaining amount is required to be paid pro rata to the holder of the One Presidential Mortgage Loan and the holder of the One Presidential Subordinate Companion Loan, based on their respective initial percentage interests.

The One Presidential Intercreditor Agreement sets forth the respective rights of the holder of the One Presidential Mortgage Loan and the holder of the One Presidential Subordinate Companion Loan with respect to distributions of funds received in respect of the One Presidential Whole Loan, and provides, in general, that during the occurrence and continuance of a Sequential Pay Event, after payment of amounts for reserves or escrows required by the mortgage loan documents and amounts payable or reimbursable under the PSA to the master servicer, special servicer, operating advisor, certificate administrator, asset representations reviewer or trustee, payments and proceeds received with respect to the One Presidential Whole Loan will generally be applied in the following order:

●	first, to the holder of the One Presidential Mortgage Loan, in an amount equal to the accrued and unpaid interest on the outstanding principal balances of the One Presidential Mortgage Loan at its net interest rate;

●	second, to the holder of the One Presidential Mortgage Loan in an amount equal to the One Presidential Mortgage Loan principal balance, until the One Presidential Mortgage Loan principal balance has been reduced to zero;

●	third, to the holder of the One Presidential Mortgage Loan up to the amount of any unreimbursed costs and expenses paid by the holder of the One Presidential Mortgage Loan including any recovered costs not previously reimbursed to the holder of the One Presidential Mortgage Loan;

●	fourth, to the extent the holder of the One Presidential Subordinate Companion Loan has made any payments or advances to cure defaults pursuant to the One Presidential Intercreditor Agreement, to reimburse the holder of the One Presidential Subordinate Companion Loan for all such cure payments;

●	fifth, to the holder of the One Presidential Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the One Presidential Subordinate Companion Loan at its net interest rate;

●	sixth, to the holder of the One Presidential Subordinate Companion Loan in an amount equal to the One Presidential Subordinate Companion Loan’s percentage interest of principal payments received, if any, with respect to such Payment Date with respect to the One Presidential Whole Loan, until the One Presidential Subordinate Companion Loan balance has been reduced to zero;

●	seventh, any prepayment premium, to the extent paid by the borrower, to the holder of the One Presidential Mortgage Loan in an amount equal to its percentage interest of any such prepayment premium;

●	eighth, any prepayment premium, to the extent paid by the related borrower, to the holder of the One Presidential Subordinate Companion Loan in an amount equal to its percentage interest of any such prepayment premium;

●	ninth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing clauses first through eighth and, as a result of a workout, the balance of the One Presidential Subordinate Companion Loan has been reduced, such excess amount is required to be paid to the holder of the One Presidential Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance of the One Presidential Subordinate Companion Loan as a result of such workout, plus interest on such amount at the applicable interest rate;

●	tenth, to the extent assumption, release or transfer fees actually paid by the borrower are not required to be otherwise applied under the PSA, including, without limitation, to compensate the master servicer or special servicer, any such assumption, release or transfer fees, to the extent actually paid by the borrower, will be paid to the holder of the One Presidential Mortgage Loan and the holder of the One Presidential Subordinate Companion Loan, pro rata, based on their respective percentage interests; and

●	eleventh, if any excess amount is available to be distributed in respect of the One Presidential Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through tenth, any remaining amount is required to be paid pro rata to the holder of the One Presidential Mortgage Loan

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and the holder of the One Presidential Subordinate Companion Loan, based on their respective initial percentage interests.

Certain costs and expenses (such as unreimbursed special servicing fees or Servicing Advances on the One Presidential Whole Loan) otherwise allocable to the One Presidential Subordinate Companion Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to the trust’s right to reimbursement from future payments and other collections on the One Presidential Subordinate Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

For more information regarding the allocation of collections and expenses in respect of the One Presidential Whole Loan, see “Pooling and Servicing Agreement.”

Consultation and Control

Prior to the occurrence and continuance of a Control Appraisal Period with respect to the One Presidential Subordinate Companion Loan, the Directing Certificateholder will not have any consent and/or consultation rights with respect to One Presidential Whole Loan. After the occurrence and during the continuance of a Control Appraisal Period with respect to the One Presidential Subordinate Companion Loan, the Directing Certificateholder will have the same consent and/or consultation rights with respect to the One Presidential Whole Loan as it does, and for so long as it does, with respect to the other Mortgage Loans included in the issuing entity. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

In addition, prior to the occurrence and continuance of a Control Appraisal Period, the consent of the holder of One Presidential Subordinate Companion Loan, which shall be obtained by the special servicer, is required for any One Presidential Major Decision; provided that the foregoing does not relieve the master servicer or the special servicer, as applicable, from complying with the Servicing Standard or any applicable law, including the REMIC Regulations.

“One Presidential Major Decision” means:

(i)       any proposed or actual foreclosure upon or comparable conversion (which shall include acquisition of the related REO Property) of the ownership of all or a portion of the properties securing the One Presidential Whole Loan that comes into and continues in default;

(ii)       any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of the One Presidential Whole Loan;

(iii)       if the One Presidential Whole Loan is not a Specially Serviced Loan, any extension of the maturity date of the One Presidential Whole Loan;

(iv)       following a default or an event of default with respect to the One Presidential Whole Loan, any exercise of remedies, including the acceleration of the One Presidential Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(v)       any sale of the One Presidential Mortgage Loan (if it is a defaulted loan) and the One Presidential Subordinate Companion Loan, or the related REO Property (other than in connection with the termination of the Trust) for less than the applicable purchase price;

(vi)       any determination to bring the related Mortgaged Property or related REO Property, as the case may be, into compliance with applicable environmental laws or to otherwise address hazardous material located at the related Mortgaged Property or related REO Property;

(vii)      any release of material collateral or any acceptance of substitute or additional collateral for the One Presidential Whole Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(viii)     any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to the One Presidential Whole Loan or any consent to such a waiver or consent to a transfer of the related Mortgaged Property or interests in the related borrower or consent to the incurrence of additional debt, other than as may be effected without the consent of the lender under the Mortgage Loan documents;

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(ix)      any entry into, or any amendment, modification or termination of, any property or asset management agreement with respect to the related Mortgaged Property, including, without limitation, approval of the termination of a manager and appointment of a new property manager;

(x)       if the One Presidential Whole Loan is a Specially Serviced Loan, releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(xi)      any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in the related borrower or guarantor under the One Presidential Whole Loan, releasing such borrower or guarantor from liability under the One Presidential Whole Loan other than pursuant to the specific terms of the One Presidential Whole Loan and for which there is no lender discretion;

(xii)      if the One Presidential Whole Loan is a Specially Serviced Loan, any determination of an Acceptable Insurance Default;

(xiii)     any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease at the related Mortgaged Property if (A) the lease involves a ground lease or lease of an outparcel or affects an area greater than or equal to the lesser of (I) 30% of the net rentable area of the improvements at the related Mortgaged Property and (II) 30,000 square feet of the improvements at the related Mortgaged Property and (B) such transaction either is not a routine leasing matter or such transaction relates to the One Presidential Whole Loan if it is a Specially Serviced Loan;

(xiv)     any consent to incurrence of additional debt by the related borrower under the One Presidential Mortgage Loan documents or mezzanine debt by a direct or indirect parent of the related borrower, to the extent the lender’s approval is required under the related One Presidential Mortgage Loan documents;

(xv)      if the One Presidential Whole Loan is a Specially Serviced Loan, approval of easements that materially affect the use or value of the related Mortgaged Property, or the related borrower’s ability to make any payments, with respect to the One Presidential Whole Loan;

(xvi)      if the One Presidential Whole Loan is a Specially Serviced Loan, agreeing to any modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted;

(xvii)     determining whether to cure any default by the related borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

(xviii)     approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve the related borrower of the obligation to provide financial statements on at least a quarterly basis);

(xix)      any filing of a bankruptcy or similar action against the related borrower or guarantor under the One Presidential Mortgage Loan documents or the election of any action in a bankruptcy or insolvency proceeding to seek relief from the automatic stay or dismissal of a bankruptcy filing or voting for or opposing a plan of reorganization, seeking or opposing an order for adequate protection, adequate assurance, a Section 363 sale, order shortening time or similar motion of procedure in an insolvency proceeding or making a Section 1111(b)(2) election on behalf of the holders of the One Presidential Whole Loan;

(xx)      approval of the “annual budget” (as defined in the One Presidential Mortgage Loan documents) to the extent the lender’s consent is required under the One Presidential Mortgage Loan agreement;

(xxi)     approval of (1) any replacement or substitution of a “control party” (as defined in the One Presidential Mortgage Loan agreement), and (2) any “acceptable replacement guarantor” (as defined in the One Presidential Mortgage Loan agreement);

(xxii)    any material modification, waiver or amendment of a guaranty related to the One Presidential Whole Loan;

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(xxiii)   any approval of any casualty insurance settlements related to the Mortgaged Property, to the extent the lender’s approval is required under the One Presidential Mortgage Loan documents;

(xxiv)   any approval to any material amendment, modification or waiver of any tenancy-in-common covenants and/or restrictions set forth in the related One Presidential Mortgage Loan documents and any election of tenancy-in-common “roll up” rights for the benefit of lender under the One Presidential Mortgage Loan documents; and

(xxv)    any amendment, modification or termination of any operating agreements and tenancy-in-common agreement of the related borrower, to the extent lender’s consent is required under the One Presidential Mortgage Loan documents.

The holder of the One Presidential Mortgage Loan (or the master servicer or the special servicer acting on its behalf) may not follow or be required to follow any advice or consultation provided by the holder of the One Presidential Subordinate Companion Loan (or its representative) that would require or cause the holder of the One Presidential Mortgage Loan (or the master servicer or the special servicer acting on its behalf) to violate any applicable law, including the REMIC Regulations, be inconsistent with the Servicing Standard, require or cause the holder of the One Presidential Mortgage Loan (or the master servicer or the special servicer acting on its behalf), to violate provisions of the One Presidential Intercreditor Agreement or the PSA, require or cause the holder of the One Presidential Mortgage Loan (or the master servicer or the special servicer acting on its behalf), to violate the terms of the One Presidential Whole Loan, or materially expand the scope of any of the holder of the One Presidential Mortgage Loan’s (or the master servicer’s or the special servicer’s, acting on its behalf) responsibilities under the One Presidential Intercreditor Agreement.

Cure Rights

In the event that the One Presidential borrower fails to make any payment of principal or interest on the One Presidential Whole Loan by the end of the applicable grace period or any other event of default under the related Mortgage Loan documents occurs, unless a Control Appraisal Period has occurred and is continuing, the holder of the One Presidential Subordinate Companion Loan will have the right to cure such event of default subject to certain limitations set forth in the One Presidential Intercreditor Agreement. The holder of the One Presidential Subordinate Companion Loan will be limited to 6 cures of monetary defaults in a 12 month period, and 6 cures of non-monetary defaults over the term of the One Presidential Whole Loan.

Purchase Option

If an event of default with respect to One Presidential Whole Loan has occurred and is continuing, the holder of the One Presidential Subordinate Companion Loan will have the option to purchase the One Presidential Mortgage Loan at a price generally equal to the sum, without duplication, of (a) the principal balance of the One Presidential Mortgage Loan, (b) accrued and unpaid interest on the One Presidential Mortgage Loan through the end of the interest accrual period related to the payment date next following the date of the purchase, (c) any other amounts due under the One Presidential Mortgage Loan, but excluding prepayment premiums, exit fees and any other similar fees, (d) any unreimbursed property protection or servicing advances and any expenses incurred in enforcing the One Presidential Whole Loan documents, including among other items, servicing advances and any accrued and unpaid special servicing fees, (e) any accrued and unpaid interest on advances, (f) if the One Presidential Mortgage Loan is not purchased within 90 days after the One Presidential Whole Loan becomes a Specially Serviced Loan, any liquidation or workout fees, and (g) certain additional amounts to the extent provided for in the One Presidential Intercreditor Agreement.

Special Servicer Appointment Rights

Pursuant to the terms of the One Presidential Intercreditor Agreement and the PSA, the holder of the One Presidential Subordinate Companion Loan (prior to the occurrence and continuance of a Control Appraisal Period) will have the right, with or without cause, to replace the special servicer then acting with respect to the One Presidential Whole Loan and appoint a replacement special servicer in lieu of such special servicer. The Directing Certificateholder (after the occurrence and continuance of a Control Appraisal Period and prior to the occurrence and continuance of a Control Termination Event), and the applicable certificateholders with the requisite percentage of Voting Rights (after the occurrence and continuance of a Control Appraisal Period and the occurrence and continuance of Control Termination Event) will have the right, with or without cause (subject to the limitations described herein), to replace the special servicer then acting with respect to the One Presidential Whole Loan and appoint a replacement special servicer in lieu of such special servicer, as described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Rights Upon Servicer Termination Event”.

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Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 CFR 2219.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after a hypothetical Determination Date in May 2017 and ending on a hypothetical Determination Date in June 2017. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

The depositor will acquire the Mortgage Loans from Barclays Bank PLC, Argentic Real Estate Finance LLC, Morgan Stanley Mortgage Capital Holdings LLC, Starwood Mortgage Funding III LLC, Citi Real Estate Funding Inc., and Citigroup Global Markets Realty Corp. on the Closing Date; provided, that with respect to the Yeshiva University Portfolio Mortgage Loan, each of Argentic Real Estate Finance LLC and Citi Real Estate Funding Inc. will sell one of the two promissory notes comprising such Mortgage Loan to the depositor. Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Barclays Bank PLC

General

Barclays Bank PLC, a public limited company registered in England and Wales under number 1026167 (“Barclays”), a sponsor and a mortgage loan seller, is an affiliate of Barclays Capital Inc., one of the underwriters. The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412 4000.

Barclays’ Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. Barclays’ role also includes leading and participating in the selection of third party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays has been engaged in commercial mortgage loan securitization in the United States since 2004. The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

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●	Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hospitality, multifamily, manufactured housing, healthcare, self storage and industrial properties. These loans are primarily originated for the purpose of securitization.

●	Floating rate loans generally having shorter maturities and secured by stabilized and non stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, Barclays contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays’ affiliates commenced selling commercial mortgage loans into U.S. securitizations in 2004. During the period commencing in 2004 and ending on March 30, 2017, Barclays’ affiliates were the loan sellers in approximately 80 commercial mortgage backed securitization transactions. Approximately $24.7 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

The following table sets forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays affiliates for the years ending on December 31, 2007, 2008, 2009, 2010, 2011, 2012, 2013, 2014, 2015 and 2016 and for the period January 1, 2017 through March 30, 2017.

Fixed and Floating Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed and Floating Rate Loans Securitized in CMBS by Barclays and Affiliates (as loan seller) (approximate)
2017(1)	$768,445,000
2016	$3,031,242,500
2015	$5,276,099,519
2014	$3,351,106,750
2013	$2,723,393,594
2012	$2,056,096,250
2011	$0
2010	$0
2009	$0
2008	$196,399,012
2007	$2,470,879,020

(1)    Through March 30, 2017

Review of Barclays Mortgage Loans

Overview. Barclays has conducted a review of the mortgage loans for which Barclays is a sponsor in this securitization (the “Barclays Mortgage Loans”) in connection with the securitization described in this prospectus. The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays’ offices (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Barclays Review Team created a database of loan level and property level information relating to each Barclays Mortgage Loan. The database was compiled from, among other sources, the related loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process. After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by

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the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of Barclays, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this prospectus regarding the Barclays Mortgage Loans. These procedures included:

●	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;

●	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Barclays Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this prospectus.

Legal Review. Barclays and the other originators of the Barclays Mortgage Loans engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ and the other originators’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Barclays’ and the other originators’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans. Such assistance included, among other things, (i) a review of Barclays’ asset summary reports for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this prospectus is accurate in all material respects. Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, except as described under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below. Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Barclays will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Barclays, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (“Barclays’ Qualification Criteria”). Barclays will engage a third party accounting firm to compare the Barclays’ Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Barclays and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Barclays to render any tax opinion required in connection with the substitution.

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Barclays’ Underwriting Guidelines and Processes

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the Barclays Mortgage Loans was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines. For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions” below. Barclays originates mortgage loans principally for securitization.

General. Barclays originates commercial mortgage loans from its headquarters in New York and its West Coast office. Barclays also originates and acquires loans pursuant to table funding arrangements through third party origination platforms that have origination offices in additional locations. Bankers at Barclays and at table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans. Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans, including those originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

With respect to certain mortgage loans, Barclays has delegated certain of its underwriting and origination functions to table funded lenders, subject to loan by loan oversight and ultimate review and approval by Barclays’ professionals. These functions were all performed in substantial accordance with the mortgage loan approval procedures described in this prospectus. In all cases, mortgage loans are documented on Barclays’ approved documentation.

Loan Analysis. Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance loan underwriter. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to reduce the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated or table funded by Barclays must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio, generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate, is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

Escrow Requirements. Generally, Barclays requires most borrowers to fund escrows for expenses such as taxes and insurance, capital expenses and replacement reserves, in some cases upon the occurrence of a trigger event. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A 1 for instances in which reserves were not taken):

●	Taxes. Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Barclays may waive this escrow

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requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where there is a low loan to value ratio or (iv) any Escrow/Reserve Mitigating Circumstances.

●	Insurance. If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade or creditworthy tenant is responsible for paying all insurance premiums, (iv) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant maintains the property insurance or self insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property), (v) where there is a low loan to value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Barclays relies on information provided by an independent engineer to make this determination. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade or creditworthy tenant is responsible for replacements under the terms of its lease, (ii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property), (iii) where there is institutional sponsorship or a high net worth individual, (iv) where there is a low loan to value ratio or (v) any Escrow/Reserve Mitigating Circumstances.

●	Completion Repair/Environmental Remediation. Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Barclays generally requires that at least 100% – 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade or creditworthy party has agreed to take responsibility, and pay, for any required repair or remediation, (iii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant is responsible for the repairs, (iv) the amount recommended is less than $50,000, (v) a repair or replacement item that does not materially impact the function, performance or value of the property or (v) any Escrow/Reserve Mitigating Circumstances.

●	Tenant Improvement/Lease Commissions. In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re leasing the space occupied by such tenants. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the Mortgaged Property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated, (v) where there is a low loan to value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.

●	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant specific tests or occurrences.

●	Other Factors. Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Barclays may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Barclays’ evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) Barclays

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has structured springing escrows that arise for identified risks, (v) Barclays has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) Barclays believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Servicing. Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Wells Fargo Bank, National Association.

Exceptions. Notwithstanding the discussion under “—Barclays’ Underwriting Guidelines and Process” above, one or more of the Barclays Mortgage Loans may vary from, or do not comply with, Barclays underwriting guidelines described above. In addition, in the case of one or more of the Barclays Mortgage Loans, Barclays may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. Except as discussed in the next paragraph, none of the Barclays Mortgage Loans was originated with any material exceptions from the Barclays underwriting guidelines and procedures.

With respect to the Selig Portfolio Mortgage Loan, representing approximately 3.8% of the Initial Pool Balance, the Mortgage Loan is evidenced by Note A-3 which was funded by Barclays Bank on May 2, 2017 and represents the one-time additional pari passu permitted debt (the “Additional Permitted Debt”) permitted by the loan documents for a $197,000,000 mortgage loan that was originated by Goldman Sachs Mortgage Company on April 24, 2014 (the “Selig Portfolio Original Loan”). The Selig Portfolio Original Loan is evidenced by Note A-1 and Note A-2, which were contributed to the GSMS 2014-GC22 and CGCMT 2014-GC23 securitization trusts, respectively. The Additional Permitted Debt was issued after the borrower satisfied certain conditions set forth in the Selig Portfolio Original Loan documents, including LTV, DSCR and Debt Yield tests. The funding of an additional pari passu promissory note three years after the origination of the original pari passu promissory notes pursuant to an original loan agreement that Barclays Bank PLC neither prepared nor was an original party to represents an exception to Barclays Bank PLC’s underwriting guidelines. Beyond the Selig Portfolio Mortgage Loan, no additional pari passu debt is permitted under the Selig Portfolio Original Loan documents.

Compliance with Rule 15Ga 1 under the Exchange Act

Barclays has most recently filed a Form ABS-15G on May 12, 2017 in connection with it being a securitizer of certain types of mortgage loans. Barclays’ Central Index Key is 0000312070. It has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

As of the Closing Date, neither Barclays Bank PLC nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Barclays Bank PLC or its affiliates may from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

Neither Barclays nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against Barclays for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

From time to time, Barclays is involved in civil legal proceedings and arbitration proceedings concerning matters arising in connection with the conduct of its securitization business. Although there can be no assurance as to the ultimate outcome of such matters, Barclays has denied, or believes it has meritorious defenses and will deny, liability in all significant cases pending against it in its capacity as sponsor or mortgage loan seller, and intends to defend actively each such case.

The information set forth under “—Barclays Bank PLC” has been provided by Barclays.

Argentic Real Estate Finance LLC

General

Argentic Real Estate Finance LLC (“Argentic”) (formerly known as Silverpeak Real Estate Finance LLC) is a sponsor of, and a seller of certain mortgage loans (or, in the case of the Yeshiva University Portfolio Mortgage Loan,

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a portion thereof) (the “Argentic Mortgage Loans”) into, the securitization described in this prospectus. One (1) of the fifteen (15) Mortgage Loans for which Argentic is the mortgage loan seller was co-originated with Citi Real Estate Funding Inc. Six (6) of the fifteen (15) Mortgage Loans for which Argentic is the mortgage loan seller was originated by The Bancorp Bank and purchased by Argentic. Argentic is a limited liability company organized under the laws of the State of Delaware. The primary offices of Argentic are located at 40 West 57th Street, 29th Floor, New York, New York 10019.

Argentic’s Securitization Program

Argentic began originating and acquiring loans in 2014 and has not been involved in the securitization of any other types of financial assets. Argentic originates and acquires from unaffiliated third party originators, commercial, multifamily and manufactured housing community mortgage loans throughout the United States. Since 2014, Argentic has securitized approximately 176 commercial, multifamily and manufactured housing community mortgage loans with an aggregate original principal balance of approximately $2,472,371,477.

In connection with this commercial mortgage securitization transaction, Argentic will transfer the Argentic Mortgage Loans to the depositor, who will then transfer the Argentic Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the Argentic Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, Argentic will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a MLPA, Argentic will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the Argentic Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, Argentic will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.

Argentic does not act as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that Argentic originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, Argentic sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Argentic’s Underwriting Standards and Processes

Each of the Argentic Mortgage Loans was originated or acquired by Argentic. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated or acquired by Argentic.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, the underwriting of certain commercial, multifamily or manufactured housing community mortgage loan originated or acquired by Argentic may not conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular Argentic Mortgage Loans, see “—Argentic’s Underwriting Standards and Processes—Exceptions” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, Argentic also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its

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neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel of Argentic Investment Management LLC, the investment advisor of Argentic Real Estate Finance LLC. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. Argentic’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by Argentic and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that Argentic or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessment of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

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●	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

●	Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

●	Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, Argentic typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

●	Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.

●	The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

●	Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

●	Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

●	Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or SEL is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial, multifamily or manufactured housing community mortgage loan, Argentic will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules,

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regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, Argentic may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, Argentic may require the borrower to remediate such violation and, subject to the discussion under “—Argentic’s Underwriting Standards and Processes—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on Argentic’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan. Furthermore, Argentic may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated or acquired by Argentic are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

●	Insurance—Monthly escrow deposits equal to 1/12 of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

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●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the Argentic Mortgage Loans, see Annex A-1 to this prospectus.

Exceptions. One or more of the Argentic Mortgage Loans may vary from the specific Argentic underwriting guidelines described above when additional credit positive characteristics are present as discussed above. None of the Argentic Mortgage Loans was originated with any material exceptions from Argentic’s underwriting guidelines described above. For any material exceptions to Argentic’s underwriting guidelines described above in respect of the Argentic Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Argentic is the Sponsor

Overview. Argentic has conducted a review of the Argentic Mortgage Loans in connection with the securitization described in this prospectus. The review of the Argentic Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “Argentic Review Team”). The review procedures described below were employed with respect to all of the Argentic Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the Argentic Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each Argentic Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Argentic Team during the underwriting process. After origination of each Argentic Mortgage Loan, the Argentic Review Team updated the information in the database and the related asset summary report with respect to such Argentic Mortgage Loan based on updates provided by the

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related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Argentic Review Team.

A data tape (the “Argentic Data Tape”) containing detailed information regarding each Argentic Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Argentic Data Tape was used to provide the numerical information regarding the Argentic Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of Argentic, engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by Argentic, relating to information in this prospectus regarding the Argentic Mortgage Loans. These procedures included:

●	comparing the information in the Argentic Data Tape against various source documents provided by Argentic that are described under “—Review of Argentic Mortgage Loans—Database” above;

●	comparing numerical information regarding the Argentic Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Argentic Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Argentic Mortgage Loans disclosed in this prospectus.

Legal Review. Argentic engaged various law firms to conduct certain legal reviews of the Argentic Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Argentic Mortgage Loan, Argentic’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each Argentic Mortgage Loan reviewed Argentic’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Argentic Mortgage Loans. Such assistance included, among other things, (i) a review msmch asset summary report, and its origination counsel’s due diligence questionnaire, for each Argentic Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Argentic Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the Argentic Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying mortgaged properties of which Argentic was aware at the origination of any Argentic Mortgage Loan, the Argentic Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. Argentic conducted a search with respect to each borrower under the related Argentic Mortgage Loan to determine whether it filed for bankruptcy. If the Argentic Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any Argentic Mortgage Loan, the Argentic Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Argentic Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Argentic Mortgage Loans to determine whether any Argentic Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Argentic’s Underwriting Standards and Processes” above. See “—Argentic’s Underwriting Standards and Processes—Exceptions” above.

Findings and Conclusions. Based on the foregoing review procedures, the Argentic Review Team determined that the disclosure regarding the Argentic Mortgage Loans in this prospectus is accurate in all material respects. The Argentic Review Team also determined that the Argentic Mortgage Loans were originated in accordance with Argentic’s origination procedures and underwriting criteria, except as described under “—Argentic’s Underwriting Standard and Processes—Exceptions” above. Argentic attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Compliance with Rule 15Ga-1 under the Exchange Act

Argentic most recently filed a Form ABS-15G on January 17, 2017. Argentic’s Central Index Key is 0001624053. With respect to the period from and including September 29, 2014 (the date of the first securitization into which Argentic sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of a representation or warranty) to and including March 31, 2017, Argentic does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

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Retained Interests in This Securitization

Argentic is an affiliate of (i) Argentic Securities Income USA LLC, the entity that is expected to be appointed as the initial Directing Certificateholder, and (ii) Argentic Securities I Cayman Risk Retention Limited, the expected holder of the Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class V certificates. Except as described above, neither Argentic nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Argentic or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates (other than the HRR Certificates) at any time.

The information set forth under “—Argentic Real Estate Finance LLC” has been provided by Argentic Real Estate Finance LLC.

Morgan Stanley Mortgage Capital Holdings LLC

Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 (“MSMCH”), is a sponsor of this transaction and one of the mortgage loan sellers. MSMCH is a successor to Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984, which was merged into MSMCH on June 15, 2007. Since the merger, MSMCH has continued the business of Morgan Stanley Mortgage Capital Inc. MSMCH is a direct wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its executive offices are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMCH also has offices in Los Angeles, California, Dallas, Texas and Sterling, Virginia.

Morgan Stanley Bank, N.A., a national banking association (“Morgan Stanley Bank” and, together with MSMCH, the “Morgan Stanley Group”), is the originator of all of the mortgage loans that MSMCH is contributing to this securitization (the “MSMCH Mortgage Loans”), representing approximately 18.5% of the Initial Pool Balance, which MSMCH will acquire on or prior to the Closing Date and contribute to this securitization; provided, that the Market Street – The Woodlands Mortgage Loan was originated in conjunction with Wells Fargo Bank, National Association. Morgan Stanley Bank is also the holder of one or more of the Companion Loans related to the Market Street – The Woodlands Whole Loan. Morgan Stanley Bank is an indirect wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its headquarters are located at One Utah Center, 201 Main Street, Salt Lake City, Utah 84111, telephone number (801) 236-3600. Morgan Stanley Bank also has offices in New York, New York.

MSMCH and Morgan Stanley Bank are each an affiliate of each other and of Morgan Stanley Capital I Inc., the depositor, and Morgan Stanley & Co. LLC, an underwriter.

Morgan Stanley Group’s Commercial Mortgage Securitization Program

The Morgan Stanley Group originates and purchases multifamily, commercial and manufactured housing community mortgage loans primarily for securitization or resale.

MSMCH. MSMCH has been involved with warehouse and repurchase financing to residential mortgage lenders, has in the past purchased residential mortgage loans for securitization or resale, or for its own investment, and has previously acted as a sponsor of residential mortgage loan securitizations. MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation.

As a sponsor, MSMCH originates or acquires mortgage loans and, either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. LLC, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring securitization transactions. MSMCH has acted as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and in transactions in which other entities act as sponsor or mortgage loan seller. MSMCH’s previous securitization programs, identified as “IQ,” “HQ” and “TOP,” typically involved multiple mortgage loan sellers.

Substantially all mortgage loans originated or acquired by MSMCH are either sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller (or both) or otherwise sold or syndicated. Mortgage loans originated and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and such mortgage loans were included in both public and private securitizations. MSMCH also originates subordinate and mezzanine debt which is generally not securitized.

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MSMCH’s large mortgage loan program typically originates mortgage loans larger than $50 million, although MSMCH’s conduit mortgage loan program also sometimes originates such large mortgage loans. MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties. The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

The following table sets forth information with respect to originations and securitizations of multifamily, commercial and manufactured housing community mortgage loans by the Morgan Stanley Group for the five years ending on December 31, 2016.

Period	Total Mortgage Loans(1)(2)	Total Mortgage Loans Securitized with Affiliated Depositor(2)	Total Mortgage Loans Securitized with Non-Affiliated Depositor(2)	Total Mortgage Loans Securitized(2)
Year ending December 31, 2016	9.2	2.4	1.6	4.0
Year ending December 31, 2015	10.8	5.6	2.8	8.4
Year ending December 31, 2014	11.9	4.8	0.4	5.2
Year ending December 31, 2013	7.5	5.5	1.2	6.6
Year ending December 31, 2012	4.7	2.7	0.2	2.9

(1)	Includes all mortgage loans originated or purchased by MSMCH (or its predecessor) in the relevant year. Mortgage loans originated in a given year that were not securitized in that year generally were held for securitization in the following year or sold to third parties.

(2)	Approximate amounts shown in billions of dollars.

Morgan Stanley Bank. Morgan Stanley Bank has been originating financial assets, including multifamily, commercial and manufactured housing community mortgage loans, both for purposes of holding those assets for investment and for resale, including through securitization, since at least 2011. For the period from January 1, 2011 to March 31, 2017, Morgan Stanley Bank originated multifamily, commercial and manufactured housing community mortgage loans in the aggregate original principal amount of approximately $37,819,098,430.

Morgan Stanley Bank originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties, which it either holds for investment or sells or otherwise syndicates. The largest property concentrations of commercial mortgage loans originated by Morgan Stanley Bank are in retail and office properties, and the largest geographic concentrations are in California and New York. Commercial mortgage loans originated by Morgan Stanley Bank include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans, and such mortgage loans are expected to be included in both public and private securitizations. Morgan Stanley Bank also originates subordinate and mezzanine debt, which generally is not expected to be securitized. Morgan Stanley Bank’s large mortgage loan program originates mortgage loans larger than $50 million, although Morgan Stanley Bank’s conduit mortgage loan program also sometimes originates such large mortgage loans.

The Morgan Stanley Group’s Underwriting Standards

Overview. Commercial mortgage loans originated or co-originated by the Morgan Stanley Group are primarily originated in accordance with the procedures and underwriting standards described below. However, given the unique nature of income-producing real properties, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or loan sponsor and any other pertinent information deemed material by the member of the Morgan Stanley Group that is the originator of the related mortgage loan (the related “Morgan Stanley Origination Entity”). Therefore, this general description of the Morgan Stanley Group’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by the Morgan Stanley Group (or on its behalf) complies entirely with all standards set forth below. For important information about any circumstances that have affected the underwriting of the MSMCH Mortgage Loans, see “—Exceptions to Underwriting Standards” below.

Process. The credit underwriting process for each commercial mortgage loan is performed by a deal team comprised of real estate professionals that typically includes a commercial loan originator, underwriter and closer subject to the oversight and ultimate review and approval of the related Morgan Stanley Origination Entity. This team conducts a review of the related mortgaged property, which typically includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, valuation, zoning, environmental status, physical condition and seismic and other engineering characteristics (see “—Escrow Requirements,” “—Zoning and Land Use,” “—Title Insurance Policy,” “—Property Insurance” and “—Third Party Reports” below). In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current

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owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties), although forms of leases would typically be reviewed.

A member of the deal team or one of its agents performs an inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, criminal and background investigations and searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to address certain risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information and circulated to credit committee for review.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan to Value Requirements. The Morgan Stanley Group’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and the related Morgan Stanley Origination Entity’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. The debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this prospectus.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that the related Morgan Stanley Origination Entity or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. The Morgan Stanley Group’s underwriting guidelines generally permit a maximum amortization period of 30 years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan has a partial interest-only period, the monthly debt service and the UW NCF DSCR set forth in this prospectus and Annex A-1 reflect a calculation of both the interest-only payments and the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. A Morgan Stanley Origination Entity may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, a Morgan Stanley Origination Entity may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover, among other things, tenant improvements and leasing commissions, deferred maintenance, environmental remediation and unfunded obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, in lieu of maintaining a cash reserve, the borrower may be

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allowed to post a letter of credit or guaranty or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans.

Generally, the Morgan Stanley Group requires escrows as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the loan sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the loan sponsor is an institutional sponsor or a high net worth individual, (ii) the related borrower maintains a blanket insurance policy or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where the related mortgaged property is a single tenant property with respect to which the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●	Tenant Improvements and Leasing Commissions. A reserve for tenant improvements and leasing commissions may be required to be funded at loan origination and/or during the term of the mortgage loan to cover anticipated tenant improvements or leasing commissions costs that might be associated with re-leasing certain space, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related mortgaged property is a single tenant property and the tenant’s lease extends beyond the loan term or (ii) the rent at the related mortgaged property is considered below market.

●	Deferred Maintenance. A reserve for deferred maintenance may be required to be funded at loan origination in an amount generally between 100% and 125% of the estimated cost of material immediate repairs or replacements identified in the physical condition report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

●	Environmental Remediation. A reserve for environmental remediation may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues or (ii) environmental insurance has been obtained or already in place.

For a description of the escrows collected with respect to the MSMCH Mortgage Loans, please see Annex A-1.

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Zoning and Land Use. With respect to each mortgage loan, the related Morgan Stanley Origination Entity and its origination counsel will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the related Morgan Stanley Origination Entity may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Title Insurance Policy. Each borrower is required to provide, and the related Morgan Stanley Origination Entity or its origination counsel typically will review, a title insurance policy for the related mortgaged property. Such title insurance policies typically must (i) be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) be in an amount at least equal to the original principal balance of the mortgage loan, (iii) have protection and benefits run to the mortgagee and its successors and assigns, (iv) be written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, have a legal description of the mortgaged property in the title policy that conforms to that shown on the survey.

Property Insurance. The Morgan Stanley Group requires each borrower to provide evidence of a hazard insurance policy with a customary deductible and coverage in an amount at least equal to the greater of (i) the outstanding principal balance of the mortgage loan or (ii) the amount necessary to prevent the borrower from becoming a co-insurer. Such policies do not permit reduction in insurance proceeds for depreciation, except that a policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the applicable mortgage loans, the related Morgan Stanley Origination Entity generally considers the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates). In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant mortgage loan or mortgaged property.

●	Appraisal. The related Morgan Stanley Origination Entity generally obtains an appraisal for each mortgaged property prepared by an appraisal firm approved by it to assess the value of the property. Each report is reviewed by the related Morgan Stanley Origination Entity or its designated agent. The report may utilize one or more approaches to value: (i) cost approach; (ii) sale comparison approach and/or (iii) income approach (including both the direct cap and discount cash flow methods). Each appraisal also includes a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (USPAP) and the guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), as amended, were followed in preparing the appraisal. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to, and same method of, valuing the property. Moreover, such appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the date of the related appraisal is presented in this prospectus for illustrative purposes only.

●	Environmental Report. The related Morgan Stanley Origination Entity generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property generally within the twelve-month period preceding the origination of the related mortgage loan and in each case prepared by an environmental firm approved by such Morgan Stanley Origination Entity. Such Morgan Stanley Origination Entity or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the related Morgan Stanley Origination Entity or the environmental consultant believes that such an analysis is warranted under the

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circumstances. Upon the recommendation of the environmental consultant conducting the Phase I assessment with respect to a mortgaged property, a Phase II assessment will be ordered and/or an operations and maintenance plan with respect to asbestos, mold or lead based paint will be implemented. In certain cases, environmental insurance may be acquired in lieu of further testing. In certain cases, the Phase I or Phase II assessment may have disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.

●	Physical Condition Report. The related Morgan Stanley Origination Entity generally obtains a current physical condition report for each mortgaged property prepared by an engineering firm approved by it to assess the overall physical condition and engineering integrity of the improvements at the mortgaged property, including an inspection of representative property components, systems and elements, an evaluation of their general apparent physical condition and an identification of physical deficiencies associated with structural, fixture, equipment or mechanical building components. Such Morgan Stanley Origination Entity or an agent thereof typically reviews the report to determine the physical condition of the mortgaged property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the related Morgan Stanley Origination Entity often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. Such Morgan Stanley Origination Entity also often requires the collection of ongoing escrows for the continued maintenance of the property based on the conclusions of the report. See “—Escrow Requirements” above.

●	Seismic Report. The related Morgan Stanley Origination Entity generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss. Generally, any of the mortgage loans as to which the property was estimated to have a scenario expected limit in excess of 20% would be conditioned on satisfactory earthquake insurance.

Servicing. The Morgan Stanley Origination Entities currently contract with third party servicers for servicing the mortgage loans that they originate or acquire. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, a Morgan Stanley Origination Entity may meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis. No Morgan Stanley Origination Entity or any of its affiliates currently acts as servicer of the mortgage loans in its commercial or residential mortgage loan securitizations.

Exceptions to Underwriting Standards. One or more of the MSMCH Mortgage Loans may vary from the specific Morgan Stanley Group underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the MSMCH Mortgage Loans, the related Morgan Stanley Origination Entity or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the MSMCH Mortgage Loans was originated with any material exceptions from the Morgan Stanley Group underwriting guidelines and procedures.

Review of MSMCH Mortgage Loans

General. In connection with the preparation of this prospectus, MSMCH conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the MSMCH Mortgage Loans is accurate in all material respects. MSMCH determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. MSMCH has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The review procedures described below were employed with respect to all of the MSMCH Mortgage Loans, except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

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Database. MSMCH created a database (the “MSMCH Securitization Database”) of information obtained in connection with the origination of the MSMCH Mortgage Loans, including:

●	certain information from the mortgage loan documents;

●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;

●	insurance information for the related mortgaged properties;

●	information from third party reports such as the appraisals, environmental and property condition reports;

●	credit and background searches with respect to the related borrowers; and

●	certain other information and other search results obtained by MSMCH for each of the MSMCH Mortgage Loans during the underwriting process.

MSMCH may have included in the MSMCH Securitization Database certain updates to such information received by MSMCH after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the MSMCH securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

MSMCH created a data file (the “MSMCH Data File”) using the information in the MSMCH Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the MSMCH Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3 to this prospectus).

Data Comparisons and Recalculation. Morgan Stanley & Co. LLC, on behalf of MSMCH, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed by MSMCH relating to MSMCH Mortgage Loan information in this prospectus. These procedures included:

●	comparing the information in the MSMCH Data File against various source documents provided by MSMCH;

●	comparing numerical information regarding the MSMCH Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the MSMCH Data File; and

●	recalculating certain percentages, ratios and other formulas relating to the MSMCH Mortgage Loans disclosed in this prospectus.

Legal Review. For each MSMCH Mortgage Loan originated or co-originated by MSMCH or one of its affiliates (as applicable), MSMCH reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. MSMCH also provided to each origination counsel the representations and warranties attached as Annex D-1 to this prospectus and requested that origination counsel draft exceptions to such representations and warranties. MSMCH compiled and reviewed draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion in Annex D-2 to this prospectus.

For MSMCH Mortgage Loans purchased by MSMCH or one of its affiliates from a third party originator, if any, MSMCH reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such MSMCH Mortgage Loan, MSMCH and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 to this prospectus and provided them to the depositor for inclusion in Annex D-2 to this prospectus.

In addition, with respect to each MSMCH Mortgage Loan, MSMCH reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. MSMCH requested that each borrower under a MSMCH Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any material pending litigation that existed at origination. In addition, if MSMCH became aware of a significant natural disaster in the vicinity of a mortgaged

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property securing a MSMCH Mortgage Loan, MSMCH requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. MSMCH prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the MSMCH Mortgage Loans included in the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the MSMCH Mortgage Loans included in the next five (5) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3 to this prospectus.

Underwriting Standards. MSMCH also consulted with origination counsel to confirm that the MSMCH Mortgage Loans were originated (or, with respect to the Market Street – The Woodlands Mortgage Loan, originated in conjunction with Wells Fargo Bank, National Association) in compliance with the origination and underwriting standards described above under “—The Morgan Stanley Group’s Underwriting Standards” as well as to identify any material deviations from those origination and underwriting standards. See “—The Morgan Stanley Group’s Underwriting Standards” above.

Findings and Conclusions. MSMCH found and concluded with reasonable assurance that the disclosure regarding the MSMCH Mortgage Loans in this prospectus is accurate in all material respects. MSMCH also found and concluded with reasonable assurance that the MSMCH Mortgage Loans were originated (or, with respect to the Market Street – The Woodlands Mortgage Loan, originated in conjunction with Wells Fargo Bank, National Association) in accordance with the Morgan Stanley Group’s origination procedures and underwriting standards, except to the extent described above under “—The Morgan Stanley Group’s Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. MSMCH will perform a review of any mortgage loan that it elects to substitute for an MSMCH Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. MSMCH, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “MSMCH Qualification Criteria”). MSMCH may engage a third party accounting firm to compare the MSMCH Qualification Criteria against the underlying source documentation to verify the accuracy of the review by MSMCH and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by MSMCH to render any tax opinion required in connection with the substitution.

Repurchases and Replacements

The transaction documents for certain prior transactions in which MSMCH securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table sets forth, for the period commencing April 1, 2014 and ending March 31, 2017, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by MSMCH that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of MSMCH where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class. The information for MSMCH as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from December 31, 2016 through March 31, 2017 was set forth in a Form ABS-15G filed by MSMCH on May 12, 2017. The Central Index Key Number of MSMCH is 0001541557.

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Repurchases and Replacements[1] Asset Class: CMBS
Name of Issuing Entity	Check if Registered	Name of Originator[2]	Total Assets in ABS by Originator at time of securitization			Assets That Were Subject of Demand[3]			Assets That Were Repurchased or Replaced[4]			Assets Pending Repurchase or Replacement (within cure period)[5]			Demand in Dispute[6]			Demand Withdrawn[7]			Demand Rejected[8]
			#	$	%	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]
Morgan Stanley Capital I Series 2006-IQ11 (0001362475)	X	Morgan Stanley Mortgage Capital Inc.	67	772,319,208	47.8%	1	11,164,462	1.68%	0	-	0.00%	0	-	0.00%	0	-	0.00%	0	-	0.00%	1	11,164,462	1.68%
Morgan Stanley Capital I Series 2007-IQ14 (0001398854)	X	Morgan Stanley Mortgage Capital Inc.	34	1,345,579,291	27.4%	1	81,000,000	3.37%	0	-	0.00%	0	-	0.00%	0	-	0.00%	1	81,000,000	3.37%	0	-	0.00%
Aggregate Total			101	2,117,898,499		2	92,164,462		0	-		0	-		0	-		1	81,000,000		1	11,164,462

(1)	In connection with the preparation of this prospectus, MSMCH undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which MSMCH acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of MSMCH’s records and the records of affiliates of MSMCH that acted as securitizers in its transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to MSMCH. MSMCH followed up written requests made of Demand Entities as it deemed appropriate. In addition, MSMCH requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

(2)	MSMCH identified the “originator” on the same basis that it would identify the originator for purposes of Regulation AB (Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125) for registered transactions.

(3)	Reflects aggregate numbers for all demand activity shown in this table.

(4)	Includes loans for which the repurchase price or replacement asset was received during the reporting period from April 1, 2014 to March 31, 2017. The demand related to loans reported in this column may have been received prior to such reporting period.

(5)	Includes loans for which the securitizer is aware that the responsible party has agreed to repurchase or replace the loan but has not yet repurchased or replaced such loans. The demand related to loans reported in this column may have been received prior to the reporting period from April 1, 2014 to March 31, 2017.

(6)	Includes demands received during and prior to the reporting period from April 1, 2014 to March 31, 2017 unless the loan falls into one of the other categories reflected on this chart or the demand was received prior to such reporting period and was finally resolved prior to such reporting period. If the securitizer is not the party responsible for repurchasing a loan subject to a demand, the loan is reflected in this column until the securitizer has been informed by the related trustee that the loan has been repurchased or replaced.

(7)	Includes loans for which the buyback demand was withdrawn by the party submitting the demand during the reporting period from April 1, 2014 to March 31, 2017. The demand related to loans reported in this column may have been received prior to such reporting period.

(8)	Includes loans (i) for which a demand was received, a rebuttal was made and there was no response within 90 days of the rebuttal and (ii) for which the related obligor has repaid the loan in full, in each case during the reporting period from April 1, 2014 to March 31, 2017. The demand related to loans reported in this column may have been received prior to such reporting period.

(9)	Principal balance was determined as of the earlier of (i) the principal balance reported in the March 2017 distribution date report and (ii) the principal balance on the distribution date immediately preceding the period for which the distribution date report reflected that the loan was removed from the pool. Liquidated loans reflect amounts received as borrower payments, insurance proceeds and all other liquidation proceeds. All of the balances and loan counts set forth in the table above are based on MSMCH’s records and, in certain instances, may differ from balance and loan count information publicly available.

(10)	Percentage of principal balance was calculated by using the principal balance as described in footnote 9 divided by the aggregate principal balance of the pool assets reported in the March 2017 distribution date report. Because the aggregate principal balance of the remaining pool assets may be less than the principal balance of the repurchase demands calculated as described in footnote 9, the percentage shown in this column may exceed 100%.

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Retained Interests in This Securitization

None of MSMCH, Morgan Stanley Bank or any of their affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. MSMCH, Morgan Stanley Bank and their affiliates may, from time to time after the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

Starwood Mortgage Funding III LLC

General

Starwood Mortgage Funding III LLC (“SMF III”) is a limited liability company organized under the laws of the state of Delaware and a wholly-owned subsidiary of Starwood Mortgage Capital LLC (“SMC” and, together with its subsidiaries, including SMF III, “Starwood”). SMC is affiliated with LNR Property LLC, an international commercial real estate company specializing in property development, specialty finance, asset management, investing and special servicing of CMBS loans. SMF III is a sponsor of, and a seller of certain mortgage loans into this securitization. The Mortgage Loans to be contributed to this securitization by SMF III are referred to herein as the “SMF III Mortgage Loans”. Starwood was formed to invest in commercial real estate debt. The executive offices of Starwood are located at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139. Starwood also maintains offices in Charlotte, North Carolina, Newport Beach, California and New York, New York.

Pursuant to interim servicing agreements between Wells Fargo Bank, National Association, which is the trustee, certificate administrator and custodian, and SMF III, Wells Fargo Bank, National Association acts as interim servicer with respect to all of the mortgage loans to be contributed to this securitization by SMF III. In addition, Wells Fargo Bank, National Association acts as interim custodian with respect to one mortgage loan, representing approximately 0.5% of the Initial Pool Balance, to be contributed to this securitization by SMF III.

Morgan Stanley Bank, an originator and an affiliate of the depositor, an underwriter and a sponsor and mortgage loan seller, provides short-term warehousing of mortgage loans originated by SMC through a master repurchase facility. As of the date of this prospectus, 11 of the SMF III Mortgage Loans, collectively representing approximately 10.0% of the Initial Pool Balance, are subject to such master repurchase facility. In addition, as of the date of this prospectus, one SMF III Mortgage Loan, representing approximately 3.0% of the Initial Pool Balance, is subject to a master repurchase facility with Barclays Bank PLC, an originator, a mortgage loan seller, a sponsor and an affiliate of an underwriter. In addition, as of the date of this prospectus, one SMF III Mortgage Loan, representing approximately 0.5% of the Initial Pool Balance, is subject to a master repurchase facility with JPMorgan Chase Bank, National Association, a co-originator of the iStar Leased Fee Portfolio Mortgage Loan, representing approximately 5.0% of the Initial Pool Balance, and the related whole loan. SMF III is using the proceeds from its sale of the SMF III Mortgage Loans to the depositor to, among other things, simultaneously reacquire such mortgage loans from Morgan Stanley Bank, Barclays Bank PLC and JPMorgan Chase Bank, National Association, as applicable, free and clear of any liens.

Starwood’s Securitization Program

This is the 61st commercial mortgage securitization to which Starwood is contributing loans; however, certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank, National Association and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $7.94 billion of commercial loans in its prior securitizations.

Starwood originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self storage and industrial properties located in North America. Starwood’s securitization program generally provides fixed rate mortgage loans having maturities between five (5) and ten (10) years. Additionally, Starwood may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures.

Review of SMF III Mortgage Loans

Overview. SMF III has conducted a review of the SMF III Mortgage Loans in connection with the securitization described in this prospectus. The review of the SMF III Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Starwood or one or more of its affiliates (the “Starwood

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Review Team”). The review procedures described below were employed with respect to all of the SMF III Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Starwood Review Team created a database of loan-level and property-level information relating to each SMF III Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Starwood Review Team during the underwriting process. After origination of each SMF III Mortgage Loan, the Starwood Review Team updated the information in the database with respect to such SMF III Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Starwood Review Team.

A data tape (the “SMF III Data Tape”) containing detailed information regarding each SMF III Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMF III Data Tape was used to provide the numerical information regarding the SMF III Mortgage Loans in this prospectus.

Data Comparison and Recalculation. Morgan Stanley & Co. LLC, on behalf of SMF III, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by SMF III, relating to information in this prospectus regarding the SMF III Mortgage Loans.

These procedures included:

●	comparing the information in the SMF III Data Tape against various source documents provided by SMF III that are described above under “—Database”;

●	comparing numerical information regarding the SMF III Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the SMF III Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the SMF III Mortgage Loans disclosed in this prospectus.

Legal Review. Starwood engaged various law firms to conduct certain legal reviews of the SMF III Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each SMF III Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMF III Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s internal credit memorandum for each SMF III Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMF III Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Starwood Review Team of a due diligence questionnaire relating to the SMF III Mortgage Loans, and (iv) the review of certain loan documents with respect to the SMF III Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Starwood was aware at the origination of any SMF III Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Starwood Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMF III Mortgage Loans to determine whether any SMF III Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Starwood’s Underwriting Guidelines and Procedures” below.

Findings and Conclusions. Based on the foregoing review procedures, Starwood determined that the disclosure regarding the SMF III Mortgage Loans in this prospectus is accurate in all material respects. Starwood also determined that the SMF III Mortgage Loans were originated in accordance with Starwood’s origination procedures and underwriting criteria. SMF III attributes to itself all findings and conclusions resulting from the foregoing review procedures.

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Starwood’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Starwood for securitization (which guidelines are also applicable to mortgage loans acquired by Starwood and re-underwritten prior to contribution to a securitization).

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of Starwood’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMF III Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” section and “Exceptions to Mortgage Loan Representations and Warranties” of Annex D-2 to this prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by Starwood require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt. Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional pari passu or subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

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The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.

●	Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E1527-05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues.

●	Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

●	Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

●	Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements. Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

●	Taxes. Typically, an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

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●	Insurance. If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●	Completion Repair/Environmental Remediation. Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.

●	Tenant Improvement/Lease Commissions. In most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the SMF III Mortgage Loans, please see Annex A-1.

Title Insurance Policy. The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to Starwood’s Underwriting Guidelines

None of the Starwood Mortgage Loans was originated with any material exceptions from the Starwood underwriting guidelines and procedures.

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Servicing

Interim servicing for all loans originated (or acquired) by Starwood prior to securitization is typically performed by Wells Fargo Bank, National Association. Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Compliance with Rule 15Ga-1 under the Exchange Act

Starwood has no history as a securitizer prior to February 2012. SMC most recently filed a Form ABS-15G on February 14, 2017. SMC’s Central Index Key is 0001548405. SMF III is a wholly-owned subsidiary of SMC. SMF III’s Central Index Key is 0001682532. SMF III most recently filed a Form ABS-15G on February 14, 2017. Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

Neither Starwood nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization (although for the avoidance of doubt LNR Partners, an affiliate of Starwood, will be entitled to special servicing fees and certain other fees described in this prospectus). However, Starwood or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

Citi Real Estate Funding Inc. and Citigroup Global Markets Realty Corp.

General. Each of Citi Real Estate Funding Inc. (“CREFI”) and Citigroup Global Markets Realty Corp. (“CGMRC“ and, together with CREFI, the “Citi Sponsors”) is a sponsor and a mortgage loan seller in this securitization transaction (each, in such capacity, a “Sponsor” or “Mortgage Loan Seller“, as applicable). Except with respect to the Yeshiva University Portfolio Whole Loan, which was co-originated by Argentic and CREFI, each of the Citi Sponsors originated all of the Mortgage Loans it is selling to the depositor in this securitization transaction. The Mortgage Loan(s) that CREFI and CGMRC are selling to the depositor in this securitization transaction are referred to in this prospectus as the “CREFI Mortgage Loans” (which term includes the portion of the Yeshiva University Portfolio Mortgage Loan being sold by CREFI) and the “CGMRC Mortgage Loan“, respectively, and are collectively referred to in this prospectus as the “Citi Mortgage Loans“. CGMRC is a New York corporation organized in 1979 and is a wholly-owned subsidiary of Citicorp Banking Corporation, a Delaware corporation, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CREFI is a New York corporation organized in 2014 and is a wholly-owned subsidiary of Citibank, N.A., a national banking association, which is in turn a wholly-owned subsidiary of Citicorp LLC, a Delaware limited liability corporation, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. Each of the Citi Sponsors maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group, and each’s facsimile number is (212) 723-8604. The Citi Sponsors are affiliates of Citigroup Global Markets Inc. (one of the underwriters). Each of the Citi Sponsors makes, and purchases (or may purchase) from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions. CGMRC also purchases and finances residential mortgage loans, consumer receivables and other financial assets.

None of the Citi Sponsors or any of their affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against either Citi Sponsor for any losses or other claims in connection with the certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by such Citi Sponsor in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Loan Purchase Agreements—General”.

The Citi Sponsors’ Commercial Mortgage Origination and Securitization Program

CGMRC, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States and abroad. CGMRC has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996 and has been involved in the securitization of residential mortgage loans since 1987. The multifamily and commercial mortgage loans originated by CGMRC include both fixed rate loans and floating rate loans. Most of the multifamily and commercial mortgage loans included by CGMRC in commercial mortgage securitizations sponsored by CGMRC have been originated, directly or through correspondents, by CGMRC or an affiliate. CGMRC securitized approximately $1.25 billion, $1.49 billion, $2.60 billion, $4.27 billion, $7.02 billion, $6.35 billion, $1.08 billion, $0, $517 million, $1.25 billion, $1.73 billion, $4.75 billion, $5.23 billion, $6.19 billion and $5.79 billion of multifamily and commercial mortgage loans in public and private

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offerings during the calendar years 2002, 2003, 2004, 2005, 2006, 2007, 2008, 2009, 2010, 2011, 2012, 2013, 2014, 2015 and 2016, respectively.

CREFI, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States. CREFI did not begin contributing mortgage loans into commercial mortgage securitizations until 2017. This is the third commercial mortgage securitization into which CREFI is contributing mortgage loans. The multifamily and commercial mortgage loans originated by CREFI may include both fixed rate loans and floating rate loans.

In addition, in the normal course of their respective businesses, each of the Citi Sponsors may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by the related Citi Sponsor.

CGMRC has also sponsored, in private placement transactions, multifamily and commercial mortgage loans which it either originated or acquired from third-party originators that underwrote them to their own underwriting criteria.

In connection with the commercial mortgage securitization transactions in which either or both of them participates, CGMRC and CREFI generally transfer the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

Each of the Citi Sponsors will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

CGMRC and CREFI generally work with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally CGMRC, CREFI and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates.

Review of Citi Mortgage Loans

Overview. In connection with the preparation of this prospectus, each of the Citi Sponsors conducted a review of the Mortgage Loans that it is selling to the depositor. The review was conducted as set forth below and was conducted with respect to each of the Citi Mortgage Loans. No sampling procedures were used in the review process.

Database. First, the Citi Sponsors created a database of information (the “Citi Securitization Database”) obtained in connection with the origination of the Citi Mortgage Loans, including:

●	certain information from the Citi Mortgage Loan documents;

●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);

●	insurance information for the related Mortgaged Properties;

●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;

●	bankruptcy searches with respect to the related borrowers; and

●	certain information and other search results obtained by the Citi Sponsors’ deal team for each of the Citi Mortgage Loans during the underwriting process.

The Citi Sponsors also included in the Citi Securitization Database certain updates to such information received by the Citi Sponsors’ securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of the Citi Sponsors’ securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

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Using the information in the Citi Securitization Database, the Citi Sponsors created a Microsoft Excel file (the “Citi Data File”) and provided that file to the depositor for the inclusion in this prospectus (particularly in Annexes A-1, A-2 and A-3 to this prospectus) of information regarding the Citi Mortgage Loans.

Data Comparison and Recalculation. The Citi Sponsors (or the depositor on their behalf) engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by the Citi Sponsors, relating to information in this prospectus regarding the Citi Mortgage Loans. These procedures included:

●	comparing the information in the Citi Data File against various source documents provided by the Citi Sponsors that are described above under “—Database” above;

●	comparing numerical information regarding the Citi Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Citi Data File; and

●	recalculating certain percentages, ratios and other formulae relating to the Citi Mortgage Loans disclosed in this prospectus.

Legal Review. The Citi Sponsors also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the Citi Mortgage Loans, which questionnaire was prepared by the depositor’s legal counsel for use in eliciting information relating to the Citi Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the Citi Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●	whether any Mortgage Loans were originated by third party originators and the names of such originators, and whether such Mortgage Loans were underwritten or re-underwritten in accordance with the Citi Sponsors’ (or the applicable mortgage loan seller’s) criteria;

●	whether any Mortgage Loans are not first liens, or have a loan-to-value ratio greater than 80%;

●	whether any Mortgage Loans are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the cut-off date;

●	a description of any material issues with respect to any of the Mortgage Loans;

●	whether any Mortgage Loans permit, or have existing, mezzanine debt, additional debt secured by the related Mortgaged Properties or other material debt, and the material terms and conditions for such debt;

●	whether any Mortgaged Properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;

●	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;

●	a list of Mortgage Loans that permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;

●	whether any Mortgage Loans permit the release of all or a portion of the related Mortgaged Properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;

●	whether any Mortgage Loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;

●	whether there are post-close escrows or earn-out reserves that could be used to pay down the Mortgage Loan, or whether there are escrows or holdbacks that have not been fully funded;

●	information regarding grace periods and interest accrual provisions, non-recourse carveouts, and any other material provisions with respect to the Mortgage Loan;

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●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;

●	whether any borrower is not a special purpose entity;

●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;

●	whether any borrower under a Mortgage Loan is affiliated with a borrower under another Mortgage Loan to be included in the issuing entity;

●	whether any of the Mortgage Loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;

●	a list of any related Mortgaged Properties for which a single tenant occupies over 20% of such property, and whether there are any significant lease rollovers at a particular Mortgaged Property;

●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;

●	a description of any material leasing issues at the related Mortgaged Properties;

●	whether any related Mortgaged Properties are subject to condemnation proceedings or litigation;

●	a list of related Mortgaged Properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related Mortgaged Property except for those which will be remediated by the cut-off date;

●	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related Mortgaged Properties;

●	a list of Mortgaged Properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or

●	general information regarding property type, condition, use, plans for renovation, etc.

The Citi Sponsors also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex D-1 to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. Each of the Citi Sponsors compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion on Annex D-2 to this prospectus. In addition, for each Citi Mortgage Loan originated by a Citi Sponsor or one of its affiliates, such Citi Sponsor prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each Citi Mortgage Loan, if any, purchased by a Citi Sponsor or its affiliates from a third-party originator of such Citi Mortgage Loan, such Citi Sponsor reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such Citi Mortgage Loan to such Citi Sponsor or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such Citi Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the depositor for inclusion on Annex D-2 to this prospectus. With respect to any Citi

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Mortgage Loan that is purchased by a Citi Sponsor or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between such Citi Sponsor or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of such Citi Sponsor or its affiliates. The rights, if any, that a Citi Sponsor or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the trustee for this securitization, and the Certificateholders and the trustee for this securitization will not have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements—General”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, the applicable Citi Sponsor, as Mortgage Loan Seller, with respect to the applicable Citi Mortgage Loans under the related Mortgage Loan Purchase Agreement constitutes the sole remedy available to the Certificateholders and the trustee for this securitization for any uncured material breach of any Citi Sponsor’s representations and warranties regarding the applicable Citi Mortgage Loans, including any Citi Mortgage Loan that is purchased by a Citi Sponsor or its affiliates from a third party originator.

In addition, with respect to each Citi Mortgage Loan, the applicable Citi Sponsor reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, each of the Citi Sponsors requested the borrowers under the related Citi Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if a Citi Sponsor became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a Citi Mortgage Loan, such Citi Sponsor requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, each of the Citi Sponsors prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the related Citi Mortgage Loans included in the 10 largest Mortgage Loans (considering any group of Crossed Mortgage Loans as a single Mortgage Loan) in the Mortgage Pool, and the abbreviated loan summaries for those of the Citi Mortgage Loans included in the next 5 largest Mortgage Loans (considering any group of Crossed Mortgage Loans as a single Mortgage Loan) in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans” in Annex A-3 to this prospectus.

Findings and Conclusions. Based on the foregoing review procedures, each of the Citi Sponsors found and concluded that the disclosure regarding the related Citi Mortgage Loans in this prospectus is accurate in all material respects. Each of the Citi Sponsors also found and concluded that the related Citi Mortgage Loans were originated in accordance with such Citi Sponsor’s origination procedures and underwriting criteria, except for any material deviations described under “—Exceptions” below. Each of the Citi Sponsors attributes to itself all findings and conclusions resulting from the foregoing review procedures.

The Citi Sponsors’ Underwriting Guidelines and Processes

General. The Citi Sponsors’ commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the procedures and underwriting criteria described below. However, variations from the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by the applicable Citi Sponsor. Therefore, this general description of the Citi Sponsors’ origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by them or on their behalf complies entirely with all criteria set forth below.

Process. The credit underwriting process for each of the Citi Sponsors’ loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of the applicable Citi Sponsor. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain

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property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self-storage, multifamily and manufactured housing community properties.

A member of the applicable Citi Sponsor’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The applicable Citi Sponsor’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with the Citi Sponsors’ property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. The Citi Sponsors’ underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and the applicable Citi Sponsor’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless the applicable Citi Sponsor determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. While the Citi Sponsors’ underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus and Annex A-1 to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. The Citi Sponsors may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, the Citi Sponsors may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of the Citi Sponsors’ commercial mortgage loans.

Generally, the Citi Sponsors require escrows as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if

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and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or reimburse the landlord for the real estate taxes paid.

●	Insurance. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●	Tenant Improvement / Leasing Commissions. In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.

●	Deferred Maintenance. A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●	Environmental Remediation. An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the Citi Mortgage Loans, please see Annex A-1 to this prospectus.

Title Insurance Policy. The borrower is required to provide, and the applicable Citi Sponsor or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the mortgage loan representation and warranty set forth in paragraph (6) on Annex D-1 to this prospectus without any exceptions that the applicable Citi Sponsor deems material.

Property Insurance. The Citi Sponsors require the borrower to provide, or authorize the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the mortgage loan representations and warranties in paragraphs (16) and (29) on Annex D-1 to this prospectus without any exceptions that the applicable Citi Sponsor deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Citi Mortgage Loans, the applicable Citi Sponsor generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

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●	Appraisal. The applicable Citi Sponsor obtains an appraisal meeting the requirements described in the mortgage loan representation and warranty set forth in paragraph (41) on Annex D-1 to this prospectus without any exceptions that the applicable Citi Sponsor deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●	Environmental Report. The applicable Citi Sponsor generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by such Citi Sponsor. The applicable Citi Sponsor or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, the Citi Sponsors generally require that the condition be addressed in a manner that complies with the mortgage loan representation and warranty set forth in paragraph (40) on Annex D-1 to this prospectus without any exceptions that the applicable Citi Sponsor deems material.

●	Property Condition Report. The applicable Citi Sponsor generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by such Citi Sponsor. The applicable Citi Sponsor or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the applicable Citi Sponsor often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all of the Citi Sponsors’ loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with the applicable Citi Sponsor, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Pursuant to certain interim servicing agreements between CREFI and/or certain of its affiliates, on the one hand, and Wells Fargo Bank, on the other hand, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, all of the Mortgage Loans to be contributed to this securitization by CREFI other than the Huntersville Square Mortgage Loan (but with respect to the Yeshiva University Portfolio Mortgage Loan, only with respect to CREFI’s applicable portion thereof and only with respect to remittances and payment activities).

Exceptions. The Citi Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

CGMRC most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 14, 2017. CGMRC’s Central Index Key is 0001541001. With respect to the period from and including April 1, 2014 to and including March 31, 2017, CGMRC does not have any demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Until April 18, 2017, CREFI had no prior history as a securitizer. CREFI initially filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on May 15, 2017. CREFI’s Central Index Key is 0001701238. CREFI has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

None of the Citi Sponsors or any of their affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization as of the Closing Date. However, each of the Citi Sponsors and/or its

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affiliates may own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The Originators

Barclays, Argentic, The Bancorp Bank, Morgan Stanley Bank, SMC, CREFI and CGMRC are referred to in this prospectus as “originators”.

Barclays originated all of the Mortgage Loans with respect to which it is acting as the mortgage loan seller, representing in the aggregate approximately 28.0% of the Initial Pool Balance.

Argentic originated (or, with respect to the Yeshiva University Portfolio Mortgage Loan, representing approximately 5.5% of the Initial Pool Balance, originated in conjunction with CREFI) all of the Mortgage Loans with respect to which it is acting as the mortgage loan seller other than the One Presidential, Shea Center II, Fairfield Inn & Suites – San Carlos, Market Street Portfolio, Satterfield Landing Shopping Center and Wingate by Wyndham York Mortgage Loans, which were acquired from The Bancorp Bank, which originated such Mortgage Loans. The Argentic Mortgage Loans (including the applicable portion of the Yeshiva University Portfolio Mortgage Loan) originated by Argentic represent approximately 17.5% of the Initial Pool Balance. The Bancorp Bank originated the One Presidential, Shea Center II, Fairfield Inn & Suites – San Carlos, Market Street Portfolio, Satterfield Landing Shopping Center and Wingate by Wyndham York Mortgage Loans, collectively representing approximately 7.6% of the initial pool balance, each of which was subsequently purchased by Argentic Real Estate Finance LLC.

Morgan Stanley Bank, an affiliate of MSMCH, originated (or, with respect to the Market Street – The Woodlands Mortgage Loan, representing approximately 6.0% of the Initial Pool Balance, originated in conjunction with Wells Fargo Bank, National Association) all of the Mortgage Loans with respect to which MSMCH is acting as the mortgage loan seller represent approximately 18.5% of the Initial Pool Balance.

SMC, an affiliate of SMF III, originated all of the Mortgage Loans with respect to which SMF III is acting as the mortgage loan seller, representing approximately 13.5% of the Initial Pool Balance.

CREFI originated (or, with respect to the Yeshiva University Portfolio Mortgage Loan, representing approximately 5.5% of the Initial Pool Balance, originated in conjunction with Argentic) all of the Mortgage Loans with respect to which it is acting as the mortgage loan seller, representing in the aggregate approximately 13.3% of the Initial Pool Balance.

CGMRC originated the Mortgage Loan with respect to which it is acting as the mortgage loan seller, representing approximately 1.8% of the Initial Pool Balance.

The Depositor

Morgan Stanley Capital I Inc., the depositor, is a direct wholly owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on January 28, 1985. Our principal executive offices are located at 1585 Broadway, New York, New York 10036. Our telephone number is (212) 761-4000. The depositor does not have, nor is it expected in the future that it will have, any significant assets and it is not engaged in any activities except those related to the securitization of assets.

The depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. During the period commencing January 1, 2000 and terminating March 31, 2017, the depositor acted as depositor with respect to multifamily, commercial and manufactured housing community mortgage loan securitization transactions, in an aggregate amount of approximately $114,300,962,000. Generally, MSMCH (or its predecessor) has acted as a sponsor or co-sponsor of such transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by numerous other mortgage loan sellers. The depositor has also acted as depositor with respect to numerous securitizations of residential mortgage loans.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto. On the Closing Date, the depositor will acquire the mortgage loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders. The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

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The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. These duties will include, without limitation, (i) appointing a successor trustee or custodian in the event of the resignation or removal of the trustee or custodian, as applicable, (ii) providing information in its possession with respect to the certificates to the certificate administrator to the extent necessary to perform REMIC tax administration and preparing disclosure required under the Exchange Act, (iii) indemnifying the trustee, the custodian, the certificate administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee, the custodian and the certificate administrator against certain securities laws liabilities and (v) signing, or contracting with the master servicer to sign, any distribution report on Form 10-D, current report on Form 8-K or annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the issuing entity and reviewing filings pursuant to the Exchange Act prepared by the certificate administrator on behalf of the issuing entity. The depositor is also required under the Underwriting Agreement to indemnify the underwriters for, or to contribute to losses in respect of, certain securities law liabilities.

The Issuing Entity

The issuing entity, Morgan Stanley Capital I Trust 2017-H1 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Trustee and Certificate Administrator”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer and the underwriters. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements”.

The Trustee and Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as trustee, certificate administrator and custodian under the PSA. Wells Fargo Bank is also the master servicer and custodian under (i) the WFCM 2017-RB1 PSA, pursuant to which the 123 William Street Whole Loan is serviced, (ii) the MSBAM 2017-C33 PSA, pursuant to which the Hyatt Regency Austin Whole Loan is serviced, (iii) the GSMS 2014-GC22 PSA, pursuant to which the Selig Portfolio Whole Loan is serviced and (iv) the CFCRE 2017-C8 PSA, pursuant to which the Atlanta and Anchorage Hotel Portfolio Whole Loan is expected to be serviced.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.9 trillion in assets and approximately 269,000 employees as of September 30, 2016, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The other

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transaction parties may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045 (among other locations) and its office for certificate transfer services is located at 600 South 4th Street, 7th Floor MAC N9300-070, Minneapolis, Minnesota 55479.

Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of September 30, 2016, Wells Fargo Bank was acting as trustee on approximately 364 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $133 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo Bank has not been required in such capacity to make an advance on a commercial mortgage-backed securities transaction.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the trust REMICs and the grantor trust and, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of September 30, 2016, Wells Fargo Bank was acting as securities administrator with respect to more than $410 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the Mortgage Files pursuant to the PSA. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the Mortgage Files on behalf of the trustee and the Certificateholders. Wells Fargo Bank maintains each Mortgage File in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of September 30, 2016, Wells Fargo Bank was acting as custodian of more than 202,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a sponsor or an affiliate of a sponsor, and one or more of those mortgage loans may be included in the issuing entity. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For three CMBS transactions in its portfolio, Wells Fargo Bank disclosed material noncompliance on its related 2016 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB to the required recipients for the transactions. For one CMBS transaction, an administrative error caused an overpayment to a certain class and a correlating underpayment to a certain class for two consecutive distributions. Each of the affected distributions was revised the next month to correct the error. For two CMBS transactions, distributions for one month were paid one day late as a result of an inadvertent payment systems error that occurred in connection with a conversion to a new payment system. For one of these two CMBS transactions, distributions were one day late for the next month due to an unrelated delay in posting funds received from the servicer to the appropriate account.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, in its capacity as trustee under 276 residential mortgage backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts. On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a civil complaint in the United States District Court for the Southern District of New York (the “District Court”) against Wells Fargo Bank, alleging claims against the bank in its capacity as trustee for 274 RMBS trusts (the “Federal Court Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank National Trust Company, Citibank N.A., HSBC Bank USA, The Bank of New York Mellon and U.S. Bank National Association) by a group of institutional investor plaintiffs. The Federal Court Complaint against Wells Fargo Bank alleges that the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to (i) notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of

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representations and warranties, (ii) notify investors of alleged events of default, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Other cases alleging similar causes of action have been filed against Wells Fargo Bank and other trustees in the District Court by RMBS investors in these and other transactions, and these against Wells Fargo are proceeding before the same District Court judge. A similar complaint was also filed May 27, 2016 in New York state court by a different plaintiff investor. On January 19, 2016, an order was entered in connection with the Federal Court Complaint in which the District Court declined to exercise jurisdiction over 261 trusts at issue in the Federal Court Complaint; the District Court also allowed Plaintiffs to file amended complaints as to the remaining, non-dismissed trusts, if they so chose, and three amended complaints have been filed. On December 17, 2016, the investor plaintiffs in the 261 trusts dismissed from the Federal Court Complaint filed a new complaint in New York state court (the “State Court Complaint”). Motions to Dismiss all of the actions are pending except for the recently filed State Court Complaint.

There can be no assurances as to the outcome of the litigations, or the possible impact of the litigations on Wells Fargo Bank or the RMBS trusts. However, Wells Fargo Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of any losses to investors, and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

Neither Wells Fargo Bank nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, each of Wells Fargo Bank and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this sub-heading has been provided by Wells Fargo Bank.

The responsibilities of the trustee and the certificate administrator are set forth in the PSA. A discussion of the role of the trustee and the certificate administrator and their continuing duties, including: (1) any actions required by the trustee or the certificate administrator, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, (2) limitations on the trustee’s or the certificate administrator’s liability under the transaction agreements regarding the asset-backed securities transaction, (3) any indemnification provisions that entitle the trustee or the certificate administrator, as the case may be, to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and (4) any contractual provisions or understandings regarding the trustee’s or the certificate administrator’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee or from one certificate administrator to another certificate administrator, as the case may be, will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, the trustee and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances”.

For a description of any material affiliations, relationships and related transactions between the trustee and certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the trustee and the certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding replacement or resignation of the certificate administrator are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”. The rights and obligations of the trustee and the certificate administrator with respect to indemnification, and certain limitations on each such party’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), will be the master servicer and in this capacity will be responsible for the servicing and administration of the Serviced Mortgage Loans and Serviced Companion Loans pursuant to the PSA. Certain servicing and administrative functions will also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable mortgage loan seller.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

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Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade CMBS by S&P Global Ratings, a Standard & Poor’s Financial Services LLC business (“S&P”), Moody’s Investors Service, Inc., Fitch Ratings, Inc., Morningstar Credit Ratings, LLC, DBRS, Inc. and Kroll Bond Rating Agency, Inc. Midland has received the highest rankings as a master and primary servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and Morningstar, and the highest rankings as a special servicer of real estate assets under U.S. CMBS transactions from S&P and Morningstar. For each category, S&P ranks Midland as “Strong” and Morningstar ranks Midland as “CS1”. Fitch ranks Midland as “1” as a master servicer and as a primary servicer, and “2+” as a special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Serviced Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer termination event as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time, Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service Mortgage Loans pursuant to the PSA.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the Certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

As of March 31, 2017, Midland was master and/or primary servicing approximately 29,801 commercial and multifamily mortgage loans with a principal balance of approximately $409 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 9,485 of such loans, with a total principal balance of approximately $148 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing commercial and multifamily loans and leases in CMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2014 to 2016.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2014	2015	2016
CMBS	$157	$149	$149
Other	$179	$255	$294
Total	$336	$404	$444

As of March 31, 2017, Midland was named the special servicer in approximately 253 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $125 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 84 assets with an outstanding principal balance of approximately $572 million.

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Midland has acted as a special servicer for commercial and multifamily loans and leases in CMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS and other servicing transactions from 2014 to 2016.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2014	2015	2016
Total	$85	$110	$121

Pursuant to an interim servicing agreement between Midland, on the one hand, and MSMCH and/or certain of its affiliates, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans that are not included in the Mortgage Pool.

PNC Bank, National Association and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the Trust. In some cases, fee rates, amounts or discounts may be offered to PNC Bank, National Association and its affiliates by a third party vendor which differ from those offered to the Trust as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank, National Association or its affiliates other than the Midland division.

From time to time, Midland and/or its affiliates may purchase or sell securities, including CMBS certificates. Midland and/or its affiliates may review this prospectus and purchase or sell certificates issued in this offering, including in the secondary market.

Midland anticipates acquiring the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the mortgage loans sold to the depositor by the mortgage loan sellers pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the Servicing Fee Rate minus (i) any primary servicing fee rate payable to a third-party primary servicer and (ii) 0.0025%, but which may be reduced under certain circumstances as provided in the PSA.

Under the MSBAM 2017-C33 PSA, Midland is the related Non-Serviced Special Servicer of the Hyatt Regency Austin Whole Loan.

The information set forth above under this heading “Transaction Parties—The Master Servicer” concerning Midland and its affiliates has been provided by Midland.

The master servicer’s ability to waive or modify any terms, fees, penalties or payments on the underlying mortgage loans and the effect of that ability on the potential cash flows from the underlying mortgage loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The master servicer’s obligation to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

The master servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement, resignation or transfer of obligations are described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause” and “—Resignation of the Master Servicer and Special Servicer”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on its liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Special Servicer

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of Starwood Property Trust, Inc. (“STWD”), a Maryland corporation, will initially be appointed to act as special servicer for the Mortgage Loans to be deposited into the issuing entity (other than any Non-Serviced Mortgage Loan (except as described in this prospectus) and any Excluded Special Servicer Loan) and any Serviced Companion Loan. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

STWD through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

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●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

●	investing in high-yielding real estate-related debt and equity, and

●	investing in, and managing as special servicer, unrated, below investment grade rated and investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the PSA, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 22 years. The number of commercial mortgage backed securitization pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 154 as of March 31, 2017. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

●	84 domestic commercial mortgage backed securitization pools as of December 31, 2001, with a then current face value in excess of $53 billion;

●	101 domestic commercial mortgage backed securitization pools as of December 31, 2002, with a then current face value in excess of $67 billion;

●	113 domestic commercial mortgage backed securitization pools as of December 31, 2003, with a then current face value in excess of $79 billion;

●	134 domestic commercial mortgage backed securitization pools as of December 31, 2004, with a then current face value in excess of $111 billion;

●	142 domestic commercial mortgage backed securitization pools as of December 31, 2005, with a then current face value in excess of $148 billion;

●	143 domestic commercial mortgage backed securitization pools as of December 31, 2006, with a then current face value in excess of $201 billion;

●	143 domestic commercial mortgage backed securitization pools as of December 31, 2007 with a then current face value in excess of $228 billion;

●	138 domestic commercial mortgage backed securitization pools as of December 31, 2008 with a then current face value in excess of $210 billion;

●	136 domestic commercial mortgage backed securitization pools as of December 31, 2009 with a then current face value in excess of $191 billion;

●	144 domestic commercial mortgage backed securitization pools as of December 31, 2010 with a then current face value in excess of $201 billion;

●	140 domestic commercial mortgage backed securitization pools as of December 31, 2011 with a then current face value in excess of $176 billion;

●	131 domestic commercial mortgage backed securitization pools as of December 31, 2012 with a then current face value in excess of $136 billion;

●	141 domestic commercial mortgage backed securitization pools as of December 31, 2013 with a then current face value in excess of $133 billion;

●	152 domestic commercial mortgage backed securitization pools as of December 31, 2014 with a then current face value in excess of $135 billion;

●	159 domestic commercial mortgage backed securitization pools as of December 31, 2015 with a then current face value in excess of $111 billion;

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●	153 domestic commercial mortgage backed securitization pools as of December 31, 2016 with a then current face value in excess of $87 billion; and

●	154 domestic commercial mortgage backed securitization pools as of March 31, 2017 with a then current face value in excess of $79.6 billion.

As of March 31, 2017, LNR Partners has resolved approximately $69.2 billion of U.S. commercial and multifamily loans over the past 22 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013, $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014, approximately $6 billion of U.S. commercial and multifamily mortgage loans during 2015, approximately $3.9 billion of U.S. commercial and multifamily mortgage loans during 2016 and approximately $1.9 billion of U.S. commercial and multifamily mortgage loans through March 31, 2017.

STWD or one of its affiliates generally seeks CMBS investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Massachusetts, California, New York and North Carolina and in England and Germany. As of March 31, 2017, LNR Partners and its affiliates specially service a portfolio, which included approximately 5,747 assets across the United States and various international properties with a then current face value of approximately $79.6 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the Certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and is rated “CSS1-” by Fitch.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the PSA for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the commercial mortgage backed securitization pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to commercial mortgage backed securitization pools as to which it acts as special servicer.

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LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Partners is not an affiliate of the depositor, the underwriters, the Trust, the master servicer, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, any Sponsor (other than SMF III), any originator (other than SMC) or any significant obligor. LNR Partners, however, is an affiliate of SMF III, one of the Sponsors, and of SMC, one of the originators.

Except as disclosed in this prospectus and except for LNR Partners acting as special servicer for this securitization transaction, SMF III being one of the Sponsors, SMC being an originator of some of the Mortgage Loans, and LNR Partners assisting Argentic Securities I Cayman Risk Retention Limited with due diligence relating to the Mortgage Loans to be included in the mortgage pool, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the Trust, the Sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed in this prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this securitization transaction – between LNR Partners or any of its affiliates, on the one hand, and the Trust, the Sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the Certificates.

In the commercial mortgage backed securitizations in which LNR Partners acts as special servicer, LNR Partners may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, LNR Partners’ appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace LNR Partners as the special servicer.

Neither LNR Partners nor any of its affiliates will retain on the Closing Date any Certificates issued by the Trust or, except as discussed in this prospectus, any other economic interest in this securitization (although for the avoidance of doubt, LNR Partners will be entitled special servicing fees and certain other fees and compensation as described in this prospectus with respect to the Mortgage Loans and the Serviced Companion Loans) However, LNR Partners or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such Certificates at any time.

The foregoing information regarding LNR Partners under this heading “Transaction Parties—The Special Servicer” has been provided by LNR Partners.

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The special servicer’s role and responsibilities are set forth in this prospectus under “Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans and the related Serviced Companion Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer of obligations are described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Replacement of Special Servicer Without Cause”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on its liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Operating Advisor and Asset Representations Reviewer

Trimont Real Estate Advisors, LLC, a Georgia limited liability company (“Trimont”), will act as operating advisor and asset representations reviewer under the PSA. The principal office of Trimont is located at One Alliance Center, 3500 Lenox Road, Suite G1, Atlanta, Georgia 30326. Trimont also has offices located in Seal Beach, California, New York, New York, Dallas, Texas, Waco, Texas, Hoevelaken, The Netherlands, and London, England.

Trimont is a provider of asset management, servicing, due diligence, and customized advisory solutions to commercial real estate clients. Trimont is rated by S&P as Commercial Mortgage Special Servicer (Strong), Construction Loan Servicer (Strong) and Primary Commercial Servicer (Above Average) and by Fitch as Primary Servicer (CPS2+) and Special Servicer (CSS2). Kroll Bond Rating Agency, Inc. reviewed Trimont in April 2016 and deemed it to possess the necessary capabilities and attributes to satisfy the minimum requirements to meet its contractual obligations and the servicing standard in accordance with industry practices as a primary servicer and special servicer.

Trimont has been named operating advisor or trust advisor on over 50 securitizations with an aggregate original principal loan balance exceeding $49 billion (not including this transaction). The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties. This is the sixth securitization in which Trimont has acted as asset representations reviewer.

Trimont has operating procedures across the various servicing functions to maintain compliance with its servicing obligations and servicing standards under Trimont’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. There have been no material changes in the past three years to the policies or procedures in the function that Trimont will perform under the subject securitization for assets of the same type included in the subject securitization. Additionally, Trimont’s disaster recovery plan is reviewed annually.

As of December 31, 2016, Trimont was special servicing approximately 801 loans and REO properties (securitized and non-securitized) with an aggregate outstanding principal balance of approximately $518 million. Trimont has been named special servicer on over 50 securitizations with an aggregate original principal loan balance of over $40 billion. The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties. Trimont has been servicing commercial and multifamily real estate loans since 1988.

No securitization involving commercial or multifamily real estate loans in which Trimont was acting as primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Trimont as primary servicer or special servicer, including as a result of Trimont’s failure to comply with the applicable servicing criteria in connection with any securitization.

From time to time, Trimont is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Trimont does not believe that such lawsuits or proceedings, individually or in the aggregate, would be material to the Certificateholders.

Trimont is not an affiliate of the depositor, any Mortgage Loan Seller, any Sponsor, the Trust, the master servicer, the special servicer, the trustee, the Directing Certificateholder, any originator (within the meaning of Item 1110 of Regulation AB) or the certificate administrator with respect to this transaction.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Trimont Real Estate Advisors, LLC.

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For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and asset representations reviewer will only be liable under the PSA to the extent of its respective obligations specifically imposed on it by the PSA. Certain terms of the PSA regarding the operating advisor’s and the asset representations reviewer’s removal, replacement, resignation or transfer of obligations are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”. The operating advisor’s and the asset representations reviewer’s rights and obligations with respect to indemnification, and certain limitations on its liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

Credit Risk Retention

General

This securitization transaction will be subject to the credit risk retention requirements of Section 15G of the Exchange Act, as added by Section 941 of the Dodd-Frank Act (the “Credit Risk Retention Rules”). Argentic Real Estate Finance LLC, a Delaware limited liability company, will act as the “retaining sponsor” (as defined in Regulation RR, the “Retaining Sponsor”), and is expected to satisfy its risk retention requirement in accordance with Regulation RR promulgated under Section 15G of the Exchange Act (“Regulation RR”), which implements the Credit Risk Retention Rules, through the purchase by its “majority-owned affiliate” (as defined in Regulation RR and referred to herein as the “Retaining Party”), which is expected to be Argentic Securities I Cayman Risk Retention Limited, a Delaware limited liability company, of an “eligible horizontal residual interest” (as defined in Regulation RR), consisting of all of the Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates (collectively, the “HRR Certificates”), with an aggregate initial Certificate Balance of $113,346,186, representing at least 5.0% of the fair value of all certificates issued by the Trust (other than the Class R Certificates) as of the Closing Date, determined in accordance with Generally Accepted Accounting Principles (“GAAP”). The Retaining Party is also expected to be the holder of the Class V Certificates on the Closing Date.

Notwithstanding any references in this prospectus or the PSA to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, the Retaining Party and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Retaining Party or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The Retaining Sponsor determined that for purposes of this transaction, 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of Mortgage Loans that are “qualifying CRE loans” as such term is described in Rule 17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

Material Terms of the HRR Certificates

The Retaining Party is expected to purchase the HRR Certificates identified in the table below for cash on the Closing Date.

Class of Certificates	Expected Initial Certificate Balance(1)	Estimated Fair Value (in %)(2)	Estimated Fair Value (in $)(2)	Expected Purchase Price(3)
Class E-RR	$23,432,000	1.04%	$11,838,104	50.52110%
Class F-RR	$24,522,000	1.09%	$12,388,784	50.52110%
Class G-RR	$20,435,000	0.91%	$10,323,987	50.52110%
Class H-RR	$17,710,000	0.78%	$ 8,947,287	50.52110%
Class J-RR	$27,247,186	1.21%	$13,765,578	50.52110%

(1)	Includes the expected initial Certificate Balance of each Class of HRR Certificates that the Retaining Party expects to purchase on the Closing Date.

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(2)	The fair value of each Class of the HRR Certificates (in each case expressed as a percentage of the fair value of all of the certificates issued by the Trust (other than the Class R Certificates) and as a dollar amount), which Classes of HRR Certificates collectively would constitute the eligible horizontal residual interest retained by the Retaining Sponsor to meet the requirements of the Credit Risk Retention Rules with respect to this securitization. The fair value of the HRR Certificates is not subject to a range, but is based on a targeted discount yield, and has been determined as described under “—Determination of Amount of Required Horizontal Credit Risk Retention”. The fair value of the certificates is unknown and has been determined by the Retaining Sponsor as described under “—Determination of Amount of Required Horizontal Credit Risk Retention” below.

(3)	Expressed as a percentage of the expected initial Certificate Balance of each Class of HRR Certificates, excluding accrued interest. The aggregate purchase price expected to be paid for the HRR Certificates to be acquired by the Retaining Party is approximately $57,263,740, excluding accrued interest.

The aggregate fair value of the HRR Certificates identified in the above table is expected to be equal to at least 5.02% of the aggregate fair value of all certificates issued by the Trust (other than the Class R Certificates).

For a description of other material payment terms of the HRR Certificates see “Description of the Certificates” in this prospectus.

Determination of Amount of Required Horizontal Credit Risk Retention

General

CMBS such as the principal balance certificates are typically priced based relative to either the swap yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates (the “Swap Priced Principal Balance Certificates”) are anticipated to be priced based on the swap yield curve, and the Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates (the “Yield Priced Principal Balance Certificates”) are anticipated to be priced based on a targeted yield. The Retaining Sponsor calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each class of Swap Priced Principal Balance Certificates and each class of Yield Priced Principal Balance Certificates as described below. CMBS such as the Class X Certificates are typically priced relative to the treasury yield curve. The Retaining Sponsor made its determination of the fair value of the Swap Priced Principal Balance Certificates and the Class X Certificates based on a number of inputs and assumptions consistent with these typical pricing methodologies in the manner described below for the applicable class of certificates. It should be noted in reviewing the fair value discussion below, that certain of the inputs and assumptions, such as yields, credit spreads, prices and coupons, are not directionally correlated (i.e., variations from the base case in the direction of the high or low estimates will not necessarily occur in the same manner, in the same direction or to the same degree for each applicable input or assumption at any given point in time or as a result of any particular market condition). For example, with respect to any particular class of certificates, swap yields may widen in the direction of the high estimate provided, while credit spreads and/or prices move in the direction of the low estimate provided.

Swap Priced Principal Balance Certificates

Based on the Structuring Assumptions and assuming a 0% constant prepayment rate (“CPR”), the Retaining Sponsor calculated what the Scheduled Certificate Principal Payments on each class of Swap Priced Principal Balance Certificates would be over the course of this securitization transaction based on when principal payments are required to be made under the terms of the underlying Mortgage Loan documents during each Collection Period and which classes of Swap Priced Principal Balance Certificates will be entitled to receive principal payments based on the payment priorities described in “Description of Certificates—Distributions—Priority of Distributions”. On the basis of the Scheduled Certificate Principal Payments, the Retaining Sponsor calculated the weighted average life for each class of Swap Priced Principal Balance Certificates.

Swap Yield Curve

For an expected range of values at specified points along the swap yield curve, see the table below entitled “Range of Swap Yields for the Swap Priced Principal Balance Certificates”. The Retaining Sponsor utilized the assumed swap yield curve in the table below in determining the range of fair values of the Swap Priced Principal Balance Certificates. The actual swap yield curve that will be used as a basis for determining the price of the Swap Priced Principal Balance Certificates is not known at this time and differences in the swap yield curve will ultimately result in higher or lower fair value calculations. The Retaining Sponsor identified the range presented in the table below at each maturity on the swap yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the swap yield at that maturity reasonably expected to occur prior to pricing of the certificates, based on 10 business day rolling periods over the past 6 months.

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Range of Swap Yields for the Swap Priced Principal Balance Certificates

Maturity (Years)	Low Estimate of Swap Yield	Base Case Swap Yield	High Estimate of Swap Yield
2Y	1.231%	1.539%	1.847%
3Y	1.351%	1.689%	2.027%
4Y	1.450%	1.812%	2.174%
5Y	1.530%	1.913%	2.296%
6Y	1.602%	2.002%	2.402%
7Y	1.663%	2.079%	2.495%
8Y	1.714%	2.142%	2.570%
9Y	1.760%	2.200%	2.640%
10Y	1.801%	2.251%	2.701%
11Y	1.837%	2.296%	2.755%

Based on the swap yield curve, the Retaining Sponsor will determine for each Class of Swap Priced Principal Balance Certificates the swap yield reflected on the swap yield curve (the “Swap Curve Interpolated Yield“) that corresponds to that class’s weighted average life by using a linear straight-line interpolation (using the swap yield curve with 2, 3, 4, 5, 6, 7, 8, 9, 10 and 11 year maturities) if the weighted average life does not correspond to a specified maturity on the swap yield curve.

Credit Spread Determination for Swap Priced Principal Balance Certificates

The Retaining Sponsor determined the credit spread for each class of Swap Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of Swap Priced Principal Balance Certificates as of the date of this prospectus. The actual credit spread for a particular class of Swap Priced Principal Balance Certificates at the time of pricing is not known at this time, and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Swap Priced Principal Balance Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Swap Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-1	0.240%	0.280%	0.320%
Class A-2	0.430%	0.500%	0.580%
Class A-SB	0.690%	0.810%	0.930%
Class A-3	0.830%	0.980%	1.130%
Class A-4	0.820%	0.960%	1.100%
Class A-5	0.830%	0.980%	1.130%
Class A-S	0.980%	1.150%	1.320%
Class B	1.230%	1.450%	1.670%
Class C	1.570%	1.850%	2.130%
Class D	2.340%	2.750%	3.160%

Discount Yield Determination for Swap Priced Principal Balance Certificates

The discount yield (the “Discount Yield“) for each class of Swap Priced Principal Balance Certificates is the sum of the Swap Curve Interpolated Yield for such class and the related credit spread established at pricing. The Retaining Sponsor determined the Discount Yield for each class of Swap Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of Swap Priced Principal Balance Certificates as of the date of this prospectus. The actual Discount Yield for a particular class of Swap Priced Principal Balance Certificates at the time of pricing is not known at this time, and differences in the then current Discount Yield demanded by investors for similar CMBS will ultimately result in higher or lower fair values.

For an expected range of values for each class of Swap Priced Principal Balance Certificates, see the table entitled “Range of Discount Yields for the Swap Priced Principal Balance Certificates” below. The Retaining Sponsor identified the range presented in the table below from the base case Discount Yield percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the discount yield for newly issued CMBS reasonably expected to occur prior to pricing of the Swap Priced Principal Balance Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

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Range of Discount Yields for the Swap Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-1	1.5608%	1.9312%	2.3017%
Class A-2	1.9483%	2.3982%	2.8582%
Class A-SB	2.3512%	2.8867%	3.4222%
Class A-3	2.4891%	3.0541%	3.6191%
Class A-4	2.6028%	3.1883%	3.7739%
Class A-5	2.6261%	3.2249%	3.8237%
Class A-S	2.7784%	3.3977%	4.0171%
Class B	3.0284%	3.6977%	4.3671%
Class C	3.3684%	4.0977%	4.8271%
Class D	4.1406%	5.0005%	5.8603%

Determination of Class Sizes for Swap Priced Principal Balance Certificates

The Retaining Sponsor was provided credit support levels for each class of Principal Balance Certificates by each Rating Agency. A credit support level for a particular class of Swap-Priced Principal Balance Certificates reflects the Rating Agency’s assessment of the aggregate certificate balance of Swap-Priced Principal Balance Certificates that would be required to be subordinate to that class of Swap-Priced Principal Balance Certificates in order to satisfy that Rating Agency’s internal ratings criteria to permit it to issue a particular credit rating. Based on the individual credit support levels (expressed as a percentage) provided by the Rating Agencies, the Retaining Sponsor determined the highest required credit support level of the Rating Agencies selected to rate a particular class of Principal Balance Certificates (the “Constraining Level“). In certain circumstances the Retaining Sponsor, in consultation with MSMCH and the other sponsors, may have elected not to engage a rating agency for particular classes of certificates, based in part on the credit support levels provided by that rating agency. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. The Certificate Balance for the classes of certificates with the highest credit rating was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus that class’s Constraining Level. For each other subordinate class of Principal Balance Certificates, that class’s Certificate Balance was determined by multiplying the Initial Pool Balance by a percentage equal to the difference between the Constraining Level for the immediately senior class of Principal Balance Certificates and such subordinate class’s Constraining Level.

Target Price Determination for Swap Priced Principal Balance Certificates

The Retaining Sponsor determined a target price (the “Target Price“) for each class of Swap Priced Principal Balance Certificates on the basis of the price (expressed as a percentage of the Certificate Balance of that class) that similar CMBS with similar credit ratings, cash flow profiles and prepayment risk have priced at in recent securitization transactions. The Target Price that was utilized for each class of Swap Priced Principal Balance Certificates is set forth in the table below. The Target Prices utilized by the Retaining Sponsor have not changed materially during the prior year.

Target Prices for the Swap Priced Principal Balance Certificates

Class of Certificates	Target Price
Class A-1	100.00%
Class A-2	103.00%
Class A-SB	103.00%
Class A-3	103.00%
Class A-4	101.00%
Class A-5	103.00%
Class A-S	103.00%
Class B	103.00%
Class C	103.00%
Class D	80.00%

Determination of Assumed Certificate Coupon for Swap Priced Principal Balance Certificates

Based on the Target Price, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Swap Priced Principal Balance Certificates, the Retaining Sponsor determined the assumed certificate coupon (the “Assumed Certificate Coupon“) by calculating what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such class of certificates in order to achieve the related Target Price for that class of certificates when utilizing the related Discount Yield in determining that Target Price. The Assumed Certificate

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Coupon for each class of certificates and range of Assumed Certificate Coupons generated as a result of the range of possible Discount Yields as of the Closing Date is set forth in the table below.

Range of Assumed Certificate Coupons for the Swap Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Assumed Certificate Coupon	Base Case Assumed Certificate Coupon	High Estimate of Assumed Certificate Coupon
Class A-1	1.578%	1.952%	2.324%
Class A-2	2.610%	3.067%	3.534%
Class A-SB	2.824%	3.366%	3.907%
Class A-3	2.965%	3.537%	4.107%
Class A-4	2.719%	3.304%	3.888%
Class A-5	2.969%	3.574%	4.177%
Class A-S	3.122%	3.746%	4.370%
Class B	3.374%	4.049%	4.745%
Class C	3.717%	4.451%	4.749%
Class D	1.669%	2.419%	3.164%

Determination of Expected Price for Swap Priced Principal Balance Certificates

Based on interest payments using the Assumed Certificate Coupons for the Swap Priced Principal Balance Certificates, the Discount Yield and the Scheduled Certificate Principal Payments for each Class of Swap Priced Principal Balance Certificates, the Retaining Sponsor determined the price (the “Swap Priced Expected Price“) expressed as a percent of the Certificate Balance of that class by determining the net present value of the Scheduled Certificate Principal Payments and interest payments accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield; however, for purposes of such calculation no Assumed Certificate Coupon exceeded the WAC Rate. The Retaining Sponsor determined the Swap Priced Expected Price for each class of Swap Priced Principal Balance Certificates based on the low estimate and high estimate of Assumed Certificate Coupons and the Discount Yield. The lower the yield based on the Assumed Certificate Coupon, the higher the corresponding Swap Priced Expected Price for a class of certificates will be, therefore, the low range of fair values of the Swap Priced Principal Balance Certificates will correspond to the high range of the estimate of potential Assumed Certificate Coupons and correspondingly, the high range of fair values of the Swap Priced Principal Balance Certificates will correspond to the low range of the estimate of potential Assumed Certificate Coupons.

Class X Certificates

Based on the Structuring Assumptions and assuming a 100% CPY prepayment rate, the Retaining Sponsor calculated what the expected scheduled interest payments on each class of Class X Certificates would be over the course of the transaction (for each class of certificates, the “Scheduled Certificate Interest Payments“) based on what the Notional Amount of the related class of Class X Certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the underlying Mortgage Loan documents assuming a 100% CPY prepayment rate and the classes of certificates that would be entitled to those principal payments based on the payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the periodic reduction in the Notional Amount of each class of Class X Certificates, the Retaining Sponsor calculated the weighted average life for each such class of Class X Certificates.

Determination of Treasury Yield Curve for Class X Certificates

The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of fair values of the Class X Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Class X Certificates is not known at this time, and differences in the treasury yield curve will ultimately result in higher or lower fair market value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yields for the Class X Certificates

Maturity (Years)	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
7Y	1.706%	2.132%	2.558%
10Y	1.860%	2.325%	2.790%

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For each class of Class X Certificates, the Retaining Sponsor determined the yield reflected on the treasury yield curve (the “Yield Curve Interpolated Yield”) that corresponds to the weighted average life of the Notional Amount of such class of Class X Certificates by using a straight-line interpolation.

Credit Spread Determination for Class X Certificates

The Retaining Sponsor determined the credit spread for each class of Class X Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of such class of Class X Certificates as of the date of this prospectus. The actual credit spread for a particular class of Class X Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which is the Retaining Sponsor’s estimate of the largest percentage increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the certificates.

Range of Credit Spreads for the Class X Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	1.020%	1.200%	1.380%
Class X-B	1.020%	1.200%	1.380%
Class X-D	2.550%	3.000%	3.450%

Discount Yield Determination for Class X Certificates

The Discount Yield for each class of Class X Certificates is the sum of the Yield Curve Interpolated Yield for such class and the related credit spread. For an expected range of values for each class of Class X Certificates, see the table below. The Retaining Sponsor identified the range presented in the table below from the base case Discount Yield percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the discount yield for newly issued CMBS reasonably expected to occur prior to pricing of the Class X Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Discount Yields for the Class X Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	2.7896%	3.4117%	4.0338%
Class X-B	2.8632%	3.5040%	4.1447%
Class X-D	4.3954%	5.3067%	6.2180%

Determination of Scheduled Certificate Interest Payments for Class X Certificates

Based on the range of Assumed Certificate Coupons determined for the Principal Balance Certificates, the Retaining Sponsor determined the range of Scheduled Certificate Interest Payments in each scenario for each class of Class X Certificates based on difference between the WAC Rate in effect from time to time, over the Pass-Through Rate or the weighted average of the Pass-Through Rate(s), as applicable, of the Underlying Class(es) of Principal Balance Certificates upon which the Notional Amount of such class of Class X Certificates is based.

Determination of Interest-Only Expected Price

Based on the Discount Yield and the Scheduled Certificate Interest Payments for each class of Class X Certificates, the Retaining Sponsor determined the price (the “Interest-Only Expected Price“) expressed as a percent of the Notional Amount of such class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield. The Retaining Sponsor determined the Interest-Only Expected Price for each class of Class X Certificates based on the low estimate and high estimate of Assumed Certificate Coupons for the Principal Balance Certificates and the resulting Scheduled Certificate Interest Payments due to the Class X Certificates in each scenario. Lower Assumed Certificate Coupons on the Principal Balance Certificates result in an increase in the Scheduled Certificate Interest Payments to the Class X Certificates and therefore a higher Interest-Only Expected Price, and higher Assumed Certificate Coupons on the Principal Balance Certificates result in a decrease in the Scheduled Certificate Interest Payments to the Class X Certificates and therefore a lower Interest-Only Expected Price.

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Yield Priced Principal Balance Certificates

The Yield Priced Principal Balance Certificates include each class of HRR Certificates expected to be acquired by the Retaining Party, and the valuation of each such class of HRR Certificates was based on the price (based on a targeted discount yield of 14.3500% for each class of HRR Certificates, the Structuring Assumptions and 0% CPY) each as agreed to among the Sponsors and the Retaining Party, as set forth under “—Material Terms of the HRR Certificates” above (the “Yield Priced Expected Price“ and, together with the Swap Priced Expected Price and the Interest-Only Expected Price, the “Expected Prices“), expressed as a percent of the Certificate Balance of that class.

Determination of Class Sizes of HRR Certificates

The Retaining Sponsor determined the Certificate Balance of each class of HRR Certificates in the same manner described above in “—Determination of Class Sizes for Swap Priced Principal Balance Certificates”.

Weighted Average Life of Certificates

On the basis of the Scheduled Certificate Principal Payments, the Retaining Sponsor calculated the weighted average life for each class of Swap Priced Principal Balance Certificates (based on 0% CPR), Class X Certificates (based on 100% CPY), and HRR Certificates (based on 0% CPY).

Calculation of Fair Value of All Certificates

Fair Value of the Certificates (other than the Class V and Class R Certificates)

Based on the Expected Prices, the Retaining Sponsor determined the fair value of each class of certificates (other than the Class V and Class R Certificates) by multiplying the Expected Price by the related Certificate Balance or Notional Amount. The Retaining Sponsor determined the range of fair values for each class of certificates based on the low estimate and high estimate of Expected Prices.

Fair Value of the Class V Certificates

The Retaining Sponsor determined that the Class V Certificates have a fair value equal to zero based on the fact that there is a low probability of Excess Interest being received, and if received, it would be received near the stated maturity date of the related Mortgage Loan. Accordingly, there is no market for the Class V Certificates.

Range of Fair Values

Based on the Expected Prices and the fair value of the Class V Certificates, the Retaining Sponsor determined the fair value or range of fair values set forth in the table below for each class of certificates (other than the Class R Certificates). For the “Base Case Fair Value”, the Retaining Sponsor determined the fair value of the related class of certificates by multiplying the relevant Expected Price by the Certificate Balance or Notional Amount, as applicable, of such class of certificates. For the “High Estimate of Fair Value (Based on Low Estimate of Discount Yield)”, the Retaining Sponsor determined the fair value for the related class of certificates by multiplying the relevant Expected Price by the high estimate certificate balance or notional amount, as applicable, of such class of certificates. For the “Low Estimate of Fair Value (Based on High Estimate of Discount Yield)”, the Retaining Sponsor determined the fair value of the related class of certificates by multiplying the relevant Expected Price by the low estimate Certificate Balance or Notional Amount, as applicable, of such class of certificates.

Range of Fair Values

Class of Certificates	High Estimate of Fair Value (Based on Low Estimate of Discount Yield)	Base Case Fair Value	Low Estimate of Fair Value (Based on High Estimate of Discount Yield)
Class A-1	$34,499,379	$34,499,941	$34,499,155
Class A-2	$90,637,941	$90,637,765	$90,639,886
Class A-SB	$51,704,283	$51,703,972	$51,703,575
Class A-3	$43,155,500	$43,156,975	$43,156,040
Class A-4	$247,438,902	$247,441,866	$247,448,555
Class A-5	$312,380,794	$312,393,108	$312,383,645
Class A-S	$71,563,287	$71,557,631	$71,559,250
Class B	$56,125,806	$56,126,624	$56,125,191
Class C	$53,320,398	$53,318,508	$51,653,949
Class D	$30,297,881	$30,297,358	$30,295,791
Class E-RR	$11,838,104	$11,838,104	$11,838,104
Class F-RR	$12,388,784	$12,388,784	$12,388,784

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Class of Certificates	High Estimate of Fair Value (Based on Low Estimate of Discount Yield)	Base Case Fair Value	Low Estimate of Fair Value (Based on High Estimate of Discount Yield)
Class G-RR	$10,323,987	$10,323,987	$10,323,987
Class H-RR	$8,947,287	$8,947,287	$8,947,287
Class J-RR	$13,765,578	$13,765,578	$13,765,578
Class X-A	$108,431,143	$74,429,643	$42,172,604
Class X-B	$20,644,682	$10,411,688	$2,449,619
Class X-D	$9,259,933	$6,748,552	$4,438,939

The estimated range of fair value for all the certificates (other than the Class R Certificates) is approximately $1,095,789,938 to $1,186,723,669.

Hedging, Transfer and Financing Restrictions

The HRR Certificates will be subject to certain hedging, transfer and financing restrictions. The HRR Certificates are expected to be held at all times in definitive form by the certificate administrator on behalf of the registered holders thereof, as and to the extent provided in the PSA.

The Retaining Sponsor will agree that it and its affiliates are subject to certain hedging, transfer and financing restrictions that will be applicable to any “retaining sponsor” and any “affiliate” (each as defined in the Regulation RR) thereof when compliance with the Credit Risk Retention Rules is required.

These restrictions will include an agreement by the Retaining Party not to transfer its “eligible horizontal residual interest”, except to a “majority-owned affiliate” (in each case as defined in, and in accordance with, the Credit Risk Retention Rules).

The Retaining Sponsor has agreed that the restrictions described under this heading “Hedging, Transfer and Financing Restrictions” will expire on the date that is the earlier of (a) the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the Initial Pool Balance; (ii) the date on which the sum of the total outstanding Certificate Balance of the certificates has been reduced to 33% of the sum of the total outstanding Certificate Balance of the certificates as of the Closing Date; and (iii) two years after the Closing Date ; and (b) such date on which the Credit Risk Retention Rules cease to require the retention of risk with respect to the securitization of the Mortgage Loans contemplated by the PSA, resulting from the repeal, amendment or modification of all or any applicable portion of the Credit Risk Retention Rules .

Description of the Certificates

General

The Commercial Mortgage Pass-Through Certificates, Series 2017-H1 will be issued pursuant to a pooling and servicing agreement, between the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property and revenues received in respect thereof but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan and revenues; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in any such funds or assets relating to such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The certificates will consist of the following classes: the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), the Class X-A, Class X-B and Class X-D certificates (collectively, the “Class X Certificates”), and the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class V and Class R certificates. The Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates are collectively referred to herein as the “HRR Certificates“ and are expected to be purchased and retained by Argentic Securities I Cayman Risk

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Retention Limited, a “majority-owned affiliate” (as defined under Regulation RR) of Argentic Real Estate Finance LLC, as “retaining sponsor” (as defined under Regulation RR), as described under “Credit Risk Retention.”

The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X Certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A, Class X-A, Class X-B, Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown under “Summary of Certificates.”

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of each class of Class X Certificates will equal the Certificate Balance (or the aggregate of the Certificate Balances, as applicable) of the class(es) of Principal Balance Certificates set forth next to such class of Class X Certificates (each such class of Principal Balance Certificates, with respect to the related class of Class X Certificates, an “Underlying Class”).

Class of Class X Certificates	Underlying Class(es)
Class X-A	Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5
Class X-B	Class A-S, Class B and Class C
Class X-D	Class D

The Class V certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class V certificates will represent the right to receive Excess Interest received on any ARD Loan.

“Excess Interest” with respect to each ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Class V Certificates) will be issued by the upper-tier REMIC (the “Upper-Tier REMIC” and, together with the Lower-Tier REMIC, the “Trust REMICs”). The Class V Certificates will be issued by the grantor trust (the “Grantor Trust”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a

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“Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in July 2017.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class V or Class R certificate) will equal its initial denomination as of the closing date, divided by the initial Certificate Balance or Notional Amount of the class to which it belongs. With respect to the Class V and Class R certificates, the Percentage Interest thereof is set forth on the face of such certificate.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and the Companion Distribution Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date as described under “—Priority of Distributions” below (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)       the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the Master Servicer Remittance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest (such amounts other than any Excess Interest, together with any balloon payments, the “Periodic Payments”) paid by the borrowers of the Mortgage Loans, that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled payments of interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

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●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class V certificates);

●	all Yield Maintenance Charges and Prepayment Premiums;

●	all amounts deposited in the Collection Account in error; and

●	any late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)     if and to the extent not already included in clause (a), the aggregate amount received from the REO Account or the Gain-on-Sale Reserve Account and allocable to the Mortgage Loans and on deposit in the Collection Account for such Distribution Date;

(c)     all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(d)     with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

In addition, the master servicer will be required to use commercially reasonable efforts to remit to the Distribution Account on any Master Servicer Remittance Date for a Collection Period any balloon payments received during the period that begins two (2) Business Days immediately preceding such Master Servicer Remittance Date and ends on such Master Servicer Remittance Date. In certain cases, the remittance with respect to a Non-Serviced Mortgage Loan in any given calendar month may be received after the Determination Date in that month. If such a remittance includes a principal prepayment or other unscheduled collection or includes a balloon payment, then such principal prepayment or other unscheduled collection will not, and such balloon payment may not, be distributed to certificateholders until the Distribution Date in the following calendar month even if received by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer during the Collection Period for the then current Distribution Date. No additional interest will be distributable in connection with such delayed distribution, thus resulting in a shortfall to certificateholders.

The “Collection Period” for each Distribution Date and any Mortgage Loan (and any related Companion Loan) will be the period beginning with the day after the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing immediately following the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

“Due Date” means, with respect to each Mortgage Loan (and any related Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates and each class of Class X Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)    prior to the Cross-Over Date

(a)     to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date,

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(b)     to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates are reduced to zero,

(c)     to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero,

(d)     to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero,

(e)     to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero,

(f)      to the Class A-5 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-5 certificates is reduced to zero, and

(g)     to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d), (e) and (f) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero, and

(ii)   on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, first, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such class, and second, up to an amount equal to, and pro rata based upon, interest on such unreimbursed Realized Losses at the Pass-Through Rate for each such class compounded monthly from the date the related Realized Loss was allocated to such class;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

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Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A and Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A, Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Sixteenth, to the Class E-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A, Class B, Class C and Class D certificates have been reduced to zero, to the Class E-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E-RR certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Nineteenth, to the Class F-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A, Class B, Class C, Class D and Class E-RR certificates have been reduced to zero, to the Class F-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F-RR certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E-RR and Class F-RR certificates have been reduced to zero, to the Class G-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized

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Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-fifth, to the Class H-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E-RR, Class F-RR and Class G-RR certificates have been reduced to zero, to the Class H-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H-RR certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-eighth, to the Class J-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-ninth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates have been reduced to zero, to the Class J-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Thirtieth, to the Class J-RR certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class; and

Thirty-first, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the first Distribution Date as of which the Certificate Balances of the Subordinate Certificates (calculated without giving effect to the Principal Distribution Amount on such Distribution Date) have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The “Pass-Through Rate” is the rate per annum at which any class of certificates (other than the Class V and Class R certificates) accrues interest. The approximate initial Pass-Through Rate for each class of Offered Certificates is set forth on the cover of this prospectus.

The Pass-Through Rate with respect to each class of Principal Balance Certificates for any Distribution Date will be equal to one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the WAC Rate for the related Distribution Date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the WAC Rate for the related Distribution Date or (iv) a variable rate per annum equal to the WAC Rate for the related Distribution Date minus a specified percentage.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any of (a) the WAC Rate for that Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any of (a) the WAC Rate for that Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

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The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any of (a) the WAC Rate for that Distribution Date, over (b) the Pass-Through Rate on the Class D certificates for such Distribution Date.

The Class V certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Excess Interest, if any, with respect to any ARD Loans.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates and Withheld Amounts, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a related Non-Serviced Master Servicer or a related Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower or otherwise. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Regular Certificates, the Net Mortgage Rate of any Mortgage Loan for any one-month accrual period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month accrual period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan that is a successor to a Mortgage Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, any related Pari Passu Loan Primary Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

“Pari Passu Loan Primary Servicing Fee Rate” means the “master servicing fee rate” (or analogous term) (as defined in the related Non-Serviced PSA) and any other servicing fee rate payable to the applicable Non-Serviced Master Servicer applicable to any Non-Serviced Mortgage Loan, and “Pari Passu Loan Primary Servicing Fee” means the amount of such fee payable for a given Distribution Date. The Pari Passu Loan Primary Servicing Fee Rate will be equal to (i) 0.0025% per annum with respect to the 123 William Street Mortgage Loan, (ii) 0.0025% per annum with respect to the Hyatt Regency Austin Mortgage Loan, (iii) 0.0025% per annum with respect to the Selig Portfolio Mortgage Loan, (iv) 0.0025% per annum with respect to the Atlanta and Anchorage Hotel Portfolio Mortgage Loan, (v) 0.0025% per annum with respect to the Market Street – The Woodlands Mortgage Loan (after the related Controlling Companion Loan Securitization Date) and (vi) 0.0025% per annum with respect to the Crowne Plaza JFK Mortgage Loan (after the related Controlling Companion Loan Securitization Date).

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates is equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate

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Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates is the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) in the case of a class of Principal Balance Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)       The Principal Shortfall for that Distribution Date,

(b)       the Scheduled Principal Distribution Amount for that Distribution Date, and

(c)       the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)       Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)       Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date or, if applicable, as of such later date as would permit inclusion in the Available Funds for such Distribution Date (or (i) with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date and (ii) with respect to a Non-Serviced Mortgage Loan, received by the master servicer as of such date as would permit inclusion in the Available Funds for such Distribution Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date or, if applicable, as of such later date as would permit inclusion in the Available Funds for such Distribution Date (or (i) with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date and (ii) with respect to a Non-Serviced Mortgage Loan, received by the master servicer as of such date as would permit inclusion in the Available Funds for such Distribution Date), and to the extent not included in clause (a) above for the subject Distribution Date or in the Scheduled Principal Distribution Amount for any preceding Distribution Date. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise

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available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following to the extent not included in the Unscheduled Principal Distribution Amount for any prior Distribution Date: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees payable in respect of the related Mortgage Loan as of the date of receipt of such proceeds, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan and payable as of the date of receipt of such proceeds, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee and any related Pari Passu Loan Primary Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed to the holders of the Principal Balance Certificates on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E to this prospectus. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E to this prospectus. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan as of any date of determination will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)     the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower on or prior to the Determination Date for the most recent Distribution Date coinciding with or preceding such date of determination or advanced by the master servicer as of the most recent Distribution Date coinciding with or preceding such date of determination;

(ii)    all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution) and on or prior to the Determination Date for the most recent Distribution Date coinciding with or preceding such date of determination;

(iii)   the principal portion of all Insurance and Condemnation Proceeds and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement

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Mortgage Loan, after the Due Date in the related month of substitution) and on or prior to the Determination Date for the most recent Distribution Date coinciding with or preceding such date of determination; and

(iv)   any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred after the Cut-off Date (or in the case of a Qualified Substitute Mortgage Loan, after the Due Date in the related month of substitution) and on or prior to the Determination Date for the most recent Distribution Date coinciding with or preceding such date of determination.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)    the principal portion of any P&I Advance made with respect to such REO Loan as of the most recent Distribution Date coinciding with or preceding such date of determination; and

(ii)   the principal portion of all Insurance and Condemnation Proceeds, Liquidation Proceeds and all income rents and profits received with respect to such REO Loan on or prior to the Determination Date for the most recent Distribution Date coinciding with or preceding such date of determination.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to each Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of each Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO Acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that relates to the first Determination Date coinciding with or following the date on which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee, Asset Representations Reviewer Fee and any related Pari Passu Loan Primary Servicing Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, if acquired in respect of a Whole Loan, one or more outstanding Companion Loans (each, an “REO Loan”), and all references to Mortgage Loans or Companion Loans, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (or Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (or related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to each Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA and the related Intercreditor Agreement.

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Excess Interest

On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to each ARD Loan on or prior to the related Determination Date to the holders of the Class V certificates. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to each Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the other Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First or Second, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (a) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (b) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (i) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (ii) any accrued and unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

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Tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest,

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan) in the manner required by such REMIC provisions of the Code.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the other Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First or Second, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the applicable Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (a) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (b) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (i) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (ii) any accrued and unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

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Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any Collection Period with respect to any Mortgage Loan, then on the Distribution Date immediately succeeding the end of such Collection Period, the certificate administrator will pay to the holders of each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the Control Eligible Certificates) for that Distribution Date. Any Yield Maintenance Charge or Prepayment Premium described in the prior sentence that is remaining after the distributions in the preceding sentence (as to the applicable Distribution Date, the “Class X YM Distribution Amount“) will be distributed to the holders of the Class X Certificates as follows: (1) first, to the Class X-A and Class X-B certificates, in the case of each such class in an amount equal to the product of (i) a fraction, the numerator of which is equal to the amount of principal distributed on the applicable Distribution Date with respect to the Underlying Class(es) of Principal Balance Certificates for such class of Class X Certificates, and the denominator of which is the total amount of principal distributed on the applicable Distribution Date with respect to the Principal Balance Certificates, multiplied by (ii) the Class X YM Distribution Amount for the applicable Distribution Date, and (2) second, to the Class X-D certificates, in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the holders of the Class X-A and Class X-B certificates.

Notwithstanding any of the foregoing to the contrary, if at any time the Certificate Balances of the Principal Balance Certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, the certificate administrator will pay to the holders of each remaining class of Principal Balance Certificates then entitled to distributions of principal on such Distribution Date the product of (a) any Yield Maintenance Charge or Prepayment Premium distributable on the subject Distribution Date and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any Class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, that:

●	under no circumstances will the Base Interest Fraction be greater than one;

●	if the Discount Rate referred to above is greater than or equal to both the mortgage interest rate on the related Mortgage Loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

●	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

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●	if a Discount Rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, that Discount Rate, converted (if necessary) to a monthly equivalent yield, or

●	if a Discount Rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of Class V or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount, as applicable, of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates is set forth under “Summary of Certificates” above.

The Assumed Final Distribution Dates were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates were calculated on the basis of a 0% CPY prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in June 2050. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Pari Passu Companion Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees, any related Pari Passu Loan Primary Servicing Fee and any Excess Interest) accrued on such prepayment

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from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Pari Passu Companion Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees, any related Pari Passu Loan Primary Servicing Fee and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls (other than relating to any Non-Serviced Mortgage Loan) or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan, will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)     the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than each Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)    the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Serviced Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a rate of 0.0025% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan or related Serviced Pari Passu Companion Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y) at the request or with the consent of the special servicer or, subject to the DCH Limitations and so long as no Control Termination Event has occurred or is continuing, the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan or Serviced Pari Passu Companion Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer (the aggregate of such Prepayment Shortfalls that are not so covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will be allocated on that Distribution Date among each

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class of Regular Certificates, pro rata in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of each class of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates and the rights of holders of each other class of Subordinate Certificates, if any, with an earlier alphabetical designation.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

Other than the subordination of certain classes of certificates, as described above, no other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of the Principal Distribution Amount to the Principal Balance Certificates on any Distribution Date will be made first, to the Class A-SB certificates until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, and second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, in that order, in each case until the Certificate Balance thereof has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates that are still outstanding, pro rata, without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Senior Certificates (other than the Class X Certificates), for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of such Senior Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of such Senior Certificates, the percentage interest in the issuing entity evidenced by such Senior Certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to such Senior Certificates by the Subordinate Certificates.

Following retirement of the Senior Certificates (other than the Class X Certificates), the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than the Class J-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss for such Distribution Date.

The “Realized Loss“ with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any successor REO Loans immediately following such Distribution Date is less than (ii) the then-aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date. The certificate administrator will be required to allocate any Realized Losses to the respective classes of Subordinate Certificates in reverse order of alphabetical designation, in each case until the Certificate Balance of the subject class is reduced to zero. Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class V certificates or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be

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reduced if the Certificate Balances of the Underlying Classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee and Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Subject to the terms of the related Intercreditor Agreement, Realized Losses on each Whole Loan will be allocated first, to any related Subordinate Companion Loan until the principal balance thereof has been reduced to zero, and second, pro rata and pari passu between the related Mortgage Loan and each related Pari Passu Companion Loan, based upon their respective principal balances, until the principal balances thereof have been reduced to zero. See “Description of the Mortgage Pool—The Whole Loans.”

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as applicable, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on monthly reports prepared by the master servicer and the special servicer and delivered by the master servicer to the certificate administrator, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders and Certificate Owners to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable, substantially in the forms provided in the PSA (in the case of clause (1) below) or required in the PSA (in the case of clauses (2) – (15) below), which forms are subject to change and including substantially the following information:

(1)          a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

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(2)          a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)          a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)          a CREFC® advance recovery report;

(5)          a CREFC® total loan report;

(6)          a CREFC® operating statement analysis report;

(7)          a CREFC® comparative financial status report;

(8)          a CREFC® net operating income adjustment worksheet;

(9)          a CREFC® real estate owned status report;

(10)        a CREFC® servicer watch list;

(11)        a CREFC® loan level reserve and letter of credit report;

(12)        a CREFC® property file;

(13)        a CREFC® financial file;

(14)        a CREFC® loan setup file (to the extent delivery is required under the PSA; provided, that such document will not be required to be periodically updated or provided in respect of each Distribution Date); and

(15)        a CREFC® loan periodic update file.

The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan periodic update file;

●	a CREFC® Appraisal Reduction Template (if any Appraisal Reduction Amount has been calculated); and

●	a CREFC® Schedule AL File.

In addition, the master servicer (with respect to each Serviced Mortgage Loan that is not a Specially Serviced Loan) or the special servicer (with respect to Specially Serviced Loans and each REO Property related to a Serviced Mortgage Loan), as applicable, is also required to prepare the following for each related Mortgaged Property or such REO Property, as applicable:

●	within 45 days after receipt of a quarterly operating statement, if any, commencing with the quarter ending September 30, 2017, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the related Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12 month basis, or if

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the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List); and

●	within 45 days after receipt of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines), commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2017, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the related Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holders of Serviced Companion Loans who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, any Excluded Special Servicer, the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Other Master Servicer, any person (including the Directing Certificateholder) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder“), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, that, if the special servicer becomes a Borrower Party, the special servicer will covenant in the PSA not to view or otherwise retrieve any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan; provided, further, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, that any Excluded Controlling Class Holder will be permitted to obtain from the master servicer or the special servicer, as applicable, in accordance with terms of the PSA and subject to the limitations set forth therein, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website because of its Excluded Controlling Class Holder status). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan. The master servicer will agree in the PSA not to restrict access by the special servicer to any information related to any Mortgage Loan, and the certificate administrator will agree in the PSA not to restrict access by the special servicer to any information related to any Mortgage Loan including any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

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“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level and other than CREFC® Reports (other than the CREFC® Special Servicer Loan File for the related Excluded Controlling Class Loan).

“Excluded DCH Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party. It is expected that there will be no Excluded DCH Loans as of the Closing Date with respect to this securitization.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder or the Directing Certificateholder (to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) except in the case of a Companion Holder, that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, that any Excluded Controlling Class Holder (i) will be permitted to obtain from the master servicer or the special servicer, as applicable, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website because of its Excluded Controlling Class Holder status) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The certificate administrator may require that Investor Certifications be resubmitted from time to time in accordance with its policies and procedures.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided, that, notwithstanding the foregoing, (x) any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan and (y) any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any

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mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA or waive a Servicer Termination Event or trigger an Asset Review with respect to such Mortgage Loan; provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, the master servicer and the special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide to the holders of any Companion Loan (or their designee including any master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, will be provided by the certificate administrator at the direction of the depositor to certain market data providers pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), the master servicer or the special servicer, as applicable, may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or the special servicer, as the case may be; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or the special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

○	this prospectus;

○	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the closing date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

○	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

●	the following “SEC EDGAR filings”:

○	any reports on Forms 10-D, ABS-EE, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

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●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

○	the Distribution Date Statements;

○	the CREFC® bond level files;

○	the CREFC® collateral summary files;

○	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the certificate administrator); and

○	any annual reports provided by the operating advisor;

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

○	the summary of any Final Asset Status Report as provided by the special servicer; and

`	○	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

○	any appraisals delivered in connection with any Asset Status Report; and

○	the CREFC® Appraisal Reduction Template;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

○	notice of any release based on an environmental release under the PSA;

○	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

○	notice of final payment on the certificates;

○	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or the special servicer;

○	any notice of resignation or termination of the master servicer or special servicer;

○	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

○	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

○	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

○	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

○	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

○	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

○	any notice of the termination of the issuing entity;

○	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated;

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○	any notice of the occurrence of an Operating Advisor Termination Event;

○	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

○	any Proposed Course of Action Notice;

○	any assessment of compliance delivered to the certificate administrator;

○	any Attestation Reports delivered to the certificate administrator; and

○	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

●	the “Investor Q&A Forum”;

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

●	the “Risk Retention” tab, which will contain any notices relating to ongoing compliance by each Retaining Party with the hedging, transfer, financing and other restrictions under the Credit Risk Retention Rules;

provided, that with respect to a Control Termination Event or Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded DCH Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded DCH Loan.

Notwithstanding the description set forth above, all Excluded Information will be made available on the certificate administrator’s website under one separate restricted tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such party is not a Borrower Party and, if such Excluded Information is not available to such party via the certificate administrator’s website because of such party’s Excluded Controlling Class Holder status, such party will be permitted to obtain such information in accordance with terms of the PSA, and each of the master servicer and the special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) certain account balances to the extent available to the certificate administrator and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D) .

The certificate administrator (i) will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available by it on its website or filed by it on the SEC’s website and (ii) will assume no responsibility for any such report, document or information, other than, in the case of each of clauses (i) and (ii), any such report, document or information prepared by it. In addition, the certificate administrator

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may disclaim responsibility for the accuracy or completeness of any information distributed or filed by it as to which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or the special servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and any beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and may be submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at (866) 846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution

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Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The master servicer and the special servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the PSA, may each provide certain of the reports or, with respect to a Controlling Class Certificateholder, will be required to provide access to the reports available as set forth above. The master servicer and the special servicer may each also deliver certain other information received by it to any Certificateholder or Certificate Owner that requests reports or information. However, each of the master servicer and the special servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)          2% in the case of the Class X Certificates, allocated pro rata among the respective classes thereof based upon their respective Notional Amounts as of the date of determination, and

(2)          in the case of any class of Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the related Certificate Balance determined as of the prior Determination Date, and the denominator of which is equal to the aggregate Certificate Balance of all classes of the Principal Balance Certificates, each determined as of the prior Determination Date (and solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in this prospectus, such numerator and denominator will take into account any notional reduction in the Certificate Balance of any class of Principal Balance Certificates for Cumulative Appraisal Reduction Amounts allocated to such class).

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

The Class V certificates and the Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, S.A. (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System

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(“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee) under the same circumstances, and subject to the same conditions, as such report, statement or other information would be provided to a Certificateholder.

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates in global form that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the

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certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor and Asset Representations Reviewer”, “—Replacement of Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear

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Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

Certificateholder Communication

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the party making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting party.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – MSC 2017-H1

With a copy to: trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method that should be used to contact the Requesting Investor, and, if the Requesting Investors is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

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List of Certificateholders

Upon the written request of any Certificateholder that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates and is required to include a copy of the communication the Certificateholder proposes to transmit, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from the mortgage loan sellers pursuant to separate mortgage loan purchase agreements (each, an “MLPA”), each of which will be between the related mortgage loan seller and the depositor. For purposes of the respective MLPAs pursuant to which Argentic and CREFI are selling Mortgage Loans, the Yeshiva University Portfolio Mortgage Loan will constitute a “Mortgage Loan” under each such MLPA only to the extent of the portion thereof to be sold to the depositor by Argentic or CREFI, as applicable.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the “Mortgage File” (as defined in Annex F) with respect to each Mortgage Loan (except that the Mortgage File with respect to any Non-Serviced Whole Loan (other than the original promissory note evidencing the related Non-Serviced Mortgage Loan) may, under certain circumstances, be held by the custodian under the related Non-Serviced PSA with various assignments running in favor of the Non-Serviced Trustee instead of the trustee for this securitization transaction).

In addition, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence File to a designated website, and the depositor will be required to deliver to the certificate administrator an electronic copy of such Diligence File to be posted to a secure data room.

“Diligence File” means, with respect to each Mortgage Loan, collectively the following documents in electronic format:

(a)          A copy of each of the following documents:

(i)	the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee); provided that any such Mortgage Note may be endorsed by the applicable mortgage loan seller to the order of the trustee in accordance with the terms of the related MLPA;

(ii)	the Mortgage, together with any intervening assignments of Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)	any related assignment of leases and of any intervening assignments (if any such item is a document separate from the Mortgage), in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)	all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)	the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable,

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binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)	any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)	any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)	any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)	any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)	any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)	any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan;

(xii)	any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)	all related environmental reports; and

(xiv)	all related environmental insurance policies;

(b)	a copy of any engineering reports or property condition reports;

(c)	other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)	for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)	a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)	a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)	a copy of the appraisal for the related Mortgaged Property(ies);

(h)	for any Mortgage Loan as to which the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)	a copy of the applicable mortgage loan seller’s asset summary;

(j)	a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)	a copy of all zoning reports;

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(l)	a copy of financial statements of the related mortgagor;

(m)	a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)	a copy of all UCC searches;

(o)	a copy of all litigation searches;

(p)	a copy of all bankruptcy searches;

(q)	a copy of any origination settlement statement;

(r)	a copy of the insurance summary report;

(s)	a copy of the organizational documents of the related mortgagor and any guarantor;

(t)	unless already included in the origination settlement statement, a copy of the escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)	unless already included in the environmental reports, a copy of any closure letter (environmental);

(v)	a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties; and

(w)	a copy of the payment history with respect to such Mortgage Loan prior to the Closing Date;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan, the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications or credit underwriting analysis will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan (or portion thereof) sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days (or 85 days in the case of clause (y) below) following:

(x)    such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or

(y)    in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

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(A)     cure such Material Defect in all material respects, at its own expense,

(B)     repurchase the affected Mortgage Loan (or, in the case of the Yeshiva University Portfolio Mortgage Loan, the applicable portion thereof) or successor REO Loan at the Purchase Price, or

(C)     substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan (or, in the case of the Yeshiva University Portfolio Mortgage Loan, the applicable portion thereof), and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, further, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or successor REO Loan (or, in the case of the Yeshiva University Portfolio Mortgage Loan, the applicable portion thereof) or, if applicable, substitute a Qualified Substitute Mortgage Loan, if it is diligently proceeding toward that cure, and has delivered an officer’s certificate to the master servicer, the special servicer, the certificate administrator (who will be required to promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, that describes the reasons that a cure was not effected within the initial 90-day period. Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan (or, in the case of the Yeshiva University Portfolio Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

If (i) one or more Mortgage Loans are to be repurchased or substituted as contemplated above, (ii) such Mortgage Loans are cross-collateralized and cross-defaulted with each other and with one or more other Mortgage Loans (each such cross-collateralized and cross-defaulted Mortgage Loan, a “Crossed Underlying Loan”, and such cross-collateralized and cross-defaulted Mortgage Loans, collectively, a “Crossed Mortgage Loan Group”) and (iii) the applicable Material Defect does not constitute a Material Defect as to any Crossed Underlying Loan (other than the Mortgage Loans referred to in clause (i) above) in the related Crossed Mortgage Loan Group (without regard to this paragraph), then the applicable Material Defect will be deemed to constitute a Material Defect as to each such other Crossed Underlying Loan in the related Crossed Mortgage Loan Group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for each such other Crossed Underlying Loan in the related Crossed Mortgage Loan Group as described above unless such Crossed Mortgage Loan Group satisfies the Crossed Underlying Loan Repurchase Criteria (as defined below). In the event that the remaining Crossed Underlying Loans in such Crossed Mortgage Loan Group satisfy the Crossed Underlying Loan Repurchase Criteria, the applicable mortgage loan seller may elect either to repurchase or substitute for only the affected Crossed Underlying Loan(s) as to which the related Material Defect exists or to repurchase or substitute for all of the Crossed Underlying Loans in the related Crossed Mortgage Loan Group.

“Crossed Underlying Loan Repurchase Criteria” means, with respect to any Crossed Mortgage Loan Group as to which one or more (but not all) of the Crossed Underlying Loans therein are affected by a Material Defect (the Crossed Underlying Loan(s) in such Crossed Mortgage Loan Group affected by such Material Defect, for purposes of this definition, the “affected Crossed Underlying Loans” and the other Crossed Underlying Loan(s) in such Crossed Mortgage Loan Group, for purposes of this definition, the “remaining Crossed Underlying Loans”) (i) the debt service coverage ratio for all the remaining Crossed Underlying Loans for the four most recently reported calendar quarters preceding the repurchase or substitution must not be less than the lesser of (a) 0.10x below the debt service coverage ratio for the Crossed Mortgage Loan Group (including the affected Crossed Underlying Loan(s)) set forth in Annex A-1 and (b) the debt service coverage ratio for the Crossed Mortgage Loan Group (including the affected Crossed Underlying Loan(s)) for the four (4) preceding calendar quarters preceding the repurchase or replacement,

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(ii) the loan-to-value ratio for all the remaining Crossed Underlying Loans determined at the time of repurchase or substitution (which may be based upon an appraisal obtained by the special servicer at the expense of the related mortgage loan seller) must not be greater than the greater of (a) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the entire Crossed Mortgage Loan Group, (including the affected Crossed Underlying Loan(s)) set forth in Annex A-1 plus 10% and (b) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the entire such Crossed Mortgage Loan Group, including the affected Crossed Underlying Loan(s) at the time of repurchase or substitution, (iii) the related mortgage loan seller, at its expense, must have furnished the trustee and the certificate administrator with an opinion of counsel that any modification relating to the repurchase or substitution of a Crossed Underlying Loan must not cause an adverse REMIC event, and (iv) the related mortgage loan seller causes the affected Crossed Underlying Loan(s) to become not cross-collateralized and cross-defaulted with the remaining related Crossed Underlying Loan(s) prior to such repurchase or substitution or otherwise forbears from exercising enforcement rights against the primary collateral for any Crossed Underlying Loan(s) remaining in the Trust (while the Trust forbears from exercising enforcement rights against the primary collateral for the Mortgage Loan(s) removed from the Trust).

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the special servicer (with the consent of the Directing Certificateholder subject to the DCH Limitations) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or successor REO Loan), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any successor REO Loan) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest with respect to any ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or successor REO Loan, (4) solely in the case of a repurchase or substitution by a mortgage loan seller, any Asset Representations Reviewer Asset Review Fee related to such Mortgage Loan not previously paid by the mortgage loan seller and all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator, asset representations reviewer or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or successor REO Loan; provided, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions” and (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or successor REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased prior to the expiration of the additional 90-day period immediately following the initial 90-day period). With respect to the Yeshiva University Portfolio Mortgage Loan, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note will be its respective percentage interest as of the Closing Date of the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” means a Mortgage Loan satisfying the criteria set forth in the PSA (including, subject to certain conditions and qualifications, (i) an outstanding principal balance not exceeding that of the substituted Mortgage Loan, (ii) an interest rate at least equal to that of the substituted Mortgage Loan, (iii) a remaining term to stated maturity not greater than, and not more than two (2) years less than, that of the substituted Mortgage Loan (and in no event will such Mortgage Loan mature after the date that is three (3) years prior to the Distribution Date in June 2050), (iv) original and current loan-to-value ratios not higher than the current loan-to-value ratio of the substituted Mortgage Loan, (v) a current debt service coverage ratio equal to or greater than the current debt service coverage ratio of the substituted Mortgage Loan, (vi) compliance with the representations and warranties relating to Mortgage Loans set forth in the applicable MLPA, (vii) an environmental assessment and an engineering report are included in the related Mortgage File and do not raise material issues that have not been adequately addressed, (viii) a REMIC opinion has been delivered to the trustee and certificate administrator and (ix) a Rating Agency Confirmation has been obtained from each Rating Agency) and otherwise satisfying the conditions set forth in the PSA. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable

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mortgage loan seller will be required to certify that such Qualified Substitute Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or, if the applicable mortgage loan seller agrees to make a Loss of Value Payment, the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trust under the PSA for any uncured Material Defect; provided, that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan. Upon its making such remittance, the applicable mortgage loan seller will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans (or portion thereof) sold by that mortgage loan seller to the depositor, and none of its affiliates (other than the respective guarantor) and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

As stated above, with respect to a Material Defect related to the Yeshiva University Portfolio Mortgage Loan, representing approximately 5.5% of the Initial Pool Balance, which was co-originated by Argentic and CREFI, each of Argentic and CREFI will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor (75% and 25% with respect to Argentic and CREFI, respectively). It is possible that under certain circumstances only one of Argentic and CREFI will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. Argentic and CREFI will be the mortgage loan sellers with respect to a 75% interest and 25% interest, respectively, in the Yeshiva University Portfolio Mortgage Loan. If for any reason, one of those mortgage loan sellers repurchases its interest in such Mortgage Loan and the other mortgage loan seller does not, (i) the non-repurchased portion of the Mortgage Loan shall be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing mortgage loan seller’s interest in such Mortgage Loan will be deemed to constitute a “Serviced Pari Passu Companion Loan” with respect such Mortgage Loan, (ii) the Yeshiva University Portfolio Whole Loan will continue to be serviced and administered under the PSA, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the Yeshiva University Portfolio Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing mortgage loan seller and the other related Companion Holders and (iv) the repurchasing mortgage loan seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Holder.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans serviced under the PSA (the “Serviced Mortgage Loans”), any related Serviced Companion Loans and any related REO Properties will be governed by the PSA and any related Intercreditor Agreement.

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Each Non-Serviced Mortgage Loan, any related Non-Serviced Companion Loan and any related REO Properties will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan or any REO Property related to a Non-Serviced Mortgage Loan.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Serviced Mortgage Loans, any related Companion Loans and any related REO Properties. In the case of each Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, any related Non-Serviced Companion Loan, any related REO Properties and any related Intercreditor Agreement are summarized under “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans”.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Serviced Mortgage Loan or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA and the Directing Certificateholder (so long as no Consultation Termination Event has occurred and subject to the DCH Limitations) and the related mortgage loan seller.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of a Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will each be required to diligently service and administer the Serviced Mortgage Loans, any related Serviced Companion Loans and any related REO Properties for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and any related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or the special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or Serviced Whole Loans or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loans, and the best interests of the issuing entity and the certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the pari passu nature of any related Pari Passu Companion Loan and the subordinate nature of any Subordinate Companion Loan), as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment, in either case giving due

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consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)       any relationship that the master servicer or the special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)       the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)       the obligation, if any, of the master servicer to make advances;

(D)       the right of the master servicer or the special servicer, as the case may be, or any of their respective affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)       the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan or a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(F)       any debt that the master servicer or the special servicer, as the case may be, or any of their respective affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)       any option to purchase any Mortgage Loan or a related Companion Loan that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have; and

(H)       any obligation of the master servicer or the special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or the special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate equal to (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and, subject to the consent of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event (subject to the DCH limitations)), the special servicer may delegate and/or assign some or all of their respective servicing obligations and duties with respect to some or all of the Serviced Mortgage Loans and any related Serviced Companion Loans to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without (prior to the occurrence and continuance of a Control Termination Event (subject to the DCH limitations)) the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or

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special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the depositor is a party to. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer and the special servicer will be solely liable for all fees owed by it to any sub-servicer retained by it, without regard to whether its compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer or the special servicer, as applicable, for certain expenditures which such sub-servicer makes, only to the same extent the master servicer or special servicer, as applicable, is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “Master Servicer Remittance Date”), except as otherwise described below with respect to nonrecoverable Advances and other limited exceptions, the master servicer will be obligated to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)	all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees, any related Pari Passu Loan Primary Servicing Fee and, if applicable, Excess Interest) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any successor REO Loan during the related Collection Period and not received as of the business day preceding the Master Servicer Remittance Date; and

(2)	in the case of each Mortgage Loan delinquent in respect of its balloon payment as of the Master Servicer Remittance Date (including any successor REO Loan as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any successor REO Loan will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the Master Servicer Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related appraisal reduction amount (or, in the case of any Whole Loan, the portion of

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such appraisal reduction amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan or with respect to any cure payment that a related Subordinate Companion Loan holder is entitled to make.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Serviced Mortgage Loan and any related Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing a Serviced Mortgage Loan or a related REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

The special servicer will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance in its sole discretion, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within 5 business days of its receipt of such request and any information it reasonably requests in order to make a recoverability determination, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed by the master servicer, the master servicer will be deemed to have made any such advance reimbursed by it as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA, and no Servicing Advances will be made with respect to any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option (prior to the occurrence of a Consultation Termination Event (and subject to the DCH Limitations), in consultation with the Directing Certificateholder), make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, the master servicer must deliver to any master servicer (and the special servicer, if specified in the related Intercreditor Agreement) under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan has been deposited, and, with respect to each Non-Serviced Mortgage Loan, the master servicer must deliver to the related Non-Serviced Master Servicer (and Non-Serviced Special Servicer, if specified in the related Intercreditor Agreement), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding upon the master servicer and the trustee (but this statement will not be construed to entitle the special servicer to reverse the determination of the master servicer or the trustee, or to prohibit the master servicer or the trustee from making a

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determination, that a P&I Advance or Servicing Advance would be a Nonrecoverable Advance). The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, each of the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a)(i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances at the time of such consideration, the recovery of which is being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for any delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the master servicer or the trustee as it relates to any proposed P&I Advance with respect to the related Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related Non-Serviced Master Servicer or Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA or Intercreditor Agreement provides otherwise).

Recovery of Advances

The master servicer, the special servicer or the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that is subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of each Serviced Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or (unless such Serviced Companion Loan is the One Presidential Subordinate Companion Loan) for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan and, in the case of amounts otherwise payable on the One Presidential Subordinate Companion Loan, interest on P&I Advances in respect of the related Mortgage Loan and Servicing Advances in respect of the related Whole Loan). If an Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from Related Proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections).

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such

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amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, subject to the DCH Limitations, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer, the special servicer or the trustee to defer the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, the master servicer, the special servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such Collection Period before making its determination of whether to defer the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, that if, at any time the master servicer, the special servicer or the trustee, as applicable, elects, in its sole discretion, not to defer such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer, the special servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the master servicer, the special servicer or the trustee, as the case may be, has not timely received from the other such party information required by it to determine whether to defer reimbursement for a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s, the special servicer’s or the trustee’s decision to defer such reimbursement or right to obtain reimbursement.

Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each of the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for information regarding reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted

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and any related defaulted Companion Loans or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to the Serviced Companion Loans, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of any Serviced Companion Loan in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

On each Master Servicer Remittance Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in the Collection Account, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date, and any Withheld Amounts to be deposited in the Interest Reserve Account in respect of the related Collection Period.

The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and an “Upper-Tier REMIC Distribution Account”, each of which may be sub-accounts of a single account (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders. On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include various funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class V and Class R certificates) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates, as described under “Description of the Certificates—Distributions—Priority of Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit into the Interest Reserve Account during the related interest period, in respect of any Mortgage Loan that accrues interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of such Mortgage Loan (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the holders of the Class V Certificates. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of REO Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited in the Gain-on-Sale Reserve Account and applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (including to reimburse for Realized Losses previously allocated to such certificates), and, to the extent not so applied, such gains will be held and applied to offset future Realized Losses, if any (as determined by the special servicer). Any remaining amounts will be distributed on the Class R Certificates.

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The special servicer will also be required to establish one or more segregated custodial accounts (the “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Account are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, the issuing entity’s interest in any such account will be limited to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting certain ratings and other requirements set forth in the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account (other than the Companion Distribution Account)) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)         to remit on each Master Servicer Remittance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date, or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any;

(ii)         to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA and any related Intercreditor Agreement for Advances made by any of them and interest thereon as described above under “—Advances”;

(iii)        to pay to the master servicer and the special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)        to pay to the operating advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)         to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (to the extent such fee is to be paid by the issuing entity);

(vi)        to reimburse the trustee, the master servicer and the special servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)       to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)       to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable MLPA;

(ix)        to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)        to pay the master servicer and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

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(xi)       to recoup any amounts deposited in the Collection Account in error;

(xii)       to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)      to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)      to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transaction, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)       to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)      to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)      to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)     to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA as described above under “—Accounts”;

(xix)      to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xx)       to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan will be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loans or from general collections with respect to any securitization of a related Companion Loan. If the master servicer makes, with respect to any Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover a related Serviced Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to Serviced Mortgage Loans that are not Specially Serviced Loans) or special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

Any P&I Advance made with respect to a Serviced Mortgage Loan that is part of a Serviced Whole Loan (and interest thereon) may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on any related Serviced Companion Loan (provided, that P&I Advances made on the One Presidential

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Mortgage Loan may be reimbursed out of future payments and collections on the One Presidential Subordinate Companion Loan). Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on any related Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan or Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan or Serviced Companion Loan, as applicable, or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Pari Passu Loan Primary Servicing Fee / Non-Serviced Master Servicer	With respect to each Non-Serviced Mortgage Loan, the monthly portion of the related annual Pari Passu Loan Primary Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan.	Out of recoveries of interest with respect to the related Non-Serviced Mortgage Loan or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Serviced Mortgage Loan and any related Serviced Companion Loan, in each case that is a Specially Serviced Loan, the monthly portion of the annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and the related Serviced Companion Loans), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Serviced Mortgage Loan and any related Serviced Companion Loan, in each case that is a Corrected Loan, the Workout Fee Rate multiplied by all payments of interest and principal received on such	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the	Time to time

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
	Mortgage Loan or Serviced Companion Loan for so long as it remains a Corrected Loan.	Collection Account with respect to the other Mortgage Loans.
Liquidation Fee / Special Servicer(2)	With respect to (i) each Serviced Mortgage Loan and any related Serviced Companion Loan, in each case that is a Specially Serviced Loan for which the special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds and (ii) in certain circumstances, each Mortgage Loan repurchased by a mortgage loan seller (or as to which a Loss of Value Payment is made), an amount calculated by application of the Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and other review fees actually collected on the Serviced Mortgage Loans and related Serviced Companion Loans.	Related payments made by borrowers with respect to the related Mortgage Loans and related Serviced Companion Loans.	Time to time
Certificate Administrator/Trustee Fee/Certificate Administrator/Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee Rate calculated on the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Operating Advisor Fee Rate calculated on the Stated Principal Balance of each Serviced Mortgage Loan.	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Serviced Mortgage Loan or such lesser amount actually received from the related borrower with respect to such	Payable by the related borrower when incurred.	Time to time

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Mortgage Loan.
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections on deposit in the Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee	(4)	Payable by the related mortgage loan seller; provided, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust.	In connection with each Asset Review with respect to a Delinquent Loan.
Servicing Advances / Master Servicer, Special Servicer, Trustee, Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loans), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer, Trustee, Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loans), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is	Monthly

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.
Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on Serviced Companion Loans)	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the Operating Advisor or Asset Representations Reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any successor REO Loan.

With respect to each Non-Serviced Mortgage Loan, the related master servicer and special servicer (and, solely with respect to certain indemnification expenses, operating advisor, certificate administrator and trustee) under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans.”

In connection with the servicing and administration of each Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

In connection with a Serviced A/B Whole Loan, costs and expenses of servicing and administration are generally payable or reimbursable to service providers before payments are made to noteholders from proceeds on such Whole Loan. To the extent paid from collections on the Mortgage Loans, such costs and expenses (e.g., reimbursements of Servicing Advances, interest on advances and certain special servicing compensation) would generally reduce distributions to certificateholders in reverse order of priority.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

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(4)	With respect to each Delinquent Loan that is subject to an Asset Review (for purposes of this footnote, each a “Subject Loan”), the asset representations reviewer will be entitled to a fee that is equal to the sum of: (i) $15,000 multiplied by the number of Subject Loans, plus (ii) $1,500 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,000 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated, for the year of the Closing Date and for the year of the occurrence of the Asset Review.

Master Servicing Compensation

The fee of the master servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and any successor REO Loan (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to (1) with respect to each Mortgage Loan, a per annum rate equal to the sum of 0.0025% per annum and the rate set forth on Annex A-1 under “Primary Servicing Fee Rate”, and (2) with respect to each Serviced Companion Loan, 0.0025% per annum; provided, that with respect to each Servicing Shift Mortgage Loan, on and after the related Controlling Companion Loan Securitization Date, the primary servicing fee rate comprising a part of the related “Servicing Fee Rate” will be 0% per annum (and the amount of the reduction in the “Servicing Fee Rate” will instead be paid to the related Non-Serviced Master Servicer as the Pari Passu Loan Primary Servicing Fee Rate). The Servicing Fee payable to the master servicer with respect to each Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, with respect to each Serviced Mortgage Loan and any related Serviced Companion Loan as additional servicing compensation, the following amounts to the extent collected from the related borrower:

●	100% of any defeasance fees actually collected during the related collection period in connection with the defeasance of a Serviced Mortgage Loan or Serviced Whole Loan, if applicable (provided, that for the avoidance of doubt, any such defeasance fee will not include any Modification Fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);

●	(x) 50% of Excess Modification Fees actually collected during the related collection period with respect to Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) and paid in connection with a consent, approval or other action that (i) is a Major Decision or an item under clause (v) or clauses (ix)(a) or (b) of the definition of “Special Servicer Decision” (in each case, regardless of who processes such consent, approval or other action) or (ii) is a Special Servicer Decision processed by the Master Servicer and (y) 100% of Excess Modification Fees actually collected during the related collection period with respect to Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) and paid in connection with a consent, approval or other action that does not involve a Major Decision or Special Servicer Decision;

●	(x) 100% of assumption fees, earnout fees and other similar items collected during the related collection period with respect to Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that does not involve a Major Decision or a Special Servicer Decision, and (y) 50% of assumption fees, earnout fees and other similar items collected during the related collection period with respect to Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that (i) is a Major Decision or an item under clause (v) or clauses (ix)(a) or (b) of the definition of “Special Servicer Decision” (in each case, regardless of who processes such consent, approval or other action) or (ii) is a Special Servicer Decision processed by the Master Servicer;

●	100% of assumption application fees collected during the related Collection Period with respect to Serviced Mortgage Loans (and any related Serviced Companion Loan) for which the master servicer is processing the underlying assumption transaction (whether or not the consent of the special servicer is required);

●	(x) 100% of consent fees on Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that does not involve a Major Decision or Special Servicer Decision, and (y) 50% of consent fees on Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that

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(i) is a Major Decision or an item under clause (v) or clauses (ix)(a) or (b) of the definition of “Special Servicer Decision” (in each case, regardless of who processes such consent, approval or other action) or (ii) is a Special Servicer Decision processed by the Master Servicer;

●	any and all amounts collected for checks returned for insufficient funds on all Serviced Mortgage Loans and any Serviced Companion Loan;

●	100% of charges for beneficiary statements or demands actually paid by the borrowers relating to the accounts held by the master servicer pursuant to the PSA or the Mortgage Loan documents;

●	(x) 100% of other loan processing fees actually paid by the borrowers under the Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with any consent, approval or other action that is not a Major Decision or a Special Servicer Decision and (y) 50% of other loan processing fees actually paid by the borrowers under the Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with any consent, approval or other action that (i) is a Major Decision or an item under clause (v) or clauses (ix)(a) or (b) of the definition of “Special Servicer Decision” (in each case, regardless of who processes such consent, approval or other action) or (ii) is a Special Servicer Decision processed by the Master Servicer;

●	the excess, if any, of Prepayment Interest Excesses (to the extent not payable by the master servicer as a Compensating Interest Payment) over Prepayment Interest Shortfalls arising from any principal prepayments on the Serviced Mortgage Loans and any Serviced Companion Loans; and

●	late payment charges and default interest paid by the borrowers (that were accrued while the related Serviced Mortgage Loans or any related Serviced Companion Loans were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan since the Closing Date.

Notwithstanding anything to the contrary, the master servicer will be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account, the Companion Distribution Account and any other servicing, escrow or reserve accounts in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each of the master servicer and special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or

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amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan) and each related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loans. The Servicing Fee Rate for each Mortgage Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Midland will be entitled to retain a portion of the Servicing Fee with respect to each Serviced Mortgage Loan and, to the extent provided for in the related Intercreditor Agreement, each Serviced Companion Loan, notwithstanding any termination or resignation of Midland as master servicer; provided that Midland may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Midland will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or its sub-servicer) will be entitled to the related Pari Passu Loan Primary Servicing Fee.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan or REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a per annum rate equal to the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee of $3,500 for the related month (the “Special Servicing Fee Rate”) calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Serviced Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity or anticipated repayment date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, that in no event will the Workout Fee exceed $1,000,000 in the aggregate with respect to any particular workout of a Mortgage Loan (together with any related Serviced Companion Loan) that is a Specially Serviced Loan; provided, further, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to the special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the special servicer as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loans will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see

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“Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (together with any related Serviced Companion Loan) again becomes a Corrected Loan.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to (a) each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer receives (i) a full, partial or discounted payoff from the related borrower or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) and (b) each Mortgage Loan repurchased by a mortgage loan seller (or as to which a Loss of Value Payment is made) (except as specified in the following paragraph). The Liquidation Fee for each such Mortgage Loan, Specially Serviced Loan (and each related Serviced Companion Loan) or REO Property will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000); provided that in no event will the Liquidation Fee payable in respect of any Specially Serviced Loan (including any Serviced Whole Loan that is a Specially Serviced Loan) or REO Property exceed $1,000,000; provided, further, that the Liquidation Fee with respect to any Mortgage Loan or Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with:

(i)       (A) the repurchase of, or substitution for, any Mortgage Loan by a mortgage loan seller for a Material Defect within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such Material Defect if the applicable mortgage loan seller makes such Loss of Value Payment within the initial cure period provided under the related MLPA (as such period may be extended under the terms of the related MLPA),

(ii)       the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness or has a Subordinate Companion Loan by the holder of the related mezzanine loan or Subordinate Companion Loan, as applicable, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)      the purchase or exchange of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)      with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

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(v)       the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates) or

(vi)       if a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The special servicer will also be entitled to additional servicing compensation in the form of:

(i)       100% of Excess Modification Fees actually collected during the related collection period with respect to (x) any Specially Serviced Loans (or any successor REO Loan) and (y) if the modification, waiver or amendment is a Special Servicer Decision (other than under clause (v) or clauses (ix)(a) or (b) of the definition of “Special Servicer Decision”) processed by the Special Servicer, any Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan);

(ii)       50% of Excess Modification Fees collected during the related collection period with respect to Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that (A) is a Major Decision or an item under clause (v) or clauses (ix)(a) or (b) of the definition of “Special Servicer Decision” (in each case, regardless of who processes such consent, approval or other action) or (B) is a Special Servicer Decision processed by the Master Servicer;

(iii)      (x) 100% of assumption fees collected during the related collection period with respect to (A) Specially Serviced Loans and (B) if the related consent, approval or other action is a Special Servicer Decision (other than under clause (v) or clauses (ix)(a) or (b) of the definition of “Special Servicer Decision”) processed by the Special Servicer, any Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan), and (y) 50% of assumption fees and other similar items collected during the related Collection Period with respect to Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that (A) is a Major Decision or an item under clause (v) or clauses (ix)(a) or (b) of the definition of “Special Servicer Decision” (in each case, regardless of who processes such consent, approval or other action) or (B) is a Special Servicer Decision processed by the Master Servicer;

(iv)      100% of assumption application fees collected during the related Collection Period with respect to Serviced Mortgage Loans (and any related Serviced Companion Loan, if applicable) for which the special servicer is processing the underlying assumption transaction;

(v)       (x) 100% of consent fees on (A) Specially Serviced Loans and (B) if the related consent is a Special Servicer Decision (other than under clause (v) or clauses (ix)(a) or (b) of the definition of “Special Servicer Decision”) processed by the Special Servicer, any Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan), and (y) 50% of consent fees on Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that (A) is a Major Decision or an item under clause (v) or clauses (ix)(a) or (b) of the definition of “Special Servicer Decision” (in each case, regardless of who processes such consent, approval or other action) or (B) is a Special Servicer Decision processed by the Master Servicer;

(vi)      100% of charges for beneficiary statements or demands actually paid by the borrowers relating to the accounts held by the special servicer pursuant to the PSA or the Mortgage Loan documents;

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(vii)       (x) 50% of the other loan processing fees actually paid by the borrowers under the Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with any consent, approval or other action that (A) is a Major Decision or an item under clause (v) or clauses (ix)(a) or (b) of the definition of “Special Servicer Decision” (in each case, regardless of who processes such consent, approval or other action) or (B) is a Special Servicer Decision processed by the Master Servicer, and (y) 100% of other loan processing fees actually paid by the borrowers under (A) the Serviced Mortgage Loans that are Specially Serviced Loans and (B) if the related consent, approval or other action is a Special Servicer Decision (other than under clause (v) or clauses (ix)(a) or (b) of the definition of “Special Servicer Decision”) processed by the Special Servicer, any Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan); and

(viii)       late payment charges and default interest paid by the borrowers and accrued while the related Serviced Mortgage Loans were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related Serviced Mortgage Loans since the Closing Date.

Notwithstanding anything to the contrary, the special servicer will be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Account and the Loss of Value Payment Reserve Account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including when such Non-Serviced Mortgage Loan has been transferred to special servicing thereunder). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan or any related Non-Serviced Whole Loans.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan or Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within 2 business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the Master Servicer Remittance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of any Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or related Serviced Companion Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title agency fees, insurance commissions or fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to

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reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that trustee fee will be paid by the certificate administrator from the Certificate Administrator/Trustee Fee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will accrue at a rate equal to 0.0062% per annum (the “Certificate Administrator/Trustee Fee Rate”) on the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans.

Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Serviced Mortgage Loan and any successor REO Loan, and will accrue at a rate (the “Operating Advisor Fee Rate”) payable on the Stated Principal Balance of such Mortgage Loans and successor REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and successor REO Loans. The Operating Advisor Fee Rate will be equal to (i) 0.00105% per annum with respect to each Serviced Mortgage Loan (other than any Mortgage Loan listed in clause (ii) of this definition), and (ii) 0.0% per annum with respect to the Market Street – The Woodlands Mortgage Loan and the Crowne Plaza JFK Mortgage Loan.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount actually received from the related borrower) with respect to any Serviced Mortgage Loan; provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower. If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the party processing such Major Decision to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or the special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but not any Companion Loan) and REO Loan, will accrue at a rate equal to 0.00020% per annum (the “Asset Representations Reviewer Fee Rate”) on the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans. With respect to each Delinquent Loan that is subject to an Asset Review (each, for purposes of this paragraph, a “Subject Loan”), the asset representations reviewer will be entitled to a fee equal to the sum of: (i) $15,000 multiplied by the number of Subject Loans, plus (ii) $1,500 per Mortgaged Property relating to the Subject Loans in excess of one

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Mortgaged Property per Subject Loan, plus (iii) $2,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,000 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated, for the year of the Closing Date and for the year of the occurrence of the Asset Review (the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the Enforcing Servicer of such insolvency or failure to pay such amount; provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller, and the Enforcing Servicer will be required to determine in accordance with the Servicing Standard whether it is in the best interest of Certificateholders to pursue and, if it so determines, to pursue remedies against such mortgage loan seller in accordance with the Servicing Standard in order to seek recovery of such amounts from such mortgage loan seller. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price or Loss of Value Payment for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price or Loss of Value Payment received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

The CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and successor REO Loan and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use its names and trademarks and the CREFC® Investor Reporting Package in connection with the servicing and administration of the issuing entity. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Serviced Mortgage Loan or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)	120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or related Companion Loan;

(2)	the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or related Companion Loan or a change in any other material economic term of the Mortgage Loan or the related Companion Loan (other than an extension of its maturity) becomes effective as a result of a modification of the related Mortgage Loan or the related Companion Loan by the special servicer;

(3)	30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)	30 days after the date on which a borrower declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

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(5)	60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)	90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or related Companion Loan (or, if a refinancing is anticipated within 120 days after the maturity date of the Mortgage Loan or related Companion Loan, 120 days after such uncured delinquency); and

(7)	immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event will occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, prior to the occurrence of a Consultation Termination Event, in consultation with the Directing Certificateholder (subject to the DCH Limitations) and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the later of (i) the date on which the special servicer receives an appraisal or conducts a valuation described below and (ii) the date on which the related Appraisal Reduction Event occurred, equal to the excess of

(a)	the Stated Principal Balance of that Mortgage Loan or Serviced Whole Loan, as the case may be, over

(b)	the excess of

1.	the sum of

a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) at the special servicers’ option either (i) by an MAI appraisal obtained by the special servicer (the cost of which will be paid by the master servicer as a Servicing Advance) or (ii) by an internal valuation performed by the special servicer with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.	the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and

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other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and any Companion Loan, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Whole Loan will be allocated first to any related Subordinate Companion Loan until the principal balance thereof has been notionally reduced to zero, and second, pro rata, between the related Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan based upon their respective outstanding principal balances until the principal balances thereof have been notionally reduced to zero. For a summary of the provisions in each Non-Serviced PSA relating to appraisal reductions, see “—Servicing of the Non-Serviced Mortgage Loans” below.

The special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event with respect to a Serviced Mortgage Loan. On the first Determination Date occurring on or after the 10th business day following the later of (i) the date on which the special servicer receives the related MAI appraisal or conducts a valuation as described in the definition of “Appraisal Reduction Amount” and (ii) the date on which the related Appraisal Reduction Event occurred, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction Amount. Such report will be forwarded by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent a related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which such Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Companion Loan.

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clause (1) or clause (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal or valuation is received or performed by the special servicer (together with information requested by the special servicer from the master servicer in accordance with the PSA reasonably necessary to calculate the Appraisal Reduction Amount) and the Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days after the later of (i) the date on which the special servicer receives such MAI appraisal or conducts a valuation as described in the definition of “Appraisal Reduction Amount” and (ii) the date on which the related Appraisal Reduction Event occurred. The master servicer will be required to provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request (which request is required to be made promptly, but in no event later than 10 business days, after the later of (i) the date on which the special servicer receives the related MAI appraisal or conducts a valuation as described in the definition of “Appraisal Reduction Amount” and (ii) the date on which the related Appraisal Reduction Event occurred); provided, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within 4 business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Serviced Mortgage Loan and each Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of a Consultation Termination Event (subject to the DCH Limitations), the Directing Certificateholder, the calculated or recalculated

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amount of the Appraisal Reduction Amount with respect to the Serviced Mortgage Loan or Serviced Whole Loan, as applicable. Such report is also required to be forwarded to the holder of any related Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan). Prior to the occurrence of a Consultation Termination Event (subject to the DCH Limitations), the special servicer will be required to consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any related subordinate companion loan, until the principal balance thereof has been notionally reduced to zero, and second, to the related Non-Serviced Mortgage Loan and any related Non-Serviced Companion Loan, on a pro rata basis based upon their respective Stated Principal Balances until the principal balances thereof have been notionally reduced to zero. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Serviced Mortgage Loan or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to Class J-RR, Class H-RR, Class G-RR, Class F-RR, Class E-RR, Class D, Class C, Class B and Class A-S certificates, in that order, and second, to the Senior Certificates, pro rata based on their respective interest entitlements). See “—Advances”.

As of the first Determination Date following a Serviced Mortgage Loan becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the special servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the special servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the special servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the special servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the special servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the special servicer thereof. The master servicer, upon reasonable prior written request, will provide the special servicer with information in its possession that is reasonably required to calculate or recalculate any Collateral Deficiency Amount. None of the master servicer, the trustee or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency

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Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount or Collateral Deficiency Amount. The master servicer, the special servicer and the certificate administrator will be entitled to conclusively rely on the applicable Non-Serviced Special Servicer’s calculation of any Appraisal Reduction Amount with respect to a Non-Serviced Mortgage Loan.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein, as well as any equity interests or other obligations senior to such junior notes), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent Appraised Value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender (or otherwise on deposit with a party acceptable to the lender or expended for the benefit of the Mortgaged Property or the Mortgage Loan at the time the Mortgage Loan became subject of a workout and became (and as part of the modification related to) such AB Modified Loan) as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became the subject of a workout and became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided, that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination.

For purposes of determining the Controlling Class, the occurrence and continuance of a Control Termination Event and the Voting Rights of the related Classes for purposes of removal of the special servicer or the operating advisor, (i) Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balance of each such class is notionally reduced to zero (i.e., first, to Class J-RR, Class H-RR, Class G-RR, Class F-RR, Class E-RR, Class D, Class C, Class B and Class A-S certificates, in that order, and then, pro rata based on Certificate Balance, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates), and (ii) Collateral Deficiency Amounts allocated to a related Mortgage Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balance of each such class is notionally reduced to zero (i.e., to the Class J-RR, Class H-RR, Class G-RR, Class F-RR and Class E-RR certificates, in that order).

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class, the occurrence and continuance of a Control Termination Event or Consultation Termination Event and the Voting Rights of the related Classes for purposes of removal of the special servicer or the operating advisor, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer will be required to promptly notify the master servicer and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). With respect to any Serviced Mortgage Loan, the special servicer will be required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable

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Non-Serviced Special Servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the Non-Serviced Special Servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to extent provided for in the applicable Non-Serviced PSA and applicable Intercreditor Agreement) and the special servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans and for Cumulative Appraisal Reduction Amounts on Serviced Mortgage Loans) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the most subordinate class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Serviced Mortgage Loans and any related Serviced Companion Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to related REO Properties and subject to the conditions set forth in the following sentence) will be required to maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, that the master servicer will not be required to cause the borrower to maintain, and the special servicer will not be required to maintain, terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If any Mortgage Loan documents permit the lender to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will be required to impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, that the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the special servicer with the consent of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event (subject to the DCH Limitations)). If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to such REO Properties), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined in accordance with the Servicing Standard. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property securing a Serviced Mortgage Loan is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related

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Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Serviced Mortgage Loans and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and the special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, the special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property with respect to a Serviced Mortgage Loan, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the deemed outstanding principal balance owing on the related REO Loan and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

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The master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy, and the master servicer or special servicer may satisfy their respective obligations to maintain hazard insurance, by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the Serviced Mortgage Loans and related Serviced Companion Loan and REO Properties, as applicable. Any losses incurred due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, is required to be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Processing and Consent

Processing

The master servicer will be responsible for processing the following actions (or the determination not to take action with respect thereto) with respect to Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan): (i) Special Servicer Decisions (but only with respect to clauses (ix)(a) and (b) of the definition of such term), and (ii) any servicing action that is not a Major Decision or Special Servicer Decision.

The special servicer will be responsible for processing all servicing actions in respect of Specially Serviced Loans and the following actions (or the determination not to take action with respect thereto) with respect to Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan): (i) Special Servicer Decisions (other than with respect to clauses (ix)(a) and (b) of the definition of such term) and (ii) Major Decisions.

Notwithstanding the above, with respect to any action in respect of a Serviced Mortgage Loan (and any related Serviced Companion Loan) that is not a Specially Serviced Loan that the special servicer is responsible for processing, the master servicer and special servicer may mutually agree that the master servicer will process such action, subject to the special servicer’s consent (which may be deemed given under the circumstances described below under “—Consent”).

Upon receiving a request for any matter that constitutes a Special Servicer Decision (other than a Special Servicer Decision under clauses (ix)(a) or (b) of the definition of “Special Servicer Decision”) or a Major Decision with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan, the master servicer will be required to forward such request to the special servicer and, unless the request relates to clauses (ix)(a) or (b) of the definition of a Special Servicer Decision or the master servicer and the special servicer mutually agree that the master servicer will process such request, the special servicer will be required to process such request, and the master servicer will have no further obligation with respect to such request or the Special Servicer Decision or Major Decision; however, regardless of whether the master servicer or the special servicer is required to process any request, any Special Servicer Decision or Major Decision will require the consent or approval of the special servicer as described under “—Consent” below.

“Special Servicer Decision” means any of the following with respect to a Serviced Mortgage Loan or a Serviced Whole Loan that is not otherwise a Major Decision:

(i)	approving or denying leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for all leases (other than, in each case,

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ground leases) in excess of the lesser of (a) 30,000 square feet and (b) 30% of the net rentable area at the related Mortgaged Property;

(ii)	approving annual budgets for the related Mortgaged Property with respect to a Mortgage Loan with a debt service coverage ratio below 1.25x (to the extent lender approval is required under the related mortgage loan documents) with material (more than 10%) increases in operating expenses or payments to entities actually known by the master servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan);

(iii)	any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as “performance”, “earn-out” or “holdback” escrows or reserves including the funding or disbursement of any such amounts with respect to any of the Mortgage Loans securing the Mortgaged Properties specifically identified in the PSA, other than routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance related criteria is not required pursuant to the terms of the related Mortgage Loan documents (for the avoidance of doubt, any request for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents or any other funding or disbursement as mutually agreed upon by the master servicer and the special servicer, shall not constitute a Special Servicer Decision);

(iv)	any requests for the release of collateral or the acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan other than: (a) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan or Serviced Whole Loan; (b) the release of collateral securing any Mortgage Loan in connection with a defeasance of such collateral; (c) the acceptance of substitute or additional collateral in the form of non-callable United States Treasury obligations in connection with a defeasance; or (d) requests that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property;

(v)	approving any transfer of an interest in the borrower under a Serviced Mortgage Loan, unless such transfer (a) is allowed under the terms of the related mortgage loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the conditions to the transfer set forth in the related mortgage loan documents that do not include lender approval or the exercise of lender discretion, including a consent to transfer to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower and (b) does not involve incurring new mezzanine financing or a change in control of the borrower;

(vi)	requests to incur additional debt in accordance with the terms of the applicable mortgage loan documents;

(vii)	approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements);

(viii)	approval of easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(ix)	agreeing to any modification, waiver, consent or amendment of a Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a waiver of a Mortgage Loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (b) a modification of the type of defeasance collateral required under the related Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (c) a modification that would permit a principal prepayment instead of defeasance if the related Mortgage Loan documents do not otherwise permit such principal prepayment; and

(x)	determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease (and in any such case, the master servicer will be required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the related Mortgage Loan is the ground lease).

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Consent

The master servicer will not be permitted under the PSA to agree to any modification, waiver, amendment, consent or other action that constitutes a Major Decision or Special Servicer Decision (or make a determination not to take action with respect thereto) that it is processing unless the master servicer has obtained the consent of the special servicer, which consent will be deemed given (unless earlier objected to by the special servicer) 15 business days after the special servicer’s receipt from the master servicer of the master servicer’s written recommendation and analysis with respect to such action and all information reasonably requested by the special servicer and in the possession of the master servicer in order to grant or withhold consent with respect to such action, plus, if applicable, (i) any time provided to the Directing Certificateholder or other relevant party under the PSA to consent to such action and (ii) any time period provided to a holder of a Companion Loan to consent to or consult on such action under a related Intercreditor Agreement.

The special servicer will be responsible for seeking any required consent of the Directing Certificateholder (and, if consultation is required, will be responsible for consulting with the Directing Certificateholder) as described under “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions.”

With respect to any borrower request or other action on a non-Specially Serviced Loan that is not a Special Servicer Decision or a Major Decision, the master servicer will be required to process such request or action and will not be required to obtain the consent of or consult with any party, including the special servicer, the Directing Certificateholder and the operating advisor.

Modifications, Waivers and Amendments

Waivers, modifications, amendments and consents with respect to the Mortgage Loans will be processed as described above under “—Processing and Consent—Processing” and will require the consents described above under “—Processing and Consent—Consent”; provided, that neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC or any Trust REMIC to be subject to tax under the REMIC provisions.

With respect to any Specially Serviced Loan, if, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan (with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable) is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event, consultation with the Directing Certificateholder) as provided in the PSA and described in this prospectus and (z) the rights of the holder of any related Companion Loan or mezzanine loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property securing a Serviced Mortgage Loan or any portion thereof from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property securing a Serviced Mortgage Loan or any portion thereof by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a

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modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)	extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and with the consent of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event and subject to the DCH Limitations), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)	provide for the deferral of interest unless interest accrues on the Mortgage Loan or the related Serviced Whole Loan at the related Mortgage Rate.

If the master servicer or special servicer processes any modification, waiver or amendment of any term of any Serviced Mortgage Loan or related Companion Loan, the applicable party will be required to notify the special servicer (if such action is processed by the master servicer), the master servicer (if such action is processed by the special servicer), the holder of any related Companion Loan, the operating advisor (after the occurrence and during the continuance of a Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (subject to the DCH Limitations, and only if a Consultation Termination Event has not occurred), and the 17g-5 Information Provider (which will be required to post such notice to the 17g-5 Information Provider’s website). The party processing such action will be required to deliver to the custodian, for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required by the related Intercreditor Agreement, a copy to the master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the related Intercreditor Agreement.

Modifications that forgive principal or interest of a mortgage loan will result in realized losses on such mortgage loan, and such realized losses will be allocated among the various classes of certificates in the manner described under “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See “Yield and Maturity Considerations”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The special servicer will be required to determine (with respect to any Specially Serviced Loan or, to the extent such action is a Major Decision or Special Servicer Decision, any Serviced Mortgage Loan that is not a Specially Serviced Loan and any related Serviced Companion Loan), in a manner consistent with the Servicing Standard (or, in the case of any non-Specially Serviced Loan, to the extent such action is not a Major Decision or Special Servicer Decision, the master servicer will be required to determine, in a manner consistent with the Servicing Standard), whether (a) to exercise any right it may have with respect to a “due-on-sale” clause (1) to accelerate the payments on such Mortgage Loan or Companion Loan, as applicable, or (2) to grant or withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, that (i) with respect to such consent or waiver of rights that is a Major Decision, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or consulted with the Directing Certificateholder as and to the extent required under the PSA) and (ii) with respect to any Mortgage Loan (A) with a Stated Principal Balance greater than or equal to $20,000,000, (B) with a stated principal balance greater than or equal to 5% of the aggregate Stated

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Principal Balance of the Mortgage Loans then outstanding or (C) together with all other Mortgage Loans with which it is cross-collateralized or cross-defaulted or together with all other Mortgage Loans with the same mortgagor (or an affiliate thereof), that is one of the 10 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans outstanding (by Stated Principal Balance), a Rating Agency Confirmation is received by the master servicer or the special servicer, as the case may be, from each Rating Agency (provided that no such Rating Agency Confirmation will be required if such mortgage loan has an unpaid principal balance of $10,000,000 or less) and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of securities backed, wholly or partially, by any related Serviced Pari Passu Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

With respect to a Specially Serviced Loan or, to the extent such action is a Major Decision or Special Servicer Decision, any Serviced Mortgage Loan that is not a Specially Serviced Loan and any related Serviced Companion Loan with a “due-on-encumbrance” clause, the special servicer will be required to determine, in a manner consistent with the Servicing Standard (or, in the case of any non-Specially Serviced Loan, to the extent such action is not a Major Decision or Special Servicer Decision, the master servicer will be required to determine, in a manner consistent with the Servicing Standard), whether (a) to exercise any right it may have with respect to a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to grant or withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, that, (i) with respect to such consent or waiver of rights that is a Major Decision, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or consulted with the Directing Certificateholder as and to the extent required under the PSA) and (ii) with respect to any Mortgage Loan (A) with a Stated Principal Balance greater than or equal to 2% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding, (B) that has a combined loan-to-value ratio greater than 85% (based upon any and all existing and proposed debt), (C) that has a combined debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate debt service on the related Mortgage Loan and any related Companion Loan, if any, and the debt service on the proposed additional lien), (D) together with all other Mortgage Loans with which it is cross-collateralized or cross-defaulted or together with all other Mortgage Loans with the same mortgagor (or an affiliate thereof) that is one of the 10 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans outstanding (by Stated Principal Balance) or (E) with a Stated Principal Balance greater than or equal to $20,000,000, the master servicer or the special servicer has received a Rating Agency Confirmation from each Rating Agency (provided that no such Rating Agency Confirmation will be required if such mortgage loan has an unpaid principal balance of $10,000,000 or less, but a Rating Agency Communication will be required in all cases) and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) physical inspections of each Mortgaged Property relating to a Serviced Mortgage Loan (other than any Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case, commencing in the calendar year 2018, unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holder of any related Subordinate Companion Loan and then as an expense of the holders of the related Serviced Mortgage Loan and any Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the

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Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

With respect to any Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer will be responsible for performing inspections in respect of the related Mortgaged Property pursuant to similar provisions in the related Non-Serviced PSA.

Collection of Operating Information

With respect to each Serviced Mortgage Loan that requires the borrower to deliver operating statements, the special servicer or the master servicer, as applicable, is also required to use efforts consistent with the Servicing Standard to collect and review the annual operating statements beginning with calendar year end 2017 of the related Mortgaged Property. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan.

Special Servicing Transfer Event

The Serviced Mortgage Loans, any related Companion Loans and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loans (including those loans that have become REO Loans) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing:

(1)       as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date, and in the case of a balloon payment, if the balloon payment is delinquent and the related borrower has not provided the master servicer (who will be required to promptly forward such written evidence to the special servicer) or special servicer, as of the related maturity date, written evidence from an institutional lender of such lender’s binding commitment to refinance such mortgage loan or a signed purchase and sale agreement with respect to a sale of the Mortgaged Property (in each case subject only to typical due diligence and closing conditions and, in the case of a purchase and sale agreement, such agreement will include delivery of an acceptable deposit by the purchaser) in a manner consistent with CMBS market practices and that is satisfactory in form and substance to the master servicer and the special servicer from an acceptable lender or purchaser reasonably satisfactory to the master servicer and the special servicer (and the master servicer or special servicer, as applicable, is required to promptly forward such commitment or other similar refinancing documentation to the other such party), which provides that such refinancing or sale will occur within 120 days of such related maturity date, provided that such Mortgage Loan and any related Companion Loan, as applicable, will become a Specially Serviced Loan immediately (i) if, in the judgment of the special servicer in accordance with the Servicing Standard, the related borrower fails to diligently pursue such refinancing or sale, or fails to satisfy any condition of such refinancing or sale or the related borrower fails to pay any Assumed Scheduled Payment on the related due date (subject to any applicable grace period) at any time before the refinancing or sale, (ii) if such refinancing or sale does not occur within 120 days of the related maturity date (or within such shorter period as the refinancing or sale is scheduled to occur pursuant to the related refinancing documentation or purchase agreement), or (iii) the related refinancing documentation or purchase agreement is terminated before the refinancing or sale is scheduled to occur;

(2)       as to which any Periodic Payment (other than a balloon payment) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of a Mortgage Loan with an associated mezzanine loan, the holder of the related Companion Loan or the holder of the related mezzanine debt, as applicable, cures such delinquency);

(3)       as to which (i) the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or (ii) the borrower has become the subject of a decree or order for that proceeding provided that, with respect to clause (ii), that if the appointment, decree or order was involuntary and is stayed or discharged, or the case dismissed within 60 days, that Mortgage Loan and any related Companion Loan

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will not be considered a Specially Serviced Loan during that period, or (iii) the borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)       as to which the master servicer or special servicer has received notice of the foreclosure or proposed foreclosure of any lien other than the Mortgage on the Mortgaged Property;

(5)       as to which, in the judgment of the master servicer or special servicer (and, in the case of the special servicer, unless a Control Termination Event has occurred and is continuing (and subject to the DCH Limitations), with the consent of the Directing Certificateholder), as applicable, a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 60 days;

(6)       as to which the master servicer or special servicer has notice of a default (other than a failure by the related borrower to pay principal or interest) and the master servicer or special servicer (and, in the case of the special servicer, unless a Control Termination Event has occurred and is continuing (and subject to the DCH Limitations), with the consent of the Directing Certificateholder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (and, with respect to any Serviced Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loan and the subordinate nature of any Subordinate Companion Loan, as applicable)), has occurred and remains unremedied for the applicable grace period specified in the Mortgage Loan or related Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, for 60 days); or

(7)       as to which the master servicer or special servicer (and, in the case of the special servicer, unless a Control Termination Event has occurred and is continuing (and subject to the DCH Limitations), with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the Mortgage Loan or related Companion Loan is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or related Companion Loan or otherwise materially adversely affect the interests of Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loan and the subordinate nature of any Subordinate Companion Loan)), and (iii) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan or related Companion Loan, or, if no cure period is specified and the default is capable of being cured, for 60 days (provided that such 60-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or related Companion Loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any Mortgage Loan or related Companion Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the special servicer (with, unless a Control Termination Event has occurred and is continuing (and subject to the DCH Limitations), the consent of the Directing Certificateholder) as described under “—Maintenance of Insurance” above.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Pari Passu Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Pari Passu Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (or any related Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer (or, with respect to any Non-Serviced Mortgage Loan, the related Non-Serviced Special Servicer) will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Serviced Mortgage Loan becomes a Specially Serviced Loan, then each related Serviced Companion Loan will also become a Specially Serviced Loan. Neither the master servicer nor the special servicer will have any responsibility for the performance by such other party of its duties under the PSA. Any Serviced Mortgage Loan that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is

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foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Serviced Mortgage Loan and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property;

●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Serviced Mortgage Loan, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder (subject to the DCH Limitations) will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best

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interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole; provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard.

If a Control Termination Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and (for so long as no Consultation Termination Event has occurred and subject to the DCH Limitations) the Directing Certificateholder. The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, subject to the DCH Limitations, if a Control Termination Event exists, but so long as no Consultation Termination Event has occurred, by the Directing Certificateholder) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments received in response from the operating advisor or the Directing Certificateholder, to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holder(s) of the related Companion Loan(s), as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loan and the subordinate nature of any Subordinate Companion Loan)), but the special servicer will be under no obligation to revise such Asset Status Report based on the input or comments of the operating advisor or Directing Certificateholder.

The special servicer will not be required to take or to refrain from taking any action because of a recommendation, objection or comment by the operating advisor.

With respect to each Non-Serviced Mortgage Loan, each Servicing Shift Mortgage Loan prior to the related Controlling Companion Loan Securitization Date and each Serviced Mortgage Loan that is part of a Serviced A/B Whole Loan prior to a related Control Appraisal Event, the related Non-Serviced Directing Certificateholder or related Control Note holder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer (or, with respect to each Servicing Shift Mortgage Loan prior to the related Controlling Companion Loan Securitization Date, the special servicer) with respect to the related Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans”.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Serviced Mortgage Loan has occurred, then the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

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(a)       such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)       there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3-year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its good faith and reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local

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taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders and any related Companion Holders, as a collective whole, could reasonably be expected to be greater than another method of operating or net leasing the Mortgaged Property. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders, and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent that amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to each Determination Date or (y) two (2) business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit all amounts received in respect of each REO Property during the Collection Period ending on such Determination Date, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments on a Defaulted Loan and it would be in the best economic interests of the Certificateholders, or, in the case of a Serviced Whole Loan, Certificateholders and any holder of a related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and such Companion Holders constituted a single lender) to attempt to sell such Defaulted Loan and any related Serviced Pari Passu Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Pari Passu Companion Loan in such manner as will be reasonably likely to realize a fair price. To the extent that a Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the related Non-Serviced Special Servicer, the special servicer will, under certain limited circumstances permitted under the related Intercreditor Agreement, be entitled to sell (with the consent of the Directing Certificateholder (if no Control Termination Event has occurred and is continuing, and subject to the DCH Limitations)) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and, subject to the terms of the related Intercreditor Agreement, the special servicer will be entitled to the liquidation fee that the related Non-Serviced Special Servicer would have otherwise been entitled to in connection with the sale of such Non-Serviced Mortgage Loan. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the highest cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor, the Directing Certificateholder (subject to the DCH Limitations) not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Serviced Mortgage Loan or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the master servicer (who will be required to promptly deliver a copy to the special servicer) or the special servicer with written evidence from an institutional lender of such lender’s binding commitment to refinance such mortgage loan (which commitment must be reasonably acceptable to the special servicer); and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will

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be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person, then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least one other offer is received from an independent third party. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the applicable master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines (in consultation with the Directing Certificateholder (unless a Consultation Termination Event exists and subject to the DCH Limitations) and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment (but in all cases in accordance with the Servicing Standard), that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person” is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to each Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell each related Pari Passu Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the

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related Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu-AB Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the DCH Limitations (as defined below) and the rights of the holder of the related Companion Loans under the related Intercreditor Agreements as described under “—Rights of Holders of Companion Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise the special servicer, with respect to all Specially Serviced Loans and any non-Specially Serviced Loan with respect to matters involving a Major Decision, and will have the right to replace the special servicer with or without cause and certain other rights under the PSA, each as described below. The PSA may provide that, with respect to certain matters in respect of which the consent of the Directing Certificateholder is required, such consent will be deemed given after the expiration of a specified period following the request for consent. With respect to any Mortgage Loan, upon the occurrence of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected, or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (i) if such holder elects or has elected to not be the Directing Certificateholder, the holder of the next largest aggregate Certificate Balance will be the Directing Certificateholder, (ii) in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (iii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the Certificate Registrar), or the resignation of the then-current Directing Certificateholder.

Notwithstanding anything to the contrary herein, neither the depositor nor any affiliate thereof may serve as Directing Certificateholder, and solely for purposes of determining the identity of or selecting the Directing

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Certificateholder as described above, any Control Eligible Certificates held by the depositor or any affiliate thereof will be deemed not to be outstanding.

The initial Directing Certificateholder is expected to be Argentic Securities Income USA LLC (or an affiliate thereof).

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class in the manner described under “—Servicing and Other Compensation and Payment of Expenses—Appraisal Reduction Amounts“ above), at least equal to 25% of the initial Certificate Balance of that class; provided, that if at any time the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to the application of any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class J-RR Certificates.

The “Control Eligible Certificates” will be any of the Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR Certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable, at the expense of the requesting party) of the Controlling Class. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Certificateholder is identified to the master servicer and the special servicer, the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder, as the case may be.

Notwithstanding anything to the contrary herein, the Directing Certificateholder will not have the appointment, consent, consultation or notice rights described herein with respect to (x) a Serviced Mortgage Loan that is an Excluded DCH Loan, (y) a Servicing Shift Mortgage Loan (provided, that prior to a Control Termination Event, the Directing Certificateholder will be entitled to exercise all rights and receive all notices provided to the “Non-Controlling Note Holder” under the related Intercreditor Agreement) or (z) a Serviced A/B Whole Loan (prior to the occurrence of a Control Appraisal Event with respect thereto (unless otherwise provided in the related intercreditor agreement as described under "Description of the Mortgage Pool—The Whole Loans—The One Presidential A/B Whole Loan")) (collectively, the “DCH Limitations”).

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below, and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of Holders of Companion Loans” below, (a) with respect to a Mortgage Loan (to the extent the master servicer is responsible for processing the subject action as described under “Pooling and Servicing Agreement—Processing and Consent”), the master servicer will not be permitted to take any of the actions that constitute Major Decisions unless it has obtained the consent of the special servicer, which consent will be deemed given (unless earlier objected to by the special servicer) 15 business days after the special servicer’s receipt from the master servicer of the master servicer’s written recommendation and analysis with respect to such Major Decision and all information reasonably requested by the special servicer and in the possession of the master servicer in order to grant or withhold consent with respect to such Major Decision plus any time period which the Directing Certificateholder is permitted for review and any time permitted in the related Intercreditor Agreement, and (b) subject to the DCH Limitations, with respect to any Serviced Mortgage Loan or Serviced Whole Loan prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take any

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action constituting a Major Decision, and the special servicer will not be permitted to consent to the master servicer’s taking any action constituting a Major Decision, as to which the Directing Certificateholder has objected in writing within 10 business days (or 30 days with respect to clause (xi) of the definition of “Major Decision”) after receipt of a written report by special servicer describing in reasonable detail (i) the background and circumstances requiring action of the special servicer, (ii) the proposed course of action recommended and (iii) all information reasonably requested by the Directing Certificateholder and in the special servicer’s possession in order to grant or withhold such consent, which report may (in the sole discretion of the special servicer) take the form of an Asset Status Report (the “Major Decision Reporting Package”) (provided that if such written objection has not been received by the special servicer within such 10 business day (or 30 day) period, the Directing Certificateholder will be deemed to have approved such action).

Each of the following is a “Major Decision”:

(i)       any proposed or actual foreclosure upon or comparable conversion (which will include acquisitions of any REO Property) of the ownership of the property or properties securing any Specially Serviced Loan that comes into and continues in default;

(ii)       any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Serviced Mortgage Loan or Serviced Whole Loan or any extension of the maturity date thereof;

(iii)       following a default or an event of default with respect to a Serviced Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)       any sale of a Defaulted Loan or REO Property for less than the applicable Purchase Price;

(v)       any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address any hazardous materials located at a Mortgaged Property or an REO Property;

(vi)       any release of material collateral or any acceptance of substitute or additional collateral for a Serviced Mortgage Loan or Serviced Whole Loan or any consent to either of the foregoing, other than immaterial condemnation actions and other similar takings, or if otherwise required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(vii)       any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Mortgage Loan or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of a Mortgaged Property or interests in the borrower;

(viii)       any property management company changes (with respect to a Serviced Mortgage Loan with a principal balance greater than $2,500,000), including, without limitation, approval of the termination of a manager and appointment of a new property manager, or franchise changes (with respect to a Serviced Mortgage Loan or Serviced Whole Loan, in each case, for which the lender consent or approval is required under the Mortgage Loan documents);

(ix)       releases of any material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion and other than those that are Special Servicer Decisions;

(x)       any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower, guarantor or other obligor releasing a borrower, guarantor or other obligor from liability under a Serviced Mortgage Loan or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xi)       any determination of an Acceptable Insurance Default;

(xii)       any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease, at a Mortgaged Property if (a) the lease involves a ground lease or lease of an outparcel or affects an area greater than or equal to the lesser of (i) 30% of the net rentable area of the improvements at the Mortgaged

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Property and (ii) 30,000 square feet of the improvements at the Mortgaged Property and (b) such transaction either is not a routine leasing matter or such transaction relates to a Specially Serviced Loan, provided that if lender consent is not required for such transaction pursuant to the Mortgage Loan documents, such transaction will not constitute a Major Decision;

(xiii)       any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Serviced Mortgage Loan or Serviced Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto, or any material modification, waiver or amendment thereof

(xiv)       any incurrence of additional debt by a borrower or any mezzanine financing by any beneficial owner of a borrower (to the extent that the lender has consent rights pursuant to the related mortgage loan documents (for purposes of the determination whether a lender has such consent rights pursuant to the related mortgage loan documents, any Mortgage Loan document provision that requires that an intercreditor agreement be reasonably or otherwise acceptable to the lender will constitute such consent rights)); or

(xv)       any determination by the master servicer to transfer a Mortgage Loan or Serviced Whole Loan to the special servicer under the circumstances described in paragraph 5 of the definition of “Specially Serviced Loans”.

Asset Status Report

Subject to the DCH Limitations, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of Special Servicer

Subject to the DCH Limitations, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described in and subject to the conditions set forth under “—Replacement of Special Servicer Without Cause” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

With respect to any Serviced Mortgage Loan or Serviced Whole Loan, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but subject to the DCH Limitations will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the special servicer. In the event the special servicer receives no response from the Directing Certificateholder within 10 business days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Serviced Mortgage Loan or Serviced Whole Loan.

Subject to the DCH Limitations, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be entitled to select (and, at any time, replace) an Excluded Special Servicer with respect to any Excluded Special Servicer Loan.

After the occurrence and during the continuance of a Control Termination Event, if the Directing Certificateholder is restricted from appointing the Excluded Special Servicer due to the DCH Limitations or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer and will, absent

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negligence, willful misconduct or bad faith, be indemnified by the issuing entity for any loss, liability or expense incurred in connection with any legal action relating to this transaction resulting solely from the identity or actions of such Excluded Special Servicer.

In addition, if a Control Termination Event has occurred and is continuing, the special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision (or such other matters); provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded DCH Loan (regardless of whether a Control Termination Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred, the Directing Certificateholder will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with the operating advisor in connection with Major Decisions and asset status reports to the extent set forth in the PSA, and no Controlling Class Certificateholder will have any right to approve or be consulted with respect to asset status reports or Major Decisions.

A “Control Termination Event” will occur when the Class E-RR Certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided, that a Control Termination Event will be deemed not continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

Notwithstanding the proviso to, or any other contrary provision of, the definitions of “Control Termination Event” and “Consultation Termination Event,” a Control Termination Event and a Consultation Termination Event will be deemed to have occurred with respect to an Excluded DCH Loan, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded DCH Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder or a Subordinate Companion Loan holder (or any matter requiring consultation with the Directing Certificateholder, the operating advisor or a Subordinate Companion Loan holder)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Companion Loan), as a collective whole (taking into account the pari passu nature of any related Serviced Pari Passu Companion Loans and the subordinate nature of any related Subordinate Companion Loan), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s or Subordinate Companion Loan holder’s, as applicable, response (or without waiting

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to consult with the Directing Certificateholder, the operating advisor or the Subordinate Companion Loan holder, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder, the operating advisor or the Subordinate Companion Loan holder, as applicable, with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or a Subordinate Companion Loan holder or (ii) may follow any advice or consultation provided by the Directing Certificateholder or the holder of a Serviced Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or the special servicer, as applicable, under the PSA or (4) cause the master servicer or the special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of Holders of Companion Loans

With respect to each Non-Serviced Whole Loan, each Servicing Shift Mortgage Loan and, unless a Control Appraisal Event exists with respect thereto, each Serviced A/B Whole Loan, the Directing Certificateholder will not be entitled to exercise the rights described above under “—Major Decisions” or “Pooling and Servicing Agreement—Asset Status Report” or replace the related special servicer with or without cause as described above under “—Replacement of Special Servicer”; however, such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or controlling Companion Loan holder.

With respect to each Non-Serviced Whole Loan, the issuing entity, as the holder of the related Non-Serviced Mortgage Loan, has consultation rights with respect to certain major decisions relating to such Non-Serviced Whole Loan and, so long as no Control Termination Event has occurred and is continuing and subject to the DCH Limitations, the Directing Certificateholder will be entitled to exercise such rights. In addition, so long as no Control Termination Event has occurred and is continuing and subject to the DCH Limitations, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan that has become a defaulted loan under the related Non-Serviced PSA.

With respect to each Servicing Shift Whole Loan (on and after the related Controlling Companion Loan Securitization Date), the issuing entity, as holder of the related Mortgage Loan, will have similar consultation rights and rights to consent to a sale of such Whole Loan, and the Directing Certificateholder will be entitled to exercise such rights under the same circumstance described above with respect to Non-Serviced Whole Loans.

See “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

With respect to a Serviced Mortgage Loan that is part of a Serviced Whole Loan, the holder of a related Pari Passu Companion Loan has consultation rights (or, in the case of the Control Note with respect to a Servicing Shift Whole Loan (prior to the related Controlling Companion Loan Securitization Date) or in the case of a Subordinate Companion Loan with respect to a Serviced A/B Whole Loan (unless a Control Appraisal Event exists with respect thereto), consent rights) with respect to certain major decisions and consent rights in connection with the sale of the related Serviced Whole Loan if it becomes a Defaulted Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and —Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will be deemed to acknowledge and agree, by its acceptance of its certificates that the Directing Certificateholder:

(a)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

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(b)   may act solely in the interests of the holders of the Controlling Class;

(c)    does not have any liability or duties to the holders of any class of certificates (other than the Controlling Class);

(d)   may take actions that favor the interests of the holders of one or more Classes, including the Controlling Class, over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in clauses (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law or the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or the special servicer.

Each Certificateholder will be deemed to acknowledge and agree, by its acceptance of its certificates, that the holders of a Non-Serviced Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Non-Serviced Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA and in accordance with Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The operating advisor is not the special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding anything to the contrary herein, the operating advisor will have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan or any related REO Properties. It is expected that the operating advisor under each Non-Serviced PSA will have certain obligations and consultation rights with respect to the related Non-Serviced Companion Loan securitized thereunder, which are expected to be substantially similar to those of the operating advisor under the PSA for this transaction.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Serviced Mortgage Loan or Serviced Whole Loan, the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of the special servicer:

(a)   promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)   promptly reviewing each Final Asset Status Report; and

(c)    reviewing any Appraisal Reduction Amount or Collateral Deficiency Amount (if the special servicer has calculated any such Appraisal Reduction Amount or Collateral Deficiency Amount) and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the

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workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount or Collateral Deficiency Amount calculations and/or net present value calculations (except that if the operating advisor discovers a mathematical error contained in such calculations, then the operating advisor will be required to notify the special servicer and the Directing Certificateholder of such error).

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with the special servicer.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the special servicer to the Directing Certificateholder which does not include any communication (other than the related Asset Status Report) between the special servicer and Directing Certificateholder with respect to such Specially Serviced Loan; provided that, subject to the DCH Limitations, so long as no Control Termination Event has occurred and is continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the special servicer in accordance with the terms of the PSA.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Serviced Mortgage Loan or Serviced Whole Loan, while a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will consist of the following:

(a)   the operating advisor will be required to consult (on a non-binding basis) with the special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b)   the operating advisor will be required to consult (on a non-binding basis) with the special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Major Decisions”;

(c)    the operating advisor will be required to meet with representatives of the special servicer as described below under “—Annual Meeting”;

(d)   the operating advisor will be required to prepare an annual report (if any Serviced Mortgage Loan or Serviced Whole Loan was a Specially Serviced Loan during the prior calendar year) in the form attached to this prospectus as Annex C to be provided to the trustee, the master servicer, the Rating Agencies, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”;

(e)   the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or Collateral Deficiency Amount (if the special servicer has calculated any such Appraisal Reduction Amount or Collateral Deficiency Amount) or (2) net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the special servicer.

In connection with the performance of the duties described in clause (e) above:

(i)    after the subject calculation but prior to the utilization by the special servicer, the special servicer will be required to deliver any such calculation together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)    if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and special servicer will be required to consult with each other in order to resolve any inaccuracy in

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the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)    if the operating advisor and special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of and for the benefit of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) and not for the benefit of holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, or any of their affiliates.

Annual Meeting. After the occurrence and during the continuance of a Control Termination Event, within 60 days after the end of each calendar year during which any Serviced Mortgage Loan was a Specially Serviced Loan or any Mortgaged Property was an REO Property, the operating advisor will be required to meet (telephonically or electronically) with representatives of the special servicer (if it was acting as special servicer as of December 31 in the prior calendar year and has continued in such capacity through the date of such meeting) to perform a review of the special servicer’s operational practices in light of the Servicing Standard and the requirements of the PSA and will be required to discuss the special servicer’s stated policies and procedures, operational controls and protocols, risk management systems, intellectual resources, the special servicer’s reasoning for believing it is in compliance with the PSA and other pertinent information the operating advisor may reasonably consider relevant, in each case, insofar as such information relates to the resolution or liquidation of Specially Serviced Loans and REO Properties.

The operating advisor must provide the special servicer at least 30 days’ prior written notice of the date proposed for any annual meeting. The operating advisor and the special servicer will be required to determine a mutually acceptable date for the annual meeting, and the operating advisor will be required to deliver, at least 14 days prior to such annual meeting, a proposed written agenda to the special servicer identifying the Asset Status Reports to be discussed. The operating advisor and the special servicer may discuss any of the Asset Status Reports produced and any Specially Serviced Loan and any REO Property as part of the operating advisor’s annual assessment of the special servicer’s performance under the PSA. The special servicer will be required to make available servicing officers with relevant knowledge regarding the applicable Specially Serviced Loans and REO Properties and the related platform level information for each annual meeting.

Annual Report. After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s meeting with the special servicer, the operating advisor’s review of any Assessment of Compliance, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) delivered to the operating advisor by the special servicer, including each Asset Status Report delivered during the prior calendar year, the operating advisor will be required (if any Serviced Mortgage Loans were Specially Serviced Loans in the prior calendar year) to prepare an annual report in the form attached to this prospectus as Annex C to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 and setting forth its assessment of the special servicer’s performance of its duties under the PSA during the prior calendar year on a “platform-level basis” with respect to the resolution and/or liquidation of Specially Serviced Loans that the special servicer is responsible for servicing under the PSA; provided, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. Only as used in connection with the operating advisor’s annual report, the term “platform-level basis” refers to the special servicer’s performance of its duties as they relate to the resolution and/or liquidation of Specially Serviced Loans, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance report, Attestation Report, Asset Status Report and other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA. Notwithstanding the foregoing, no Operating Advisor Annual Report will be required from the operating advisor with respect to the special servicer if during the prior calendar year no annual meeting was

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required to be held or if no Asset Status Report was prepared by the special servicer in connection with a Specially Serviced Loan or REO Property.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will be required to identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Recommendation of the Replacement of the Special Servicer

After the occurrence of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may recommend the replacement of the special servicer in the manner described in “—Replacement of Special Servicer Without Cause”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

(i)    that is a special servicer or operating advisor on a CMBS transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)    that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)    that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)    that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; and

(v)    that (x) has been regularly engaged in the business of analyzing and advising clients in CMBS matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

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Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any Privileged Information received from the special servicer or Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder and the special servicer related to any Specially Serviced Loan or the exercise of the Directing Certificateholder’s consent or consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and that is labeled or otherwise identified as Privileged Information by the special servicer, (iii) information subject to attorney-client privilege and (iv) any Asset Status Report or Final Asset Status Report.

The operating advisor is required to keep all such Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred and subject to the DCH Limitations, the Directing Certificateholder (with respect to any Serviced Mortgage Loan) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, based on written legal advice), required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor will be permitted to delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)   any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate

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Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)   any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)    any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, is entered against the operating advisor, and such decree or order remains in force undischarged or unstayed for a period of 60 days;

(e)   the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)    the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may terminate, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will be required to promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. Prior to the occurrence and during the continuance of a Control Termination Event, the identity of the proposed replacement operating advisor will be subject to the consent of the Directing Certificateholder (such consent not to be unreasonably withheld); provided that such consent will be deemed to have been granted if no objection is made within 10 business days following the Directing Certificateholder’s receipt of the request for consent (together with any information reasonably requested by the Directing Certificateholder with respect to the proposed replacement operating advisor) and, if granted, such consent may not thereafter be revoked or withdrawn.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will be required to give written notice of the termination and appointment as soon as possible to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (subject to the DCH Limitations and for so long as no Consultation Termination Event has occurred), any Companion Loan holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have

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been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence of a Consultation Termination Event, the operating advisor may be subject to a certificateholder vote for removal upon (i) the written direction of Certificateholders entitled to not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the classes of Principal Balance Certificates to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of Certificates evidencing at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes of Principal Balance Certificates to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will be required to immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates and the Class V and Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor will be permitted to resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator and the Directing Certificateholder, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor will be required to pay all reasonable costs and expenses (including costs and expenses incurred by the trustee and the certificate administrator) associated with a transfer of its duties pursuant to the PSA.

In addition, the operating advisor has the right to resign without cost or expense on or after any date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the issuing entity is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. The operating advisor will provide all of the parties to the PSA and the Directing Certificateholder thirty (30) days prior written notice of any such resignation. If the operating advisor resigns pursuant to the foregoing, then no replacement operating advisor will be appointed. The resigning operating advisor will be entitled to, and will be subject to, any rights and obligations that accrued under the PSA prior to the date of any such resignation (including accrued and unpaid compensation) and any indemnification rights arising out of events occurring prior to its resignation.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

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The operating advisor will also be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide written notice to each party to the PSA and to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the 64 prior pools of commercial mortgage loans for which MSMCH (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2006 and on or prior to March 31, 2017, the highest percentage of loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least 60 days at the end of any reporting period between January 1, 2011 and March 31, 2017 was approximately 44.34%; however, the average of the highest delinquency percentages based on the aggregate outstanding principal balance of delinquent mortgage loans in the reviewed transactions was approximately 2.68%; and the highest percentage of delinquent mortgage loans, based upon the number of mortgage loans in the reviewed transactions was approximately 8.13% and the average of the highest delinquency percentages based on the number of mortgage loans in the reviewed transactions was approximately 1.77%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the five largest Mortgage Loans in the Mortgage Pool represent approximately 26.1% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the five largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans

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(by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the definition of “Asset Review Trigger”. CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders entitled to not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to all Certificateholders and the asset representations reviewer, and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders entitled to both (i) a majority of the Voting Rights allocable to those Certificateholders who cast votes and (ii) a majority of the Voting Rights that constitute a minimum Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be required to be paid by the related mortgage loan seller; provided, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the certificate administrator of evidence reasonably satisfactory to the Enforcing Servicer of such insolvency or failure to pay such amount; provided, further, that notwithstanding any payment of such fee by the issuing entity to the certificate administrator, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to determine in accordance with the Servicing Standard whether it is in the best interest of the Certificateholders to pursue and, if it so determines, to pursue remedies against such mortgage loan seller in accordance with the Servicing Standard in order to seek recovery of such amounts from such mortgage loan seller.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clause (vi) for non-Specially Serviced Loans) and the special servicer (with respect to clause (vi) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days (except with respect to clause (vi)) after receipt of such notice from the certificate administrator, provide the following materials to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

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(i)      a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)     a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)    a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)    a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)     a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and

(vi)    any other related documents that are reasonably requested by the asset representations reviewer to be delivered by the master servicer or the special servicer, as applicable, in the time frames and as otherwise described below.

In addition, if the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan that was entered into or delivered in connection with the origination of the related Mortgage Loan and is necessary in connection with its completion of any Asset Review, the asset representations reviewer will be required to promptly, but in no event later than 10 business days after receipt of the Review Materials identified in clause (i) – (v) above, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request that the master servicer or the special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing documents to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will be required to request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence File posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. Except as otherwise expressly set forth in the PSA, all determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

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No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 45 business days after the date on which access to the secure data room is provided. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the related mortgage loan seller, the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) within 10 business days following the asset representations reviewer’s request, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to all Mortgage Loans) and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the related mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents provided or explanations given to support a conclusion that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be required to be promptly delivered by the related mortgage loan seller to the asset representations reviewer.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, certificate administrator, master servicer and special servicer. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of a Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such

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disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC or S&P Global Ratings and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC or S&P Global Ratings has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA or the Directing Certificateholder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any Privileged Information received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

In addition, the asset representations reviewer will be required to keep all documents and information received by the asset representations reviewer in connection with an Asset Review that are provided by the applicable mortgage loan seller, the master servicer and the special servicer confidential and will not be permitted to disclose such documents or information except (i) for purposes of complying with its duties and obligations under the PSA, (ii) if such documents or information become generally available and known to the public other than as a result of a disclosure directly or indirectly by the asset representations reviewer, (iii) if it is reasonable and necessary for the asset representations reviewer to disclose such documents or information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (iv) if any such document or information was already known to the asset representations reviewer and not otherwise subject to a confidentiality obligation and/or (v) if the asset representations reviewer is required by law, rule, regulation, order, judgment or decree to disclose such document or information.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of

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such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

Any person into which the asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the asset representations reviewer is a party, or any person succeeding to the business of the asset representations reviewer, will be the successor of the asset representations reviewer under the PSA, and will be deemed to have assumed all of the liabilities and obligations of the asset representations reviewer under the PSA, without the execution or filing of any paper or any further act on the part of any of the parties to the PSA; provided, that the trustee has received a Rating Agency Confirmation with respect to such successor or surviving person if the asset representations reviewer is not the successor or surviving person. The rate at which the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated will not be affected by such merger, consolidation or succession, and the asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party to the PSA and the Rating Agencies in connection with such merger, consolidation or succession.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)     any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing at least 25% of the Voting Rights of all then outstanding certificates, provided, if such failure is capable of being cured and the asset representations reviewer is diligently pursuing such cure, such 30 day period will be extended an additional 30 days;

(ii)     any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)    any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)     the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)    the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer)

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electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders entitled to at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders entitled to not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator is required to promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders entitled to at least 75% of the Voting Rights that constitute a minimum Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee is required to terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In such event, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign by giving written notice to the other parties if it fails to be, an Eligible Asset Representations Reviewer. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Replacement of Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, the special servicer (other than with respect to any Excluded DCH Loan, any Servicing Shift Whole Loan or, unless a Control Appraisal Event exists with respect thereto, any Serviced A/B Whole Loan) may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that such replacement special servicer may not be the asset representations reviewer or any of its

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affiliates, and the Directing Certificateholder provides each Rating Agency (with a copy to the certificate administrator and the trustee) with a Rating Agency Communication. The reasonable fees and out-of-pocket expenses of any such termination without cause incurred by the Directing Certificateholder (including the costs of providing a Rating Agency Communication) will be paid by the holders of the Controlling Class. After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights allocable to all the Principal Balance Certificates (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the respective classes thereof) requesting a vote to replace the special servicer with a new special servicer (other than with respect to any Servicing Shift Whole Loan or, unless a Control Appraisal Event exists with respect thereto, any Serviced A/B Whole Loan), (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to each Rating Agency (with a copy to the certificate administrator and trustee) of a Rating Agency Communication (which such Rating Agency Communication must be provided at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 75% of the Voting Rights that constitute a minimum Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA (other than with respect to any Servicing Shift Whole Loan or, unless a Control Appraisal Event exists with respect thereto, any Serviced A/B Whole Loan) and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination.

The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or asset representations reviewer described above, the holders of Principal Balance Certificates evidencing at least 75% of the aggregate Voting Rights allocable to all Principal Balance Certificates (taking into account, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the respective Classes thereof).

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Serviced Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded DCH Loan, the Directing Certificateholder will be entitled to select (and may remove and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded DCH Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer and will, absent negligence, willful misconduct or bad faith, be indemnified by the issuing entity for any loss, liability or expense incurred in connection with any legal action relating to this transaction resulting solely from the identity or actions of such Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan

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will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer (i) that satisfies all of the eligibility requirements applicable to special servicers in the PSA, (ii) that is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) that is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) that is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) that is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) (A) that confirms in writing that it was appointed to act as, and currently serves as, special servicer on a transaction level basis on the closing date of a commercial mortgage loan securitization with respect to which Moody’s rated one or more classes of certificates and one or more of such classes of certificates are still outstanding and rated by Moody’s and (B) with respect to which Moody’s has not cited servicing concerns of such replacement special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities rated by Moody’s in any other commercial mortgage-backed securities transaction serviced by the replacement special servicer prior to the time of determination, (vii) that currently has a special servicer rating of at least “CSS3” from Fitch, and (viii) that is currently acting as a special servicer in a transaction rated by DBRS and has not been publicly cited by DBRS as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

In addition, after the occurrence of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights allocable to all the Principal Balance Certificates (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances thereof).

In the event the holders of such Principal Balance Certificates elect to remove and replace the special servicer within 180 days of posting of the operating advisor’s recommendation to the certificate administrator’s website, the certificate administrator will be required to provide a Rating Agency Communication to each of the Rating Agencies at that time. After the delivery of a Rating Agency Communication to each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer recommended by the operating advisor, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with providing such Rating Agency Communications and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an

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additional trust fund expense. In any case, the trustee will be required to notify the outgoing special servicer promptly of the effective date of its termination.

However, solely with respect to a Servicing Shift Whole Loan and, unless a Control Appraisal Event exists with respect thereto, a Serviced A/B Whole Loan, the special servicer may not be terminated based on the operating advisor’s recommendation unless the holder of the related Control Note consents to such termination.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to each Non-Serviced Whole Loan, any Servicing Shift Whole Loan (prior to the related Controlling Companion Loan Securitization Date) and any Serviced A/B Whole Loan (unless a Control Appraisal Event exists with respect thereto), the related special servicer with respect to such Whole Loan may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder or related controlling Companion Loan holder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA (or, with respect to any Servicing Shift Whole Loan (prior to the related Controlling Companion Loan Securitization Date), in the PSA) and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of Master Servicer and Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)   (i) any failure by the master servicer to make a required deposit to the Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)   any failure by the special servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)    any failure by the master servicer or the special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s obligations under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders entitled to not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Companion Loan; provided, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)   any breach on the part of the master servicer or the special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or the special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by Certificateholders entitled to not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan if affected by such breach, by the holder of the related Serviced Companion Loan; provided, that if that breach is

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capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)   certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)    either of Moody’s or DBRS (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) has placed one or more classes of certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) and (ii), such action has not been withdrawn by Moody’s or DBRS within 60 days of such event) and, in the case of either of clauses (i) or (ii), such Rating Agency publicly cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such rating action; or

(g)   the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized to terminate, and at the written direction of (A) Certificateholders entitled to 25% of the Voting Rights, (B) the related Controlling Holder (to the extent set forth in the related Intercreditor Agreement, solely with respect to the related Serviced Whole Loan and the special servicer in respect thereof), or (C) the Directing Certificateholder (solely with respect to the special servicer and, in any event, (1) only for so long as no Control Termination Event has occurred and is continuing, (2) subject to the DCH Limitations and (3) other than with respect to a Servicing Shift Whole Loan (unless the Directing Certificateholder is entitled to exercise the termination rights of the “Non-Controlling Note Holder” under the related Intercreditor Agreement)), the trustee will be required to terminate, all of the rights and obligations of the defaulting party as master servicer or the special servicer, as the case may be, (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, the related Controlling Holder (to the extent set forth in the related Intercreditor Agreement, solely with respect to the related Serviced Whole Loan and the special servicer in respect thereof), or, for so long as no Control Termination Event has occurred and is continuing and subject to the DCH Limitations, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, that has been approved by the Directing Certificateholder (for so long as no Control Termination Event has occurred and is continuing) or, with respect to a Servicing Shift Mortgage Loan, the related Controlling Holder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if such Companion Loan has been securitized, the designated party under the related pooling and servicing agreement) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Mortgage Loan to the extent provided under the related Intercreditor Agreement. The appointment (or replacement) of a special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

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In addition, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the holder of the related Non-Serviced Mortgage Loan, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder (or, if a Control Termination Event has occurred and is continuing, acting at the direction of the master servicer or special servicer, as applicable), will be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer solely with respect to the related Non-Serviced Whole Loan(s) (to the extent provided under the related Intercreditor Agreement), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) or (g) under “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, if a Servicer Termination Event on the part of the master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Pari Passu Companion Loan, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any certificates backed, wholly or partially, by such Serviced Pari Passu Companion Loan, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders entitled to at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, that a Servicer Termination Event under clause (a), (b), (f) or (g) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes, and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover from the issuing entity all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver.

Resignation of the Master Servicer and Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Pari Passu Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that fulfillment of its obligations is no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that fulfillment of its obligations is no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan

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servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would cause any Trust REMIC to fail to qualify as a REMIC or cause a tax to be imposed on the trust or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code (for which determination, the master servicer and the special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Companion Loan, the issuing entity or the certificates; provided, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor, certificate administrator, paying agent or trustee under any Non-Serviced PSA with respect to a Non-Serviced Companion Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

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In addition, the PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loans (as a collective whole), taking into account the pari passu nature of any related Serviced Pari Passu Companion Loan and the subordinate nature of any related Subordinate Companion Loan) under the PSA; provided, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omissions policy and/or a fidelity bond requirement so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which any such entity is a party, or any person succeeding to the business of any such entity, will be the successor thereof under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

Neither the trustee nor the certificate administrator will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to not less than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss,

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liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

Each of the trustee and certificate administrator will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the PSA or in the exercise of any of its rights or powers if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply to the custodian.

Enforcement of a Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and the special servicer, and the Enforcing Servicer will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, it will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

The “Enforcing Servicer” will, in all cases, be the special servicer.

Any costs incurred by the Enforcing Servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Investor. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the special servicer, and the special servicer will be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

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Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the directing certificateholder has knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the special servicer (in the case of all Mortgage Loans) from exercising any of its rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller has made a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (the “Proposed Course of Action”). Such notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action and (b) a statement that in the event any Requesting Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (if it is the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of Requesting Certificateholders as described below. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action for purposes of determining the course of action approved by Requesting Certificateholders entitled to a majority of the Voting Rights to which all of the Requesting Certificateholders are entitled.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration,

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and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If multiple Requesting Certificateholders timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including non-binding arbitration) or arbitration). If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was delivered to the Enforcing Servicer and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage

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loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the Enforcing Servicer on behalf of the issuing entity will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the special servicer to perform its obligations with respect to a Specially Serviced Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed in lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any expenses required to be borne by or allocated to the Enforcing Servicer in mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

Litigation Control

The special servicer will be responsible for conducting or managing certain litigation related to the Mortgage Loans (including with respect to non-Specially Serviced Loans) as and to the extent set forth in the PSA.

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Servicing of the Non-Serviced Mortgage Loans

General

Each Non-Serviced Mortgage Loan will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans.” The servicing terms of each such Non-Serviced PSA will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each of the Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the MSC 2017-H1 mortgage pool, if necessary).

●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.

●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.

●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the special servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.

●	The servicing decisions for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Special Servicer’s consent differ in certain respects from those decisions that constitute Special Servicer Decisions under the PSA.

●	Appraisal Reduction Amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.

●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar to those of the PSA.

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●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.

●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the MSC 2017-H1 mortgage pool, if necessary).

●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make Servicing Advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available online at www.sec.gov or by requesting copies from the underwriters.

Servicing of the 123 William Street Mortgage Loan

The 123 William Street Mortgage Loan will be serviced pursuant to the WFCM 2017-RB1 PSA. The servicing terms of the WFCM 2017-RB1 PSA are substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects, including the items set forth above under “—General” and the following:

●	The primary servicing fee payable to the Non-Serviced Master Servicer (Wells Fargo Bank, National Association) under the WFCM 2017-RB1 PSA with respect to the 123 William Street Mortgage Loan will be calculated at 0.00500% per annum (which will be paid in connection with such Non-Serviced Master Servicer’s primary servicing obligations for such Mortgage Loans).

●	Special servicing fees, work-out fees and liquidation fees payable to the Non-Serviced Special Servicer under the WFCM 2017-RB1 PSA with respect to the 123 William Street Mortgage Loan will be generally calculated in a manner similar, but not necessarily identical, to the corresponding fees under the PSA, except that (i) the liquidation fee (x) is subject to a minimum fee payable in connection with each loan

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resolution equal to the lesser of 3.0% of liquidation proceeds and $25,000 and (y) is not subject to a maximum rate payable in connection with any loan resolution, (ii) the workout fee will not be subject to a minimum or maximum fee payable in connection with each loan workout, and (iii) in each case of clauses (i) and (ii), such fees will be subject to certain additional or different offsets and thresholds, which may affect the circumstances under which such fees will be payable to the Non-Serviced Special Servicer.

●	The related Non-Serviced Special Servicer will be required to take actions with respect to the 123 William Street Mortgage Loan, if such mortgage loan becomes the equivalent of a Defaulted Loan, which actions will be substantially similar to the actions described under “—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties,” but will be subject to certain differences, including that such Non-Serviced Special Servicer may accept the first cash offer that constitutes a fair price in connection with the sale of a defaulted loan and approval of a sale to a party to the Non-Serviced PSA, a borrower party or certain other conflicted parties will require that such party’s offer is the highest offer and that at least two offers (rather than one) are received from independent third parties.

●	In addition to providing certain consultation rights to the related Non-Serviced Directing Certificateholder, the WFCM 2017-RB1 PSA will provide certain non-binding consultation rights in respect of the 123 William Street Mortgage Loan (if it is specially serviced) to a representative of the holders of the credit risk retention interests.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Prospective investors are encouraged to review the full provisions of the WFCM 2017-RB1 PSA, which is available online at www.sec.gov or by requesting a copy from the underwriters.

Servicing of the Hyatt Regency Austin Mortgage Loan

The Hyatt Regency Austin Mortgage Loan will be serviced pursuant to the MSBAM 2017-C33 PSA. The servicing terms of the MSBAM 2017-C33 PSA are substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects, including the items set forth above under “—General” and the following:

●	The primary servicing fee payable to the Non-Serviced Master Servicer (Wells Fargo Bank, National Association) under the MSBAM 2017-C33 PSA with respect to the Hyatt Regency Austin Mortgage Loan will be calculated at 0.0025% per annum (which will be paid in connection with such Non-Serviced Master Servicer’s primary servicing obligations for such Mortgage Loans).

●	Special servicing fees, work-out fees and liquidation fees payable to the Non-Serviced Special Servicer under the MSBAM 2017-C33 PSA with respect to the Hyatt Regency Austin Mortgage Loan will be generally calculated in a manner similar, but not necessarily identical, to the corresponding fees under the PSA, except that the special servicing fee rate of 0.25% per annum is subject to a monthly minimum of $5,000 during any period in which the risk retention consultation party is entitled to consult with the special servicer (and a monthly minimum of $3,500 at any other time).

●	The related Non-Serviced Special Servicer will be required to take actions with respect to the Hyatt Regency Austin Mortgage Loan, if such mortgage loan becomes the equivalent of a Defaulted Loan, which actions will be substantially similar to the actions described under “—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties.”

●	In addition to providing certain consultation rights to the related Non-Serviced Directing Certificateholder, the MSBAM 2017-C33 PSA will provide certain non-binding consultation rights in respect of the Hyatt Regency Austin Mortgage Loan (if it is specially serviced) to a representative of the holders of the credit risk retention interests.

●	The operating advisor under the MSBAM 2017-C33 PSA will be entitled to consult with the related Non-Serviced Special Servicer under different circumstances than those under which the MSC 2017-H1 operating advisor is entitled to consult with the MSC 2017-H1 special servicer. In particular, such operating advisor will be entitled to consult on major decisions when the principal balance of the “eligible horizontal residual interest” (as defined under Regulation RR) issued by the MSBAM 2017-C33 securitization trust is 25% or less than the initial balance thereof (taking into account cumulative appraisal reduction amounts). In addition, the operating advisor under the MSBAM 2017-C33 PSA will at any time be entitled to recommend the termination of the MSBAM 2017-C33 special servicer if it determines, in its sole discretion exercised in good faith, that (i) such special servicer is not performing its duties as required

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under the MSBAM 2017-C33 PSA or is otherwise not acting in accordance with the related servicing standard and (ii) the replacement of the special servicer would be in the best interest of the MSBAM 2017-C33 trust interest owners as a collective whole.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Prospective investors are encouraged to review the full provisions of the MSBAM 2017-C33 PSA, which is available online at www.sec.gov or by requesting a copy from the underwriters.

Servicing of the Selig Portfolio Mortgage Loan

The Selig Portfolio Mortgage Loan will be serviced pursuant to the GSMS 2014-GC22 PSA. The servicing terms of the GSMS 2014-GC22 PSA are substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects, including the items set forth above under “—General” and the following:

●	The primary servicing fee payable to the Non-Serviced Master Servicer (Wells Fargo Bank, National Association) under the GSMS 2014-GC22 PSA with respect to the Selig Portfolio Mortgage Loan will be calculated at 0.01000% per annum (which will be paid in connection with such Non-Serviced Master Servicer’s primary servicing obligations for such Mortgage Loans).

●	The GSMS 2014-GC22 PSA does not provide for an asset representations reviewer that is required to review certain delinquent mortgage loans after a specified delinquency threshold has been met.

●	The related Non-Serviced Special Servicer will be required to take actions with respect to the Selig Portfolio Mortgage Loan, if such mortgage loan becomes the equivalent of a Defaulted Loan, which actions will be substantially similar to the actions described under “—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties,” but will be subject to certain differences, including that such Non-Serviced Special Servicer may accept the first cash offer that constitutes a fair price in connection with the sale of a defaulted loan and approval of a sale to a party to the Non-Serviced PSA, a borrower party or certain other conflicted parties will require that such party’s offer is the highest offer and that at least two offers (rather than one) are received from independent third parties.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Prospective investors are encouraged to review the full provisions of the GSMS 2014-GC22 PSA, which is available online at www.sec.gov or by requesting a copy from the underwriters.

Servicing of the Atlanta and Anchorage Hotel Portfolio Mortgage Loan

The Atlanta and Anchorage Hotel Portfolio Mortgage Loan will at all times be serviced under the pooling and servicing agreement for another securitization.

The related Control Note is currently held by Rialto Mortgage Finance, LLC and is expected to be contributed to the CFCRE 2017-C8 securitization transaction. The CFCRE 2017-C8 securitization transaction is expected to close on the Closing Date and the CFCRE 2017-C8 PSA is expected to govern the servicing of the related Whole Loan; however, if the closing date of the CFCRE 2017-C8 securitization transaction does not occur as scheduled, the Atlanta and Anchorage Hotel Portfolio Whole Loan will continue to be serviced pursuant to the CGCMT 2017-P7 PSA until the related Controlling Companion Loan Securitization Date.

The servicing terms of the CGCMT 2017-P7 PSA are substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects, including the items set forth above under “—General” and the following:

●	The primary servicing fee payable to the Non-Serviced Master Servicer (Wells Fargo Bank, National Association) under the CGCMT 2017-P7 PSA with respect to the Atlanta and Anchorage Hotel Portfolio Mortgage Loan will be calculated at 0.00250% per annum (which includes any applicable sub-servicing fee rate).

●	Special servicing fees, work-out fees and liquidation fees payable to the Non-Serviced Special Servicer under the CGCMT 2017-P7 PSA with respect to the Atlanta and Anchorage Hotel Portfolio Mortgage Loan will be generally calculated in a manner similar, but not necessarily identical, to the corresponding fees under the PSA, except that (i) the special servicing fee rate of 0.25% per annum is subject to a monthly minimum of $5,000 during any period in which the risk retention consultation party is entitled to consult

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with the special servicer (and a monthly minimum of $3,500 at any other time), and (ii) the fee described in clause (i) will be subject to certain additional or different offsets and thresholds, which may affect the circumstances under which such fees will be payable to the Non-Serviced Special Servicer.

●	The related Non-Serviced Special Servicer will be required to take actions with respect to the Atlanta and Anchorage Hotel Portfolio Mortgage Loan, if such mortgage loan becomes the equivalent of a Defaulted Loan, which actions will be substantially similar to the actions described under “—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties,” but will be subject to certain differences, including that such Non-Serviced Special Servicer may accept the first cash offer that constitutes a fair price in connection with the sale of a defaulted loan and approval of a sale to a party to the Non-Serviced PSA, a borrower party or certain other conflicted parties will require that such party’s offer is the highest offer and that at least two offers (rather than one) are received from independent third parties.

●	In addition to providing certain consultation rights to the related Non-Serviced Directing Certificateholder, the CGCMT 2017-P7 PSA will provide certain non-binding consultation rights in respect of the Atlanta and Anchorage Hotel Portfolio Mortgage Loan (if it is specially serviced) to a representative of the holders of the credit risk retention interests.

●	The operating advisor under the CGCMT 2017-P7 PSA will be entitled to consult with the related Non-Serviced Special Servicer under different circumstances than those under which the MSC 2017-H1 operating advisor is entitled to consult with the MSC 2017-H1 special servicer. In particular, such operating advisor will be entitled to consult on major decisions when the principal balance of the “eligible horizontal residual interest” (as defined under Regulation RR) issued by the CGCMT 2017-P7 securitization trust is 25% or less than the initial balance thereof (taking into account cumulative appraisal reduction amounts). In addition, the operating advisor under the CGCMT 2017-P7 PSA will at any time be entitled to recommend the termination of the CGCMT 2017-P7 special servicer if it determines, in its sole discretion exercised in good faith, that (i) such special servicer is not performing its duties as required under the CGCMT 2017-P7 PSA or is otherwise not acting in accordance with the related servicing standard and (ii) the replacement of the special servicer would be in the best interest of the CGCMT 2017-P7 trust interest owners as a collective whole.

The provisions of the CFCRE 2017-C8 PSA have not been finally determined, although the related Intercreditor Agreement requires such pooling and servicing agreement to contain terms and conditions that are customary for securitization transactions involving assets similar to the Atlanta and Anchorage Hotel Portfolio Mortgage Loan and that are otherwise (i) required by the Code relating to the tax elections of the trust fund formed pursuant to such pooling and servicing agreement, (ii) required by law or changes in any law, rule or regulation or (iii) requested by the rating agencies rating the related securitization. In addition:

●	The primary servicing fee payable to the Non-Serviced Master Servicer (Wells Fargo Bank, National Association) under the CFCRE 2017-C8 PSA with respect to the Atlanta and Anchorage Hotel Portfolio Mortgage Loan will be calculated at 0.00250% per annum (which will be paid in connection with such Non-Serviced Master Servicer’s primary servicing obligations for such Mortgage Loans).

●	Special servicing fees, work-out fees and liquidation fees payable to the Non-Serviced Special Servicer under the CFCRE 2017-C8 PSA with respect to the Atlanta and Anchorage Hotel Portfolio Mortgage Loan will be generally calculated in a manner similar, but not necessarily identical, to the corresponding fees under the PSA, except that (i) the special servicing fee rate of 0.25% per annum is subject to a monthly minimum of $5,000, (ii) the liquidation fee is not subject to a minimum fee payable in connection with each loan resolution, (iii) the workout fee will not be subject to a minimum fee payable in connection with each loan workout, and (iv) in each case of clauses (i) through (iii), such fees will be subject to certain additional or different offsets and thresholds, which may affect the circumstances under which such fees will be payable to the Non-Serviced Special Servicer.

●	The related Non-Serviced Special Servicer will be required to take actions with respect to the Atlanta and Anchorage Hotel Portfolio Mortgage Loan, if such mortgage loan becomes the equivalent of a Defaulted Loan, which actions will be substantially similar to the actions described under “—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties,” but will be subject to certain differences, including that such Non-Serviced Special Servicer may accept the first cash offer that constitutes a fair price in connection with the sale of a defaulted loan and approval of a sale to a party to the Non-Serviced PSA, a borrower party or certain other conflicted parties will require that such party’s offer is the highest offer and that at least two offers (rather than one) are received from independent third parties.

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●	In addition to providing certain consultation rights to the related Non-Serviced Directing Certificateholder, the CFCRE 2017-C8 PSA will provide certain non-binding consultation rights in respect of the Atlanta and Anchorage Hotel Portfolio Mortgage Loan (if it is specially serviced) to a representative of the holders of the credit risk retention interests.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Prospective investors are encouraged to review the full provisions of the CFCRE 2017-C8 PSA, which is available online at www.sec.gov or by requesting a copy from the underwriters.

Servicing of the Servicing Shift Mortgage Loans

Each Servicing Shift Mortgage Loan will be serviced pursuant to the PSA until the related Controlling Companion Loan Securitization Date, from and after which such Servicing Shift Mortgage Loan and any related REO Property will be serviced under the pooling and servicing agreement entered into in connection with the securitization of the related Control Note. The provisions of such future pooling and servicing agreement have not yet been determined, although such agreement will be required to contain terms and conditions that are customary for securitization transactions involving assets similar to the related Servicing Shift Mortgage Loan and that are otherwise (i) required by the Code relating to the tax elections of the trust fund formed pursuant to such pooling and servicing agreement, (ii) required by law or changes in any law, rule or regulation or (iii) requested by the rating agencies rating the related securitization. In addition:

●	Following the related Controlling Companion Loan Securitization Date, the Non-Serviced Master Servicer under the related Non-Serviced PSA will be required to remit collections on such Servicing Shift Mortgage Loan to or on behalf of the Trust.

●	Following the related Controlling Companion Loan Securitization Date, the master servicer, the special servicer and the trustee under the PSA will have no obligation or authority to make servicing advances with respect to such Servicing Shift Whole Loan.

●	Until the related Controlling Companion Loan Securitization Date, the master servicer’s compensation in respect of such Servicing Shift Mortgage Loan will include the related master servicing fee and primary servicing fee accrued and payable with respect to such Servicing Shift Mortgage Loan. From and after the related Controlling Companion Loan Securitization Date, the primary servicing fee on such Servicing Shift Mortgage Loan will accrue and be payable to the master servicer under the related Non-Serviced PSA instead and will be the “Pari Passu Loan Primary Servicing Fee” payable with respect to such Mortgage Loan.

●	Following the related Controlling Companion Loan Securitization Date, the master servicer and/or trustee under the related Non-Serviced PSA will be obligated to make servicing advances with respect to the related Servicing Shift Whole Loan. If such master servicer or the trustee, as applicable, under such Non-Serviced PSA, determines that a servicing advance it made with respect to such Servicing Shift Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed with interest first from collections on, and proceeds of, the related Servicing Shift Mortgage Loan and the related Pari Passu Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all the Mortgage Loans included in the Trust and from general collections of the trust established under the related Non-Serviced PSA and any other securitization trust that includes a related Companion Loan on a pro rata basis (based on each such loan’s outstanding principal balance).

●	The master servicer and special servicer under the related Non-Serviced PSA must satisfy customary servicer rating criteria and must be subject to servicer termination events, in each case that are materially similar in all material respects to or materially consistent with those in the PSA.

●	The related Non-Serviced PSA will provide for a primary servicing fee, special servicing fee, liquidation fee and workout fee with respect to the related Servicing Shift Whole Loan that are similar in all material respects to or materially consistent with the corresponding fees payable under the PSA, except that rates at which the primary servicing fee, special servicing fee, liquidation fee and workout fee accrue or are determined may not be more than 0.0025% per annum, 0.25% per annum, 1.00% and 1.00%, respectively (without regard to any related fee floor or cap).

●	Absent the existence of a control termination event or equivalent event under the related Non-Serviced PSA, it is expected that the directing certificateholder or equivalent party under such agreement will have the right

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to terminate the related special servicer thereunder, with or without cause, and appoint the successor special servicer.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may also be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer has been appointed and currently serves as a master servicer or special servicer, as applicable, on a transaction-level basis on a CMBS transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a CMBS transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) DBRS has not publicly cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if DBRS is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice of the action taken to the 17g-5 Information Provider’s website pursuant to the PSA.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in any format that is consistent with the policies, procedures or guidelines of the applicable Rating Agency at the time such Rating Agency Confirmation is sought, including, without limitation, by way of electronic communication, press release or any other written communication and need not be directed or addressed to any party to the PSA) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or

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acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. At any time during which no certificates are rated by a Rating Agency, a Rating Agency Confirmation will not be required from that Rating Agency. “Rating Agencies” means the rating agencies engaged by the depositor to rate the certificates.

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider and the certificate administrator for posting to their respective websites.

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any securities related to a Companion Loan, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Certain actions under the PSA that do not require a Rating Agency Confirmation may nevertheless require the delivery of a Rating Agency Communication.

“Rating Agency Communication” means, with respect to any action, any written communication intended for a Rating Agency relating to such action, which is required to be delivered at least ten (10) business days prior to completing such action, in electronic document format suitable for website posting to the 17g-5 Information Provider (which will be required to post such request on the 17g-5 Information Provider’s Website in accordance with the PSA).

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (but only if an advance was made by the trustee in the calendar year) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each sub-servicer with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such sub-servicer to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or related sub-servicing agreement (with respect to a sub-servicer), as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or related sub-servicing agreement (with respect to a sub-servicer), as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party

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with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

If the party’s Assessment of Compliance or the related Attestation Report identifies any material instance of noncompliance with the servicing criteria, such party will also be required to provide a discussion of (1) the relationship, if any, between the identified instance and the servicing of the Mortgage Loans and (2) any steps taken to remedy such identified instance to the extent related to its activities with respect to asset backed securities transactions taken as a whole involving such party and that are backed by the same asset type backing the certificates.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons therefor), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee, the Non-Serviced Custodian and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the Certificateholder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of any other Certificateholder, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

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Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates) for the Mortgage Loans and REO Properties remaining in the issuing entity (provided, that (a) the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates has been reduced to zero and (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class V and Class R certificates)) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will be required to promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity and effect early retirement of the then outstanding certificates, provided, that the then-aggregate Stated Principal Balance of the pool of Mortgage Loans is less than 1.0% of the Initial Pool Balance of the Mortgage Loans. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the special servicer and approved by the master servicer and the Controlling Class (prior to a Control Termination Event, if any such class is outstanding), (3) the reasonable out of pocket expenses of the master servicer and the special servicer related to such purchase, unless the master servicer or the special servicer, as applicable, is the purchaser and (4) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clauses (2) and (3) above, less (b) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees and any related Pari Passu Loan Primary Servicing Fees remaining outstanding and payable solely to the master servicer or the related Non-Serviced Master Servicer (which items will be deemed to have been paid or reimbursed to the master servicer or the related Non-Serviced Master Servicer in connection with such purchase). The voluntary exchange of certificates (other than the Class V and Class R certificates) for the remaining Mortgage Loans is not subject to the above-described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(1)   to cure any ambiguity or to correct any error;

(2)   to cause the provisions in the PSA to conform to or be consistent with or in furtherance of the statements made with respect to the certificates, the issuing entity or the PSA in the final prospectus for the Offered Certificates or in the final private placement memorandum for the privately offered Certificates, or to correct or supplement any provision which may be inconsistent with any other provisions;

(3)   to amend any provision of the PSA to the extent necessary or desirable to maintain the status of each REMIC (or any grantor trust portion of the issuing entity) for the purposes of federal income tax law (or comparable provisions of state income tax law);

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(4)   to make any other provisions with respect to matters or questions arising under or with respect to the PSA not inconsistent with the provisions therein;

(5)   to modify, add to or eliminate the provisions in the PSA relating to transfers of Class R Certificates;

(6)   to amend any provision of the PSA to the extent necessary or desirable to list the certificates on a stock exchange, including, without limitation, the appointment of one or more sub-certificate administrators and the requirement that certain information be delivered to such sub-certificate administrators;

(7)   to modify the provisions relating to the timing of Advance reimbursements in order to conform them to the CMBS industry standard for such provisions if (w) the depositor, the trustee and the master servicer determine that industry standard has changed, (x) such modification will not result in an adverse REMIC event or adverse grantor trust event, as evidenced by an opinion of counsel, (y) each Rating Agency must have been provided with a Rating Agency Communication with respect to such modification, and (z) if no Control Termination Event or Consultation Termination Event has occurred and is continuing, the Directing Certificateholder consents to such modification;

(8)   to modify the procedures in the PSA relating to Rule 17g-5 under the Exchange Act; provided that if such modification materially increases the obligations of the trustee, the certificate administrator, the custodian, the 17g-5 Information Provider, the operating advisor, the depositor, the master servicer or the special servicer, then the consent of such party will be required;

(9)   to modify, alter, amend, add or to rescind any of the provisions contained in the PSA if and to the extent necessary to comply with any rules or regulations promulgated, or any guidance provided with respect to Rule 15Ga-1 under the Exchange Act, by the SEC from time to time;

(10) to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed in whole or in part, to the extent required to comply with any such amendment or, to the extent applicable, to modify or eliminate the affected provision(s) related to the risk retention requirements in the event of such repeal in each case, subject to the consent of the Retaining Sponsor, not to be unreasonably withheld; or

(11) any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents).

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA without the consent of the applicable mortgage loan seller, or (5) amend the Servicing Standard without, in each case, the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or the related Intercreditor Agreement without the consent of the holder of the related Companion Loan.

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Notwithstanding the foregoing, with respect to any Serviced A/B Whole Loan, the PSA may not be amended without the consent of the holder of the related Subordinate Companion Loan if such amendment would materially and adversely affect the related Mortgage Loan or the related Subordinate Companion Loan holder’s rights with respect thereto.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received (i) an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code and (ii) an officer’s certificate from the party requesting the amendment to the effect that all conditions precedent to such amendment set forth herein have been satisfied.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, an entity that is not an affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long-term senior unsecured debt is rated at least “A2” by Moody’s, “A-” by Fitch and “A” by DBRS; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “Baa2” by Moody’s, “A-” by Fitch and “A(low)” by DBRS, (b) its short-term debt obligations have a short-term rating of not less than “P-2” from Moody’s, “F1” by Fitch and “R-1(low)” by DBRS and (c) the master servicer maintains a rating of at least “A2” by Moody’s, “A+” by Fitch and “A” by DBRS; provided, further, that if any such institution is not rated by DBRS, it maintains an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s and/or Fitch), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 30 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, at such removed party’s cost, and appoint a successor trustee or certificate administrator acceptable to the master servicer.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

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Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

Texas. Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure. Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas. A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four years from the date the cause of action accrues. The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).

Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action. It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness. In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least 21 days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located. Such 21 day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale. The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin. To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.

The trustee’s sale must be performed pursuant to the terms of the deed of trust and statutory law and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three hours after that time. If the property is located in

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multiple counties, the sale may occur in any county in which a portion of the property is located. Under Texas law applicable to the subject property, the debtor does not have the right to redeem the property after foreclosure. Any action for deficiency must be brought within two years of the foreclosure sale. If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the owner of the applicable property and usually the borrower) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the grantor (the equivalent of a mortgagor), conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable non-bankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise

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encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

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In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or

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state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee

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may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the

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property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of a mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of pre-petition security interests in post-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy

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case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates.”

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable non-bankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both (a) the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and to remain in possession of the property pursuant to the lease and (b) any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a

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lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, in a multi-borrower loan transaction a lien granted by one of the borrowers to secure repayment of the loan in excess of its allocated share of loan proceeds could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) such borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

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Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the issuing entity to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

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CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

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If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation

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of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

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Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

The depositor is an affiliate of MSMCH, a mortgage loan seller and a sponsor, Morgan Stanley Bank, an originator, and the holder of one or more of the Companion Loans related to the Market Street - The Woodlands Whole Loan, and Morgan Stanley & Co. LLC, one of the underwriters.

Barclays, a mortgage loan seller, a sponsor, an originator and the holder of one or more of the Companion Loans related to the iStar Leased Fee Portfolio Whole Loan, the 123 William Street Whole Loan and the Atlanta and Anchorage Hotel Portfolio Whole Loan, is an affiliate of Barclays Capital Inc., one of the underwriters.

Argentic Real Estate Finance LLC, a sponsor, a mortgage loan seller, an originator and the holder of one or more of the Companion Loans related to the Yeshiva University Portfolio Whole Loan and the Crowne Plaza JFK Whole Loan, is affiliated with Argentic Securities Income USA LLC, which is expected to be appointed as the initial Directing Certificateholder, and of Argentic Securities I Cayman Risk Retention Limited, which is expected to be the holder of the HRR Certificates and the Class V Certificates on the Closing Date.

SMF III, a mortgage loan seller and a sponsor, is an affiliate of SMC, an originator and the guarantor with respect to the repurchase obligations of SMF III, and of LNR Partners, LLC, the special servicer.

CREFI and CGMRC, each of which is a mortgage loan seller, a sponsor and an originator, are affiliates of each other and of Citigroup Global Markets Inc., one of the underwriters. CREFI is also the holder of one of the Companion Loans related to the Magnolia Hotel Denver Whole Loan.

The master servicer will enter into one or more agreements with the mortgage loan sellers to purchase the master servicing rights to the related mortgage loans and the primary servicing rights with respect to certain of the related mortgage loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans and/or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such mortgage loans.

Midland is the special servicer under the MSBAM 2017-C33 PSA, pursuant to which the Hyatt Regency Austin Whole Loan is serviced.

Trimont is the operating advisor and asset representations reviewer under the WFCM 2017-RB1 PSA, pursuant to which the 123 William Street Whole Loan is serviced.

Wells Fargo Bank is the interim custodian of the loan documents with respect to all of the Mortgage Loans to be contributed to this securitization by CREFI.

Wells Fargo Bank is the interim custodian of the loan documents with respect to the Mortgage Loan to be contributed to this securitization by CGMRC.

SMF III is a party to a repurchase agreement with Morgan Stanley Bank (an affiliate of Morgan Stanley & Co. LLC), pursuant to which 11 Mortgage Loans to be contributed by SMF III, representing approximately 10.0% of the Initial Pool Balance, are financed by Morgan Stanley Bank. Proceeds received by SMF III connection with the

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contribution of Mortgage Loans by SMF III to this securitization transaction will be applied, among other things, to directly or indirectly reacquire such Mortgage Loans that are financed with, and to make the applicable payments to, Morgan Stanley Bank, as the related repurchase agreement counterparty.

SMF III is also a party to a repurchase agreement with Barclays Bank PLC (an affiliate of Barclays Capital Inc.), pursuant to which one Mortgage Loan to be contributed by SMF III, representing approximately 3.0% of the Initial Pool Balance, is financed by Barclays Bank PLC. Proceeds received by SMF III connection with the contribution of Mortgage Loans by SMF III to this securitization transaction will be applied, among other things, to directly or indirectly reacquire such Mortgage Loan that is financed with, and to make the applicable payments to, Barclays Bank PLC, as the related repurchase agreement counterparty.

See “Risk Factors—Risks Related to Conflicts of Interest” and “—Risks Relating to the Mortgage Loans—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes

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of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a companion loan or a mezzanine loan, if any. See “Description of the Mortgage Pool—The Whole Loans”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will generally not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA (or related Non-Serviced PSA), neither the related master servicer nor the related special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that such master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without a ratable distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee (or, in the case of any

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Non-Serviced Mortgage Loan, the Non-Serviced Master Servicer or the Non-Serviced Trustee under the related Non-Serviced PSA) of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees and any comparable items with respect to a Non-Serviced Mortgage Loan). With respect to each class of Class X Certificates, any reduction of the Certificate Balances of the Underlying Classes of Certificates will also reduce the Notional Amount of such class of Class X Certificates.

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the Allocated Loan Amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

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Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the related Underlying Classes of Certificates, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with Notional Amounts because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with Notional Amounts should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the Mortgage Loans are made at those levels of CPY following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPY, and we make no representation that the Mortgage Loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that are also Principal Balance Certificates offered by this prospectus that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each such class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;

●	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;

●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;

●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, any related Pari Passu Loan Primary Servicing Fees, the

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CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor Fees, each as set forth on Annex A-1;

●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by a master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

●	each ARD Loan, if any, in the trust fund is paid in full on its Anticipated Repayment Date;

●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

●	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;

●	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPYs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

●	no Yield Maintenance Charges or Prepayment Premiums are collected;

●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;

●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any Subordinate Companion Loan, mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in July 2017; and

●	the Offered Certificates are settled with investors on June 8, 2017.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of the Offered Certificates that are also Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPYs.

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Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
June 2018	85%	85%	85%	85%	85%
June 2019	67%	67%	67%	67%	67%
June 2020	46%	46%	46%	46%	46%
June 2021	22%	22%	22%	22%	22%
June 2022 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.75	2.73	2.72	2.72	2.72

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
June 2018	100%	100%	100%	100%	100%
June 2019	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.85	4.84	4.81	4.77	4.50

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
June 2018	100%	100%	100%	100%	100%
June 2019	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	98%	98%	98%	98%	98%
June 2023	76%	76%	76%	76%	76%
June 2024	47%	47%	47%	47%	47%
June 2025	22%	22%	22%	22%	15%
June 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	6.97	6.96	6.96	6.96	6.94

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
June 2018	100%	100%	100%	100%	100%
June 2019	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	6.94	6.93	6.92	6.89	6.69

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Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
June 2018	100%	100%	100%	100%	100%
June 2019	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	91%	90%	89%	87%	80%
June 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.56	9.53	9.49	9.43	9.27

Percent of the Initial Certificate Balance
of the Class A-5 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
June 2018	100%	100%	100%	100%	100%
June 2019	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.88	9.86	9.84	9.81	9.55

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
June 2018	100%	100%	100%	100%	100%
June 2019	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.94	9.94	9.94	9.92	9.65

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Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
June 2018	100%	100%	100%	100%	100%
June 2019	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.94	9.94	9.94	9.94	9.69

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
June 2018	100%	100%	100%	100%	100%
June 2019	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.94	9.94	9.94	9.94	9.69

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from and including June 1, 2017 to and excluding the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

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For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

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Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates (other than the Class R Certificates). The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or different interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the provisions of the Internal Revenue Code of 1986 (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and the related proceeds of the Mortgage Loans (excluding Excess Interest) and certain other assets and will issue (i) one or more classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

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Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and each intercreditor agreement, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Sidley Austin LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Sidley Austin LLP, special tax counsel to the depositor, for federal income tax purposes, the portion of the issuing entity consisting of the entitlement to any Excess Interest and the related distribution account will be classified as a trust under Section 301.7701-4(c) of the Income Tax Regulations and the holders of the Class V Certificates will be treated as the owners of that portion under Code Section 671.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including permanently affixed buildings and structural components that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

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A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. No such regulations have been proposed, however, and investors should be aware that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. Holders of Offered Certificates should consult their tax advisors regarding the extent to which their Offered Certificates will qualify for this treatment. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

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Taxation of Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly) represents one or more regular interests in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the Conference Committee Report to the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interest holder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class [_] Certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

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Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or anticipated repayment date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to 0% CPY; provided that it is assumed that any ARD Loan prepays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class [_] certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original

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issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class      certificates will be issued at a premium for federal income tax purposes.

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Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the classes of interest-only Regular Interests, such as the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of the applicable classes of certificates receiving such amounts, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and

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Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of the applicable classes of certificates receiving such amounts. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of

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a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of a REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

On November 2, 2015, President Obama signed into law the Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures (“tax matters persons” or “TMPs”). These new audit rules are scheduled to become effective for taxable years beginning with 2018 and will apply to both new and existing REMICs.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a tax matters person’s actions under the current rules and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Tax Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Tax Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Tax Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Tax Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Tax Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Tax Person is a trust, depending on whether such trust is classified as the

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beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Tax Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Tax Person. In the latter case, such Non-U.S. Tax Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Tax Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

The term “U.S. Tax Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Tax Persons). The term “Non-U.S. Tax Person” means a person other than a U.S. Tax Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest and, beginning on January 1, 2019, gross proceeds from principal payments on, and sales and other dispositions of, debt obligations that give rise to U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at the rate of 28% on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Tax Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Tax Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Tax Person and stating that the beneficial owner is not a U.S. Tax Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

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Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

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Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-SB	Class A-3
Morgan Stanley & Co. LLC	$	$	$	$
Barclays Capital Inc.	$	$	$	$
Citigroup Global Markets Inc.	$	$	$	$
Total	$	$	$	$

Underwriter	Class A-4	Class A-5	Class X-A	Class X-B
Morgan Stanley & Co. LLC	$	$	$	$
Barclays Capital Inc.	$	$	$	$
Citigroup Global Markets Inc.	$	$	$	$
Total	$	$	$	$

Underwriter	Class A-S	Class B	Class C
Morgan Stanley & Co. LLC	$	$	$
Barclays Capital Inc.	$	$	$
Citigroup Global Markets Inc.	$	$	$
Total	$	$	$

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

In relation to each Relevant Member State, each underwriter has represented and agreed that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of the Offered Certificates to the public in that Relevant Member State other than:

(a)       to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)       to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the depositor for any such offer; or

(c)       in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided, that no such offer of the Offered Certificates shall require the depositor, the issuing entity or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the Offered Certificates to the public” in relation to any Offered Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe to the Offered Certificates, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Each underwriter has represented and agreed that:

(a) in the United Kingdom, it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the Offered Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

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(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately [_]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from June 1, 2017, before deducting expenses payable by the depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

Expenses payable by the depositor are estimated at $[_], excluding underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three (3) business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of Morgan Stanley Capital I Inc., the depositor, MSMCH, a mortgage loan seller and a sponsor, and Morgan Stanley Bank, an originator under this securitization. Barclays Capital Inc., one of the underwriters, is an affiliate of Barclays Bank PLC, a mortgage loan seller, an originator and a sponsor. Citigroup Global Markets Inc., one of the underwriters, is an affiliate of Citi Real Estate Funding Inc. and Citigroup Global Markets Realty Corp., each a mortgage loan seller, an originator and a sponsor. The above-referenced mortgage loan sellers or their affiliates are also the holders of certain companion loans and mezzanine loans related to the Mortgage Loans as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) are intended to be directed to affiliates of Morgan Stanley & Co. LLC, Barclays Capital Inc. and Citigroup Global Markets Inc. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the depositor of the purchase price for the Offered Certificates and (i) the payment by the depositor to MSMCH (an affiliate of Morgan Stanley & Co. LLC), in its capacity as a mortgage loan seller, of the purchase price for the MSMCH Mortgage Loans, and the payment by MSMCH to Morgan Stanley Bank (an affiliate of Morgan Stanley & Co. LLC, in its capacity as an originator, of the purchase price for the MSMCH Mortgage Loans (less any amounts retained by Morgan Stanley Mortgage Capital Holdings LLC); (ii) the payment by the depositor to Barclays Bank PLC (an affiliate of Barclays Capital Inc.), in its capacity as a mortgage loan seller, of the purchase price for the Barclays Bank PLC Mortgage Loans, and (iii) the payment by the depositor to CREFI and CGMRC (each, an affiliate of Citigroup Global Markets Inc.), in each case in its capacity as a mortgage loan seller, of the purchase price for the CREFI Mortgage Loans (or, with respect to the Yeshiva University Portfolio Mortgage Loan, the portion thereof

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allocable to CREFI) and the CGMRC Mortgage Loan, respectively. In addition, proceeds received by SMF III connection with the contribution of SMF III Mortgage Loans to this securitization transaction will be applied, among other things, (i) to directly or indirectly reacquire any such Mortgage Loans that are financed with, and to make the applicable payments to, Morgan Stanley Bank (an affiliate of Morgan Stanley & Co. LLC), as the related repurchase agreement counterparty and (ii) to directly or indirectly reacquire any such Mortgage Loans that are financed with, and to make the applicable payments to, Barclays Bank PLC (an affiliate of Barclays Capital Inc.), as the related repurchase agreement counterparty.

As a result of the circumstances described above, each of Morgan Stanley & Co. LLC, Barclays Capital Inc. and Citigroup Global Markets Inc. has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

In addition, the following disclosures filed by the depositor on or prior to the date of the filing of the preliminary prospectus with respect to the offered certificates are hereby incorporated by reference into this prospectus: the disclosures with respect to the mortgage loans filed as exhibits to Form ABS-EE in accordance with Items 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§601(b)(102) and 601(b)(103)).

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 1585 Broadway, New York, New York 10036, Attention: President, or by telephone at (212) 761-4000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-206582) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

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Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

Prospective investors should note that CalPERS, which is a governmental plan, owns an indirect equity interest in the borrower with respect to the Market Street - The Woodlands Whole Loan. Persons who have an ongoing relationship with CalPERS should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold certificates.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this

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purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Morgan Stanley & Co. LLC, Prohibited Transaction Exemption 90-24, 55 Fed. Reg. 20,548 (May 17, 1990), to Barclays Capital Inc., FAN 04-03E (February 4, 2004), each as amended by Prohibited Transaction Exemption 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) and to Citigroup Global Markets Inc., Prohibited Transaction Exemption 90-88, 55 Fed. Reg. 52,899 December 24, 1990) (collectively, the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Morgan Stanley & Co. LLC, Barclays Capital Inc. or Citigroup Global Markets Inc., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth 5 general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

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The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general

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account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Sidley Austin LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Orrick, Herrington & Sutcliffe LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates receive investment grade credit ratings from each of the 3 Rating Agencies engaged by the depositor to rate the offered certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date

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and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to six NRSROs. Based on preliminary feedback from those NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those

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NRSROs’ initial subordination levels for the various Classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain Classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the Classes of Offered Certificates. If the depositor had selected that NRSRO to rate the other Classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

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INDEX OF DEFINED TERMS

1

17g-5 Information Provider	247
1986 Act	365
1996 Act	350

3

30/360 Basis	273

4

401(c) Regulations	380

A

AB Modified Loan	282
Acceptable Insurance Default	284
Acting General Counsel’s Letter	101
Actual/360 Basis	144
Actual/360 Loans	264
ADA	352
Additional Exclusions	284
Additional Permitted Debt	151
Administrative Cost Rate	229
ADR	105
Advances	261
Affirmative Asset Review Vote	311
Allocated Loan Amount	106
Annual Debt Service	106
Anticipated Repayment Date	144
Appraisal Reduction Amount	279
Appraisal Reduction Event	278
Appraised Value	106
Appraised-Out Class	282
ARCP	129
ARD Loan	144
Argentic	176
Argentic Data Tape	181
Argentic Mortgage Loans	176
Argentic Review Team	180
Assessment of Compliance	336
Asset Representations Reviewer Asset Review Fee	278
Asset Representations Reviewer Fee	277
Asset Representations Reviewer Fee Rate	277
Asset Representations Reviewer Termination Event	315
Asset Review	313
Asset Review Notice	312
Asset Review Quorum	312
Asset Review Report	313
Asset Review Report Summary	313
Asset Review Standard	313
Asset Review Trigger	310
Asset Review Vote Election	311
Asset Status Report	292
Assumed Certificate Coupon	219
Assumed Final Distribution Date	237
Assumed Scheduled Payment	231
Attestation Report	336
Available Funds	224

B

Balloon Balance	107
Balloon LTV	109
Banking Act	102
Bankruptcy Code	345
Barclays	170
Barclays Data Tape	172
Barclays Mortgage Loans	171
Barclays Qualification Criteria	173
Barclays Review Team	171
Base Interest Fraction	236
Borrower Party	242
Borrower Party Affiliate	242
Breach Notice	254
BRRD	90

C

C(WUMP)O	11
Cash Flow Analysis	107
CERCLA	350
Certificate Administrator/Trustee Fee	277
Certificate Administrator/Trustee Fee Rate	277
Certificate Balance	223
Certificate Owners	249
Certificateholder	243
Certificateholder Quorum	317
Certificateholder Repurchase Request	325
CFCRE 2017-C8 PSA	156
CGCMT 2017-P7 PSA	156
CGMRC	197
CGMRC Mortgage Loan	197
Citi Data File	199
Citi Mortgage Loans	197
Citi Securitization Database	198
Citi Sponsors	197
Class A Certificates	223
Class A-SB Planned Principal Balance	232

381

Class X Certificates	223
Class X YM Distribution Amount	235
Clearstream	248
Clearstream Participants	250
Closing Date	105
CMBS	41
Code	363
Collateral Deficiency Amount	282
Collection Account	263
Collection Period	225
Communication Request	251
Companion Distribution Account	263
Companion Holder(s)	156
Companion Loans	105
Compensating Interest Payment	237
Complaint	207
Constant Prepayment Rate	357
Constraining Level	218
Consultation Termination Event	301
Control Appraisal Event	156
Control Appraisal Period	164
Control Eligible Certificates	298
Control Note	156
Control Termination Event	301
Controlling Class	298
Controlling Class Certificateholder	298
Controlling Companion Loan Securitization Date	157
Controlling Holder	156
Corrected Loan	292
CPP	357
CPR	216, 357
CPY	357
CRE Loans	189
Credit Risk Retention Rules	215
CREFC®	240
CREFC® Intellectual Property Royalty License Fee	278
CREFC® Intellectual Property Royalty License Fee Rate	278
CREFC® Reports	240
CREFI	197
CREFI Mortgage Loans	197
Crossed Mortgage Loan Group	255
Crossed Underlying Loan	255
Crossed Underlying Loan Repurchase Criteria	255
Cross-Over Date	228
CRR	88
CSC	132
Cumulative Appraisal Reduction Amount	282
Cure/Contest Period	313
Current LTV	108
Cut-off Date	104
Cut-off Date Balance	108
Cut-off Date Loan-to-Value Ratio	108
Cut-off Date LTV	108
Cut-off Date LTV Ratio	108
Cut-off Date UW NCF	112

D

DCH Limitations	298
DEF(#)	111
DEF/YM@(#)	111
Defaulted Loan	295
Defeasance Deposit	147
Defeasance Loans	147
Defeasance Lock-Out Period	147
Defeasance Option	147
Definitive Certificate	248
Delinquent Loan	311
Demand Entities	190
Depositaries	248
Determination Date	224
Diligence File	252
Directing Certificateholder	297
Disclosable Special Servicer Fees	276
Discount Rate	236
Discount Yield	218
Dispute Resolution Consultation	326
Dispute Resolution Cut-off Date	326
Distribution Accounts	264
Distribution Date	224
Distribution Date Statement	240
Dodd-Frank Act	89
DOL	378
DSCA	127
DTC	248
DTC Participants	249
DTC Rules	249
DTSC	127
Due Date	143, 225
Due Diligence Questionnaire	199
Due Diligence Requirement	88
DYCD	136

E

EDGAR	377
EEA	88
Effective Gross Income	107
EGI	108
Eligible Asset Representations Reviewer	314
Eligible Operating Advisor	306
Enforcing Party	325
Enforcing Servicer	324
ESA	126
Escrow/Reserve Mitigating Circumstances	175
Euroclear	248

382

Euroclear Operator	250
Euroclear Participants	250
Excess Interest	224
Excess Interest Distribution Account	264
Excess Modification Fee Amount	273
Excess Modification Fees	272
Excess Prepayment Interest Shortfall	238
Exchange Act	170
Excluded Controlling Class Holder	242
Excluded Controlling Class Loan	242
Excluded DCH Loan	243
Excluded Information	242
Excluded Plan	379
Excluded Special Servicer	317
Excluded Special Servicer Loan	317
Exemption	378
Exemption Rating Agency	378
Expected Prices	221

F

FATCA	372
FDIA	100
FDIC	101
FETL	12
FIEL	12
Final Asset Status Report	304
Final Dispute Resolution Election Notice	326
Financial Promotion Order	10
FIRREA	103
FPO Persons	10
FSCMA	12
FSMA	10, 375
Fund II	130

G

GAAP	215
Garn Act	351
GLA	108
Government Securities	145, 147
Grace Period	109
Grantor Trust	224
GSMS 2014-GC22 PSA	157

H

Hard Lockbox	109
Holdback Release Amount	108
HRR Certificates	215, 223

I

Indirect Participants	249
Initial Pool Balance	104
Initial Rate	144
Initial Requesting Certificateholder	325
In-Place Cash Management	109
Insolvency Act	101
Insolvency Legislation	102
Insolvency Processes	102
Insurance and Condemnation Proceeds	263
Intercreditor Agreement	156
Interest Accrual Amount	230
Interest Accrual Period	230
Interest Distribution Amount	230
Interest Reserve Account	264
Interest Shortfall	230
Interested Person	296
Interest-Only Expected Price	221
Investment Company Act	380
Investor Certification	243
IO	109
IO Period UW NCF DSCR	109

L

Largest Tenant	109
Lease Expiration of Largest Tenant	109
Liquidation Fee	274
Liquidation Proceeds	263
LNR Partners	211
LO(#)	111
Loan Per Unit	109
Loan-to-Value Ratio at Maturity or ARD	109
Lock-out Period	145
Loss of Value Payment	256
Lower-Tier Regular Interests	364
Lower-Tier REMIC	224, 364
LTV Ratio at Maturity or ARD	109

M

Major Decision	299
Major Decision Reporting Package	299
MAS	11
Master Servicer Remittance Date	260
Material Defect	254
Maturity Date LTV	109
Maturity Date LTV Ratio	109
MDEQ	128
Midland	208
MLPA	251
Modification Fees	272
Morgan Stanley Bank	182
Morgan Stanley Group	182
Morgan Stanley Origination Entity	183
Mortgage	105
Mortgage File	252
Mortgage Loan Seller	197
Mortgage Loans	104
Mortgage Note	105
Mortgage Pool	104

383

Mortgage Rate	109, 229
Mortgaged Property	105
Most Recent NOI	110
MSA	110
MSBAM 2017-C33 PSA	157
MSMCH	182
MSMCH Data File	188
MSMCH Mortgage Loans	182
MSMCH Qualification Criteria	189
MSMCH Securitization Database	188

N

Nassau County DHHS	125
NCDEQ	127
Net Loan Amount	149
Net Mortgage Rate	229
Net Operating Income	110
NOI	110
NOI Date	110
Non-Control Note	157
Non-Controlling Holder	157
Nonrecoverable Advance	261
Non-Serviced Certificate Administrator	157
Non-Serviced Companion Loan	157
Non-Serviced Custodian	157
Non-Serviced Directing Certificateholder	157
Non-Serviced Master Servicer	157
Non-Serviced Mortgage Loan	157
Non-Serviced Pari Passu Companion Loan	157
Non-Serviced Pari Passu Whole Loan	157
Non-Serviced PSA	157
Non-Serviced Securitization Trust	158
Non-Serviced Special Servicer	158
Non-Serviced Trustee	158
Non-Serviced Whole Loan	158
Non-U.S. Tax Person	372
Notional Amount	223
Nova	135
NRA	110
NRSRO	242
NRSRO Certification	243

O

O(#)	111
Occupancy Date	110
Occupancy Rate	110
Occupancy Rate As-of Date	110
Offered Certificates	223
OID Regulations	366
OLA	101
One Presidential A/B Whole Loan	164
One Presidential Intercreditor Agreement	164
One Presidential Major Decision	167
One Presidential Subordinate Companion Loan	164
One Presidential Whole Loan	164
Operating Advisor Consulting Fee	277
Operating Advisor Expenses	277
Operating Advisor Fee	277
Operating Advisor Fee Rate	277
Operating Advisor Standard	305
Operating Advisor Termination Event	307
Original Balance	110
Other Master Servicer	158
Other PSA	158

P

P&I Advance	260
PADEP	127
Pads	114
Par Purchase Price	295
Pari Passu Companion Loan	158
Pari Passu Companion Loans	105
Pari Passu Loan Primary Servicing Fee	230
Pari Passu Loan Primary Servicing Fee Rate	230
Pari Passu Mortgage Loan	158
Participants	248
Parties in Interest	377
Pass-Through Rate	229
Patriot Act	353
PCE	128
PCIS Persons	10
PCR	204
Percentage Interest	224
Periodic Payments	225
Permitted Investments	224, 265
Permitted Special Servicer/Affiliate Fees	276
PIPs	59
Plans	377
PRC	10
Preliminary Dispute Resolution Election Notice	326
Prepayment Assumption	367
Prepayment Interest Excess	237
Prepayment Interest Shortfall	237
Prepayment Premium	236
Prepayment Provisions	110
Prime Rate	263
Principal Balance Certificates	223
Principal Distribution Amount	230
Principal Shortfall	231
Privileged Information	307
Privileged Information Exception	307
Privileged Person	241
Professional Investors	11

384

Prohibited Prepayment	238
Project	149
Promotion of Collective Investment Schemes Exemptions Order	10
Proposed Course of Action	325
Proposed Course of Action Notice	325
Prospectus Directive	9, 375
PSA	222
PSA Party Repurchase Request	325
PTCE	379
Purchase Price	256

Q

Qualified Replacement Special Servicer	318
Qualified Substitute Mortgage Loan	256
Qualifying CRE Loan Percentage	215

R

RAC No-Response Scenario	334
Rated Final Distribution Date	237
Rating Agencies	335
Rating Agency Communication	335
Rating Agency Confirmation	335
RCS	129
REA	47
Realized Loss	239
REC	126
Record Date	224
Registration Statement	376
Regular Certificates	223
Regular Interestholder	366
Regular Interests	364
Regulation AB	336
Regulation RR	215
Reimbursement Rate	263
Related Proceeds	262
Release Date	147
relevant institutions	90
Relevant Member State	9
Relevant Persons	10
Relief Act	352
REMIC	364
REMIC Regulations	363
REO Account	264
REO Loan	233
REO Property	291
Repurchase Request	325
Requesting Certificateholder	326
Requesting Holders	282
Requesting Investor	251
Requesting Party	334
Required Credit Risk Retention Percentage	215
Requirements	353
Residual Certificates	223
Resolution Authorities	90
Resolution Failure	325
Resolved	325
Restricted Group	378
Restricted Party	307
Retaining Party	215
Retaining Sponsor	215
Retention Requirement	88
Review Materials	312
Revised Rate	144
RevPAR	111
RMBS	207
Rooms	114
Rule 17g-5	243

S

S&P	209
Scheduled Certificate Interest Payments	219
Scheduled Certificate Principal Payments	216
Scheduled Principal Distribution Amount	231
SEC	170
Securities Act	336
Securitization Accounts	223, 264
Selig Portfolio Original Loan	151
Senior Certificates	223
Sequential Pay Event	165
Serviced A/B Whole Loan	158
Serviced Companion Loan	158
Serviced Mortgage Loans	257
Serviced Pari Passu Companion Loan	158
Serviced Pari Passu Companion Loan Securities	320
Serviced Pari Passu Mortgage Loan	158
Serviced Pari Passu Whole Loan	158
Serviced Whole Loan	158
Servicer Termination Event	319
Servicing Advances	261
Servicing Fee	271
Servicing Fee Rate	271
Servicing Shift Mortgage Loan	158
Servicing Shift Whole Loan	158
Servicing Standard	259
SF	111
SFA	11
SFO	11
Similar Law	377
Similar Requirements	88
SMC	192
SMF III	192
SMF III Data Tape	193
SMF III Mortgage Loans	192

385

SMMEA	380
Soft Lockbox	111
Soft Springing Lockbox	111
Special Administration Regulations	102
Special Servicer Decision	286
Special Servicing Fee	273
Special Servicing Fee Rate	273
Specially Serviced Loans	290
Sponsor	197
Springing Cash Management	111
Springing Lockbox	111
Sq. Ft	111
Square Feet	111
SRB	90
SSM	90
Startup Day	364
Starwood	192
Starwood Review Team	193
Stated Principal Balance	232
STEI	130
Structured Product	11
Structuring Assumptions	358
STWD	211
Subject Loan	270, 278
Subordinate Certificates	223
Subordinate Companion Loan	105, 158
Sub-Servicing Agreement	259
Swap Curve Interpolated Yield	217
Swap Priced Expected Price	219
Swap Priced Principal Balance Certificates	216

T

T-12	111
Target Price	218
TCID	142
TCID Revenue	142
Term to Maturity	112
Term to Maturity or ARD	112
Terms and Conditions	250
Tests	313
Theshold Event Collateral	165
Title V	352
Total Operating Expenses	107
Trailing 12 NOI	110
Trimont	214
TRIPRA	64
Trust	206
Trust REMICs	224, 364
TTM	111

U

U.S. Tax Person	372
UCC	342
Underlying Class	223
Underwriter Entities	81
Underwriting Agreement	374
Underwritten Effective Gross Income	114
Underwritten EGI	114
Underwritten Expenses	112
Underwritten NCF	113
Underwritten NCF Debt Yield	112
Underwritten NCF DSCR	113
Underwritten Net Cash Flow	113
Underwritten Net Cash Flow DSCR	113
Underwritten Net Operating Income	113
Underwritten NOI Debt Yield	114
Underwritten NOI DSCR	114
Underwritten Revenue	114
Units	114
Unscheduled Principal Distribution Amount	231
Unsolicited Information	312
Upper-Tier REMIC	224, 364
USAO-SDNY	129
UW EGI	114
UW Expenses	112
UW NCF	113
UW NCF Debt Yield	112
UW NCF DSCR	113
UW NOI	113
UW NOI Debt Yield	114
UW NOI DSCR	114
UW Revenue	114

V

Volcker Rule	89
Voting Rights	248

W

WAC Rate	229
Weighted Average Mortgage Rate	115
Wells Fargo Bank	206
WFCM 2017-RB1 PSA	159
Whole Loan	105
Withheld Amounts	264
Workout Fee	273
Workout Fee Rate	273
Workout-Delayed Reimbursement Amount	263

Y

Yield Curve Interpolated Yield	220
Yield Maintenance Charge	236
Yield Priced Expected Price	221
Yield Priced Principal Balance Certificates	216
YM(#)	111
YM@(#)	111

386

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK]

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Original Balance	Cut-off Date Balance	Maturity/ARD Balance	Cut-off Date Balance per SF/ Units/Rooms/Pads	Loan Purpose	Sponsor	Non-Recourse Carveout Guarantor
Loan	5, 6, 7	1	Market Street - The Woodlands	6.0%	MSBNA	MSMCH	$65,000,000	$65,000,000	$65,000,000	$355.63	Refinance	Institutional Mall Investors LLC	Institutional Mall Investors LLC
Loan	5, 8, 9, 10	2	Yeshiva University Portfolio	5.5%	AREF/CREFI	AREF/CREFI	$60,000,000	$60,000,000	$53,657,752	$201.04	Refinance	Yeshiva University	Yeshiva University
Property		2.01	2495 Amsterdam Avenue	2.1%			$22,814,525	$22,814,525	$20,402,935
Property		2.02	215 Lexington Avenue	1.2%			$12,603,913	$12,603,913	$11,271,627
Property		2.03	2520 Amsterdam Avenue	1.1%			$12,124,624	$12,124,624	$10,843,001
Property		2.04	245 Lexington Avenue	0.8%			$9,226,602	$9,226,602	$8,251,312
Property		2.05	253 Lexington Avenue	0.3%			$3,230,336	$3,230,336	$2,888,876
Loan	5, 6, 8, 9	3	iStar Leased Fee Portfolio	5.0%	Barclays	Barclays	$55,000,000	$55,000,000	$55,000,000		Recapitalization	iStar Inc.	iStar Inc.
Property		3.01	Hilton Salt Lake	1.2%			$13,401,586	$13,401,586	$13,401,586
Property		3.02	DoubleTree Seattle Airport	0.9%			$9,691,630	$9,691,630	$9,691,630
Property		3.03	DoubleTree Mission Valley	0.8%			$9,227,401	$9,227,401	$9,227,401
Property		3.04	One Ally Center	0.7%			$7,743,855	$7,743,855	$7,743,855
Property		3.05	DoubleTree Sonoma	0.4%			$4,676,211	$4,676,211	$4,676,211
Property		3.06	DoubleTree Durango	0.4%			$4,022,996	$4,022,996	$4,022,996
Property		3.07	Northside Forsyth Hospital Medical Center	0.2%			$1,835,837	$1,835,837	$1,835,837
Property		3.08	NASA/JPSS Headquarters	0.1%			$1,257,489	$1,257,489	$1,257,489
Property		3.09	Dallas Market Center: Sheraton Suites	0.1%			$1,005,749	$1,005,749	$1,005,749
Property		3.10	Dallas Market Center: Marriott Courtyard	0.1%			$905,198	$905,198	$905,198
Property		3.11	The Buckler Apartments	0.1%			$880,242	$880,242	$880,242
Property		3.12	Lock-Up Self Storage Facility	0.0%			$351,806	$351,806	$351,806
Loan		4	Nassau County DHHS	5.0%	MSBNA	MSMCH	$55,000,000	$55,000,000	$50,453,180	$253.19	Acquisition	Salus Properties	James M. Jacobson, Jr.; Stuart Robinowitz
Loan	5	5	123 William Street	4.6%	Barclays	Barclays	$50,000,000	$50,000,000	$50,000,000	$256.78	Refinance	American Realty Capital New York City REIT	New York City Operating Partnership, L.P.
Loan	5	6	Hyatt Regency Austin	3.9%	MSBNA	MSMCH	$43,000,000	$43,000,000	$43,000,000	$229,910.71	Refinance	Tariq M. Shaikh	Tariq M. Shaikh
Loan	7	7	300 Lighting Way	3.9%	Barclays	Barclays	$42,500,000	$42,500,000	$42,500,000	$135.99	Refinance	Rugby Realty	Alan Ades; Aaron Stauber; Maurice Ades; Robert Ades
Loan	5, 8, 9, 11	8	Selig Portfolio	3.8%	Barclays	Barclays	$41,936,855	$41,936,855	$41,936,855	$220.58	Recapitalization	Selig Family Holdings, LLC; Martin Selig	Selig Family Holdings, LLC; Martin Selig
Property		8.01	Fourth & Blanchard	1.4%			$15,458,169	$15,458,169	$15,458,169
Property		8.02	635 Elliott	0.8%			$8,990,976	$8,990,976	$8,990,976
Property		8.03	645 Elliott	0.6%			$6,940,402	$6,940,402	$6,940,402
Property		8.04	Fifth & Jackson	0.5%			$5,152,723	$5,152,723	$5,152,723
Property		8.05	North Tower - 100 West Harrison	0.2%			$1,882,321	$1,882,321	$1,882,321
Property		8.06	200 West Thomas	0.2%			$1,787,679	$1,787,679	$1,787,679
Property		8.07	South Tower - 100 West Harrison	0.2%			$1,724,585	$1,724,585	$1,724,585
Loan	5, 7, 12	9	Magnolia Hotel Denver	3.7%	CREFI	CREFI	$40,000,000	$39,960,145	$37,098,107	$181,637.02	Refinance	H. Stevens Holtze III	H. Stevens Holtze III
Loan		10	150 West Main Street	3.2%	AREF	AREF	$35,250,000	$35,211,296	$28,917,740	$154.70	Refinance	Gate Petroleum Company	Gate Petroleum Company
Loan		11	1615 Poydras	3.1%	SMC	SMF III	$34,000,000	$33,961,709	$27,791,088	$67.69	Refinance	Frank B. Stewart, Jr.; Frank Levy	Frank B. Stewart, Jr.; Frank Levy
Loan		12	Grand Marc at Riverside	3.0%	SMC	SMF III	$33,000,000	$33,000,000	$26,721,364	$43,421.05	Acquisition	Harmonia Hopkins LLC; Harmonia Capital USA, Inc.; Tong Gao; Lei Zheng	Harmonia Hopkins LLC; Harmonia Capital USA, Inc.; Tong Gao; Lei Zheng
Loan	9, 13	13	One Presidential	2.9%	Bancorp	AREF	$31,590,940	$31,556,008	$26,403,925	$237.06	Refinance	Keystone Property Fund Management, L.P.	Keystone Property Fund Management, L.P.
Loan		14	Harbor Club	2.7%	AREF	AREF	$29,425,000	$29,425,000	$29,425,000	$47,845.53	Refinance	Robert Lawrence	Robert Lawrence
Loan	5	15	Gateway Crossing	2.3%	MSBNA	MSMCH	$24,750,000	$24,634,716	$18,825,499	$186.31	Refinance	Joseph R. Walters; Patrick Sauer; Darren Pitts; Darrell S. David; Denise Walters	Joseph R. Walters
Loan	14	16	Morgantown Crossings	2.2%	CREFI	CREFI	$24,000,000	$24,000,000	$24,000,000	$63.64	Refinance	Steven B. Wolfson; Milton S. Schneider	Steven B. Wolfson; Milton S. Schneider
Loan		17	DoubleTree Tinton Falls	1.9%	AREF	AREF	$21,000,000	$20,946,635	$16,790,523	$117,677.72	Refinance	Doran Tajfel; Carey Tajfel	Doran Tajfel; Carey Tajfel
Loan	5, 11	18	Crowne Plaza JFK	1.9%	AREF	AREF	$20,250,000	$20,250,000	$17,394,752	$122,727.27	Acquisition	Allen Gross	Allen Gross
Loan		19	200 West 40th Street	1.8%	Barclays	Barclays	$19,750,000	$19,750,000	$19,750,000	$2,585.42	Refinance	Morwin Schmookler	Morwin Schmookler; Jane Upton
Loan	6	20	Heritage Park Shopping Center	1.8%	CGMRC	CGMRC	$19,600,000	$19,536,756	$16,240,874	$109.29	Refinance	Stephen Grand; Gary Sakwa	Stephen Grand; Gary Sakwa
Loan		21	696 Hampshire Road	1.8%	CREFI	CREFI	$19,372,500	$19,372,500	$17,743,079	$466.90	Refinance	Andrew A. Brooks	Andrew A. Brooks
Loan	9, 15	22	7 Rivington	0.9%	AREF	AREF	$9,650,000	$9,650,000	$9,650,000	$590,322.58	Refinance	Edmond Li	Edmond Li
Loan	9, 15	23	146 Mulberry	0.8%	AREF	AREF	$8,650,000	$8,650,000	$8,650,000	$590,322.58	Refinance	Edmond Li	Edmond Li
Loan		24	Bursca Business Park	1.7%	SMC	SMF III	$18,000,000	$18,000,000	$16,535,143	$89.30	Refinance	James D. Scalo	James D. Scalo
Loan		25	Shea Center II	1.6%	Bancorp	AREF	$17,727,500	$17,727,500	$16,353,297	$146.14	Acquisition	NetREIT, Inc.	NetREIT, Inc.
Loan		26	Lyons Business Park	1.6%	Barclays	Barclays	$17,650,000	$17,593,371	$14,637,200	$50.44	Refinance	Joseph Simhon	Joseph Simhon
Loan	5, 8, 16	27	Atlanta and Anchorage Hotel Portfolio	1.6%	Barclays	Barclays	$17,500,000	$17,426,253	$13,478,767	$115,322.63	Refinance	Columbia Sussex Corporation	Columbia Sussex Corporation; CSC Holdings, LLC
Property		27.01	Hilton Anchorage	0.9%			$9,961,538	$9,919,559	$7,672,529
Property		27.02	Renaissance Concourse Atlanta Airport Hotel	0.7%			$7,538,462	$7,506,694	$5,806,238
Loan	11	28	Best Western Ocean View Resort	1.4%	AREF	AREF	$15,700,000	$15,649,836	$11,805,020	$146,260.15	Refinance	Terrance J. Bichsel; James J. Larkin	Terrance J. Bichsel; James J. Larkin
Loan		29	Fairfield Inn & Suites - San Carlos	1.3%	Bancorp	AREF	$14,175,000	$14,175,000	$12,108,260	$118,125.00	Acquisition	Andre Ferrigno; Sara Ferrigno; Alison Goodman	Andre Ferrigno; Sara Ferrigno; Alison Goodman
Loan		30	Colony Bay Apartments	1.2%	CREFI	CREFI	$13,500,000	$13,500,000	$13,500,000	$27,272.73	Refinance	James J. Leto	James J. Leto
Loan		31	Southridge Plaza Fontana	1.2%	Barclays	Barclays	$12,818,000	$12,818,000	$12,818,000	$107.47	Acquisition	Alberto Hamui; David Shteremberg	Alberto Hamui; David Shteremberg
Loan		32	Flamingo Commons	1.0%	SMC	SMF III	$11,300,000	$11,288,621	$9,380,150	$137.73	Refinance	Robert Miller	Robert Miller
Loan		33	Oak Hills Medical Plaza	1.0%	Barclays	Barclays	$11,000,000	$11,000,000	$11,000,000	$195.01	Refinance	David Streja; Igal Zaks; Robert Blum	David Streja; Igal Zaks; Robert L. Blum
Loan	11	34	Germantown Apartments	0.9%	CREFI	CREFI	$9,900,000	$9,900,000	$9,052,794	$49,009.90	Refinance	Eric Clauson	Eric Clauson
Loan	17	35	Huntersville Square	0.8%	CREFI	CREFI	$9,170,000	$9,170,000	$8,079,170	$98.97	Acquisition	Jon Goldberg	Jon Goldberg
Loan	18	36	Thorndale West Shopping Center	0.8%	MSBNA	MSMCH	$8,800,000	$8,800,000	$7,361,283	$112.50	Refinance	William M. Andersen	William M. Andersen
Loan		37	Novi Technology Center	0.8%	SMC	SMF III	$8,700,000	$8,700,000	$7,735,743	$82.71	Refinance	Jaimey Roth; Jason Biber; Jason Anstandig	Jaimey Roth; Jason Biber; Jason Anstandig
Loan	8	38	Market Street Portfolio	0.8%	Bancorp	AREF	$8,700,000	$8,640,375	$7,194,046	$132.28	Refinance	Christopher F. Buccini; Robert E. Buccini; David B. Pollin	Christopher F. Buccini; Robert E. Buccini; David B. Pollin
Property		38.01	839 N Market Street	0.2%			$2,380,344	$2,364,031	$1,968,311
Property		38.02	605 N Market Street	0.1%			$1,411,842	$1,402,166	$1,167,454
Property		38.03	811 N Market Street	0.1%			$891,141	$885,034	$736,886
Property		38.04	220 N Market Street	0.1%			$820,862	$815,236	$678,772
Property		38.05	821 N Market Street	0.1%			$819,235	$813,621	$677,427
Property		38.06	730 N Market Street	0.1%			$777,083	$771,758	$642,571
Property		38.07	831 N Market Street	0.1%			$664,612	$660,057	$549,569
Property		38.08	823 N Market Street	0.0%			$489,161	$485,808	$404,488
Property		38.09	815 N Market Street	0.0%			$445,719	$442,665	$368,566
Loan		39	Metro Business Park	0.7%	Barclays	Barclays	$7,500,000	$7,500,000	$6,598,199	$40.81	Acquisition	Rosemary Rodger; William F. Logan	Rosemary Rodger; William F. Logan
Loan		40	Holiday Inn Express & Suites - Ocean City, MD	0.7%	Barclays	Barclays	$7,490,000	$7,482,447	$6,216,282	$89,076.74	Refinance	Karamjeet Singh; Ravinder Singh; Harbhajan Singh	Karamjeet Singh; Ravinder Singh; Harbhajan Singh
Loan		41	Picasso Village	0.7%	SMC	SMF III	$7,300,000	$7,300,000	$6,295,292	$160.68	Refinance	Rajan Watumull	Rajan Watumull
Loan	8, 9, 19	42	Golden Gate & Goldsmith Gallery Portfolio	0.6%	CREFI	CREFI	$6,800,000	$6,792,757	$5,602,180	$92.77	Refinance	Nerses Tufenkjian	Nerses Tufenkjian
Property		42.01	Golden Gate Shopping Center	0.5%			$5,200,000	$5,194,461	$4,284,020
Property		42.02	Goldsmith Gallery	0.1%			$1,600,000	$1,598,296	$1,318,160
Loan	7	43	Courtyard Rock Hill	0.6%	CREFI	CREFI	$6,800,000	$6,792,447	$6,263,880	$75,471.63	Acquisition	Brian Patrick Martin; Edward Herrick; Neil J. O’Halloran; J. David Kelsey; N. Leonard Fox	Brian Patrick Martin; Edward Herrick; Neil J. O’Halloran; J. David Kelsey; N. Leonard Fox
Loan	7	44	Courtyard - Burlington	0.6%	Barclays	Barclays	$6,800,000	$6,786,376	$5,707,038	$75,404.18	Refinance	Jerry Cox; Jeffrey Long	Jerry Cox; Jeffrey Long
Loan		45	Chandler Mercado	0.6%	Barclays	Barclays	$6,450,000	$6,436,509	$5,380,104	$71.40	Refinance	Gary Grabel; Mark Hamermesh; Edward G. Hudson	Gary Grabel; Mark Hamermesh; Edward G. Hudson
Loan		46	Shoppes at Meadow Ridge	0.6%	SMC	SMF III	$6,400,000	$6,400,000	$5,518,552	$156.76	Acquisition	2005 ZST/TBT Descendants’ Trust - T Trust	2005 ZST/TBT Descendants’ Trust - T Trust
Loan		47	Cramer Creek Corporate Center	0.6%	SMC	SMF III	$6,400,000	$6,400,000	$5,628,259	$64.46	Acquisition	Jeffrey Katke; Daniel Culler; Richard Kent; Rick Van Velden; John C. Castro, Jr.; Albert Tejidor	Jeffrey Katke; Daniel Culler; Richard Kent; Rick Van Velden; John C. Castro, Jr.; Albert Tejidor
Loan		48	Walgreens - Ann Arbor, MI	0.5%	Barclays	Barclays	$5,860,000	$5,860,000	$5,860,000	$429.30	Acquisition	The Minnie C. Campos Trust; Gail Gabiati	Minnie C. Campos
Loan		49	American Mini Storage	0.5%	SMC	SMF III	$5,800,000	$5,793,408	$4,734,523	$67.66	Refinance	Patrick J. Cannon; Peter A. Gordon; Marc S. Barmazel	Patrick J. Cannon; Peter A. Gordon; Marc S. Barmazel
Loan		50	Sahara Rainbow Center	0.5%	AREF	AREF	$5,700,000	$5,700,000	$4,864,751	$103.78	Acquisition	Donald R. Canzoneri; Rosalinda Canzoneri	Donald R. Canzoneri; Rosalinda Canzoneri
Loan		51	Greenwood Commons	0.5%	SMC	SMF III	$5,550,000	$5,531,127	$4,562,987	$76,821.20	Refinance	Marvin M. Glick	Marvin M. Glick
Loan		52	Satterfield Landing Shopping Center	0.5%	Bancorp	AREF	$5,500,000	$5,500,000	$4,862,661	$110.23	Refinance	Robert Hargett; Kevin McFadden	Robert Hargett; Kevin McFadden
Loan	11	53	Holiday Inn Express Grand Prairie	0.5%	SMC	SMF III	$5,500,000	$5,494,301	$4,548,293	$78,490.02	Refinance	Pinakin Desai; Dilip Patel	Pinakin Desai; Dilip Patel
Loan		54	Wingate by Wyndham York	0.5%	Bancorp	AREF	$5,175,000	$4,986,515	$3,859,183	$62,331.44	Refinance	Mihir Wankawala	Mihir Wankawala
Loan		55	Parkway Crossing	0.4%	MSBNA	MSMCH	$4,750,000	$4,734,471	$3,928,372	$71.49	Refinance	Glen Una Management	Kenneth Levy; Kenneth Levy, as Trustee of the Levy Family Trust Dated February 18, 1983, As Amended
Loan		56	Sherwood Village	0.3%	SMC	SMF III	$2,900,000	$2,897,054	$2,404,548	$188.78	Refinance	Duane Cotta; Jacqueline Grande; Barbara Hoyle; Jerome Kelsh; Justin Mank; William Powers; Vincent Reda; Jerry Stewart	Duane Cotta; Jacqueline Grande; Barbara Hoyle; Jerome Kelsh; Justin Mank; William Powers; Vincent Reda; Jerry Stewart
Loan		57	Storage Depot of Ocala	0.2%	Barclays	Barclays	$2,625,500	$2,625,500	$2,446,242	$36.37	Acquisition	Haxall Point Income Fund II, LP; Hugh D. Cohen; Brian E. Boehmcke; Joel T. Flax	Hugh D. Cohen; Brian E. Boehmcke; Joel T. Flax
Loan		58	Westward Village	0.2%	SMC	SMF III	$2,125,000	$2,122,699	$1,746,698	$21,226.99	Acquisition	Daniel Williamson	Daniel Williamson

A-1-1

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	No. of Properties	General Property Type	Detailed Property Type	Title Type	Ground Lease Initial Lease Expiration Date	Address	City	County	State	Zip Code
Loan	5, 6, 7	1	Market Street - The Woodlands	1	Retail	Lifestyle Center	Fee	N/A	9595 Six Pines Drive	The Woodlands	Montgomery	TX	77380
Loan	5, 8, 9, 10	2	Yeshiva University Portfolio	5					Various
Property		2.01	2495 Amsterdam Avenue	1	Office	CBD	Fee	N/A	2495 Amsterdam Avenue	New York	New York	NY	10033
Property		2.02	215 Lexington Avenue	1	Office	CBD	Fee	N/A	215 Lexington Avenue	New York	New York	NY	10016
Property		2.03	2520 Amsterdam Avenue	1	Office	CBD	Fee	N/A	2520 Amsterdam Avenue	New York	New York	NY	10033
Property		2.04	245 Lexington Avenue	1	Office	CBD	Fee	N/A	245 Lexington Avenue	New York	New York	NY	10016
Property		2.05	253 Lexington Avenue	1	Office	CBD	Fee	N/A	253 Lexington Avenue	New York	New York	NY	10016
Loan	5, 6, 8, 9	3	iStar Leased Fee Portfolio	12	Leased Fee	Leased Fee
Property		3.01	Hilton Salt Lake	1	Leased Fee	Leased Fee	Fee	N/A	255 South West Temple	Salt Lake City	Salt Lake	UT	84101
Property		3.02	DoubleTree Seattle Airport	1	Leased Fee	Leased Fee	Fee/Leasehold	1/31/2044	18740 International Boulevard	Seattle	King	WA	98188
Property		3.03	DoubleTree Mission Valley	1	Leased Fee	Leased Fee	Fee	N/A	7450 Hazard Center Drive	San Diego	San Diego	CA	92108
Property		3.04	One Ally Center	1	Leased Fee	Leased Fee	Fee	N/A	500 Woodward Avenue	Detroit	Wayne	MI	48226
Property		3.05	DoubleTree Sonoma	1	Leased Fee	Leased Fee	Fee	N/A	1 Doubletree Drive	Rohnert Park	Sonoma	CA	94928
Property		3.06	DoubleTree Durango	1	Leased Fee	Leased Fee	Fee	N/A	501 Camino Del Rio	Durango	La Plata	CO	81301
Property		3.07	Northside Forsyth Hospital Medical Center	1	Leased Fee	Leased Fee	Fee	N/A	4150 Deputy Bill Cantrell Memorial Road	Cumming	Forsyth	GA	30040
Property		3.08	NASA/JPSS Headquarters	1	Leased Fee	Leased Fee	Fee	N/A	7700 and 7720 Hubble Drive	Lanham	Prince George’s	MD	20706
Property		3.09	Dallas Market Center: Sheraton Suites	1	Leased Fee	Leased Fee	Fee	N/A	2101 North Stemmons Freeway	Dallas	Dallas	TX	75207
Property		3.10	Dallas Market Center: Marriott Courtyard	1	Leased Fee	Leased Fee	Fee	N/A	2150 Market Center Boulevard	Dallas	Dallas	TX	75207
Property		3.11	The Buckler Apartments	1	Leased Fee	Leased Fee	Fee	N/A	401 West Michigan Street	Milwaukee	Milwaukee	WI	53203
Property		3.12	Lock-Up Self Storage Facility	1	Leased Fee	Leased Fee	Fee	N/A	221 American Boulevard West	Bloomington	Hennepin	MN	55420
Loan		4	Nassau County DHHS	1	Office	Suburban	Leasehold	1/27/2038	60 Charles Lindbergh Boulevard	Uniondale	Nassau	NY	11553
Loan	5	5	123 William Street	1	Office	CBD	Fee	N/A	123 William Street	New York	New York	NY	10038
Loan	5	6	Hyatt Regency Austin	1	Hospitality	Full Service	Fee	N/A	208 Barton Springs Road	Austin	Travis	TX	78704
Loan	7	7	300 Lighting Way	1	Office	Suburban	Fee	N/A	300 Lighting Way	Secaucus	Hudson	NJ	07094
Loan	5, 8, 9, 11	8	Selig Portfolio	7	Office	CBD
Property		8.01	Fourth & Blanchard	1	Office	CBD	Fee	N/A	2101 Fourth Avenue	Seattle	King	WA	98121
Property		8.02	635 Elliott	1	Office	CBD	Fee	N/A	635 Elliott Avenue West	Seattle	King	WA	98119
Property		8.03	645 Elliott	1	Office	CBD	Fee	N/A	645 Elliott Avenue West	Seattle	King	WA	98119
Property		8.04	Fifth & Jackson	1	Office	CBD	Fee	N/A	418 South Jackson Street	Seattle	King	WA	98104
Property		8.05	North Tower - 100 West Harrison	1	Office	CBD	Fee	N/A	413 1st Avenue West	Seattle	King	WA	98119
Property		8.06	200 West Thomas	1	Office	CBD	Fee	N/A	200 West Thomas Street	Seattle	King	WA	98119
Property		8.07	South Tower - 100 West Harrison	1	Office	CBD	Fee	N/A	401 1st Avenue West	Seattle	King	WA	98119
Loan	5, 7, 12	9	Magnolia Hotel Denver	1	Hospitality	Full Service	Fee	N/A	818 17th Street	Denver	Denver	CO	80202
Loan		10	150 West Main Street	1	Office	CBD	Fee/Leasehold	12/31/2023	150 West Main Street	Norfolk	Norfolk	VA	23510
Loan		11	1615 Poydras	1	Office	CBD	Fee	N/A	1615 Poydras Street	New Orleans	Orleans	LA	70112
Loan		12	Grand Marc at Riverside	1	Multifamily	Student Housing	Leasehold	8/1/2051	3549 Iowa Road, 3549A Iowa Road, 3549B Iowa Road, 3549C Iowa Road, 3549D Iowa Road, 3549E Iowa Road, 3549F Iowa Road	Riverside	Riverside	CA	92507
Loan	9, 13	13	One Presidential	1	Office	Suburban	Fee	N/A	1 Presidential Boulevard	Bala Cynwyd	Montgomery	PA	19004
Loan		14	Harbor Club	1	Multifamily	Garden	Fee	N/A	1-53 Cheswold Boulevard	Newark	New Castle	DE	19713
Loan	5	15	Gateway Crossing	1	Retail	Anchored	Fee	N/A	9915-10115 West McDowell Road	Avondale	Maricopa	AZ	85392
Loan	14	16	Morgantown Crossings	1	Retail	Anchored	Fee	N/A	4098 Main Street	Elverson	Berks	PA	19520
Loan		17	DoubleTree Tinton Falls	1	Hospitality	Full Service	Fee	N/A	700 Hope Road	Tinton Falls	Monmouth	NJ	07724
Loan	5, 11	18	Crowne Plaza JFK	1	Hospitality	Full Service	Fee	N/A	138-10 135th Avenue	Jamaica	Queens	NY	11436
Loan		19	200 West 40th Street	1	Retail	Urban	Fee	N/A	200 West 40th Street	New York	New York	NY	10018
Loan	6	20	Heritage Park Shopping Center	1	Retail	Anchored	Fee	N/A	6222 & 6300 South Saginaw Street and 6301 South Dort Highway	Grand Blanc	Genesee	MI	48439
Loan		21	696 Hampshire Road	1	Office	Medical	Fee	N/A	696 Hampshire Road	Thousand Oaks	Ventura	CA	91361
Loan	9, 15	22	7 Rivington	1	Mixed Use	Multifamily/Retail	Fee	N/A	7 Rivington Street	New York	New York	NY	10002
Loan	9, 15	23	146 Mulberry	1	Mixed Use	Multifamily/Retail	Fee	N/A	146 Mulberry Street	New York	New York	NY	10013
Loan		24	Bursca Business Park	1	Industrial	Flex	Fee	N/A	200-800 Bursca Drive	Bridgeville	Allegheny	PA	15017
Loan		25	Shea Center II	1	Office	Suburban	Fee	N/A	1805 Shea Center Drive	Highlands Ranch	Douglas	CO	80129
Loan		26	Lyons Business Park	1	Industrial	Flex	Fee	N/A	2215-2245, 2101-2133, 2025-2057 Lyons Road & 8147-8177, 8179-8209 Washington Church Road	Miamisburg	Montgomery	OH	45342
Loan	5, 8, 16	27	Atlanta and Anchorage Hotel Portfolio	2	Hospitality	Full Service
Property		27.01	Hilton Anchorage	1	Hospitality	Full Service	Fee	N/A	500 West 3rd Avenue	Anchorage	Anchorage	AK	99501
Property		27.02	Renaissance Concourse Atlanta Airport Hotel	1	Hospitality	Full Service	Leasehold	6/28/2078	1 Hartsfield Centre Parkway	Atlanta	Fulton	GA	30354
Loan	11	28	Best Western Ocean View Resort	1	Hospitality	Full Service	Fee	N/A	414 North Prom	Seaside	Clatsop	OR	97138
Loan		29	Fairfield Inn & Suites - San Carlos	1	Hospitality	Limited Service	Leasehold	2/13/2041	555 Skyway Road	San Carlos	San Mateo	CA	94070
Loan		30	Colony Bay Apartments	1	Multifamily	Garden	Fee	N/A	6530 Covington Road	Fort Wayne	Allen	IN	46804
Loan		31	Southridge Plaza Fontana	1	Retail	Anchored	Fee	N/A	11617 Cherry Avenue	Fontana	San Bernardino	CA	92337
Loan		32	Flamingo Commons	1	Office	Suburban	Fee	N/A	12555 Orange Drive	Davie	Broward	FL	33330
Loan		33	Oak Hills Medical Plaza	1	Office	Medical	Fee	N/A	7345 Medical Center Drive	West Hills	Los Angeles	CA	91307
Loan	11	34	Germantown Apartments	1	Multifamily	Garden	Fee	N/A	730 South Germantown Circle	Chattanooga	Hamilton	TN	37412
Loan	17	35	Huntersville Square	1	Retail	Anchored	Fee	N/A	706 Gilead Road	Huntersville	Mecklenburg	NC	28078
Loan	18	36	Thorndale West Shopping Center	1	Retail	Shadow Anchored	Fee	N/A	3449, 3291-3311, 3223-3243 Lincoln Highway	Thorndale	Chester	PA	19372
Loan		37	Novi Technology Center	1	Industrial	Office/Warehouse	Fee	N/A	40000 Grand River Avenue	Novi	Oakland	MI	48377
Loan	8	38	Market Street Portfolio	9					Various
Property		38.01	839 N Market Street	1	Retail	Single Tenant	Fee	N/A	839 North Market Street	Wilmington	New Castle	DE	19801
Property		38.02	605 N Market Street	1	Mixed Use	Office/Retail	Fee	N/A	605 North Market Street	Wilmington	New Castle	DE	19801
Property		38.03	811 N Market Street	1	Mixed Use	Multifamily/Retail	Fee	N/A	811 North Market Street	Wilmington	New Castle	DE	19801
Property		38.04	220 N Market Street	1	Other	Parking	Fee	N/A	220 North Market Street	Wilmington	New Castle	DE	19801
Property		38.05	821 N Market Street	1	Mixed Use	Office/Retail	Fee	N/A	821 North Market Street	Wilmington	New Castle	DE	19801
Property		38.06	730 N Market Street	1	Mixed Use	Office/Retail	Fee	N/A	730 North Market Street	Wilmington	New Castle	DE	19801
Property		38.07	831 N Market Street	1	Mixed Use	Multifamily/Retail	Fee	N/A	831 North Market Street	Wilmington	New Castle	DE	19801
Property		38.08	823 N Market Street	1	Mixed Use	Multifamily/Retail	Fee	N/A	823 North Market Street	Wilmington	New Castle	DE	19801
Property		38.09	815 N Market Street	1	Mixed Use	Multifamily/Retail	Fee	N/A	815 North Market Street	Wilmington	New Castle	DE	19801
Loan		39	Metro Business Park	1	Industrial	Flex	Fee	N/A	1142 West 2320 South, 1149 West 2240 South, 1270 West 2320 South, 1272 West 2240 South, 1275 West 2240 South, 1279 West 2200 South, 1288 West 2240 South, 1293 West 2200 South, 2335 South 1300 West	West Valley City	Salt Lake	UT	84119
Loan		40	Holiday Inn Express & Suites - Ocean City, MD	1	Hospitality	Limited Service	Fee	N/A	12552 Ocean Gateway	Ocean City	Worcester	MD	21842
Loan		41	Picasso Village	1	Retail	Unanchored	Fee	N/A	314 Sawdust Road	Spring	Montgomery	TX	77380
Loan	8, 9, 19	42	Golden Gate & Goldsmith Gallery Portfolio	2					Various
Property		42.01	Golden Gate Shopping Center	1	Retail	Unanchored	Fee	N/A	8465-8691 North Lilley Road	Canton	Wayne	MI	48187
Property		42.02	Goldsmith Gallery	1	Retail	Single Tenant	Fee	N/A	4104 West Maple Road	Bloomfield Hills	Oakland	MI	48301
Loan	7	43	Courtyard Rock Hill	1	Hospitality	Limited Service	Fee	N/A	1300 River Run Court	Rock Hill	York	SC	29732
Loan	7	44	Courtyard - Burlington	1	Hospitality	Limited Service	Fee	N/A	177 Hurricane Lane	Williston	Chittenden	VT	05495
Loan		45	Chandler Mercado	1	Retail	Anchored	Fee	N/A	222 East Warner Road	Chandler	Maricopa	AZ	95225
Loan		46	Shoppes at Meadow Ridge	1	Mixed Use	Retail/Office	Fee	N/A	2910 Maguire Road	Ocoee	Orange	FL	34761
Loan		47	Cramer Creek Corporate Center	1	Industrial	Flex	Fee	N/A	260, 280, 281 & 300 Cramer Creek Court	Dublin	Franklin	OH	43017
Loan		48	Walgreens - Ann Arbor, MI	1	Retail	Single Tenant	Fee	N/A	2355 Jackson Avenue	Ann Arbor	Washtenaw	MI	48103
Loan		49	American Mini Storage	1	Self Storage	Self Storage	Fee	N/A	74 North Amherst Street	Colorado Springs	El Paso	CO	80911
Loan		50	Sahara Rainbow Center	1	Retail	Shadow Anchored	Fee	N/A	2350 South Rainbow Boulevard	Las Vegas	Clark	NV	89146
Loan		51	Greenwood Commons	1	Multifamily	Garden	Fee	N/A	328 Greenwood Street	Worcester	Worcester	MA	01607
Loan		52	Satterfield Landing Shopping Center	1	Retail	Anchored	Fee	N/A	2210 South Croatan Highway	Nags Head	Dare	NC	27959
Loan	11	53	Holiday Inn Express Grand Prairie	1	Hospitality	Limited Service	Fee	N/A	4112 South Carrier Parkway	Grand Prairie	Dallas	TX	75052
Loan		54	Wingate by Wyndham York	1	Hospitality	Limited Service	Fee	N/A	105 State Street	York	York	PA	17404
Loan		55	Parkway Crossing	1	Retail	Anchored	Fee	N/A	800 and 810 North Central Expressway	Plano	Collin	TX	75074
Loan		56	Sherwood Village	1	Retail	Unanchored	Fee	N/A	4512-4556 Sherwood Way	San Angelo	Tom Green	TX	76901
Loan		57	Storage Depot of Ocala	1	Self Storage	Self Storage	Fee	N/A	9085 Southwest State Road 200	Ocala	Marion	FL	34481
Loan		58	Westward Village	1	Manufactured Housing	Manufactured Housing	Fee	N/A	3300 South 8th Avenue and 2601 East Allred Avenue	Yuma	Yuma	AZ	85365

A-1-2

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Year Built	Year Renovated	Size	Units of Measure	Occupancy Rate(2)	Occupancy Rate As-of Date	Appraised Value	Appraised Value As-of Date	Mortgage Rate	Administrative Fee Rate(3)	Master Servicing Fee Rate	Primary Servicing Fee Rate	Pari Passu Loan Primary Servicing Fee Rate	Trustee Fee Rate	Trust Advisor Fee Rate	Asset Representations Reviewer Fee Rate	CREFC Fee Rate	Interest Accrual Basis	Seasoning (mos.)	ARD (Yes/No)	Original Term to Maturity (mos.)
Loan	5, 6, 7	1	Market Street - The Woodlands	2004	2012	492,082	SF	92.5%	5/1/2017	$326,190,000	4/11/2017	4.0850%	0.01190%	0.00250%	0.00250%	0.00000%	0.00620%	0.00000%	0.00020%	0.00050%	Actual/360	0	No	120
Loan	5, 8, 9, 10	2	Yeshiva University Portfolio			696,371		100.0%		$346,000,000		4.3240%	0.01295%	0.00250%	0.00250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	1	Yes	120
Property		2.01	2495 Amsterdam Avenue	1969	N/A	295,694	SF	100.0%	6/6/2017	$108,000,000	2/6/2017
Property		2.02	215 Lexington Avenue	1962	N/A	111,270	SF	100.0%	6/6/2017	$78,700,000	2/6/2017
Property		2.03	2520 Amsterdam Avenue	1967	2016	163,321	SF	100.0%	6/6/2017	$60,000,000	2/6/2017
Property		2.04	245 Lexington Avenue	1969	N/A	87,927	SF	100.0%	6/6/2017	$56,300,000	2/6/2017
Property		2.05	253 Lexington Avenue	1911	N/A	38,159	SF	100.0%	6/6/2017	$43,000,000	2/6/2017
Loan	5, 6, 8, 9	3	iStar Leased Fee Portfolio					N/A		$346,160,000		3.7950%	0.01295%	0.00250%	0.00250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	2	Yes	120
Property		3.01	Hilton Salt Lake	1983	2012	499	Rooms	N/A	N/A	$79,900,000	2/20/2017
Property		3.02	DoubleTree Seattle Airport	1969	2011	850	Rooms	N/A	N/A	$75,700,000	2/27/2017
Property		3.03	DoubleTree Mission Valley	1991	2012	300	Rooms	N/A	N/A	$55,000,000	2/16/2017
Property		3.04	One Ally Center	1992	N/A	957,355	SF	N/A	N/A	$46,140,000	2/23/2017
Property		3.05	DoubleTree Sonoma	1987	2016	245	Rooms	N/A	N/A	$27,700,000	2/15/2017
Property		3.06	DoubleTree Durango	1986	2009	159	Rooms	N/A	N/A	$24,400,000	2/17/2017
Property		3.07	Northside Forsyth Hospital Medical Center	2017	N/A	92,573	SF	N/A	N/A	$11,000,000	2/22/2017
Property		3.08	NASA/JPSS Headquarters	1994	N/A	120,000	SF	N/A	N/A	$7,550,000	2/15/2017
Property		3.09	Dallas Market Center: Sheraton Suites	1989	2017	251	Rooms	N/A	N/A	$6,000,000	2/20/2017
Property		3.10	Dallas Market Center: Marriott Courtyard	1989	2015	184	Rooms	N/A	N/A	$5,400,000	2/20/2017
Property		3.11	The Buckler Apartments	1977	2016	207	Units	N/A	N/A	$5,300,000	2/17/2017
Property		3.12	Lock-Up Self Storage Facility	2008	N/A	104,000	SF	N/A	N/A	$2,070,000	2/21/2017
Loan		4	Nassau County DHHS	1982	2004	217,226	SF	100.0%	6/1/2017	$79,500,000	3/16/2017	4.5500%	0.02045%	0.00250%	0.01000%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	0	No	120
Loan	5	5	123 William Street	1912	2016	545,216	SF	91.7%	1/31/2017	$290,000,000	2/1/2017	4.6660%	0.01190%	0.00250%	0.00000%	0.00250%	0.00620%	0.00000%	0.00020%	0.00050%	Actual/360	3	No	120
Loan	5	6	Hyatt Regency Austin	1982	2013-2016	448	Rooms	86.1%	12/31/2016	$174,800,000	11/17/2016	5.461165%	0.01190%	0.00250%	0.00000%	0.00250%	0.00620%	0.00000%	0.00020%	0.00050%	Actual/360	3	No	60
Loan	7	7	300 Lighting Way	1988	2014-2016	312,529	SF	100.0%	4/23/2017	$81,200,000	2/16/2017	4.3577%	0.01295%	0.00250%	0.00250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	2	No	120
Loan	5, 8, 9, 11	8	Selig Portfolio			1,083,198		93.5%		$416,800,000		5.1550%	0.01190%	0.00250%	0.00000%	0.00250%	0.00620%	0.00000%	0.00020%	0.00050%	Actual/360	1	No	84
Property		8.01	Fourth & Blanchard	1979	N/A	406,693	SF	91.1%	4/4/2017	$155,000,000	1/6/2017
Property		8.02	635 Elliott	2009	N/A	190,936	SF	100.0%	6/6/2017	$92,500,000	1/6/2017
Property		8.03	645 Elliott	2009	N/A	144,797	SF	99.2%	4/4/2017	$66,000,000	1/6/2017
Property		8.04	Fifth & Jackson	2002	N/A	144,338	SF	100.0%	4/4/2017	$51,000,000	1/6/2017
Property		8.05	North Tower - 100 West Harrison	1972	2003	65,743	SF	79.1%	4/4/2017	$17,900,000	1/6/2017
Property		8.06	200 West Thomas	1974	2003	64,594	SF	89.5%	4/4/2017	$17,700,000	1/6/2017
Property		8.07	South Tower - 100 West Harrison	1970	2003	66,097	SF	81.3%	4/4/2017	$16,700,000	1/6/2017
Loan	5, 7, 12	9	Magnolia Hotel Denver	1911	1995, 2015-2016	297	Rooms	72.2%	3/31/2017	$95,600,000	4/1/2018	5.2700%	0.01295%	0.00250%	0.00250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	1	No	60
Loan		10	150 West Main Street	2002	N/A	227,610	SF	86.0%	4/1/2017	$47,500,000	4/17/2017	4.8600%	0.03295%	0.00250%	0.02250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	1	No	120
Loan		11	1615 Poydras	1984	2006, 2014	501,741	SF	81.2%	5/1/2017	$55,260,000	4/25/2017	4.7500%	0.01295%	0.00250%	0.00250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	1	No	120
Loan		12	Grand Marc at Riverside	2001	N/A	760	Beds	99.5%	1/25/2017	$51,040,000	1/9/2017	4.9400%	0.01295%	0.00250%	0.00250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	4	No	120
Loan	9, 13	13	One Presidential	1956	2007	133,115	SF	98.0%	3/31/2017	$50,300,000	4/6/2017	5.0800%	0.01295%	0.00250%	0.00250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	1	No	110
Loan		14	Harbor Club	1969-1973	N/A	615	Units	95.6%	3/9/2017	$53,900,000	3/15/2017	4.2660%	0.01295%	0.00250%	0.00250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	1	No	120
Loan	5	15	Gateway Crossing	2006	N/A	212,361	SF	99.1%	1/31/2017	$54,100,000	1/6/2017	4.7300%	0.01295%	0.00250%	0.00250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	3	No	120
Loan	14	16	Morgantown Crossings	2004, 2007	N/A	377,130	SF	94.7%	3/1/2017	$39,000,000	3/24/2017	4.5000%	0.03295%	0.00250%	0.02250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	1	No	120
Loan		17	DoubleTree Tinton Falls	1976	1986, 2008-2009	178	Rooms	66.9%	12/31/2016	$34,000,000	2/1/2017	5.3200%	0.01295%	0.00250%	0.00250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	2	No	120
Loan	5, 11	18	Crowne Plaza JFK	1959	2014	330	Rooms	90.6%	2/28/2017	$62,000,000	3/1/2017	5.5230%	0.01190%	0.00250%	0.00250%	0.00000%	0.00620%	0.00000%	0.00020%	0.00050%	Actual/360	1	No	120
Loan		19	200 West 40th Street	1925	2015	7,639	SF	100.0%	12/8/2016	$35,000,000	2/1/2017	4.9720%	0.01295%	0.00250%	0.00250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	3	No	120
Loan	6	20	Heritage Park Shopping Center	2006	N/A	178,758	SF	83.2%	9/28/2016	$28,000,000	11/29/2016	5.1600%	0.04045%	0.00250%	0.03000%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	3	No	120
Loan		21	696 Hampshire Road	1972	2007	41,492	SF	93.1%	4/1/2017	$28,300,000	3/22/2017	4.4500%	0.01295%	0.00250%	0.00250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	2	No	120
Loan	9, 15	22	7 Rivington	1900	2017	16	Units	100.0%	5/1/2017	$13,500,000	3/23/2017	4.7500%	0.01295%	0.00250%	0.00250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	1	No	120
Loan	9, 15	23	146 Mulberry	1900	2017	15	Units	100.0%	5/1/2017	$14,000,000	3/23/2017	4.7500%	0.01295%	0.00250%	0.00250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	1	No	120
Loan		24	Bursca Business Park	1988-1992	N/A	201,565	SF	87.5%	4/25/2017	$26,300,000	3/15/2017	4.6300%	0.04295%	0.00250%	0.03250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	1	No	120
Loan		25	Shea Center II	2002	N/A	121,301	SF	94.8%	6/30/2016	$27,100,000	4/18/2017	4.9200%	0.01295%	0.00250%	0.00250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	17	No	120
Loan		26	Lyons Business Park	1996-2002	N/A	348,800	SF	100.0%	3/1/2017	$25,230,000	2/2/2017	5.1860%	0.01295%	0.00250%	0.00250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	3	No	120
Loan	5, 8, 16	27	Atlanta and Anchorage Hotel Portfolio			993		64.9%		$182,000,000		5.7300%	0.01190%	0.00250%	0.00000%	0.00250%	0.00620%	0.00000%	0.00020%	0.00050%	Actual/360	3	No	120
Property		27.01	Hilton Anchorage	1958-1984	N/A	606	Rooms	57.6%	1/31/2017	$103,600,000	12/12/2016
Property		27.02	Renaissance Concourse Atlanta Airport Hotel	1992	2013	387	Rooms	76.4%	1/31/2017	$78,400,000	12/30/2016
Loan	11	28	Best Western Ocean View Resort	1989-1991	N/A	107	Rooms	78.2%	12/31/2016	$24,200,000	1/17/2017	5.0600%	0.01295%	0.00250%	0.00250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	2	No	120
Loan		29	Fairfield Inn & Suites - San Carlos	1997	2012	120	Rooms	76.6%	9/30/2016	$20,800,000	11/7/2016	5.7500%	0.01295%	0.00250%	0.00250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	5	No	120
Loan		30	Colony Bay Apartments	1966-1971	1980	495	Units	95.8%	3/24/2017	$25,000,000	3/10/2017	4.0000%	0.01295%	0.00250%	0.00250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	2	No	120
Loan		31	Southridge Plaza Fontana	1991	N/A	119,269	SF	97.2%	4/30/2017	$20,700,000	3/1/2017	4.4900%	0.01295%	0.00250%	0.00250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	1	No	120
Loan		32	Flamingo Commons	2002-2005	N/A	81,959	SF	96.9%	2/10/2017	$18,300,000	2/16/2017	5.2260%	0.01295%	0.00250%	0.00250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	1	No	120
Loan		33	Oak Hills Medical Plaza	1985	2010	56,407	SF	92.1%	3/15/2017	$18,260,000	2/7/2017	4.6950%	0.01295%	0.00250%	0.00250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	1	No	120
Loan	11	34	Germantown Apartments	1986	2008	202	Units	94.6%	3/29/2017	$16,030,000	3/30/2017	4.3500%	0.01295%	0.00250%	0.00250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	0	No	120
Loan	17	35	Huntersville Square	1972, 1976, 1979, 1986, 1988, 2000	2004	92,655	SF	86.0%	4/14/2017	$12,650,000	4/4/2017	4.7000%	0.06045%	0.00250%	0.05000%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	1	No	120
Loan	18	36	Thorndale West Shopping Center	1984	2007	78,223	SF	92.5%	3/15/2017	$14,225,000	3/14/2017	5.4800%	0.01295%	0.00250%	0.00250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	0	No	120
Loan		37	Novi Technology Center	1988-2006	N/A	105,184	SF	100.0%	3/1/2017	$12,500,000	1/19/2017	5.1300%	0.05295%	0.00250%	0.04250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	2	No	120
Loan	8	38	Market Street Portfolio			65,317		98.3%	3/31/2017	$11,950,000	10/5/2016	5.1100%	0.01295%	0.00250%	0.00250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	6	No	120
Property		38.01	839 N Market Street	1920	2015	24,000	SF	100.0%	6/6/2017
Property		38.02	605 N Market Street	1920	N/A	14,258	SF	100.0%	3/31/2017
Property		38.03	811 N Market Street	1923	N/A	2,536	SF	100.0%	3/31/2017
Property		38.04	220 N Market Street	N/A	N/A	N/A	N/A	N/A	3/31/2017
Property		38.05	821 N Market Street	1950	N/A	8,260	SF	100.0%	6/6/2017
Property		38.06	730 N Market Street	1901	N/A	7,685	SF	85.3%	3/31/2017
Property		38.07	831 N Market Street	1925	N/A	5,048	SF	100.0%	3/31/2017
Property		38.08	823 N Market Street	1920	N/A	1,927	SF	100.0%	3/31/2017
Property		38.09	815 N Market Street	1920	N/A	1,603	SF	100.0%	3/31/2017
Loan		39	Metro Business Park	1986, 1989, 1992, 1997	N/A	183,772	SF	76.8%	1/12/2017	$15,150,000	2/10/2017	4.6420%	0.01295%	0.00250%	0.00250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	2	No	120
Loan		40	Holiday Inn Express & Suites - Ocean City, MD	2015	N/A	84	Rooms	56.8%	2/28/2017	$11,300,000	2/27/2017	5.2200%	0.01295%	0.00250%	0.00250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	1	No	120
Loan		41	Picasso Village	2005	N/A	45,431	SF	90.3%	5/1/2017	$10,200,000	4/6/2017	4.7900%	0.06295%	0.00250%	0.05250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	2	No	120
Loan	8, 9, 19	42	Golden Gate & Goldsmith Gallery Portfolio			73,225		90.4%	Various	$9,900,000		4.9900%	0.01295%	0.00250%	0.00250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	1	No	120
Property		42.01	Golden Gate Shopping Center	1983	N/A	67,725	SF	89.7%	3/7/2017	$7,600,000	2/16/2017
Property		42.02	Goldsmith Gallery	1965	2006	5,500	SF	100.0%	6/6/2017	$2,300,000	2/16/2017
Loan	7	43	Courtyard Rock Hill	2000	2009	90	Rooms	81.0%	1/31/2017	$11,100,000	3/1/2018	4.8100%	0.01295%	0.00250%	0.00250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	1	No	60
Loan	7	44	Courtyard - Burlington	2000	2012-2014	90	Rooms	73.6%	12/31/2016	$10,500,000	1/25/2017	5.5870%	0.01295%	0.00250%	0.00250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	2	No	120
Loan		45	Chandler Mercado	1986	2007, 2013	90,144	SF	91.1%	2/1/2017	$10,900,000	2/25/2017	5.3870%	0.05295%	0.00250%	0.04250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	2	No	120
Loan		46	Shoppes at Meadow Ridge	2008	N/A	40,827	SF	100.0%	5/2/2017	$9,100,000	3/29/2017	4.8300%	0.01295%	0.00250%	0.00250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	1	No	120
Loan		47	Cramer Creek Corporate Center	1986-1989	N/A	99,284	SF	92.6%	5/5/2017	$9,500,000	3/16/2017	4.6250%	0.01295%	0.00250%	0.00250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	0	No	120
Loan		48	Walgreens - Ann Arbor, MI	2010	N/A	13,650	SF	100.0%	6/6/2017	$10,500,000	12/16/2016	4.8160%	0.06295%	0.00250%	0.05250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	2	No	120
Loan		49	American Mini Storage	2003, 2005	N/A	85,625	SF	97.7%	4/7/2017	$9,240,000	4/7/2017	4.7100%	0.01295%	0.00250%	0.00250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	1	No	120
Loan		50	Sahara Rainbow Center	1999	N/A	54,924	SF	84.4%	2/28/2017	$8,250,000	1/18/2017	4.8700%	0.01295%	0.00250%	0.00250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	1	No	120
Loan		51	Greenwood Commons	1965	N/A	72	Units	98.6%	2/27/2017	$8,200,000	2/10/2017	4.9180%	0.05295%	0.00250%	0.04250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	3	No	120
Loan		52	Satterfield Landing Shopping Center	1984	2007	49,897	SF	87.1%	3/1/2017	$7,400,000	8/10/2016	4.8600%	0.01295%	0.00250%	0.00250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	7	No	120
Loan	11	53	Holiday Inn Express Grand Prairie	2005	2016	70	Rooms	73.4%	2/28/2017	$9,100,000	4/1/2017	5.1070%	0.01295%	0.00250%	0.00250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	1	No	120
Loan		54	Wingate by Wyndham York	2007	N/A	80	Rooms	74.5%	2/28/2017	$6,900,000	3/1/2017	4.8300%	0.01295%	0.00250%	0.00250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	21	No	120
Loan		55	Parkway Crossing	1987	N/A	66,229	SF	97.7%	1/31/2017	$8,220,000	1/12/2017	5.1000%	0.01295%	0.00250%	0.00250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	3	No	120
Loan		56	Sherwood Village	2006-2007	N/A	15,346	SF	100.0%	4/1/2017	$4,375,000	3/14/2017	5.1900%	0.01295%	0.00250%	0.00250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	1	No	120
Loan		57	Storage Depot of Ocala	2005	N/A	72,190	SF	87.0%	2/14/2017	$3,650,000	2/16/2017	5.5960%	0.01295%	0.00250%	0.00250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	2	No	84
Loan		58	Westward Village	1967	N/A	100	Pads	69.3%	3/1/2017	$3,300,000	3/30/2017	4.9200%	0.06295%	0.00250%	0.05250%	0.00000%	0.00620%	0.00105%	0.00020%	0.00050%	Actual/360	1	No	120

A-1-3

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Remaining Term to Maturity (mos.)	Original Interest-Only Period (mos.)	Remaining Interest-Only Period (mos.)	Original Amortization Term (mos.)	Remaining Amortization Term (mos.)	Note Date	First Payment Date	First P&I Payment Date (Partial IO Loans)	Maturity Date	ARD Loan Final Maturity Date	Monthly Debt Service (P&I)	Monthly Debt Service (IO)	Annual Debt Service (P&I)	Annual Debt Service (IO)	Lockbox Type	Cash Management Status	Crossed With Other Loans	Related-Borrower Loans	UW NOI DSCR (P&I)	UW NOI DSCR (IO)	UW NCF DSCR (P&I)
Loan	5, 6, 7	1	Market Street - The Woodlands	120	120	120	0	0	5/3/2017	7/1/2017	N/A	6/1/2027	N/A	$0.00	$224,344.04	$0	$2,692,128	Hard	Springing	No	N/A	N/A	2.20x	N/A
Loan	5, 8, 9, 10	2	Yeshiva University Portfolio	119	48	47	360	360	4/21/2017	6/6/2017	6/6/2021	5/6/2027	5/6/2032	$297,769.03	$219,202.78	$3,573,228	$2,630,433	Hard	In Place	No	N/A	2.16x	2.94x	1.97x
Property		2.01	2495 Amsterdam Avenue
Property		2.02	215 Lexington Avenue
Property		2.03	2520 Amsterdam Avenue
Property		2.04	245 Lexington Avenue
Property		2.05	253 Lexington Avenue
Loan	5, 6, 8, 9	3	iStar Leased Fee Portfolio	118	120	118	0	0	3/30/2017	5/5/2017	N/A	4/6/2027	4/6/2028	$0.00	$176,353.30	$0	$2,116,240	Hard	Springing	No	N/A	N/A	2.12x	N/A
Property		3.01	Hilton Salt Lake
Property		3.02	DoubleTree Seattle Airport
Property		3.03	DoubleTree Mission Valley
Property		3.04	One Ally Center
Property		3.05	DoubleTree Sonoma
Property		3.06	DoubleTree Durango
Property		3.07	Northside Forsyth Hospital Medical Center
Property		3.08	NASA/JPSS Headquarters
Property		3.09	Dallas Market Center: Sheraton Suites
Property		3.10	Dallas Market Center: Marriott Courtyard
Property		3.11	The Buckler Apartments
Property		3.12	Lock-Up Self Storage Facility
Loan		4	Nassau County DHHS	120	60	60	360	360	5/4/2017	7/1/2017	7/1/2022	6/1/2027	N/A	$280,313.29	$211,438.08	$3,363,759	$2,537,257	Hard	Springing	No	N/A	1.61x	2.13x	1.59x
Loan	5	5	123 William Street	117	120	117	0	0	3/6/2017	4/6/2017	N/A	3/6/2027	N/A	$0.00	$197,116.90	$0	$2,365,403	Hard	In Place	No	N/A	N/A	1.77x	N/A
Loan	5	6	Hyatt Regency Austin	57	60	57	0	0	3/1/2017	4/1/2017	N/A	3/1/2022	N/A	$0.00	$198,409.69	$0	$2,380,916	Soft	In Place	No	N/A	N/A	2.74x	N/A
Loan	7	7	300 Lighting Way	118	120	118	0	0	4/5/2017	5/6/2017	N/A	4/6/2027	N/A	$0.00	$156,478.75	$0	$1,877,745	Hard	In Place	No	N/A	N/A	2.77x	N/A
Loan	5, 8, 9, 11	8	Selig Portfolio	83	84	83	0	0	5/2/2017	6/6/2017	N/A	5/6/2024	N/A	$0.00	$182,655.87	$0	$2,191,870	Hard	In Place	No	N/A	N/A	2.02x	N/A
Property		8.01	Fourth & Blanchard
Property		8.02	635 Elliott
Property		8.03	645 Elliott
Property		8.04	Fifth & Jackson
Property		8.05	North Tower - 100 West Harrison
Property		8.06	200 West Thomas
Property		8.07	South Tower - 100 West Harrison
Loan	5, 7, 12	9	Magnolia Hotel Denver	59	0	0	360	359	5/9/2017	6/6/2017	N/A	5/6/2022	N/A	$221,377.24	$0.00	$2,656,527	$0	Hard	Springing	No	N/A	1.78x	N/A	1.58x
Loan		10	150 West Main Street	119	0	0	360	359	5/5/2017	6/6/2017	N/A	5/6/2027	N/A	$186,225.09	$0.00	$2,234,701	$0	Hard	Springing	No	N/A	1.41x	N/A	1.28x
Loan		11	1615 Poydras	119	0	0	360	359	5/5/2017	6/6/2017	N/A	5/6/2027	N/A	$177,360.09	$0.00	$2,128,321	$0	Hard	Springing	No	N/A	1.88x	N/A	1.57x
Loan		12	Grand Marc at Riverside	116	24	20	300	300	2/1/2017	3/6/2017	3/6/2019	2/6/2027	N/A	$191,762.87	$137,736.81	$2,301,154	$1,652,842	Springing	Springing	No	N/A	1.57x	2.19x	1.53x
Loan	9, 13	13	One Presidential	109	0	0	360	359	5/5/2017	6/5/2017	N/A	7/5/2026	N/A	$173,124.18	$0.00	$2,077,490	$0	Hard	Springing	No	N/A	1.55x	N/A	1.48x
Loan		14	Harbor Club	119	120	119	0	0	5/4/2017	6/6/2017	N/A	5/6/2027	N/A	$0.00	$106,058.73	$0	$1,272,705	N/A	N/A	No	N/A	N/A	2.34x	N/A
Loan	5	15	Gateway Crossing	117	0	0	312	309	2/9/2017	4/1/2017	N/A	3/1/2027	N/A	$137,997.65	$0.00	$1,655,972	$0	Hard	In Place	No	N/A	1.34x	N/A	1.26x
Loan	14	16	Morgantown Crossings	119	120	119	0	0	5/5/2017	6/6/2017	N/A	5/6/2027	N/A	$0.00	$91,250.00	$0	$1,095,000	Hard	Springing	No	N/A	N/A	2.03x	N/A
Loan		17	DoubleTree Tinton Falls	118	0	0	330	328	3/15/2017	5/6/2017	N/A	4/6/2027	N/A	$121,269.83	$0.00	$1,455,238	$0	Hard	Springing	No	N/A	1.66x	N/A	1.44x
Loan	5, 11	18	Crowne Plaza JFK	119	24	23	336	336	4/21/2017	6/6/2017	6/6/2019	5/6/2027	N/A	$118,539.96	$94,495.08	$1,422,480	$1,133,941	Hard	Springing	No	N/A	1.90x	2.39x	1.63x
Loan		19	200 West 40th Street	117	120	117	0	0	3/10/2017	4/6/2017	N/A	3/6/2027	N/A	$0.00	$82,967.37	$0	$995,608	Springing	Springing	No	N/A	N/A	1.51x	N/A
Loan	6	20	Heritage Park Shopping Center	117	0	0	360	357	2/7/2017	4/6/2017	N/A	3/6/2027	N/A	$107,141.93	$0.00	$1,285,703	$0	Springing	Springing	No	N/A	1.27x	N/A	1.24x
Loan		21	696 Hampshire Road	118	60	58	360	360	4/6/2017	5/6/2017	5/6/2022	4/6/2027	N/A	$97,582.92	$72,837.46	$1,170,995	$874,050	Hard	Springing	No	N/A	1.40x	1.88x	1.33x
Loan	9, 15	22	7 Rivington	119	120	119	0	0	5/2/2017	6/6/2017	N/A	5/6/2027	N/A	$0.00	$38,728.44	$0	$464,741	Springing	Springing	Yes	Group A	N/A	1.35x	N/A
Loan	9, 15	23	146 Mulberry	119	120	119	0	0	5/2/2017	6/6/2017	N/A	5/6/2027	N/A	$0.00	$34,715.13	$0	$416,582	Springing	Springing	Yes	Group A	N/A	1.35x	N/A
Loan		24	Bursca Business Park	119	60	59	360	360	4/28/2017	6/6/2017	6/6/2022	5/6/2027	N/A	$92,598.98	$70,414.58	$1,111,188	$844,975	Springing	Springing	No	N/A	1.72x	2.26x	1.60x
Loan		25	Shea Center II	103	60	43	360	360	12/24/2015	2/5/2016	2/5/2021	1/5/2026	N/A	$94,300.20	$73,692.23	$1,131,602	$884,307	Springing	Springing	No	N/A	1.99x	2.54x	1.85x
Loan		26	Lyons Business Park	117	0	0	360	357	3/7/2017	4/6/2017	N/A	3/6/2027	N/A	$96,765.48	$0.00	$1,161,186	$0	Hard	Springing	No	N/A	1.55x	N/A	1.40x
Loan	5, 8, 16	27	Atlanta and Anchorage Hotel Portfolio	117	0	0	300	297	3/2/2017	4/6/2017	N/A	3/6/2027	N/A	$109,882.21	$0.00	$1,318,587	$0	Hard	Springing	No	N/A	2.07x	N/A	1.81x
Property		27.01	Hilton Anchorage
Property		27.02	Renaissance Concourse Atlanta Airport Hotel
Loan	11	28	Best Western Ocean View Resort	118	0	0	300	298	4/3/2017	5/6/2017	N/A	4/6/2027	N/A	$92,330.31	$0.00	$1,107,964	$0	Hard	Springing	No	N/A	2.04x	N/A	1.85x
Loan		29	Fairfield Inn & Suites - San Carlos	115	36	31	300	300	12/15/2016	2/5/2017	2/5/2020	1/5/2027	N/A	$89,175.83	$68,865.23	$1,070,110	$826,383	Springing	Springing	No	N/A	2.29x	2.97x	2.08x
Loan		30	Colony Bay Apartments	118	120	118	0	0	4/3/2017	5/6/2017	N/A	4/6/2027	N/A	$0.00	$45,625.00	$0	$547,500	Springing	Springing	No	N/A	N/A	2.97x	N/A
Loan		31	Southridge Plaza Fontana	119	120	119	0	0	5/3/2017	6/1/2017	N/A	5/1/2027	N/A	$0.00	$48,626.80	$0	$583,522	Springing	Springing	No	N/A	N/A	2.29x	N/A
Loan		32	Flamingo Commons	119	0	0	360	359	4/7/2017	6/6/2017	N/A	5/6/2027	N/A	$62,231.15	$0.00	$746,774	$0	Springing	Springing	No	N/A	1.65x	N/A	1.57x
Loan		33	Oak Hills Medical Plaza	119	120	119	0	0	5/1/2017	6/6/2017	N/A	5/6/2027	N/A	$0.00	$43,635.24	$0	$523,623	Hard	Springing	No	N/A	N/A	2.22x	N/A
Loan	11	34	Germantown Apartments	120	60	60	360	360	5/8/2017	7/6/2017	7/6/2022	6/6/2027	N/A	$49,283.37	$36,385.94	$591,400	$436,631	Springing	Springing	No	N/A	1.71x	2.31x	1.61x
Loan	17	35	Huntersville Square	119	36	35	360	360	4/21/2017	6/6/2017	6/6/2020	5/6/2027	N/A	$47,559.09	$36,414.66	$570,709	$436,976	Hard	Springing	No	N/A	1.49x	1.95x	1.39x
Loan	18	36	Thorndale West Shopping Center	120	0	0	360	360	5/8/2017	7/1/2017	N/A	6/1/2027	N/A	$49,855.06	$0.00	$598,261	$0	Springing	Springing	No	N/A	1.32x	N/A	1.30x
Loan		37	Novi Technology Center	118	36	34	360	360	3/17/2017	5/6/2017	5/6/2020	4/6/2027	N/A	$47,397.14	$37,709.06	$568,766	$452,509	Springing	Springing	No	N/A	1.73x	2.17x	1.55x
Loan	8	38	Market Street Portfolio	114	0	0	360	354	11/22/2016	1/5/2017	N/A	12/5/2026	N/A	$47,290.11	$0.00	$567,481	$0	Springing	Springing	No	N/A	1.37x	N/A	1.23x
Property		38.01	839 N Market Street
Property		38.02	605 N Market Street
Property		38.03	811 N Market Street
Property		38.04	220 N Market Street
Property		38.05	821 N Market Street
Property		38.06	730 N Market Street
Property		38.07	831 N Market Street
Property		38.08	823 N Market Street
Property		38.09	815 N Market Street
Loan		39	Metro Business Park	118	36	34	360	360	3/16/2017	5/6/2017	5/6/2020	4/6/2027	N/A	$38,636.81	$29,415.45	$463,642	$352,985	Springing	Springing	No	N/A	2.30x	3.01x	1.91x
Loan		40	Holiday Inn Express & Suites - Ocean City, MD	119	0	0	360	359	4/26/2017	6/6/2017	N/A	5/6/2027	N/A	$41,220.99	$0.00	$494,652	$0	Hard	Springing	No	N/A	1.87x	N/A	1.67x
Loan		41	Picasso Village	118	24	22	360	360	4/6/2017	5/6/2017	5/6/2019	4/6/2027	N/A	$38,256.46	$29,543.88	$459,078	$354,527	Springing	Springing	No	N/A	1.53x	1.98x	1.41x
Loan	8, 9, 19	42	Golden Gate & Goldsmith Gallery Portfolio	119	0	0	360	359	4/20/2017	6/6/2017	N/A	5/6/2027	N/A	$36,462.32	$0.00	$437,548	$0	Springing	Springing	No	N/A	1.65x	N/A	1.48x
Property		42.01	Golden Gate Shopping Center
Property		42.02	Goldsmith Gallery
Loan	7	43	Courtyard Rock Hill	59	0	0	360	359	4/20/2017	6/6/2017	N/A	5/6/2022	N/A	$35,718.36	$0.00	$428,620	$0	Hard	Springing	No	N/A	2.52x	N/A	2.23x
Loan	7	44	Courtyard - Burlington	118	0	0	360	358	3/23/2017	5/6/2017	N/A	4/6/2027	N/A	$38,981.65	$0.00	$467,780	$0	Hard	Springing	No	N/A	1.87x	N/A	1.60x
Loan		45	Chandler Mercado	118	0	0	360	358	3/13/2017	5/6/2017	N/A	4/6/2027	N/A	$36,166.41	$0.00	$433,997	$0	Soft	Springing	No	N/A	1.61x	N/A	1.43x
Loan		46	Shoppes at Meadow Ridge	119	36	35	330	330	5/3/2017	6/6/2017	6/6/2020	5/6/2027	N/A	$35,078.53	$26,117.78	$420,942	$313,413	Springing	Springing	No	N/A	1.61x	2.16x	1.49x
Loan		47	Cramer Creek Corporate Center	120	36	36	360	360	5/8/2017	7/6/2017	7/6/2020	6/6/2027	N/A	$32,904.93	$25,009.26	$394,859	$300,111	Springing	Springing	No	N/A	2.12x	2.79x	1.97x
Loan		48	Walgreens - Ann Arbor, MI	118	120	118	0	0	3/14/2017	5/6/2017	N/A	4/6/2027	N/A	$0.00	$23,844.77	$0	$286,137	Springing	Springing	No	N/A	N/A	2.09x	N/A
Loan		49	American Mini Storage	119	0	0	360	359	5/1/2017	6/6/2017	N/A	5/6/2027	N/A	$30,115.86	$0.00	$361,390	$0	N/A	N/A	No	N/A	1.45x	N/A	1.42x
Loan		50	Sahara Rainbow Center	119	18	17	360	360	4/18/2017	6/6/2017	12/6/2018	5/6/2027	N/A	$30,147.57	$23,453.78	$361,771	$281,445	Hard	Springing	No	N/A	1.76x	2.26x	1.53x
Loan		51	Greenwood Commons	117	0	0	360	357	3/1/2017	4/6/2017	N/A	3/6/2027	N/A	$29,516.08	$0.00	$354,193	$0	Springing	Springing	No	N/A	1.40x	N/A	1.35x
Loan		52	Satterfield Landing Shopping Center	113	36	29	360	360	11/1/2016	12/5/2016	11/5/2019	11/5/2026	N/A	$29,056.40	$22,584.38	$348,677	$271,013	Springing	Springing	No	N/A	1.37x	1.76x	1.27x
Loan	11	53	Holiday Inn Express Grand Prairie	119	0	0	360	359	4/11/2017	6/6/2017	N/A	5/6/2027	N/A	$29,885.90	$0.00	$358,631	$0	Springing	Springing	No	N/A	1.87x	N/A	1.63x
Loan		54	Wingate by Wyndham York	99	0	0	300	279	8/13/2015	10/5/2015	N/A	9/5/2025	N/A	$29,742.19	$0.00	$356,906	$0	Springing	Springing	No	N/A	1.55x	N/A	1.35x
Loan		55	Parkway Crossing	117	0	0	360	357	2/27/2017	4/1/2017	N/A	3/1/2027	N/A	$25,790.11	$0.00	$309,481	$0	Hard	Springing	No	N/A	2.00x	N/A	1.82x
Loan		56	Sherwood Village	119	0	0	360	359	5/5/2017	6/6/2017	N/A	5/6/2027	N/A	$15,906.31	$0.00	$190,876	$0	Springing	Springing	No	N/A	1.56x	N/A	1.45x
Loan		57	Storage Depot of Ocala	82	24	22	360	360	3/14/2017	5/6/2017	5/6/2019	4/6/2024	N/A	$15,065.82	$12,413.63	$180,790	$148,964	Springing	Springing	No	N/A	1.44x	1.74x	1.38x
Loan		58	Westward Village	119	0	0	360	359	4/27/2017	6/6/2017	N/A	5/6/2027	N/A	$11,303.79	$0.00	$135,645	$0	Springing	Springing	No	N/A	1.56x	N/A	1.51x

A-1-4

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	UW NCF DSCR (IO)	Cut-Off Date LTV Ratio	Maturity Date LTV Ratio	Grace Period to Late Charge (Days)	Grace Period to Default (Days)	Due Date	Prepayment Provisions (No. of Payments)	YM Formula	Third Most Recent Revenues	Third Most Recent Expenses	Third Most Recent NOI	Third Most Recent NOI Date	Third Most Recent NOI Debt Yield	Second Most Recent Revenues	Second Most Recent Expenses	Second Most Recent NOI	Second Most Recent NOI Date	Second Most Recent NOI Debt Yield	Most Recent Revenues
Loan	5, 6, 7	1	Market Street - The Woodlands	2.04x	53.6%	53.6%	0	0	First	LO(24);DEF(89);O(7)		$22,613,560	$8,087,850	$14,525,710	12/31/2014	8.3%	$23,041,449	$8,428,986	$14,612,463	12/31/2015	8.3%	$24,050,575
Loan	5, 8, 9, 10	2	Yeshiva University Portfolio	2.67x	40.5%	36.2%	0	0	Sixth	LO(25);DEF(94);O(1)		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.01	2495 Amsterdam Avenue									N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A
Property		2.02	215 Lexington Avenue									N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A
Property		2.03	2520 Amsterdam Avenue									N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A
Property		2.04	245 Lexington Avenue									N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A
Property		2.05	253 Lexington Avenue									N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A
Loan	5, 6, 8, 9	3	iStar Leased Fee Portfolio	2.12x	65.6%	65.6%	0	0	Sixth	L(26);DEF/YM1(89);O(5)	A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.01	Hilton Salt Lake									N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A
Property		3.02	DoubleTree Seattle Airport									N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A
Property		3.03	DoubleTree Mission Valley									N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A
Property		3.04	One Ally Center									N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A
Property		3.05	DoubleTree Sonoma									N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A
Property		3.06	DoubleTree Durango									N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A
Property		3.07	Northside Forsyth Hospital Medical Center									N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A
Property		3.08	NASA/JPSS Headquarters									N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A
Property		3.09	Dallas Market Center: Sheraton Suites									N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A
Property		3.10	Dallas Market Center: Marriott Courtyard									N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A
Property		3.11	The Buckler Apartments									N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A
Property		3.12	Lock-Up Self Storage Facility									N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A
Loan		4	Nassau County DHHS	2.11x	69.2%	63.5%	5	5	First	LO(24);DEF(92);O(4)		$6,556,668	$2,175,192	$4,381,476	12/31/2014	8.0%	$7,136,374	$2,854,774	$4,281,600	12/31/2015	7.8%	$7,013,916
Loan	5	5	123 William Street	1.56x	48.3%	48.3%	0	0	Sixth	YM1(27);YM1 or DEF(89);O(4)	B	$11,300,309	$7,852,958	$3,447,351	12/31/2014	2.5%	$13,841,425	$8,896,462	$4,944,963	12/31/2015	3.5%	$19,744,372
Loan	5	6	Hyatt Regency Austin	2.40x	58.9%	58.9%	0	5	First	LO(27);DEF(27);O(6)		$41,579,964	$28,031,688	$13,548,276	12/31/2014	13.2%	$42,328,804	$29,977,125	$12,351,679	12/31/2015	12.0%	$47,720,790
Loan	7	7	300 Lighting Way	2.50x	52.3%	52.3%	0	0	Sixth	LO(26);DEF(90);O(4)		$2,207,680	$1,274,444	$933,236	12/31/2014	2.2%	$4,560,818	$2,461,886	$2,098,932	12/31/2015	4.9%	$4,227,150
Loan	5, 8, 9, 11	8	Selig Portfolio	1.72x	57.3%	57.3%	0	0	Sixth	LO(25);DEF(55);O(4)		$27,099,056	$7,739,538	$19,359,518	12/31/2015	8.1%	$29,474,321	$7,837,919	$21,636,402	12/31/2016	9.1%	$30,064,832
Property		8.01	Fourth & Blanchard									$10,266,633	$3,422,801	$6,843,831	12/31/2015		$10,577,873	$3,330,150	$7,247,723	12/31/2016		$10,683,386
Property		8.02	635 Elliott									$5,117,492	$746,145	$4,371,347	12/31/2015		$5,534,415	$537,509	$4,996,906	12/31/2016		$5,626,925
Property		8.03	645 Elliott									$3,282,061	$1,039,168	$2,242,893	12/31/2015		$4,782,321	$1,247,106	$3,535,215	12/31/2016		$5,154,624
Property		8.04	Fifth & Jackson									$4,116,546	$1,178,494	$2,938,053	12/31/2015		$4,278,777	$1,279,405	$2,999,373	12/31/2016		$4,306,997
Property		8.05	North Tower - 100 West Harrison									$1,447,379	$442,602	$1,004,777	12/31/2015		$1,480,803	$482,102	$998,701	12/31/2016		$1,492,249
Property		8.06	200 West Thomas									$1,425,884	$446,598	$979,287	12/31/2015		$1,457,314	$459,057	$998,257	12/31/2016		$1,435,953
Property		8.07	South Tower - 100 West Harrison									$1,443,060	$463,729	$979,331	12/31/2015		$1,362,818	$502,590	$860,227	12/31/2016		$1,364,698
Loan	5, 7, 12	9	Magnolia Hotel Denver	N/A	56.4%	52.4%	0	0	Sixth	LO(25);DEF(30);O(5)		$12,656,963	$10,077,878	$2,579,085	12/31/2015	4.8%	$17,479,164	$11,239,429	$6,239,735	12/31/2016	11.6%	$17,721,538
Loan		10	150 West Main Street	N/A	74.1%	60.9%	0	0	Sixth	LO(25);DEF(91);O(4)		$4,622,330	$2,212,976	$2,409,354	12/31/2015	6.8%	$4,214,783	$2,240,632	$1,974,151	12/31/2016	5.6%	$4,433,786
Loan		11	1615 Poydras	N/A	61.5%	50.3%	0	0	Sixth	LO(25);YM1(89);O(6)	C	$7,351,516	$4,132,939	$3,218,577	12/31/2015	9.5%	$7,544,473	$4,000,358	$3,544,116	12/31/2016	10.4%	$7,597,762
Loan		12	Grand Marc at Riverside	2.13x	64.7%	52.4%	0	0	Sixth	LO(28);DEF/YM1(88);O(4)	D	$6,477,326	$3,295,652	$3,181,674	12/31/2015	9.6%	$6,894,822	$3,363,233	$3,531,589	12/31/2016	10.7%	$6,941,087
Loan	9, 13	13	One Presidential	N/A	62.7%	52.5%	0	0	Fifth	LO(25);DEF(80);O(5)		$4,805,108	$1,361,828	$3,443,280	12/31/2015	10.9%	$5,192,529	$1,426,308	$3,766,221	12/31/2016	11.9%	$5,176,870
Loan		14	Harbor Club	2.24x	54.6%	54.6%	0	0	Sixth	LO(25);DEF(91);O(4)		$5,864,240	$3,326,031	$2,538,209	12/31/2015	8.6%	$5,982,116	$3,030,163	$2,951,953	12/31/2016	10.0%	$6,040,004
Loan	5	15	Gateway Crossing	N/A	73.1%	55.9%	0	5	First	LO(27);DEF(89);O(4)		$4,696,266	$1,147,631	$3,548,635	12/31/2014	9.0%	$4,809,839	$1,087,859	$3,721,980	12/31/2015	9.4%	$4,900,921
Loan	14	16	Morgantown Crossings	1.99x	61.5%	61.5%	0	0	Sixth	LO(25);DEF(90);O(5)		$3,564,448	$1,392,559	$2,171,889	12/31/2015	9.0%	$3,560,726	$1,330,684	$2,230,042	12/31/2016	9.3%	$3,406,790
Loan		17	DoubleTree Tinton Falls	N/A	61.6%	49.4%	0	0	Sixth	LO(26);DEF(90);O(4)		$7,358,328	$4,994,289	$2,364,039	12/31/2014	11.3%	$7,940,995	$5,592,642	$2,348,353	12/31/2015	11.2%	$8,247,360
Loan	5, 11	18	Crowne Plaza JFK	2.04x	65.3%	56.1%	0	0	Sixth	LO(25);DEF(91);O(4)		$18,521,391	$14,638,492	$3,882,899	12/31/2015	9.6%	$19,410,384	$14,009,008	$5,401,377	12/31/2016	13.3%	$19,619,989
Loan		19	200 West 40th Street	1.46x	56.4%	56.4%	0	0	Sixth	LO(24);YM1(91);O(5)	E	$693,200	$0	$693,200	12/31/2014	3.5%	$707,550	$0	$707,550	12/31/2015	3.6%	$2,029,658
Loan	6	20	Heritage Park Shopping Center	N/A	69.8%	58.0%	0	0	Sixth	LO(27);YM1(87);O(6)	F	$2,377,144	$618,618	$1,758,526	12/31/2014	9.0%	$2,455,031	$636,174	$1,818,857	12/31/2015	9.3%	$2,485,849
Loan		21	696 Hampshire Road	1.78x	68.5%	62.7%	0	0	Sixth	LO(26);DEF(87);O(7)		$1,941,352	$389,084	$1,552,268	12/31/2014	8.0%	$1,987,566	$416,267	$1,571,299	12/31/2015	8.1%	$2,034,744
Loan	9, 15	22	7 Rivington	1.35x	66.5%	66.5%	0	0	Sixth	LO(25);DEF(91);O(4)		N/A	N/A	N/A	N/A	N/A	$713,982	$213,297	$500,685	12/31/2015	5.2%	$532,266
Loan	9, 15	23	146 Mulberry	1.35x	66.5%	66.5%	0	0	Sixth	LO(25);DEF(91);O(4)		N/A	N/A	N/A	N/A	N/A	$653,468	$208,966	$444,502	12/31/2015	5.2%	$672,098
Loan		24	Bursca Business Park	2.10x	68.4%	62.9%	0	0	Sixth	LO(25);DEF(91);O(4)		$3,016,240	$1,005,529	$2,010,711	12/31/2015	11.2%	$2,937,510	$978,509	$1,959,001	12/31/2016	10.9%	$2,971,884
Loan		25	Shea Center II	2.37x	65.4%	60.3%	0	0	Fifth	LO(35);YM1(80);O(5)	G	$2,761,417	$1,150,079	$1,611,338	12/31/2014	9.1%	$3,072,485	$1,042,249	$2,030,237	12/31/2015	11.5%	$3,084,636
Loan		26	Lyons Business Park	N/A	69.7%	58.0%	0	0	Sixth	LO(27);DEF(89);O(4)		$2,488,644	$739,448	$1,749,196	12/31/2014	9.9%	$2,514,742	$752,947	$1,761,795	12/31/2015	10.0%	$2,612,595
Loan	5, 8, 16	27	Atlanta and Anchorage Hotel Portfolio	N/A	62.9%	48.7%	0	0	Sixth	LO(27);DEF(89);O(4)		$51,526,380	$34,932,216	$16,594,165	12/31/2015	14.5%	$50,570,731	$32,478,907	$18,091,824	12/31/2016	15.8%	$50,552,560
Property		27.01	Hilton Anchorage									$24,591,971	$15,257,381	$9,334,591	12/31/2015		$23,179,796	$14,528,484	$8,651,312	12/31/2016		$23,073,940
Property		27.02	Renaissance Concourse Atlanta Airport Hotel									$26,934,409	$19,674,835	$7,259,574	12/31/2015		$27,390,935	$17,950,423	$9,440,511	12/31/2016		$27,478,620
Loan	11	28	Best Western Ocean View Resort	N/A	64.7%	48.8%	0	0	Sixth	LO(26);DEF(90);O(4)		$4,766,842	$2,666,292	$2,100,550	12/31/2014	13.4%	$5,006,199	$2,900,510	$2,105,689	12/31/2015	13.5%	$5,341,916
Loan		29	Fairfield Inn & Suites - San Carlos	2.69x	68.1%	58.2%	0	0	Fifth	LO(29);DEF(87);O(4)		$5,425,754	$2,895,689	$2,530,065	12/31/2014	17.8%	$6,007,188	$3,146,681	$2,860,507	12/31/2015	20.2%	$6,297,866
Loan		30	Colony Bay Apartments	2.70x	54.0%	54.0%	0	0	Sixth	LO(26);DEF(88);O(6)		$3,220,461	$1,698,861	$1,521,600	12/31/2015	11.3%	$3,369,155	$1,696,002	$1,673,153	12/31/2016	12.4%	$3,353,149
Loan		31	Southridge Plaza Fontana	2.11x	61.9%	61.9%	5	5	First	LO(25);DEF(91);O(4)		$1,712,926	$646,579	$1,066,347	12/31/2015	8.3%	$1,872,181	$805,368	$1,066,813	12/31/2016	8.3%	$2,007,017
Loan		32	Flamingo Commons	N/A	61.7%	51.3%	0	0	Sixth	LO(6);YM1(110);O(4)	H	$2,827,619	$1,743,218	$1,084,401	12/31/2014	9.6%	$2,961,572	$1,725,226	$1,236,346	12/31/2015	11.0%	$3,017,825
Loan		33	Oak Hills Medical Plaza	1.91x	60.2%	60.2%	0	0	Sixth	LO(25);DEF(91);O(4)		$1,861,003	$880,366	$980,637	12/31/2014	8.9%	$1,760,576	$757,401	$1,003,175	12/31/2015	9.1%	$1,834,346
Loan	11	34	Germantown Apartments	2.18x	61.8%	56.5%	0	0	Sixth	LO(24);YM1(93);O(3)	I	$1,839,613	$883,991	$955,622	12/31/2015	9.7%	$1,922,039	$877,584	$1,044,455	12/31/2016	10.6%	$1,938,086
Loan	17	35	Huntersville Square	1.82x	69.4%	63.9%	0	0	Sixth	LO(25);YM1(91);O(4)	I	$1,131,168	$258,919	$872,249	12/31/2015	9.5%	$1,041,698	$257,865	$783,832	12/31/2016	8.5%	$1,086,580
Loan	18	36	Thorndale West Shopping Center	N/A	61.9%	51.7%	5	5	First	LO(24);DEF(92);O(4)		$1,367,407	$369,177	$998,230	12/31/2014	11.3%	$1,385,355	$377,757	$1,007,598	12/31/2015	11.4%	$1,408,692
Loan		37	Novi Technology Center	1.95x	69.6%	61.9%	0	0	Sixth	LO(26);DEF(90);O(4)		$1,286,505	$413,839	$872,666	12/31/2014	10.0%	$1,446,108	$413,870	$1,032,238	12/31/2015	11.9%	$1,464,819
Loan	8	38	Market Street Portfolio	N/A	72.3%	60.2%	0	0	Fifth	LO(30);DEF(86);O(4)		$1,102,504	$306,690	$795,814	12/31/2014	9.2%	$1,163,704	$260,958	$902,746	12/31/2015	10.4%	$1,163,239
Property		38.01	839 N Market Street									N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A
Property		38.02	605 N Market Street									N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A
Property		38.03	811 N Market Street									N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A
Property		38.04	220 N Market Street									N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A
Property		38.05	821 N Market Street									N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A
Property		38.06	730 N Market Street									N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A
Property		38.07	831 N Market Street									N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A
Property		38.08	823 N Market Street									N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A
Property		38.09	815 N Market Street									N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A
Loan		39	Metro Business Park	2.52x	49.5%	43.6%	0	0	Sixth	LO(26);DEF(90);O(4)		$1,499,911	$560,463	$939,448	12/31/2014	12.5%	$1,683,094	$625,839	$1,057,255	12/31/2015	14.1%	$1,722,286
Loan		40	Holiday Inn Express & Suites - Ocean City, MD	N/A	66.2%	55.0%	0	0	Sixth	LO(25);DEF(91);O(4)		$1,547,913	$887,545	$660,368	12/31/2015	8.8%	$2,399,186	$1,445,961	$953,225	12/31/2016	12.7%	$2,377,166
Loan		41	Picasso Village	1.83x	71.6%	61.7%	0	0	Sixth	LO(26);DEF(90);O(4)		$894,602	$273,077	$621,524	12/31/2014	8.5%	$897,576	$311,068	$586,507	12/31/2015	8.0%	$946,093
Loan	8, 9, 19	42	Golden Gate & Goldsmith Gallery Portfolio	N/A	68.6%	56.6%	0	0	Sixth	LO(25);YM1(91);O(4)	I	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A
Property		42.01	Golden Gate Shopping Center									$775,599	$300,633	$474,966	12/31/2014		$742,552	$307,118	$435,434	12/31/2015		$830,325
Property		42.02	Goldsmith Gallery									N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A
Loan	7	43	Courtyard Rock Hill	N/A	61.2%	56.4%	0	0	Sixth	LO(25);DEF(30);O(5)		$3,467,199	$2,207,652	$1,259,547	12/31/2015	18.5%	$3,477,032	$2,151,567	$1,325,465	12/31/2016	19.5%	$3,494,803
Loan	7	44	Courtyard - Burlington	N/A	64.6%	54.4%	0	0	Sixth	LO(26);DEF(90);O(4)		$3,044,232	$2,288,895	$755,337	12/31/2014	11.1%	$3,217,912	$2,372,238	$845,674	12/31/2015	12.5%	$3,232,142
Loan		45	Chandler Mercado	N/A	59.1%	49.4%	0	0	Sixth	LO(26);DEF(90);O(4)		$1,278,065	$245,305	$1,032,760	12/31/2014	16.0%	$1,217,742	$224,979	$992,763	12/31/2015	15.4%	$1,084,826
Loan		46	Shoppes at Meadow Ridge	2.01x	70.3%	60.6%	0	0	Sixth	LO(25);DEF/YM1(90);O(5)	J	$707,551	$235,981	$471,570	12/31/2015	7.4%	$868,341	$227,480	$640,861	12/31/2016	10.0%	$889,805
Loan		47	Cramer Creek Corporate Center	2.59x	67.4%	59.2%	0	0	Sixth	LO(24);DEF(92);O(4)		$1,085,763	$458,403	$627,360	12/31/2014	9.8%	$1,185,733	$476,648	$709,085	12/31/2015	11.1%	$1,169,318
Loan		48	Walgreens - Ann Arbor, MI	2.09x	55.8%	55.8%	0	0	Sixth	LO(26);DEF(90);O(4)		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		49	American Mini Storage	N/A	62.7%	51.2%	0	0	Sixth	LO(6);YM1(108);O(6)	K	$689,489	$212,635	$476,855	12/31/2014	8.2%	$748,495	$251,153	$497,342	12/31/2015	8.6%	$802,539
Loan		50	Sahara Rainbow Center	1.96x	69.1%	59.0%	0	0	Sixth	LO(25);DEF(90);O(5)		$466,736	$157,032	$309,705	12/31/2015	5.4%	$659,530	$183,818	$475,712	12/31/2016	8.3%	$687,848
Loan		51	Greenwood Commons	N/A	67.5%	55.6%	0	0	Sixth	LO(27);DEF(89);O(4)		$774,997	$271,066	$503,931	12/31/2014	9.1%	$778,865	$277,062	$501,803	12/31/2015	9.1%	$796,227
Loan		52	Satterfield Landing Shopping Center	1.63x	74.3%	65.7%	0	0	Fifth	LO(31);DEF(85);O(4)		$569,968	$127,130	$442,838	12/31/2014	8.1%	$565,561	$110,287	$455,274	12/31/2015	8.3%	$658,067
Loan	11	53	Holiday Inn Express Grand Prairie	N/A	60.4%	50.0%	0	0	Sixth	LO(25);DEF(91);O(4)		$2,227,527	$1,355,967	$871,560	12/31/2015	15.9%	$2,149,788	$1,451,872	$697,916	12/31/2016	12.7%	$2,145,178
Loan		54	Wingate by Wyndham York	N/A	72.3%	55.9%	0	0	Fifth	LO(35);DEF(81);O(4)		$1,662,270	$1,035,950	$626,320	12/31/2015	12.6%	$1,716,913	$1,119,411	$597,502	12/31/2016	12.0%	$1,717,964
Loan		55	Parkway Crossing	N/A	57.6%	47.8%	5	5	First	LO(27);DEF(89);O(4)		$886,968	$223,314	$663,654	12/31/2014	14.0%	$857,982	$225,468	$632,514	12/31/2015	13.4%	$871,493
Loan		56	Sherwood Village	N/A	66.2%	55.0%	0	0	Sixth	LO(25);DEF(91);O(4)		$415,842	$113,815	$302,027	12/31/2015	10.4%	$406,966	$110,332	$296,634	12/31/2016	10.2%	$419,163
Loan		57	Storage Depot of Ocala	1.68x	71.9%	67.0%	0	0	Sixth	LO(26);DEF(54);O(4)		$359,150	$133,111	$226,039	12/31/2015	8.6%	$414,012	$149,015	$264,997	12/31/2016	10.1%	$421,799
Loan		58	Westward Village	N/A	64.3%	52.9%	0	0	Sixth	LO(25);DEF(91);O(4)		$341,358	$148,480	$192,879	12/31/2014	9.1%	$351,116	$145,172	$205,944	12/31/2015	9.7%	$330,681

A-1-5

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Most Recent Expenses	Most Recent NOI	Most Recent NOI Date	Most Recent NOI Debt Yield	Underwritten Occupancy Rate	Underwritten Effective Gross Income	Underwritten Total Expenses	Underwritten NOI	Underwritten NOI Debt Yield	Underwritten Replacement Reserves	Underwritten TI/LC	Underwritten NCF	Underwritten NCF Debt Yield	Largest Tenant	Largest Tenant Lease Expiration(4)	Largest Tenant NSF	Largest Tenant % of NSF
Loan	5, 6, 7	1	Market Street - The Woodlands	$8,831,551	$15,219,024	12/31/2016	8.7%	92.5%	$24,779,479	$8,827,590	$15,951,889	9.1%	$78,733	$1,120,268	$14,752,888	8.4%	H-E-B Woodlands Market	7/1/2024	82,525	16.8%
Loan	5, 8, 9, 10	2	Yeshiva University Portfolio	N/A	N/A	N/A	N/A	94.4%	$18,026,336	$0	$18,026,336	12.9%	$232,828	$1,392,742	$16,400,766	11.7%
Property		2.01	2495 Amsterdam Avenue	N/A	N/A	N/A		94.0%	$6,932,640	$0	$6,932,640		$73,960	$591,388	$6,267,292		Yeshiva University	4/30/2037	295,694	100.0%
Property		2.02	215 Lexington Avenue	N/A	N/A	N/A		95.0%	$3,656,369	$0	$3,656,369		$9,919	$222,540	$3,423,910		Yeshiva University	4/30/2037	111,270	100.0%
Property		2.03	2520 Amsterdam Avenue	N/A	N/A	N/A		94.0%	$3,692,217	$0	$3,692,217		$39,994	$326,642	$3,325,581		Yeshiva University	4/30/2037	163,321	100.0%
Property		2.04	245 Lexington Avenue	N/A	N/A	N/A		95.0%	$2,748,419	$0	$2,748,419		$66,117	$175,854	$2,506,448		Yeshiva University	4/30/2037	87,927	100.0%
Property		2.05	253 Lexington Avenue	N/A	N/A	N/A		95.0%	$996,691	$0	$996,691		$42,838	$76,318	$877,535		Yeshiva University	4/30/2037	38,159	100.0%
Loan	5, 6, 8, 9	3	iStar Leased Fee Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$18,511,396	8.2%	N/A	N/A	$18,511,396	8.2%
Property		3.01	Hilton Salt Lake	N/A	N/A	N/A		N/A	N/A	N/A	$3,300,706		N/A	N/A	$3,300,706		N/A	N/A	N/A	N/A
Property		3.02	DoubleTree Seattle Airport	N/A	N/A	N/A		N/A	N/A	N/A	$5,374,280		N/A	N/A	$5,374,280		N/A	N/A	N/A	N/A
Property		3.03	DoubleTree Mission Valley	N/A	N/A	N/A		N/A	N/A	N/A	$1,776,034		N/A	N/A	$1,776,034		N/A	N/A	N/A	N/A
Property		3.04	One Ally Center	N/A	N/A	N/A		N/A	N/A	N/A	$3,353,970		N/A	N/A	$3,353,970		N/A	N/A	N/A	N/A
Property		3.05	DoubleTree Sonoma	N/A	N/A	N/A		N/A	N/A	N/A	$1,157,870		N/A	N/A	$1,157,870		N/A	N/A	N/A	N/A
Property		3.06	DoubleTree Durango	N/A	N/A	N/A		N/A	N/A	N/A	$1,155,514		N/A	N/A	$1,155,514		N/A	N/A	N/A	N/A
Property		3.07	Northside Forsyth Hospital Medical Center	N/A	N/A	N/A		N/A	N/A	N/A	$654,595		N/A	N/A	$654,595		N/A	N/A	N/A	N/A
Property		3.08	NASA/JPSS Headquarters	N/A	N/A	N/A		N/A	N/A	N/A	$472,292		N/A	N/A	$472,292		N/A	N/A	N/A	N/A
Property		3.09	Dallas Market Center: Sheraton Suites	N/A	N/A	N/A		N/A	N/A	N/A	$524,334		N/A	N/A	$524,334		N/A	N/A	N/A	N/A
Property		3.10	Dallas Market Center: Marriott Courtyard	N/A	N/A	N/A		N/A	N/A	N/A	$297,000		N/A	N/A	$297,000		N/A	N/A	N/A	N/A
Property		3.11	The Buckler Apartments	N/A	N/A	N/A		N/A	N/A	N/A	$312,186		N/A	N/A	$312,186		N/A	N/A	N/A	N/A
Property		3.12	Lock-Up Self Storage Facility	N/A	N/A	N/A		N/A	N/A	N/A	$132,615		N/A	N/A	$132,615		N/A	N/A	N/A	N/A
Loan		4	Nassau County DHHS	$2,448,124	$4,565,793	12/31/2016	8.3%	100.0%	$8,413,075	$3,008,212	$5,404,863	9.8%	$43,445	$0	$5,361,418	9.7%	Nassau County DHHS	6/30/2036	217,226	100.0%
Loan	5	5	123 William Street	$10,265,603	$9,478,769	12/31/2016	6.8%	90.8%	$22,111,086	$10,391,444	$11,719,642	8.4%	$109,043	$1,269,897	$10,340,702	7.4%	Planned Parenthood (Corporate)	7/31/2031	65,242	12.0%
Loan	5	6	Hyatt Regency Austin	$31,817,119	$15,903,671	12/31/2016	15.4%	86.1%	$47,590,405	$31,983,161	$15,607,244	15.2%	$1,903,616	$0	$13,703,628	13.3%	N/A	N/A	N/A	N/A
Loan	7	7	300 Lighting Way	$2,417,443	$1,809,707	12/31/2016	4.3%	90.0%	$7,937,422	$2,733,446	$5,203,976	12.2%	$78,132	$423,665	$4,702,179	11.1%	Safilo USA, Inc.	4/30/2030	58,501	18.7%
Loan	5, 8, 9, 11	8	Selig Portfolio	$8,100,731	$21,964,101	2/28/2017 TTM	9.2%	91.8%	$32,489,033	$9,450,729	$23,038,304	9.6%	$217,286	$3,204,260	$19,616,758	8.2%
Property		8.01	Fourth & Blanchard	$3,463,933	$7,219,453	2/28/2017 TTM		90.8%	$11,484,600	$3,772,894	$7,711,706		$81,339	$848,967	$6,781,400		Rover.com	12/31/2019	34,859	8.6%
Property		8.02	635 Elliott	$542,868	$5,084,057	2/28/2017 TTM		100.0%	$6,443,556	$1,217,514	$5,226,042		$38,187	$922,316	$4,265,539		Amazon Corporate LLC	11/30/2019	190,936	100.0%
Property		8.03	645 Elliott	$1,312,772	$3,841,852	2/28/2017 TTM		99.4%	$5,686,374	$1,541,580	$4,144,795		$28,959	$732,013	$3,383,823		Expedia, Inc.	12/31/2019	38,044	26.3%
Property		8.04	Fifth & Jackson	$1,302,843	$3,004,154	2/28/2017 TTM		100.0%	$4,263,284	$1,409,430	$2,853,854		$28,868	$337,748	$2,487,239		Sound Transit	2/29/2020	60,282	41.8%
Property		8.05	North Tower - 100 West Harrison	$499,354	$992,895	2/28/2017 TTM		78.8%	$1,420,178	$504,950	$915,229		$13,149	$114,486	$787,594		National CASA Association	1/31/2021	7,848	11.9%
Property		8.06	200 West Thomas	$465,306	$970,647	2/28/2017 TTM		90.0%	$1,720,487	$483,249	$1,237,238		$13,565	$129,919	$1,093,754		Skykick, Inc.	3/31/2027	24,485	37.9%
Property		8.07	South Tower - 100 West Harrison	$513,655	$851,043	2/28/2017 TTM		81.6%	$1,470,553	$521,113	$949,440		$13,219	$118,811	$817,409		DSHS	6/30/2018	14,299	21.6%
Loan	5, 7, 12	9	Magnolia Hotel Denver	$11,221,344	$6,500,194	3/31/2017 TTM	12.0%	72.2%	$17,515,408	$11,133,463	$6,381,945	11.8%	$700,616	$0	$5,681,329	10.5%	N/A	N/A	N/A	N/A
Loan		10	150 West Main Street	$2,250,523	$2,183,263	2/28/2017 TTM	6.2%	87.4%	$5,470,615	$2,329,264	$3,141,351	8.9%	$45,522	$227,610	$2,868,219	8.1%	Kaufman & Canoles	7/31/2022	62,803	27.6%
Loan		11	1615 Poydras	$4,048,027	$3,549,735	2/28/2017 TTM	10.5%	80.1%	$7,715,068	$3,710,327	$4,004,740	11.8%	$142,245	$523,553	$3,338,943	9.8%	FM Services Company	4/30/2026	210,263	41.9%
Loan		12	Grand Marc at Riverside	$3,379,527	$3,561,560	1/31/2017 TTM	10.8%	91.8%	$6,941,087	$3,322,118	$3,618,969	11.0%	$98,580	$0	$3,520,389	10.7%	N/A	N/A	N/A	N/A
Loan	9, 13	13	One Presidential	$1,408,389	$3,768,481	3/31/2017 TTM	11.9%	91.6%	$4,599,623	$1,370,065	$3,229,558	10.2%	$26,623	$133,116	$3,069,820	9.7%	Hamilton	12/31/2021	52,045	39.1%
Loan		14	Harbor Club	$2,989,306	$3,050,699	2/28/2017 TTM	10.4%	89.2%	$6,063,039	$3,084,390	$2,978,649	10.1%	$126,690	$0	$2,851,959	9.7%	N/A	N/A	N/A	N/A
Loan	5	15	Gateway Crossing	$1,040,000	$3,860,921	12/31/2016	9.8%	95.0%	$4,649,339	$1,096,086	$3,553,253	9.0%	$31,854	$178,383	$3,343,016	8.4%	Hobby Lobby	10/31/2021	55,022	25.9%
Loan	14	16	Morgantown Crossings	$1,340,336	$2,066,454	2/28/2017 TTM	8.6%	90.0%	$3,660,188	$1,442,377	$2,217,811	9.2%	$10,109	$33,456	$2,174,246	9.1%	Walmart (GL)	10/26/2029	165,414	43.9%
Loan		17	DoubleTree Tinton Falls	$5,797,518	$2,449,842	12/31/2016	11.7%	66.9%	$8,238,834	$5,815,973	$2,422,861	11.6%	$329,553	$0	$2,093,308	10.0%	N/A	N/A	N/A	N/A
Loan	5, 11	18	Crowne Plaza JFK	$13,956,975	$5,663,014	2/28/2017 TTM	14.0%	90.6%	$19,612,334	$14,202,671	$5,409,663	13.4%	$784,493	$0	$4,625,170	11.4%	N/A	N/A	N/A	N/A
Loan		19	200 West 40th Street	$627,929	$1,401,729	12/31/2016	7.1%	95.0%	$2,186,324	$680,218	$1,506,106	7.6%	$1,146	$51,964	$1,452,996	7.4%	Midtown Comics	5/31/2023	4,900	64.1%
Loan	6	20	Heritage Park Shopping Center	$779,514	$1,706,335	11/30/2016 TTM	8.7%	88.6%	$2,444,377	$808,124	$1,636,253	8.4%	$15,275	$22,575	$1,598,403	8.2%	Kohl’s (GL)	1/30/2027	88,904	49.7%
Loan		21	696 Hampshire Road	$421,766	$1,612,978	12/31/2016	8.3%	93.7%	$2,055,176	$415,124	$1,640,052	8.5%	$14,522	$65,628	$1,559,903	8.1%	Specialty Surgical Center	1/31/2027	14,136	34.1%
Loan	9, 15	22	7 Rivington	$251,017	$281,250	12/31/2016	3.9%	95.0%	$885,445	$249,725	$635,719	6.5%	$4,300	$0	$631,419	6.5%	Biergarten America Corporation	6/30/2024	1,500	100.0%
Loan	9, 15	23	146 Mulberry	$246,659	$425,439	12/31/2016	3.9%	95.0%	$790,614	$232,303	$558,311	6.5%	$4,060	$0	$554,251	6.5%	Angelo’s of Mulberry Street	7/31/2027	2,800	100.0%
Loan		24	Bursca Business Park	$996,987	$1,974,897	2/28/2017 TTM	11.0%	91.0%	$2,915,726	$1,005,714	$1,910,012	10.6%	$48,376	$89,255	$1,772,381	9.8%	Siemens Building Technology	4/30/2020	14,250	7.1%
Loan		25	Shea Center II	$1,084,430	$2,000,206	12/31/2016	11.3%	94.8%	$3,312,157	$1,065,910	$2,246,248	12.7%	$27,899	$121,301	$2,097,047	11.8%	Halliburton Energy Services	12/31/2022	45,535	37.5%
Loan		26	Lyons Business Park	$779,105	$1,833,490	12/31/2016	10.4%	92.0%	$2,595,634	$791,326	$1,804,308	10.3%	$52,320	$125,068	$1,626,920	9.2%	PNC	12/31/2019	121,600	34.9%
Loan	5, 8, 16	27	Atlanta and Anchorage Hotel Portfolio	$32,379,885	$18,172,675	1/31/2017 TTM	15.9%	64.8%	$50,254,775	$32,299,376	$17,955,399	15.7%	$2,282,630	N/A	$15,672,769	13.7%
Property		27.01	Hilton Anchorage	$14,450,386	$8,623,554	1/31/2017 TTM		57.6%	$23,010,897	$14,435,058	$8,575,839		$920,436	N/A	$7,655,403		N/A	N/A	N/A	N/A
Property		27.02	Renaissance Concourse Atlanta Airport Hotel	$17,929,499	$9,549,121	1/31/2017 TTM		76.0%	$27,243,878	$17,864,318	$9,379,560		$1,362,193	N/A	$8,017,367		N/A	N/A	N/A	N/A
Loan	11	28	Best Western Ocean View Resort	$3,082,749	$2,259,167	12/31/2016	14.4%	78.2%	$5,327,321	$3,065,668	$2,261,653	14.5%	$213,093	$0	$2,048,560	13.1%	N/A	N/A	N/A	N/A
Loan		29	Fairfield Inn & Suites - San Carlos	$3,213,759	$3,084,107	9/30/2016 TTM	21.8%	71.0%	$5,860,136	$3,404,903	$2,455,233	17.3%	$234,405	$0	$2,220,828	15.7%	N/A	N/A	N/A	N/A
Loan		30	Colony Bay Apartments	$1,688,565	$1,664,584	2/28/2017 TTM	12.3%	94.7%	$3,353,149	$1,725,327	$1,627,822	12.1%	$149,490	$0	$1,478,332	11.0%	N/A	N/A	N/A	N/A
Loan		31	Southridge Plaza Fontana	$837,888	$1,169,129	3/31/2017 TTM	9.1%	95.0%	$2,128,316	$793,214	$1,335,102	10.4%	$17,202	$89,132	$1,228,768	9.6%	Yupaipa Trading Comp DBA - Rio Ranch Market #7	1/31/2022	45,000	37.7%
Loan		32	Flamingo Commons	$1,724,386	$1,293,439	12/31/2016	11.5%	94.1%	$3,018,885	$1,783,181	$1,235,704	10.9%	$23,382	$40,980	$1,171,342	10.4%	Iliss Brown	6/30/2019	3,546	4.3%
Loan		33	Oak Hills Medical Plaza	$772,068	$1,062,278	12/31/2016	9.7%	92.2%	$1,905,591	$740,667	$1,164,924	10.6%	$14,666	$152,105	$998,153	9.1%	Providence Medical Institute	6/30/2021	10,536	18.7%
Loan	11	34	Germantown Apartments	$888,491	$1,049,595	3/31/2017 TTM	10.6%	94.4%	$1,916,319	$905,763	$1,010,556	10.2%	$58,225	$0	$952,331	9.6%	N/A	N/A	N/A	N/A
Loan	17	35	Huntersville Square	$262,501	$824,079	3/31/2017 TTM	9.0%	82.5%	$1,134,242	$282,535	$851,707	9.7%	$17,606	$38,032	$796,069	9.1%	Food Lion	10/26/2025	40,100	43.3%
Loan	18	36	Thorndale West Shopping Center	$404,539	$1,004,153	12/31/2016	11.4%	73.3%	$1,189,514	$400,787	$788,726	9.0%	$20,171	-$6,977	$775,533	8.8%	Goodwill Industries	9/30/2019	16,992	21.7%
Loan		37	Novi Technology Center	$379,854	$1,084,965	12/31/2016	12.5%	95.7%	$1,396,964	$415,749	$981,214	11.3%	$21,037	$78,888	$881,290	10.1%	Sony Electronics	10/31/2022	15,079	14.3%
Loan	8	38	Market Street Portfolio	$321,182	$842,057	12/31/2016	9.7%	95.0%	$1,154,370	$375,834	$778,536	9.0%	$15,433	$65,318	$697,786	8.1%
Property		38.01	839 N Market Street	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A		Happy Harry’s Inc (Walgreens)	10/31/2027	24,000	100.0%
Property		38.02	605 N Market Street	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A		Sneaker Villa, Inc.	11/30/2017	4,808	33.7%
Property		38.03	811 N Market Street	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A		Specs for Less	12/31/2017	2,536	100.0%
Property		38.04	220 N Market Street	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		38.05	821 N Market Street	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A		MadMack LLC	4/30/2020	8,260	100.0%
Property		38.06	730 N Market Street	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A		Rick Hogan	12/31/2018	2,040	26.5%
Property		38.07	831 N Market Street	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A		DiMeo Pizza Kitchen (DPK, LLC)	9/30/2021	2,548	50.5%
Property		38.08	823 N Market Street	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A		823 Bakery LLC	4/30/2018	1,927	100.0%
Property		38.09	815 N Market Street	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A		University of Delaware	5/31/2027	1,603	100.0%
Loan		39	Metro Business Park	$639,563	$1,082,723	12/31/2016	14.4%	86.7%	$1,718,488	$654,374	$1,064,114	14.2%	$29,404	$146,886	$887,824	11.8%	Six Continents Hotels, Inc.	12/31/2019	51,764	28.2%
Loan		40	Holiday Inn Express & Suites - Ocean City, MD	$1,454,290	$922,876	2/28/2017 TTM	12.3%	56.8%	$2,377,166	$1,454,215	$922,951	12.3%	$95,087	N/A	$827,864	11.1%	N/A	N/A	N/A	N/A
Loan		41	Picasso Village	$323,982	$622,111	12/31/2016	8.5%	92.8%	$1,034,049	$330,557	$703,492	9.6%	$12,752	$41,756	$648,984	8.9%	Cilantros Mexican Grill	1/31/2023	7,453	16.4%
Loan	8, 9, 19	42	Golden Gate & Goldsmith Gallery Portfolio	N/A	N/A	N/A		90.8%	$1,083,453	$360,782	$722,671	10.6%	$13,074	$63,397	$646,200	9.5%
Property		42.01	Golden Gate Shopping Center	$276,568	$553,757	12/31/2016		90.0%	$894,864	$316,267	$578,597		$10,159	$58,975	$509,463		Anytime Fitness	1/31/2022	10,000	14.8%
Property		42.02	Goldsmith Gallery	N/A	N/A	N/A		95.0%	$188,589	$44,515	$144,074		$2,915	$4,422	$136,737		The Goldsmith Gallery	5/31/2030	5,500	100.0%
Loan	7	43	Courtyard Rock Hill	$2,149,646	$1,345,157	1/31/2017 TTM	19.8%	71.0%	$3,054,907	$1,976,458	$1,078,449	15.9%	$122,196	$0	$956,253	14.1%	N/A	N/A	N/A	N/A
Loan	7	44	Courtyard - Burlington	$2,363,281	$868,861	12/31/2016	12.8%	73.6%	$3,224,088	$2,347,213	$876,875	12.9%	$128,964	N/A	$747,912	11.0%	N/A	N/A	N/A	N/A
Loan		45	Chandler Mercado	$230,297	$854,529	1/31/2017 TTM	13.3%	88.7%	$913,919	$213,914	$700,004	10.9%	$13,522	$63,802	$622,681	9.7%	Golf and Tennis Pro Shop Inc.	1/31/2021	56,000	62.1%
Loan		46	Shoppes at Meadow Ridge	$234,721	$655,084	2/28/2017 TTM	10.2%	93.0%	$915,283	$237,464	$677,819	10.6%	$8,574	$40,827	$628,418	9.8%	COVERT2Media, LLC	8/31/2019	5,884	14.4%
Loan		47	Cramer Creek Corporate Center	$468,934	$700,384	12/31/2016	10.9%	94.7%	$1,293,081	$455,511	$837,569	13.1%	$9,892	$49,459	$778,219	12.2%	Subaru of America, Inc	7/31/2026	16,429	16.5%
Loan		48	Walgreens - Ann Arbor, MI	N/A	N/A	N/A	N/A	97.0%	$608,835	$12,177	$596,659	10.2%	N/A	N/A	$596,659	10.2%	Walgreens	9/30/2035	13,650	100.0%
Loan		49	American Mini Storage	$259,868	$542,671	12/31/2016	9.4%	93.5%	$781,640	$256,880	$524,761	9.1%	$12,940	$0	$511,821	8.8%	N/A	N/A	N/A	N/A
Loan		50	Sahara Rainbow Center	$186,290	$501,558	2/28/2017 TTM	8.8%	84.6%	$821,426	$185,360	$636,066	11.2%	$15,379	$68,655	$552,032	9.7%	Craig P. Snelling (billiard)	9/30/2022	9,978	18.2%
Loan		51	Greenwood Commons	$278,899	$517,328	12/31/2016	9.4%	95.0%	$805,048	$308,374	$496,674	9.0%	$18,000	$0	$478,674	8.7%	N/A	N/A	N/A	N/A
Loan		52	Satterfield Landing Shopping Center	$124,221	$533,847	12/31/2016	9.7%	90.1%	$603,186	$127,034	$476,152	8.7%	$9,979	$24,948	$441,224	8.0%	TJ X Companies, Inc	4/30/2026	26,000	52.1%
Loan	11	53	Holiday Inn Express Grand Prairie	$1,430,572	$714,606	2/28/2017 TTM	13.0%	73.4%	$2,145,178	$1,474,264	$670,914	12.2%	$85,807	$0	$585,107	10.6%	N/A	N/A	N/A	N/A
Loan		54	Wingate by Wyndham York	$1,118,152	$599,812	2/28/2017 TTM	12.0%	74.5%	$1,716,173	$1,164,174	$551,999	11.1%	$68,647	$0	$483,352	9.7%	N/A	N/A	N/A	N/A
Loan		55	Parkway Crossing	$246,015	$625,478	12/31/2016	13.2%	94.0%	$881,771	$264,287	$617,484	13.0%	$11,921	$43,049	$562,514	11.9%	High Street Antiques & Design, LLC	1/31/2022	50,000	75.5%
Loan		56	Sherwood Village	$105,793	$313,370	4/30/2017 TTM	10.8%	95.0%	$405,338	$108,453	$296,885	10.2%	$2,302	$18,262	$276,321	9.5%	Verizon Wireless	2/15/2020	4,110	26.8%
Loan		57	Storage Depot of Ocala	$141,276	$280,524	2/28/2017 TTM	10.7%	90.0%	$419,362	$159,654	$259,708	9.9%	N/A	$9,399	$250,309	9.5%	N/A	N/A	N/A	N/A
Loan		58	Westward Village	$139,785	$190,895	12/31/2016	9.0%	69.2%	$336,175	$125,219	$210,956	9.9%	$6,018	$0	$204,938	9.7%	N/A	N/A	N/A	N/A

A-1-6

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	2nd Largest Tenant	2nd Largest Tenant Lease Expiration(4)	2nd Largest Tenant NSF	2nd Largest Tenant % of NSF	3rd Largest Tenant	3rd Largest Tenant Lease Expiration(4)	3rd Largest Tenant NSF	3rd Largest Tenant % of NSF	4th Largest Tenant	4th Largest Tenant Lease Expiration(4)	4th Largest Tenant NSF	4th Largest Tenant % of NSF
Loan	5, 6, 7	1	Market Street - The Woodlands	Merrill Lynch	1/1/2020	23,682	4.8%	Regus	3/1/2027	23,495	4.8%	Cinemark	5/1/2020	20,664	4.2%
Loan	5, 8, 9, 10	2	Yeshiva University Portfolio
Property		2.01	2495 Amsterdam Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.02	215 Lexington Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.03	2520 Amsterdam Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.04	245 Lexington Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.05	253 Lexington Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	5, 6, 8, 9	3	iStar Leased Fee Portfolio
Property		3.01	Hilton Salt Lake	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.02	DoubleTree Seattle Airport	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.03	DoubleTree Mission Valley	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.04	One Ally Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.05	DoubleTree Sonoma	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.06	DoubleTree Durango	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.07	Northside Forsyth Hospital Medical Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.08	NASA/JPSS Headquarters	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.09	Dallas Market Center: Sheraton Suites	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.10	Dallas Market Center: Marriott Courtyard	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.11	The Buckler Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.12	Lock-Up Self Storage Facility	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		4	Nassau County DHHS	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	5	5	123 William Street	U.S. Social Security Administration	6/28/2022	48,221	8.8%	NYS Licensing	7/31/2022	45,313	8.3%	NYC Department of Youth & Community Development (“DYCD”)	MTM	40,610	7.4%
Loan	5	6	Hyatt Regency Austin	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	7	7	300 Lighting Way	NYK Line (North America), Inc.	6/30/2027	50,431	16.1%	H&M Hennes & Mauritz, L.P.	11/30/2027	49,116	15.7%	Yusen Logistics (Americas) Inc.	9/30/2021	45,519	14.6%
Loan	5, 8, 9, 11	8	Selig Portfolio
Property		8.01	Fourth & Blanchard	Windstar Cruises, LLC	8/31/2020	26,142	6.4%	Department of Revenue	2/28/2019	22,722	5.6%	Varian Medical Systems, Inc.	11/17/2022	22,483	5.5%
Property		8.02	635 Elliott	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.03	645 Elliott	Clear Channel Communications	3/31/2026	37,699	26.0%	EMD Millipore Corporation	11/30/2021	27,731	19.2%	Pacific Biomarkers	5/9/2022	21,216	14.7%
Property		8.04	Fifth & Jackson	Summit Law Group, PLLC	12/31/2022	30,386	21.1%	Dept. of Labor & Industries	9/30/2022	27,665	19.2%	Walsh Construction Co.	8/31/2019	15,338	10.6%
Property		8.05	North Tower - 100 West Harrison	Aldridge	8/30/2020	4,771	7.3%	Reid McCarthy Ballew&Leahy LLP	5/31/2021	4,599	7.0%	Nextec Corporation	12/8/2018	4,205	6.4%
Property		8.06	200 West Thomas	Floyd Pflueger & Ringer, P.S.	5/22/2021	13,477	20.9%	NW Regional Primary Care Assoc	11/30/2021	4,438	6.9%	FXVille	10/31/2022	4,135	6.4%
Property		8.07	South Tower - 100 West Harrison	SH Worldwide, LLC	4/30/2024	5,333	8.1%	Prime Team Partners	10/15/2018	4,364	6.6%	Dental Health Services	7/31/2022	4,185	6.3%
Loan	5, 7, 12	9	Magnolia Hotel Denver	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		10	150 West Main Street	Wall Einhorn & Chernitzer, P.C.	8/31/2026	27,748	12.2%	SunTrust Bank	12/31/2025	24,030	10.6%	T. Parker Host, Inc.	12/31/2026	20,773	9.1%
Loan		11	1615 Poydras	ANKOR Energy LLC (KNOC)	10/31/2024	37,156	7.4%	Kuchler Polk Schell Weiner & Richeson, LLC	8/31/2026	25,568	5.1%	Gillis, Ellis & Baker	3/31/2025	21,970	4.4%
Loan		12	Grand Marc at Riverside	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	9, 13	13	One Presidential	Urologic Consultants of SE PA	10/31/2020	16,021	12.0%	Novak Francella LLC	7/31/2021	14,965	11.2%	Live Nation Worldwide, Inc.	9/30/2025	12,170	9.1%
Loan		14	Harbor Club	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	5	15	Gateway Crossing	Best Buy	1/31/2022	45,657	21.5%	Old Navy	3/31/2020	17,000	8.0%	Guitar Center	2/28/2027	15,000	7.1%
Loan	14	16	Morgantown Crossings	Lowe’s (GL)	9/16/2032	119,328	31.6%	Dollar Tree	1/31/2019	10,200	2.7%	AutoZone (GL)	2/29/2028	6,910	1.8%
Loan		17	DoubleTree Tinton Falls	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	5, 11	18	Crowne Plaza JFK	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		19	200 West 40th Street	Times Square Photo	6/30/2020	543	7.1%	Kati Junction	8/31/2023	500	6.5%	Bazaar Perfume Inc.	8/31/2023	371	4.9%
Loan	6	20	Heritage Park Shopping Center	Staples	9/30/2021	20,388	11.4%	Petsmart	1/31/2022	20,381	11.4%	Panera, LLC	12/31/2020	4,500	2.5%
Loan		21	696 Hampshire Road	Darin Eye Center	10/31/2017	4,813	11.6%	Glenn Cohen MD, Inc.	5/31/2024	4,527	10.9%	Michael Schwartz, MD	5/31/2018	4,352	10.5%
Loan	9, 15	22	7 Rivington	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	9, 15	23	146 Mulberry	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		24	Bursca Business Park	Breen Energy	8/30/2021	9,883	4.9%	Sears	3/31/2022	9,000	4.5%	ADT	10/31/2019	9,000	4.5%
Loan		25	Shea Center II	Nova Financial	11/30/2024	11,831	9.8%	Event Networks, Inc.	6/30/2018	9,368	7.7%	Resource Energy Operating LLC	9/30/2021	9,282	7.7%
Loan		26	Lyons Business Park	Advanced Service Tech	1/31/2018	41,600	11.9%	Tech Products Corp.	7/31/2018	25,600	7.3%	Lexus of Dayton, Inc.	11/30/2018	25,600	7.3%
Loan	5, 8, 16	27	Atlanta and Anchorage Hotel Portfolio
Property		27.01	Hilton Anchorage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		27.02	Renaissance Concourse Atlanta Airport Hotel	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	11	28	Best Western Ocean View Resort	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		29	Fairfield Inn & Suites - San Carlos	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		30	Colony Bay Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		31	Southridge Plaza Fontana	Rite Aid #5696 DBA - Rite Aid #5696	5/31/2021	18,856	15.8%	AutoZone Development DBA - AutoZone Development Corporation	2/28/2023	7,000	5.9%	McDonalds Corporatio DBA - McDonalds Corporation	8/8/2020	4,679	3.9%
Loan		32	Flamingo Commons	Mazzola’s West, Inc.	11/30/2021	2,292	2.8%	Cardioflex Therapy Inc.	9/30/2018	2,290	2.8%	Barry University Office of the Public Guardian	11/30/2017	2,055	2.5%
Loan		33	Oak Hills Medical Plaza	Pediatric Affiliates Medical Group, Inc	12/31/2025	4,465	7.9%	Prohealth Advanced Imaging, LLC	4/30/2020	4,185	7.4%	Michael Lee, MD & William Rumack, MD	7/31/2017	3,945	7.0%
Loan	11	34	Germantown Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	17	35	Huntersville Square	Tuesday Morning, Inc.	1/31/2027	13,000	14.0%	Southern Pointe Dance Academy	9/30/2018	4,250	4.6%	Chico’s Mexican Grill	4/30/2018	4,200	4.5%
Loan	18	36	Thorndale West Shopping Center	Dollar Tree Stores, Inc.	6/30/2022	12,991	16.6%	Ace Hardware Thorndale	8/31/2017	11,552	14.8%	DaVita, Inc.	2/28/2023	8,382	10.7%
Loan		37	Novi Technology Center	Michigan Office Electronics	1/31/2020	11,488	10.9%	Mitsumi Electronics	11/30/2017	10,980	10.4%	Geocom Corp.	5/31/2019	9,273	8.8%
Loan	8	38	Market Street Portfolio
Property		38.01	839 N Market Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		38.02	605 N Market Street	Start it Up Delaware, Inc.	11/30/2018	4,405	30.9%	BPGS Construction LLC	11/14/2021	2,971	20.8%	Luigi Ciuffetelli and Scott Hewitt	9/30/2019	2,074	14.5%
Property		38.03	811 N Market Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		38.04	220 N Market Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		38.05	821 N Market Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		38.06	730 N Market Street	James J. Buckley T/A Ninth St.	6/30/2017	1,899	24.7%	Garland Thompson (State Farm)	8/31/2018	1,860	24.2%	Cease Violence Wilmington, Inc	MTM	753	9.8%
Property		38.07	831 N Market Street	Michelle’s of Delaware LLC	5/31/2017	2,500	49.5%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		38.08	823 N Market Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		38.09	815 N Market Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		39	Metro Business Park	Cardno, Inc.	2/28/2019	9,700	5.3%	Sun Optics	4/30/2019	9,213	5.0%	ADT, LLC	5/31/2020	9,100	5.0%
Loan		40	Holiday Inn Express & Suites - Ocean City, MD	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		41	Picasso Village	Reviewit Magazine	1/31/2018	5,125	11.3%	Posh Salon	2/28/2022	4,346	9.6%	Seven Woodlands	10/15/2019	4,000	8.8%
Loan	8, 9, 19	42	Golden Gate & Goldsmith Gallery Portfolio
Property		42.01	Golden Gate Shopping Center	Secretary of State - Department of Motor Vehicles	10/12/2019	6,000	8.9%	Joy Lilley Liquor	8/31/2019	5,000	7.4%	Heat and Sweep	5/31/2020	4,500	6.6%
Property		42.02	Goldsmith Gallery	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	7	43	Courtyard Rock Hill	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	7	44	Courtyard - Burlington	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		45	Chandler Mercado	ECA Lease, Chandler, AZ	10/31/2025	24,870	27.6%	Enjoi Nails & Salon	1/31/2020	1,286	1.4%	N/A	N/A	N/A	N/A
Loan		46	Shoppes at Meadow Ridge	Wantman Group	11/30/2020	4,958	12.1%	Magic Nails	2/28/2022	3,237	7.9%	Soundview Africa	4/30/2019	3,074	7.5%
Loan		47	Cramer Creek Corporate Center	Denso International America, I (Denso Automotive Ohio)	3/31/2024	15,531	15.6%	Syntero, Inc.	4/30/2025	13,939	14.0%	Decilion Healthcare, LLC	12/31/2023	8,910	9.0%
Loan		48	Walgreens - Ann Arbor, MI	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		49	American Mini Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		50	Sahara Rainbow Center	Shana Dawn Davis and LV Dog, Inc. (dogsrus)	7/31/2020	9,729	17.7%	Black Cat, LLC (halltown)	11/30/2021	6,563	11.9%	Debbie Marie Montalbano & WII Play Games, Inc (wiigames)	1/31/2023	5,056	9.2%
Loan		51	Greenwood Commons	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		52	Satterfield Landing Shopping Center	Staples	2/28/2022	17,450	35.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	11	53	Holiday Inn Express Grand Prairie	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		54	Wingate by Wyndham York	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		55	Parkway Crossing	El Fenix Corporation	9/30/2021	6,362	9.6%	Visionary Properties, Inc. #26	9/30/2018	4,500	6.8%	Sara’s Secret	10/31/2018	2,153	3.3%
Loan		56	Sherwood Village	Eyemart Express	2/28/2022	4,000	26.1%	FedEx Kinkos Office	2/28/2019	2,000	13.0%	Texas Prime	5/31/2021	1,911	12.5%
Loan		57	Storage Depot of Ocala	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		58	Westward Village	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

A-1-7

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	5th Largest Tenant	5th Largest Tenant Lease Expiration(4)	5th Largest Tenant NSF	5th Largest Tenant % of NSF	Upfront Replacement Reserves	Monthly Replacement Reserves	Replacement Reserve Cap	Upfront TI/LC Reserves	Monthly TI/LC Reserves	TI/LC Reserve Cap	Upfront Tax Reserves	Monthly Tax Reserves	Upfront Insurance Reserves	Monthly Insurance Reserves	Upfront Deferred Maint. Reserve	Initial Other Reserves	Ongoing Other Reserves
Loan	5, 6, 7	1	Market Street - The Woodlands	Tommy Bahama	Various (3/1/20 - 11,986 SF; 11/30/19 - 372 SF)	12,358	2.5%	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Loan	5, 8, 9, 10	2	Yeshiva University Portfolio					$0	$19,402	$0	$0	$0	$0	$0	$0	$0	$0	$275,625	$0	$0
Property		2.01	2495 Amsterdam Avenue	N/A	N/A	N/A	N/A
Property		2.02	215 Lexington Avenue	N/A	N/A	N/A	N/A
Property		2.03	2520 Amsterdam Avenue	N/A	N/A	N/A	N/A
Property		2.04	245 Lexington Avenue	N/A	N/A	N/A	N/A
Property		2.05	253 Lexington Avenue	N/A	N/A	N/A	N/A
Loan	5, 6, 8, 9	3	iStar Leased Fee Portfolio					$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Property		3.01	Hilton Salt Lake	N/A	N/A	N/A	N/A
Property		3.02	DoubleTree Seattle Airport	N/A	N/A	N/A	N/A
Property		3.03	DoubleTree Mission Valley	N/A	N/A	N/A	N/A
Property		3.04	One Ally Center	N/A	N/A	N/A	N/A
Property		3.05	DoubleTree Sonoma	N/A	N/A	N/A	N/A
Property		3.06	DoubleTree Durango	N/A	N/A	N/A	N/A
Property		3.07	Northside Forsyth Hospital Medical Center	N/A	N/A	N/A	N/A
Property		3.08	NASA/JPSS Headquarters	N/A	N/A	N/A	N/A
Property		3.09	Dallas Market Center: Sheraton Suites	N/A	N/A	N/A	N/A
Property		3.10	Dallas Market Center: Marriott Courtyard	N/A	N/A	N/A	N/A
Property		3.11	The Buckler Apartments	N/A	N/A	N/A	N/A
Property		3.12	Lock-Up Self Storage Facility	N/A	N/A	N/A	N/A
Loan		4	Nassau County DHHS	N/A	N/A	N/A	N/A	$130,335	$0	$130,335	$0	$0	$0	$144,526	$122,789	$0	$0	$1,166,106	$4,657,686	$20,817
Loan	5	5	123 William Street	Securities Training Corporation	6/30/2025	32,356	5.9%	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$24,819,755	$0
Loan	5	6	Hyatt Regency Austin	N/A	N/A	N/A	N/A	$0	$0	$0	$0	$0	$0	$376,870	$188,435	$0	$0	$0	$0	$0
Loan	7	7	300 Lighting Way	Chasan Leyner & Lamparello, PC	4/30/2027	26,500	8.5%	$0	$6,511	$234,396	$2,833,592	$26,044	$937,587	$0	$0	$0	$0	$0	$8,399,137	$0
Loan	5, 8, 9, 11	8	Selig Portfolio					$0	$22,553	$0	$0	$135,316	$0	$0	$154,704	$0	$13,739	$0	$0	$0
Property		8.01	Fourth & Blanchard	DomainTools, LLC	12/31/2019	16,654	4.1%
Property		8.02	635 Elliott	N/A	N/A	N/A	N/A
Property		8.03	645 Elliott	VIEVU	1/24/2023	10,093	7.0%
Property		8.04	Fifth & Jackson	Disability Rights Washington	4/30/2022	6,156	4.3%
Property		8.05	North Tower - 100 West Harrison	ProHealth Staffing, LLC	2/27/2019	3,833	5.8%
Property		8.06	200 West Thomas	Murray Dunham and Murray	3/31/2019	3,058	4.7%
Property		8.07	South Tower - 100 West Harrison	Minar & Northey, LLP	8/31/2019	3,905	5.9%
Loan	5, 7, 12	9	Magnolia Hotel Denver	N/A	N/A	N/A	N/A	$0	$58,785	$0	$0	$0	$0	$0	$65,371	$90,712	$0	$0	$2,224,206	$0
Loan		10	150 West Main Street	CB Richard Ellis of Virginia	12/31/2020	18,760	8.2%	$0	$3,794	$0	$0	$18,968	$0	$41,779	$41,779	$52,000	$4,333	$0	$134,001	$0
Loan		11	1615 Poydras	Duplantier, Hrapmann, Hogan & Maher, LLP	6/30/2025	17,716	3.5%	$0	$11,854	$0	$1,000,000	$62,718	$5,500,000	$256,339	$51,268	$106,763	$35,588	$1,201,175	$2,068,110	$0
Loan		12	Grand Marc at Riverside	N/A	N/A	N/A	N/A	$0	$8,215	$0	$0	$0	$0	$47,503	$47,503	$104,664	$8,051	$0	$35,950	$35,950
Loan	9, 13	13	One Presidential	Global	4/30/2018	9,811	7.4%	$0	$2,219	$130,000	$0	$11,093	$0	$272,533	$30,281	$0	$0	$0	$0	$0
Loan		14	Harbor Club	N/A	N/A	N/A	N/A	$369,000	$0	$369,000	$0	$0	$0	$209,288	$23,254	$171,651	$28,608	$554,813	$0	$0
Loan	5	15	Gateway Crossing	Empire Beauty	2/28/2018	11,050	5.2%	$0	$2,655	$63,708	$0	$23,890	$1,433,400	$0	$42,042	$20,920	$5,230	$0	$0	$0
Loan	14	16	Morgantown Crossings	Mattress Firm	11/30/2019	6,300	1.7%	$0	$842	$0	$0	$2,808	$0	$113,185	$16,169	$0	$0	$0	$0	$0
Loan		17	DoubleTree Tinton Falls	N/A	N/A	N/A	N/A	$0	$27,463	$0	$0	$0	$0	$27,337	$27,337	$0	$0	$5,625	$2,752,100	$66,000
Loan	5, 11	18	Crowne Plaza JFK	N/A	N/A	N/A	N/A	$0	$65,374	$0	$0	$0	$0	$729,073	$138,871	$22,736	$15,157	$0	$281,000	$0
Loan		19	200 West 40th Street	Barber Shop	1/31/2027	350	4.6%	$0	$0	$0	$0	$0	$0	$157,745	$39,436	$4,164	$2,082	$0	$0	$0
Loan	6	20	Heritage Park Shopping Center	Cici’s Pizza	2/28/2022	4,200	2.3%	$0	$1,273	$76,376	$250,000	$3,744	$224,635	$24,704	$24,704	$0	$0	$0	$0	$0
Loan		21	696 Hampshire Road	Walter Thomas MD, Inc.	8/31/2020	3,338	8.0%	$0	$1,210	$0	$150,000	$0	$150,000	$12,858	$12,858	$4,204	$2,102	$0	$50,295	$0
Loan	9, 15	22	7 Rivington	N/A	N/A	N/A	N/A	$0	$358	$0	$0	$0	$0	$84,792	$14,132	$8,158	$1,020	$0	$7,213	$0
Loan	9, 15	23	146 Mulberry	N/A	N/A	N/A	N/A	$0	$338	$0	$0	$0	$0	$78,471	$13,079	$8,696	$1,087	$0	$0	$0
Loan		24	Bursca Business Park	Beers Enterprises	4/30/2019	9,000	4.5%	$0	$4,031	$0	$400,000	$0	$400,000	$239,417	$34,337	$0	$0	$0	$233,057	$0
Loan		25	Shea Center II	Broadnet Teleservices, LLC	3/31/2018	6,746	5.6%	$0	$2,361	$0	$0	$10,117	$0	$264,746	$37,821	$15,921	$2,274	$0	$1,014,660	$0
Loan		26	Lyons Business Park	DFS Supply, Inc.	11/30/2021	24,800	7.1%	$0	$4,360	$0	$250,000	$0	$0	$94,177	$47,088	$0	$0	$30,375	$13,831	$0
Loan	5, 8, 16	27	Atlanta and Anchorage Hotel Portfolio					$0	$190,219	$0	$0	$0	$0	$1,033,595	$129,199	$339,972	$32,378	$0	$5,089,582	$0
Property		27.01	Hilton Anchorage	N/A	N/A	N/A	N/A
Property		27.02	Renaissance Concourse Atlanta Airport Hotel	N/A	N/A	N/A	N/A
Loan	11	28	Best Western Ocean View Resort	N/A	N/A	N/A	N/A	$0	$17,758	$0	$0	$0	$0	$72,058	$12,010	$40,253	$4,025	$0	$0	$82,750
Loan		29	Fairfield Inn & Suites - San Carlos	N/A	N/A	N/A	N/A	$0	$20,993	$0	$0	$0	$0	$200,138	$33,356	$4,121	$4,121	$9,000	$598,503	$36,003
Loan		30	Colony Bay Apartments	N/A	N/A	N/A	N/A	$0	$0	$0	$0	$0	$0	$140,479	$23,413	$58,144	$9,691	$3,750	$0	$0
Loan		31	Southridge Plaza Fontana	Frank Jara	9/1/2026	4,471	3.7%	$0	$1,492	$52,000	$71,583	$7,460	$450,000	$24,937	$24,937	$1,458	$1,458	$0	$10,000	$0
Loan		32	Flamingo Commons	Shades of Red, Inc.	8/31/2021	1,730	2.1%	$0	$1,949	$100,000	$100,000	$0	$100,000	$224,048	$32,007	$190,157	$14,799	$0	$0	$0
Loan		33	Oak Hills Medical Plaza	Scott Calig, MD	9/30/2019	3,910	6.9%	$0	$0	$0	$353,872	$0	$0	$13,416	$13,416	$4,739	$948	$10,313	$37,739	$0
Loan	11	34	Germantown Apartments	N/A	N/A	N/A	N/A	$0	$4,852	$0	$0	$0	$0	$146,127	$16,236	$0	$0	$0	$56,976	$0
Loan	17	35	Huntersville Square	The Homeschool Room	4/30/2019	3,260	3.5%	$0	$3,089	$148,000	$0	$6,950	$160,000	$106,278	$10,628	$4,490	$1,123	$21,175	$432,000	$0
Loan	18	36	Thorndale West Shopping Center	Dental Care Alliance, LLC	1/31/2019	3,200	4.1%	$0	$1,681	$100,860	$500,000	$0	$500,000	$138,081	$15,342	$0	$0	$0	$207,000	$0
Loan		37	Novi Technology Center	U-Shin America, Inc	10/31/2018	7,389	7.0%	$0	$1,753	$0	$300,000	$6,574	$0	$38,275	$12,758	$15,619	$1,735	$93,549	$240,439	$0
Loan	8	38	Market Street Portfolio					$0	$1,286	$0	$200,000	$5,494	$0	$50,146	$10,029	$3,380	$1,690	$0	$0	$0
Property		38.01	839 N Market Street	N/A	N/A	N/A	N/A
Property		38.02	605 N Market Street	N/A	N/A	N/A	N/A
Property		38.03	811 N Market Street	N/A	N/A	N/A	N/A
Property		38.04	220 N Market Street	N/A	N/A	N/A	N/A
Property		38.05	821 N Market Street	N/A	N/A	N/A	N/A
Property		38.06	730 N Market Street	N/A	N/A	N/A	N/A
Property		38.07	831 N Market Street	N/A	N/A	N/A	N/A
Property		38.08	823 N Market Street	N/A	N/A	N/A	N/A
Property		38.09	815 N Market Street	N/A	N/A	N/A	N/A
Loan		39	Metro Business Park	F&C Enterprises, Inc.	4/30/2019	8,749	4.8%	$0	$2,450	$88,211	$0	$10,720	$200,000	$93,076	$18,615	$5,683	$5,683	$0	$0	$0
Loan		40	Holiday Inn Express & Suites - Ocean City, MD	N/A	N/A	N/A	N/A	$500,000	$7,924	$0	$0	$0	$0	$33,161	$7,723	$0	$0	$0	$0	$0
Loan		41	Picasso Village	Pho Be Restaurant	1/31/2020	3,515	7.7%	$0	$1,063	$0	$0	$5,000	$100,000	$62,118	$12,424	$11,159	$1,860	$0	$49,018	$0
Loan	8, 9, 19	42	Golden Gate & Goldsmith Gallery Portfolio					$60,000	$0	$60,000	$180,000	$0	$180,000	$88,089	$12,584	$18,827	$3,138	$36,306	$166,667	$0
Property		42.01	Golden Gate Shopping Center	Banquet Hall	10/31/2018	4,500	6.6%
Property		42.02	Goldsmith Gallery	N/A	N/A	N/A	N/A
Loan	7	43	Courtyard Rock Hill	N/A	N/A	N/A	N/A	$0	$8,749	$0	$0	$0	$0	$48,690	$8,115	$0	$0	$0	$2,302,500	$0
Loan	7	44	Courtyard - Burlington	N/A	N/A	N/A	N/A	$0	$0	$0	$0	$0	$0	$21,780	$10,890	$0	$0	$3,750	$750,000	$10,000
Loan		45	Chandler Mercado	N/A	N/A	N/A	N/A	$0	$1,127	$0	$50,000	$7,017	$0	$0	$10,370	$0	$0	$58,750	$0	$0
Loan		46	Shoppes at Meadow Ridge	Quest Diagnostics	11/30/2019	2,636	6.5%	$0	$715	$0	$50,000	$3,913	$250,000	$61,760	$10,293	$1,263	$632	$0	$0	$0
Loan		47	Cramer Creek Corporate Center	3KeyLogic, LLC	6/30/2020	7,692	7.7%	$0	$824	$0	$0	$4,122	$197,834	$0	$14,775	$12,563	$897	$263,016	$202,269	$0
Loan		48	Walgreens - Ann Arbor, MI	N/A	N/A	N/A	N/A	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$6,250	$0
Loan		49	American Mini Storage	N/A	N/A	N/A	N/A	$0	$1,078	$0	$0	$0	$0	$0	$5,032	$2,380	$595	$33,375	$0	$0
Loan		50	Sahara Rainbow Center	Richard Bruce (muse)	2/28/2019	3,835	7.0%	$0	$1,282	$0	$87,974	$5,721	$274,620	$9,590	$3,197	$1,963	$982	$0	$0	$0
Loan		51	Greenwood Commons	N/A	N/A	N/A	N/A	$0	$1,500	$0	$0	$0	$0	$0	$9,060	$17,797	$2,512	$0	$284,336	$0
Loan		52	Satterfield Landing Shopping Center	N/A	N/A	N/A	N/A	$0	$790	$0	$0	$2,079	$99,794	$8,746	$2,915	$8,926	$2,231	$0	$0	$0
Loan	11	53	Holiday Inn Express Grand Prairie	N/A	N/A	N/A	N/A	$0	$3,575	$0	$0	$0	$0	$103,980	$12,998	$26,484	$4,206	$0	$0	$0
Loan		54	Wingate by Wyndham York	N/A	N/A	N/A	N/A	$15,625	$5,634	$0	$0	$0	$0	$5,756	$5,756	$1,813	$1,813	$0	$0	$0
Loan		55	Parkway Crossing	Simon’s Sushi	3/31/2022	1,674	2.5%	$0	$1,104	$52,983	$0	$3,587	$172,192	$17,952	$8,976	$0	$0	$0	$0	$0
Loan		56	Sherwood Village	ACSO of Texas LP	1/31/2018	1,200	7.8%	$0	$256	$0	$0	$1,522	$0	$12,220	$2,444	$3,598	$277	$0	$0	$0
Loan		57	Storage Depot of Ocala	N/A	N/A	N/A	N/A	$0	$783	$0	$0	$0	$0	$3,003	$3,003	$1,136	$1,136	$0	$0	$0
Loan		58	Westward Village	N/A	N/A	N/A	N/A	$0	$502	$0	$0	$0	$0	$2,054	$685	$1,262	$631	$0	$0	$0

A-1-8

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Other Reserves Description	Appraisal Report Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date
Loan	5, 6, 7	1	Market Street - The Woodlands	N/A	5/1/2017	4/14/2017	N/A	4/14/2017	N/A
Loan	5, 8, 9, 10	2	Yeshiva University Portfolio	N/A
Property		2.01	2495 Amsterdam Avenue		4/4/2017	2/7/2017	N/A	2/7/2017	N/A
Property		2.02	215 Lexington Avenue		4/4/2017	2/7/2017	N/A	2/7/2017	N/A
Property		2.03	2520 Amsterdam Avenue		4/4/2017	2/7/2017	N/A	2/7/2017	N/A
Property		2.04	245 Lexington Avenue		4/4/2017	2/7/2017	N/A	2/7/2017	N/A
Property		2.05	253 Lexington Avenue		4/4/2017	2/7/2017	N/A	2/7/2017	N/A
Loan	5, 6, 8, 9	3	iStar Leased Fee Portfolio	Ground Rents Fund
Property		3.01	Hilton Salt Lake		3/23/2017	2/23/2017	N/A	2/22/2017	2/22/2017
Property		3.02	DoubleTree Seattle Airport		3/27/2017	2/23/2017	N/A	2/23/2017	2/23/2017
Property		3.03	DoubleTree Mission Valley		3/23/2017	2/22/2017	N/A	2/22/2017	2/22/2017
Property		3.04	One Ally Center		3/23/2017	2/22/2017	N/A	2/22/2017	N/A
Property		3.05	DoubleTree Sonoma		3/27/2017	2/28/2017	N/A	2/22/2017	2/22/2017
Property		3.06	DoubleTree Durango		3/28/2017	2/22/2017	N/A	2/22/2017	N/A
Property		3.07	Northside Forsyth Hospital Medical Center		3/28/2017	2/23/2017	N/A	2/23/2017	N/A
Property		3.08	NASA/JPSS Headquarters		3/23/2017	2/21/2017	N/A	2/23/2017	N/A
Property		3.09	Dallas Market Center: Sheraton Suites		3/23/2017	2/23/2017	N/A	2/22/2017	N/A
Property		3.10	Dallas Market Center: Marriott Courtyard		3/23/2017	2/21/2017	N/A	2/23/2017	N/A
Property		3.11	The Buckler Apartments		3/23/2017	2/23/2017	N/A	2/22/2017	N/A
Property		3.12	Lock-Up Self Storage Facility		3/23/2017	2/23/2017	N/A	2/21/2017	N/A
Loan		4	Nassau County DHHS	Ground Rent Funds ($175,072.50 Upfront; $14,589.38 monthly); Free Rent Funds ($1,189,878.05 Upfront); Paint Maintenance Funds ($6,227.87 monthly); Working Capital Funds ($364,289.97 Upfront); Outstanding TI Funds ($2,928,445.20 Upfront)	3/29/2017	3/22/2017	N/A	3/22/2017	N/A
Loan	5	5	123 William Street	DYCD Reserve (Upfront: $20,000,000); Unfunded TI/LC Obligation Funds (Upfront: $4,819,755)	3/7/2017	1/31/2017	N/A	2/3/2017	N/A
Loan	5	6	Hyatt Regency Austin	N/A	2/22/2017	1/30/2017	N/A	1/27/2017	N/A
Loan	7	7	300 Lighting Way	Safilo Holdback (Upfront: $5,500,000); Free Rent (Upfront: $2,899,137); NYK Line/Yusen Reserve Fund (Monthly: Springing)	4/13/2017	2/27/2017	N/A	2/28/2017	N/A
Loan	5, 8, 9, 11	8	Selig Portfolio
Property		8.01	Fourth & Blanchard		2/3/2017	1/3/2017	N/A	1/3/2017	12/29/2016
Property		8.02	635 Elliott		2/3/2017	1/3/2017	N/A	12/30/2016	12/29/2016
Property		8.03	645 Elliott		2/3/2017	1/3/2017	N/A	12/30/2016	12/29/2016
Property		8.04	Fifth & Jackson		2/3/2017	12/30/2016	N/A	1/3/2017	12/28/2016
Property		8.05	North Tower - 100 West Harrison		2/3/2017	12/29/2016	N/A	12/29/2016	12/28/2016
Property		8.06	200 West Thomas		2/3/2017	12/29/2016	N/A	1/3/2017	12/22/2016
Property		8.07	South Tower - 100 West Harrison		2/3/2017	12/29/2016	N/A	12/29/2016	12/28/2016
Loan	5, 7, 12	9	Magnolia Hotel Denver	PIP Reserve (Upfront: $2,224,206); Seasonality Reserve Funds (Monthly: Springing)	3/27/2017	3/27/2017	N/A	3/28/2017	N/A
Loan		10	150 West Main Street	Condominium Reserve ($116,173); Prime Lease Reserve ($17,828)	5/1/2017	4/25/2017	N/A	4/25/2017	N/A
Loan		11	1615 Poydras	Outstanding TI Obligations: $1,568,110; Freeport Reserve: $500,000	5/3/2017	4/21/2017	N/A	4/21/2017	N/A
Loan		12	Grand Marc at Riverside	Ground Lease Reserve	1/27/2017	1/23/2017	N/A	1/6/2017	1/6/2017
Loan	9, 13	13	One Presidential	N/A	4/14/2017	4/27/2016	N/A	4/27/2016	N/A
Loan		14	Harbor Club	N/A	4/26/2017	3/20/2017	N/A	3/16/2017	N/A
Loan	5	15	Gateway Crossing	N/A	2/8/2017	1/16/2017	N/A	1/16/2017	N/A
Loan	14	16	Morgantown Crossings	N/A	4/28/2017	3/31/2017	N/A	3/29/2017	N/A
Loan		17	DoubleTree Tinton Falls	PIP Reserve ($2,686,100); Seasonality Reserve (Upfront: $66,000, Monthly: $66,000); QA Sweep Reserve (Monthly: Springing)	3/7/2017	12/2/2016	N/A	3/10/2017	N/A
Loan	5, 11	18	Crowne Plaza JFK	PIP Reserve	3/31/2017	2/7/2017	N/A	2/7/2017	N/A
Loan		19	200 West 40th Street		3/9/2017	2/20/2017	N/A	2/20/2017	N/A
Loan	6	20	Heritage Park Shopping Center	N/A	12/30/2016	12/7/2016	N/A	12/7/2016	N/A
Loan		21	696 Hampshire Road	Free Rent Reserve	3/28/2017	3/30/2017	N/A	3/29/2017	3/30/2017
Loan	9, 15	22	7 Rivington	Environmental Reserve	4/28/2017	2/2/2017	N/A	2/2/2017	N/A
Loan	9, 15	23	146 Mulberry	N/A	4/24/2017	2/2/2017	N/A	2/2/2017	N/A
Loan		24	Bursca Business Park	Alternate Access Reserve: $233,057; Twin Ponds Access Funds: Springing	4/11/2017	3/22/2017	N/A	4/10/2017	N/A
Loan		25	Shea Center II	Halliburton Escrow ($1,007,860); REA Common Charge ($6,800)	5/3/2017	11/25/2015	N/A	2/27/2017	N/A
Loan		26	Lyons Business Park	Commerical Activity Penalty Fund	3/9/2017	2/13/2017	N/A	2/13/2017	N/A
Loan	5, 8, 16	27	Atlanta and Anchorage Hotel Portfolio	PIP Reserve; Ground Rent Reserve; Seasonal Working Capital Reserve
Property		27.01	Hilton Anchorage		2/23/2017	1/3/2017	N/A	1/3/2017	1/4/2017
Property		27.02	Renaissance Concourse Atlanta Airport Hotel		2/27/2017	1/3/2017	N/A	1/3/2017	N/A
Loan	11	28	Best Western Ocean View Resort	Seasonality Reserve	3/6/2017	1/27/2017	N/A	1/27/2017	1/26/2017
Loan		29	Fairfield Inn & Suites - San Carlos	PIP Reserve (Upfront: $562,500); Ground Rent Reserve (Upfront: $36,003; Monthly: $36,003)	12/6/2016	11/10/2016	N/A	11/10/2016	11/10/2016
Loan		30	Colony Bay Apartments	N/A	3/30/2017	3/21/2017	N/A	3/21/2017	N/A
Loan		31	Southridge Plaza Fontana	Environmental Reserve Funds	5/2/2017	3/8/2017	N/A	3/9/2017	3/9/2017
Loan		32	Flamingo Commons	N/A	3/1/2017	3/29/2017	N/A	3/21/2017	N/A
Loan		33	Oak Hills Medical Plaza	Free Rent Reserve Fund	3/27/2017	2/13/2017	N/A	2/9/2017	2/6/2017
Loan	11	34	Germantown Apartments	Debt Service Reserve	4/24/2017	4/5/2017	N/A	4/4/2017	N/A
Loan	17	35	Huntersville Square	Economic Holdback Reserve ($390,000); Upscale Aquatics Reserve ($42,000)	4/18/2017	3/15/2017	2/10/2017	4/7/2017	N/A
Loan	18	36	Thorndale West Shopping Center	Environmental Escrow	5/3/2017	3/28/2017	N/A	3/23/2017	N/A
Loan		37	Novi Technology Center	Sony Tenant Improvement Reserve: $150,421; Sony Rent Reserve: $51,122; Free Rent Reserve: $38,896	2/14/2017	1/30/2017	N/A	2/21/2017	N/A
Loan	8	38	Market Street Portfolio	N/A
Property		38.01	839 N Market Street		11/14/2016	10/14/2016	N/A	10/14/2016	N/A
Property		38.02	605 N Market Street		11/14/2016	10/14/2016	N/A	10/14/2016	N/A
Property		38.03	811 N Market Street		11/14/2016	10/14/2016	N/A	10/14/2016	N/A
Property		38.04	220 N Market Street		11/14/2016	10/14/2016	N/A	11/1/2016	N/A
Property		38.05	821 N Market Street		11/14/2016	10/14/2016	N/A	10/14/2016	N/A
Property		38.06	730 N Market Street		11/14/2016	10/14/2016	N/A	10/14/2016	N/A
Property		38.07	831 N Market Street		11/14/2016	10/14/2016	N/A	10/14/2016	N/A
Property		38.08	823 N Market Street		11/14/2016	10/14/2016	N/A	10/14/2016	N/A
Property		38.09	815 N Market Street		11/14/2016	10/14/2016	N/A	10/14/2016	N/A
Loan		39	Metro Business Park		3/15/2017	2/15/2017	N/A	2/15/2017	2/16/2017
Loan		40	Holiday Inn Express & Suites - Ocean City, MD	Seasonality Reserve	5/1/2017	3/9/2017	N/A	2/24/2017	N/A
Loan		41	Picasso Village	Tenant Agreement Reserve	4/10/2017	3/13/2017	N/A	3/13/2017	N/A
Loan	8, 9, 19	42	Golden Gate & Goldsmith Gallery Portfolio	Environmental Reserve ($150,000); Anytime Fitness Reduced Rent Reserve ($16,667)
Property		42.01	Golden Gate Shopping Center		3/23/2017	2/27/2017	4/7/2017	2/23/2017	N/A
Property		42.02	Goldsmith Gallery		3/23/2017	2/23/2017	N/A	2/23/2017	N/A
Loan	7	43	Courtyard Rock Hill	PIP Reserve ($2,300,000); Comfort Letter Transfer Reserve ($2,500)	3/27/2017	2/28/2017	N/A	2/27/2017	N/A
Loan	7	44	Courtyard - Burlington	PIP Reserve	2/13/2017	2/2/2017	N/A	2/2/2017	N/A
Loan		45	Chandler Mercado		3/8/2017	3/8/2017	N/A	2/27/2017	N/A
Loan		46	Shoppes at Meadow Ridge	N/A	4/7/2017	4/21/2017	N/A	3/31/2017	N/A
Loan		47	Cramer Creek Corporate Center	Denso TI Reserve	4/6/2017	4/4/2017	N/A	3/22/2017	N/A
Loan		48	Walgreens - Ann Arbor, MI	Environmental Reserve Funds	1/3/2017	1/19/2017	N/A	1/19/2017	N/A
Loan		49	American Mini Storage	N/A	4/12/2017	4/13/2017	N/A	4/13/2017	N/A
Loan		50	Sahara Rainbow Center	Special Rollover Reserve	2/3/2017	1/27/2017	N/A	1/24/2017	N/A
Loan		51	Greenwood Commons	Additional Collateral Reserve	3/1/2017	2/20/2017	N/A	2/21/2017	N/A
Loan		52	Satterfield Landing Shopping Center	N/A	8/29/2016	8/18/2016	N/A	8/18/2016	N/A
Loan	11	53	Holiday Inn Express Grand Prairie	N/A	3/29/2017	3/24/2017	N/A	3/24/2017	N/A
Loan		54	Wingate by Wyndham York	N/A	3/9/2017	6/11/2015	N/A	2/28/2017	N/A
Loan		55	Parkway Crossing	N/A	2/9/2017	1/20/2017	N/A	1/20/2017	N/A
Loan		56	Sherwood Village	N/A	4/27/2017	3/20/2017	N/A	3/20/2017	N/A
Loan		57	Storage Depot of Ocala		3/17/2017	2/15/2017	N/A	2/15/2017	N/A
Loan		58	Westward Village	N/A	4/6/2017	4/6/2017	N/A	4/6/2017	5/8/2017

A-1-9

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Seismic Zone (Y/N)	PML %	Cut-off Date Pari Passu Mortgage Debt Balance	Cut-off Date Subord. Mortgage Debt Balance	Total Mortgage Debt Cut-off Date LTV Ratio	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Cut-off Date Mezzanine Debt Balance	Total Debt Cut-off Date LTV Ratio	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield
Loan	5, 6, 7	1	Market Street - The Woodlands	No	N/A	$110,000,000		53.6%	2.04x	9.1%
Loan	5, 8, 9, 10	2	Yeshiva University Portfolio			$80,000,000		40.5%	1.97x	12.9%
Property		2.01	2495 Amsterdam Avenue	No	N/A
Property		2.02	215 Lexington Avenue	No	N/A
Property		2.03	2520 Amsterdam Avenue	No	N/A
Property		2.04	245 Lexington Avenue	No	N/A
Property		2.05	253 Lexington Avenue	No	N/A
Loan	5, 6, 8, 9	3	iStar Leased Fee Portfolio			$172,000,000		65.6%	2.12x	8.2%
Property		3.01	Hilton Salt Lake	Yes	10.0%
Property		3.02	DoubleTree Seattle Airport	Yes	12.0%
Property		3.03	DoubleTree Mission Valley	Yes	8.0%
Property		3.04	One Ally Center	No	N/A
Property		3.05	DoubleTree Sonoma	Yes	6.0%
Property		3.06	DoubleTree Durango	No	N/A
Property		3.07	Northside Forsyth Hospital Medical Center	No	N/A
Property		3.08	NASA/JPSS Headquarters	No	N/A
Property		3.09	Dallas Market Center: Sheraton Suites	No	N/A
Property		3.10	Dallas Market Center: Marriott Courtyard	No	N/A
Property		3.11	The Buckler Apartments	No	N/A
Property		3.12	Lock-Up Self Storage Facility	No	N/A
Loan		4	Nassau County DHHS	No	N/A
Loan	5	5	123 William Street	No	N/A	$90,000,000		48.3%	1.56x	8.4%
Loan	5	6	Hyatt Regency Austin	No	N/A	$60,000,000		58.9%	2.40x	15.2%	$21,000,000	70.9%	1.69x	12.6%
Loan	7	7	300 Lighting Way	No	N/A			52.3%	2.50x	12.2%	$10,500,000	65.3%	1.79x	9.8%
Loan	5, 8, 9, 11	8	Selig Portfolio			$197,000,000		57.3%	1.72x	9.6%
Property		8.01	Fourth & Blanchard	Yes	13.0%
Property		8.02	635 Elliott	Yes	6.0%
Property		8.03	645 Elliott	Yes	6.0%
Property		8.04	Fifth & Jackson	Yes	12.0%
Property		8.05	North Tower - 100 West Harrison	Yes	14.0%
Property		8.06	200 West Thomas	Yes	15.0%
Property		8.07	South Tower - 100 West Harrison	Yes	14.0%
Loan	5, 7, 12	9	Magnolia Hotel Denver	No	N/A	$13,986,051		56.4%	1.58x	11.8%
Loan		10	150 West Main Street	No	N/A
Loan		11	1615 Poydras	No	N/A
Loan		12	Grand Marc at Riverside	Yes - 4	11.0%
Loan	9, 13	13	One Presidential	No	N/A		$3,596,019	69.9%	1.33x	9.2%		69.9%	1.33x	9.2%
Loan		14	Harbor Club	No	N/A
Loan	5	15	Gateway Crossing	No	N/A	$14,930,131		73.1%	1.26x	9.0%
Loan	14	16	Morgantown Crossings	No	N/A						$6,000,000	76.9%	1.21x	7.4%
Loan		17	DoubleTree Tinton Falls	No	N/A
Loan	5, 11	18	Crowne Plaza JFK	No	N/A	$20,250,000		65.3%	1.63x	13.4%	$4,300,000	72.3%	1.36x	12.1%
Loan		19	200 West 40th Street	No	N/A
Loan	6	20	Heritage Park Shopping Center	No	N/A
Loan		21	696 Hampshire Road	Yes - 4	17.0%
Loan	9, 15	22	7 Rivington	No	N/A
Loan	9, 15	23	146 Mulberry	No	N/A
Loan		24	Bursca Business Park	No	N/A
Loan		25	Shea Center II	No	N/A
Loan		26	Lyons Business Park	No	N/A
Loan	5, 8, 16	27	Atlanta and Anchorage Hotel Portfolio			$97,089,123		62.9%	1.81x	15.7%
Property		27.01	Hilton Anchorage	Yes	12.0%
Property		27.02	Renaissance Concourse Atlanta Airport Hotel	No	N/A
Loan	11	28	Best Western Ocean View Resort	Yes	12.0%
Loan		29	Fairfield Inn & Suites - San Carlos	Yes	12.0%
Loan		30	Colony Bay Apartments	No	N/A
Loan		31	Southridge Plaza Fontana	Yes	9.0%
Loan		32	Flamingo Commons	No	N/A
Loan		33	Oak Hills Medical Plaza	Yes	10.0%
Loan	11	34	Germantown Apartments	No	N/A
Loan	17	35	Huntersville Square	No	N/A
Loan	18	36	Thorndale West Shopping Center	No	N/A
Loan		37	Novi Technology Center	No	N/A
Loan	8	38	Market Street Portfolio				$6,740,000
Property		38.01	839 N Market Street	No	N/A
Property		38.02	605 N Market Street	No	N/A
Property		38.03	811 N Market Street	No	N/A
Property		38.04	220 N Market Street	No	N/A
Property		38.05	821 N Market Street	No	N/A
Property		38.06	730 N Market Street	No	N/A
Property		38.07	831 N Market Street	No	N/A
Property		38.08	823 N Market Street	No	N/A
Property		38.09	815 N Market Street	No	N/A
Loan		39	Metro Business Park	Yes	13.0%
Loan		40	Holiday Inn Express & Suites - Ocean City, MD	No	N/A
Loan		41	Picasso Village	No	N/A
Loan	8, 9, 19	42	Golden Gate & Goldsmith Gallery Portfolio
Property		42.01	Golden Gate Shopping Center	No	N/A
Property		42.02	Goldsmith Gallery	No	N/A
Loan	7	43	Courtyard Rock Hill	No	N/A
Loan	7	44	Courtyard - Burlington	No	N/A
Loan		45	Chandler Mercado	No	N/A
Loan		46	Shoppes at Meadow Ridge	No	N/A
Loan		47	Cramer Creek Corporate Center	No	N/A
Loan		48	Walgreens - Ann Arbor, MI	No	N/A
Loan		49	American Mini Storage	No	N/A
Loan		50	Sahara Rainbow Center	No	N/A
Loan		51	Greenwood Commons	No	N/A
Loan		52	Satterfield Landing Shopping Center	No	N/A
Loan	11	53	Holiday Inn Express Grand Prairie	No	N/A
Loan		54	Wingate by Wyndham York	No	N/A
Loan		55	Parkway Crossing	No	N/A
Loan		56	Sherwood Village	No	N/A
Loan		57	Storage Depot of Ocala	No	N/A
Loan		58	Westward Village	Yes - 4	7.0%

A-1-10

MSC 2017-H1
Footnotes to Annex A-1

(1)	MSBNA—Morgan Stanley Bank, N.A.; Barclays—Barclays Bank PLC; MSMCH—Morgan Stanley Mortgage Capital Holdings LLC; AREF—Argentic Real Estate Finance LLC; SMF III—Starwood Mortgage Funding III LLC; CREFI—Citi Real Estate Funding Inc.; CGMRC—Citigroup Global Markets Realty Corp.; SMC—Starwood Mortgage Capital LLC; Bancorp—The Bancorp Bank

(2)	Certain tenants may not be in occupancy or may be in free rent periods. See “Description of the Mortgage Pool—Tenant Issues—Other” in this prospectus for information regarding the 5 largest tenants at mortgaged properties securing the 25 largest mortgage loans which are not in occupancy or are in free rent periods.

(3)	The Administrative Cost Rate includes the master servicing fee rate, operating advisor fee rate, certificate administrator/trustee fee rate, asset representations reviewer fee rate, primary or sub-servicing servicing fee rate, CREFC® license fee rate and, with respect to any non-serviced mortgage loan, pari passu loan primary servicing fee rate, in each case applicable to the related mortgage loan.

(4)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” in this prospectus for information regarding certain lease termination options affecting the 5 largest tenants at mortgaged properties securing the 25 largest mortgage loans.

(5)	Each of the Market Street - The Woodlands Mortgage Loan (Mortgage Loan No. 1), the Yeshiva University Portfolio Mortgage Loan (Mortgage Loan No. 2), the iStar Leased Fee Portfolio Mortgage Loan (Mortgage Loan No. 3), the 123 William Street Mortgage Loan (Mortgage Loan No. 5), the Hyatt Regency Austin Mortgage Loan (Mortgage Loan No. 6), the Selig Portfolio Mortgage Loan (Mortgage Loan No. 8), the Magnolia Hotel Denver Mortgage Loan (Mortgage Loan No. 9), the Gateway Crossing Mortgage Loan (Mortgage Loan No. 15), the Crowne Plaza JFK Mortgage Loan (Mortgage Loan No. 18) and the Atlanta and Anchorage Hotel Portfolio Mortgage Loan (Mortgage Loan No. 27) is part of a whole loan related to the Issuing Entity. For further information, see “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, as applicable, in this prospectus.

(6)	With respect to Mortgage Loan No. 1, Market Street - The Woodlands, Mortgage Loan No. 3, iStar Leased Fee Portfolio, and Mortgage Loan No. 20, Heritage Park Shopping Center, the related loan documents permit an outparcel or other release without prepayment or defeasance. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in this prospectus.

(7)	With respect to Mortgage Loan No. 1, Market Street - The Woodlands, Mortgage Loan No. 7, 300 Lighting Way, Mortgage Loan No. 9, Magnolia Hotel Denver, Mortgage Loan No. 43, Courtyard Rock Hill, and Mortgage Loan No. 44, Courtyard-Burlington, the appraised value represents, and the Cut-off Date LTV Ratio and Maturity Date LTV Ratio were calculated based on, a non-“as is” Appraised Value. For a description of such Appraised Value, as well as information regarding the “as is” appraised value, Cut-off Date LTV Ratio and Maturity Date LTV Ratio, see the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions-Definitions.”

(8)	With respect to Mortgage Loan No. 2, Yeshiva University Portfolio, Mortgage Loan No. 3, iStar Leased Fee Portfolio, Mortgage Loan No. 8, Selig Portfolio, Mortgage Loan No. 27, Atlanta and Anchorage Hotel Portfolio, Mortgage Loan No. 38, Market Street Portfolio and Mortgage Loan No.

A-1-11

42, Golden Gate & Goldsmith Gallery Portfolio, each such mortgage loan is secured by multiple properties. For purposes of the statistical information set forth in this prospectus as to such mortgage loans, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Units/Rooms/Pads calculations are shown on an aggregate basis, and a portion of the Cut-off Date Balance has been allocated to each mortgaged property based on the respective Appraised Values and/or UW NCF, among other methods.

(9)	With respect to Mortgage Loan No. 2, Yeshiva University Portfolio, Mortgage Loan No. 3, iStar Leased Fee Portfolio, Mortgage Loan No. 8, Selig Portfolio, Mortgage Loan No. 13, One Presidential, Mortgage Loan No. 22, 7 Rivington, Mortgage Loan No. 23, 146 Mulberry and Mortgage Loan No. 42, Golden Gate & Goldsmith Gallery Portfolio, the related loan documents permit a partial collateral release subject to LTV, DSCR and/or Debt Yield tests, or other release conditions in connection with a partial defeasance or prepayment of the related mortgage loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Defeasance” and “—Partial Releases” in this prospectus.

(10)	With respect to Mortgage Loan No. 2, Yeshiva University Portfolio, the sole tenant at each of the Yeshiva University Portfolio Mortgaged Properties, Yeshiva University, representing 100% of the net rentable square feet, is the sole member of the Borrower.

(11)	With respect to Mortgage Loan No. 8, Selig Portfolio, Mortgage Loan No. 18, Crowne Plaza JFK, Mortgage Loan No. 28, Best Western Ocean View Resort, Mortgage Loan No. 34, Germantown Apartments and Mortgage Loan No. 53, Holiday Inn Express Grand Prairie, the related mortgage loan documents permit future subordinate secured financing or mezzanine financing generally subject to compliance with certain combined LTV, DSCR and/or Debt Yield tests. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in this prospectus.

(12)	With respect to Mortgage Loan No. 9, Magnolia Hotel Denver, a portion of the Magnolia Hotel Denver Property consists of a leasehold interest in commercial space (totaling approximately 6,269 SF) located in a non-contiguous third-party owned building (which building does not constitute collateral for the Magnolia Hotel Denver Mortgage Loan). The Magnolia Hotel Denver Borrower leases the commercial space for use as a ballroom at a current annual rent of approximately $175,000 pursuant to a lease that expires on July 31, 2023.

(13)	With respect to Mortgage Loan No. 13, One Presidential, the One Presidential Whole Loan, with an original principal balance of $35,600,000, was originated on June 6, 2016 with an initial term to maturity of 120 months, a mortgage rate of 5.0800% and required payments of principal and interest payments based on a 30-year amortization schedule. The One Presidential Whole Loan, with an outstanding principal balance of $35,190,940, was split into a $31,590,940 senior note (the “One Presidential Mortgage Loan”) and a $3,600,000 subordinate note (the “One Presidential Subordinate Companion Loan”). The Monthly Debt Service (P&I) and the Annual Debt Service (P&I) will be allocated pro rata to the One Presidential Mortgage Loan and the One Presidential Subordinate Companion Loan prior to an event of default under the One Presidential Whole Loan.

(14)	With respect to Mortgage Loan No. 16, Morgantown Crossings, the current $6.0 million mezzanine debt may be prepaid in whole (but not in part) prior to the Mortgage Loan on or after the fifth anniversary of the origination date of the mezzanine loan, if (i) a specified guarantor, has died, (ii) no event of default has occurred and is continuing under the mezzanine loan agreement, and (iii) such prepayment is accompanied by the then applicable yield maintenance premium (if made prior to the mezzanine loan open period start date) and such other fees and amounts payable under the mezzanine loan documents.

(15)	With respect to Mortgage Loan Nos. 22 and 23, 7 Rivington and 146 Mulberry, the loans are cross-collateralized and cross-defaulted. For the purpose of the statistical information set forth in the

A-1-12

Preliminary Prospectus as to such mortgage loans, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Units/Rooms/Pads calculations are shown on an aggregate basis.

(16)	With respect to Mortgage Loan No. 27, Atlanta and Anchorage Hotel Portfolio, the Hilton Anchorage property leases 150 parking spaces under a ground lease that expires on January 31, 2065. The annual rent is $121,806 and increases by compounded CPI adjustments every five years.

(17)	With respect to Mortgage Loan No. 35, Huntersville Square, a holdback was reserved upfront in the amount of $390,000. The lender is required to disburse to the Borrower an amount from the holdback reserve (the “Holdback Release Amount”) upon the Borrower’s request (which can be made no more than one time per calendar quarter), provided that certain conditions are satisfied, including, but not limited to, the following: (i) no related trigger period has occurred and is continuing; (ii) the Holdback Release Amount, if released, will not cause (a) the debt yield (based upon the proposed net loan amount after giving effect to the proposed Holdback Release Amount) to be less than 9.0% and (b) the debt service coverage ratio (based upon the proposed net loan amount after giving effect to the proposed Holdback Release Amount) to be less than 1.45x; and (iii) the Holdback Release Amount must be equal to or greater than $100,000, unless the balance of the holdback reserve is less than $100,000. In all cases, no disbursement request may be made after the 36th monthly payment date. In the event that funds in the holdback reserve have not been fully released to the Borrower on or prior to the 36th monthly payment date, the lender will have the right, without any notice to the Borrower, to hold the funds in the holdback reserve as additional collateral for the Mortgage Loan and as additional security for all of the Borrower’s obligations under the loan documents. The Cut-off Date LTV Ratio, UW NOI Debt Yield and UW NCF Debt Yield are calculated based on the Cut-off Date Balance of the Mortgage Loan net of the holdback amount. The Cut-off Date LTV Ratio, UW NOI Debt Yield and UW NCF Debt Yield based on the Cut-off Date Balance of the Mortgage Loan without netting the holdback amount of $390,000 are 72.5%, 9.3% and 8.7%, respectively.

(18)	With respect to Mortgage Loan No. 36, Thorndale West Shopping Center, the 3rd Largest Tenant, Ace Hardware Thorndale, is currently dark and not expected to renew its lease upon its August 2017 lease expiration.

(19)	With respect to Mortgage Loan No. 42, Golden Gate & Goldsmith Gallery Portfolio, the sole tenant at the Goldsmith Gallery Mortgaged Property, The Goldsmith Gallery (5,500 square feet), representing 100% of the net rentable square feet, is owned and operated by the Sponsor.

A.	“Yield Maintenance Premium” shall mean an amount equal to the greater of (a) an amount equal to 1% of the amount prepaid; or (b) an amount equal to the present value as of the date on which the prepayment is made of the Calculated Payments (as defined below) from the date on which the prepayment is made through the Prepayment Release Date determined by discounting such payments at the Discount Rate (as defined below). As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the date on which prepayment is made and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate (as defined below). As used in this definition, the term “Discount Rate” shall mean the Yield Maintenance Treasury Rate (as defined below). As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the rate which, when compounded monthly, is equivalent to the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities” for the week ending prior to the date on which prepayment is made, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Prepayment Release Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however,

A-1-13

shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. Lender’s calculation of the Yield Maintenance Premium shall be conclusive absent manifest error.

B.	“Yield Maintenance Premium” shall mean an amount equal to the greater of (a) an amount equal to 1% of the amount prepaid; or (b) an amount equal to the present value as of the date on which the prepayment is made of the Calculated Payments (as defined below) from the date on which the prepayment is made through the first day of the Open Prepayment Period determined by discounting such payments at the Discount Rate (as defined below). As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the date on which prepayment is made and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate (as defined below). As used in this definition, the term “Discount Rate” shall mean the Yield Maintenance Treasury Rate (as defined below). As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the rate which, when compounded monthly, is equivalent to, the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities” for the week ending prior to the date on which prepayment is made, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the first day of the Open Prepayment Period. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. Lender’s calculation of the Yield Maintenance Premium shall be conclusive absent manifest error.

C.	“Prepayment Fee” shall mean an amount equal to the greater of (i) the Yield Maintenance Amount, or (ii) One percent (1.0%) of the unpaid principal balance of the note as of the Prepayment Date. “Yield Maintenance Amount” shall mean the present value, as of the Prepayment Date, of the remaining scheduled payments of principal and interest from the Prepayment Date through the Stated Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. “Treasury Rate” shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Stated Maturity Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate). “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

D.	“Prepayment Fee” shall mean an amount equal to the greater of (i) the Yield Maintenance Amount or (ii)(A) during the continuance of an Event of Default, five percent (5%) of the unpaid principal balance of the Note as of the Prepayment Date or (B) otherwise, one percent (1%) of the unpaid principal balance of the Note as of the Prepayment Date. “Yield Maintenance Amount” shall mean the present value, as of the Prepayment Date, of the remaining scheduled payments of principal and interest from the Prepayment Date through the Stated Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. “Treasury Rate” shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one

A-1-14

shorter) most nearly approximating the Stated Maturity Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate). “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

E.	“Yield Maintenance Premium” shall mean an amount equal to the greater of (a) one percent (1%) of the outstanding principal balance of the Loan to be prepaid or satisfied and (b) the present value, as of the Prepayment Date, of the remaining scheduled payments of principal and interest from the Prepayment Date through the Open Date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid.

“Prepayment Date”: Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part prior to April 6, 2019 (the “Lockout Period”). After the expiration of the Lockout Period, Borrower may, at its option, prepay the Loan in whole (but not in part), upon satisfaction of the following conditions:

“Open Date” shall mean the Payment Date that is four (4) months prior to the Maturity Date.

“Maturity Date” shall mean March 6, 2027, or such other date on which the final payment of the principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

The term “Discount Rate֊ shall mean the rate that, when compounded monthly, is equivalent to the Treasury Rate (hereinafter defined) when compounded semiannually. The term “Treasury Rate” shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Open Date. (If Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.)

F.	“Yield Maintenance Premium” shall mean an amount equal to the greater of (a) an amount equal to 1% of the amount prepaid; or (b) an amount equal to the present value as of the date on which the prepayment is made of the Calculated Payments (as defined below) from the date on which the prepayment is made through the Stated Maturity Date determined by discounting such payments at the Discount Rate (as defined below). As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the date on which prepayment is made and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate (as defined below). As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate (as defined below), when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities” for the week ending prior to the date on which prepayment is made, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Stated Maturity Date. In the event Release H. 15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

A-1-15

G.	Yield Maintenance Premium: an amount equal to the greater of (i) one percent (1%) of any applicable prepayment, or (b) the present value as of the Prepayment Date of the Calculated Payments determined by discounting such payments at the Discount Rate. As used in this definition, (i) the term “Prepayment Date” means the date on which the applicable prepayment is made; (ii) the term “Calculated Payments” means the monthly payments of interest only which would be due from the Prepayment Date through the Permitted Prepayment Date based on the Principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum in the amount, if any, by which the Interest Rate exceeds the Yield Maintenance Treasury Rate; (iii) the term “Discount Rate” means the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. The calculation of the Yield Maintenance Premium shall be made by Lender and shall, absent manifest error, be final, conclusive and binding upon the parties.

H.	“Prepayment Fee” shall mean an amount equal to the greater of (i) the Yield Maintenance Amount, or (ii) One percent (1.0%) of the unpaid principal balance of the note as of the Prepayment Date. “Yield Maintenance Amount” shall mean the present value, as of the Prepayment Date, of the remaining scheduled payments of principal and interest from the Prepayment Date through the Stated Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. “Treasury Rate” shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Stated Maturity Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate). “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

I.	“Yield Maintenance Premium” shall mean an amount equal to the greater of (a) an amount equal to 1% of the amount prepaid; or (b) an amount equal to the present value as of the date on which the prepayment is made of the Calculated Payments (as defined below) from the date on which the prepayment is made through the Stated Maturity Date determined by discounting such payments at the Discount Rate (as defined below). As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the date on which prepayment is made and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate (as defined below). As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate (as defined below), when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities” for the week ending prior to the date on which prepayment is made, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Stated Maturity Date. In the event Release H. 15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. Lender’s calculation of the Yield Maintenance Premium shall be conclusive absent manifest error.

J.	“Prepayment Fee” shall mean an amount equal to the greater of (i) the Yield Maintenance Amount or (ii)(A) during the continuance of an Event of Default, five percent (5%) of the unpaid principal balance of the Note as of the Prepayment Date or (B) otherwise, one percent (1%) of the unpaid

A-1-16

principal balance of the Note as of the Prepayment Date. “Yield Maintenance Amount” shall mean the present value, as of the Prepayment Date, of the remaining scheduled payments of principal and interest from the Prepayment Date through the Open Prepayment Date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. “Treasury Rate” shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Open Prepayment Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate). “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

K.	“Prepayment Fee” shall mean an amount equal to the greater of (i) the Yield Maintenance Amount or (ii)(A) during the continuance of an Event of Default, five percent (5%) of the unpaid principal balance of the Note as of the Prepayment Date or (B) otherwise, one percent (1%) of the unpaid principal balance of the Note as of the Prepayment Date. “Yield Maintenance Amount” shall mean the present value, as of the Prepayment Date, of the remaining scheduled payments of principal and interest from the Prepayment Date through the Stated Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. “Treasury Rate” shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Stated Maturity Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate). “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

A-1-17

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

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Annex A-2

Mortgage Pool Information

Mortgage Loan Sellers

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Loan Seller	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Barclays Bank PLC	15	$304,715,311	28.0%	4.6971%	113	1.87x	10.1%	58.2%	55.8%
Argentic Real Estate Finance LLC	14	$228,068,164	20.9%	4.9889%	115	1.62x	11.0%	65.5%	56.8%
Morgan Stanley Mortgage Capital Holdings LLC	6	$201,169,187	18.5%	4.6702%	106	1.86x	10.7%	61.8%	57.5%
Starwood Mortgage Funding III LLC	13	$146,888,919	13.5%	4.8663%	118	1.55x	11.0%	65.1%	54.8%
Citi Real Estate Funding Inc.	8	$129,487,849	11.9%	4.7227%	97	1.75x	10.7%	61.1%	57.4%
Argentic Real Estate Finance LLC/ Citigroup Real Estate Funding Inc.	1	$60,000,000	5.5%	4.3240%	119	1.97x	12.9%	40.5%	36.2%
Citigroup Global Markets Realty Corp.	1	$19,536,756	1.8%	5.1600%	117	1.24x	8.4%	69.8%	58.0%
Total:	58	$1,089,866,186	100.0%	4.7668%	111	1.75x	10.7%	60.9%	55.3%

Cut-off Date Balances

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Cut-off Date Balance ($)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
2,122,699 - 5,000,000	5	$17,366,239	1.6%	5.0905%	107	1.52x	11.1%	66.2%	54.9%
5,000,001 - 10,000,000	22	$159,279,747	14.6%	4.9213%	116	1.54x	10.4%	65.4%	57.7%
10,000,001 - 15,000,000	5	$62,781,621	5.8%	4.8374%	118	2.10x	12.4%	61.3%	57.2%
15,000,001 - 20,000,000	8	$145,056,215	13.3%	5.0053%	116	1.55x	10.9%	65.7%	57.2%
20,000,001 - 35,000,000	8	$217,774,068	20.0%	4.8581%	117	1.65x	10.7%	62.9%	53.8%
35,000,001 - 50,000,000	6	$252,608,296	23.2%	4.9533%	92	1.85x	11.0%	57.1%	54.7%
50,000,001 - 65,000,000	4	$235,000,000	21.6%	4.1870%	119	1.94x	10.0%	56.7%	54.3%
Total:	58	$1,089,866,186	100.0%	4.7668%	111	1.75x	10.7%	60.9%	55.3%

Minimum: $2,122,699
Maximum: $65,000,000
Average: $18,790,796

A-2-1

Annex A-2

Mortgage Pool Information

States

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of Mtg.	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
State	Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
New York	11	$223,300,000	20.5%	4.6572%	119	1.66x	10.2%	55.1%	51.7%
Texas	8	$130,336,774	12.0%	4.6788%	99	2.09x	11.4%	57.2%	55.6%
California	7	$104,269,112	9.6%	4.7252%	117	1.76x	10.9%	65.2%	58.9%
Pennsylvania	5	$87,342,523	8.0%	4.8539%	114	1.62x	9.9%	64.0%	57.2%
Colorado	4	$67,504,049	6.2%	5.0421%	79	1.67x	11.6%	59.9%	55.2%
New Jersey	2	$63,446,635	5.8%	4.6754%	118	2.15x	12.0%	55.4%	51.3%
Washington	8	$51,628,485	4.7%	4.8997%	90	1.80x	9.3%	58.9%	58.9%
Michigan	6	$48,633,367	4.5%	4.8721%	118	1.57x	9.4%	67.2%	59.4%
Delaware	10	$38,065,375	3.5%	4.4576%	118	2.01x	9.9%	58.6%	55.9%
Virginia	1	$35,211,296	3.2%	4.8600%	119	1.28x	8.9%	74.1%	60.9%
Louisiana	1	$33,961,709	3.1%	4.7500%	119	1.57x	11.8%	61.5%	50.3%
Arizona	3	$33,193,924	3.0%	4.8695%	117	1.31x	9.4%	69.8%	54.4%
Ohio	2	$23,993,371	2.2%	5.0364%	118	1.55x	11.0%	69.1%	58.3%
Utah	2	$20,901,586	1.9%	4.0989%	118	2.04x	10.4%	59.8%	57.7%
Florida	3	$20,314,121	1.9%	5.1491%	114	1.52x	10.7%	65.7%	56.3%
Oregon	1	$15,649,836	1.4%	5.0600%	118	1.85x	14.5%	64.7%	48.8%
North Carolina	2	$14,670,000	1.3%	4.7600%	117	1.35x	9.3%	71.2%	64.6%
Indiana	1	$13,500,000	1.2%	4.0000%	118	2.70x	12.1%	54.0%	54.0%
Alaska	1	$9,919,559	0.9%	5.7300%	117	1.81x	15.7%	62.9%	48.7%
Tennessee	1	$9,900,000	0.9%	4.3500%	120	1.61x	10.2%	61.8%	56.5%
Georgia	2	$9,342,531	0.9%	5.3498%	117	1.87x	14.2%	63.4%	52.0%
Maryland	2	$8,739,936	0.8%	5.0150%	119	1.73x	11.7%	66.1%	56.5%
South Carolina	1	$6,792,447	0.6%	4.8100%	59	2.23x	15.9%	61.2%	56.4%
Vermont	1	$6,786,376	0.6%	5.5870%	118	1.60x	12.9%	64.6%	54.4%
Nevada	1	$5,700,000	0.5%	4.8700%	119	1.53x	11.2%	69.1%	59.0%
Massachusetts	1	$5,531,127	0.5%	4.9180%	117	1.35x	9.0%	67.5%	55.6%
Wisconsin	1	$880,242	0.1%	3.7950%	118	2.12x	8.2%	65.6%	65.6%
Minnesota	1	$351,806	0.0%	3.7950%	118	2.12x	8.2%	65.6%	65.6%
Total:	89	$1,089,866,186	100.0%	4.7668%	111	1.75x	10.7%	60.9%	55.3%

A-2-2

Annex A-2

Mortgage Pool Information

Property Types

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Property Type	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Office
CBD	15	$221,109,860	20.3%	4.7097%	112	1.66x	10.5%	54.0%	49.0%
Suburban	5	$158,072,129	14.5%	4.6939%	115	1.84x	10.9%	62.4%	57.1%
Medical	2	$30,372,500	2.8%	4.5387%	118	1.54x	9.3%	65.5%	61.8%
Subtotal:	22	$409,554,489	37.6%	4.6909%	114	1.72x	10.5%	58.1%	53.1%
Retail
Anchored	8	$106,830,452	9.8%	4.7883%	118	1.57x	9.4%	66.8%	58.7%
Lifestyle Center	1	$65,000,000	6.0%	4.0850%	120	2.04x	9.1%	53.6%	53.6%
Urban	1	$19,750,000	1.8%	4.9720%	117	1.46x	7.6%	56.4%	56.4%
Unanchored	3	$15,391,515	1.4%	4.9328%	119	1.44x	10.1%	69.6%	58.7%
Shadow Anchored	2	$14,500,000	1.3%	5.2402%	120	1.39x	9.9%	64.7%	54.6%
Single Tenant	3	$9,822,327	0.9%	4.9151%	117	1.78x	10.0%	61.9%	57.0%
Subtotal:	18	$231,294,294	21.2%	4.6497%	118	1.68x	9.3%	62.0%	56.7%
Hospitality
Full Service	7	$157,232,868	14.4%	5.3916%	86	1.84x	13.6%	60.5%	53.5%
Limited Service	6	$45,717,086	4.2%	5.3218%	107	1.83x	14.3%	65.8%	55.6%
Subtotal:	13	$202,949,954	18.6%	5.3759%	91	1.84x	13.8%	61.7%	54.0%
Multifamily
Garden	4	$58,356,127	5.4%	4.2805%	119	2.16x	10.5%	56.9%	54.9%
Student Housing	1	$33,000,000	3.0%	4.9400%	116	1.53x	11.0%	64.7%	52.4%
Subtotal:	5	$91,356,127	8.4%	4.5187%	118	1.93x	10.7%	59.7%	54.0%
Industrial
Flex	4	$49,493,371	4.5%	4.8288%	118	1.62x	11.4%	65.9%	57.8%
Office/Warehouse	1	$8,700,000	0.8%	5.1300%	118	1.55x	11.3%	69.6%	61.9%
Subtotal:	5	$58,193,371	5.3%	4.8738%	118	1.61x	11.4%	66.4%	58.4%
Leased Fee
Leased Fee	12	$55,000,000	5.0%	3.7950%	118	2.12x	8.2%	65.6%	65.6%
Subtotal:	12	$55,000,000	5.0%	3.7950%	118	2.12x	8.2%	65.6%	65.6%
Mixed Use
Multifamily/Retail	6	$20,773,564	1.9%	4.7929%	118	1.34x	6.8%	67.2%	65.7%
Retail/Office	1	$6,400,000	0.6%	4.8300%	119	1.49x	10.6%	70.3%	60.6%
Office/Retail	3	$2,987,545	0.3%	5.1100%	114	1.23x	9.0%	72.3%	60.2%
Subtotal:	10	$30,161,108	2.8%	4.8322%	118	1.36x	7.8%	68.4%	64.1%
Self Storage
Self Storage	2	$8,418,908	0.8%	4.9863%	107	1.41x	9.3%	65.6%	56.1%
Subtotal:	2	$8,418,908	0.8%	4.9863%	107	1.41x	9.3%	65.6%	56.1%
Manufactured Housing
Manufactured Housing	1	$2,122,699	0.2%	4.9200%	119	1.51x	9.9%	64.3%	52.9%
Subtotal:	1	$2,122,699	0.2%	4.9200%	119	1.51x	9.9%	64.3%	52.9%
Other
Parking	1	$815,236	0.1%	5.1100%	114	1.23x	9.0%	72.3%	60.2%
Subtotal:	1	$815,236	0.1%	5.1100%	114	1.23x	9.0%	72.3%	60.2%
Total:	89	$1,089,866,186	100.0%	4.7668%	111	1.75x	10.7%	60.9%	55.3%

A-2-3

Annex A-2

Mortgage Pool Information

Mortgage Rates

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Mortgage Rate (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
3.7950 - 4.0000	2	$68,500,000	6.3%	3.8354%	118	2.23x	9.0%	63.3%	63.3%
4.0001 - 4.5000	8	$263,015,500	24.1%	4.2983%	119	2.05x	10.6%	53.0%	51.4%
4.5001 - 5.0000	26	$402,434,174	36.9%	4.7574%	116	1.54x	10.0%	64.3%	57.1%
5.0001 - 5.7500	22	$355,916,512	32.7%	5.3028%	99	1.68x	12.0%	62.4%	54.7%
Total:	58	$1,089,866,186	100.0%	4.7668%	111	1.75x	10.7%	60.9%	55.3%

Minimum: 3.7950%
Maximum: 5.75000%
Weighted Average: 4.7668%

Original Terms to Maturity

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Original Term to Maturity (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
60	3	$89,752,592	8.2%	5.3268%	58	2.02x	13.7%	58.0%	55.8%
84	2	$44,562,355	4.1%	5.1810%	83	1.70x	9.6%	58.2%	57.9%
110	1	$31,556,008	2.9%	5.0800%	109	1.48x	10.2%	62.7%	52.5%
120	52	$923,995,231	84.8%	4.6817%	118	1.74x	10.5%	61.3%	55.3%
Total:	58	$1,089,866,186	100.0%	4.7668%	111	1.75x	10.7%	60.9%	55.3%

Minimum: 60 mos.
Maximum: 120 mos.
Weighted Average: 113 mos.

A-2-4

Annex A-2

Mortgage Pool Information

Remaining Terms to Maturity

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Remaining Term to Maturity (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
57 - 59	3	$89,752,592	8.2%	5.3268%	58	2.02x	13.7%	58.0%	55.8%
82 - 83	2	$44,562,355	4.1%	5.1810%	83	1.70x	9.6%	58.2%	57.9%
99 - 103	2	$22,714,015	2.1%	4.9002%	102	1.74x	12.3%	66.9%	59.3%
109 - 120	51	$932,837,224	85.6%	4.6899%	118	1.73x	10.4%	61.2%	55.1%
Total:	58	$1,089,866,186	100.0%	4.7668%	111	1.75x	10.7%	60.9%	55.3%

Minimum: 57 mos.
Maximum: 120 mos.
Weighted Average: 111 mos.

Original Amortization Terms

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Original Amortization Term (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	15	$432,089,855	39.6%	4.5218%	109	2.02x	9.9%	56.9%	56.9%
300	5	$85,237,603	7.8%	5.2518%	115	1.73x	13.7%	65.3%	52.2%
312	1	$24,634,716	2.3%	4.7300%	117	1.26x	9.0%	73.1%	55.9%
330	2	$27,346,635	2.5%	5.2053%	118	1.45x	11.4%	63.6%	52.0%
336	1	$20,250,000	1.9%	5.5230%	119	1.63x	13.4%	65.3%	56.1%
360	34	$500,307,377	45.9%	4.8429%	112	1.57x	10.8%	62.7%	54.7%
Total:	58	$1,089,866,186	100.0%	4.7668%	111	1.75x	10.7%	60.9%	55.3%

Minimum: 300 mos.
Maximum: 360 mos.
Weighted Average: 348 mos.

A-2-5

Annex A-2

Mortgage Pool Information

Remaining Amortization Terms

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Remaining Amortization Term (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	15	$432,089,855	39.6%	4.5218%	109	2.02x	9.9%	56.9%	56.9%
279 - 300	5	$85,237,603	7.8%	5.2518%	115	1.73x	13.7%	65.3%	52.2%
301 - 360	38	$572,538,728	52.5%	4.8794%	113	1.56x	10.9%	63.3%	54.6%
Total:	58	$1,089,866,186	100.0%	4.7668%	111	1.75x	10.7%	60.9%	55.3%

Minimum: 279 mos.
Maximum: 360 mos.
Weighted Average: 347 mos.

Debt Service Coverage Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Debt Service Coverage Ratio (x)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
1.23 - 1.30	6	$102,323,143	9.4%	4.9604%	117	1.26x	8.8%	71.8%	58.6%
1.31 - 1.40	8	$77,579,013	7.1%	4.8138%	116	1.36x	8.8%	68.7%	61.9%
1.41 - 1.50	9	$107,872,371	9.9%	5.0681%	115	1.46x	10.0%	62.6%	53.8%
1.51 - 1.60	11	$264,519,550	24.3%	4.8449%	109	1.57x	10.5%	61.2%	54.8%
1.61 - 1.80	5	$85,063,603	7.8%	5.1515%	101	1.68x	11.0%	60.7%	56.2%
1.81 - 2.00	9	$164,438,059	15.1%	4.7064%	117	1.92x	12.7%	54.2%	48.2%
2.01 - 2.25	7	$189,070,447	17.3%	4.2298%	117	2.11x	10.0%	59.2%	58.3%
2.26 - 2.50	2	$85,500,000	7.8%	4.9127%	87	2.45x	13.7%	55.6%	55.6%
2.51 - 2.70	1	$13,500,000	1.2%	4.0000%	118	2.70x	12.1%	54.0%	54.0%
Total:	58	$1,089,866,186	100.0%	4.7668%	111	1.75x	10.7%	60.9%	55.3%

Minimum: 1.23x
Maximum: 2.70x
Weighted Average: 1.75x

A-2-6

Annex A-2

Mortgage Pool Information

Cut-off Date Loan-to-Value Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Cut-off Date Loan-to-Value Ratio (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
40.5 - 50.0	3	$117,500,000	10.8%	4.4898%	118	1.79x	11.1%	44.4%	41.8%
50.1 - 60.0	11	$312,102,980	28.6%	4.7327%	98	2.05x	11.0%	55.5%	54.7%
60.1 - 65.0	17	$257,336,293	23.6%	4.9701%	116	1.67x	11.4%	62.5%	53.2%
65.1 - 70.0	19	$307,628,511	28.2%	4.7081%	118	1.66x	10.2%	67.7%	61.6%
70.1 - 74.3	8	$95,298,402	8.7%	4.8604%	116	1.30x	9.2%	73.1%	59.8%
Total:	58	$1,089,866,186	100.0%	4.7668%	111	1.75x	10.7%	60.9%	55.3%

Minimum: 40.5%
Maximum: 74.3%
Weighted Average: 60.9%

Maturity Date Loan-to-Value Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Maturity Date Loan-to-Value Ratio (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
36.2 - 40.0	1	$60,000,000	5.5%	4.3240%	119	1.97x	12.9%	40.5%	36.2%
40.1 - 50.0	8	$128,188,004	11.8%	5.0353%	117	1.64x	11.5%	55.9%	48.4%
50.1 - 55.0	15	$334,073,467	30.7%	4.6770%	111	1.86x	10.8%	58.0%	52.7%
55.1 - 60.0	16	$252,839,543	23.2%	5.1322%	100	1.72x	11.4%	63.7%	57.3%
60.1 - 65.0	13	$233,339,671	21.4%	4.6846%	118	1.60x	9.9%	68.2%	62.0%
65.1 - 67.0	5	$81,425,500	7.5%	4.1396%	117	1.87x	7.9%	66.6%	65.9%
Total:	58	$1,089,866,186	100.0%	4.7668%	111	1.75x	10.7%	60.9%	55.3%

Minimum: 36.2%
Maximum: 67.0%
Weighted Average: 55.3%

A-2-7

Annex A-2

Mortgage Pool Information

Amortization Type

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Amortization Type	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	14	$377,089,855	34.6%	4.6278%	108	2.01x	10.2%	55.6%	55.6%
Amortizing Balloon	25	$351,055,831	32.2%	5.0939%	109	1.49x	11.0%	65.0%	53.7%
Partial Interest Only	17	$246,720,500	22.6%	4.8381%	117	1.61x	11.2%	67.1%	59.6%
Partial Interest Only ARD	1	$60,000,000	5.5%	4.3240%	119	1.97x	12.9%	40.5%	36.2%
Interest Only ARD	1	$55,000,000	5.0%	3.7950%	118	2.12x	8.2%	65.6%	65.6%
Total:	58	$1,089,866,186	100.0%	4.7668%	111	1.75x	10.7%	60.9%	55.3%

Underwritten NOI Debt Yield

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Underwritten NOI Debt Yield (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
6.5 - 8.0	3	$38,050,000	3.5%	4.8652%	118	1.41x	7.1%	61.3%	61.3%
8.1 - 9.0	10	$232,226,769	21.3%	4.5774%	118	1.54x	8.6%	64.9%	58.3%
9.1 - 9.5	3	$94,793,408	8.7%	4.2283%	120	1.99x	9.1%	56.2%	55.5%
9.6 - 10.0	6	$118,155,054	10.8%	4.8211%	106	1.60x	9.7%	65.1%	61.1%
10.1 - 11.0	14	$202,967,321	18.6%	4.8157%	117	1.69x	10.5%	62.9%	55.8%
11.1 - 12.0	6	$114,255,004	10.5%	5.0748%	97	1.54x	11.7%	61.2%	52.4%
12.1 - 14.0	10	$184,875,095	17.0%	4.6328%	117	2.06x	12.7%	53.2%	48.6%
14.1 - 16.0	5	$90,368,535	8.3%	5.3266%	84	2.14x	15.1%	60.1%	53.7%
16.1 - 17.3	1	$14,175,000	1.3%	5.7500%	115	2.08x	17.3%	68.1%	58.2%
Total:	58	$1,089,866,186	100.0%	4.7668%	111	1.75x	10.7%	60.9%	55.3%

Minimum: 6.5%
Maximum: 17.3%
Weighted Average: 10.7%

A-2-8

ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

A-3-1

MSC 2017-H1	Market Street – The Woodlands

Mortgage Loan No. 1 – Market Street – The Woodlands

A-3-2

MSC 2017-H1	Market Street – The Woodlands

Mortgage Loan No. 1 – Market Street – The Woodlands

H-E-B
UnionBank
VOGUE CLEANERS
BOARDROOM FOR MEN
PARK LAKE
FULL PSYCLE
GLO SUN SPA
THRIVE DRIP SPA
PHILANTHROPY FASHION
WOODLAND DENTISTRY
LENSCRAFTERS
SCHILLECI'S PO-BOY SHOP
STADIA
Z GALLERIE
LUSH
aaronbrothers
IDEAL IMAGE
TESLA MOTORS
THE COUNTER
HEMLINE
SOUTH MITCHELL AVENUE
NORTH MITCHELL AVENUE
THOMAS MARKLE
Alex and Ani
GAP BODY
L'OCCITANE
J.McLaughlin
UNI SUSHI
J.Jill
MAGGIES
sunglass hut
1252 TAPAS BAR
COS BAR
CLUB MONACO
J.CREW
cru
Sur La Table
ANN TAYLOR
MICHAEL KORS
water
Allen Edmonds
vineyard vines
Tommy Bahama
TRINA TURK
PAVILION WAY
ORVIS
SUITSUPPLY
TIFFANY & CO.
kate spade
ELAINE TURNER
TD Ameritrade
TORY BURCH
BERRYHILL TAMALES
LA MADELEINE
Grotto
SIX PINES DRIVE
WEST MARKET STREET
NORTH MARKET STREET
SOUTH MARKET STREET
EAST MARKET STREET
LAKE ROBBINS DRIVE
LAKE WOODLANDS DRIVE
GROGANS MILL ROAD

Anchor / Major

Non Anchor / Inline / Outparcel

Vacant

A-3-3

MSC 2017-H1	Market Street – The Woodlands

Mortgage Loan No. 1 – Market Street – The Woodlands

Conroe
Woodloch
The Woodlands
Spring
Market Street - The Woodlands
9595 Six Pines Drive
The Woodlands, TX 77380
MONTGOMERY COUNTY
HARRIS COUNTY
North Frwy
Grand Lake
River Plantation Country Club
Conroe-Porter Rd.
3 Palms Action Sports Park
W.G. Jones State Forest
College Park Shopping Center
Lone Star College - Montgomery
College Park Dr.
St. Luke's Health - Lakeside Hospital
Sam Moon Center
Research Forest Dr
College Park Dr.
Palmer Golf Course
Club at Carlton Woods
Gosling Rd.
Cochran's Crossing
Woodlands Pkwy.
Lake Woodland Dr.
Indian Springs Village Center
Flintridge
Research Forest Dr.
Memorial Hermann The Woodlands Hospital
Portofino Shopping Center
Pinecroft Center
The Woodlands Mall
Lake Woodlands
Cynthia Woods Mitchell Pavilion
Waterway Square
The Woodlands Children's Museum
Tom Fazio Championship Course at Carlton Woods
Woodlands Pkwy
Chevron Phillips Chemical Co.
Hanna Rd.
Scrap Yard Sports
Robinson Rd.
Kuykendahl Rd.
The Woodlands Resort and Conference Ctr.
Glen Loch Dr.
Grogans Mill Rd.
Elan Blvd
Sawdust Plaza
The Woodlands Gateway Plaza
Sawdust Rd.
Rayford Rd.
Augusta Pines
Northcrest Dr.
The Woodlands Country Club
Wood Winds Shopping Center
Rayford Rd.
ExxonMobil Houston Campus
Hardy Toll Rd
Grand Pkwy
Southwestern Energy Company
Kuykendahl Rd.
Grand Pkwy
Spring Stuebner Rd.
Pundt Park
David Wayne Hooks Memorial Airport
Houston 22 miles
Northland Center
George Bush Intcl. Airport 13 miles
336
45
242
99
Coldspring
New Waverly
Shepherd
Lake Conroe
Willis
Montgomery
Conroe
Cleveland
Pinehurst
The Woodlands
Porter Heights
Woodbranch
Stagecoach
Tomball
Spring
Dayton
Kingwood
Cypress
Atascocita
Humble
Lake Houston
Crosby
Aldine
Jersey Village
HOUSTON
Barrett
Sheldon
Katy
Channelview
Cloverleaf
Baytown
Westchase
Uptown
Downtown
Jacinto City

A-3-4

MSC 2017-H1	Market Street – The Woodlands

Mortgage Loan No. 1 – Market Street – The Woodlands

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$65,000,000			Location:	The Woodlands, TX 77380
Cut-off Date Balance(1):	$65,000,000			General Property Type:	Retail
% of Initial Pool Balance:	6.0%			Detailed Property Type:	Lifestyle Center
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Institutional Mall Investors LLC			Year Built/Renovated:	2004 / 2012
Mortgage Rate:	4.0850%			Size:	492,082 SF
Note Date:	5/3/2017			Cut-off Date Balance PSF(1):	$356
First Payment Date:	7/1/2017			Maturity Date Balance PSF(1):	$356
Maturity Date:	6/1/2027			Property Manager:	Trademark Management, Ltd.
Original Term to Maturity	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$15,951,889
Seasoning:	0 months			UW NOI Debt Yield(1):	9.1%
Prepayment Provisions(2):	LO (24); DEF (89); O (7)			UW NOI Debt Yield at Maturity(1):	9.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.04x
Additional Debt Type(3):	Pari Passu			Most Recent NOI:	$15,219,024 (12/31/2016)
Additional Debt Balance(3):	$110,000,000			2nd Most Recent NOI:	$14,612,463 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$14,525,710 (12/31/2014)
Reserves(4)				Most Recent Occupancy(6):	92.5% (5/1/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	93.8% (12/31/2015)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	95.3% (12/31/2014)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(7):	$326,190,000 (4/11/2017)
Recurring Replacements:	$0	Springing	$143,136	Cut-off Date LTV Ratio(1)(7):	53.6%
TI/LC(5):	$0	Springing	$1,192,896	Maturity Date LTV Ratio(1)(7):	53.6%
Free Rent(5):	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$175,000,000	100.0%	Loan Payoff:	$102,042,655	58.3%
			Closing Costs:	$2,222,861	1.3%
			Return of Equity:	$70,734,484	40.4%
Total Sources:	$175,000,000	100.0%	Total Uses:	$175,000,000	100.0%

(1)	The Market Street - The Woodlands Mortgage Loan is part of the Market Street - The Woodlands Whole Loan, which is comprised of four pari passu promissory notes with an aggregate principal balance of $175,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Market Street - The Woodlands Whole Loan.

(2)	Defeasance of the Market Street - The Woodlands Whole Loan is permitted at any time after the earlier of (i) July 1, 2020, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the Market Street - The Woodlands Whole Loan to be securitized. The assumed lockout period of 24 payments is based on the closing date of this transaction in June 2017.

(3)	See “—The Mortgage Loan” and “—Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(4)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The Market Street – The Woodlands sponsor has provided a guaranty for outstanding free rent and outstanding TI/LC obligations.

(6)	Most Recent Occupancy includes six new tenants with executed leases totaling 2.5% of NRA, that will not be in occupancy of the Market Street - The Woodlands Property as of June 2017.

(7)	Appraised Value represents, and Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated based upon, an “As Is Plus PV of TCID Revenue” value of $326,190,000 as of April 11, 2017, which includes the “as is” value of $315,930,000 and the “Present Value of TCID Revenue” of $10,260,000. The “as-is” appraised value of $315,930,000 as of April 11, 2017 results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the Market Street - The Woodlands Whole Loan of 55.4% and 55.4%, respectively. See “The Property” below for a discussion of TCID (Town Center Improvement District) related revenue.

The Mortgage Loan. The largest mortgage loan (the “Market Street - The Woodlands Mortgage Loan”) is part of a whole loan (the “Market Street - The Woodlands Whole Loan”) evidenced by four pari passu promissory notes in the aggregate original principal amount of $175,000,000, all of which are secured by a first priority fee mortgage encumbering a lifestyle center with a second and third floor office component known as Market Street - The Woodlands (the “Market Street - The Woodlands Property”). The Market Street-The Woodlands Whole Loan was co-originated by Morgan Stanley Bank, N.A. and Wells Fargo Bank, National Association. Promissory Note A-1, with an original principal balance of $65,000,000 represents the Market Street - The Woodlands Mortgage Loan, and will be included in the MSC 2017-H1 trust. Promissory Note A-2, with an original principal balance of $22,500,000 is expected to be held by Morgan Stanley Bank, N.A. or an affiliate thereof on the closing date of this transaction, and is expected to be contributed to a future securitization transaction or may be otherwise transferred at any time. Promissory Note A-3 and Promissory Note A-4, in the aggregate original principal balance of $87,500,000 are currently being held by Wells Fargo Bank, National Association, or an affiliate thereof, and may be contributed to one or more future securitization transactions or may be otherwise transferred at any time. Promissory Notes A-2, A-3 and A-4 represent the pari passu companion loans (the “Market Street - The Woodlands Pari Passu Companion Loans”). The Market Street - The Woodlands Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the MSC 2017-H1 securitization trust and, from and after the securitization of the Market

A-3-5

MSC 2017-H1	Market Street – The Woodlands

Street - The Woodlands Pari Passu Companion Loan represented by Promissory Note A-2, will be serviced pursuant to the pooling and servicing agreement for the securitization transaction to which such Market Street - The Woodlands Pari Passu Companion Loan is contributed. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The proceeds of the Market Street - The Woodlands Whole Loan were primarily used to refinance a previous loan of approximately $102.0 million, pay closing costs of approximately $2.2 million and return equity of approximately $70.7 million to the Market Street – The Woodlands sponsor. The Market Street - The Woodlands Property was previously securitized in the COMM 2007-C9 transaction.

The Borrower and the Sponsors. The borrower is IMI MSW LLC (the “Market Street - The Woodlands Borrower”), a single-purpose Delaware limited liability company, with two independent directors. The Market Street - The Woodlands Borrower is 95.25% owned by entities controlled by Institutional Mall Investors LLC (“IMI”). IMI is the sponsor and non-recourse carveout guarantor of the Market Street - The Woodlands Whole Loan. IMI is owned 99.0% by the California Public Employees Retirement System (“CalPERS”) and 1.0% by MCA Mall Investors LLC, and is managed by Miller Capital Advisory, Inc.

IMI is an investment platform focused on fashion oriented retail properties. As of December 2016, IMI’s portfolio included approximately 20.2 million SF of retail space and over 1.1 million SF of office space.

The liability of IMI under the non-recourse carveout guaranty (which also covers environmental matters) is capped with respect to full recourse items at $100 million, plus the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of such guaranty or the preservation of the lender’s rights thereunder.

The Property. The Market Street - The Woodlands Property is a 492,082 SF grocery-anchored outdoor lifestyle center with a second and third floor office component located in The Woodlands, Texas, a master-planned community comprised of residential villages, commercial developments, schools, churches and parks approximately 35 miles north of downtown Houston, Texas. The Market Street – The Woodlands Property sits within the Town Center, a retail center within the community that also includes The Woodlands Mall, located adjacent to the Market Street – The Woodlands Property.

Built in 2004, the Market Street - The Woodlands Property sits on 34.5 acres and is comprised of 379,406 SF of retail space and 112,676 SF of second and third floor office space and contains a total of 2,019 parking spaces (4.11 spaces per 1,000 SF of NRA). As of May 1, 2017, the Market Street - The Woodlands Property was 92.5% leased by a mix of 94 national and local retail, office and restaurant tenants including Cinemark, Tommy Bahama, Tiffany & Co., Michael Kors, Tesla, Kendra Scott, Lululemon, J. Crew, Vineyard Vines, Suitsupply, Trina Turk and Jasper’s. H-E-B Woodlands Market serves as the anchor tenant and accounts for 16.8% of NRA and 8.4% of rent. No other tenant represents more than 4.8% of NRA or 5.4% of underwritten rent. H-E-B Woodlands Market reported sales of approximately $77 million ($934 PSF) as of December 2016. Retail tenants excluding H-E-B Woodlands Market and Cinemark had combined sales of over $118.5 million ($575 PSF) during the same period. Of the Market Street – The Woodlands Property’s 64 retail tenants that reported sales in 2016, 35 had sales of at least $500 PSF, and ten had sales of over $900 PSF in 2016. 31 tenants totaling 213,329 SF (43.4% of NFS) have either taken occupancy or renewed at the Market Street - The Woodlands Property since 2016. The largest office tenants include Merrill Lynch and Regus, which have both exercised extension options in 2016.

The Market Street – The Woodlands Property is shadow anchored by the 70-key Hyatt Centric boutique hotel. The Hyatt Centric hotel is one unit of a two unit condominium, in which the other unit is a single 23,934 SF building included in the Market Street - The Woodlands Property in which six tenants are located including Charming Charlie (9,237 SF). Such building in the Market Street - The Woodlands Property has a 28.1% interest in the condominium, and does not have control over the condominium board.

The Market Street – The Woodlands Borrower is entitled to receive payments related to a tax increment financing known as Town Center Improvement District (“TCID”), pursuant to which the Market Street – The Woodlands Borrower, as successor to the developer of the Mortgaged Property, is entitled to receive a portion of a tax assessed for the purpose of reimbursing the TCID and the developer for the cost of developing a parking garage and central plaza. The “As Is Plus PV of TCID Revenue” appraised value of the Mortgaged Property includes $10,260,000, which is equal to the present value of projected revenue in connection with such reimbursement through 2027, as projected in the appraisal. There is no assurance that such revenue will be received in such amount or in any particular amount. In addition, the tax assessment may terminate prior to the full reimbursement of the reimbursable amount. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

Major Retail Tenants.

H-E-B Woodlands Market (82,525 SF, 16.8% of NRA, 8.4% of underwritten rent). H-E-B Woodlands Market (“H-E-B”), a tenant at the Market Street – The Woodlands Property since 2004, is a supermarket chain with over 100,000 employees at more than 380 stores, primarily in Texas (332 stores) and Mexico (56 Stores). H-E-B has extended its lease three times, has a lease expiration of July 1, 2024 and has four five-year renewal options. In 2016, H-E-B had sales of approximately $77 million at the Market Street - The Woodlands Property with an average of $934 PSF.

Cinemark (20,664 SF, 4.2% of NRA, 3.1% of underwritten rent). Cinemark leases 20,664 SF at the Market Street – The Woodlands Property and operates the space as a five-screen movie theatre. Cinemark has 4,541 screens across 337 locations in 41 states in the United States and has 1,353 screens across 188 locations in 15 countries throughout Latin America. Cinemark’s lease commenced May 1, 2005 and has an expiration date of May 1, 2020, with four five-year renewal options. In 2016, Cinemark had sales of approximately $2.4 million at the Market Street - The Woodlands Property with an average of $487,337 per screen.

Tommy Bahama (12,358 SF, 2.5% of NRA, 3.3% of underwritten rent). Tommy Bahama operates as a restaurant and bar, with a retail store at the Market Street – The Woodlands Property. The restaurant offers live music events and a private dining room for events. The restaurant features tropical cuisine featuring popular seafood offerings. The clothing portion offers customers island-themed apparel for both men and women. Tommy Bahama’s lease commenced March 16, 2005 and has an expiration date of March 1, 2020, with two five-year renewal options, and an expiration date of November 30, 2019 for 372 SF of storage space. In 2016, Tommy Bahama had sales of approximately $10.7 million at the Market Street - The Woodlands Property with an average of $870 PSF.

A-3-6

MSC 2017-H1	Market Street – The Woodlands

The following table presents a summary regarding the largest tenants at the Market Street - The Woodlands Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	% of Collateral SF	Annual UW Rent(3)	% of Annual UW Rent	Annual UW Rent PSF(4)	2016 Sales		Occ. Cost %(5)	Lease Expiration
							$	PSF
Major Retail Tenants
H-E-B Woodlands Market	NR/NR/NR	82,525	16.8%	$1,325,352	8.4%	$16.06	$77,040,960	$934	2.8%	7/1/2024
Cinemark(6)	NR/NR/NR	20,664	4.2%	$485,604	3.1%	$23.50	$2,436,685	$487,337	20.6%	5/1/2020
Tommy Bahama	NR/NR/NR	12,358	2.5%	$524,510	3.3%	$42.44	$10,748,103	$870	6.1%	3/1/2020
Jasper’s	NR/NR/NR	10,041	2.0%	$316,994	2.0%	$31.57	$5,043,310	$502	10.1%	10/1/2020
Charming Charlie	NR/NR/NR	9,237	1.9%	$359,966	2.3%	$38.97	$1,592,854	$172	22.6%	7/1/2020
Subtotal/Wtd. Avg.(7)		134,825	27.4%	$3,012,426	19.1%	$22.34	$96,861,911	$827	3.9%
Other Retail Tenants		208,930	42.5%	$8,877,118	56.3%	$42.49	$101,122,270	$580	11.0%
Vacant Retail Space		33,357	6.8%	$0	0.0%	$0.00
Retail Subotal/Wtd. Avg.(7)		377,112	76.6%	$11,889,544	75.4%	$34.59	$197,984,181	$678	7.6%

Major Office Tenants
Merrill Lynch	A/Baa1/BBB+	23,682	4.8%	$849,237	5.4%	$35.86				1/1/2020
Regus(8)(9)	NR/NR/NR	23,495	4.8%	$810,578	5.1%	$34.50				3/1/2027
Spartan	NR/NR/NR	12,222	2.5%	$458,325	2.9%	$37.50				6/1/2021
Cherry Creek Mortgage	NR/NR/NR	8,292	1.7%	$269,138	1.7%	$32.46				6/1/2024
Jefferson Refinery	NR/NR/NR	6,798	1.4%	$261,723	1.7%	$38.50				12/1/2018
Subotal/Wtd. Avg.		74,489	15.1%	$2,649,000	16.8%	$35.56
Other Office Tenants		37,126	7.5%	$1,231,859	7.8%	$33.18
Vacant Office Space		3,355	0.7%	$0	0.0%	$0.00
Office Subotal/Wtd. Avg.		114,970	23.4%	$3,880,859	24.6%	$34.77

Total/Wtd. Avg.		492,082	100.0%	$15,770,403	100.0%	$34.63

(1)	Information is based on the underwritten rent roll as of May 1, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Rent includes contractual rent steps equal to $749,934 through May 31, 2018.

(4)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(5)	Occ. Cost % is based on the underwritten rent as of the May 1, 2017 rent roll and Underwritten Reimbursements divided by most recently reported sales.

(6)	Sales PSF for Cinemark is based on 5 screens.

(7)	For purposes of calculating Major Retail Tenants subtotals for 2016 Sales PSF and Occ. Cost %, amounts exclude Cinemark and tenants that do not report sales. Wtd. Avg. is based on Tenant SF for 2016 Sales PSF and by 2016 Sales $ for Occ. Cost %.

(8)	Regus has a termination option at any time on or after March 1, 2025 upon 6 months’ notice.

(9)	Actual Rent PSF for Regus is $17.25 through March 31, 2018, as Regus has a partial rent abatement through that date. See “—Escrows and Reserves” below.

The following table presents historical sales information for the anchor tenants at the Market Street - The Woodlands Property:

Historical Sales Summary(1)
	2014 Sales			2015 Sales			2016 Sales
Tenant	Sales ($)	Sales (PSF)	Occ. Cost %(2)	Sales ($)	Sales (PSF)	Occ. Cost %(2)	Sales ($)	Sales (PSF)	Occ. Cost %(2)
H-E-B Woodlands Market	$74,409,768	$902	2.9%	$79,449,680	$963	2.7%	$77,040,960	$934	2.8%
Cinemark(3)	$2,973,625	$594,725	16.9%	$2,637,060	$527,412	19.0%	$2,436,685	$487,337	20.6%
Tommy Bahama	$11,739,121	$950	5.6%	$11,444,621	$926	5.7%	$10,748,103	$870	6.1%
Jasper’s	$6,676,568	$665	7.6%	$5,989,473	$597	8.5%	$5,043,310	$502	10.1%
Charming Charlie	$2,193,196	$237	16.4%	$1,847,910	$200	19.5%	$1,592,854	$172	22.6%
Subtotal/Wtd. Avg.(4)	$97,992,278	$832	3.9%	$101,368,744	$865	3.7%	$96,861,911	$827	3.9%
Other Retail Tenants	$99,327,606	$588	10.7%	$103,117,033	$606	10.4%	$101,122,270	$580	11.0%
Total/Wtd. Avg.(4)	$197,319,884	$687	7.3%	$204,485,777	$710	7.1%	$197,984,181	$678	7.6%

(1)	Information is based on the underwritten rent roll as of May 1, 2017.

(2)	2014, 2015 and 2016 Occ. Cost % is based on the underwritten rent as of the May 1, 2017 rent roll and Underwritten Reimbursements divided by the respective year’s reported sales.

(3)	Sales PSF for Cinemark is based on 5 screens.

(4)	Subtotal/Wtd. Avg. and Total/Wtd. Avg. 2016 Sales (PSF) and Occ. Cost % exclude Cinemark and tenants that do not report sales. Wtd. Avg. is based on Tenant SF for Sales (PSF) and by Sales ($) for Occ. Cost.%.

A-3-7

MSC 2017-H1	Market Street – The Woodlands

The following table presents certain information relating to the lease rollover at Market Street - The Woodlands Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Annual UW Rent PSF Rolling(4)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	3,602	0.7%	0.7%	$179,560	$49.85	1.1%	1.1%
2017	3	6,875	1.4%	2.1%	$301,594	$43.87	1.9%	3.1%
2018	8	26,415	5.4%	7.5%	$964,475	$36.51	6.1%	9.2%
2019	10	36,080	7.3%	14.8%	$1,226,410	$33.99	7.8%	16.9%
2020	19	120,147	24.4%	39.2%	$4,101,653	$34.14	26.0%	43.0%
2021	15	52,800	10.7%	50.0%	$2,094,556	$39.67	13.3%	56.2%
2022	15	41,394	8.4%	58.4%	$1,655,678	$40.00	10.5%	66.7%
2023	4	9,875	2.0%	60.4%	$443,964	$44.96	2.8%	69.5%
2024	10	108,440	22.0%	82.4%	$2,534,314	$23.37	16.1%	85.6%
2025	3	6,102	1.2%	83.7%	$527,560	$86.46	3.3%	89.0%
2026	1	2,379	0.5%	84.2%	$84,455	$35.50	0.5%	89.5%
2027	6	36,670	7.5%	91.6%	$1,530,196	$41.73	9.7%	99.2%
2028 & Beyond	1	4,591	0.9%	92.5%	$125,990	$27.44	0.8%	100.0%
Vacant	0	36,712	7.5%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	96	492,082	100.0%		$15,770,403	$34.63	100.0%

(1)	Information is based on the underwritten rent roll as of May 1, 2017.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Total UW Rent Rolling includes contractual rent steps equal to $749,934 through May 31, 2018.

(4)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Market Street - The Woodlands Property is located in a densely developed part of The Woodlands, a master planned community 35 miles north of Houston. The area surrounding the Market Street - The Woodlands Property is comprised of a mix of commercial, retail and multifamily development which includes The Woodlands Mall (1.4 million SF) directly to the east, The Cynthia Woods Mitchell Pavilion, an outdoor amphitheater with a capacity of over 16,000 directly to the south, a 24 Hour Fitness directly to the north and approximately 8.3 million SF of office space and 2,200 multifamily units within a one-mile radius. According to the appraisal, The Woodlands is a closed market and the owner, Howard Hughes Corporation, retains most of the available land; accordingly, if Howard Hughes Corporation does not approve of an intended use, it does not get developed.

The Market Street - The Woodlands Property is located in the north retail submarket of Houston, Texas. According to the appraisal, over the past two years, retail occupancy levels in the overall Houston market have ranged from 94.8% to 95.3%, while retail occupancy levels in the north retail submarket have ranged from 94.7% to 95.0%. For the first quarter of 2017, the north retail submarket had an average occupancy of 94.9% and average rent PSF of $15.17.

The Market Street - The Woodlands Property is located in the Woodlands office submarket of Houston, Texas. According to the appraisal, over the past two years, office occupancy levels in the overall Houston market have ranged from 84.2% to 89.2%, while office occupancy levels in the Woodlands office submarket have ranged from 88.6% to 94.0%. For the first quarter of 2017, the Woodlands office submarket had an average occupancy of 89.1% and average rent PSF of $29.76.

The estimated 2016 population within a one-, three- and five-mile radius of the Market Street - The Woodlands Property is 4,208, 60,130 and 149,260, respectively, according to the appraisal. The estimated 2016 average household income within a one-, three- and five-mile radius of the Market Street - The Woodlands Property is $143,741, $108,174 and $118,199, respectively.

A-3-8

MSC 2017-H1	Market Street – The Woodlands

The appraisal identified a primary trade area of a three to five mile radius around the Market Street - The Woodlands Property. A summary of demographics in the primary trade area is presented below.

Statistic	1-mile Radius	3-mile Radius	5-mile Radius
Population
2021 Total Population (projected)	4,927	67,111	171,294
2016 Total Population	4,208	60,130	149,260
2010 Total Population	3,203	53,961	125,312
2000 Total Population	2,227	46,547	88,290
Annual Growth 2016-2021 (projected)	3.21%	2.22%	2.79%
Annual Growth 2010-2016	4.65%	1.82%	2.96%
Annual Growth 2000-2010	3.70%	1.49%	3.56%

Households
2021 Total Households (projected)	2,790	27,993	64,696
2016 Total Households	2,367	25,063	56,607
2010 Total Households	1,760	22,387	47,969
2000 Total Households	1,092	17,683	31,140
Annual Growth 2016-2021 (projected)	3.34%	2.24%	2.71%
Annual Growth 2010-2016	5.06%	1.90%	2.80%
Annual Growth 2000-2010	4.89%	2.39%	4.42%

Household Income
2016 Median Household Income	$89,662	$75,336	$87,349
2016 Average Household Income	$143,741	$108,174	$118,199
2016 Per Capita Income	$75,967	$45,299	$44,737

Source: Appraisal

The following table presents comparable retail properties with respect to the Market Street - The Woodlands Property:

Competitive Property Summary
Property Name	Type	Year Built/Renovated	Size (SF)	Total Occupancy	Anchor Tenants	Distance to Subject
Market Street - The Woodlands Property	Anchored Retail	2004/2012	492,082(1)	92.5%(1)	H-E-B Woodlands Market, Cinemark, Tommy Bahama	N/A
Sterling Ridge Village Center	Anchored Retail	2001/N/A	128,639	100.0%	Kroger, CVS	4.6 miles
Indian Springs Village Center	Anchored Retail	2004/N/A	136,625	100.0%	H-E-B	4.6 miles
Alden Bridge Village Center	Anchored Retail	1998/N/A	138,953	100.0%	Kroger, Walgreens	5.0 miles
Total/Wtd. Avg.(2)			404,217	100.0%

Source: Appraisal

(1)	Information is based on the underwritten rent roll as of May 1, 2017.

(2)	Total/Wtd. Avg. excludes the Market Street - The Woodlands Property.

The adjacent The Woodlands Mall, as well as two other nearby retail developments, Hughes Center and Pinecroft Center, constitute competing retail centers with respect to the Market Street-The Woodlands Property.

A-3-9

MSC 2017-H1	Market Street – The Woodlands

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Market Street - The Woodlands Property:

Cash Flow Analysis
	2013	2014	2015	2016	UW(1)	UW PSF
Base Rent	$13,785,725	$15,222,078	$15,308,117	$15,720,727	$16,939,379	$34.42
Total Recoveries	$5,031,532	$5,524,058	$5,854,619	$6,062,079	$5,975,447	$12.14
Other Income(2)	$1,839,025	$1,867,424	$1,878,713	$2,267,769	$1,864,652	$3.79
Less Vacancy	$0	$0	$0	$0	$0	$0.00
Effective Gross Income	$20,656,282	$22,613,560	$23,041,449	$24,050,575	$24,779,479	$50.36
Total Expenses	$7,677,682	$8,087,850	$8,428,986	$8,831,551	$8,827,590	$17.94
Net Operating Income	$12,978,600	$14,525,710	$14,612,463	$15,219,024	$15,951,889	$32.42
Capital Expenditures	$0	$0	$0	$0	$78,733	$0.16
TI/LC	$0	$0	$0	$0	$1,120,268	$2.28
Net Cash Flow	$12,978,600	$14,525,710	$14,612,463	$15,219,024	$14,752,888	$29.98

Occupancy %	95.4%	95.3%	93.8%	N/A(3)	92.5%(4)
NOI DSCR(5)	1.79x	2.00x	2.02x	2.10x	2.20x
NCF DSCR(5)	1.79x	2.00x	2.02x	2.10x	2.04x
NOI Debt Yield(5)	7.4%	8.3%	8.3%	8.7%	9.1%
NCF Debt Yield(5)	7.4%	8.3%	8.3%	8.7%	8.4%

(1)	Underwritten Rent is based on the rent roll dated May 1, 2017 and includes rent steps through May 31, 2018 totaling $749,934.

(2)	Other Income is comprised of merchant association fees, parking income, income related to the TCID, event income, sponsorship income, sign income and various other incomes.

(3)	2016 Occupancy % was not provided. Occupancy % for the Market Street - The Woodlands Property was 92.5% as of May 1, 2017.

(4)	UW Occupancy % includes six new tenants with executed leases totaling 2.5% of NRA, that will not be in occupancy of the Market Street - The Woodlands Property as of June 2017.

(5)	Debt service coverage ratios and debt yields are based on the Market Street - The Woodlands Whole Loan.

Escrows and Reserves. At loan closing, the Market Street - The Woodlands Borrower delivered to the lender guaranties from Institutional Mall Investors LLC of the Market Street - The Woodlands Borrower’s obligations (i) to deposit with the lender the amount of $399,264 in respect of free rent for the tenants Regus and Tory Burch, to be reduced by the amount pertaining to each such tenant at such time as it has begun paying full unabated rent, and (ii) to deposit with the lender the amount of $2,433,834 in respect of tenant allowances and leasing commissions owed to Regus and Tory Burch, less, on a dollar for dollar basis, any tenant improvements, tenant allowances, landlord work and/or leasing commissions actually paid by or on behalf of the Market Street - The Woodlands Borrower, in each case in lieu of depositing upfront reserves for such amounts.

During a Collection Reserve Trigger Period (defined below), or at any time (x) all real estate taxes are not paid by the Market Street - The Woodlands Borrower prior to the assessment of any penalty for late payment and prior to the date they become delinquent (unless contested in accordance with the terms of the Market Street - The Woodlands Whole Loan documents), (y) the Market Street - The Woodlands Borrower fails to promptly provide evidence that such taxes have been paid prior to the assessment of any penalty for late payment and prior to the date they become delinquent (unless contested in accordance with the terms of the Market Street - The Woodlands Whole Loan documents) or (z) an event of default exists under the Market Street - The Woodlands Whole Loan, the Market Street - The Woodlands Borrower is required to escrow monthly 1/12th of the annual estimated real estate tax payments. During a Collection Reserve Trigger Period or the existence of an event of default under the Market Street - The Woodlands Whole Loan, if the Market Street - The Woodlands Borrower has not provided satisfactory evidence to the lender that the Market Street-The Woodlands Property is covered by a reasonably acceptable blanket insurance policy, the Market Street - The Woodlands Borrower is required to escrow monthly 1/12th of the annual estimated insurance premiums.

During a Collection Reserve Trigger Period or the existence of an event of default under the Market Street - The Woodlands Whole Loan, the Market Street - The Woodlands Borrower is required to deposit monthly the amount of $5,964 into a replacement reserve; provided that such deposits are not required to be made to the extent such deposits would cause the aggregate amount of such replacement reserve to exceed $143,136 on any monthly payment date. In addition, during the continuance of a Collection Reserve Trigger Period or an event of default under the Market Street - The Woodlands Whole Loan, the Market Street - The Woodlands Borrower is required to deposit monthly the amount $49,704 into a reserve for future tenant improvements and leasing commissions (the “Rollover Reserve”); provided that such deposits are not required to be made to the extent such deposits would cause the aggregate amount of the Rollover Reserve to exceed $1,192,896 (the “Rollover Reserve Cap”) on any monthly payment date; and provided further, that so long as no DSCR Trigger Period (as defined below) exists, in lieu of making deposits to the Rollover Reserve, the Market Street - The Woodlands Borrower may deliver a letter of credit in the amount of such deposits or a guaranty from Institutional Mall Investors LLC or a replacement guarantor meeting the requirements of the Market Street - The Woodlands Whole Loan documents, of the obligation to make such deposits. The liability of any such guarantor under any such guaranty will not exceed the Rollover Reserve Cap.

A “Collection Reserve Trigger Period” means the period (i) commencing as of the date the debt service coverage ratio of the Market Street - The Woodlands Whole Loan based on the trailing four calendar quarters preceding the date of determination is less than 1.35x for two consecutive calendar quarters, and (ii) ending on the date the debt service coverage ratio of the Market Street - The Woodlands Whole Loan based on the trailing four calendar quarters preceding the date of determination is 1.35x or greater for two consecutive calendar quarters.

A “DSCR Trigger Period” means the period (i) commencing as of the date the debt service coverage ratio of the Market Street - The Woodlands Whole Loan based on the trailing four calendar quarters preceding the date of determination is less than 1.25x for two consecutive calendar quarters, and (ii) ending on the date the debt service coverage ratio of the Market Street - The Woodlands Whole Loan based on the trailing four calendar quarters preceding the date of determination is 1.25x or greater for two consecutive calendar quarters.

A-3-10

MSC 2017-H1	Market Street – The Woodlands

Lockbox and Cash Management. A hard lockbox is in place with respect to the Market Street - The Woodlands Whole Loan. Within 30 days after the loan origination date, the Market Street - The Woodlands Borrower is required to notify and advise each tenant to send rent payments directly to the lockbox account. The Market Street - The Woodlands Whole Loan has springing cash management (i.e., the Market Street - The Woodlands Whole Loan has cash management only after the initial occurrence and during the continuance of a Lockbox Event Period). Provided a Lockbox Event Period is not continuing, funds in the lockbox account are required to be swept daily to an account designated by the Market Street - The Woodlands Borrower. Upon the occurrence of a Lockbox Event Period, the Market Street - The Woodlands Borrower is required to establish and maintain a lender-controlled cash management account, and, during the continuance of a Lockbox Event Period, funds in the lockbox account are required to be transferred weekly to the cash management account. During the continuance of a Lockbox Event Period, funds in the cash management account are required to be applied on each monthly payment date to pay debt service on the Market Street - The Woodlands Whole Loan, to fund the required reserves deposits as described above under “Escrows and Reserves”, to disburse the monthly operating expenses in accordance with the approved annual budget, if any or, if no approved annual budget is available for such period because review is pending or not required, in accordance with the existing annual budget (as increased to reflect actual increases in expenses outside the control of the Market Street-The Woodlands Borrower), and extraordinary operating expenses approved by the lender (or necessary for emergency expenses), and to disburse the remainder into an account to be held by the lender as additional security for the Market Street - The Woodlands Whole Loan during the continuance of such Lockbox Event Period.

A “Lockbox Event Period” means the period:

(i) commencing upon an event of default under the Market Street - The Woodlands Whole Loan and ending upon the acceptance by the lender, in its sole discretion, of a cure of such event of default, or (ii) commencing upon the occurrence of a voluntary or involuntary bankruptcy of the Market Street - The Woodlands Borrower and continuing thereafter, or (iii) commencing upon a voluntary or involuntary bankruptcy of the property manager, if it is an affiliate of the Market Street - The Woodlands Borrower, and ending if the property manager is replaced within 60 days with a Qualified Manager (as defined below) pursuant to a replacement management agreement in substantially the form and substance of the original management agreement or otherwise reasonably approved by the lender, or the bankruptcy is discharged or dismissed within 90 days without any adverse consequences to the Market Street - The Woodlands Property or the Market Street - The Woodlands Whole Loan, or (iv) during the continuance of a DSCR Trigger Period.

“Qualified Manager” means MCA Management Associates or an affiliate, Trademark Management, Ltd. or an affiliate, Institutional Mall Investors LLC, CalPERs or their affiliates, a manager meeting certain experience and/or financial requirements or an affiliate thereof, or a manager otherwise reasonably approved by the lender.

Additional Secured Indebtedness (not including trade debts). The Market Street - The Woodlands Property also secures the Market Street - The Woodlands Serviced Pari Passu Companion Loans, which have a Cut-off Date principal balance of $110,000,000. The Market Street - The Woodlands Serviced Pari Passu Companion Loans accrue interest at the same rate as the Market Street - The Woodlands Mortgage Loan. The Market Street - The Woodlands Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Market Street - The Woodlands Serviced Pari Passu Companion Loans. The holders of the Market Street - The Woodlands Mortgage Loan and the Market Street - The Woodlands Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Market Street - The Woodlands Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Market Street - The Woodlands Whole Loan permits the release of an unimproved release parcel, without payment or defeasance of a release amount, upon satisfaction of the following conditions (among others); (i) transfer of the parcel to a third party or an affiliate of the Market Street - The Woodlands Borrower in connection with expansion or other development, (ii) delivery of an officer’s certificate certifying that the release parcel constitutes or will constitute a separate tax lot, has been legally subdivided from the remainder of the Market Street - The Woodlands Property, and that after such subdivision both such release parcel and the remaining Market Street - The Woodlands Property comply with zoning, parking and other legal requirements, (iii) compliance with any requirements relating to such release in any lease or reciprocal easement agreement and (iv) compliance with REMIC requirements. In addition, the Market Street - The Woodlands Whole Loan generally permits the release of immaterial or non-income producing parcels, subject to certain conditions.

Terrorism Insurance. The Market Street - The Woodlands Borrower is required to obtain all risk and business income insurance against acts of terrorism to the extent such insurance is available; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015, as the same may be amended, restated, supplemented or otherwise modified is not in effect, the Market Street - The Woodlands Borrower is not required to pay insurance premiums with respect to such terrorism insurance in excess of the Terrorism Cap (defined below). “Terrorism Cap” means two times the amount of the then-current annual insurance premiums payable by the Market Street - The Woodlands Borrower for the insurance policies required under the Market Street - The Woodlands Whole Loan documents (excluding the wind, flood and earthquake components of such insurance premiums) on a stand-alone basis. Such stand-alone terrorism policy may have a deductible that is reasonable for such stand-alone policies with respect to properties similar to the Market Street - The Woodlands Property and reasonable for the geographic region where the Market Street - The Woodlands Property is located, provided that such deductible shall not exceed $500,000 (the “Required Deductible”) or such higher deductible if the Market Street - The Woodlands Borrower provides the lender with cash or a letter of credit in an amount equal to the difference between the actual deductible and the Required Deductible. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-11

MSC 2017-H1	Yeshiva University Portfolio

Mortgage Loan No. 2 – Yeshiva University Portfolio

A-3-12

MSC 2017-H1	Yeshiva University Portfolio

Mortgage Loan No. 2 – Yeshiva University Portfolio

Fort Tyron Park
Harlem River Park
Morris Heights
Hudson Heights
Yeshiva University
Cross Bronx Expwy.
Claremont Park
Grand Concourse
Harlem River Drive
Major Deegan Expwy.
Henry Hudson Parkway
W. 181st St.
W. 179th St.
W. 178th St.
W. 170th St.
Highbridge
BRONX
MANHATTAN
Highbridge Park
Harlem River
George Washington Bridge
Hudson River
Fort Washington Park
New York Presbyterian Hosp.
W. 168th St.
E. 169th St.
W. 168th St.
Mullaly Park
Jerome Ave.
Amsterdam Ave.
Broadway
University Ave.
E. Tremont Ave.
Webster Ave.
Morris Ave.
Melrose Ave.
Sedgwick Ave.
Ft. Wash. Ave.

Yeshiva University Portfolio

1 2495 Amsterdam Avenue	New York, NY
2 215 Lexington Avenue	New York, NY
3 2520 Amsterdam Avenue	New York, NY
4 245 Lexington Avenue	New York, NY
5 253 Lexington Avenue	New York, NY

BRONX
MANHATTAN
NEW YORK CITY
QUEENS
BROOKLYN
STATEN ISLAND

TIMES SQUARE
4 Times Square
W. 43rd St.
W. 42nd St.
505 Fifth Ave.
Grand Central Terminal
Chrysler Building
UNITED NATIONS
E. 43rd St.
E. 42nd St.
Bryant Park
New York Public Library
Daily News
E. 41st St.
QUEENS-MIDTOWN TUNNEL
Lefcourt Manhattan Bldg.
HSBC Tower
East Side
Midtown
260 Madison Ave.
425 Fifth Ave.
450 Fifth Ave.
Murray Hill
Garment District
The Setai Fifth Ave.
The Morgan Library & Museum
St. Vartan's Park
FDR Drive
Macy's
HERALD SQUARE
W. 34th St.
Empire State Building
188 Madison Ave.
E. 34th St.
FERRY TO LONG ISLAND CITY
One Penn Plaza
LONG ISLAND RAILROAD
Manhattan Mall
325 Fifth Ave.
PENN STATION
NYU Medical Center
Kips Bay
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
Tower 111
855 Sixth Ave.
Textile Building
NYU School of Medicine
Lexington Avenue Campus, Touro College
Bellevue Hospital Center
Broadway
Lexington Ave.
Madison Ave.
Park Ave.
5th Ave.
6th Ave.
7th Ave.
3rd Ave.
2nd Ave.
1st Ave.
FIT

A-3-13

MSC 2017-H1	Yeshiva University Portfolio

Mortgage Loan No. 2 – Yeshiva University Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF/CREFI			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$60,000,000			Location:	New York, NY
Cut-off Date Balance(1):	$60,000,000			General Property Type:	Office
% of Initial Pool Balance:	5.5%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Yeshiva University			Year Built/Renovated:	Various / Various
				Size:	696,371 SF
Mortgage Rate(2):	4.3240%			Cut-off Date Balance PSF(1):	$201
Note Date:	4/21/2017			Maturity Date or ARD Balance PSF(1)(2):	$180
First Payment Date:	6/6/2017			Property Manager:	Self-Managed
Anticipated Repayment Date(2):	5/6/2027
Maturity Date(2):	5/6/2032
Original Term to ARD(2):	120 months
Original Amortization Term(2):	360 months
IO Period:	48 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$18,026,336
Prepayment Provisions(3):	LO (25); DEF (94); O(1)			UW NOI Debt Yield(1):	12.9%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity or ARD(1):	14.4%
Additional Debt Type(4):	Pari Passu			UW NCF DSCR(1):	2.67x (IO) 1.97x (P&I)
Additional Debt Balance(4):	$80,000,000			Most Recent NOI(6):	N/A
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(6):	N/A
Reserves(5)				3rd Most Recent NOI(6):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy (as of):	100.0% (6/6/2017)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy (as of):	100.0% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy (as of):	100.0% (12/31/2015)
Recurring Replacements:	$0	$19,402	N/A	Appraised Value (as of)(7):	$346,000,000 (2/6/2017)
Deferred Maintenance:	$275,625	$0	N/A	Cut-off Date LTV Ratio(1)(7):	40.5%
Other:	$0	$0	N/A	Maturity Date or ARD LTV Ratio(1):	36.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$140,000,000	100.0%	Loan Payoff:	$136,146,875	97.2%
			Reserves:	$275,625	0.2%
			Closing Costs: Return of Equity:	$2,623,001 $954,499	1.9% 0.7%
Total Sources:	$140,000,000	100.0%	Total Uses:	$140,000,000	100.0%

(1)	The Yeshiva University Portfolio Mortgage Loan is part of the Yeshiva University Portfolio Whole Loan, which is comprised of four pari passu promissory notes with an aggregate original principal balance of $140,000,000. The Cut-off Date Balance PSF, Maturity Date or ARD Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity or ARD, UW NCF DSCR, Cut-off Date LTV Ratio, and Maturity Date or ARD LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Yeshiva University Portfolio Whole Loan.

(2)	The Yeshiva University Portfolio Whole Loan has an anticipated repayment date (“ARD”) of May 6, 2027 and a stated maturity date of May 6, 2032. Prior to the ARD, the Yeshiva University Portfolio Whole Loan accrues interest at a fixed rate of 4.3240% per annum. In the event that the Yeshiva University Portfolio Whole Loan is not repaid in full by the ARD, from and after the ARD, the Yeshiva University Portfolio Whole Loan accrues interest at a fixed rate per annum equal to the greater of (i) 8.3240% and (ii) the then 10-year U.S. Treasury yield on the ARD (the “Treasury Rate”) plus 4.0000%. See “—The Mortgage Loan” below.

(3)	Defeasance is permitted at any time after the earlier of (i) April 21, 2021 and (ii) two years from the closing date of the securitization of the last Yeshiva University Portfolio Whole Loan promissory note to be securitized.

(4)	See “—The Mortgage Loan” and “—Additional Secured Indebtedness (not including trade debts)”, for further discussion of additional debt.

(5)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(6)	At origination of the Yeshiva University Portfolio Whole Loan, Yeshiva University transferred the Yeshiva University Portfolio Properties to the Yeshiva University Portfolio Borrower and executed a twenty-year, triple-net unitary lease (the “Yeshiva University Lease”) that expires in April 2037, covering all of the Yeshiva University Portfolio Properties. Prior to origination of the Yeshiva University Portfolio Whole Loan, the Yeshiva University Portfolio Properties were owned and occupied by Yeshiva University. As such, historical NOI is not applicable.

(7)	The appraiser assigned a hypothetical “dark value” of $189.1 million. The Cut-off Date LTV Ratio based on the hypothetical “dark value” is approximately 74.0%. With respect to the Yeshiva University Portfolio Property located at 253 Lexington Avenue, the “as is” Appraised Value included in the Appraised Value above represents the land value less demolition costs.

A-3-14

MSC 2017-H1	Yeshiva University Portfolio

The Mortgage Loan. The second largest mortgage loan (the “Yeshiva University Portfolio Mortgage Loan”) is part of a whole loan (the “Yeshiva University Portfolio Whole Loan”), evidenced by four pari passu promissory notes in the aggregate original principal amount of $140,000,000, all of which are secured by a first priority fee mortgage encumbering a portfolio of five central business district office buildings totaling 696,371 SF located in New York, New York (collectively, the “Yeshiva University Portfolio Properties” and each individually, a “Yeshiva University Portfolio Property”). Promissory Note A-1, which is being contributed by Argentic Real Estate Finance LLC (“AREF”), in the original principal amount of $45,000,000 and Promissory Note A-3, which is being contributed by Citi Real Estate Funding Inc. (“CREFI”), in the original principal amount of $15,000,000, represent the Yeshiva University Portfolio Mortgage Loan, and will be included in the MSC 2017-H1 trust. Promissory Notes A-2 and A-4, in the aggregate original principal amount of $80,000,000, collectively represent the serviced companion loans (the “Yeshiva University Portfolio Serviced Pari Passu Companion Loans”). The Yeshiva University Portfolio Serviced Pari Passu Companion Loan represented by Promissory Note A-2 in the original principal amount of $45,000,000 is expected to be held by AREF, or an affiliate thereof on the closing date of this transaction and is expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The Yeshiva University Portfolio Whole Loan was co-originated by AREF and CREFI. The Yeshiva University Portfolio Serviced Pari Passu Companion Loan represented by Promissory Note A-4 in the original principal balance of $35,000,000 was subsequently purchased by Cantor Commercial Real Estate Lending, L.P. (“CCRE”), is currently held by CCRE or an affiliate thereof, and is expected to be contributed to the CFCRE 2017-C8 trust. The Yeshiva University Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2017-H1 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus. The proceeds of the Yeshiva University Portfolio Whole Loan were used to retire existing debt of approximately $136.1 million, fund reserves, pay closing costs and return equity to the Yeshiva University Portfolio Borrower.

The Yeshiva University Portfolio Whole Loan has an ARD of May 6, 2027 and a stated maturity date of May 6, 2032. Prior to the ARD, the Yeshiva University Portfolio Whole Loan accrues interest at a fixed rate of 4.3240% per annum (the “Initial Interest Rate”) and requires monthly payments of interest. In the event the Yeshiva University Portfolio Whole Loan is not repaid in full on or before the ARD, interest accrues on the outstanding principal balance at the Adjusted Interest Rate. The “Adjusted Interest Rate” is a rate per annum equal to the greater of (i) 8.3240% and (ii) the Treasury Rate plus 4.0000%. Interest accrued at the excess of the Adjusted Interest Rate over the Initial Interest Rate (“Excess Interest”) will not be payable currently. If the Yeshiva University Portfolio Whole Loan is not repaid in full on or prior to the ARD, from and after the occurrence of the ARD and provided no event of default under the Yeshiva University Portfolio Whole Loan has occurred and is continuing, all excess cash flow is required to be applied to reduce the outstanding principal balance of the Yeshiva University Portfolio Whole Loan until paid in full, and then to pay Excess Interest. Such excess cash flow is paid after payment of reserves and interest at the Initial Interest Rate on the Yeshiva University Portfolio Whole Loan.

The Borrower and the Sponsor. The borrower is Y Properties Holdings, LLC (the “Yeshiva University Portfolio Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors. The sponsor and non-recourse carve-out guarantor of the Yeshiva University Portfolio Whole Loan is Yeshiva University, which is the sole tenant at the Yeshiva University Portfolio Properties. Yeshiva University is the sole member of the Yeshiva University Portfolio Borrower.

The Properties. The Yeshiva University Portfolio Properties consist of five CBD office buildings totaling 696,371 SF, all of which are located in New York, New York. The Yeshiva University Portfolio Properties are 100.0% occupied as of June 6, 2017 by Yeshiva University and are used for classroom, laboratory, library, administrative, faculty office, gymnasium and cafeteria space.

2495 Amsterdam Avenue Property (42.5% of Portfolio NRA). Built in 1969, the 2495 Amsterdam Avenue Property is a 295,694 SF, 18-story office building located on Amsterdam Avenue at West 184th Street in the Washington Heights area of northern Manhattan. Also known as Belfer Hall, the 2495 Amsterdam Avenue Property is one of two buildings located in the Wilf Campus, which is home to the men’s campus of Yeshiva University, Yeshiva College and the Sy Syms School of Business (men’s division). The building includes classrooms, labs, common areas, the office of the Yeshiva University president, and administrative and faculty offices.

2520 Amsterdam Avenue Property (23.5% of Portfolio NRA). Built in 1967 and most recently renovated in 2016, the 2520 Amsterdam Avenue Property is a 163,321 SF, 6-story office building located on Amsterdam Avenue between West 185th and 186th Streets in the Washington Heights area of northern Manhattan. The building is utilized as the Mendel Gottesman Library on floors 1-5.

215 Lexington Avenue Property (16.0% of Portfolio NRA). Built in 1962, the 215 Lexington Avenue Property is an 111,270 SF, 8-story commercial condominium unit situated within a 21-story office building that contains one additional condominium unit that is not collateral for the Yeshiva University Portfolio Whole Loan. The condominium association board is controlled by the sponsor with a 63.3% interest. The 215 Lexington Avenue Property is located on the southeast corner of East 33rd Street and Lexington Avenue in midtown Manhattan. The 215 Lexington Avenue Property is located in the Israel Henry Beren Campus of Yeshiva University, which is home to the Stern College for Women and Sy Syms School of Business (women’s division). The building includes classrooms and offices, and also contains common areas and a cafeteria.

245 Lexington Avenue Property (12.6% of Portfolio NRA). Built in 1969, the 245 Lexington Avenue Property is an 87,927 SF, 12-story school building located on Lexington Avenue between East 34th and 35th Streets in midtown Manhattan. The building is utilized as classroom and office space, and also contains a cafeteria, library and gymnasium. The 245 Lexington Avenue Property is interconnected with the 253 Lexington Avenue Property by way of walkways located on the second, third and fifth floors as well as the basement.

253 Lexington Avenue Property (5.5% of Portfolio NRA). Built in 1911, the 253 Lexington Avenue Property is a 38,159 SF, 5-story school building located on the southeast corner of East 35th Street and Lexington Avenue in midtown Manhattan. The building has classroom and lab space, as well as an auditorium and office space. The 253 Lexington Avenue Property is interconnected with the 245 Lexington Avenue Property by way of walkways located on the second, third and fourth floors as well as the basement.

A-3-15

MSC 2017-H1	Yeshiva University Portfolio

Property Summary(1)
Property Name	Location	Size (SF)	Occupancy(2)	Allocated Cut-off Date Loan Amount(3)	% of Allocated Cut-Off Date Loan Amount(3)	Year Built/ Renovated	Appraised Value(4)	% of Appraised Value
2495 Amsterdam Avenue	New York, NY	295,694	100.0%	$53,233,892	38.0%	1969/NAP	$108,000,000	31.2%
2520 Amsterdam Avenue	New York, NY	163,321	100.0%	$28,290,790	20.2%	1967/2016	$60,000,000	17.3%
215 Lexington Avenue	New York, NY	111,270	100.0%	$29,409,130	21.0%	1962/NAP	$78,700,000	22.8%
245 Lexington Avenue	New York, NY	87,927	100.0%	$21,528,737	15.4%	1969/NAP	$56,300,000	16.3%
253 Lexington Avenue	New York, NY	38,159	100.0%	$7,537,451	5.4%	1911/NAP	$43,000,000(5)	12.4%
Total/Wtd. Avg.		696,371	100.0%	$140,000,000	100.0%		$346,000,000	100.0%

(1)	Prior to the conveyance of the Yeshiva University Portfolio Properties to the Yeshiva University Portfolio Borrower, the Yeshiva University Portfolio Properties were afforded a tax exemption pursuant to Section 420-a of the NYS Real Property Law. The Yeshiva University Portfolio Borrower has filed the necessary paperwork to maintain the tax abatement. However, there is no assurance that a tax exemption will be granted. In the event that all real estate taxes are no longer abated, the cumulative amount of real estate taxes for the Yeshiva University Portfolio Properties would be approximately $3,872,443.

(2)	Occupancy based on the underwritten rent roll dated June 6, 2017.

(3)	Based on the Yeshiva University Portfolio Whole Loan.

(4)	The appraiser assigned a hypothetical “dark value” of $189.1 million. The Cut-off Date LTV Ratio based on the hypothetical “dark value” is approximately 74.0%.

(5)	The appraiser concluded an “as-is” Appraised Value, which represents the land value less demolition costs.

Major Tenants.

Yeshiva University (696,371 SF, 100.0% of Portfolio NRA, 100.0% of underwritten rent). The Yeshiva University Portfolio Properties are 100.0% leased under the Yeshiva University Lease. Yeshiva University is a private Jewish university founded in 1886 with approximately 3,000 undergraduate and 3,500 graduate students across four campuses. The university is divided into three undergraduate colleges: Yeshiva College, the Stern College for Women and the Sy Syms School of Business. In addition to its undergraduate programs, the school includes the Albert Einstein College of Medicine (a joint entity between Montefiore Medical Center and Yeshiva University), the Benjamin N. Cardozo School of Law and the Wurzweiler School of Social Work. Yeshiva University has experienced recent operating deficits and student enrollment has declined 7.5% between 2012 and 2017. In 2017, Yeshiva University reported an endowment and long term investments with a market value of greater than $550 million.

At origination of the Yeshiva University Portfolio Whole Loan, Yeshiva University executed a twenty-year, triple-net lease that expires on April 30, 2037. Per the terms of the Yeshiva University Lease, base rent is $27.42 PSF. Base rent under the Yeshiva University Lease increases by 5.0% effective May 1, 2027 and increases by an additional 5.0% every five years thereafter. The Yeshiva University Lease is structured with no renewal options and no termination options (other than in connection with certain casualty and condemnation events).

The following table presents certain information relating to the leases at the Yeshiva University Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Tenants
Yeshiva University	NR/B3/NR	696,371	100.0%	$19,094,070	100.0%	$27.42	4/30/2037(3)
Subtotal/Wtd. Avg.		696,371	100.0%	$19,094,070	100.0%	$27.42
Vacant Space		0	0%	$0	0.0%	$0.00
Total/Wtd. Avg.		696,371	100.0%	$19,094,070	100.0%	$27.42

(1)	Information is based on the underwritten rent roll dated June 6, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Rent PSF represents Yeshiva University’s current annual rent of $27.42 PSF. Per the terms of the Yeshiva University Lease, base rent will increase by 5.0% effective May 1, 2027 and increase by 5.0% every five years thereafter. The Yeshiva University Lease is structured with no renewal options and no termination options (other than in connection with certain casualty and condemnation events).

A-3-16

MSC 2017-H1	Yeshiva University Portfolio

The following table presents certain information relating to the lease rollover schedule at the Yeshiva University Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2016	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027 & Beyond	1	696,371	100.0%	100.0%	$27.42	$19,094,070	100.0%	100.0%
Vacant	N/A	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1	696,371	100.0%		$27.42	$19,094,070	100.0%

(1)	Information is based on the underwritten rent roll dated June 6, 2017.

The Market. The Yeshiva University Portfolio Properties are comprised of five office properties located in New York, New York.

The Amsterdam Avenue Properties (65.9% of Portfolio NRA)

The Amsterdam Avenue properties consist of the 2495 Amsterdam Avenue Property and the 2520 Amsterdam Avenue Property (together, the “Amsterdam Avenue Properties”). The Amsterdam Avenue Properties are located in the Washington Heights neighborhood of northern Manhattan. Washington Heights is bounded to the south by 155th Street and to the north by Fairview Avenue and extends from the Harlem River on the east to the Hudson River on the west. The Amsterdam Avenue Properties are located within the main campus of Yeshiva University, which is comprised of the area between Audubon Avenue and Laurel Hill Terrace between 181st and 187th Streets. In addition to school buildings, there are various apartment buildings owned by Yeshiva University in the immediate area. This has brought additional residents into the area, many of whom are affiliated with Yeshiva University. Primary access is provided by all major avenues, including Broadway, Henry Hudson Parkway and the Harlem River Drive as well as public transportation via the 1/A subway lines and M101/M3 bus service.

According to the appraisal, the Amsterdam Avenue Properties are located in the Northern Manhattan/Harlem office submarket of the Manhattan office market. As of the fourth quarter of 2016, the Northern Manhattan/Harlem office submarket contained approximately 6.7 million SF and reported a vacancy of 5.2% and an average asking rent of $35.04 PSF. According to the appraisal, the 2016 population and average household income within the 10033 zip code were 57,011 and $36,820, respectively. The appraiser concluded gross market rents for the 2520 Amsterdam Avenue Property and 2495 Amsterdam Property of $38.00 PSF and $40.00 PSF, respectively.

The following table presents recent leasing data at competitive office buildings with respect to the Amsterdam Avenue Properties:

Competitive Property Summary
Property Name/Location	Year Built/ Renovated	Total Occupancy	Size (SF)	Tenant Name	Lease Area (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF	Lease Type
313 West 125th Street New York, NY	1910/2011	100%	27,105	College of New Rochelle	21,684	April 2016	10.8	$45.00	Modified Gross
2090 Adam Clayton Powell Jr. Blvd New York, NY	1913/NAP	NAV	163,440	Legal Aid Society & Center for Alternative Sentencing & Employment	20,811 13,871	July 2016 June 2014	15.0 15.0	$38.50 $29.33	Modified Gross
145 East 125th Street New York, NY	1900/2006	100%	35,970	Salvation Army	30,000	February 2015	3.0	$31.00	Modified Gross
4 West 125th Street New York, NY	1910/2004	100%	44,495	Children’s Aid Society	25,300	December 2014	5.0	$39.00	Modified Gross
88 Pine Street New York, NY	1973/NAP	97.0%	624,000	Cornell University (Expansion)	21,750	May 2016	15.0	$50.00	Modified Gross
17 Battery Place South New York, NY	1903/1998	79.7%	446,501	John V. Lindsay Wildcat Academy	23,050	June2016	10.0	$50.00	Modified Gross

Source: Appraisal

A-3-17

MSC 2017-H1	Yeshiva University Portfolio

The Lexington Avenue Properties (34.1% of Portfolio NRA)

The Lexington Avenue properties consist of the 215 Lexington Avenue Property, the 245 Lexington Avenue Property and the 253 Lexington Avenue Property (together, the “Lexington Avenue Properties”). According to the appraisal, the Lexington Avenue Properties are located in the northern area of the Park Avenue South submarket of Manhattan and the immediate area surrounding the Lexington Avenue Properties is primarily a mixture of commercial and residential development. The Lexington Avenue Properties have direct access to the 6/B/D/F/M/N/Q/R subway lines. Additionally, Penn Station and Grand Central Terminal are located nearby, providing access to commuters from New Jersey, Long Island, Westchester and Putnam Counties and Western Connecticut. As of the fourth quarter of 2016, the Park Avenue South/Madison Square office submarket had a reported vacancy of 6.2% and an average asking rent of $66.33 PSF. According to the appraisal, the 2016 population and average household income within the 10016 zip code were 57,766 and $99,589, respectively. The appraiser concluded gross market rents for the 215 Lexington Property, 245 Lexington Property and 253 Lexington Property of $55.00 PSF, $50.00 PSF and $46.00 PSF, respectively.

The following table presents recent leasing data at competitive office buildings with respect to the Lexington Avenue Properties:

Competitive Property Summary
Property Name/Location	Year Built/ Renovated	Total Occupancy	Size (SF)	Tenant Name	Lease Area (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF	Lease Type
180 Madison Avenue, New York, NY	1927/NAP	88.7%	280,863	New York University	99,132	December 2016	15.0	$60.00	Modified Gross
31 West 27th Street, New York, NY	1910/NAP	100%	137,358	Stella Adler Conservator	23,156	June 2016	2.0	$58.30	Modified Gross
900 Broadway, New York, NY	1887/2008	96.7%	98,146	Tutor Associates	4,500	November 2015	5.0	$53.00	Modified Gross
1250 Broadway New York, NY	1968/NAP	96.0%	770,000	Prometric Technology Center	11,628	June 2015	11.0	$64.77	Modified Gross
22 West 21st Street, New York, NY	1907/NAP	86.4%	125,100	Journee	5,170	April 2015	5.5	$50.00	Modified Gross
180 Maiden Lane, New York, NY	1984/NAP	45.2%	1,192,893	MicroTek Business Education	20,396	September 2016	10.3	$58.32	Modified Gross
88 Pines Street, New York, NY	1973/NAP	97.0%	624,000	Cornell University (Expansion)	21,750	May 2016	15.0	$50.00	Modified Gross
17 Battery Place South New York, NY	1903/1998	79.7%	446,501	John V. Lindsay Wildcat	23,050	June 2016	10.0	$50.00	Modified Gross

Source: Appraisal

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Yeshiva University Portfolio Properties:

Cash Flow Analysis(1)
	UW	UW PSF
Gross Potential Rent	$19,094,070	$27.42
Total Recoveries	$0	$0.00
Total Other Income	$0	$0.00
Less Vacancy & Credit Loss(2)	($1,067,734)	($1.53)
Effective Gross Income	$18,026,336	$25.89
Total Operating Expenses	$0	$0.00
Net Operating Income	$18,026,336	$25.89
Capital Expenditures	$232,828	$0.33
TI/LC	$1,392,742	$2.00
Net Cash Flow	$16,400,766	$23.55

Occupancy %	100.0%
NOI DSCR (3)	2.16x
NCF DSCR (3)	1.97x
NOI Debt Yield(3)	12.9%
NCF Debt Yield(3)	11.7%

(1)	Historical cash flows are not available as the Yeshiva University Lease was executed at origination of the Yeshiva University Portfolio Whole Loan. Prior to the Yeshiva University Lease, the Yeshiva University Portfolio Properties were owned and occupied by Yeshiva University. The Yeshiva University lease is a twenty-year, triple-net unitary lease that expires in April 2037, covering all of the Yeshiva University Portfolio Properties. Per the terms of the Yeshiva University Lease, base rent is $27.42 PSF. Base rent under the Yeshiva University Lease increases by 5.0% effective May 1, 2027 and increases by an additional 5.0% every five years thereafter. The Yeshiva University Lease is structured with no renewal options and no termination options (other than in connection with certain casualty and condemnation events).

(2)	The underwritten economic vacancy represents 5.6% of Gross Potential Rent, which represents a 6.0% vacancy on the Amsterdam Avenue Properties and a 5.0% vacancy on the Lexington Avenue Properties. The Yeshiva University Portfolio Properties are currently 100.0% occupied as of June 6, 2017 by Yeshiva University.

(3)	Debt service coverage ratios and debt yields are based on the Yeshiva University Portfolio Whole Loan.

A-3-18

MSC 2017-H1	Yeshiva University Portfolio

Escrows and Reserves. The Yeshiva University Portfolio Whole Loan documents provide for upfront reserves in the amount of $275,625 for immediate repairs. The Yeshiva University Portfolio Borrower is required to escrow monthly: (i) 1/12 of the estimated annual real estate taxes (however, such requirement is waived so long as a tax exemption is in effect for the Yeshiva University Portfolio Properties) and (ii) 1/12 of the estimated annual insurance premiums, which currently equates to $52,835 into an insurance reserve account (however, such amount is waived so long as the Yeshiva University Portfolio Borrower pays the insurance premiums directly and the balance of the insurance account is equal to one-half of the annual insurance premiums). Pursuant to the Yeshiva University Lease, Yeshiva University, as tenant thereunder, is required to deposit $19,402 ($0.33 PSF annually) into a replacement reserve account that is held by the lender but is subject to the tenant’s rights under the Yeshiva University Lease.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Yeshiva University Portfolio Whole Loan. The Yeshiva University Portfolio Whole Loan has in place cash management. Yeshiva University has been instructed to deposit all rents into the lockbox account controlled by the lender that was established at origination. Unless a Cash Trap Period (as defined below) has occurred, all amounts of excess cash, after payment of debt service and required reserves, will be swept into the borrower’s account. An excess cash flow sweep will be required during a Cash Trap Period.

A “Cash Trap Period” will occur upon (i) the occurrence and continuance of any event of default under the Yeshiva University Portfolio Whole Loan until cured, (ii) the occurrence and continuance of any event of default by Yeshiva University under the Yeshiva University Lease until cured, (iii) the occurrence of a bankruptcy action of Yeshiva University until such bankruptcy action is dismissed or the lender has assumed, affirmed or assigned the Yeshiva University Lease, (iv) a default by Yeshiva University under the Yeshiva University Lease of any obligation thereunder to a third party that is for an amount equal to or greater than $15,000,000 until cured (subject to the caps described below), (v) Yeshiva University going “dark” in more than 25.0% of its space until it occupies 75.0% or more of the space (subject to the caps described below) or (vi) the ARD.

In the event that a Cash Trap Period is triggered by clauses (iv) and/or (v) above, the cash flow sweep is subject to a monthly cap of $600,000 and an aggregate cap of $18,000,000.

Additional Secured Indebtedness (not including trade debts). The Yeshiva University Portfolio Properties also secure the Yeshiva University Portfolio Serviced Pari Passu Companion Loans, which have a Cut-Off Date principal balance of $80,000,000. The promissory notes evidencing the Yeshiva University Portfolio Serviced Pari Passu Companion Loans accrue interest at the same rate as the Yeshiva University Portfolio Mortgage Loan. The Yeshiva University Portfolio Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Yeshiva University Portfolio Serviced Pari Passu Companion Loans. The initial holders of the Yeshiva University Portfolio Mortgage Loan and the Yeshiva University Portfolio Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Yeshiva University Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Partial Release. On any payment date after the expiration of the lockout period and prior to the ARD, the Yeshiva University Portfolio Borrower may obtain the release of one or both of the Amsterdam Avenue Properties in connection with a refinancing or a bona fide third-party sale, subject to the satisfaction of certain conditions including (i) the Yeshiva University Portfolio Borrower partially defeases the Yeshiva University Portfolio Whole Loan in an amount equal to 125.0% of the allocated loan amount of the applicable Amsterdam Avenue Property and such further amount as may be required to satisfy the condition set forth in clause (iii) below, (ii) after giving effect to such release, the net operating income debt yield is no less than the greater of (x) the net operating income debt yield immediately preceding such release and (y) 10.96% and (iii) the loan-to-value ratio of the remaining Yeshiva University Portfolio Properties is no greater than 125.0%.

Upon release of the 2495 Amsterdam Avenue Property, the rent due to the Yeshiva University Portfolio Borrower, as landlord under the Yeshiva University Lease, will be reduced by an amount that is not greater than $7,375,149 ($24.94 PSF) per year.

Upon release of the 2520 Amsterdam Avenue Property, the rent due to the Yeshiva University Portfolio Borrower, as landlord under the Yeshiva University Lease, will be reduced by an amount that is not greater than $3,927,891($24.05 PSF) per year.

Terrorism Insurance. The Yeshiva University Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Yeshiva University Portfolio Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Yeshiva University Portfolio Properties. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-19

MSC 2017-H1	iStar Leased Fee Portfolio

Mortgage Loan No. 3 – iStar Leased Fee Portfolio

A-3-20

MSC 2017-H1	iStar Leased Fee Portfolio

Mortgage Loan No. 3 – iStar Leased Fee Portfolio

CANADA
UNITED STATES
MEXICO
CUBA
Pacific Ocean
Atlantic Ocean
Gulf of Mexico
Caribbean Sea
Lake Superior
Lake Michigan
Lake Huron
Lake Ontario
Lake Erie
Vancouver
Calgary
Winnipeg
Québec
Montreal
Ottawa
Toronto
Seattle
Portland
Boise
Rohnert Park
San Francisco
Sacramento
San Jose
Salt Lake City
Las Vegas
Los Angeles
San Diego
Phoenix
Albuquerque
El Paso
Denver
Durango
Minneapolis
Bloomington
Milwaukee
Chicago
Detroit
Cleveland
Omaha
Kansas City
St. Louis
Indianapolis
Columbus
Pittsburgh
Louisville
Nashville
Memphis
Oklahoma City
Fort Worth
Dallas
Austin
Houston
New Orleans
Atlanta
Cumming
Charlotte
Charleston
Jacksonville
Orlando
Tampa
Miami
Norfolk
Washington, DC
Baltimore
Lanham
Philadelphia
New York
Boston
WA
OR
ID
MT
WY
NV
UT
CA
AZ
CO
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
MI
IL
IN
OH
KY
TN
MS
AL
GA
FL
SC
NC
VA
WV
PA
NY
VT
NH
ME
MA
CT
RI
NJ
DE
MD

iStar Leased Fee Portfolio

1	Hilton Salt Lake	Salt Lake City, UT
2	DoubleTree Seattle Airport	Seattle, WA
3	DoubleTree Mission Valley	San Diego, CA
4	One Ally Center	Detroit, MI
5	DoubleTree Sonoma	Rohnert Park, CA
6	DoubleTree Durango	Durango, CO
7	Northside Forsyth Hospital Medical Center	Cumming, GA
8	NASA/JPSS Headquarters	Lanham, MD
9	Dallas Market Center: Sheraton Suites	Dallas, TX
10	Dallas Market Center: Marriott Courtyard	Dallas, TX
11	The Buckler Apartments	Milwaukee, WI
12	Lock-Up Self Storage Facility	Bloomington, MN

A-3-21

MSC 2017-H1	iStar Leased Fee Portfolio

Mortgage Loan No. 3 – iStar Leased Fee Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Barclays			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$55,000,000			Location:	Various
Cut-off Date Balance(1):	$55,000,000			General Property Type:	Leased Fee
% of Initial Pool Balance:	5.0%			Detailed Property Type:	Leased Fee
Loan Purpose(2)(3):	Recapitalization			Title Vesting:	Various
Sponsor:	iStar Inc.			Year Built/Renovated:	Various/Various
Mortgage Rate:	3.7950%			Size:	Various
Note Date:	3/30/2017			Cut-off Date Balance PSF(1):	N/A
First Payment Date:	5/5/2017			Maturity Date or ARD Balance PSF(1):	N/A
Anticipated Repayment Date(4):	4/6/2027			Property Manager:	N/A
Maturity Date(4):	4/6/2028
Original Term to ARD(4):	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI(7):	$18,511,396
Seasoning:	2 months			UW NOI Debt Yield(1)(7)(8):	8.2%
Prepayment Provisions(5):	LO (26); DEF/YM1 (89); O (5)			UW NOI Debt Yield at Maturity or ARD(1)(7):	8.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1)(7)(8):	2.12x
Additional Debt Type:	Pari Passu			Most Recent NOI(7):	N/A
Additional Debt Balance:	$172,000,000			2nd Most Recent NOI(7):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(7):	N/A
Reserves(6)				Most Recent Occupancy(7):	N/A
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(7):	N/A
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy(7):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of)(9):	$346,160,000 (Various)
Recurring Replacements:	$0	N/A	N/A	Cut-off Date LTV Ratio(1)(3)(10):	65.6%
TI/LC:	$0	N/A	N/A	Maturity Date or ARD LTV Ratio(1):	65.6%
Other:	$0	Springing	N/A

Sources and Uses(3)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(4):	$227,000,000	100.0%	Closing Costs:	$5,242,871	2.3%
			Return of Equity(2):	$221,757,129	97.7%
Total Sources:	$227,000,000	100.0%	Total Uses:	$227,000,000	100.0%

(1)	The iStar Leased Fee Portfolio Mortgage Loan is part of the iStar Leased Fee Portfolio Whole Loan, which is comprised of five pari passu promissory notes with an aggregate principal balance of $227,000,000. The Cut-off Date Balance PSF, Maturity Date or ARD Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity or ARD, UW NCF DSCR, Cut-off Date LTV Ratio, Maturity Date or ARD LTV Ratio and Loan Amount numbers presented above are based on the aggregate principal balance of the promissory notes comprising the iStar Leased Fee Portfolio Whole Loan.

(2)	Immediately prior to the iStar Leased Fee Portfolio Whole Loan origination, the iStar Leased Fee Portfolio Borrowers had no outstanding mortgage debt associated with the iStar Leased Fee Portfolio Properties.

(3)	Immediately after loan closing, 51.0% of the equity interest in the borrowers was sold to two entities, GIC (Realty) Private Limited and Lubert-Adler, L.P. in two separate transactions, for an aggregate purchase price of $57.5 million or an implied value of the iStar Leased Fee Portfolio Properties of approximately $339.7 million, which would result in a Cut-off Date LTV Ratio of 66.8% and a Maturity Date or ARD LTV ratio of 66.8%.

(4)	The iStar Leased Fee Portfolio Whole Loan has an anticipated repayment date of April 6, 2027 and a stated maturity date of April 6, 2028. In the event the iStar Leased Fee Portfolio Whole Loan is not repaid in full by the ARD, the interest rate will increase from the initial interest rate of 3.7950% to the greater of (a) 3.0% above the interpolated U.S. treasury swap rate, (b) 3.0% above the interpolated U.S. treasury rate and (c) 6.7950%. See “The Mortgage Loan” below.

(5)	Defeasance is permitted at any time after the earlier to occur of (i) the end of the two-year period commencing on the closing date of the securitization of the last iStar Leased Fee Portfolio Whole Loan promissory note to be securitized and (ii) March 30, 2020 (the “REMIC Prohibition Period”). If the iStar Leased Fee Portfolio Borrower has not previously elected to defease the iStar Leased Fee Portfolio Whole Loan in whole or in part, the iStar Leased Fee Portfolio Borrower is also permitted to prepay the iStar Leased Fee Portfolio Whole Loan in whole after the expiration of the REMIC Prohibition Period with the payment of a yield maintenance premium (if prior to the open period). See “Release of Property” below.

(6)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(7)	Underwriting and financial information is based on the current annual ground lease payments due under the ground leases described under “The Properties” below and is inclusive of approximately $1,256,456 of straight line rent representing the present value of contractual rent increases through the term of each respective ground lease based on a 6.0% discount rate. Historical NOI and occupancy data are not available.

(8)	The estimated “Look Through” DSCR and “Look Through” DY based on the UW estimated NOI of the non-collateral improvements on the iStar Leased Fee Portfolio Properties is approximately 7.26x and 27.9% respectively.

(9)	The Appraised Value of $346,160,000 is reflective of the sum of the value of the individual properties. The appraisal determined an appraised value of $360.1 million for the portfolio if sold in its entirety to a single buyer, which would result in a Cut-off Date LTV Ratio of 63.0%.

(10)	The estimated “Look Through” Cut-off Date LTV Ratio for the estimated fee simple value of $722,790,000 (i.e. assuming that the iStar Leased Fee Portfolio Properties were unencumbered by the ground leases) is 31.4%.

A-3-22

MSC 2017-H1	iStar Leased Fee Portfolio

The Mortgage Loan. The third largest mortgage loan (the “iStar Leased Fee Portfolio Mortgage Loan”) is part of a whole loan (the “iStar Leased Fee Portfolio Whole Loan”) evidenced by five pari passu promissory notes in the aggregate original principal amount of $227,000,000. The iStar Leased Fee Portfolio Whole Loan is secured by (a) a first priority fee mortgage encumbering the land under seven hotel properties, three office properties, one multifamily property and one self storage property and (b) a first priority fee and leasehold mortgage encumbering a leasehold interest and a portion of the fee interest in the land under one hotel site, all of which land is encumbered by ground leases (collectively, the “iStar Leased Fee Portfolio Properties”). Promissory Note A-1-1, in the original principal amount of $55,000,000, represents the iStar Leased Fee Portfolio Mortgage Loan, and will be included in the MSC 2017-H1 trust. Promissory Notes A-1-2, A-1-3, A-2 and A-3, in the aggregate original principal amount of $172,000,000, collectively represent the companion loans (the “iStar Leased Fee Portfolio Serviced Pari Passu Companion Loans”). The iStar Leased Fee Portfolio Whole Loan was co-originated by Barclays Bank PLC, JPMorgan Chase Bank, National Association and Bank of America, N.A. The iStar Leased Fee Portfolio Serviced Pari Passu Companion Loans which are represented by Promissory Note A-1-2 in the original principal amount of $40,600,000 and Promissory Note A-1-3 in the original principal amount of $40,600,000, are currently being held by Barclays Bank PLC and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at anytime. The iStar Leased Fee Portfolio Serviced Pari Passu Companion Loan which is represented by Promissory Note A-2 in the original principal amount of $45,400,000, is currently being held by JPMorgan Chase Bank, National Association and is expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The iStar Leased Fee Portfolio Serviced Pari Passu Companion Loan which is represented by Promissory Note A-3 in the original principal amount of $45,400,000, is currently being held by Bank of America, N.A. and is expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The iStar Leased Fee Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2017-H1 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The iStar Leased Fee Portfolio Whole Loan has an anticipated repayment date of April 6, 2027 (the “ARD”) and final maturity date of April 6, 2028. Prior to the ARD, the iStar Leased Fee Portfolio Whole Loan accrues interest at a fixed rate of 3.7950% (the “Initial Interest Rate”) and requires payments of interest only. In the event the iStar Leased Fee Portfolio Whole Loan is not repaid in full on or before the ARD, the interest rate will increase to a rate (the “Adjusted Interest Rate”) equal to the greater of (a) 3.0% above the interpolated U.S. Treasury Swap Rate with a maturity date most nearly approximating the maturity date of the iStar Leased Fee Portfolio Whole Loan, (b) 3.0% above the interpolated U.S. Treasury Rate with a maturity date most nearly approximating the maturity date of the iStar Leased Fee Portfolio Whole Loan and (c) 6.7950%. In the event that the iStar Leased Fee Portfolio Whole Loan is not repaid in full on or prior to the ARD, interest accrued at the excess of the Adjusted Interest Rate over the Initial Interest Rate (the “Excess Interest”) will be deferred. Provided no event of default has occurred and is continuing, from and after the ARD, all excess cash flow from the iStar Leased Fee Portfolio Properties after the payment of reserves, interest calculated at the Initial Interest Rate and operating expenses will be applied (a) first to repay the principal balance of the iStar Leased Fee Portfolio Whole Loan until paid in full and (b) second to the payment of Excess Interest. The proceeds of the iStar Leased Fee Portfolio Whole Loan were used to pay closing costs of approximately $5.2 million and recapitalize the iStar Leased Fee Portfolio Borrower (as defined below).

The Borrowers and the Sponsor. The borrowers are RLH Partnership II LP, 500 Woodward LLC, Hubble Drive Lanham LLC, iStar North Old Atlanta Road LLC, iStar Dallas GL LP, 401 W Michigan Street-Milwaukee LLC and 221 American Boulevard-Bloomington LLC, (the “iStar Leased Fee Portfolio Borrowers”), each a single-purpose Delaware limited liability company or limited partnership structured to be bankruptcy-remote, with at least two independent directors. The iStar Leased Fee Portfolio Borrowers are currently owned by Safety, Income and Growth Inc. (“SFTY”). The sponsor and the nonrecourse carve-out guarantor of the iStar Leased Fee Portfolio Whole Loan is iStar Inc. SFTY was formerly 100.0% owned by iStar Inc., but is currently 49.0% owned by iStar Inc. and the remaining equity is owned by GIC (Realty) Private Limited and Lubert-Adler, L.P. iStar Inc. is a public commercial real estate finance and investment company which as of December 31, 2016, has total assets of approximately $4.8 billion and 196 employees in its New York City headquarters and its seven regional offices across the United States.

In April 2017, SFTY filed a preliminary prospectus to sell shares of its common stock and has received clearance to apply to have the common stock listed on the New York Stock Exchange with the intent to elect and qualify to be taxed as a real estate investment trust. SFTY will be externally managed by a wholly-owned subsidiary of iStar Inc. According to the preliminary S-11 offering documents filed by iStar Inc., upon completion of the common stock initial public offering, it is anticipated that iStar Inc. will purchase shares of SFTY’s common stock having an aggregate value of $45.0 million. Upon the completion of SFTY becoming a public vehicle, the loan documents provide for SFTY to become the non-recourse carveout guarantor under the iStar Leased Fee Portfolio Whole Loan in lieu of iStar Inc., provided that SFTY has a market capitalization in excess of $500,000,000 and net worth in excess of $250,000,000. See “Description of the Mortgage Pool-Non Recourse Carveout Limitations” in the Preliminary Prospectus. There can be no assurance as to whether, or when, any of these transactions will occur.

The Properties. The iStar Leased Fee Portfolio Properties are located in ten different states and underlie improvements consisting of seven hotels (2,488 keys, 78.1% of allocated loan amount (“ALA”)), three offices (1,169,928 SF, 19.7% of ALA), one multifamily complex (207 units, 1.6% of ALA) and one self-storage facility (104,000 SF, 0.6% of ALA). Five of the properties (74.6% of the ALA) (the “Hilton Properties”) are ground leased under a unitary lease to HLT Operate DTWC LLC. Park Intermediate Holdings LLC is the guarantor of the master lease from the borrower to HLT Operate DTWC LLC. Park Intermediate Holdings LLC is a subsidiary of Park Hotels & Resorts Inc. and one of two Hilton Worldwide Holdings Inc. spin-offs. The Hilton Properties lease will expire in approximately nine years on December 31, 2025 and may be extended with respect to any or all of the Hilton Properties, with two additional five year extension periods remaining. One Ally Center (14.1% of ALA) is ground leased to 500 Webward LLC with an initial lease expiration date in March 2114 with two 30 year extension options. No other leasehold owner accounts for more than 3.3% of ALA. The iStar Leased Fee Portfolio Properties have a weighted average age of approximately 17 years and a remaining initial ground lease term of approximately 29 years, or approximately 48 years when fully extended.

A-3-23

MSC 2017-H1	iStar Leased Fee Portfolio

The following table presents certain information relating to the iStar Leased Fee Portfolio Properties:

Property Name	Whole Loan Cut-off Date ALA	Ownership Interest	Leasehold Owner	Initial Leasehold Expiration	Final Leasehold Expiration	Leased Fee NOI	Leased Fee Appraised Value
Hilton Salt Lake	$55,312,000	Fee	HLT Operate DTWC LLC	12/31/2025(2)	12/31/2035	$3,300,706	$79,900,000
DoubleTree Seattle Airport	$40,000,000	Fee/Leasehold(1)	HLT Operate DTWC LLC	12/31/2025(2)	12/31/2035	$5,374,280	$75,700,000
DoubleTree Mission Valley	$38,084,000	Fee	HLT Operate DTWC LLC	12/31/2025(2)	12/31/2035	$1,776,034	$55,000,000
One Ally Center	$31,961,000	Fee	500 Webward LLC	3/31/2114(3)	3/31/2174	$3,353,970	$46,140,000
DoubleTree Sonoma	$19,300,000	Fee	HLT Operate DTWC LLC	12/31/2025(2)	12/31/2035	$1,157,870	$27,700,000
DoubleTree Durango	$16,604,000	Fee	HLT Operate DTWC LLC	12/31/2025(2)	12/31/2035	$1,155,514	$24,400,000
Northside Forsyth Hospital Medical Center	$7,577,000	Fee	Forsyth Physicians Center SPE1, LLC	4/25/2115(4)	4/25/2175	$654,595	$11,000,000
NASA/JPSS Headquarters	$5,190,000	Fee	DRV Greentec LLC	10/31/2075(5)	10/31/2105	$472,292	$7,550,000
Dallas Market Center: Sheraton Suites	$4,151,000	Fee	Dallas Suites RE LLC	9/30/2114	9/30/2114	$524,334	$6,000,000
Dallas Market Center: Marriott Courtyard	$3,736,000	Fee	ARC Hospitality Portfolio I DLGL Owner, LP	1/2/2026(6)	1/2/2066	$297,000	$5,400,000
The Buckler Apartments	$3,633,000	Fee	CA / Phoenix 401 Property Owner, LLC	11/30/2112	11/30/2112	$312,186	$5,300,000
Lock-Up Self Storage Facility	$1,452,000	Fee	Lock-Up Evergreen Development Series LLC	9/30/2037	9/30/2037	$132,615	$2,070,000
Total	$227,000,000					$18,511,396	$346,160,000

(1)	The DoubleTree Seattle Airport collateral is comprised of both a portion of the fee interest and a leasehold interest in the fee portion that is not collateral, which together are leased to HLT Operate DTWC LLC which operates the hotel. The leasehold interest is owned in fee by a third party and underlies the majority of the DoubleTree Seattle Airport hotel’s improvements. The fee collateral includes approximately a third of the hotel parking and one wing of rooms which contains a total of 180 rooms and the leasehold collateral includes the remainder of the property. The current ground rent for the DoubleTree Seattle Airport ground lease site total $465,528 annually which is required to be directly paid for by HLT Operate DTWC LLC, which is responsible for all property related expenses under their NNN ground lease from the iStar Leased Fee Portfolio Borrower. The iStar Leased Fee Portfolio Borrower’s ground lease from the fee owner expires in January 2044.

(2)	HLT Operate DTWC LLC has two, five year extension options.

(3)	500 Webward LLC has two, 30 year extension options.

(4)	Forsyth Physicians Center SPE1, LLC has two, 30 year extension options.

(5)	DRV Greentec LLC has two, 15 year extension options.

(6)	ARC Hospitality Portfolio I DLGL Owner, LP has four, 10 year extension options.

The following table presents certain information relating to the improvements which underlie the iStar Leased Fee Portfolio Properties:

Property Name	Location	Property Type	Year Built / Renovated	Look-Through NOI	Units / SF / Rooms	Look Through Most Recent Occupancy(1)	Fee Simple Appraised Value(2)
Hilton Salt Lake	Salt Lake City, UT	Hotel	1983 / 2012	$9,778,443	499	72.0%	$105,100,000
DoubleTree Seattle Airport	Seattle, WA	Hotel	1969 / 2011	$14,682,914	850	85.0%	$148,500,000
DoubleTree Mission Valley	San Diego, CA	Hotel	1991 / 2012	$7,804,702	300	87.0%	$82,000,000
One Ally Center	Detroit, MI	Office	1992 / N/A	$13,920,739	957,355	100.0%	$174,460,000
DoubleTree Sonoma	Rohnert Park, CA	Hotel	1987 / 2016	$4,153,633	245	75.0%	$41,600,000
DoubleTree Durango	Durango, CO	Hotel	1986 / 2009	$3,379,284	159	79.0%	$36,400,000
Northside Forsyth Hospital Medical Center	Cumming, GA	Office	2017 / N/A	$901,501	92,573	95.0%	$15,730,000
NASA/JPSS Headquarters	Lanham, MD	Office	1994 / N/A	$1,221,724	120,000	100.0%	$17,100,000
Dallas Market Center: Sheraton Suites	Dallas, TX	Hotel	1989 / 2017	$2,438,398	251	79.0%	$20,900,000
Dallas Market Center: Marriott Courtyard	Dallas, TX	Hotel	1989 / 2015	$2,254,686	184	72.0%	$27,300,000
The Buckler Apartments	Milwaukee, WI	Multifamily	1977 / 2016	$2,103,422	207	75.0%	$39,900,000
Lock-Up Self Storage Facility	Bloomington, MN	Self Storage	2008 / N/A	$754,685	104,000	84.0%	$13,800,000
Total				$63,394,131			$722,790,000

(1)	The hotel occupancy rates shown are the average occupancy rates of the hotels for the 12 months ending December 31, 2016. Construction at Northside Forsyth Hospital Medical Center was recently completed and occupancy reflects pre-leased percentage as of December 31, 2016. The occupancy rate of The Buckler Apartments is as of March 15, 2017. The occupancy rate of Lock-Up Self Storage Facility is as of June 30, 2016.

(2)	The Fee Simple Appraised Value assumes the properties are unencumbered by the ground leases.

A-3-24

MSC 2017-H1	iStar Leased Fee Portfolio

Major Properties (by Allocated Loan Amount)

Hilton Salt Lake (499 keys, 24.4% of portfolio allocated loan amount, 17.8% of portfolio leased fee NOI). The Hilton Salt Lake, built in 1983 and renovated in 2012, is a 16-story full service hotel consisting of 499 keys located in Salt Lake City, Utah. The Hilton Salt Lake features 24,000 SF of meeting space, two restaurants, a Starbucks, an indoor pool and jacuzzi, a fitness center, business center, gift shop and on-site car rental services. The hotel is located across the street from the Salt Palace Convention Center and is one block from a Trax Light Rail stop which offers access to the surrounding Salt Lake City metropolitan statistical area.

DoubleTree Seattle Airport (850 keys, 17.6% of portfolio allocated loan amount, 29.0% of portfolio leased fee NOI). The DoubleTree Seattle Airport, built in 1969 and renovated in 2011, is a full service hotel consisting of 850 keys located on a 24.4 acre site in Seattle, Washington. According to the appraisal, the DoubleTree Seattle Airport is the third largest hotel property in the Pacific Northwest and is located at a busy intersection in the SeaTac International Airport area. The DoubleTree Seattle Airport features 26 meeting and event rooms totaling 36,000 SF that accommodate up to 1,200 guests, a complimentary 24-hour airport shuttle, two restaurants, a cafe, an outdoor seasonal pool, two fitness centers and a business center. The hotel is located less than a mile from the SeaTac International Airport.

The DoubleTree Seattle Airport collateral is comprised of both a portion of the fee interest and a leasehold interest in the fee portion that is not collateral, which together are leased to HLT Operate DTWC LLC which operates the hotel. The portion of the collateral which consists of a leasehold interest is owned in fee by a third party and underlies the majority of the DoubleTree Seattle Airport hotel’s improvements. The fee collateral includes approximately a third of the hotel parking and one wing of rooms which contains a total of 180 rooms and the leasehold collateral includes the remainder of the property. The current ground rent for the DoubleTree Seattle Airport ground leased site totals $465,528 annually, which is required to be directly paid for by HLT Operate DTWC LLC, which is responsible for all property related expenses under their NNN ground lease from the iStar Leased Fee Portfolio Borrower. The iStar Leased Fee Portfolio Borrower’s ground lease from the third party fee owner expires in January 2044.

DoubleTree Mission Valley (300 keys, 16.8% of portfolio allocated loan amount, 9.6% of portfolio leased fee NOI). The DoubleTree Mission Valley, built in 1991 and renovated in 2012, is an 11-story full service hotel consisting of 300 keys in San Diego, California. The DoubleTree Mission Valley features 25,000 SF of meeting space, a cafe, an indoor and outdoor pool and a fitness center. The hotel is attached via a pedestrian bridge to the San Diego’s Fashion Valley Mall anchored by Neiman Marcus, Nordstrom, Bloomingdales and Macy’s and is within walking distance of San Diego’s retail corridor.

One Ally Center (957,355 SF, 14.1% of portfolio allocated loan amount, 18.1% of portfolio leased fee NOI). One Ally Center, built in 1992, is a 43-story Class A office building consisting of 957,355 SF located in Detroit, Michigan. One Ally Center is the tallest office building in the state of Michigan, featuring 360-degree views and is occupied by a diverse tenant roster. The largest tenant, Ally Financial, occupies 13 floors of space and has over 1,500 Ally Financial employees onsite. Other notable tenants include Pricewaterhouse Coopers LLP, several law firms including Clark Hill, Dickinson Wright, Foley & Lardner, Kerr, Russel and Webber, and the Police and Fire and General Retirement Systems of the City of Detroit. Additionally, One Ally Center offer amenities such as a 10,000 SF fitness center, a cafe and bistro, as well as on-site parking with valet service.

DoubleTree Sonoma (245 keys, 8.5% of portfolio allocated loan amount, 6.3% of portfolio leased fee NOI). The DoubleTree Sonoma, built in 1987 and renovated in 2016, is a full service hotel consisting of 245 keys located on a 12.5 acre site in Rohnert Park, California. According to the appraisal, the DoubleTree Sonoma is located adjacent to U.S. 101 Freeway in Sonoma Wine Country. The DoubleTree Sonoma features 18,000 SF of indoor space and 32,000 SF of exterior space including a large divisible ballroom that can accommodate meetings for 10-500 people. Additionally, the hotel features an airport shuttle to San Francisco and Oakland International Airports, an on-site restaurant Bacchus Restaurant & Wine Bar, a heated outdoor pool, tennis/sport court and fitness center. The DoubleTree Sonoma is adjacent to two championship golf courses and is accessible to over 400 of Sonoma’s wineries from downtown Sonoma to Healdsburg.

The Markets. The iStar Leased Fee Portfolio is comprised of 12 properties located in ten states and eleven distinct markets, listed below by descending Allocated Cut-off Date Loan Amount.

Property Name	Address	Estimated 2016 Population (five- mile radius)(1)	Estimated Average 2016 Household Income (five- mile radius)(1)
Hilton Salt Lake	255 South West Temple, Salt Lake City, UT	230,805	$69,217
DoubleTree Seattle Airport	18740 International Boulevard, Seattle, WA	219,802	$70,608
DoubleTree Mission Valley	7450 Hazard Center Drive, San Diego, CA	520,204	$75,313
One Ally Center	500 Woodward Avenue, Detroit, MI	189,959	$36,581
DoubleTree Sonoma	1 DoubleTree Drive, Rohnert Park, CA	118,400	$74,918
DoubleTree Durango	501 Camino Del Rio, Durango, CO	23,216	$72,938
Northside Forsyth Hospital Medical Center	4150 Deputy Bill Cantrell Memorial Road, Cumming, GA	98,372	$113,511
NASA/JPSS Headquarters	7700 and 7720 Hubble Drive, Lanham, MD	170,176	$101,951
Dallas Market Center: Sheraton Suites	2101 North Stemmons Freeway, Dallas, TX	351,125	$94,722
Dallas Market Center: Marriott Courtyard	2150 Market Center Boulevard, Dallas, TX	351,125	$94,722
The Buckler Apartments	401 West Michigan Street, Milwaukee, WI	457,329	$53,318
Lock-Up Self Storage Facility	221 American Boulevard West, Bloomington, MN	232,507	$97,793

(1)	Source: Based on various appraisal reports for the iStar Leased Fee Portfolio Properties.

A-3-25

MSC 2017-H1	iStar Leased Fee Portfolio

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Operating Income at the iStar Leased Fee Portfolio Properties:

Property Name	UW Base Rent(1)	Overage Rent(2)	UW NOI	% of UW NOI	UW NOI DSCR	“Look Through” Fee Simple UW NOI	“Look Through” Fee Simple UW NOI DSCR
Hilton Salt Lake	$2,687,691	$613,015	$3,300,706	17.8%	1.55x	$9,778,443	4.59x
DoubleTree Seattle Airport	$4,503,580	$870,700	$5,374,280	29.0%	3.49x	$14,682,914	9.54x
DoubleTree Mission Valley	$1,122,198	$653,836	$1,776,034	9.6%	1.21x	$7,804,702	5.33x
One Ally Center	$3,353,970	$0	$3,353,970	18.1%	2.73x	$13,920,739	11.32x
DoubleTree Sonoma	$733,106	$424,764	$1,157,870	6.3%	1.56x	$4,153,633	5.59x
DoubleTree Durango	$860,668	$294,846	$1,155,514	6.2%	1.81x	$3,379,284	5.29x
Northside Forsyth Hospital Medical Center	$654,595	$0	$654,595	3.5%	2.25x	$901,501	3.09x
NASA/JPSS Headquarters	$472,292	$0	$472,292	2.6%	2.37x	$1,221,724	6.12x
Dallas Market Center: Sheraton Suites	$524,334	$0	$524,334	2.8%	3.28x	$2,438,398	15.27x
Dallas Market Center: Marriott Courtyard	$125,000	$172,000	$297,000	1.6%	2.07x	$2,254,686	15.68x
The Buckler Apartments	$312,186	$0	$312,186	1.7%	2.23x	$2,103,422	15.05x
Lock-Up Self Storage Facility	$132,615	$0	$132,615	0.7%	2.37x	$754,685	13.51x
Total	$15,482,235	$3,029,161	$18,511,396	100.0%	2.12x	$63,394,131	7.26x

(1)	UW Base Rent is inclusive of approximately $1,256,456 of straight line rent representing the present value of contractual rent increases through the term of each respective ground lease based on a 6.0% discount rate.

(2)	Overage Rent is based on 7.5% of gross sales over a breakpoint of $32,979,294 for DoubleTree Seattle Airport, $20,688,611 for Hilton Salt Lake, $12,392,794 for DoubleTree Mission Valley, $9,293,520 for DoubleTree Sonoma and $6,037,795 for DoubleTree Durango. Overage Rent for Dallas Market Center: Marriott Courtyard is calculated as 5.0% of gross room sales in excess of $125,000.

Escrows and Reserves. During the continuance of a Trigger Period (as defined below) or a Borrower Reserve Period (as defined below) caused by a Tax Reserve Trigger Event (as defined below) or a Ground Lease Termination Event (as defined below), the iStar Leased Fee Portfolio Borrower is required to escrow monthly 1/12th of the annual estimated tax payments with respect to each individual property for which a Borrower Reserve Period caused by a Tax Reserve Trigger Event or a Ground Lease Termination Event is continuing. During the continuance of a Trigger Period or a Borrower Reserve Period caused by an Insurance Reserve Trigger Event (as defined below) or a Ground Lease Termination Event, the iStar Leased Fee Portfolio Borrower is required to escrow monthly 1/12th of the annual estimated insurance premiums (unless the iStar Leased Fee Portfolio Borrower maintains an acceptable blanket policy) with respect to each individual property for which a Borrower Reserve Period caused by an Insurance Reserve Trigger Event or a Ground Lease Termination Event is continuing. During the continuance of a Trigger Period or a Borrower Reserve Period caused by a Ground Rent Reserve Trigger Event (as defined below) or a Ground Lease Termination Event, the iStar Leased Fee Portfolio Borrower is required to escrow monthly 1/12th of the amount that would be sufficient to pay the ground rent payable during the next 12 months with respect to each individual property for which a Borrower Reserve Period caused by a Ground Rent Reserve Trigger Event or a Ground Lease Termination Event is continuing.

A “Trigger Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default under the iStar Leased Fee Portfolio Whole Loan; (ii) the debt service coverage ratio for the immediately preceding four calendar quarters is less than 1.50x for two consecutive calendar quarters (a “DSCR Trigger Event”); (iii) the monthly payment date in October 2025 (unless on or prior to such date, cash or a letter of credit has been delivered to lender in an amount equal to $12,000,000 to be held as additional collateral for the iStar Leased Fee Portfolio Whole Loan (the “Loan Term Cash Collateral”)); and (iv) the iStar Leased Fee Portfolio Borrower’s failure to repay the iStar Leased Fee Portfolio Whole Loan before the ARD. A Trigger Period will expire, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the earlier of (a) the debt service coverage ratio for the immediately preceding four calendar quarters equals or exceeds 1.55x for two consecutive calendar quarters or (b) the date that the borrowers have deposited cash or a letter of credit to lender in an amount equal to the amount that, if applied to the reduction of the outstanding principal balance of the iStar Leased Fee Portfolio Whole Loan, would result in a debt service coverage ratio for the immediately preceding four calendar quarters that equals or exceeds 1.55x; and with regard to clause (iii) the delivery of the Loan Term Cash Collateral.

A “Borrower Reserve Period” will commence upon the earlier of (i) the date that, as to any of the iStar Leased Fee Portfolio Properties, the applicable ground lease is no longer in effect or the title to or possession of all or any of the leasehold or subleasehold, as applicable, interest has been returned to the iStar Leased Fee Portfolio Borrower (a “Ground Lease Termination Event”); and (ii) commencing on the date on which the tenant under the applicable ground lease at any of the iStar Leased Fee Portfolio Properties shall have failed to pay (a) all taxes and other charges under such lease when the same are due and payable (a “Tax Reserve Trigger Event”), (b) all insurance premiums under such lease when the same are due and payable (an “Insurance Reserve Trigger Event”) or (c) all ground rent for each ground tenant under such lease when the same are due and payable (a “Ground Rent Reserve Trigger Event”). A Borrower Reserve Period will expire upon the iStar Leased Fee Portfolio Borrower entering into an approved replacement triple net ground lease with respect to the property which caused a Ground Lease Termination Event, a Tax Reserve Trigger Event, an Insurance Reserve Trigger Event or a Ground Rent Reserve Trigger Event.

A-3-26

MSC 2017-H1	iStar Leased Fee Portfolio

Lockbox and Cash Management. A hard lockbox is in place with respect to the iStar Leased Fee Portfolio Whole Loan, and, upon the loan closing date and thereafter, the iStar Leased Fee Portfolio Borrower is required to direct all ground lease tenants to pay rent directly into such lockbox. The iStar Leased Fee Portfolio Whole Loan has springing cash management (i.e., the iStar Leased Fee Portfolio Whole Loan has cash management only after the initial occurrence and during the continuance of a Trigger Period). Provided a Trigger Period is not continuing, funds in the lockbox account are required to be swept to an account designated by the iStar Leased Fee Portfolio Borrower. Upon the occurrence of a Trigger Period, the iStar Leased Fee Portfolio Borrower is required to establish and maintain a cash management account controlled by the lender, and, during the continuance of a Trigger Period, funds in the lockbox account are required to be transferred on each business day to the cash management account. During the continuance of a Trigger Period, funds in the cash management account are required to be applied on each monthly payment date to pay debt service on the iStar Leased Fee Portfolio Whole Loan, to fund the required reserves deposits as described above under “Escrows and Reserves”, to disburse the monthly operating expenses and capital expenditures referenced in the approved annual budget (or if no approved annual budget is available because review is pending or not required, in the existing annual budget) and extraordinary operating expenses or capital expenses approved (except in the case of emergency expenses) by the lender, and to disburse the remainder into an excess cash flow account to be held as additional collateral for the iStar Leased Fee Portfolio Whole Loan. Provided no event of default has occurred and is continuing, on each monthly payment date occurring after the ARD, all funds in the excess cash flow account are required to be applied first to reduce the outstanding principal balance of the iStar Leased Fee Portfolio Whole Loan with any remaining amounts to be applied toward the Excess Interest. Provided no event of default has occurred and is continuing, any excess cash flow funds remaining in the excess cash flow account shall be disbursed to the iStar Leased Fee Portfolio Borrower upon the expiration of any Trigger Period.

Additional Secured Indebtedness (not including trade debts). The iStar Leased Fee Portfolio Properties also secure the iStar Leased Fee Portfolio Serviced Pari Passu Companion Loans, with a cut-off date balance of $172,000,000. The promissory notes evidencing the iStar Leased Fee Portfolio Serviced Pari Passu Companion Loans accrue interest at the same rate as the iStar Leased Fee Portfolio Mortgage Loan. The iStar Leased Fee Portfolio Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the iStar Leased Fee Portfolio Serviced Pari Passu Companion Loans. The holders of the iStar Leased Fee Portfolio Mortgage Loan and the iStar Leased Fee Portfolio Serviced Pari Passu Companion Loans have entered into a co-lender agreement that sets forth the allocation of collections on the iStar Leased Fee Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Following the lockout period and prior to April 6, 2027, the iStar Leased Fee Portfolio Borrower is permitted to obtain the release of the iStar Leased Fee Portfolio Properties in connection with a partial release with (a) to the extent that the iStar Leased Fee Borrower has not previously partially defeased the iStar Leased Fee Portfolio Whole Loan, the payment of the sum of a release price equal to 120% of the allocated loan amount with respect to such individual property (the “Release Price”) and the yield maintenance premium (a “Prepayment Partial Release”) and (b) to the extent that the iStar Leased Fee Borrower has not previously partially prepaid the iStar Leased Fee Portfolio Whole Loan with a yield maintenance premium, for the period following the lockout period and prior to November 9, 2026, by delivering defeasance collateral equal to the Release Price, subject to certain conditions, including (i) no event of default has occurred and is continuing; (ii) the loan-to-value with respect to the remaining iStar Leased Fee Portfolio Properties will be no greater than the lesser of 65.6% or the loan-to-value ratio immediately prior to the release (but in no event, less than 63.0%); (iii) the amortizing debt service coverage ratio (as calculated under the loan documents) with respect to the remaining iStar Leased Fee Portfolio Properties will be no less than the greater of 2.41x and the debt service coverage ratio immediately prior to the release (but in no event, greater than 2.43x); (iv) the net operating income debt yield (as calculated under the loan documents) with respect to the remaining properties will be no less than the greater of 9.2% and the debt yield immediately prior to the release (but in no event, greater than 9.35%), (v) the lender receives rating agency confirmation from each rating agency rating the Series MSC 2017-H1 certificates and (vi) satisfaction of REMIC requirements (collectively, the “Release Conditions”).

At any time prior to the anticipated repayment date and provided no event of default has occurred and is continuing and the Northside Forsyth Hospital Medical Center ground lease is still in effect, the iStar Leased Fee Portfolio Borrower may obtain the partial release of an undeveloped portion of the Northside Forsyth Hospital Medical Center defined in the related lease (the “Forsyth Partial Release Property”), without prepayment or defeasance, upon the satisfaction of the following conditions: (i) the Forsyth Partial Release Property is conveyed to a person other than the iStar Leased Fee Portfolio Borrower or its affiliates, (ii) the iStar Leased Fee Portfolio Borrower provides 20 days prior written notice of the proposed release, (iii) a separate tax identification number has been issued (or applied for) with respect to the Forsyth Partial Release Property, (iv) satisfaction of REMIC requirements, (v) a rating agency confirmation if reasonably required by the lender (provided rating agency confirmation will not be required if the tenant of the Forsyth Partial Release Property, following the conveyance, has agreed that it will not solicit subtenants of the Northside Forsyth Hospital Medical Center property to relocate to the Forsyth Partial Release Property and, in connection with such relocation, terminate their subleases or refuse to extend to renew such sublease), and (vi) satisfaction of any other requirements set forth in the mortgage loan documents.

Terrorism Insurance. The iStar Leased Fee Portfolio Borrower is required to obtain insurance against acts of terrorism or other similar acts or events to the extent such insurance is available in form and substance reasonably satisfactory to the lender in an amount equal to 100.0% of the full replacement cost subject to a loss limit of $150,000,000 per occurrence. With respect to The Buckler Apartments, the iStar Leased Fee Portfolio Borrower’s obligation to maintain certain insurance coverage is suspended for so long as (i) no ground lease termination period as defined in the iStar Leased Fee Portfolio Whole loan documents has occurred and is continuing with respect to such property and (ii) the iStar Leased Fee Portfolio Borrower shall cause the tenant to maintain the insurance required by the ground lease as of the loan closing date.

With respect to One Ally Center, Northside Forsyth Hospital Medical Center, NASA/JPSS Headquarters, Dallas Market Center: Sheraton Suites, Dallas Market Center: Marriott Courtyard and Lock-Up Self-Storage Facility, the iStar Leased Fee Portfolio Borrower’s obligation to maintain the insurance coverage with respect to such properties shall be suspended for so long as (i) no ground lease termination period as defined in the iStar Leased Fee Portfolio Whole Loan documents has occurred and is continuing with respect to such iStar Leased Fee Portfolio Property and (ii) the iStar Leased Fee Portfolio Borrower shall cause the tenants at each of such iStar Leased Fee Portfolio Properties to maintain the insurance required by its lease as of the loan closing date. See “Risk Factors-Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-27

MSC 2017-H1	Nassau County DHHS

Mortgage Loan No. 4 – Nassau County DHHS

A-3-28

MSC 2017-H1	Nassau County DHHS

Mortgage Loan No. 4 – Nassau County DHHS

Nassau County DHHS
60 Charles Lindbergh Boulevard
Uniondale, NY 11553
Port Washington
Glenwood Landing
Old Brookville
Harbor Links Golf Course
Hempstead Harbor
Flower Hill
Roslyn Harbor
Long Island University-C.W. Post Campus
New York Institute of Technology
Old Westbury Country Club
St Francis Hospital
Munsey Park
Roslyn
East Hills
Old Westbury
Manhasset
North Hills
Roslyn Heights
Albertson
Northern State Pkwy
Long Island Expwy
Searingtown
Wheatley Hills GC
Manhasset Hills
N.Y. City 19 miles
Westbury
New Cassel
Hicksville
Jericho
Broadway Mall
North New Hyde Park
Mineola
Westbury Shopping Center
The Source
Nassau County
Winthrop Univ. Hospital
Nassau Co. Court House
Roosevelt Field
Eisenhower County Park GC
Eisenhower Park
Nassau Univ. Medical Center
New Hyde Park
Garden City GC
Garden City
Nassau Community College
Levittown
Floral Park
Garden City Country Club
Adelphi University
Nassau Veterans Mem. Coliseum
Hofstra University
East Meadow
Elmont
Nassau Co. District Court
Hempstead
Franklin Square
West Hempstead
Hempstead Golf Club
Uniondale
Meadowbrook State Pkwy
Wantagh State Pkwy
Southern State Pkwy
North Merrick
North Bellmore
Mercy Medical Center
Molloy College
South Hempstead
Malverne
Lakeview
Roosevelt
JFK Intl. Airport 9 miles
Hempstead Lake
Rockville Links Club
Baldwin
Rockville Centre
Valley Stream
Lynbrook
Oceanside
Freeport
Merrick
Bellmore
Wantagh
South Nassau Comm. Hospital
LIRR Babylon Line
Long Island Sound
Atlantic Ocean
New York City
Manhattan
Queens
Brooklyn
Bronx
Yonkers
New Jersey
Long Island
Stamford
Conn.

A-3-29

MSC 2017-H1	Nassau County DHHS

Mortgage Loan No. 4 – Nassau County DHHS

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$55,000,000			Location:	Uniondale, NY 11553
Cut-off Date Balance:	$55,000,000			General Property Type:	Office
% of Initial Pool Balance:	5.0%			Detailed Property Type:	Suburban
Loan Purpose:	Acquisition			Title Vesting:	Leasehold
Sponsor:	Salus Properties			Year Built/Renovated:	1982 / 2004
Mortgage Rate:	4.5500%			Size:	217,226 SF
Note Date:	5/4/2017			Cut-off Date Balance PSF:	$253
First Payment Date:	7/1/2017			Maturity Date Balance PSF:	$232
Maturity Date:	6/1/2027			Property Manager:	CB Richard Ellis Building Services of Virginia, Inc.
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI(3):	$5,404,863
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield:	9.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	10.7%
Additional Debt Type:	N/A			UW NCF DSCR:	2.11x (IO) 1.59x (P&I)
Additional Debt Balance:	N/A			Most Recent NOI:	$4,565,793 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$4,281,600 (12/31/2015)
Reserves(1)				3rd Most Recent NOI:	$4,381,476 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (6/1/2017)
RE Tax:	$144,526	$122,789	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2015)
Recurring Replacements:	$130,335	Springing	$130,335	Appraised Value (as of):	$79,500,000 (3/16/2017)
Deferred Maintenance:	$1,166,106	$0	N/A	Cut-off Date LTV Ratio:	69.2%
Other(2):	$4,657,686	$20,817	$460,863	Maturity Date LTV Ratio:	63.5%

Sources and Uses(4)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$55,000,000	61.5%	Purchase Price(5):	$79,000,000	88.4%
Borrower Equity:	$34,359,429	38.5%	Reserves:	$6,098,653	6.8%
			Closing Costs:	$4,260,776	4.8%
Total Sources:	$89,359,429	100.0%	Total Uses:	$89,359,429	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	Other Reserves Cap is for the paint maintenance reserve ($6,228 monthly).

(3)	UW NOI is based on contractual rents as of March 8, 2017 plus the first rent step in July 1, 2017 and using the investment grade convention of adding the average annual rent increase over the term of the loan of $747,452 ($3.44 PSF).

(4)	Prior to the acquisition, the Nassau County DHHS Property secured a mortgage loan in the outstanding amount of $54,500,000, which was included in the CD 2007-CD4 transaction, and which matured on February 1, 2017, and accordingly was in maturity default and had been transferred into special servicing as of the date of the acquisition. The proceeds of the acquisition were used by the seller to repay such prior loan.

(5)	Purchase Price of $79.0 million resulted in a net cost to the Nassau County DHHS Borrower of approximately $75.5 million after seller credits. Seller credits of approximately $3.5 million were used to cover various fees and expenses and to fund reserves.

The Mortgage Loan. The fourth largest mortgage loan (the “Nassau County DHHS Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $55,000,000 and secured by a first priority leasehold mortgage encumbering an office property in Uniondale, New York (the “Nassau County DHHS Property”). The proceeds of the Nassau County DHHS Mortgage Loan together with approximately $34.4 million of borrower equity were used to acquire the Nassau County DHHS Property, fund approximately $6.1 million of reserves and pay closing costs of approximately $4.3 million.

The Borrowers and the Sponsor. The borrowers are three related tenant-in-common entities, SFP DHHS I LLC (29.2%), SFP DHHS II LLC (66.7%) and SFP DHHS III LLC (4.2%) (collectively, the “Nassau County DHHS Borrowers” and individually each a “Nassau County DHHS Borrower”), each a single-purpose Delaware limited liability company structured to be bankruptcy remote, with two independent directors. The Nassau County DHHS Mortgage Loan sponsor is SALUS Properties (“SALUS”) and the non-recourse carveout guarantors are James M. Jacobson, Jr., the managing principal of SALUS and Stuart Robinowitz. SALUS is a privately-held real estate investment manager. James M. Jacobson, Jr. oversees SALUS’ investment activities, which includes managing all existing investment partnerships, sourcing and acquiring properties, securing financing and working with development partners, equity partners and lenders. With respect to SFP DHHS III LLC, a reverse 1031 exchange is provided for under the Nassau County DHHS Mortgage Loan documents.

A-3-30

MSC 2017-H1	Nassau County DHHS

The Property. The Nassau County DHHS Property consists of the leasehold interest in a two story, Class A office building totaling 217,226 SF situated on a 7.78-acre site. The Nassau County DHHS Property was constructed in 1982 and previously functioned as a multi-tenant office building. The current tenant, Nassau County Department of Health and Human Services (“Nassau County DHHS”), renovated the Nassau County DHHS Property upon taking occupancy in 2004. Since 2007, over $1.6 million has reportedly been spent on capital improvements to the Nassau County DHHS Property, including a $200,000+ HVAC replacement, an $800,000+ façade restoration, and a $250,000+ roof replacement. On-site parking at the Nassau County DHHS Property is comprised of 673 parking spaces, or 3.1 spaces per 1,000 SF of net rentable area. There are an additional 730 parking spaces located on a parcel owned by Nassau County, which is adjacent to the Nassau County DHHS Property, used as additional employee parking, which is made available by Nassau County pursuant to its space lease with the Nassau County DHHS Borrower. The County of Nassau is also the ground lessor under the ground lease relating to the Nassau County DHHS Property.

The ground lease expires on January 27, 2038 and has three 10 year extension options and one 14 year extension option remaining (which can be exercised by the lender on behalf of the tenant). Annual rent under the ground lease is $175,073 throughout the term including all extensions.

The ground lease is assignable to the lender in connection with its leasehold mortgage without the ground lessor’s consent; however, any further assignment by the lender (including in connection with or following a foreclosure sale or deed in lieu of foreclosure) requires the consent of the ground lessor, which is not to be unreasonably withheld or delayed.

The Nassau County DHHS Property is centrally located in Nassau County, New York, in close proximity to numerous vehicular arteries. Additionally, the Nassau County DHHS Property is served by the Nassau Inter-County Express bus, with a bus station onsite. The immediate area surrounding the Nassau County DHHS Property includes Mitchel County Park directly to the east, Nassau Veterans Memorial Coliseum less than a mile to the east, Hofstra University less than a mile to the south and Nassau Community College less than a mile to the northeast. Nassau Veterans Memorial Coliseum, the former home of the Islanders NHL Franchise, is being further developed through a $260 million mixed use project that includes additional entertainment options, restaurants and retail.

Major Tenant.

The Nassau County DHHS Property has been 100.0% leased to Nassau County DHHS (rated Fitch/Moody’s/S&P: A/A2/A+) since 2004. Nassau County DHHS operates the following departments out of this facility: The Department of Social Services, Nassau County Office of Mental Health, Chemical Dependency & Developmental Disability Services, and Nassau County Office for the Physically Challenged. The sole tenant has a right of first refusal in the event that the borrower elects to sell the Nassau County DHHS Property to a third party. The tenant agreed that such right would not apply to a judicial or nonjudicial foreclosure of the Nassau County DHHS Mortgage Loan, a deed in lieu thereof, or the first subsequent transfer following any such event. Nassau County DHHS has 50% abated rent through August 2017. In addition, Nassau County DHHS is entitled under its lease to $2,928,445 for unfunded tenant improvement obligations, the unused amount of which may be applied as a rent credit beginning on the 15th month anniversary of its lease (which is January 1, 2019).

The following table presents certain information relating to the leases at the Nassau County DHHS Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration
Tenant
Nassau County DHHS	A/A2/A+	217,226	100.0%	$7,218,420	100.0%	$33.23	6/30/2036
Subtotal/Wtd. Avg.		217,226	100.0%	$7,218,420	100.0%	$33.23

Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		217,226	100.0%	$7,218,420	100.0%	$33.23

(1)	Information is based on the underwritten rent roll.

(2)	Annual UW Rent reflects contractual rents as of March 8, 2017 plus the first rent step in July 1, 2017 and using the investment grade convention of adding the average annual rent increase over the term of the loan of $747,452 ($3.44 PSF).

A-3-31

MSC 2017-H1	Nassau County DHHS

The following table presents certain information relating to the lease rollover schedule at the Nassau County DHHS Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	% of Total SF Rolling	Cumulative % of Total SF Rolling	Total UW Rent Rolling(2)	UW Rent PSF Rolling(2)	% of Total Rent Rolling	Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2027	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
Thereafter	1	217,226	100.0%	100.0%	$7,218,420	$33.23	100.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	1	217,226	100.0%		$7,218,420	$33.23	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Total UW Rent Rolling reflects contractual rents as of March 8, 2017 plus the first rent step in July 1, 2017 and using the investment grade convention of adding the average annual rent increase over the term of the loan of $747,452 ($3.44 PSF).

The Market. The Nassau County DHHS Property is located in the Central Nassau office sub-market of Long Island, New York. According to the appraisal, for the fourth quarter in 2016, the Long Island office market contained 184,971,544 SF of office space, with a market vacancy of 7.3% and average asking rents of $28.90 PSF. The fourth quarter 2016 vacancy rate of 7.3% for the Long Island office market is consistent with 2016 overall (7.2%) and slightly lower than the average vacancy over the past ten years (8.1%). For the fourth quarter in 2016, the Central Nassau office sub-market contained 15,074,830 SF of office space, with a sub-market vacancy of 7.1% and average asking rents of $28.45 PSF. The fourth quarter 2016 vacancy rate of 7.1% for the Central Nassau office sub-market is lower than both last year (7.2%) and the average vacancy over the past ten years (9.0%). There was no new inventory added to the Central Nassau office sub-market in 2016 and as of the fourth quarter of 2016 there were two office projects under construction within a three-mile radius of the Nassau County DHHS Property, the larger of which is 255,000 SF and fully preleased to Nassau County.

The estimated 2016 population within a one-, three- and five-mile radius of the Nassau County DHHS Property is 18,298, 200,064 and 543,782, respectively, according to the appraisal. The estimated 2016 average household income within a one-, three- and five-mile radius of the Nassau County DHHS Property is $109,870, $112,362 and $126,068, respectively.

The following table presents information relating to comparable office property sales for the Nassau County DHHS Property:

Comparable Property Sales
Property Name/Location	Sale Date	Year Built	Total NRA (SF)	Total Occupancy	Sale Price	Sales Price PSF	Cap Rate
175 Great Neck Road Great Neck, NY	Jul-2015	1970	37,308	95.1%	$10,000,000	$268.04	6.5%
60 Cuttermill Road Great Neck, NY	Feb-2015	1978	100,000	100.0%	$33,500,000	$335.00	N/A
Century Plaza – 330 Old Country Road Mineola, NY	Oct-2015	1989	115,690	95.0%	$23,500,000	$203.13	6.5%
14 Sylvan Way Parsippany, NY	Jul-2015	2013	203,000	100.0%	$81,400,000	$400.99	6.2%
MetLife Investments HQ - 67 Whippany Road Whippany, NJ	Sept-2016	2016	184,960	100.0%	$98,450,000	$532.28	5.6%
1800 Northern Boulevard Roslyn, NY	Oct-2015	1979	129,285	100.0%	$56,309,500	$435.55	6.2%

Source: Appraisal

A-3-32

MSC 2017-H1	Nassau County DHHS

The following table presents certain information relating to comparable leases for the Nassau County DHHS Property:

Comparable Lease Summary
Property Name/Location	Year Built/ Renovated	Total NRA (SF)	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Reimbursements
Fountains at Lake Success 1981 Marcus Avenue, Lake Success, NY	1986/2011	340,000	Ridgewood Savings Bank	Apr-2015 / 11.0 Yrs	24,017	$27.50	Modified Gross
Fountains at Lake Success 1981 Marcus Avenue, Lake Success, NY	1986/2011	340,000	Newteck Small Business Finance	Jan-2016 / 12.0 Yrs	33,899	$29.00	Modified Gross
Atria West 900 Stewart Avenue, Garden City, NY	1986/2000’s	266,000	Aon	Mar-2016 / 12.0 Yrs	55,000	$29.50	Modified Gross
3400 Plaza 3400 New Hyde Park Road, New Hyde Park, NY	2016/2016	116,545	Dealertrack Technologies	Jul-2017 / 17.0 Yrs	116,545	$38.24	NNN
RXR Plaza 626 RXR Plaza, Uniondale, NY	1985/1996	1,060,922	Openlink Financial LLC.	Jan-2015 / 10.0 Yrs	95,965	$33.03	Modified Gross

Source: Appraisal.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Nassau County DHHS Property:

Cash Flow Analysis
	2013	2014	2015	2016	UW(1)	UW PSF
Base Rent	$6,582,477	$6,586,488	$6,718,217	$6,944,830	$7,965,872	$36.67
Total Reimbursement Revenue	$1,166,126	($156,428)	$359,641	$20,703	$417,121	$1.92
Parking Income	$76,261	$126,608	$58,516	$48,383	$30,083	$0.14
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	$0.00
Effective Gross Income	$7,824,864	$6,556,668	$7,136,374	$7,013,916	$8,413,075	$38.73
Total Operating Expenses	$2,950,168	$2,175,192	$2,854,774	$2,448,124	$3,008,212	$13.85
Net Operating Income	$4,874,696	$4,381,476	$4,281,600	$4,565,793	$5,404,863	$24.88
TI/LC	$0	$0	$0	$0	$0	$0.00
Capital Expenditures	$0	$0	$0	$0	$43,445	$0.20
Net Cash Flow	$4,874,696	$4,381,476	$4,281,600	$4,565,793	$5,361,418	$24.68

Occupancy %	100.0%	100.0%	100.0%	100.0%	100.0%
NOI DSCR	1.45x	1.30x	1.27x	1.36x	1.61x
NOI DSCR (IO)	1.92x	1.73x	1.69x	1.80x	2.13x
NCF DSCR	1.45x	1.30x	1.27x	1.36x	1.59x
NCF DSCR (IO)	1.92x	1.73x	1.69x	1.80x	2.11x
NOI DY	8.9%	8.0%	7.8%	8.3%	9.8%
NCF DY	8.9%	8.0%	7.8%	8.3%	9.7%

(1)	UW Base Rent reflects contractual rents as of March 8, 2017 plus the first rent step in July 1, 2017 and using the investment grade convention of adding the average annual rent increase over the term of the loan of $747,452 ($3.44 psf).

Escrows and Reserves. On the origination date, the Nassau County DHHS Borrower deposited $2,928,445 into a reserve for unfunded tenant improvement obligations due to the Nassau County DHHS pursuant to its lease (which may also be applied as a rent credit as described above), $1,189,878 into an abated rent reserve (representing 50% of the rent concessions under the Nassau County DHHS lease for the months of May, June, July and August, 2017), $460,000 for parking lot repairs and $706,106 to replace a generator into an immediate repairs reserve, $364,290 into a reserve for unanticipated working capital needs (which may also be used for certain shortfalls in real estate taxes), $175,073 into a ground rent reserve, $144,526 into a real estate tax reserve, and $130,335 into a capital expenditure reserve.

On each monthly payment date, the Nassau County DHHS Borrower is required to deposit into an insurance reserve an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay insurance premiums over the then succeeding 12-month period (unless the Nassau County DHHS Borrower is maintaining an acceptable blanket policy). On each monthly payment date, the Nassau County DHHS Borrower is required to deposit into a real estate tax reserve an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay real estate taxes over the then succeeding 12-month period; provided, however, that for so long as the Nassau County DHHS lease is in effect, in lieu of making such deposits into the tax reserve, the Nassau County DHHS Borrower is required to deposit (i) on each monthly payment date deposit the amount of $122,789, which represents approximately one twelfth of the base tax amount of $1,473,464 set forth in the Nassau County DHHS lease and (ii) on each monthly payment date in November and May of each year, with respect to the Town of Hempstead-County of Nassau School Taxes and on each monthly payment date in February and August of each year with respect to the Town of Hempstead - County of Nassau General Levy an

A-3-33

MSC 2017-H1	Nassau County DHHS

additional amount equal to the balance of taxes due in such month. In addition, on each monthly payment date, the Nassau County DHHS Borrower is required to deposit (i) $3,620 into a capital expenditure reserve, provided that such deposit will not be required if it would cause the amount then on deposit in such reserve to exceed $130,335, (ii) $6,228 into a painting maintenance reserve, provided that such deposit will not be required if it would cause the amount then on deposit in such reserve to exceed $460,863, and (iii) the then current monthly ground rent payment into a ground rent reserve.

Lockbox and Cash Management. At loan closing, a lender controlled cash management account was established. If the Nassau County DHHS lease is no longer in full force and effect or the Nassau County DHHS ceases to pay rent by wire transfer directly to the cash management account, a lockbox account is required to be established for the Nassau County DHHS Mortgage Loan, and amounts in such lockbox account are required to be transferred on each business day to the cash management account; absent such an event, no lockbox account will be established. The Nassau County DHHS Borrower is required under the Nassau County DHHS Mortgage Loan documents to cause the sole tenant to pay rent directly to the cash management account. Amounts on deposit in the cash management account are required to be used to fund the required reserves deposits described above under “Escrows and Reserves,” to pay debt service on the Nassau County DHHS Mortgage Loan; if a Cash Sweep Event Period (as defined below) is continuing, to pay monthly operating expenses in accordance with the approved annual budget, if any, and extraordinary expenses approved by the lender, and the remainder is required (i) if a Cash Sweep Event Period is continuing, to be deposited into an account to be held as additional security for the Nassau County DHHS Mortgage Loan while such Cash Sweep Event Period is continuing, and (ii) otherwise, to be disbursed to the Nassau County DHHS Borrower.

A “Cash Sweep Event Period” means the period:

(i) commencing upon an event of default under the Nassau County DHHS Mortgage Loan and ending upon the acceptance by the lender of a cure of such event of default in the lender’s sole discretion, or

(ii) commencing upon the amortizing debt service coverage ratio on the Nassau County DHHS Mortgage Loan being less than 1.20x for the immediately preceding three calendar months, and ending upon the amortizing debt service coverage ratio on the Nassau County DHHS Mortgage Loan being at least 1.25x for the immediately preceding three calendar months, or

(iii) commencing if the County of Nassau (defined below) terminates or cancels the Nassau County DHHS lease in any bankruptcy or similar proceeding (including, without limitation, any rejection of the lease in a bankruptcy or similar proceeding) or files for bankruptcy or becomes the subject of an insolvency proceeding, and ending upon either (x) the Nassau County DHHS lease has been affirmed in bankruptcy (as evidenced by delivery to the lender of a copy of the court order by which the County of Nassau affirmed the Nassau County DHHS lease) or (y) the space leased under the Nassau County DHHS lease has been re-let to one or more replacement tenant(s) acceptable to the lender pursuant to lease(s) acceptable to the lender, and the Nassau County DHHS Borrower delivers to the lender a tenant estoppel certificate(s) from each such replacement tenant(s) in form and substance reasonably acceptable to the lender stating that such replacement tenant(s) is/are in occupancy of its/their space, open for business and paying full contractual rent (a “Tenant Replacement Cure”), or

(iv) commencing if the credit rating of the County of Nassau is downgraded and/or the senior unsecured credit rating of the County of Nassau falls below BBB- as rated by S&P (or its equivalent by any other rating agency rating the certificates) and ending upon either (x) the credit rating issued by S&P (or its equivalent by any other rating agency rating the certificates) to the County of Nassau is increased to BBB+ or higher or (y) a Tenant Replacement Cure, or

(v) commencing if the County of Nassau has, for all or substantially all of the space leased under the Nassau County DHHS lease, “gone dark”, vacated, not opened for business or terminated its lease and ending upon either (x) the County of Nassau is open for business as evidenced by a tenant estoppel certificate from the County of Nassau in form and substance reasonably acceptable to the lender stating that the County of Nassau is in occupancy, open for business and paying full contractual rent or (y) a Tenant Replacement Cure.

“County of Nassau” means the County of Nassau, New York, and any replacement tenant.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Nassau County DHHS Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Nassau County DHHS Borrower (or a separate standalone policy or endorsement) provide coverage for terrorism, to the extent available, in an amount equal to the full replacement cost of the Nassau County DHHS Property and twelve months of business interruption insurance; provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015, including any extension or similar government program (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance with coverage against “covered acts” within the meaning of TRIPRA. See “Risk Factors— Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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A-3-35

MSC 2017-H1	123 William Street

Mortgage Loan No. 5 – 123 William Street

A-3-36

MSC 2017-H1	123 William Street

Mortgage Loan No. 5 – 123 William Street

123 William Street
123 William Street
New York, NY 10038
MANHATTAN
Tribeca
Financial District
Battery Park City
Two Bridges
Hudson River
East River
Battery Park
Gov. Nelson A. Rockefeller Park
HOLLAND TUNNEL
Canal St.
Watts St.
Desbrosses St.
Vestry St.
Laight St.
Hubert St.
Beach St.
Ericsson Pl.
Moore St.
Franklin St.
Harrison St.
Varick St.
Hudson St.
Greenwich St.
West St.
West Broadway
Wooster St.
Greene St.
Mercer St.
Broadway
Crosby St.
Grand St.
Walker St.
White St.
Leonard St.
Worth St.
Church St.
Chambers St.
Warren St.
Murray St.
Barclay St.
Vesey St.
Liberty St.
Thames St.
Rector St.
Trinity Pl.
Battery Pl.
Greenwich St.
New St.
Broad St.
State St.
Beaver St.
Old Slip
Wall St.
Pearl St.
Water St.
Front St.
South St.
John St.
Fulton St.
Maiden Ln.
Spruce St.
Beekman St.
Madison St.
St. James Pl.
Catherine St.
FDR Drive
Brooklyn Bridge
Metropolitan College of New York
St. John's Park
388 Greenwich Street
Pier 25
BMCC Tribeca Performing Arts Center
Borough of Manhattan Community College
Washington Market Park
HUDSON RIVER GREENWAY
St. John's University-Manhattan Campus
Theatre Museum
33 Thomas Street
Ted Weiss Federal Bldg.
NYC Municipal Building
1 Police Plaza (NYC Police HQ)
Tweed Courthouse
NY Public Library
NYC City Hall
Pace University
Schimmel Center
NYC Commissioner Office
New York by Gehry
New York Downtown Hospital
Woolworth Building
Goldman Sachs Tower
Irish Hunger Memorial
HOBOKEN FERRY
7 World Trade Ctr./ Westfield WTC
1 North End Avenue
250 Vesey Street
200 Vesey Street
1 World Trade Ctr.
2 World Trade Ctr.
WTC TRANSPORTATION HUB
3 World Trade Ctr. (Under Constr.)
4 World Trade Ctr.
North Pool
South Pool
National September 11 Memorial Museum
BROOKFIELD PLACE
North Cove Marina
Manhattan Yacht Club
PATH
225 Liberty Street
200 Liberty Street
9/11 Tribute Center
5 World Trade Ctr.
125 Greenwich Street (Under Constr.)
One Liberty Plaza
Zuccotti Park
The Fulton Center
55 John Street
Federal Reserve Bank
28 Liberty Street
Equitable Building
Federal Hall
40 Wall Street
55 Wall Street
Museum of Finance
60 Wall St.
120 Wall Street
Continental Tower
Trinity Church
NY Stock Exchange
Twenty Exchange Place
95 Wall
111 Wall Street
10 Hanover Square
77 Water Street
1 Financial Square
7 Hanover Square
60 Broad Street
85 Broad Street
50 West Street
South Cove Park
JERSEY CITY FERRY
Museum of Jewish Heritage
The Skyscraper Museum
St. Johns University-Manhattan Campus
The Whitehall Building
BOWLING GREEN
2 Broadway
Fort Amsterdam/ Natl. Museum of the American Indian
17 State Street
1 New York Plaza
2 & 4 New York Plaza
Downtown Manhattan Heliport
Maritime Battery Building
Robert F. Wagner, Jr. Park
Castle Clinton Natl. Monument
LIBERTY ISLAND FERRY
SOUTH FERRY TERMINAL
Whitehall Terminal (South Ferry)
BROOKLYN-BATTERY TUNNEL
STATEN ISLAND FERRY
Fulton Market
iPic Theaters
SOUTH STREET SEAPORT
9A
478
CANAL ST.
FRANKLIN ST.
CHAMBERS ST.
PARK PLACE
WORLD TRADE CTR.
CORTLANDT ST.
CITY HALL
BROOKLYN BR./ CITY HALL
BROADWAY-NASSAU
FULTON ST.
WALL-WILLIAM ST.
WALL ST.
RECTOR ST.
BROAD ST.
WHITEHALL ST. SOUTH FERRY
CANAL ST./ TUNNEL
N R W
A C E
1 2 3
4 5 6
J Z
2 3
4 5
Upper West Side
Upper East Side
Astoria
Central Park
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
MANHATTAN
Greenpoint
Williamsburg
Greenwich Village
Hoboken
Hudson River
NEW JERSEY
SoHo
Chinatown
Tribeca
Financial District
JERSEY CITY
BROOKLYN
Brooklyn Heights
Liberty State Park
Governors Island
Park Slope
Prospect Park
East River

A-3-37

MSC 2017-H1	123 William Street

Mortgage Loan No. 5 – 123 William Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Barclays			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$50,000,000			Location:	New York, NY 10038
Cut-off Date Balance(1):	$50,000,000			General Property Type:	Office
% of Initial Pool Balance:	4.6%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	American Realty Capital New York			Year Built/Renovated:	1912 / 2016
	City REIT			Size:	545,216 SF
Mortgage Rate:	4.6660%			Cut-off Date Balance PSF(1):	$257
Note Date:	3/6/2017			Maturity Date Balance PSF(1):	$257
First Payment Date:	4/6/2017			Property Manager:	Talpiot Management, LLC, d/b/a East End Realty
Maturity Date:	3/6/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	3 months			UW NOI(6):	$11,719,642
Prepayment Provisions(2):	YM1 (27); DEF/YM1 (89); O (4)			UW NOI Debt Yield(1)(6):	8.4%
Lockbox/Cash Mgmt Status(3):	Hard/In Place			UW NOI Debt Yield at Maturity(1)(6):	8.4%
Additional Debt Type(4):	Pari Passu			UW NCF DSCR(1)(6):	1.56x
Additional Debt Balance(4):	$90,000,000			Most Recent NOI(6):	$9,478,769 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(6):	$4,944,963 (12/31/2015)
Reserves(5)				3rd Most Recent NOI(6):	$3,447,351 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy(7):	91.7% (1/31/2017)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy(7):	98.3% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy(7):	94.7% (12/31/2015)
Recurring Replacements:	$0	Springing	N/A	Appraised Value (as of):	$290,000,000 (2/1/2017)
TI/LC:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	48.3%
Other:	$24,819,755	$0	N/A	Maturity Date LTV Ratio(1):	48.3%

Sources and Uses(8)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(3):	$140,000,000	100.0%	Loan Payoff:	$96,056,570	68.6%
			Reserves:	$24,819,755	17.7%
			Return of Equity:	$16,168,023	11.5%
			Closing Costs:	$2,955,651	2.1%
Total Sources:	$140,000,000	100.0%	Total Uses:	$140,000,000	100.0%

(1)	The 123 William Street Mortgage Loan is part of the 123 William Street Whole Loan, which is comprised of three pari passu promissory notes with an aggregate principal balance of $140,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 123 William Street Whole Loan.

(2)	Defeasance is permitted at any time after the earlier to occur of (i) the end of the two-year period commencing on the closing date of the securitization of the last 123 William Street Whole Loan promissory note to be securitized and (ii) March 6, 2020.

(3)	Funds in the lockbox account are required to be transferred to the cash management account; however, funds in the cash management account are applied to the cash management waterfall only if a Trigger Period exists, and otherwise are distributed to the 123 William Street Borrower.

(4)	See “—The Mortgage Loan” and “—Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(5)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(6)	See “—Operating History and Underwritten Net Cash Flow.” The increase from 3rd Most Recent NOI to Most Recent NOI is primarily attributable to the increase in Occupancy from 12/31/2013 to 1/31/2017 and increases in base rent in part due to the recent capital expenditures invested in the 123 William Street Property. The increase from Most Recent NOI to UW NOI is primarily attributable to UW Base Rent including contractual rent steps through March 31, 2018 totaling $486,228, approximately $53,916 of straight-line rent attributable to NYS Licensing, an investment grade-rated tenant and $765,873 of rent related to NYC Rent Stabilization Association which entered into a new lease relocating to a portion of the 12th Floor which will commence in June 2017 and as to which it is not yet in occupancy.

(7)	See”—Operating History and Underwritten Net Cash Flow.” In 2011, the largest and second largest tenants at the 123 William Street Property vacated when their leases expired. In 2013, a new owner acquired the 123 William Street Property and proceeded to lease up the 123 William Street Property through the borrower sponsor’s acquisition in March 2015. Over $11.9 million in capital expenditures were invested in the 123 William Street Property from 2014-2016, including a redesigned lobby and building main entrance, elevator cab modernization, new windows throughout the entire building, a retail space renovation and a facade restoration. Since the sponsor’s acquisition, eight new or renewal leases have been executed for 146,006 SF (26.8% of net rentable area). The decrease from 2016 occupancy to 2017 occupancy is due to the expiration of NYS Office of Court Administration’s lease for 24,901 SF on December 31, 2016.

(8)	The borrower purchased the 123 William Street Property in March 2015 for approximately $253 million and reported a total cost basis of $279.3 million as of December 31, 2016. Assuming the DYCD reserve (as described below under “—Escrows and Reserves”) is returned to the borrower, the borrower as of the loan closing date had approximately $147 million of equity remaining in the 123 William Street Property.

A-3-38

MSC 2017-H1	123 William Street

The Mortgage Loan. The fifth largest mortgage loan (the “123 William Street Mortgage Loan”) is part of a whole loan (the “123 William Street Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $140,000,000, all of which are secured by a first priority fee mortgage encumbering a 27-story office building totaling 545,216 SF in New York, New York (the “123 William Street Property”). Promissory Note A-2, in the original principal amount of $50,000,000, represents the 123 William Street Mortgage Loan. Promissory Notes A-1 and A-3, in the aggregate original principal amount of $90,000,000, collectively represent the companion loans (the “123 William Street Non-Serviced Pari Passu Companion Loans”). Promissory Note A-1, in the original principal amount of $62,500,000, was contributed to the WFCM 2017-RB1 transaction. Promissory Note A-3, in the original principal amount of $27,500,000, is currently held by Barclays Bank, N.A. and is expected to be contributed to one or more future securitization transactions or otherwise transferred at any time. The 123 William Street Whole Loan will be serviced pursuant to the Pooling and Servicing Agreement for the WFCM 2017-RB1 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement-Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The proceeds of the 123 William Street Whole Loan were used to pay off a previous mortgage loan secured by the 123 William Street Property, fund approximately $24.8 million of reserves, pay approximately $3.0 million of closing costs and return approximately $16.2 million equity to the borrower.

The Borrower and the Sponsor. The borrower is ARC NYC123WILLIAM, LLC (the “123 William Street Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors. The 123 William Street Borrower is indirectly owned by American Realty Capital New York City REIT, Inc. (“NYC REIT”). The nonrecourse carve-out guarantor of the 123 William Street Whole Loan is New York City Operating Partnership, L.P., which is indirectly owned by NYC REIT.

Formed in 2013, NYC REIT is a real estate investment trust with a primary strategy of purchasing income producing commercial real estate in New York City. NYC REIT maintains a portfolio of six properties in Manhattan including 1140 Avenue of the Americas, 9 Times Square, 200 Riverside Boulevard, 400 E. 67th Street, 421 W. 54th Street and the 123 William Street Property. As of September 30, 2016 the portfolio includes a reported approximately 1.1 million SF of net rentable area and a weighted average occupancy of 89.8%. NYC REIT is an affiliate of AR Global Investments, LLC (“AR Global”), the successor business to AR Capital, LLC, and the parent company of American Realty Capital Properties, Inc. Certain principals and affiliates of AR Global as well as the previous external advisor and sponsor of NYC REIT are subject to litigation and governmental proceedings. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

The Property. The 123 William Street Property is a 27-story office tower located in New York, New York within downtown Manhattan. Constructed in 1912 and most recently renovated in 2016, the 123 William Street Property totals 545,216 SF and is comprised of 525,753 SF of office space (96.4% of the net rentable area) and 19,463 SF of ground floor retail space (3.6% of the net rentable area). Office floor plates at the 123 William Street Property range in size from approximately 12,658 to 26,566 SF and offer both multiple office and open floor plan layouts. The higher floors at the 123 William Street Property feature views of the World Trade Center, the Brooklyn Bridge, City Hall and the Empire State Building. The 123 William Street Property is located between John Street and Fulton Street directly across from the Fulton Street subway station. The Fulton Street subway station provides immediate access to eleven subway lines and connects to the PATH train, which connects New York and New Jersey. The Fulton Street subway station connects to the larger Fulton Center complex, a $1.4 billion retail and transportation hub which opened in 2014. According to a third party report, the surrounding area of Manhattan’s financial district has undergone over $30 billion in public and private investments over the last ten years. Since 2014, approximately $11.9 million ($21.83 PSF) has been invested in capital upgrades at the 123 William Street Property including a redesigned lobby and building main entrance, elevator cab modernization, new windows throughout the entire building, a retail space renovation and a facade restoration.

As of January 31, 2017, the 123 William Street Property is 91.7% occupied by three retail tenants and 26 office tenants in a variety of industries including governmental, non-profit, private and retail. The largest tenant by underwritten rent, Planned Parenthood (Corporate) (“Planned Parenthood”), occupies 65,242 SF (12.0% NRA; 13.3% underwritten rent) of space expiring in July 2031 with no termination options and a five year extension option. The second largest tenant by underwritten rent, the U.S. Social Security Administration, occupies 48,221 SF (8.8% NRA; 9.4% underwritten rent) of space expiring in June 2022. The third largest tenant by underwritten rent, the NYC Department of Youth & Community Development (“DYCD”), occupies 40,610 SF (7.4% NRA; 8.3% underwritten rent) under a license agreement on a month-to-month basis (“MTM basis”) (see discussion below). Five tenants leasing 167,679 SF (30.8% NRA, 31.7% underwritten rent) are investment-grade rated tenants. No other tenant at the 123 William Street Property represents more than 7.6% of underwritten rent.

Major Tenants.

Planned Parenthood (65,242 SF, 12.0% of NRA, 13.3% of underwritten rent). Planned Parenthood recently executed a 15-year lease that commenced in February 2016 and expires in July 2031 with no termination options and a five year extension option. Planned Parenthood moved its headquarters to the 123 William Street Property from its previous location on West 33rd Street in Manhattan and utilizes its space exclusively as an office. Planned Parenthood provides healthcare, educational programs and outreach to over 2.5 million people through approximately 650 health centers across the country.

U.S. Social Security Administration (48,221 SF, 8.8% of NRA; 9.4% of underwritten rent). The U.S. Social Security Administration leases 48,221 SF at the property through June 2022 with no termination options. The U.S. Social Security Administration is an independent agency of the United States federal government that administers the Social Security program.

DYCD (40,610 SF, 7.4% of NRA; 8.3% of underwritten rent). DYCD currently leases 40,610 SF on the 17th and 18th floors under a license agreement on an MTM basis. According to the borrower sponsor, DYCD received approval from the City of New York to enter into a long term lease (20-year lease at a proposed annual base rent of $2,071,110 or $51.00 PSF) and the lease is currently being drafted. At loan closing, $20 million was reserved and is required to be released to the 123 William Street Borrower upon the execution of the DYCD lease with an initial term of not less than ten years and a net effective rent, as reasonably determined by the lender, at least equal to the net effective rent under the current license agreement. See “Escrows and Reserves” section below. Established in 1996, DYCD provides programs for the youth of New York City and their families by funding community development programs administering city, state and federal funds.

A-3-39

MSC 2017-H1	123 William Street

The following table presents certain information relating to the leases at the 123 William Street Property by Annual UW Rent:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)(4)	Lease Expiration
Major Tenants
Planned Parenthood (Corporate)	NR/NR/NR	65,242(5)	12.0%	$2,728,420	13.3%	$41.82	7/31/2031(6)
U.S. Social Security Administration	AAA/Aaa/AA+	48,221	8.8%	$1,926,086	9.4%	$39.94	6/28/2022
NYC Department of Youth & Community Development (“DYCD”)	AA/Aa2/AA	40,610	7.4%	$1,705,620	8.3%	$42.00	MTM(7)
NYS Licensing	AA+/Aa1/AA+	45,313	8.3%	$1,565,964(8)	7.6%	$34.56	7/31/2022(9)
Securities Training Corporation	NR/NR/NR	32,356	5.9%	$1,100,104	5.4%	$34.00	6/30/2025
McAloon Friedman	NR/NR/NR	25,316	4.6%	$1,081,710	5.3%	$42.73	10/31/2019
Urban Justice Center	NR/NR/NR	20,305	3.7%	$934,030	4.6%	$46.00	12/31/2027(10)
Institute for Career Development	NR/NR/NR	26,459	4.9%	$799,856	3.9%	$30.23	8/31/2024(11)
NYC Rent Stabilization Association(12)	NR/NR/NR	17,811	3.3%	$765,873	3.7%	$43.00	1/31/2028(13)
NYC Administration Services (DCAS)	AA/Aa2/AA	20,877	3.8%	$668,064	3.3%	$32.00	4/30/2030(14)
Subtotal/Wtd. Avg.		342,510	62.8%	$13,275,727	64.8%	$38.76

Other Tenants		157,370	28.9%	$7,225,186	35.2%	$45.91
Vacant Space		45,336	8.3%	$0	0.0%	$0.00
Total/Wtd. Avg.		545,216	100.0%	$20,500,913	100.0%	$41.01

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Rent and Annual UW Rent PSF include contractual rent steps through March 31, 2018 totaling $486,228.

(4)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(5)	Planned Parenthood’s net rentable area does not include 5,212 SF of space on the 9th floor which Planned Parenthood subleases from Single Stop USA Inc. through December 2025.

(6)	Planned Parenthood has one, five-year renewal option.

(7)	DYCD currently leases 40,610 SF on the 17th and 18th floors under a license agreement on a MTM basis. According to the borrower sponsor, DYCD received approval from the City of New York to enter into a long term lease (20-year lease at a proposed annual base rent of $2,071,110 or $51.00 PSF) and the lease is currently being drafted. At loan closing, $20 million was escrowed in a DYCD reserve, which is required to be released to the 123 William Street Borrower upon the execution of the DYCD lease with an initial term of not less than ten years and a net effective rent, as reasonably determined by the lender, at least equal to the net effective rent under the current license agreement. See “Escrows and Reserves” section below.

(8)	Rent for NYS Licensing has been straight lined through lease expiration as these suites are leased to the State of New York, an investment grade tenant.

(9)	NYS Licensing has one, five-year renewal option.

(10)	Urban Justice Center has one, five-year renewal option.

(11)	Institute for Career Development has one, five-year renewal option.

(12)	NYC Rent Stabilization Association entered into a new lease relocating to a portion of the 12th Floor which will commence in June 2017. NYC Rent Stabilization Association is currently in occupancy of 20,745 SF on the 14th Floor. Information presented reflects the terms of the new lease.

(13)	NYC Rent Stabilization Association has one, five-year renewal option.

(14)	NYC Administration Services (DCAS) has the right to terminate its lease on or after May 2020 with 270 days written notice and one, five-year renewal option.

A-3-40

MSC 2017-H1	123 William Street

The following table presents certain information relating to the lease rollover schedule at the 123 William Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Tenants Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(4)	1	40,610	$42.00	7.4%	7.4%	$1,705,620	8.3%	8.3%
2017(5)	1	0	$0.00	0.0%	7.4%	$6,615	0.0%	8.4%
2018	1	12,658	$45.65	2.3%	9.8%	$577,838	2.8%	11.2%
2019	4	32,198	$45.30	5.9%	15.7%	$1,458,636	7.1%	18.3%
2020	1	4,548	$43.08	0.8%	16.5%	$195,908	1.0%	19.2%
2021	1	7,746	$52.53	1.4%	17.9%	$406,897	2.0%	21.2%
2022	3	98,445	$37.38	18.1%	36.0%	$3,679,798	17.9%	39.2%
2023	0	0	$0.00	0.0%	36.0%	$0	0.0%	39.2%
2024	2	37,980	$32.17	7.0%	43.0%	$1,221,639	6.0%	45.1%
2025	8	112,749	$42.74	20.7%	63.6%	$4,819,374	23.5%	68.6%
2026	2	19,000	$49.06	3.5%	67.1%	$932,202	4.5%	73.2%
2027	1	20,305	$46.00	3.7%	70.8%	$934,030	4.6%	77.7%
2028 & Beyond	4	113,641	$40.15	20.8%	91.7%	$4,562,357	22.3%	100.0%
Vacant	0	45,336	$0.00	8.3%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	29	545,216	$41.01	100.0%		$20,500,913	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

(4)	DYCD currently leases 40,610 SF on the 17th and 18th floors under a license agreement on a MTM basis. According to the borrower sponsor, DYCD received approval from the City of New York to enter into a long term lease (20-year lease at a proposed annual base rent of $2,071,110 or $51.00 PSF) and the lease is currently being drafted. At loan closing, $20 million was escrowed in a DYCD reserve, which is required to be released to the 123 William Street Borrower upon the execution of the DYCD lease with an initial term of not less than ten years and a net effective rent, as reasonably determined by the lender, at least equal to the net effective rent under the current license agreement. See “Escrows and Reserves” section below.

(5)	2017 includes Light Tower Fiber Networks which has no attributable net rentable area.

The Market. The 123 William Street Property is located in downtown Manhattan within the insurance office submarket in New York City. The Downtown Manhattan market consists of approximately 88 million SF of office inventory, 13.3 million SF is attributable to the insurance office submarket. The insurance office submarket is located on the eastern side of Downtown Manhattan, south of City Hall and north of the Financial East submarket. As of the third quarter of 2016, the insurance office submarket has an 8.7% overall vacancy rate, with overall asking rents of approximately $55.86 per square foot gross, below the average asking rent for Midtown Manhattan of $79.91 per square foot gross. According to a local real estate association, 624 firms have moved to Downtown Manhattan since 2005, 361 of which are in TAMI (technology, advertising, media and information). The 123 William Street Property is directly across from the Fulton Street subway station which provides access to the 2, 3, 4, 5, A, C and Z subway lines. The Fulton Street subway station connects to the larger Fulton Center complex, a $1.4 billion retail and transportation hub which opened in 2014. In addition, the 123 William Street Property is in close proximity to the World Trade Center site, which upon completion is expected to have a total of six office towers, a memorial, a 370,000 square foot retail concourse, a transportation hub and a performing arts center.

The appraisal identified six office buildings totaling approximately 4 million SF that are considered to be directly competitive with the 123 William Street Property. The competitive set properties range in size from 355,364 SF to 970,627 SF with a weighted average occupancy rate of 95.9%.

The following table presents certain information with respect to competitive office properties with respect to the 123 William Street Property:

Competitive Property Summary
Comparable Name	Original Year Built	Size (SF)	Total Occupancy	Asking Rent PSF
123 William Street Property	1912	545,216(1)	91.7%(1)	$47.04(2)
100 William Street	1972	355,364	83.4%	$52.50
110 William Street	1958	848,592	94.0%	$51.00
22 Cortlandt Street	1972	601,487	96.9%	$53.00
88 Pine Street	1971	624,000	96.8%	$53.50
77 Water Street	1970	614,011	97.3%	N/A
100 Church Street	1958	970,627	100.0%	N/A
Total/Wtd. Avg.(3)		4,014,081	95.9%	$52.36

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

(2)	Based on appraisal concluded market rental rates for the office space at the 123 William Street Property.

(3)	Total/Wtd. Avg. excludes the 123 William Street Property.

A-3-41

MSC 2017-H1	123 William Street

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 123 William Street Property:

Cash Flow Analysis(1)
	2014	2015	2016	UW(1)	UW PSF
Base Rent(2)	$10,255,831	$12,645,631	$18,150,854	$22,726,174	$41.68
Total Recoveries	$847,404	$1,155,488	$1,521,125	$1,540,393	$2.83
Other Income	$197,074	$40,307	$72,393	$69,780	$0.13
Less Vacancy & Credit Loss	$0	$0	$0	($2,225,261)	($4.08)
Effective Gross Income	$11,300,309	$13,841,425	$19,744,372	$22,111,086	$40.55
Total Operating Expenses	$7,852,958	$8,896,462	$10,265,603	$10,391,444	$19.06
Net Operating Income(3)	$3,447,351	$4,944,963	$9,478,769	$11,719,642	$21.50
Capital Expenditures	$0	$0	$0	$109,043	$0.20
TI/LC	$0	$0	$0	$1,269,897	$2.33
Net Cash Flow	$3,447,351	$4,944,963	$9,478,769	$10,340,702	$18.97

Occupancy %(4)	71.1%	94.7%	91.7%	90.8%
NOI DSCR(5)	0.52x	0.75x	1.43x	1.77x
NCF DSCR(5)	0.52x	0.75x	1.43x	1.56x
NOI Debt Yield(5)	2.5%	3.5%	6.8%	8.4%
NCF Debt Yield(5)	2.5%	3.5%	6.8%	7.4%

(1)	As of the underwritten rent roll dated January 31, 2017. Cash flow information prior to 2014 was not available for the 123 William Street Property due to acquisition financing.

(2)	The increase in UW Base Rent over 2016 Base Rent is primarily attributed to $2,225,261 of grossed up vacant space, contractual rent steps through March 31, 2018 totaling $486,228, approximately $53,916 of straight-line rent attributable to NYS Licensing, an investment grade-rated tenant and $765,873 of rent related to NYC Rent Stabilization Association which entered into a new lease relocating to a portion of the 12th Floor which will commence in June 2017, but is not yet in occupancy of such space.

(3)	Net Operating Income increased from 2014 to 2016 due to increases in base rent due and occupancy corresponding with approximately $11.9 million in recent capital expenditures invested in the 123 William Street Property.

(4)	The increase from 2014 Occupancy to 2015 Occupancy is due to nine tenants signing new leases totaling 129,109 SF. The decrease from 2016 Occupancy to 2017 Occupancy is due to the expiration of NYS Office of Court Administration’s lease for 24,901 SF on December 31, 2016. The 123 William Street Property is currently 92.2% physically occupied and 91.7% leased as of January 31, 2017 based on the NYC Rent Stabilization’s new lease of 17,811 SF on the 12th Floor, which will commence in June 2017. NYC Rent Stabilization Association is currently in occupancy of 20,745 SF on the 14th Floor.

(5)	Debt service coverage ratios and debt yields are based on the 123 William Street Whole Loan.

Escrows and Reserves. The 123 William Street Borrower deposited $4,819,755 in escrow for outstanding tenant improvements and leasing commissions (“TI/LCs”) and free rent consisting of (i) $1,510,269 for outstanding TI/LCs associated with two tenants, (ii) $1,309,486 for outstanding free rent related to four tenants and (iii) $2,000,000 allocable to the TI/LCs and free rent for DYCD or an approved replacement tenant or tenants. Additionally, the 123 William Street Borrower deposited $20,000,000 in escrow for a reserve related to DYCD which is required to be released to the 123 William Street Borrower (less the amount equal to the aggregate cost of TI/LCs and free rent under the DYCD lease in excess of $2,000,000) upon the execution of a lease with DYCD for the existing DYCD premises for an initial term of at least ten years with a net effective rent at least equal to the net effective rent under DYCD’s current license agreement. Additionally, the reserve related to DYCD is required to be released to the 123 William Street Borrower proportional to the percentage of leased space (less the sum of (a) the amount equal to the aggregate cost of TI/LCs and free rent under the replacement tenant or tenant’s lease in excess of $2,000,000 and (b) the amount equal to the amount that the loan would have to be prepaid in order for the debt yield as calculated in accordance with the loan documents to be equal to or greater than 8.2%) upon the execution and occupancy of one or more approved replacement leases with one or more unaffiliated third party tenant(s) of not less than 10,000 SF for a term of at least five years. During the existence of a Trigger Period (as defined below), the loan documents require ongoing monthly escrows for real estate taxes (in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period), TI/LCs (in an amount equal to $68,152) and replacement reserves (in an amount equal to $11,348.67); however, such reserves are waived so long as no Trigger Period is in effect. The loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no Trigger Period is in effect and (ii) borrower provides the lender with evidence that the 123 William Street Property is insured via an acceptable blanket insurance policy and such policy is in full force and effect. Absent satisfaction of such conditions, an ongoing monthly insurance escrow is required in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve-month period.

A “Trigger Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default under the 123 William Street Whole Loan; and (ii) the debt service coverage ratio for the trailing 12-month period falling below 1.10x at the end of any calendar quarter. A Trigger Period will expire, with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.12x for two consecutive calendar quarters.

Lockbox and Cash Management. The 123 William Street Whole Loan provides for a hard lockbox and an in place cash management. The 123 William Street Whole Loan requires that the borrower direct all tenants to pay their rents directly to such lockbox account. The loan documents also require that all rents received by the 123 William Street Borrower or the property manager be deposited into the lockbox account. The 123 William Street Whole Loan documents provide for all funds on deposit in the lockbox account to be transferred on each business day to a cash management account under control of the lender. Prior to the occurrence of a Trigger Period, all funds on deposit in the cash management account are distributed to the 123 William Street Borrower on each business day. During a Trigger Period, funds in the cash management account are required to be applied on each monthly payment date to pay debt service on the 123 William Street Whole Loan, to fund the required reserves deposits as described above under “Escrows and Reserves”, to disburse the monthly operating expenses and extraordinary operating expenses approved by the lender and the remainder to be deposited into an excess cash flow account to be held by the lender as additional security for the 123 William Street Whole Loan.

A-3-42

MSC 2017-H1	123 William Street

Additional Secured Indebtedness (not including trade debts). The 123 William Street Property also secures the 123 William Street Non-Serviced Pari Passu Companion Loans, with a cut-off date balance of $140,000,000. The promissory notes evidencing the 123 William Street Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the 123 William Street Mortgage Loan. The 123 William Street Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the 123 William Street Non-Serviced Pari Passu Companion Loans. The holders of the 123 William Street Mortgage Loan and the 123 William Street Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement that sets forth the allocation of collections on the 123 William Street Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The 123 William Street Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to lender (but in no event more than 100% of the full replacement cost and 18 months of business interruption insurance as well as an extended period of indemnity covering the 12 months following restoration). Notwithstanding the foregoing, if the Terrorism Risk Insurance Program Reauthorization Act of 2007, as it may be amended, is no longer in effect, in no event is the 123 William Street Borrower required to expend more than the sum of 200% of annual insurance premiums for all risk property and business interruption coverage. See “Risk Factors-Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-43

MSC 2017-H1	Hyatt Regency Austin

Mortgage Loan No. 6 – Hyatt Regency Austin

A-3-44

MSC 2017-H1	Hyatt Regency Austin

Mortgage Loan No. 6 – Hyatt Regency Austin

Georgetown
Leander
ROUND ROCK
Hutto
Cedar Park
Brushy Creek
Jollyville
Anderson Mill
Wells Branch
Pflugerville
Windemere
Lakeway
AUSTIN
Manor
Bee Cave
West Lake Hills
Barton Creek
Rollingwood
Downtown
Garfield
Bear Creek
Shady Hollow
Onion Creek
Wyldwood
Arts District
W. 18th St
W. 17th St
W. 16th St
W. 15th St
W. 14th St
W. 13th St
W. 12th St
W. 11th St
W. 10th St
Bob Bullock Texas State History Museum
Blanton Museum of Art
MLK Jr. Blvd
Lee and Joe Jamail Texas Swimming Ctr.
University of Texas
Nursing School
Frank Erwin Center
Red River St
E. 15th St
Austin Community College - Rio Grande Campus
John Reagan State Office Building
Governor's Mansion
TX State Library and Archives
University Medical Ctr. Brackenridge
Travis County Law Library
Travis County Courthouse
Texas State Capitol
TX Capitol Visitor's Center
Waterloo Park
E. 12th St
Wooldridge Square Park
Old Bakery and Emporium
Faulk Central Library
AUSTIN
E. 11th St
E. 10th St
E. 9th St
E. 8th St
E. 11th St
Red River District
W. 6th St
W. 5th St
W. 4th St
W. 3rd St
Cirrus Logic
Market District
Spring
The Bowie
The Contemporary Austin-Jones Ctr.
Paramount Theatre
The Driskill
Austin Municipal Court
E. 7th St
Town Lake Metropolitan Park
360 Condominiums
Warehouse District
One America Center
6th Street District
Mexic-Arte Museum
Frost Bank Tower
2nd Street District
Ballet Austin
Austin City Limits
W Austin
Brazos Hall
O. Henry Museum
E. 6th St
E. 5th St
Downtown
Brush Square
W. Cesar Chavez St
AMLI on 2nd
W. 2nd St
Google Fiber Space
JW Marriott
The Austonian
DOWNTOWN
Austin Visitor Ctr.
E. 4th St
Shoal Beach at Town Lake
Northshore Austin
Austin City Hall
The People's Gallery
METRORAIL
S. Lamar Blvd
Topfer Theatre
Riverside Dr
Austin Convention Center
Auditorium Shores
Stevie Ray Vaughan Tribute Statue
E. Cesar Chavez St
Palm Park
E. 3rd St
E. 2nd St
Butler Park
Four Seasons Hotel Austin
Dougherty Arts Center
Palmer Events Center
Long Center-Performing Arts
Bat Colony
Waller Beach at Town Lake
Barton Springs Rd
S. 1st St
S. Congress Ave
Hyatt Regency Austin
208 Barton Springs Road
Austin, TX 78704
RAINEY STREET HISTORIC DISTRICT
Willow St
Spence St
Garden St
Holly St
Haskell St
Sanchez Playground
TRAVIS COUNTY
Texas State Buildings
Riverside Dr
Colorado River
West Bouldin Creek Park
Dawson Rd
Bouldin Ave
Bouldin
S. 5th St
Texas School for the Deaf
SoCo
Academy Dr
Gibson St
Elizabeth St
Newton St
East Ave
Rainey St
San Marcos St
Waller St
Nash Hernandez Sr. Rd
290
35
Austin-Bergstrom Intl. Airport 9 miles
Lavaca St
Guadalupe St
Colorado St
Congress Ave
San Jacinto Blvd
Trinity St
Neches St
Sabine St
Nueces St
San Antonio St
Rio Grande St
West Ave
Brazos St

A-3-45

MSC 2017-H1	Hyatt Regency Austin

Mortgage Loan No. 6 – Hyatt Regency Austin

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$43,000,000			Location:	Austin, TX 78704
Cut-off Date Balance(1):	$43,000,000			General Property Type:	Hospitality
% of Initial Pool Balance:	3.9%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Tariq M. Shaikh			Year Built/Renovated:	1982/2013-2016
Mortgage Rate:	5.461165%			Size:	448 Rooms
Note Date:	3/1/2017			Cut-off Date Balance per Room(1):	$229,911
First Payment Date:	4/1/2017			Maturity Date Balance per Room(1):	$229,911
Maturity Date:	3/1/2022			Property Manager:	Hyatt Corporation
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	3 months			UW NOI:	$15,607,244
Prepayment Provisions:	LO (27); DEF (27); O (6)			UW NOI Debt Yield(1):	15.2%
Lockbox/Cash Mgmt Status:	Soft/In Place			UW NOI Debt Yield at Maturity(1):	15.2%
Additional Debt Type(2):	Pari Passu/Mezzanine			UW NCF DSCR(1):	2.40x
Additional Debt Balance(2):	$60,000,000/$21,000,000			Most Recent NOI:	$15,903,671 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(4):	$12,351,679 (12/31/2015)
Reserves(3)				3rd Most Recent NOI:	$13,548,276 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	86.1% (12/31/2016)
RE Tax:	$376,870	$188,435	N/A	2nd Most Recent Occupancy(4):	76.8% (12/31/2015)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	83.8% (12/31/2014)
Recurring Replacements:	$0	Springing	N/A	Appraised Value (as of):	$174,800,000 (11/17/2016)
				Cut-off Date LTV Ratio(1):	58.9%
				Maturity Date LTV Ratio(1):	58.9%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$103,000,000	83.1%	Payoff Amount:	$79,686,989	64.3%
Mezzanine:	$21,000,000	16.9%	Partnership Buyout(5):	$41,515,335	33.5%
			Closing Costs:	$1,523,319	1.2%
			Reserves:	$376,870	0.3%
			Return of Equity:	$897,488	0.7%
Total Sources:	$124,000,000	100.0%	Total Uses:	$124,000,000	100.0%

(1)	The Hyatt Regency Austin Mortgage Loan (as defined below) is part of the Hyatt Regency Austin Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate principal balance of $103,000,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Hyatt Regency Austin Whole Loan. The Cut-off Date Balance per Room, Maturity Date Balance Per Room, UW NOI Debt Yield, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the combined balance of the Hyatt Regency Austin Whole Loan and Hyatt Regency Austin Mezzanine Loan (as defined below) are $276,786, $276,786, 12.6%, 1.69x, 70.9% and 70.9%, respectively.

(2)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity”, for further discussion of additional debt.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	Room renovations occurred at the Hyatt Regency Austin Property during 2015.

(5)	Represents a buyout of a joint venture partner’s 75% interest in the Hyatt Regency Austin Property. The buyout price reflects a buyout valuation of $135,000,000, which would result in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 76.3% for the Hyatt Regency Austin Whole Loan and 91.9% based on the combined balance of the Hyatt Regency Austin Whole Loan and Hyatt Regency Austin Mezzanine Loan. The buyout was privately negotiated with the joint venture partner, as the joint venture agreement prohibited a sale of the Hyatt Regency Property without the consent of both partners. According to the borrower, the prior joint venture partner was requested by its regulator to sell its interest, and the price was sufficient to return the joint venture partner’s cost basis. Under the buyout agreement, if the Hyatt Regency Austin Property is sold within three years of the buyout at a price in excess of $135,000,000, the remaining owner must pay the joint venture partner 75% of the excess if sold within two years of the buyout and 50% of the excess if sold within three years of the buyout.

The Mortgage Loan. The sixth largest mortgage loan (the “Hyatt Regency Austin Mortgage Loan”) is part of a whole loan (the “Hyatt Regency Austin Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $103,000,000. The Hyatt Regency Austin Whole Loan is secured by a first priority fee mortgage encumbering the 448-room Hyatt Regency Austin hotel located in Austin, Texas (the “Hyatt Regency Austin Property”). Promissory Note A-2, in the original principal amount of $43,000,000, represents the Hyatt Regency Austin Mortgage Loan and will be included in the MSC 2017-H1 securitization trust. Promissory Note A-1, in the original principal amount of $60,000,000, has been contributed to the MSBAM 2017-C33 securitization trust. Promissory Note A-1 represents the non-serviced pari passu companion loan (the “Hyatt Regency Austin Non-Serviced Pari Passu Companion Loan”). The Hyatt Regency Austin Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSBAM 2017-C33 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

A-3-46

MSC 2017-H1	Hyatt Regency Austin

The proceeds of the Hyatt Regency Austin Whole Loan and a $21,000,000 mezzanine loan were used to refinance previous mortgage loans secured by the Hyatt Regency Austin Property, fund the buyout of the joint venture partner’s 75.0% interest in the Hyatt Regency Austin Property, fund reserves, pay closing costs and return equity to the loan sponsor.

The Borrower and the Sponsor. The borrower is Tantallon Austin Hotel, LLC (the “Hyatt Regency Austin Borrower”), a recycled single-purpose Delaware limited liability company, with two independent directors. The loan sponsor and non-recourse carveout guarantor is Tariq M. Shaikh.

Tariq M. Shaikh is the president of Edinburgh Management, LLC. Edinburgh Management, LLC is a privately-held hospitality investment, development, and management company that was founded in 2003 and is headquartered in Houston, Texas. Edinburgh Management, LLC owns and manages nearly 1,000 hotel rooms and 95,000 SF of meeting space, and its senior management team has over 35 years of hospitality experience in markets across the United States.

The Property. The Hyatt Regency Austin Property is a 16-story, full service hotel located in Austin, Texas. The Hyatt Regency Austin Property contains 448 rooms, including 225 king rooms, 205 queen/queen rooms and 18 suites. Guestrooms are located on floors 3 through 16. There are 782 parking spaces located in a seven-story parking garage and surface parking areas. Amenities include two restaurants, a Starbucks, a sushi bar, a market pantry, an outdoor pool, a fitness center, a business center and nine meeting rooms totaling approximately 33,080 SF of meeting space. Laundry service is also available to guests staying at the Hyatt Regency Austin Property. Guestrooms are equipped with flat-screen televisions, oversized working desks, individual climate control, full bath amenities, coffee maker, hair dryer and imported marble tile flooring in the bathroom. The Hyatt Regency Austin Property was constructed in 1982 and most recently renovated between 2013 and 2016. According to the loan sponsor, the Hyatt Regency Austin Property recently underwent an approximately $44.5 million ($99,409 per room) renovation from 2013-2016, which included a comprehensive guestroom and corridor renovation, the addition of a 27,000 SF event pavilion, completion of a new 782-car parking garage, and lobby/elevator cab upgrades.

The Hyatt Regency Austin Property operates under a management agreement with Hyatt Corporation that expires on January 1, 2027. Hyatt Corporation has four five-year renewal options, solely at Hyatt Corporation’s option.

According to the appraisal, the Hyatt Regency Austin Property generated approximately 35% of its room nights from commercial demand, 45% from meeting and group demand and 20% from leisure demand in 2016.

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Hyatt Regency Austin Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014	78.8%	$196.92	$155.10	83.8%	$192.89	$161.69	106.4%	98.0%	104.2%
2015(3)	81.3%	$202.49	$164.58	76.8%	$202.86	$155.78	94.5%	100.2%	94.7%
2016	79.6%	$200.14	$159.24	86.1%	$203.28	$174.92	108.2%	101.6%	109.8%

Source: Industry Report

(1)	The competitive set includes Radisson Hotel & Suites Austin Downtown, Hilton Garden Inn Austin Downtown Convention Center, Embassy Suites Austin Downtown Town Lake, Omni Austin Hotel Downtown, Sheraton Hotel Austin @ The Capitol and Hilton Austin Convention Center.

(2)	The minor variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Hyatt Regency Austin Property are attributable to variances in reporting methodologies and/or timing differences.

(3)	Room renovations occurred at the Hyatt Regency Austin Property during 2015.

The Market. The Hyatt Regency Austin Property is located in Austin, Travis County, Texas, in Austin’s central business district (“CBD”). The Hyatt Regency Austin Property is situated on the south shore of Lady Bird Lake to the northwest of the intersection formed by South Congress Avenue and Barton Springs Road. The Hyatt Regency Austin Property is in close proximity to business and leisure demand drivers including the financial district and the South Congress shopping and dining district. Its neighborhood is characterized by high-rise office towers, restaurants, apartment and condominium style residential buildings, entertainment venues and high-end retail outlets. Some economic drivers in the area include the Texas State Capitol Complex, two federal courthouses, University Medical Center at Brackenridge and numerous high-technology firms. The University of Texas at Austin is located adjacent to the northern boundary of the CBD.

According to the appraisal, new supply coming to the Austin market that is expected to be competitive with the Hyatt Regency Austin Property includes a proposed 1,048-room Fairmont (expected to be 75% competitive) with an estimated opening date of September 1, 2017 and a proposed 615-room Marriott (expected to be 100% competitive) with an estimated opening date of September 1, 2019. According to a third party market report, the CBD has achieved RevPAR growth each year from 2011 through October 2016. In 2015, supply in the CBD increased by 38.8%; however, RevPAR and ADR grew by 6.8% and 8.1%, respectively. From January to October 2016, supply in the CBD increased by 8.2% while RevPAR and ADR increased by 4.7% and 1.4%, respectively.

According to the appraisal, the Austin economy includes the technology industry, with numerous global technology firms, including Apple, Samsung, Google, IBM, Dell, and Facebook having a presence in the area. The city also benefits from a mix of tourist attractions throughout the year. South by Southwest is a music, film, and interactive festival, with over 85,000 registrants and artists attending in 2015. The Austin Film Festival and Austin City Limits Music Festival (“ACL”) both have a substantial impact on the Austin economy each year, with ACL attracting approximately 65,000 visitors to the city each year.

A-3-47

MSC 2017-H1	Hyatt Regency Austin

The following table presents certain information relating to the primary competitive properties to the Hyatt Regency Austin Property:

Property Competitive Summary(1)(2)
Property Name	No. of Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Estimated 2016 Occupancy(3)	Estimated 2016 ADR(3)	Estimated 2016 RevPAR(3)
Hyatt Regency Austin	448	1982	33,080	35%	45%	20%	85.6%	$202.26	$173.13
Omni Austin Centre	392	1986	21,027	50%	35%	15%	75.0% - 80.0%	$220 - $230	$180 - $190
Sheraton Austin Hotel	363	1986	17,252	35%	45%	20%	80.0% - 85.0%	$180 - $190	$150 - $160
Radisson Hotel & Suites Austin Downtown	413	1965	9,420	35%	45%	20%	70.0% - 75.0%	$170 - $180	$125 - $130
Westin Austin Downtown	366	2015	13,971	35%	45%	20%	75.0% - 80.0%	$260 - $270	$200 - $210

Source: Appraisal

(1)	Variances between the underwriting, the appraisal and the Historical Occupancy, ADR, RevPAR table with respect to Occupancy, ADR and RevPAR at the Hyatt Regency Austin Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Secondary competitors, as identified by the appraiser, include Embassy Suites Austin Downtown, DoubleTree by Hilton Guest Suites Austin, Hilton Austin Convention Center and JW Marriott Austin Downtown.

(3)	Estimated 2016 Occupancy, Estimated 2016 ADR and Estimated 2016 RevPAR are based on the appraisal’s estimated 2016 year-end figures.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hyatt Regency Austin Property.

Cash Flow Analysis
	2013	2014	2015	2016	UW	UW per Room
Occupancy(1)(2)	78.0%	83.8%	76.8%	86.1%	86.1%
ADR(1)	$179.74	$194.52	$202.86	$203.28	$203.28
RevPAR(1)	$140.16	$163.05	$155.78	$174.92	$174.92

Rooms Revenue	$22,919,633	$26,661,600	$25,473,137	$28,681,916	$28,603,550	$63,847.21
Food & Beverage	$11,312,752	$13,208,244	$15,260,411	$17,012,313	$16,965,831	$37,870.16
Other Income	$878,429	$1,710,120	$1,595,256	$2,026,561	$2,021,024	$4,511.21
Total Revenue	$35,110,814	$41,579,964	$42,328,804	$47,720,790	$47,590,405	$106,228.58
Total Expenses	$24,865,531	$28,031,688	$29,977,125	$31,817,119	$31,983,161	$71,390.98
Net Op. Income	$10,245,283	$13,548,276	$12,351,679	$15,903,671	$15,607,244	$34,837.60
FF&E	$1,404,846	$1,663,042	$1,693,738	$1,908,832	$1,903,616	$4,249.14
Net Cash Flow	$8,840,437	$11,885,234	$10,657,941	$13,994,839	$13,703,628	$30,588.45

NOI DSCR(3)	1.80x	2.38x	2.17x	2.79x	2.74x
NCF DSCR(3)	1.55x	2.08x	1.87x	2.45x	2.40x
NOI Debt Yield(3)	9.9%	13.2%	12.0%	15.4%	15.2%
NCF Debt Yield(3)	8.6%	11.5%	10.3%	13.6%	13.3%

(1)	Occupancy, ADR and RevPAR figures are based on the underwriting, which have been taken from financial statements provided by the Hyatt Regency Austin Borrower. Variances between the underwriting, the appraisal and the Historical Occupancy, ADR, RevPAR table with respect to Occupancy, ADR and RevPAR at the Hyatt Regency Austin Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Room renovations occurred at the Hyatt Regency Austin Property during 2015.

(3)	Debt service coverage ratios and debt yields shown are based on the Hyatt Regency Austin Whole Loan.

Escrows and Reserves. The Hyatt Regency Austin Whole Loan documents provide for upfront reserves in the amount of $376,870 for real estate taxes. The Hyatt Regency Austin Borrower is required to escrow monthly: 1/12 of the annual estimated real estate taxes, which currently equates to $188,435, and 1/12 of the annual estimated insurance premiums (unless the Hyatt Regency Austin Borrower maintains an acceptable blanket policy). The Hyatt Regency Austin Borrower is required to make monthly deposits into an escrow for furniture, fixtures and equipment (“FF&E”) equal to 4.00% of monthly gross operating income for the Hyatt Regency Austin Property, but only to the extent such deposits are not retained and disbursed by the Hyatt Manager under the Hyatt Management Agreement (as such terms are defined below).

Lockbox and Cash Management. All hotel revenue with respect to the Hyatt Regency Austin Property is collected by the Hyatt Corporation, the related manager and franchisor (the “Hyatt Manager”) and deposited in an account to which the Hyatt Manager has access (the “Hotel Operating Account”). The Hyatt Manager is required to pay all operating expenses (other than property taxes, insurance premiums and debt service) from the Hotel Operating Account pursuant to its management agreement with the Hyatt Regency Austin Borrower (the “Hyatt Management Agreement”). The Hyatt Manager is required to remit to the Hyatt Regency Austin Borrower, on a monthly basis, the amount by which the total funds then in the Hotel Operating Account exceeds the amount, as reasonably determined by the Hyatt Manager, then required to be maintained in the Hotel Operating Account (after withdrawal of the management fee and other amounts due to the Hyatt Manager) in order to carry on the uninterrupted operation of the Hyatt Regency Austin Property in accordance with the First-Class Hotel Standard (as defined in the Hyatt Management Agreement) and in order to enable the Hyatt

A-3-48

MSC 2017-H1	Hyatt Regency Austin

Manager to perform its obligations thereunder. The Hyatt Regency Austin Borrower has directed the Hyatt Regency Manager to deposit into a lockbox account all funds so payable to the Hyatt Regency Austin Borrower under the Hyatt Management Agreement.

The Hyatt Regency Austin Whole Loan has in place cash management. Funds in the lockbox account are required to be swept into the cash management account on each business day and applied to fund the required reserves deposits as described above under “Escrows and Reserves,” to pay debt service on the Hyatt Regency Austin Whole Loan, to disburse the monthly operating expenses referenced in the approved annual budget and extraordinary operating expenses not referenced in the annual budget and approved by the lender, to pay debt service with respect to the Hyatt Regency Austin Mezzanine Loan (as defined below), and to pay any remaining funds on deposit in the cash management account (i) provided no Cash Sweep Event Period (as defined below) has occurred and is continuing, if (a) the lender under the Hyatt Regency Austin Whole Loan has received written notice from the mezzanine lender that an event of default under the Hyatt Regency Austin Mezzanine Loan exists (a “Mezz Default Notice”), to the mezzanine lender pursuant to the Mezz Default Notice or (b) if the lender under the Hyatt Regency Austin Whole Loan has not received a Mezz Default Notice, to the Hyatt Regency Austin Borrower or (ii) if a Cash Sweep Event Period has occurred and is continuing, to a lender controlled account to be held as additional collateral for the Hyatt Regency Austin Whole Loan during the continuance of such Cash Sweep Event Period.

A “Cash Sweep Event Period” means the period:

(i) commencing upon an event of default under the Hyatt Regency Austin Whole Loan and ending upon the cure of such event of default,

(ii) commencing if the aggregate debt service coverage ratio (based on the interest only constant) for the Hyatt Regency Austin Whole Loan and the Hyatt Regency Austin Mezzanine Loan is less than 1.30x for 12 consecutive calendar months and ending upon the date such aggregate debt service coverage ratio is equal to or greater than 1.50x for 12 consecutive calendar months, or

(iii) commencing upon the termination or cancellation of the Hyatt Management Agreement, or the Hyatt Management Agreement otherwise ceases to exist and ending upon the date on which a replacement management agreement (and, if applicable, a replacement franchise agreement) is in effect in accordance with the terms of the Hyatt Regency Austin Whole Loan.

Additional Secured Indebtedness (not including trade debts). The Hyatt Regency Austin Property also secures the Hyatt Regency Austin Non-Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $60,000,000. The Hyatt Regency Austin Non-Serviced Pari Passu Companion Loan accrues interest at the same rate as the Hyatt Regency Austin Mortgage Loan. The Hyatt Regency Austin Mortgage Loan is entitled to payments of interest on a pro rata and pari passu basis with the Hyatt Regency Austin Non-Serviced Pari Passu Companion Loan. The holders of the Hyatt Regency Austin Mortgage Loan and the Hyatt Regency Austin Non-Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Hyatt Regency Austin Whole Loan. See “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. The “Hyatt Regency Austin Mezzanine Loan” refers to a loan in the original principal amount of $21,000,000 made to Austin Hotel Mezz Borrower, LLC, a Delaware limited liability company, by Morgan Stanley Mortgage Capital Holdings LLC, secured by 100% of the direct or indirect equity interest in the Hyatt Regency Austin Borrower and put in place simultaneously with the origination of the Hyatt Regency Austin Whole Loan. The Hyatt Regency Austin Mezzanine Loan and the Hyatt Regency Austin Whole Loan are subject to an intercreditor agreement between the Hyatt Regency Austin Whole Loan lender and the related mezzanine lender. The Hyatt Regency Austin Mezzanine Loan was transferred to CC6 Investments Ltd., a BlackRock Realty Advisors Inc. owned entity, on March 7, 2017.

The following table presents certain information relating to the Hyatt Regency Austin Mezzanine Loan:

Mezzanine Debt Summary
Mezzanine Debt Original Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut- off Date LTV
$21,000,000	11.30%	60	0	60	1.69x	12.6%	70.9%

Release of Property. Not permitted.

Terrorism Insurance. The Hyatt Regency Austin Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Hyatt Regency Austin Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Hyatt Regency Austin Property and 12 months of business interruption insurance; provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2007 or subsequent statute, extension or reauthorization thereof (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance with coverage against “covered acts” within the meaning of TRIPRA. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-49

MSC 2017-H1	300 Lighting Way

Mortgage Loan No. 7 – 300 Lighting Way

A-3-50

MSC 2017-H1	300 Lighting Way

Mortgage Loan No. 7 – 300 Lighting Way

A-3-51

MSC 2017-H1	300 Lighting Way

Mortgage Loan No. 7 – 300 Lighting Way

300 Lighting Way
300 Lighting Way
Secaucus, NJ 07094
Hackensack
Teterboro Airport
Little Ferry
Ridgefield Park
Leonia
Fort Lee
Palisades Park
Overpeck County Park
BERGEN COUNTY
Moonachie
Carlstadt
Ridgefield
Cliffside Park
Fairview
Edgewater
Hackensack-Meadowlands Conservation and Wildlife Area
MEADOWLANDS SPORTS COMPLEX
MetLife Stadium
Izod Center
American Dream Meadowlands (Under Construction)
Hackensack River
Lyndhurst
North Bergen
North Hudson Park
The Mall at Mill Creek
The Plaza at Harmon Meadow
Meadowlands Hospital
Guttenberg
West New York
North Arlington
NEW JERSEY
Secaucus
Hudson River
Upper West Side
Weehawken
Union City
Central Park
Midtown
Times Square
Grand Central Terminal
Jacob Javits Convention Center
Kearny
HUDSON COUNTY
Stevens Inst. of Technology
Hoboken
Hoboken Univ. Medical Center
MANHATTAN
Chelsea Piers Sports & Entertainment Complex
ESSEX COUNTY
Greenwich Village
New York University
SoHo
NEW YORK CITY
Lincoln Park
Hudson Mall
JERSEY CITY
Newport Center
Jersey City Medical Ctr.
30 Hudson Street
NEWARK
Newark Liberty Intl. Airport 2 miles
New Jersey City University
Liberty State Park
Ellis Island
Financial District
BROOKLYN
PORT NEWARK
New Jersey Turnpike
NJ TRANSIT
NJ COAST LINE
MORRISTOWN LINE
PATH
Lincoln Tunnel
Holland Tunnel
BROOKLYN BATTERY TUNNEL
BROOKLYN BRIDGE
MANHATTAN BRIDGE
WILLIAMSBURG BRIDGE
NEW YORK CITY
BRONX
QUEENS
BROOKLYN
STATEN ISLAND
Atlantic Ocean

A-3-52

MSC 2017-H1	300 Lighting Way

Mortgage Loan No. 7 – 300 Lighting Way

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Barclays			Single Asset/Portfolio:	Single Asset
Original Balance:	$42,500,000			Location:	Secaucus, NJ 07094
Cut-off Date Balance:	$42,500,000			General Property Type:	Office
% of Initial Pool Balance:	3.9%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Rugby Realty			Year Built/Renovated:	1988/2014-2016
Mortgage Rate:	4.3577%			Size:	312,529 SF
Note Date:	4/5/2017			Cut-off Date Balance PSF(3):	$136
First Payment Date:	5/6/2017			Maturity Date Balance PSF(3):	$136
Maturity Date:	4/6/2027			Property Manager:	CBRE, Inc.
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI(4):	$5,203,976
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NOI Debt Yield(3):	12.2%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity(3):	12.2%
Additional Debt Type(1):	Mezzanine			UW NCF DSCR(3):	2.50x
Additional Debt Balance(1):	$10,500,000			Most Recent NOI(4):	$1,809,707 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(4):	$2,098,932 (12/31/2015)
Reserves(2)				3rd Most Recent NOI(4):	$933,236 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy(4):	100.0% (4/23/2017)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy(4):	64.5% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy(4):	56.8% (12/31/2015)
Recurring Replacements:	$0	$6,511	$234,396	Appraised Value (as of)(5):	$81,200,000 (2/16/2017)
TI/LC:	$2,833,592	$26,044	$937,587	Cut-off Date LTV Ratio(3)(5):	52.3%
Other:	$8,399,137	Springing	N/A	Maturity Date LTV Ratio(3)(5):	52.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$42,500,000	80.2%	Loan Payoff:	$21,890,223	41.3%
Mezzanine Loan Amount:	$10,500,000	19.8%	Return of Equity:	$18,871,630	35.6%
			Reserves:	$11,232,729	21.2%
			Closing Costs:	$1,005,419	1.9%
Total Sources:	$53,000,000	100.0%	Total Uses:	$53,000,000	100.0%

(1)	See “Mezzanine Loan and Preferred Equity” for further discussion of the existing mezzanine debt.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(3)	Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the combined balance of the 300 Lighting Way Mortgage Loan (as defined below) and the 300 Lighting Way Mezzanine Loan (as defined below) are $170, $170, 9.8%, 9.8%, 1.79x, 65.3% and 65.3%, respectively.

(4)	UW NOI and Most Recent Occupancy are higher than their respective historical figures due to a $20.8 million investment by the 300 Lighting Way Borrower (as defined below) into the repositioning of the 300 Lighting Way Property (as defined below) and the subsequent lease up which increased occupancy from 48.5% at the time of acquisition in July 2014 to 100.0% leased as of April 23, 2017. The 300 Lighting Way Borrower executed new, renewal or expansion leases with each of the 16 tenants at the 300 Lighting Way Property and any outstanding rent abatements related to such leases were deposited into escrow on the origination date of the 300 Lighting Way Mortgage Loan. As of the Cut-off Date, all tenants are in occupancy at the 300 Lighting Way Property with the exception of Safilo USA, Inc. (58,501 SF, 18.7% of NRA, 18.9% of underwritten rent) which is completing the build out of its space and is expected to take occupancy on June 1, 2017; on the origination date, all outstanding tenant improvements and leasing commissions related to the Safilo USA, Inc. lease were deposited into escrow by the 300 Lighting Way Borrower along with a separate $5.5 million holdback which is required to be released upon, among other conditions, Safilo USA, Inc. taking possession of its space. Additionally, UW NOI includes contractual rent increases through June 1, 2018 for seven tenants totaling $180,466 as well as average contractual rent increases during the term of the 300 Lighting Way Mortgage Loan for one tenant, Yusen Logistics (Americas) Inc. (rated Baa3 by Moody’s), totaling $7,866.

(5)	The Appraised Value (as of) represents the “as-is with holdbacks” conclusion, which assumes all amounts outstanding for rent abatements, tenant improvements and leasing commissions are deposited into escrow on the origination date of the 300 Lighting Way Mortgage Loan. All such amounts were deposited into escrow by the 300 Lighting Way Borrower on the origination date. Based on the “as-is” appraised value of $75,400,000, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 56.4% on the 300 Lighting Way Mortgage Loan and 70.3% inclusive of the 300 Lighting Way Mezzanine Loan.

The Mortgage Loan. The seventh largest mortgage loan (the “300 Lighting Way Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $42,500,000 that is secured by a first priority fee mortgage encumbering (i) a seven-story office building with a three-story parking garage and (ii) a condominium unit consisting of an additional parking garage located across the street, both located in Secaucus, New Jersey (the “300 Lighting Way Property”). The proceeds of the 300 Lighting Way Mortgage Loan and 300 Lighting Way Mezzanine Loan (together, the “300 Lighting Way Total Debt”) were used to refinance the 300 Lighting Way Property, fund reserves, pay closing costs and return equity to the 300 Lighting Way Borrower.

A-3-53

MSC 2017-H1	300 Lighting Way

The Borrower and the Sponsor. The borrower is 300 Lighting SPE, LLC (the “300 Lighting Way Borrower”), a single-purpose Delaware limited liability company with two independent directors. The 300 Lighting Way Borrower is ultimately owned by Maurice Ades (28.5%), Aaron Stauber (26.3%), Robert Ades (18.8%) and Alan Ades (6.5%), the four of whom are principals of the loan sponsor, Rugby Realty, and serve as the non-recourse carveout guarantors under the 300 Lighting Way Mortgage Loan; the remaining ultimate owners of the 300 Lighting Way Borrower are the Rebecca Ades 2008 Irrevocable Trust (10.0%) and the Alan Ades 2012 Irrevocable Trust (10.0%).

The loan sponsor, Rugby Realty, is a self-funded, equity real estate firm formed in 1980 and headquartered in the 300 Lighting Way Property. Rugby Realty is engaged in the purchase, development, and management of office, retail, industrial and mixed use properties. As of December 31, 2016, Rugby Realty’s portfolio totaled over 6.4 million SF of real estate located across New York, New Jersey, Pennsylvania, Connecticut, Florida and Georgia.

The Property. The 300 Lighting Way Property consists of (i) a seven-story, Class A, multi-tenant office building totaling 312,529 SF with a three-story parking garage located at 300 Lighting Way in Secaucus, New Jersey and (ii) a condominium unit consisting of an additional parking garage which is located across the street from the office building at 200 Mill Creek Drive. The main office building/parking garage is connected to additional parking garage through an above-grade, glass-enclosed skywalk. The collateral condominium unit consisting of the additional parking garage is subject to a two-unit condominium regime with a non-collateral condominium unit containing retail space. The collateral condominium unit has an 84.66% interest in the condominium common elements as well as the right to appoint two members to the four-member condominium board.

The 300 Lighting Way Property was built in 1988 and acquired by Rugby Realty, the sponsor, in July 2014. At acquisition, the 300 Lighting Way Property was 48.5% leased with significant near term rollover risk, featured minimal amenities and dated common areas, and required upgrades to the parking garages and building functions. From 2014 through 2016, Rugby Realty implemented a reposition plan to re-introduce the 300 Lighting Way Property as a modern, Class A office building at a total cost of $20.8 million, inclusive of capital improvements, tenant improvements and leasing commissions. The improvements included the addition of a full-service café, fitness center and a shared-building teleconference center, as well as the remodeling of the lobby/common areas and significant upgrades to the building management systems. The repositioning plan and subsequent lease up resulted in the execution of new, renewal or expansion leases with each of the 16 tenants at the 300 Lighting Way Property. As of the Cut-off Date, the 300 Lighting Way Property is 100.0% leased with a weighted average remaining lease term of 8.6 years. Approximately 34.5% of the underwritten rent at the 300 Lighting Way Property is attributable to investment grade-rated tenants.

The 300 Lighting Way Property is located within Harmon Meadow, one of the largest mixed-use developments in the Northern New Jersey area. The development features approximately 4.4 million SF, comprised of more than 17 restaurants, nine hotels, a 14-screen movie theater and more than 1 million SF of retail space, all of which are located within walking distance of the 300 Lighting Way Property. Dining options include Chipotle, Starbucks, Carraba’s Italian Grill, Outback Steakhouse, Buffalo Wild Wings and Bone Fish Grill, located immediately outside of the 300 Lighting Way Property. Nearby national retailers include Sam’s Club, Wal-Mart, Marshall’s, Kohl’s, Toys R Us and LA Fitness. Additionally, the 300 Lighting Way Property is located less than three miles away from the Secaucus Outlet Center and approximately three miles away from Metlife Stadium.

Major Tenants.

Safilo USA, Inc. (58,501 SF, 18.7% of NRA, 18.9% of underwritten rent). Safilo USA, Inc., a subsidiary of Safilo Group (“Safilo”) (rated B+ by S&P) is an Italian-based eyewear company that has been designing, manufacturing and distributing high-quality prescription frames, sunglasses and sports eyewear under licensing agreements for luxury and premium brands and its own brands for the past 80 years. Internationally present through 31 owned subsidiaries and exclusive distributors in key markets–in North and Latin America, Europe, Middle East and Africa, and Asia Pacific and China–Safilo has a distribution presence in over 130 countries. Safilo’s portfolio encompasses proprietary brands–Carrera, Polaroid, Smith, Safilo and Oxydo–and licensed brands Dior, Fendi, Gucci, Alexander McQueen, Banana Republic, Bobbi Brown, BOSS, Bottega Veneta, Celine, Fossil, Givenchy, Jimmy Choo, Juicy Couture, Kate Spade, Liz Claiborne, Marc Jacobs, Max Mara, Pierre Cardin, Saint Laurent, Saks Fifth Avenue and Tommy Hilfiger. As of year end 2016, Safilo reported €1.3 billion in net sales. Safilo USA, Inc. is completing the build out of its space at the 300 Lighting Way Property which will serve as the firm’s headquarters in the United States. Safilo USA, Inc. reportedly invested approximately $1.75 million of its own money into the build out of its space. Safilo USA, Inc. is expected to take occupancy by June 1, 2017 and is required to commence paying full unabated rent following a 15-month rent abatement period. Safilo USA, Inc. has a lease expiration of April 30, 2030 with two five-year renewal options. On the origination date, all outstanding amounts for tenant improvements, leasing commissions and rent abatements related to the Safilo USA, Inc. lease were deposited into escrow by the 300 Lighting Way Borrower along with a separate $5.5 million holdback which is required to be released upon, among other conditions, Safilo USA, Inc. taking possession of its space. Safilo USA, Inc. has a partial termination option for its second floor space for up to 8,289 SF effective May 31, 2021, upon 12 months prior written notice and the payment of a termination fee, provided that Safilo USA, Inc. (i) permanently closes, (ii) transfers its customer service business to another office located in a different state or (iii) contracts for such customer service business with an unrelated third party are located outside of a five-mile radius from the 300 Lighting Way Property.

NYK Line (North America), Inc. (50,431 SF, 16.1% of NRA, 17.4% of underwritten rent). NYK Line (North America), Inc. (“NYK Line”) provides transportation and logistics services in North America. NYK Line is the North American subsidiary of Japan-based Nippon Yusen Kabushiki Kaisha (“Nippon Yusen”) (rated Baa3 by Moody’s) which was founded in 1885 and is one of the largest global shipping companies by fleet size. Founded in 1988, NYK Line offers various types of transportation services, logistical services and ecommerce solutions for its clients. NYK Line is headquartered at the 300 Lighting Way Property with additional offices in Tennessee, Georgia, Illinois, California, Toronto and Vancouver. NYK Line has been a tenant at the 300 Lightening Way Property since 1991 and recently executed a new lease through June 30, 2027 with one five-year renewal option. NYK Line invested approximately $1.45 million of its own money into the build out of its space and is required to commence paying full unabated rent in July 2017. On the origination date, all amounts related to the NYK Line rent abatement period were deposited into escrow by the 300 Lighting Way Borrower. NYK Line has the one-time right to terminate its lease with 12 months’ notice effective on June 30, 2022 and a payment of a $3,915,145 termination fee, provided that NYK Line (i) relocates its entire operation in the 300 Lighting Way Property into another state outside of New Jersey or (ii) permanently ceases to operate its business and closes its operation.

A-3-54

MSC 2017-H1	300 Lighting Way

H&M Hennes & Mauritz, L.P. (49,116 SF, 15.7% of NRA, 15.0% of underwritten rent). H&M Hennes & Mauritz, L.P. (“H&M”) is a Swedish multinational retail company, known for its fast-fashion apparel and cosmetics for men, women, teenagers and children. H&M and its family of brands operate over 4,300 stores in 64 countries. H&M utilizes its space at the 300 Lighting Way Property for its accounting and finance groups, business controlling groups and some of its logistics and buying groups. H&M recently executed a lease for its space at the 300 Lighting Way Property with an expiration date of November 30, 2027 and two five-year renewal options. H&M reportedly invested approximately $1.3 million of its own money into the build out of its space and is required to commence paying full unabated rent in June 2018. On the origination date, all amounts related to the H&M rent abatement period were deposited into escrow by the 300 Lighting Way Borrower.

Yusen Logistics (Americas) Inc. (45,519 SF, 14.6% of NRA, 15.1% of underwritten rent). Yusen Logistics (Americas) Inc. (“Yusen Logistics” or “Yusen”) is a logistics services provider and is also a subsidiary of Nippon Yusen (rated Baa3 by Moody’s). Yusen Logistics offers services in international freight forwarding, contract logistics (such as warehousing) and transportation (such as trucking). Yusen Logistics designs, implements, and manages supply chains specific to global industry markets spanning 300 cities in 42 countries. Yusen Logistics is headquartered at the 300 Lighting Way Property and has more than 1,600 employees in 48 locations throughout the United States. Yusen Logistics has been a tenant at the 300 Lighting Way Property since 2011 and recently expanded into two other spaces within the 300 Lighting Way Property. Yusen Logistics’ spaces at the 300 Lighting Way Property have a lease expiration of September 30, 2021 with two five-year renewal options.

The following table presents certain information relating to the leases at the 300 Lighting Way Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Tenants
Safilo USA, Inc.(4)	NR/NR/B+	58,501	18.7%	$1,521,026	18.9%	$26.00	4/30/2030(5)
NYK Line	NR/Baa3/NR	50,431	16.1%	$1,399,460	17.4%	$27.75	6/30/2027(6)
H&M	NR/NR/NR	49,116	15.7%	$1,203,342	15.0%	$24.50	11/30/2027(7)
Yusen Logistics(8)	NR/Baa3/NR	45,519	14.6%	$1,214,113	15.1%	$26.67	9/30/2021(8)
Chasan Leyner & Lamparello, PC	NR/NR/NR	26,500	8.5%	$642,625	8.0%	$24.25	4/30/2027(9)
Subtotal/Wtd. Avg.		230,067	73.6%	$5,980,566	74.5%	$25.99
Other Tenants(10)		71,513	22.9%	$1,815,178	22.6%	$25.38
Management Office(11)		8,899	2.8%	$231,374	2.9%	$26.00
Building Amenities(12)		2,050	0.7%	$0	0.0%	$0.00
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		312,529	100.0%	$8,027,118	100.0%	$25.85

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space and building amenities.

(4)	Safilo USA, Inc. is expected to take occupancy of its space by June 1, 2017 and is required to commence paying full unabated rent following a 15-month rent abatement period. On the origination date, all outstanding amounts for tenant improvements, leasing commissions and rent abatements related to the Safilo USA, Inc. lease were deposited into escrow by the 300 Lighting Way Borrower along with a separate $5.5 million holdback which is required to be released upon, among other conditions,, Safilo USA, Inc. taking possession of its space.

(5)	Safilo USA, Inc. has two, five year renewal options remaining. Safilo USA, Inc. has a partial termination option for its second floor space for up to 8,289 SF effective May 31, 2021, upon 12 months prior written notice and the payment of a termination fee, provided that Safilo USA, Inc. (i) permanently closes, (ii) transfers its customer service business to another office located in a different state or (iii) contracts for such customer service business with an unrelated third party are located outside of a five-mile radius from the 300 Lighting Way Property.

(6)	NYK Line has one, five year renewal option remaining. NYK Line has the right to terminate its lease with 12 months’ notice effective on June 30, 2022 and a payment of a $3,915,145 termination fee, provided that NYK Line (i) relocates its entire operation in the 300 Lighting Way Property into another state outside of New Jersey or (ii) permanently ceases to operate its business and closes its operation. As of the Cut-off Date, NYK Line was in a rent abatement period and is required to commence paying full unabated rent in July 2017. On the origination date, all amounts related to the NYK Line rent abatement period were deposited into escrow by the 300 Lighting Way Borrower.

(7)	H&M has two, five-year renewal options remaining. As of the Cut-off Date, H&M was in a rent abatement period and is required to commence paying full unabated rent in June 2018. On the origination date, all amounts related to the H&M rent abatement period were deposited into escrow by the 300 Lighting Way Borrower.

(8)	Annual UW Rent, % of Total Annual UW Rent and Annual UW Rent PSF for Yusen Logistics include the average contractual rent increases during the term of the 300 Lighting Way Mortgage Loan totaling $7,866. Additionally, Yusen Logistics has two, five-year renewal options remaining.

(9)	Chasan Leyner & Lamparello, PC has two, five-year renewal options remaining. As of the Cut-off Date, Chasan Leyner & Lamparello, PC was in a rent abatement period and is required to commence paying full unabated rent in September 2017. On the origination date, all amounts related to the Chasan Leyner & Lamparello, PC rent abatement period were deposited into escrow by the 300 Lighting Way Borrower.

(10)	Tenant SF for Other Tenants includes two SF attributable to two antenna leases; rental income attributable to such antenna leases has been excluded from Annual UW Rent, % of Total Annual UW Rent and Annual UW Rent PSF as it is included in Total Other Income in Cash Flow Analysis below.

(11)	Management Office reflects space leased by Rugby Realty as its corporate headquarters; rental income attributable to this space is offset in Vacancy & Credit Loss in Cash Flow Analysis below.

(12)	Building Amenities includes the 300 Lighting Way Property’s fitness center and shared-building teleconference center, both of which have no attributable rental income.

A-3-55

MSC 2017-H1	300 Lighting Way

The following table presents certain information relating to the lease rollover schedule at the 300 Lighting Way Property:

Lease Rollover Schedule(1)(2)
Year	# of Tenants Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2017(3)	1	1	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018(3)	3	8,048	2.6%	2.6%	$17.58	$141,444	1.8%	1.8%
2019	0	0	0.0%	2.6%	$0.00	$0	0.0%	1.8%
2020	2	13,491	4.3%	6.9%	$26.58	$358,554	4.5%	6.2%
2021	3	69,853	22.4%	29.2%	$26.65	$1,869,668	23.3%	29.5%
2022	0	0	0.0%	29.2%	$0.00	$0	0.0%	29.5%
2023	1	12,998	4.2%	33.4%	$25.31	$328,979	4.1%	33.6%
2024	0	0	0.0%	33.4%	$0.00	$0	0.0%	33.6%
2025	0	0	0.0%	33.4%	$0.00	$0	0.0%	33.6%
2026	2	12,641	4.0%	37.4%	$26.16	$330,646	4.1%	37.7%
2027	3	126,047	40.3%	77.8%	$25.75	$3,245,427	40.4%	78.2%
2028 & Beyond	1	58,501	18.7%	96.5%	$26.00	$1,521,026	18.9%	97.1%
Management Office(4)	0	8,899	2.8%	99.3%	$26.00	$231,374	2.9%	100.0%
Building Amenities(5)	0	2,050	0.7%	100.0%	$0.00	$0	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.(6)	16	312,529	100.0%		$25.85	$8,027,118	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	The # of Tenants Rolling and SF Rolling for 2017 and 2018 each include one antenna lease totaling one SF. The rental income attributable to such antenna leases has been excluded from UW Base Rent PSF Rolling, Total UW Base Rent Rolling, Approx. % of Total Rent Rolling and Approx. Cumulative % of Total Rent Rolling as it is included in Total Other Income in Cash Flow Analysis below.

(4)	Management Office reflects space leased by Rugby Realty as its corporate headquarters; rental income attributable to this space is offset in Vacancy & Credit Loss in Cash Flow Analysis below.

(5)	Building Amenities includes the 300 Lighting Way Property’s fitness center and shared-building teleconference center, both of which have no attributable rental income.

(6)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space and building amenities.

The Market. The 300 Lighting Way Property is located within the Harmon Meadows complex in Secaucus, New Jersey, approximately five miles west of Midtown Manhattan. Primary access to the area is provided by the New Jersey Turnpike, a major north/south arterial, which connects to State Route 3 near the 300 Lighting Way Property. Secondary access to the 300 Lighting Way Property is provided by State Routes 17 and 21. Public transportation is provided by the nearby NJTransit Secaucus Junction Station, which is approximately two miles from the 300 Lighting Way Property. Additionally, a designated NJTransit bus stop located immediately outside of the 300 Lighting Way Property on Mill Creek Drive provides access to the Port Authority in Manhattan. Newark Liberty International Airport is located approximately 13 miles south of the 300 Lighting Way Property.

According to a third party market report provider, the 300 Lighting Way Property is located in the Northern New Jersey office market. As of the fourth quarter in 2016, the Northern New Jersey office market contained 363,737,578 SF of office space with a market vacancy of 13.8% and asking rents of $24.83 PSF. The 300 Lighting Way Property is located in the Meadowlands Office submarket. As of the fourth quarter in 2016, the Meadowlands Office submarket contained 8,891,664 SF of office space with a submarket vacancy of 14.2% and asking rents of $24.52 PSF. Additionally, the 300 Lighting Way Property is located within the Harmon Meadows office micromarket within the Meadowlands Office submarket, which contained 2,224,431 SF with a market vacancy of 7.6% and asking rents of $27.47 PSF. Approximately 1.6 million SF of new office product is under construction in the Northern New Jersey office market as of the fourth quarter of 2016; however, none the new construction is taking place in the Meadowlands Office submarket where the 300 Lighting Way Property is located.

According to the appraisal, the estimated 2017 population within a one-, three- and five-mile radius of the 300 Lighting Way Property is 14,200, 275,037 and 1,262,849, respectively. The estimated 2017 median household income within a one-, three- and five-mile radius of the 300 Lighting Way Property is $81,542, $56,311 and $86,242, respectively.

A-3-56

MSC 2017-H1	300 Lighting Way

The following table presents recent leasing data at competitive office buildings with respect to the 300 Lighting Way Property:

Competitive Property Summary
Property Name/Address	Year Built	Class	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent PSF	Rent Steps PSF
56 Livingston Avenue Roseland, NJ	1980	A	433,945	Connell Foley LLP	70,197	June 2017	16.3	$28.35	$0.50
Broadacres Office Park Broad Street Bloomfield, NJ	1972-1978	A	392,870	GEI Consultants	4,557	August 2016	5.1	$23.50	$0.50
Atrium 3 500 Plaza Drive Secaucus, NJ	1985	A	461,461	MCM Products USA, Inc.	5,120	July 2016	10.5	$32.50	$0.50
Atrium 3 500 Plaza Drive Secaucus, NJ	1985	A	461,461	Send Word Now	8,135	May 2016	7.4	$31.80	$0.50
Metropolitan Center One Meadowlands Plaza East Rutherford, NJ	1986	A	421,719	Ameream	15,059	November 2015	10.0	$34.50	$0.50
Park 80 West Plaza I & II 250 Pehle Avenue Saddle Brook, NJ	1972; 1980	A	493,856	JP Morgan	13,633	April 2015	10.0	$26.50	Fixed

Source: Appraisal.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 300 Lighting Way Property:

Cash Flow Analysis
	2014	2015	2016	UW	UW PSF
Gross Potential Rent(1)	$1,920,127	$4,065,412	$3,740,608	$8,027,118	$25.68
Total Recoveries(2)	$214,727	$359,669	$350,211	$542,159	$1.73
Total Other Income(3)	$72,826	$135,737	$136,331	$250,081	$0.80
Less Vacancy & Credit Loss(4)	$0	$0	$0	($881,936)	($2.82)
Effective Gross Income	$2,207,680	$4,560,818	$4,227,150	$7,937,422	$25.40
Total Operating Expenses	$1,274,444	$2,461,886	$2,417,443	$2,733,446	$8.75
Net Operating Income	$933,236	$2,098,932	$1,809,707	$5,203,976	$16.65
Capital Expenditures	$0	$0	$0	$78,132	$0.25
TI/LC	$0	$0	$0	$423,665	$1.36
Net Cash Flow	$933,236	$2,098,932	$1,809,707	$4,702,179	$15.05

Occupancy %(1)	48.5%	56.8%	64.5%	90.0%
NOI DSCR(5)	0.50x	1.12x	0.96x	2.77x
NCF DSCR(5)	0.50x	1.12x	0.96x	2.50x
NOI Debt Yield(5)	2.2%	4.9%	4.3%	12.2%
NCF Debt Yield(5)	2.2%	4.9%	4.3%	11.1%

(1)	UW Gross Potential Rent and UW Occupancy % are higher than their respective historical figures due to a $20.8 million investment by the 300 Lighting Way Borrower into the repositioning of the 300 Lighting Way Property and the subsequent lease up which increased occupancy from 48.5% at the time of acquisition in July 2014 to 100.0% leased as of April 23, 2017. The 300 Lighting Way Borrower executed new, renewal or expansion leases with each of the 16 tenants at the 300 Lighting Way Property and any outstanding rent abatements related to such leases were deposited into escrow on the origination date of the 300 Lighting Way Mortgage Loan. As of the Cut-off Date, all tenants are in occupancy at the 300 Lighting Way Property with the exception of Safilo USA, Inc. which is completing the build out of its space and is expected to take occupancy on June 1, 2017; on the origination date, all outstanding tenant improvements and leasing commissions related to the Safilo USA, Inc. lease were deposited into escrow by the 300 Lighting Way Borrower along with a separate $5.5 million holdback which is required to be released upon, among other conditions, Safilo USA, Inc. taking possession of its space. Additionally, UW Gross Potential Rent includes contractual rent increases through June 1, 2018 for seven tenants totaling $180,466 as well as average contractual rent increases during the term of the 300 Lighting Way Mortgage Loan for one tenant, Yusen Logistics (rated Baa3 by Moody’s), totaling $7,866.

(2)	Total Recoveries include operating expenses recoveries, electric recoveries, real estate tax recoveries and café recoveries.

(3)	Total Other Income includes parking garage income and antenna income.

(4)	UW Vacancy & Credit Loss includes an offset for $231,374 of rental income included in UW Gross Potential Rent which is related to the space leased by Rugby Realty at the 300 Lighting Way Property for its corporate headquarters

(5)	Debt service coverage ratios and debt yields are based on the 300 Lighting Way Mortgage Loan.

Escrows and Reserves. The 300 Lighting Way Mortgage Loan documents provide for upfront reserves in the amount of $5,500,000 for the Safilo USA, Inc. holdback (as defined below), $2,833,592 for outstanding tenant improvements and leasing commissions related to Safilo USA, Inc., and $2,899,137 for outstanding rent abatements for five tenants (to be disbursed in each month in which a rent abatement period applies in lieu of the rent that would have been due absent such rent abatement period). The 300 Lighting Way Borrower is required to deposit into escrow monthly: (i) 1/12th of the annual estimated real estate taxes (only if there is an event of default that has occurred or is continuing); (ii) from and after the expiration of the insurance policies in effect on the origination date, 1/12th of the annual estimated insurance premiums (unless the 300 Lighting Way Borrower maintains an acceptable blanket policy), (iii) $6,511 for replacements and repairs, provided that the obligation to make such deposits is suspended during any period that the balance held in escrow equals or exceeds $234,396 (approximately 36 monthly deposits) and (iv) $26,044 for future tenant improvements and

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MSC 2017-H1	300 Lighting Way

leasing commissions (the “Rollover Reserve”), provided that the obligation to make such deposits is suspended during any period that the balance of the Rollover Reserve equals or exceeds $937,587 (approximately 36 monthly deposits, excluding any lease termination payments).

In the event that (i) (A) Yusen Logistics does not provide notice for the renewal of its lease on or before July 31, 2020 and (B) NYK Line provides notice for the termination of its lease on or prior to July 31, 2021 and (ii) the debt service coverage ratio (excluding the Yusen Logistics and NYK Line spaces) for the 300 Lighting Way Property is less than 1.15x (inclusive of the 300 Lighting Way Mezzanine Loan), the 300 Lighting Way Borrower is required to deposit all excess cash flow from the 300 Lighting Way Property into the NYK Line/Yusen reserve. Additionally, the 300 Lighting Way Borrower is required to deposit all NYK Line lease termination payments into the NYK Line/Yusen reserve upon receipt. Deposits into the NYK Line/Yusen reserve of all excess cash flow from the 300 Lighting Way Property are required to continue until such time that the balance held in escrow in the NYK Line/Yusen reserve equals or exceeds (a) in the first 12 months following the initiation of deposits of excess cash flow into the NYK Line/Yusen reserve, $50 PSF on the combined space to be vacated by Yusen Logistics and NYK Line and (b) anytime thereafter, $70 PSF on the combined space to be vacated by Yusen Logistics and NYK Line. Provided that no event of default is then continuing, the lender is required to make monthly disbursements from the NYK Line/Yusen reserve for tenant improvement and leasing commission obligations incurred by the 300 Lighting Way Borrower with respect to the leasing of the space vacated by Yusen Logistics and NYK Line. In the event (1) the 300 Lighting Way Property achieves a debt yield equal to or exceeding 7.5% (inclusive of the 300 Lighting Way Mezzanine Loan) and (2) no Cash Sweep Period (as defined below) is then continuing, the lender is required to disburse the balance held in escrow in the NYK Line/Yusen reserve to the 300 Lighting Way Borrower’s operating account.

On the origination date, the 300 Lighting Way Borrower deposited into escrow $5,500,000 into for the Safilo USA, Inc. holdback reserve. The lender is required to disburse to the 300 Lighting Way Borrower the balance held in escrow for the Safilo USA, Inc. holdback reserve provided that (i) on the date that a written request is received by lender from the 300 Lighting Way Borrower for the release of the Safilo USA, Inc. holdback reserve and on the date such disbursement is to be made (A) no event of default has occurred and is continuing, (B) Safilo USA, Inc. has delivered a tenant estoppel certificate satisfactory to the lender indicating that Safilo USA, Inc. has either taken possession of its space at the 300 Lighting Way Property or that it has accepted such space pursuant to the Safilo USA, Inc. lease and (C) no default or event of default has occurred and is continuing pursuant to the Safilo USA, Inc. lease, (ii) the 300 Lighting Way Borrower has delivered an officer’s certificate certifying that the aforementioned conditions have been satisfied and (iii) on the date that a written request is received by the lender from the 300 Lighting Way Borrower for the release of the Safilo USA, Inc. holdback reserve and on the date such disbursement is to be made, the 300 Lighting Way Property achieves a net operating income debt yield equal to or exceeding 9.0% (inclusive of the 300 Lighting Way Mezzanine Loan).

Lockbox and Cash Management. The 300 Lighting Way Mortgage Loan provides for a hard lockbox and in place cash management. All funds in the lockbox account are required to be swept on each business day to a cash management account controlled by the lender, and applied, provided that no event of default is continuing under the 300 Lighting Way Mortgage Loan, on each monthly payment date to pay debt service on the 300 Lighting Way Mortgage Loan, fund the required reserves deposits as described above under “Escrows and Reserves”, pay debt service on the 300 Lighting Way Mezzanine Loan and, during the continuance of a Cash Sweep Period is continuing, pay monthly operating expenses; all excess cash flow then remaining will be disbursed in the following order (i) to the NYK Line/Yusen reserve when and as required and (ii) (a) during the continuance of a Cash Sweep Period, to the lender to be held as additional collateral for the 300 Lighting Way Mortgage Loan or (b) if no Cash Sweep Period is then continuing, to the 300 Lighting Way Borrower’s operating account.

A “Cash Sweep Period” will commence on the earliest to occur of (i) an event of default, (ii) the insolvency of the 300 Lighting Way Borrower or the property manager or (iii) the commencement of a Low DSCR Period (as defined below).

A “Low DSCR Period” means any period commencing on the last day of any two consecutive calendar quarters in which the debt service coverage ratio for the 300 Lighting Way Property is less than 1.15x (inclusive of the 300 Lighting Way Mezzanine Loan) and ending on the last day of any two consecutive calendar quarters thereafter where the debt service coverage ratio for the 300 Lighting Way Property is greater than or equal to 1.20x (inclusive of the 300 Lighting Way Mezzanine Loan).

Mezzanine Loan and Preferred Equity. Simultaneous to the origination of the 300 Lighting Way Mortgage Loan, a mezzanine loan in the original principal amount of $10,500,000 was made to 300 Lighting Mez Member, LLC by Barclays Bank PLC (the “300 Lighting Way Mezzanine Loan”) which is secured by 100.0% of the direct equity interest in the 300 Lighting Way Borrower. An intercreditor agreement is in place with respect to the 300 Lighting Way Mortgage Loan and the 300 Lighting Way Mezzanine Loan. The 300 Lighting Way Mezzanine Loan was transferred to KDF REIT Investments, LLC on April 24, 2017.

Release of Property. Not permitted.

Terrorism Insurance. The 300 Lighting Way Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the 300 Lighting Way Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 300 Lighting Way Property and 12 months of business interruption insurance with a six-month extended period of indemnity, provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or extension thereof or substantially similar program (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance with coverage against “covered acts” within the meaning of TRIPRA. See “Risk Factors−Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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MSC 2017-H1	Selig Portfolio

Mortgage Loan No. 8 – Selig Portfolio

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MSC 2017-H1	Selig Portfolio

Mortgage Loan No. 8 – Selig Portfolio

Selig Portfolio
1 Fourth & Blanchard Seattle, WA
2 635 Elliott Seattle, WA
3 645 Elliott Seattle, WA
4 Fifth & Jackson Seattle, WA
5 North Tower - 100 West Harrison Seattle, WA
6 200 West Thomas Seattle, WA
7 South Tower - 100 West Harrison Seattle, WA
Queen Anne
West Lake
Lake Union
Capitol Hill
SEATTLE
Midtown
First Hill
Downtown
Yesler Terrace
International District
Pioneer Square
Puget Sound
Elliott Bay
Seattle Center
Space Needle
Key Arena
Pacific Science Ctr.
Kinnear Park
Myrtle Edwards Park
Denny Park
Thomas Street Park
Freeway Park
Waterfront Park
Kobe Terrace Park
Rizal Park
Volunteer Park
Lakeview Place
Bellevue Place
Broadway Market
Seattle Central Comm. College
Bobby Morris Playfield
PIKE-PINE CORRIDOR
Seattle University
Swedish Medical Center
Virginia Mason Medical Ctr.
Harborview Medical Center
Amazon Headquarters
Amazon South Lake Union Campus
The Bill & Melinda Gates Foundation
ALASKAN WAY VIADUCT TUNNEL (Under Construction)
Westlake Center
Pacific Place
RETAIL CORRIDOR
Paramount Theatre
Wash. State Conv. Center
The 5th Avenue Theater
Benaroya Hall
PIKE PLACE MARKET
Seattle Aquarium
The Seattle Great Wheel
Tillicum Village
Bell Harbor International Conference Center
Argosy Univ. - Seattle
Columbia Center
CenturyLink Field
Safeco Field
iHeart Media
Clear Channel
F5 Networks
Etubics Corp.
Omeros Corportion
Genelex Corp., CTI BioPharm
SOUNDER - EVERETT/SEATTLE LINE
MONORAIL
University Link
Central Link Light Rail
SEATTLE-VICTORIA FERRY
SEATTLE-BRIDGEMONT
SEATTLE-BAINBRIDGE ISLAND
SEATTLE-BREMERTON
SEATTLE-VASHON
Sea-Tac Intl. Airport 13 Miles
Marysville
Everett
Shoreline
SEATTLE
Redmond
Kirkland
Bellevue
Renton
Kent
Federal Way
Auburn
TACOMA
Lakewood
CASCADE RANGE

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MSC 2017-H1	Selig Portfolio

Mortgage Loan No. 8 – Selig Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Barclays			Single Asset/Portfolio:	Portfolio
Original Balance(1)(2):	$41,936,855			Location:	Seattle, Washington
Cut-off Date Balance(1)(2):	$41,936,855			General Property Type:	Office
% of Initial Pool Balance:	3.8%			Detailed Property Type:	CBD
Loan Purpose(2):	Recapitalization			Title Vesting:	Fee
Sponsors:	Selig Family Holdings, LLC and Martin Selig			Year Built/Renovated:	Various/Various
Mortgage Rate(2):	5.1550%			Size:	1,083,198 SF
Note Date(2):	5/2/2017			Cut-off Date Balance PSF(1):	$221
First Payment Date(2):	6/6/2017			Maturity Date Balance PSF(1):	$221
Maturity Date(2):	5/6/2024			Property Manager:	MSRE Management, L.L.C. (borrower-related)
Original Term to Maturity(2):	84 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period(2):	84 months			UW NOI:	$23,038,304
Seasoning(2):	1 month			UW NOI Debt Yield(1):	9.6%
Prepayment Provisions(3):	LO (25); DEF (55); O (4)			UW NOI Debt Yield at Maturity(1):	9.6%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR(1):	1.72x
Additional Debt Type(2):	Pari Passu			Most Recent NOI:	$21,964,101 (2/28/2017 TTM)
Additional Debt Balance(2):	$197,000,000			2nd Most Recent NOI:	$21,636,402 (12/31/2016)
Future Debt Permitted (Type):	Yes (Mezzanine)			3rd Most Recent NOI:	$19,359,518 (12/31/2015)
Reserves(4)				Most Recent Occupancy(5)(6):	93.5% (4/4/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(6):	94.5% (12/31/2016)
RE Tax:	$0	$154,704	N/A	3rd Most Recent Occupancy(6):	92.9% (12/31/2015)
Insurance:	$0	$13,739	N/A	Appraised Value (as of):	$416,800,000 (1/6/2017)
Recurring Replacements:	$0	$22,553	N/A	Cut-off Date LTV Ratio(1):	57.3%
TI/LC:	$0	$135,316	N/A	Maturity Date LTV Ratio(1):	57.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1)(2):	$41,936,855	100.0%	Closing Costs:	$328,192	0.8%
			Return of Equity:	$41,608,663	99.2%
Total Sources:	$41,936,855	100.0%	Total Uses:	$41,936,855	100.0%

(1)	The Selig Portfolio Mortgage Loan is part of the Selig Portfolio Whole Loan which is comprised of three pari passu promissory notes in the aggregate original principal amount of $238,936,855. Promissory Note A-1 in the original principal amount of $100,000,000 and Promissory Note A-2 in the original principal amount of $97,000,000 were contributed to the GSMS 2014-GC22 securitization trust and the CGCMT 2014-GC23 securitization trust, respectively. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio, and Maturity Date LTV Ratio are based on the Selig Portfolio Whole Loan.

(2)	The Selig Portfolio Mortgage Loan represents the one-time additional pari passu debt permitted under the original $197,000,000 loan (the “Selig Portfolio Original Loan”) which was originated by Goldman Sachs Mortgage Company on April 24, 2014 and that accrues interest at a rate of 4.6080%. See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)”, and “Mezzanine Loan and Preferred Equity”, for further discussion of additional debt.

(3)	The lockout period for the Selig Portfolio Whole Loan was amended upon the execution of the closing of the additional pari passu debt to end upon the second anniversary of the date on which the entire Selig Portfolio Whole Loan has been securitized.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	Most Recent Occupancy includes Mondress Monaco Parr Lockwood PLLC, with a signed lease commencing August 1, 2017 for 4,223 SF at the Fourth & Blanchard property that is not currently in occupancy. Most Recent Occupancy does not include Blink Interactive, currently occupying 8,551 SF at the Fourth & Blanchard property, which will be vacating in December 2017 and EVO Media which is currently occupying 715 SF at the Fourth & Blanchard property on a month to month basis.

(6)	The increase from 3rd Most Recent Occupancy to 2nd Most Recent Occupancy is primarily driven by the 645 Elliott property occupancy increasing from 60.0% in November 2014 to 95.5% in July 2016. The signing of Amazon Corporate LLC’s lease for 100.0% of the net rentable area of the 635 Elliott property in November 2014 generated interest from a variety of technology and service companies in the neighboring 645 Elliott property, including the signing of Expedia Inc. in June 2016 for 38,044 SF.

The Mortgage Loan. The eighth largest mortgage loan (the “Selig Portfolio Mortgage Loan”) is part of a whole loan (the “Selig Portfolio Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $238,936,855, all of which are secured by a first priority fee mortgage encumbering seven office buildings located in Seattle, Washington (the “Selig Portfolio Properties”). Promissory Note A-3, in the original principal amount of $41,936,855, represents the Selig Portfolio Mortgage Loan and will be included in the MSC 2017-H1 securitization trust. Promissory Note A-1 in the original principal amount of $100,000,000 and Promissory Note A-2 in the original principal amount of $97,000,000 (the “Selig Portfolio Non-Serviced Pari Passu Companion Loans”) were contributed to the GSMS 2014-GC22 securitization trust and the CGCMT 2014-GC23 securitization trust, respectively. The Selig Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the GSMS 2014-GC22 trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus. The Selig Portfolio Mortgage Loan represents the one-time additional pari passu debt permitted (the “Additional Permitted Debt”) under the original $197,000,000 loan (the “Selig Portfolio Original Loan”) which was originated by

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Goldman Sachs Mortgage Company on April 24, 2014 and that accrues interest at a rate of 4.6080%. The Selig Portfolio Original Loan permitted additional one-time pari passu fixed-rate debt that is co-terminous with the Selig Portfolio Original Loan, provided that the Selig Portfolio Borrower (as defined below) meet certain conditions at the time of the origination of the Additional Permitted Debt including, but not limited to, (i) an aggregate loan-to-value ratio (as calculated under the Selig Portfolio Original Loan documents) of no more than 60.0%, (ii) a debt service coverage ratio (as calculated under the Selig Portfolio Original Loan documents) for the twelve-month period immediately preceding such fiscal quarter end must be equal to or greater than 1.65x, (iii) the debt yield (as calculated under the Selig Portfolio Original Loan documents) for the twelve-month period immediately preceding the most recently ended fiscal quarter must be no less than 9.57%, (iv) the lender of the Additional Permitted Debt enters into a co-lender agreement with the lender of the Selig Portfolio Original Loan and (v) rating agency confirmation that the related securities would not be downgraded. The Selig Portfolio Borrower met all conditions set forth in the Selig Portfolio Original Loan to obtain the Selig Portfolio Mortgage Loan as the Additional Permitted Debt. The proceeds of the Selig Portfolio Mortgage Loan were used to pay approximately $0.3 million of closing costs and recapitalize the Selig Portfolio Borrower.

The Borrower and the Sponsors. The borrower is SREH 2014 LLC (the “Selig Portfolio Borrower”), a single purpose Delaware limited liability company with two independent directors. Legal counsel to the Selig Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Selig Portfolio Mortgage Loan. The non-recourse carve-out guarantors for the Selig Portfolio Whole Loan are Selig Family Holdings, LLC and Martin Selig, jointly and severally.

The sponsor of the Selig Portfolio Whole Loan is Martin Selig, the principal and founder of Martin Selig Real Estate, and Selig Family Holdings, LLC. Martin Selig Real Estate was founded in 1958 and is a privately-held company in the commercial real estate industry in Washington state. Martin Selig Real Estate is headquartered in Seattle, Washington and owns a portfolio of more than 4 million SF of Seattle commercial office space across 27 buildings.

The Properties. The Selig Portfolio Properties consist of the fee interests in three Class A, one Class A/B and three Class B office buildings, totaling 1,083,198 SF within three submarkets of the Seattle, Washington central business district. The largest asset in the Selig Portfolio Whole Loan is Fourth & Blanchard, representing 36.9% of the allocated cut-off date balance of the Selig Portfolio Whole Loan and 34.6% of the UW NCF. The Fourth & Blanchard property is 91.1% leased as of April 2017 to over 80 tenants in a variety of industries including technology, law and medical companies. Collectively, the second and third largest assets in the Selig Portfolio Whole Loan, 635 Elliot and 645 Elliot respectively, represent an aggregate 38.0% of the allocated cut-off date balance of the Selig Portfolio Whole Loan and 39.0% of UW NCF. The mid-rise towers are connected by a sculpture garden and accessed through an underground parking garage. Constructed in 2009, located along the waterfront of the Queen Anne/Magnolia Seattle submarket, the 635 Elliot property is entirely leased to Amazon Corporate LLC and the 645 Elliot property is 99.2% leased to six tenants in a variety of industries. No other individual property accounts for more than 12.3% of the portfolio cut-off date balance or 12.7% of the UW NCF.

The following table presents certain information relating to the Selig Portfolio Properties:

Property Name/Location	Allocated Cut-Off Date Balance(1)	% of Portfolio Cut-Off Date Balance	Occupancy(2)	Year Built / Renovated	Net Rentable Area (SF)(3)	Appraised Value(4)	UW NOI	Allocated Cut- off Date LTV
Fourth & Blanchard 2101 Fourth Avenue Seattle, Washington, 98121	$88,073,515	36.9%	91.1%	1979 / N/A	406,693	$155,000,000	$7,711,706	56.8%
635 Elliott 635 Elliott Avenue West Seattle, Washington, 98119	$51,226,432	21.4%	100.0%	2009 / N/A	190,936	$92,500,000	$5,226,042	55.4%
645 Elliott 645 Elliott Avenue West Seattle, Washington, 98119	$39,543,211	16.5%	99.2%	2009 / N/A	144,797	$66,000,000	$4,144,795	59.9%
Fifth & Jackson 418 South Jackson Street Seattle, Washington, 98104	$29,357,838	12.3%	100.0%	2002 / N/A	144,338	$51,000,000	$2,853,854	57.6%
North Tower – 100 West Harrison 413 1st Avenue West Seattle, Washington, 98119	$10,724,598	4.5%	79.1%	1972 / 2003	65,743	$17,900,000	$915,229	59.9%
200 West Thomas 200 West Thomas Street Seattle, Washington, 98119	$10,185,372	4.3%	89.5%	1974 / 2003	64,594	$17,700,000	$1,237,238	57.5%
South Tower – 100 West Harrison 401 1st Avenue West Seattle, Washington, 98119	$9,825,889	4.1%	81.3%	1970 / 2003	66,097	$16,700,000	$949,440	58.8%
Total/Wtd. Avg.	$238,936,855	100.0%	93.5%		1,083,198	$416,800,000	$23,038,304	57.3%

(1)	Based on the Selig Portfolio Whole Loan.

(2)	Occupancy includes Mondress Monaco Parr Lockwood PLLC, with a signed lease commencing August 1, 2017 for 4,223 SF at the Fourth & Blanchard property that is not currently in occupancy. Occupancy does not include Blink Interactive, currently occupying 8,551 SF at the Fourth & Blanchard property, which will be vacating in December 2017 and EVO Media which is currently occupying 715 SF at the Fourth & Blanchard property on a month to month basis.

(3)	Information is based on the underwritten rent roll.

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(4)	Based on the appraisal for each of the Selig Portfolio Properties.

The following table presents certain information relating to the leases at the Selig Portfolio Properties:

Tenant Summary(1)
Tenant Name/Location	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of Portfolio SF	Annual UW Base Rent	% of Total Portfolio Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Major Tenant(4)
Amazon Corporate LLC 635 Elliott	NR/Baa1/AA-	190,936	17.6%	$4,821,134	17.1%	$25.25	11/30/2019(5)
Sound Transit Fifth & Jackson	AA+/Aa1/AA+	60,282	5.6%	$1,648,440	5.8%	$27.35	2/29/2020(6)
Expedia, Inc. 645 Elliott	BBB-/Ba1/BBB-	38,044	3.5%	$1,407,628	5.0%	$37.00	12/31/2019(7)
Clear Channel Communications 645 Elliott	NR/NR/NR	37,699	3.5%	$1,287,262	4.6%	$34.15	3/31/2026(8)
Rover.com Fourth & Blanchard	NR/NR/NR	34,859	3.2%	$1,013,077	3.6%	$29.06	12/31/2019(9)
Summit Law Group, PLLC Fifth & Jackson	NR/NR/NR	30,386	2.8%	$1,033,124	3.7%	$34.00	12/31/2022(10)
EMD Millipore Corporation 645 Elliott	NR/NR/NR	27,731	2.6%	$978,987	3.5%	$35.30	11/30/2021(11)
Dept. of Labor & Industries Fifth & Jackson	AA+/Aa1/AA+	27,665	2.6%	$774,620	2.7%	$28.00	9/30/2022(12)
Windstar Cruises, LLC Fourth & Blanchard	NR/NR/NR	26,142	2.4%	$716,931	2.5%	$27.42	8/31/2020(13)
Skykick, Inc. 200 West Thomas	NR/NR/NR	24,485	2.3%	$726,210	2.6%	$29.66	3/31/2027(14)
Major Tenant Total		498,229	46.0%	$14,407,412	51.1%	$28.92
Other Tenants(15)		514,758	47.5%	$13,784,991	48.9%	$27.11
Total Occupied Space(16)		1,012,987	93.5%	$28,192,402	100.0%	$28.00
Vacant Space(17)		70,211	6.5%
Total/Wtd. Avg.		1,083,198	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Rent PSF excludes vacant spaces and 6,194 SF of sponsor occupied spaces.

(4)	Major Tenants ordered by Tenant SF.

(5)	Amazon Corporate LLC has two, 5-year renewal options.

(6)	Sound Transit has two, 5-year renewal options for 54,729 SF of space and one, 5-year renewal option for 5,553 SF of space. Sound Transit has the option to terminate its lease for 54,729 SF of space at any time by giving the landlord at least nine months’ prior notice and paying a termination fee equivalent to the unamortized portion of costs incurred by the landlord pursuant to its lease such as architectural fees, tenant improvement costs and broker commissions.

(7)	Expedia, Inc. has two, 5-year renewal options.

(8)	Clear Channel Communications has two, 5-year renewal options. Clear Channel Communications disclosed in its quarterly financial statements for the period ended March 31, 2017 that there is substantial doubt as to its ability to continue as a going concern for a period within 12 months following May 4, 2017 due to uncertainty around its ability to service its debt obligations and to fund its operations and capital expenditures.

(9)	Rover.com has one, 5-year renewal option. Rover.com may cancel its lease at any time between September 14, 2017 and April 13, 2018 with nine months prior notice.

(10)	Summit Law Group, PLLC has two, 5-year renewal options.

(11)	EMD Millipore Corporation has two, 5-year renewal options.

(12)	Dept. of Labor & Industries has one, 5-year renewal option.

(13)	Windstar Cruises, LLC has one, 5-year renewal option. Windstar Cruises, LLC has the right to terminate its lease for 20,664 SF with six months prior written notice with the payment of a termination fee equal to all unamortized costs plus four months of the then current monthly rent. Windstar Cruises, LLC has the right to terminate its lease for 5,478 SF with nine months prior written notice with the payment of a termination fee equal to all unamortized costs plus two months of the then current monthly rent.

(14)	Skykick, Inc. has one, 3-year renewal option.

(15)	Other Tenants include Mondress Monaco Parr Lockwood PLLC (Fourth & Blanchard; 4,223 SF) with a signed lease commencing August 1, 2017.

(16)	Total Occupied Space includes 6,194 SF of sponsor occupied space.

(17)	Vacant Space includes Blink Interactive, currently occupying 8,551 SF at the Fourth & Blanchard property which will be vacating December 2017 and EVO Media which is currently occupying 715 SF at the Fourth & Blanchard property on a month to month basis.

Major Tenants.

Amazon Corporate LLC (190,936 SF, 17.6% of NRA, 17.1% of underwritten rent). Amazon Corporate LLC (“Amazon”) (NASDAQ: AMZN) leases 100.0% of the space at the 635 Elliott property, totaling 190,936 SF. The lease commenced November 2014 and has a lease expiration date of November 2019 with two 5-year extension options remaining. Amazon, upon notice from the Selig Portfolio Borrower of the receipt of a bona fide offer to purchase the 635 Elliott property, has the option to purchase the 635 Elliott property upon the same terms and conditions as the third-party offer upon written notice to the Selig Portfolio Borrower within 15 days of receiving notice of such offer from the Selig Portfolio Borrower. The tenant’s right of first refusal does not apply in connection with a foreclosure or conveyance in lieu of foreclosure exercised by the lender.

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MSC 2017-H1	Selig Portfolio

Amazon is an American e-commerce company headquartered in Seattle, Washington. Founded in 1994, Amazon is now a Fortune 100 company and one of the largest online retailers in the world. Amazon has reported that it increased operating income from approximately $178.0 million in 2014 to $4.2 billion in 2016 with net sales of approximately $136.5 billion in 2016. As of August 2016, Amazon reportedly occupied 34 buildings consisting of approximately 8.5 million SF in Seattle, most of which is located in the South Lake Union and Lower Queen Anne neighborhood, which collectively serves as their world headquarters. Amazon, the second largest office employer in Seattle, employs approximately 22,000 people in the city.

Sound Transit (60,282 SF, 5.6% of NRA, 5.8% of underwritten rent). Sound Transit leases 60,282 SF at the Fifth & Jackson property. Sound Transit has been in occupancy at the Fifth & Jackson property since November of 2009 when it originally occupied 5,277 SF, and has since expanded five times between 2010 and 2014 to its current 60,282 SF, with all leases expiring in February 2020. Sound Transit has two 5-year renewal options and the option to terminate its lease at any time upon at least nine months’ prior notice to the landlord and payment of a termination fee. The termination fee is equivalent to the unamortized portion of costs incurred by the landlord pursuant to its lease such as architectural fees, tenant improvement costs and broker commissions.

Sound Transit, the Central Puget Sound Regional Transit Authority, was created in 1993 pursuant to Washington State legislation, as a special-purpose metropolitan municipal corporation. Sound Transit is responsible for the construction and operation of high-capacity public transportation systems within its district. Sound Transit has to date implemented 83 miles of commuter rail service providing nine daily round-trips between downtown Seattle and Tacoma – five of which continue further south to Lakewood. To the north, South Transit provides four daily round-trips between Seattle and Everett, serving approximately two million annual passenger trips in total. Additionally, Sound Transit has implemented 26 express bus routes with a fleet of 280 buses, a 1.6-mile light rail line in Tacoma serving one million annual passengers and a light rail service on 15.8 miles of double track from downtown Seattle to Sea-Tac Airport. Sound Transit reported that in 2015 it primarily generated revenue from approximately $838.4 million of non-operating revenues including local taxes, $72.0 million in operating revenues inclusive of passenger fares and $136.1 million in federal, state and local grants.

Expedia, Inc. (38,044 SF, 3.5% of NRA, 5.0% of underwritten rent). Expedia, Inc. (“Expedia”) (NASDAQ: EXPE) leases 38,044 SF at the 645 Elliott property. The lease commenced June 2016 and has a lease expiration date of December 2019 with two 5-year extension options remaining. Expedia is an online travel company which has a portfolio of brands including Expedia.com, Hotels.com and Orbitz Worldwide among others that collectively provide customers access to over 350,000 properties, over 1.2 million online bookable vacation rental listings in 200 countries via desktop, mobile and alternative distribution offerings. Expedia reported 2016 revenue of $8.8 billion and 2016 operating income of $461.7 billion.

The following table presents certain information relating to the lease rollover schedule at the Selig Portfolio Properties:

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(4)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(5)	5	7,641	0.7%	0.7%	$21.01	$30,401	0.1%	0.1%
2017	11	23,624	2.2%	2.9%	$23.25	$549,273	1.9%	2.1%
2018	27	82,745	7.6%	10.5%	$25.48	$2,108,598	7.5%	9.5%
2019(6)	32	392,812	36.3%	46.8%	$27.49	$10,797,564	38.3%	47.8%
2020	19	131,929	12.2%	59.0%	$27.04	$3,567,926	12.7%	60.5%
2021	23	122,123	11.3%	70.2%	$27.71	$3,383,625	12.0%	72.5%
2022	19	150,990	13.9%	84.2%	$30.26	$4,568,231	16.2%	88.7%
2023(7)	4	26,118	2.4%	86.6%	$30.47	$795,874	2.8%	91.5%
2024	3	12,821	1.2%	87.8%	$29.44	$377,440	1.3%	92.9%
2025	0	0	0.0%	87.8%	$0.00	$0	0.0%	92.9%
2026	1	37,699	3.5%	91.3%	$34.15	$1,287,262	4.6%	97.4%
2027	1	24,485	2.3%	93.5%	$29.66	$726,210	2.6%	100.0%
Thereafter	0	0	0.0%	93.5%	$0.00	$0	0.0%	100.0%
Vacant(8)	0	70,211	6.5%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	145	1,083,198	100.0%		$28.00	$28,192,402	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the lease rollover schedule.

(3)	Certain tenants may have multiple leases that are combined for purposes of this rollover schedule.

(4)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space and 6,194 SF of sponsor occupied space.

(5)	MTM includes 6,194 SF of Sponsor occupied space.

(6)	2019 SF Rolling is, in part, due to the expiration of the Amazon lease which comprises 100.0% of the net rentable square footage at the 635 Elliott property, totaling 190,936 SF. The lease commenced November 2014 and has a lease expiration date of November 2019 with two 5-year extension options remaining.

(7)	Includes Mondress Monaco Parr Lockwood PLLC, with a signed lease commencing August 1, 2017 for 4,223 SF at the Fourth & Blanchard property that is not currently in occupancy.

(8)	Vacant space includes Blink Interactive, currently occupying 8,551 SF at the Fourth & Blanchard property, which will be vacating December 2017, and EVO Media, which is currently occupying 715 SF at the Fourth & Blanchard property on a month to month basis.

The Market. According to the appraisals, the Selig Portfolio Properties are located within three submarkets of Seattle’s central business district, which contains approximately 47.3 million SF of office space with a direct vacancy level of 6.1% as of the third quarter of 2016. The Seattle central business district recorded 2.9 million SF of office leasing activity in the first three quarters of 2016 and approximately 1.5 million SF of absorption in the third quarter of 2016. The Fifth & Jackson property is located in the Pioneer Square / Waterfront submarket, the Fourth & Blanchard property is located in the Belltown/Denny Regrade submarket and the remaining five Selig Portfolio Properties are located in the Lower Queen Anne / Lake Union submarket. The sub-market vacancy rates range between 1.5% and 6.7% and the weighted average sub-market vacancy for the Selig Portfolio Properties is 3.3%. The appraiser concluded that each of the properties’ in-place rent is below market and on a weighted average basis is 13.9% below market. The Selig Portfolio Properties compete with office properties of similar location, type and class, which vary across the Selig Office Portfolio Properties.

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MSC 2017-H1	Selig Portfolio

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Selig Portfolio Properties:

Cash Flow Analysis
	2014	2015	2016	2/28/2017 TTM	UW	UW PSF
Gross Potential Rent(1)	$17,876,699	$23,808,783	$25,327,350	$25,786,077	$30,205,721	$27.89
Total Recoveries	$329,358	$846,069	$940,737	$966,261	$1,662,422	$1.53
Other Income	$294,749	$282,235	$412,927	$364,428	$297,899	$0.28
Parking Income	$1,633,859	$2,161,969	$2,793,307	$2,948,066	$2,948,066	$2.72
Less Vacancy & Credit Loss	$0	$0	$0	$0	($2,625,075)	($2.42)
Effective Gross Income	$20,134,664	$27,099,056	$29,474,321	$30,064,832	$32,489,033	$29.99
Total Operating Expenses	$7,448,555	$7,739,538	$7,837,919	$8,100,731	$9,450,729	$8.72
Net Operating Income(2)	$12,686,110	$19,359,518	$21,636,402	$21,964,101	$23,038,304	$21.27
Capital Expenditures	$0	$0	$0	$0	$217,286	$.20
TI/LC	$0	$0	$0	$0	$3,204,260	$2.96
Net Cash Flow	$12,686,110	$19,359,518	$21,636,402	$21,964,101	$19,616,758	$18.11

Occupancy %(3)	89.3%	92.9%	94.5%	93.5%	91.8%
NOI DSCR(4)	1.11x	1.70x	1.90x	1.93x	2.02x
NCF DSCR(4)	1.11x	1.70x	1.90x	1.93x	1.72x
NOI Debt Yield(4)	5.3%	8.1%	9.1%	9.2%	9.6%
NCF Debt Yield(4)	5.3%	8.1%	9.1%	9.2%	8.2%

(1)	UW Gross Potential Rent includes grossed up vacant space per the appraiser’s concluded market rents by space type, income from Mondress Monaco Parr Lockwood PLLC (Fourth & Blanchard; 4,223 SF) with a signed lease commencing August 1, 2017, approximately $762,986 of contractual rent steps through April 30, 2018, and approximately $134,721 of straight line contractual rent increases through expiration for two investment grade tenants: Amazon and Sound Transit.

(2)	The increase from 2014 Net Operating income to 2015 Net Operating Income is primarily due to the signing of Amazon’s lease for 100.0% of the net rentable area of the 635 Elliott Property in November 2014.

(3)	2/28/2017 TTM Occupancy includes Mondress Monaco Parr Lockwood PLLC (Fourth & Blanchard; 4,223 SF) with a signed lease commencing August 1, 2017 that is not currently in occupancy. 2/28/2017 TTM Occupancy does not include Blink Interactive, currently occupying 8,551 SF at the Fourth & Blanchard property, which will be vacating in December 2017 and EVO Media which is currently occupying 715 SF at the Fourth & Blanchard property on a month to month basis.

(4)	The debt service coverage ratios and debt yields are based on the Selig Portfolio Whole Loan.

Escrows and Reserves. On each due date, the Selig Portfolio Borrower will be required to fund (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve-month period which currently equates to $154,704, (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve-month period which currently equates to $13,739, (iii) a tenant improvement and leasing commissions reserve in the amount of $135,316 which has a balance as of the closing date of the Selig Portfolio Mortgage Loan of $1,393,638 and (iv) a capital expenditure reserve in the amount of $22,553 which has a current balance as of the closing date of $567,590.

Lockbox and Cash Management. The Selig Portfolio Whole Loan is structured with a hard lockbox and in place cash management. The Selig Portfolio Whole Loan documents require the Selig Portfolio Borrower to direct all tenants to pay rent directly into such lockbox account, and also require that all rents received by the Selig Portfolio Borrower or the property manager be deposited into the lockbox account within one business day after receipt. All amounts in the lockbox account are required to be swept on a daily basis to a lender-controlled cash management account. Prior to the occurrence of a Trigger Period (as defined below), or an event of default all funds in the lockbox account in excess of the amounts required to pay monthly reserves and debt service on the next due date are required to be distributed to the Selig Portfolio Borrower. During a Trigger Period or an event of default, all funds in the lockbox account are required to be swept to a lender-controlled cash management account and used to pay debt service, required reserves and operating expenses, with all remaining amounts retained in an excess cash flow reserve account. So long as no event of default is continuing, all amounts in the excess cash flow reserve account are required to be swept into the cash management account on the first due date after which the Selig Portfolio Borrower delivers evidence reasonably satisfactory to the lender that no Trigger Period is then continuing.

A “Trigger Period” will commence upon the earlier of (i) the end of any fiscal quarter in which the net operating income (as calculated under the loan documents) of the Selig Portfolio Properties for the twelve-month period immediately preceding such fiscal quarter end is less than $15,087,022 (as adjusted to account for property releases) and (ii) the Selig Portfolio Borrower’s failure to deliver the required annual, quarterly and monthly financial reports. A Trigger Period will expire, with regard to clause (i), as of the end of the second consecutive fiscal quarter in which the net operating income of the Selig Portfolio Properties for the twelve-month period immediately preceding such fiscal quarter end is equal to or greater than $15,087,022; and with respect to clause (ii), when such financial reports are delivered and indicate that no Trigger Period is continuing pursuant to clause (i).

Additional Secured Indebtedness (not including trade debts). The Selig Portfolio Properties also secure the Selig Portfolio Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $197,000,000 and were previously securitized in GSMS 2014-GC22 and CGCMT-GC23. The Selig Portfolio Non-Serviced Pari Passu Companion Loans accrue interest at a rate of 4.6080%. The holders of the Selig Portfolio Mortgage Loan and the Selig Portfolio Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Selig Portfolio Whole Loan. Each note of the Selig Portfolio Whole Loan shall be of equal priority with interest and principal applied on a pro rata and pari passu basis with interest allocated in accordance with the amount of interest accrued. See “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Fixed rate mezzanine debt is permitted from certain qualified institutional lenders meeting the requirements set forth in the loan agreement for the Selig Portfolio Whole Loan to a direct owner of the Selig Portfolio Borrower that is secured by a pledge of direct equity

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MSC 2017-H1	Selig Portfolio

interests in the Selig Portfolio Borrower (a “Permitted Mezzanine Loan”) so long as (i) the aggregate loan-to-value ratio (as calculated under the loan documents) does not exceed 58.8%; (ii) the aggregate debt yield (as calculated under the loan documents) for the twelve-month period immediately preceding the most recent fiscal quarter end is at least 9.57%; (iii) the aggregate debt service coverage ratio (as calculated under the loan documents) for the twelve-month period immediately preceding such most recent fiscal quarter end is at least 2.05x; (iv) no event of default has occurred and is continuing under any of the loan documents; (v) the lender has received evidence that the Permitted Mezzanine Loan has no adverse effect on the bankruptcy status of the Selig Portfolio Borrower under the rating agency requirements, and a new non-consolidation opinion; (vi) the lender receives all items reasonably required to evaluate and approve of the Permitted Mezzanine Loan, including current rent rolls, operating statements and financial statements; (vii) the lender determines that there has been no material adverse change in the condition, financial, physical or otherwise, of any of the Selig Portfolio Properties or the Selig Portfolio Borrower from and after the origination date; (viii) the Selig Portfolio Borrower has executed amendments to the loan documents reasonably required by the lender to reflect the existence of such Permitted Mezzanine Loan and the lender has received enforceability and due authorization opinions with respect thereto; (ix) the Selig Portfolio Borrower pays all reasonable out of pocket costs and expenses incurred by the lender; (x) rating agency confirmation has been obtained, (xi) the lender under the Permitted Mezzanine Loan shall have entered into an intercreditor agreement satisfactory to the lender and (xii) the lender has otherwise approved the terms and documentation of such loan.

Release of Property. Following the lockout period, the Selig Portfolio Borrower is permitted to obtain the release of any individual property provided that among other conditions (i) no event of default is continuing; (ii) rating agency confirmation has been received with respect to the related defeasance; (iii) after giving effect to the release, the debt service coverage ratio (as calculated under the loan documents, after giving effect to the Selig Portfolio Mortgage Loan and Permitted Mezzanine Loan if outstanding) for the remaining Selig Portfolio Properties for the twelve-month period preceding the end of the most recent fiscal quarter is no less than the greater of (a) 2.05x and (b) the debt service coverage ratio immediately prior to the release; and (iv) the Selig Portfolio Whole Loan has been defeased by an amount equal to the Release Amount (as defined below).

The “Release Amount” means in connection with a property release, an amount equal to the greater of (i) 90.0% of the net sales proceeds with respect to such Selig Portfolio Property and (ii) (a) in the case of the 635 Elliott property, the 645 Elliott property, the Fourth & Blanchard property and the Fifth & Jackson property, 125.0% of their respective allocated loan amounts and (b) in the case of the North Tower – 100 West Harrison Street property, the South Tower – 100 West Harrison property and the 200 West Thomas property, 115.0% of their respective allocated loan amounts.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the Selig Portfolio Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Selig Portfolio Properties, provided, however, that if the Terrorism Risk Insurance Program Reauthorization Act of 2007 (as the same may be modified, amended or extended) or substantially similar program is not in effect, the Selig Portfolio Borrower will not be required to pay annual terrorism insurance premiums greater than two times the premium for a stand-alone policy for only the Selig Portfolio Properties. The loan documents also require business interruption insurance covering the 18-month period following the occurrence of a casualty event. See “Risk Factors – Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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MSC 2017-H1	Magnolia Hotel Denver

Mortgage Loan No. 9 – Magnolia Hotel Denver

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MSC 2017-H1	Magnolia Hotel Denver

Mortgage Loan No. 9 – Magnolia Hotel Denver

Magnolia Hotel Denver
818 17th Street
Denver, CO 80202
DENVER
LoDo
Downtown
Highland
City of Cuernavaca Park
Denver Skate Park
Commons Park
Centennial Park
Elitch Gardens
Pepsi Center
Coors Field
Union Station
LARIMER SQUARE
AURARIA CAMPUS
Metropolitan State Univ. of Denver
Univ. of Colorado at Denver
Community College of Denver
Colorado Center for the Performing Arts
Colorado Convention Center
Uptown
Civic Center
Civic Center Park
Capitol Hill
State Capitol
Lincoln Park
Sunken Gardens Park
Lawson Park
South Platte River
Cherry Creek
Speer Blvd.
W. Colfax Ave.
E. Colfax Ave.
Broadway
16TH STREET MALL
RTD LIGHT RAIL
Broomfield
Thornton
Westminster
Northglenn
Arvada
Commerce City
Wheat Ridge
DENVER
Golden
Lakewood
AURORA
Englewood
Littleton
Centennial
Highlands Ranch
Parker
Denver International Airport

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MSC 2017-H1	Magnolia Hotel Denver

Mortgage Loan No. 9 – Magnolia Hotel Denver

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CREFI			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$40,000,000			Location:	Denver, CO 80202
Cut-off Date Balance(1):	$39,960,145			General Property Type:	Hospitality
% of Initial Pool Balance:	3.7%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee(6)
Sponsor:	H. Stevens Holtze III			Year Built/Renovated:	1911/1995, 2015
Mortgage Rate:	5.2700%			Size:	297 Rooms
Note Date:	5/9/2017			Cut-off Date Balance per Room(1):	$181,637
First Payment Date:	6/6/2017			Maturity Date Balance per Room(1):	$168,628
Maturity Date:	5/6/2022			Property Manager:	Stevens Holtze Corporation (borrower-related)
Original Term to Maturity:	60 months
Original Amortization Term:	360 months			Underwriting and Financial Information(1)
IO Period:	0 months			UW NOI:	$6,381,945
Seasoning:	1 month			UW NOI Debt Yield(1):	11.8%
Prepayment Provisions(2):	LO (25); DEF (30); O (5)			UW NOI Debt Yield at Maturity(1):	12.7%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	1.58x
Additional Debt Type(3):	Pari Passu			Most Recent NOI:	$6,500,194 (3/31/2017 TTM)
Additional Debt Balance(3):	$13,986,051			2nd Most Recent NOI:	$6,239,735 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(7):	$2,579,085 (12/31/2015)
Reserves(4)				Most Recent Occupancy:	72.2% (3/31/2017 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	70.8% (12/31/2016)
RE Tax:	$0	$65,371	N/A	3rd Most Recent Occupancy:	59.6% (12/31/2015)
Insurance(5):	$90,712	Springing	N/A	Appraised Value (as of)(8):	$95,600,000 (4/1/2018)
Recurring Replacements:	$0	$58,785	N/A	Cut-off Date LTV Ratio(1)(8):	56.4%
PIP Reserve:	$2,224,206	$0	N/A	Maturity Date LTV Ratio(1)(8):	52.4%
Seasonality:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$54,000,000	100.0%	Loan Payoff(9):	$33,601,105	62.2%
			Preferred Equity Payoff:	$12,305,984	22.8%
			Return of Equity:	$4,758,195	8.8%
			Reserves:	$2,314,918	4.3%
			Closing Costs:	$1,019,799	1.9%
Total Sources:	$54,000,000	100.0%	Total Uses:	$54,000,000	100.0%

(1)	The Magnolia Hotel Denver Mortgage Loan is part of the Magnolia Hotel Denver Whole Loan, which is comprised of three pari passu promissory notes with an aggregate original principal balance of $54,000,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Magnolia Hotel Denver Whole Loan.

(2)	Defeasance of the Magnolia Hotel Denver Whole Loan is permitted at any time after the earlier of (i) May 9, 2020 and (ii) two years from the closing date of the securitization that includes the last Magnolia Hotel Denver Whole Loan promissory note to be securitized. The assumed lockout period of 25 payments is based on the expected closing date of this transaction in June 2017.

(3)	See “—The Mortgage Loan” and “—Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(4)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The $90,712 escrowed at origination of the Magnolia Hotel Denver Mortgage Loan for initial insurance reserves was subsequently returned to the Magnolia Hotel Denver Borrower on May 10, 2017 due to an existing blanket insurance policy for the Magnolia Hotel Denver Property being in place.

(6)	A portion of the Magnolia Hotel Denver Property consists of a leasehold interest in commercial space (totaling approximately 6,269 SF) located in a non-contiguous third-party owned building (which building does not constitute collateral for the Magnolia Hotel Denver Mortgage Loan). The Magnolia Hotel Denver Borrower leases the commercial space for use as a ballroom at a current annual rent of approximately $175,000 pursuant to a lease that expires on July 31, 2023.

(7)	See “—Operating History and Underwritten Net Cash Flow” below for discussion of the increase in NOI since 2015.

(8)	Appraised Value represents, and the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated based upon, the “when complete” prospective market value of $95,600,000 as of April 1, 2018 based on the completion of the currently ongoing work associated with a property improvement plan at the Magnolia Hotel Denver Property, for which $2,224,206 was reserved at loan origination. The “as is” appraised value, as of March 13, 2017, of $91,500,000 results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the Magnolia Hotel Denver Whole Loan of 59.0% and 54.7%, respectively.

(9)	The prior loan secured by the Magnolia Hotel Denver Property matured on May 6, 2017 and was refinanced by the Magnolia Hotel Denver Whole Loan on May 9, 2017. The Magnolia Hotel Denver Borrower was not required to pay default interest on the prior loan for the period between maturity of the prior loan and origination of the Magnolia Hotel Denver Whole Loan.

The Mortgage Loan. The ninth largest mortgage loan (the “Magnolia Hotel Denver Mortgage Loan”) is part of a whole loan (the “Magnolia Hotel Denver Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $54,000,000, all of which are secured by a first priority fee mortgage encumbering a full service hospitality property known as the Magnolia Hotel Denver in Denver, Colorado (the “Magnolia Hotel Denver Property”). Promissory Notes A-1 and A-2, in the aggregate original principal amount of $40,000,000, represent the Magnolia Hotel Denver

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MSC 2017-H1	Magnolia Hotel Denver

Mortgage Loan. Promissory Note A-3, in the original principal amount of $14,000,000, represents the serviced companion loan (the “Magnolia Hotel Denver Serviced Pari Passu Companion Loan”). Promissory Note A-3 is currently being held by Citi Real Estate Funding Inc. and is expected to be contributed to one or more future securitization trusts, either by CREFI or any purchaser of Note A-3 from CREFI. The Magnolia Hotel Denver Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2017-H1 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The proceeds of the Magnolia Hotel Denver Whole Loan were used to pay off a previous mortgage loan of approximately $33.6 million secured by the Magnolia Hotel Denver Property, redeem approximately $12.3 million of preferred equity secured by the ownership interest in the Magnolia Hotel Denver Property, fund approximately $2.3 million of upfront reserves, pay approximately $1.0 million of closing costs and return approximately $4.8 million of equity to the Magnolia Hotel Denver Borrower. The previous mortgage loan secured by the Magnolia Hotel Denver Property, which had a maturity date of May 6, 2017, was included in the GSMS 2007-GG10 transaction.

The Borrower and the Sponsor. The borrower is HEP-Denver, Ltd. (the “Magnolia Hotel Denver Borrower”), a Colorado limited partnership, structured to be bankruptcy remote with two independent directors. The Magnolia Hotel Denver Borrower’s limited partner is Elizabeth Holtze 2012 Family Trust (52.0% ownership) and general partner is Magnolia Denver GP, LLC, a Delaware limited liability company (48.0% ownership).

Magnolia Denver GP, LLC is 100% owned by HBI-Denver, Ltd. HBI-Denver, Ltd. is collectively held by Stevens Holtze Real Estate Holding Co., LLLP (44.0% ownership), H. Stevens Holtze III (28.8% ownership), Elizabeth Holtze (13.8% ownership), six individuals (none of which have more than a 10.0% ownership) and Holtze Brothers Development Co. (1.0% ownership). H. Stevens Holtze III is the sponsor and non-recourse carve-out guarantor of the Magnolia Hotel Denver Mortgage Loan.

H. Stevens Holtze III is the founder of Stout Street Hospitality as well as Steve Holtze Corporation. Stout Street Hospitality was formed in 1993 to acquire and renovate historically significant buildings into Magnolia-branded full-service boutique hotels, and the company now counts five Magnolia locations in its portfolio (Houston, Dallas, Omaha, St. Louis, and Denver).

The Property. The Magnolia Hotel Denver Property consists of a 297-key full-service, boutique lodging facility situated on a 0.36-acre parcel. The Magnolia Hotel Denver Property constitutes a main hotel parcel, as well as seven commercial condominium units (the “Magnolia Hotel Denver Condo Component”) located in the adjacent and attached Stout Street Parking Garage building, which building is comprised of 18 total condominium units, in addition to a leasehold interest in commercial space in the building across the street from the hotel that is utilized as a ballroom and expires on July 31, 2023. The Magnolia Hotel Denver Property was originally the American National Bank building, which was built in 1911 and is currently listed on the National Register of Historic Places. After acquiring the building in 1993, the sponsor invested approximately $13.8 million to open the 246-key Holtze Executive Place in August 1995. The sponsor then re-opened the asset in 2003 as the Magnolia Hotel Denver Property.

The Magnolia Hotel Denver Property features 297 rooms, a restaurant and bar (“Harry’s Bar & Grill”), a lounge (“The Lounge”), a coffee shop and 9,030 SF of meeting space. Harry’s Bar & Grill is located adjacent to the lobby and serves three meals a day and cocktails. In addition, The Lounge, located on the lower level, offers an evening cocktail reception. Other amenities of the hotel include complimentary car service to surrounding downtown areas, a 24-hour fitness center, a business center, a billiards room and a library. In addition, parking at the Magnolia Hotel Denver Property is available only by valet service. The Magnolia Hotel Denver Property has the non-exclusive right to use 119 parking spaces in the garage condominium units in the connected Stout Street Parking Garage for its valet operations under a Declaration of Parking Easement and Agreement entered into in 1997 with the owner of such garage condominium units.

The Magnolia Hotel Denver Property underwent an approximately $14.0 million ($47,138/key) renovation in 2015-2016 that included dividing a contingent of the suites into two full guestrooms, thereby increasing the hotel’s room count by 51 units. Following the renovation, the hotel still features 103 suites that range from 400 to 1,025 SF, with over half of the suites offering 700 SF. Complete renovations of all of the guestrooms were also completed at that time, including new bathrooms in the additional units and in the guestrooms that had not received bathroom upgrades during the prior 2013-2014 renovations. As a result of the $14.0 million renovation, a significant number of guestrooms were taken offline during 2015, thereby causing disruption to the hotel operations during that time and extending to a few months after.

The Magnolia Hotel Denver Property operated as an independent hotel prior to August 2016, at which point it entered into a franchise agreement with Starwood Hotels & Resorts (“Starwood”) to become a member of Starwood’s Tribute Portfolio. According to the franchise agreement, the Magnolia Hotel Denver Property will operate as an affiliate of Starwood until the completion of the currently ongoing work associated with a property improvement plan, which is expected to occur in October 2017. As an affiliate of Starwood, the Magnolia Hotel Denver Property is integrated into Starwood’s reservation and marketing systems and is a member of the Starwood Preferred Guest Program. Commencing October 2017 or the date on which the work associated with the property improvement plan is completed, it is anticipated that the hotel will officially open as a Tribute Portfolio hotel and pay a marketing fee of 3.5% and a licensee fee equal to 3.0% in the first year, 4.0% in the second year, and 5.0% in each year thereafter. The term of the franchise agreement is 20 years from the opening date of the Magnolia Hotel Denver Property as a Tribute Portfolio hotel and the expiration would be October 2037 based on an estimated opening date of October 2017.

In connection with the franchise agreement, Starwood is funding $2.5 million in a key money loan to the Magnolia Hotel Denver Borrower to be amortized over the term of the franchise agreement, so long as the Magnolia Hotel Denver Borrower operates the Magnolia Hotel Denver Property (which is currently operated as a Starwood-affiliated hotel) in full compliance with the franchise agreement and opens as a Tribute Portfolio hotel. The franchise agreement requires the key money to be paid in two equal installments. The first payment of $1.25 million has already been disbursed from Starwood to the Magnolia Hotel Denver Borrower and the second payment of $1.25 million will be disbursed within 45 days of the Magnolia Hotel Denver Property officially opening as a Tribute Portfolio hotel. In the event the Magnolia Hotel Denver Property does not open as a Tribute Portfolio hotel by October 1, 2017, Starwood may terminate the franchise agreement and the Magnolia Hotel Denver Borrower would be required to repay a portion of the key money funding within 30 days of termination. In addition, if the Magnolia Hotel Denver Borrower determines that the Magnolia Hotel Denver Property’s underwritable cash flow would increase if the franchise agreement were terminated, the Magnolia Hotel Denver Borrower may terminate such agreement on the fifth anniversary of the opening date of the Mortgaged Property as a Tribute Portfolio Hotel by, among other things: (i) paying the unamortized portion of the key money funding and other amounts due; (ii) performing certain post-termination obligations (including, but not limited to, paying all amounts owed to Starwood resulting from the termination and removing the hotel from Starwood’s marketing and reservation system, ceasing all usage of Starwood’s trademarks, brand features, etc.); and (iii) fully defeasing the Magnolia Hotel Denver Mortgage Loan.

A-3-71

MSC 2017-H1	Magnolia Hotel Denver

More specific information about the Magnolia Hotel Denver Property and the related competitive set is set forth in the following table:

Historical Occupancy, ADR, RevPAR
	Competitive Set			Magnolia Hotel Denver Property(1)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013(2)	72.3%	$160.51	$115.99	75.8%	$166.10	$125.54	104.9%	103.5%	108.6%
2014(3)	75.9%	$177.91	$135.04	83.3%	$174.45	$145.33	109.8%	98.1%	107.6%
2015(3)(4)	78.1%	$185.40	$144.88	59.6%	$177.21	$105.54	76.3%	95.6%	72.8%
2016(3)	78.8%	$187.39	$147.58	70.8%	$178.23	$126.12	89.8%	95.1%	85.5%
3/31/2017 TTM(3)	78.9%	$187.57	$147.94	72.2%	$180.50	$130.37	91.5%	96.2%	88.1%

Source: Industry Report

(1)	The minor variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Magnolia Hotel Denver Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	The competitive set includes Crowne Plaza Denver, Autograph Collection The Brown Palace Hotel & Spa, Marriott Denver City Center, Grand Hyatt Denver, Sheraton Hotel Denver, Warwick Denver Hotel, Westin Denver Downtown, Doubletree The Curtis, The Oxford Hotel, Holiday Inn Express Denver Downtown, Courtyard Denver Downtown, Kimpton Hotel Monaco Denver, Hotel Teatro, The Jet Hotel, Hyatt Regency Denver Convention Center, Residence Inn Denver City Center, Embassy Suites Denver Downtown Convention Center, Hilton Garden Inn Denver Downtown, Hampton Inn & Suites Denver Downtown Convention Center, Homewood Suites Denver Downtown Convention Center and Renaissance Denver Downtown City Center Hotel

(3)	The competitive set includes Marriott Denver City Center, Warwick Denver Hotel, Westin Denver Downtown, Doubletree The Curtis, Kimpton Hotel Monaco Denver, Hotel Teatro, Residence Inn Denver City Center and Renaissance Denver Downtown City Center Hotel

(4)	See “—Operating History and Underwritten Net Cash Flow” below for discussion of the Magnolia Hotel Denver Property performance since 2015.

The Magnolia Hotel Denver Condo Component, comprised of seven condominium units owned and used by the Magnolia Hotel Denver Borrower, is located in the adjacent Stout Street Parking Garage, which is comprised of 18 total condominium units. The remaining 11 condominium units are owned by a third party. The Stout Street Parking Garage constitutes two structures located at 1635 Stout Street and 1620 Champa Street, which are integrated via sky bridges and with additional access available via the alley that extends between the two buildings. The Stout Street Parking Garage is also connected to the hotel tower on multiple levels, as portions of the parking garage are used as part of the hotel’s operation. There are no related condominium expenses (including insurance premiums) or special assessments as the condominium’s common areas are incorporated within each respective unit and are therefore the responsibility of each unit’s owners. The Magnolia Hotel Denver Condo Component units are used as the sponsor’s corporate offices, the hotel’s fitness center, hotel offices, storage and ground-level parking. The related condominium association is governed by a board of directors that includes three directors, one of whom is elected by the Magnolia Hotel Denver Borrower. The Magnolia Hotel Denver Borrower owns an approximate 24.47% interest in the condominium association and does not have control over the condominium board. However, although the condominium documents contemplate the Stout Street Parking Garage condominium being operated by a condominium association, the Magnolia Hotel Denver Borrower and the owner of the remaining units within the Stout Street Parking Garage condominium have informally been operating the condominium with each other.

The Market. The Magnolia Hotel Denver Property is located in Denver’s Central Business District in Colorado on the corner of 17th Street and Stout Street. The Magnolia Hotel Denver Property is located in close proximity to the Colorado Convention Center. The Colorado Convention Center is currently approximately 769,000 SF but received an approval from the City of Denver to expand in 2015. The approximately $700 million expansion is expected to add up to 80,000 SF of flexible meeting and ballroom space, over 100,000 SF of new pre-function space that will include a 50,000 SF outdoor terrace to be located on the roof of the Colorado Convention Center, and substantial technology upgrades. According to a local visitor’s bureau website, the expansion is expected to be completed in 2019. In addition to the convention center’s proposed expansion, according to the appraisal, the recent completion of the Union Station redevelopment project has provided additional entertainment, lodging, and dining options to Downtown Denver, which is anticipated to support leisure activity throughout the entire Downtown area.

The Magnolia Hotel Denver Property also benefits from a variety of tourism and leisure attractions in the area. The peak season for tourism in the area is June through August. However, hotels benefit from ski-related demand in late December through mid-March as well. Leisure demand generators include Coors Field, Pepsi Center, Sports Authority Field at Mile High, 16th Street Mall, and Denver Center for the Performing Arts. Special events also play a role during key weekends, such as concerts, sporting events, and festivals. Additionally, the Magnolia Hotel Denver Property is within walking distance from the Metropolitan State University of Denver which has approximately 20,700 students. The Denver International Airport is located approximately 16 miles northeast of the Magnolia Hotel Denver Property.

According to the appraisal, the Magnolia Hotel Denver Property has the following market segmentation mix- commercial (38.0%), meeting and group (28.0%), and leisure (34.0%). Major firms in the market area include CIBER, Cisco Systems, MapQuest, Oracle, Sun Microsystems, IBM Dish Network Corporation, and Level 3 Communications. The government sector is well represented by the State Capitol, City and County offices, and State and Federal courthouses located in Downtown Denver. These government entities, as well as area law firms and government-related contractors, generate demand for area hotels.

According to a third party market research report, the estimated 2017 population within a one-, three- and five-mile radius of the Magnolia Hotel Denver Property is 39,415, 220,675 and 470,931, respectively. Estimated 2017 average household income within a one-, three- and five-mile radius of the Magnolia Hotel Denver Property is $92,340, $85,926 and $86,611, respectively.

According to an industry report as of March 2017, the Magnolia Hotel Denver Property is part of the Denver, Colorado lodging market. As of March 2017, the Denver, Colorado lodging market contained a total of 326 hotels with a lodging inventory of 45,427 rooms. Trailing twelve months through March 2017, the Denver, Colorado lodging market achieved an aggregate occupancy level of 73.3% with an ADR of $128.15, reflecting an overall RevPAR of $93.88, up 3.5% over the previous corresponding trailing 12-month period, driven exclusively by strong ADR growth.

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MSC 2017-H1	Magnolia Hotel Denver

According to the appraisal, seven hotels totaling 1,437 keys have recently opened or are expected to come online by the first quarter of 2019 which are expected to share similarities with the Magnolia Hotel Denver Property but are not expected to be fully competitive given their locations with respect to demand generator and price point compared to the Magnolia Hotel Denver Property. The majority of the new supply is projected, by the appraiser, as having competitiveness ranges from 30.0% to 50.0%, with one being at 70.0%. The appraiser considers the 223-key AC by Marriott to be 70.0% competitive with the Magnolia Hotel Denver Property. AC by Marriott, which is expected to be completed by September 2017, will be located approximately 0.2 miles from the Magnolia Hotel Denver Property. Furthermore, three of the seven hotels are located over one mile away from the Magnolia Hotel Denver Property and are part of the Union Station redevelopment.

Primary competitive properties to the Magnolia Hotel Denver Property are shown in the table below:

Competitive Property Summary
Property Name	No. of Rooms	Transient Demand	Meeting & Group Demand	2016 Occupancy	2016 ADR	2016 RevPAR
Magnolia Hotel Denver Property(1)	297	72%	28%	71.0%	$178.23	$126.47
Kimpton Monaco Hotel Denver	189	80%	20%	80.0-85.0%	$210.00-$220.00	$170.00-$180.00
Renaissance Denver Downtown City Center	230	75%	25%	70.0-75.0%	$200.00-$210.00	$150.00-$160.00
Courtyard by Marriott Denver Downtown	177	80%	20%	75.0-80.0%	$200.00-$210.00	$160.00-$170.00
Residence Inn by Marriott Denver City Center	228	95%	5%	75.0-80.0%	$180.00-$190.00	$140.00-$150.00
Hotel Teatro	110	75%	25%	75.0-80.0%	$240.00-$250.00	$190.00-$200.00
Curtis DoubleTree Hotel	336	60%	40%	75.0-80.0%	$170.00-$180.00	$130.00-$140.00
Total/Wtd. Avg.	1567	75%	25%	77.5%	$192.01	$148.86

Source: Appraisal

(1)	The minor variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Magnolia Hotel Denver Property are attributable to variances in reporting methodologies and/or timing differences.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Magnolia Hotel Denver Property:

Cash Flow Analysis
	2013	2014	2015(1)	2016	3/31/2017 TTM(2)	UW(2)	UW per Room	UW Budget(3)	UW Budget per Room
Occupancy(4)	75.8%	83.3%	59.6%	70.8%	72.2%	72.2%		77.6%
ADR(4)	$166.10	$174.45	$177.21	$178.23	$180.50	$180.50		$180.44
RevPAR(4)	$125.94	$145.33	$105.54	$126.12	$130.37	$130.37		$140.03

Rooms Revenue	$11,308,250	$13,049,131	$9,476,700	$13,709,963	$14,132,901	$14,132,901	$47,586	$15,180,255	$51,112
Food & Beverage	$2,951,059	$3,086,081	$2,549,114	$2,883,944	$2,647,639	$2,541,487	$8,557	$2,550,865	$8,589
Other Income(5)	$601,714	$635,487	$631,149	$885,257	$940,998	$841,020	$2,832	$881,495	$2,968
Total Revenue	$14,861,023	$16,770,699	$12,656,963	$17,479,164	$17,721,538	$17,515,408	$58,974	$18,612,615	$62,669
Total Expenses(3)	$9,871,156	$10,539,312	$10,077,878	$11,239,429	$11,221,344	$11,133,463	$37,486	$12,201,905	$41,084
Net Operating Income	$4,989,867	$6,231,387	$2,579,085	$6,239,735	$6,500,194	$6,381,945	$21,488	$6,410,710	$21,585
FF&E	$593,110	$670,103	$506,682	$699,470	$709,399	$700,616	$2,359	$744,505	$2,507
Net Cash Flow	$4,396,757	$5,561,284	$2,072,403	$5,540,265	$5,790,795	$5,681,329	$19,129	$5,666,205	$19,078

NOI DSCR	1.39x	1.74x	0.72x	1.74x	1.81x	1.78x		1.79x
NCF DSCR	1.23x	1.55x	0.58x	1.54x	1.61x	1.58x		1.58x
NOI Debt Yield	9.2%	11.6%	4.8%	11.6%	12.0%	11.8%		11.9%
NCF Debt Yield	8.2%	10.3%	3.8%	10.3%	10.7%	10.5%		10.5%

(1)	The decrease in 2015 Total Revenue and Net Operating Income was primarily due to a $14.0 million renovation that took place at the Magnolia Hotel Denver Property during the year, which took hotel rooms offline and caused disruption to hotel operations.

(2)	The UW Net Cash Flow was underwritten based on the 3/31/2017 TTM Occupancy, ADR, and RevPAR and an interim franchise fee of 2.0% and marketing fee of 3.5%.

(3)	The UW Budget represents projected increased revenue and expenses at the Magnolia Hotel Denver Property as budgeted by the Magnolia Hotel Denver Borrower. The UW Budget Occupancy and ADR figures reflect the projection provided by the Magnolia Hotel Denver Borrower. The UW Budget Total Expenses include the fully stepped up contractual franchise fee of 5.0% and marketing fee of 3.5%. The UW Budget Net Operating Income and Net Cash Flow were not utilized in the calculation of any loan metrics for the Magnolia Hotel Denver Mortgage Loan. There is no assurance that any projected increases in occupancy, room rates or income will be realized.

(4)	Occupancy, ADR and RevPAR figures have been taken from financial statements provided by the Magnolia Hotel Denver Borrower. The minor variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Magnolia Hotel Denver Property are attributable to variances in reporting methodologies and/or timing differences.

(5)	Other Income includes parking, telecommunications related revenue, attrition fees, cancellation fees, vending income, and other miscellaneous income.

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MSC 2017-H1	Magnolia Hotel Denver

Escrows and Reserves. The Magnolia Hotel Denver Borrower deposited in escrow $90,712 for insurance premiums at loan origination (which amount was subsequently returned to the Magnolia Hotel Denver Borrower on May 10, 2017) and is required to escrow monthly 1/12 of the annual estimated tax payments, which currently equates to $65,371, and if the liability or casualty policy maintained by the Magnolia Hotel Denver Borrower covering the Magnolia Hotel Denver Property (or any portion thereof) does not constitute an approved blanket or umbrella policy under the Magnolia Hotel Denver Mortgage Loan agreement, or the lender requires the Magnolia Hotel Denver Property to obtain a separate policy, 1/12 of the annual estimated insurance premiums. The Magnolia Hotel Denver Borrower deposited in escrow $2,224,206 into a PIP reserve and is required to deposit monthly for furniture, fixtures and equipment 1/12 of an amount equal to 4% of the greater of (i) annual gross revenues from the immediately preceding calendar year as reasonably determined by the lender and (ii) the projected annual gross revenues for the calendar year in which the monthly payment date occurs as set forth in the approved annual budget; provided, that if as of the applicable date of determination, no approved annual budget exists for the applicable calendar year, the amount of the payment will be determined by the lender in its reasonable discretion (the “FF&E Reserve”). On each monthly payment date during the Seasonality Debt Yield Trigger Period (as defined below), the Magnolia Hotel Denver Borrower is required to deposit with the lender an amount equal to the Seasonality Reserve Monthly Deposit (as defined below).

A “Seasonality Debt Yield Trigger Period” means the period (i) beginning on the date that the lender determines that the debt yield is less than 10.0%, and (ii) ending on the date upon which the lender determines that the debt yield is equal to or greater than 10.0% for one calendar quarter.

A “Seasonality Reserve Monthly Deposit” is an amount equal to 110.0% of the quotient of (x) the aggregate amount by which operating income for the calendar month is insufficient to establish a debt service coverage ratio of 1.00x as calculated under the Magnolia Hotel Denver Mortgage Loan agreement (“Negative Monthly Amount”) for the twelve (12) month period, divided by (y) the number of months for which there is no Negative Monthly Amount.

Lockbox and Cash Management. The Magnolia Hotel Denver Mortgage Loan provides for a hard lockbox and springing cash management. During the continuance of a Cash Management Trigger Event (as defined below), funds in the lockbox account are required to be transferred to the cash management account once every business day. All funds in the cash management account are required to be applied on each monthly payment date to pay debt service on the Magnolia Hotel Denver Mortgage Loan, to disburse the monthly operating expenses referenced in the approved annual budget, to fund the required reserve deposits as described above under “—Escrows and Reserves,” to pay for any extraordinary expenses approved by the lender and, during the continuance of a Cash Management Trigger Event, to deposit the remainder into an account to be held by the lender as additional security for the Magnolia Hotel Denver Mortgage Loan. Provided no event of default has occurred or is continuing under the Magnolia Hotel Denver Mortgage Loan and no Cash Management Trigger Event is continuing, the remainder is required to be disbursed to the Magnolia Hotel Denver Borrower.

A “Cash Management Trigger Event” will occur: (i) upon an event of default under the Magnolia Hotel Denver Mortgage Loan; (ii) upon any bankruptcy action involving the Magnolia Hotel Denver Borrower, the franchisor, or the property manager; (iii) upon the debt yield falling below 8.0%, as of any date of determination; (iv) if a License Agreement Trigger Event (as defined below) occurs; or (v) if a License Renewal Trigger Event (as defined below) occurs. A Cash Management Trigger Event will continue until: in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender; in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 60 days for the Magnolia Hotel Denver Borrower or the guarantor, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the Magnolia Hotel Denver Borrower’s, the guarantor’s, or the property manager’s monetary obligations; in regard to clause (iii) above, the date the debt yield based on the trailing 12-month period is greater than or equal to 8.5% for one calendar quarter; in regard to clause (iv) above, the occurrence of a cure event with respect to a License Agreement Trigger Event; and in regard to clause (v) above, the occurrence of a License Renewal Event (as defined below).

A “License Agreement Trigger Event” will occur upon: (i) the Magnolia Hotel Denver Borrower being in default under any management/license agreement or franchise agreement (each such agreement, a “License Agreement”) beyond applicable notice and cure periods; (ii) the Magnolia Hotel Denver Borrower or any licensor giving notice that it is terminating any License Agreement; (iii) any termination or expiration of any License Agreement and/or any such agreement failing to be in full force and effect; (iv) any bankruptcy or similar insolvency of any licensor; (v) the Magnolia Hotel Denver Property failing to be operated, “flagged” and/or branded pursuant to any License Agreement; and (vi) any permit applicable to any License Agreement ceasing to be in full force in effect.

A “License Renewal Trigger Event” will be deemed to occur if a License Renewal Event does not occur on or before the date 12 months prior to the expiration of the then applicable term of the License Agreement.

A “License Renewal Event” will occur upon the lender’s receipt of evidence that (i) the License Agreement has been extended or a replacement or new qualified franchise agreement has been entered into, in each case, for a term expiring no earlier than three years after the maturity date of the Magnolia Hotel Denver Mortgage Loan, (ii) such License Agreement (as so extended) is in full force and effect with no defaults thereunder, (iii) to the extent a property improvement plan (“PIP”) is required in connection with the foregoing, (A) the deposit of the corresponding PIP deposit into the PIP reserve account or (B) the sum of the PIP excess cash amount and amounts on deposit in the PIP reserve account is at least 115% of the costs of the related PIP work (excluding any duplicative FF&E expenses included in the PIP work) and (iv) a comfort letter has been delivered from the applicable licensor.

Additional Secured Indebtedness (not including trade debts). The Magnolia Hotel Denver Property also secures the Magnolia Hotel Denver Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $13,986,051. The promissory note evidencing the Magnolia Hotel Denver Serviced Pari Passu Companion Loan accrues interest at the same rate as the Magnolia Hotel Denver Mortgage Loan. The Magnolia Hotel Denver Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Magnolia Hotel Denver Serviced Pari Passu Companion Loan. The initial holders of the Magnolia Hotel Denver Mortgage Loan and the Magnolia Hotel Denver Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Magnolia Hotel Denver Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Magnolia Hotel Denver Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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A-3-75

MSC 2017-H1	150 West Main Street

Mortgage Loan No. 10 – 150 West Main Street

A-3-76

MSC 2017-H1	150 West Main Street

Mortgage Loan No. 10 – 150 West Main Street

150 West Main Street

Floor	Suites
21	Exec. Conference Room 2,000 SF; Kaufman & Canoles 8,187 SF 7/2022
20	Kaufman & Canoles 23,470 SF 7/2022
19	Kaufman & Canoles 23,470 SF 7/2022
18	Kaufman & Canoles 7,676 SF 7/2022; Vacant 2,250 SF; Vacant 1,745 SF; Willis of Va, Inc. 4,258 SF 2/2017; Robert Half 2,587 SF 5/2018; Wall Einhorn 5,631 SF 8/2026
17	Wilbanks, Smith & Thomas 11,060 SF 12/2021; Fort Norfolk 1,053 SF 6/2020; Stanton Partners 2,041 SF 4/2022; Vacant 5,393 SF; Vacant 2,116 SF; CoStar 2,737 SF 10/2019
16	T. Parker 20,773 SF 12/2026; Mercer 3,596 SF 11/2029; Vacant 2,794 SF
15	Crenshaw 14,367 SF 5/2022; Vacant 3,573 SF; Vacant 6,868 SF
14	Suntrust 24,050 SF 12/2025
12	Wall Einhorn 27,748 SF 8/2026
11	CBRE 18,760 SF 12/2020; Vacant 5,281 SF
10	Parking Garage
9	Parking Garage
8	Parking Garage
7	Parking Garage
6	Parking Garage
5	Parking Garage
4	Parking Garage
3	Parking Garage
2	Parking Garage
1	The Bistro 4,200 SF; Main Lobby; Suntrust 5,060 SF 2/2025

Vacant | Not Part of Collateral | Building | 2016 – 2017 | 2018 – 2019 | 2020 – 2021 | 2022+

A-3-77

MSC 2017-H1	150 West Main Street

Mortgage Loan No. 10 – 150 West Main Street

NORFOLK
Old Dominion University
Ted Constant Convocation Center
Bud Metheny Baseball Facility
Lambert's Point Golf Course
NORFOLK SOUTHERN RAILROAD YARD
Jeff Robinson Park
WILLIAMSTON-WOODLAND HISTORIC DISTRICT
Ghent
Ghent Square
Sentara Norfolk Gen. Hospital
Eastern Virginia Medical School
ELMWOOD CEMETERY
Midtown Tunnel
PORTSMOUTH MARINE TERMINALS
Fort Norfolk
TIDE LIGHT RAIL
Harrison Opera House
Chrysler Museum of Art
NEON DISTRICT
Scope Arena
Chrysler Hall
Granby Theater
Roper Performing Arts Ctr.
The NorVa
Wells Theatre
MacArthur Center
USS Wisconsin
Nauticus
Town Point Park
Downtown
Waterside District
Elizabeth River
Naval Medical Center Portsmouth
Harbor Park Stadium
NORFOLK AMTRAK
Norfolk State University
Norfolk Intl. Airport 10 miles
150 West Main Street
150 West Main Street
Norfolk, VA 23510
Berkley Bridge
Berkley
Olde Towne
Renaissance Portsmouth-Norfolk Waterfront Hotel
Children's Museum of Virginia
Portsmouth
Downtown Tunnel
Portsmouth Pavilion
BAE Systems Norfolk Ship Repair
RIVERSIDE MEMORIAL PARK
Norfolk Naval Shipyard
Chesapeake
Chesapeake Bay
Atlantic Ocean
Hampton
Newport News
Suffolk
VIRGINIA BEACH

A-3-78

MSC 2017-H1	150 West Main Street

Mortgage Loan No. 10 – 150 West Main Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF			Single Asset/Portfolio:	Single Asset
Original Balance:	$35,250,000			Location:	Norfolk, VA 23510
Cut-off Date Balance:	$35,211,296			General Property Type:	Office
% of Initial Pool Balance:	3.2%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting:	Fee / Leasehold
Sponsor:	Gate Petroleum Company			Year Built/Renovated:	2002 / N/A
Mortgage Rate:	4.8600%			Size:	227,610 SF
Note Date:	5/5/2017			Cut-off Date Balance PSF:	$155
First Payment Date:	6/6/2017			Maturity Date Balance PSF:	$127
Maturity Date:	5/6/2027			Property Manager:	CB Richard Ellis of Virginia, Inc.
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$3,141,351
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield:	8.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	10.9%
Additional Debt Type:	N/A			UW NCF DSCR:	1.28x
Additional Debt Balance:	N/A			Most Recent NOI(2):	$2,183,263 (2/28/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(2):	$1,974,151 (12/31/2016)
Reserves(1)				3rd Most Recent NOI(2):	$2,409,354 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	86.0% (4/1/2017)
RE Tax:	$41,779	$41,779	N/A	2nd Most Recent Occupancy:	86.6% (12/31/2016)
Insurance:	$52,000	$4,333	N/A	3rd Most Recent Occupancy:	75.2% (12/31/2015)
Recurring Replacements:	$0	$3,794	N/A	Appraised Value (as of):	$47,500,000 (4/17/2017)
TI/LC:	$0	$18,968	N/A	Cut-off Date LTV Ratio:	74.1%
Condominium Reserve:	$116,173	$0	N/A	Maturity Date LTV Ratio:	60.9%
Prime Lease Reserve:	$17,828	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$35,250,000	77.8%	Loan Payoff:	$44,277,408	97.7%
Borrower Equity:	$10,086,264	22.2%	Closing Costs:	$831,076	1.8%
			Reserves:	$227,780	0.5%
Total Sources:	$45,336,264	100.0%	Total Uses:	$45,336,264	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	See “—Cash Flow Analysis” below for further discussion of the historical NOI.

The Mortgage Loan. The tenth largest mortgage loan (the “150 West Main Street Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $32,250,000, which is secured by a first priority fee interest in a condominium unit comprised of a 227,610 SF Class A office property and a leasehold interest in 5,060 SF of retail space in the same building located in Norfolk, Virginia (the “150 West Main Street Property”). The proceeds of the 150 West Main Street Mortgage Loan along with approximately $10.1 million of borrower equity were used to pay off a previous mortgage loan, fund reserves and pay closing costs. The previous mortgage loan secured by the 150 West Main Street Property was included in the JPMCC 2007-LD12 transaction.

The Borrower and the Sponsor. The 150 West Main Street borrower is 150 Owner LLC (the “150 West Main Street Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with one independent director. The 150 West Main Street Borrower is indirectly owned by Gate Petroleum Company, which is controlled by Herbert H. Peyton and the Peyton family. The sponsor and the nonrecourse carve-out guarantor of the 150 West Main Street Mortgage Loan is Gate Petroleum Company.

Founded in 1960, the Gate Petroleum Company (the “GATE”) is a privately-held, diversified corporation headquartered in Jacksonville, Florida with more than 3,000 employees. GATE operates in eight states throughout the southeast with diversified holdings in more than 225 owner-operated or supplied convenience stores/service stations, fuel services, construction materials, real estate and resorts/clubs. GATE also owns and operates the 300-acre, 250-room Ponte Vedra Inn and Club, The Lodge and Club in Ponte Vedra, Epping Forest Yacht and Country Club in Jacksonville and the River Club in downtown Jacksonville.

The Property. The collateral for the 150 West Main Street Mortgage Loan consists of the fee interest in a condominium unit (the “Office Unit”) comprised of a 227,610 SF, ten-story, Class A, high-rise office tower located in the central business district of Norfolk, Virginia and the leasehold interest in approximately 5,060 SF of retail space located on the ground floor of the same building (the “150 West Main Street Property”). The 10-story office tower

A-3-79

MSC 2017-H1	150 West Main Street

is situated above a nine-story parking garage. The 150 West Main Street Property was developed in 2002 under a condominium agreement between the City of Norfolk and a local developer. The City of Norfolk owns the 5,060 SF retail component on the ground floor, which is leased to the 150 West Main Street Borrower (the “Prime Lease”), and the nine-story parking garage, which collectively equates to 40.9% of the condominium. The 150 West Main Street Borrower owns the ten-story office tower, which equates to 59.1% of the condominium. The 150 West Main Street Borrower owns the ground floor lobby intended to exclusively serve the office building, and the 150 West Main Street Borrower and the City of Norfolk collectively own the common areas of the 150 West Main Street Property. Each of the two condominium unit owners appoints one board member, and the two members have equal voting rights. The nine-story parking garage contains 834 parking spaces, of which 184 are reserved for public parking and 650 are reserved for the 150 West Main Street Property, equating to a parking ratio of 2.86 spaces per 1,000 SF.

The Prime Lease has an expiration date of December 31, 2023 and requires a current annual rent of $73,088 with 3% annual increases. The 150 West Main Street Borrower subleases 3,421 SF of the 5,060 SF of ground floor retail space under the Prime Lease to SunTrust Bank (the “SunTrust Retail Sublease”). The lease to SunTrust Bank (the “SunTrust Lease”), which includes the SunTrust Retail Sublease and the lease of the office space in the Office Unit has an expiration date of December 31, 2025 and the SunTrust Retail Sublease requires a current annual rent of $87,663 with 2.5% annual increases. However, SunTrust Bank may terminate the SunTrust Retail Lease on December 31, 2023 if by December 31, 2020, the Prime Lease is not extended through December 31, 2025.

The 150 West Main Street Borrower has owned the 150 West Main Street Property since 2008. As of April 1, 2017, the 150 West Main Street Property was 86.0% occupied by 13 tenants.

The Condominium. The 150 West Main Street Property is comprised of two separate condominium units, as outlined in “The Property” section. The 150 West Main Street Borrower has the power to appoint one of two board members, who each have equal voting rights. Actions by the board require approval of both board members, so either member has the power to block any action by the board. The loan documents provide for personal liability to the 150 West Main Street Borrower and non-recourse carveout guarantor for losses related to amendment or termination of the condominium regime without the lender’s consent.

Major Tenants.

Kaufman & Canoles (62,803 SF, 27.6% of NRA, 32.8% of annual underwritten rent). Kaufman & Canoles was created in 1982 through the merger of two Norfolk firms, Kaufman & Oberndorfer established in 1919 and Canoles, Mastracco, Martone, Barr and Russell established in 1951. Kaufman & Canoles has offices in Norfolk, Virginia Beach, Newport News, Chesapeake, Hampton, Richmond, Williamsburg and McLean. The firm serves international, national and regional clients needing assistance in a range of legal specialties. Kaufman & Canoles has been in occupancy since 2002 and has a lease expiration of July 31, 2022 with four, five-year lease renewal options and no termination options.

Wall Einhorn & Chernitzer, P.C. (27,748 SF, 12.2% of NRA, 12.8% of annual underwritten rent). Founded in 1989, Wall Einhorn & Chernitzer, P.C. is the second largest public accounting firm headquartered in the Hampton Roads region of Virginia. Wall Einhorn & Chernitzer, P.C. has occupied the 150 West Main Street Property since September 2015 and has a lease expiration of August 31, 2026 with two, five-year renewal options. Wall Einhorn & Chernitzer, P.C. has a termination option with respect to 3,272 SF as described in the “Tenant Summary” below.

SunTrust Bank (24,030 SF, 10.6% NRA, 12.9% of annual underwritten rent). SunTrust Banks, Inc., headquartered in Atlanta, is one of the nation’s largest banking organizations. Through its flagship subsidiary, SunTrust Bank, the company operates approximately 1,400 bank branches and 2,160 ATMs throughout the southeast and mid-atlantic states. Their primary businesses include deposits, lending, credit cards and trust and investment services. SunTrust Bank has occupied the 150 West Main Street Property since 2004 and has a lease expiration of December 31, 2025 with two, five-year renewal options.

SunTrust Bank may terminate its lease on December 31, 2022 with nine months’ notice and payment of a termination fee within 30 days of such notice equal to the sum of six months’ rent and 50% of the unamortized balance of tenant improvements and leasing commissions. SunTrust Bank may also terminate its lease on December 31, 2023 if by December 31, 2020, the Prime Lease between the 150 West Main Street Borrower and the City of Norfolk for the 5,060 SF of ground floor retail space is not extended through December 31, 2025 with at least nine months’ notice and payment of a termination fee within 30 days of such notice equal to 50% of the unamortized balance of tenant improvements and leasing commissions.

A-3-80

MSC 2017-H1	150 West Main Street

The following table presents certain information relating to the leases at the 150 West Main Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Major Tenants
Kaufman & Canoles(4)	NR/NR/NR	62,803	27.6%	$1,733,363	32.8%	$27.60	7/31/2022(5)
Wall Einhorn & Chernitzer, P.C.	NR/NR/NR	27,748	12.2%	$678,422	12.8%	$24.45	8/31/2026(6)(7)
SunTrust Bank(8)	A-/Baa1/BB+	24,030	10.6%	$681,076(9)	12.9%	$28.34(9)	12/31/2025(10)(11)
T. Parker Host, Inc.	NR/NR/NR	20,773	9.1%	$551,112	10.4%	$26.53	12/31/2026(12)(13)
CB Richard Ellis of Virginia	NR/Baa3/BBB	18,760	8.2%	$502,581(14)	9.5%	$26.79(14)	12/31/2020(15)(16)
Subtotal/Wtd. Avg.		154,114	67.7%	$4,146,553	78.5%	$26.91
Other Tenants		41,699	18.3%	$1,133,508	21.5%	$27.18
Vacant Space		31,797	14.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		227,610	100.0%	$5,280,061	100.0%	$26.96

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Annual UW Rent and Annual UW Rent PSF includes (i) approximately $80,136 of straight line average contractual rent steps for investment grade tenants, including SunTrust Bank ($65,307) and CB Richard Ellis of Virginia ($14,829) and (ii) approximately $85,795 of additional contractual rent steps through March 2018 for non-investment grade tenants.
(4)	Kaufman & Canoles subleases (i) 3,282 SF to CenterPoint Properties Trust for an annual base rent of $81,131 ($24.72 PSF) expiring July 31, 2022 and (ii) 1,538 SF to Volunteer Hamptons Roads for an annual base rent of $0 which can be terminated by either party with 15 days’ notice.
(5)	Kaufman & Canoles has four, five-year lease renewal options.
(6)	Wall Einhorn & Chernitzer, P.C. has two, five-year lease renewal options.
(7)	Wall Einhorn & Chernitzer, P.C. may terminate its lease with regard to Suite 1860 only (approximately 3,272 SF) upon the death or verifiable long term disability of either Jeff Chernitzer or Cheryl Furlong, with 180 days’ notice and a termination payment equal to the sum of two months’ rent and unamortized tenant improvements and leasing commissions amortized using an annual interest rate of 8% pertaining to the specific lease area terminated.
(8)	SunTrust Bank subleases 186 SF to a wholly owned subsidiary for an annual base rent of $8,675 ($46.64 PSF). Such sublease is automatically renewed every year and can be terminated by either party with 60 days’ notice.
(9)	The Annual UW Rent and Annual UW Rent PSF reflects the straight line average of SunTrust’s contractual rent through December 31, 2025. The current Annual UW Rent and Annual UW Rent PSF are $615,769 and $25.62 PSF, respectively.
(10)	SunTrust Bank has two, five-year lease renewal options.
(11)	SunTrust Bank occupies 3,421 SF of the 5,060 SF of ground floor retail space that is owned by the City of Norfolk and leased to the 150 West Main Street Borrower under the Prime Lease. SunTrust Bank may terminate its lease on December 31, 2022 with nine months’ notice and payment of an estimated termination fee of $775,937 within 30 days of such notice equal to the sum of six months’ rent and 50% of the unamortized balance of tenant improvements and leasing commissions. SunTrust Bank may also terminate its lease on December 31, 2023 if by December 31, 2020, the Prime Lease is not extended through December 31, 2025 with at least nine months’ notice and payment of a termination fee within 30 days of such notice equal to 50% of the unamortized balance of tenant improvements and leasing commissions.
(12)	T. Parker Host, Inc. has one, five-year lease renewal option.
(13)	T. Parker Host, Inc. may terminate its lease on December 31, 2022 with nine months’ written notice and an estimated termination payment of $1,237,254, which is equal to nine months’ rent and unamortized tenant improvements, leasing commissions and rent abatements using an annual interest rate of 6%.
(14)	The Annual UW Rent and Annual UW Rent PSF reflects the straight line average of CB Richard Ellis of Virginia’s contractual rent through December 31, 2020. The current Annual UW Rent and Annual UW Rent PSF are $487,752 and $26.00 PSF, respectively.
(15)	CB Richard Ellis of Virginia has one, five-year renewal option.
(16)	CB Richard Ellis of Virginia may terminate its lease if the 150 West Main Street Borrower (i) terminates the property management agreement or leasing agreement with CB Richard Ellis of Virginia or (ii) reduces the property management fee, with 90 days written notice following the tenant’s receipt of written notice from the 150 West Main Street Borrower of the occurrence of (i) and/or (ii) above. In the event that tenant exercises its termination option, the tenant must vacate the premises within nine months of providing notice to the 150 West Main Street Borrower.

A-3-81

MSC 2017-H1	150 West Main Street

The following table presents certain information relating to the lease rollover schedule at the 150 West Main Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2017	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	1	2,587	$28.70	1.1%	1.1%	$74,248	1.4%	1.4%
2019	2	6,333	$26.55	2.8%	3.9%	$168,159	3.2%	4.6%
2020	3	24,071	$26.75	10.6%	14.5%	$643,980	12.2%	16.8%
2021	1	11,060	$27.88	4.9%	19.4%	$308,326	5.8%	22.6%
2022	6	79,211	$27.46	34.8%	54.2%	$2,174,739	41.2%	63.8%
2023	0	0	$0.00	0.0%	54.2%	$0	0.0%	63.8%
2024	0	0	$0.00	0.0%	54.2%	$0	0.0%	63.8%
2025	1	24,030	$28.34	10.6%	64.7%	$681,076	12.9%	76.7%
2026	2	48,521	$25.34	21.3%	86.0%	$1,229,534	23.3%	100.0%
2027	0	0	$0.00	0.0%	86.0%	$0	0.0%	100.0%
2028 & Beyond	0	0	$0.00	0.0%	86.0%	$0	0.0%	100.0%
Vacant	0	31,797	$0.00	14.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	16	227,610	$26.96	100.0%		$5,280,061	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	UW Rent PSF Rolling and Total UW Base Rent Rolling exclude vacant space.

The Market. The 150 West Main Street Property is located in Norfolk, Virginia within the Virginia Beach-Norfolk-Newport News MSA. The MSA includes Hampton Roads, which is the world’s largest natural deep water harbor. According to the appraisal, the largest employer in the region is the U.S. Department of Defense. There are several major military bases in Hampton Roads including Oceana, Dam Neck, Fort Story, Fort Monroe and Little Creek Amphibious Base. Huntington Ingalls Industries, Inc., a designer and builder of nuclear and non-nuclear ships for the U.S. Navy and Coast Guard, is the second largest employer. Sentara Healthcare, a non-profit health system serving Virginia and North Carolina, with 12 hospitals, outpatient care centers and imaging centers, is the third largest employer.

The 150 West Main Street Property is located within downtown Norfolk. The primary business areas of downtown Norfolk are bordered by Waterside Drive to the south, Boush Street to the east, Brambleton Avenue to the north and St. Paul Boulevard to the east. There have been recent capital investments in new developments throughout downtown Norfolk such as the Icon at City Walk Apartments, the Waterside District, The Main, a new Hilton hotel and the Norfolk Consolidated Courts Complex.

The 150 West Main Street Property is located 0.2 miles west of the Icon at City Walk Apartments, a 24-story luxury high-rise apartment building with 275 units that is scheduled to be delivered at the end of 2017. The Icon at City Walk Apartments is a redevelopment of the former 24-story Bank of America Center. Approximately 0.3 miles southwest of the 150 West Main Street Property is the Waterside District, a $40 million renovation of an entertainment and retail complex located along the Elizabeth River in downtown Norfolk. The Waterside District recently opened on May 11, 2017 and will include approximately 19 restaurants and bars with an outdoor patio hosting a weekly rotation of food trucks. Additionally, Hilton Hotels has invested approximately $125 million in the recently opened Hilton Norfolk The Main hotel, a 300-room hotel and conference center at the intersection of Granby Street and Main Street, approximately one block from the 150 West Main Street Property. Lastly, 0.5 miles east of the 150 West Main Street Property is the Norfolk Consolidated Courts Complex, a $123 million project. Phase I of the project was recently opened and includes an eight-story building and consolidates the Circuit and General District courts into a single facility. Phase II of the project is expected to consist of a five-story building which will adjoin Phase I to the east. Phase II, when complete, is expected to add the Juvenile and Domestic Relations courts and associated functions. Altogether, the 400,000 SF courthouse is expected to provide for twenty-four courtrooms and all necessary support facilities.

According to the appraisal, the 150 West Main Street Property is located within the Downtown Class A office submarket of the Hampton Roads Class A office market. As of the first quarter of 2017, the Downtown Class A office submarket had a total inventory of approximately 2.3 million SF of office space with a vacancy rate of 9.8% and average asking rents of $23.19 PSF. The appraiser concluded market rents for the 150 West Main Street Property of $26.62 PSF. According to the appraisal, there are currently no new office projects under development in the Hampton Roads Class A market.

According to the appraisal, the estimated 2016 population within a one-, three-, and five- mile radius of the 150 West Main Street Property was 14,471, 131,530 and 273,411, respectively and the estimated 2016 average household income within the same radii was $74,748, $55,570 and $60,256, respectively.

A-3-82

MSC 2017-H1	150 West Main Street

The following table presents leasing data at certain office competitive properties with respect to the 150 West Main Street Property:

Competitive Property Summary
Property Name/Address	Year Built	Class	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Lease Type
Town Point Center 150 Boush St. Norfolk, VA	1986	A	131,484	Free Agents Marketing	2,792	Feb-2016	5.0	$21.00	FSG
Dominion Tower 999 Waterside Dr Norfolk, VA	1989	A	405,539	Bank of America Invest	15,389	Nov-2016	10.0	$25.50	FSG
The Wells Fargo Center 440 Monticello Ave Norfolk, VA	2010	A	299,847	UBS Financial Services	13,000	Aug-2016	10.0	$30.00	FSG
World Trade Center 101 W. Main St Norfolk, VA	1983	A	367,000	Wilson & McIntyre	3,460	Apr-2016	10.0	$24.00	FSG
World Trade Center 101 W. Main St. Norfolk, VA	1983	A	367,000	Jamestown Ventures	1,914	Jan-2016	5.0	$23.00	FSG

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 150 West Main Street Property:

Cash Flow Analysis
2014		2015	2016	2/28/2017 TTM	UW	UW PSF
Base Rent(1)	$4,941,360	$4,580,469	$5,003,869	$5,009,935	$6,065,310	$26.65
Rent Abatements(2)	$0	($241,567)	($969,304)	($760,706)	$0	$0.00
Total Recoveries	$209,510	$144,496	$90,954	$94,260	$91,620	$0.40
Other Income(3)	$173,239	$138,932	$89,264	$90,297	$98,935	$0.43
Less Vacancy & Credit Loss(4)	$0	$0	$0	$0	($785,249)	($3.45)
Effective Gross Income	$5,324,109	$4,622,330	$4,214,783	$4,433,786	$5,470,615	$24.04
Total Operating Expenses	$2,178,646	$2,212,976	$2,240,632	$2,250,523	$2,329,264	$10.23
Net Operating Income(2)	$3,145,463	$2,409,354(4)	$1,974,151(4)	$2,183,263(4)	$3,141,351(4)	$13.80
Capital Expenditures	$0	$0	$0	$0	$45,522	$0.20
TI/LC	$0	$0	$0	$0	$227,610	$1.00
Net Cash Flow(2)	$3,145,463	$2,409,354	$1,974,151	$2,183,263	$2,868,219	$12.60

Occupancy %(5)	80.7%	75.2%	86.6%	86.0%	86.0%
NOI DSCR	1.41x	1.08x	0.88x	0.98x	1.41x
NCF DSCR	1.41x	1.08x	0.88x	0.98x	1.28x
NOI Debt Yield	8.9%	6.8%	5.6%	6.2%	8.9%
NCF Debt Yield	8.9%	6.8%	5.6%	6.2%	8.1%

(1)	UW Base Rent and UW Base Rent PSF include (i) approximately $80,136 of straight line average contractual rent steps for investment grade tenants, including SunTrust Bank ($65,307) and CB Richard Ellis of Virginia ($14,829), (ii) approximately $85,795 of additional contractual rent steps through March 2018 for non-investment grade tenants and (iii) a vacancy gross up of $785,249.
(2)	The decrease in Net Operating Income from 2015 through 2016 is primarily attributed to abated rent associated with three new leases, Wall Einhorn & Chernitzer, P.C., T. Parker Host, Inc., and CoStar Realty Inform, totaling 51,258 SF (22.5% NRA), that commenced between September 2015 and August 2016. The increase in Net Operating Income from 2016 through UW is primarily attributed to abated rent periods associated with those same leases that have expired.
(3)	UW Other Income includes $94,519 of rental income from the SunTrust Retail Sublease, which is based on the straight line average over the term of the SunTrust Retail Sublease. The SunTrust Retail Sublease has an expiration date of December 31, 2025 and requires a current annual rent of $87,663 with 2.5% annual increases. SunTrust Bank may terminate the SunTrust Retail Sublease on December 31, 2023 if by December 31, 2020, the Prime Lease between the 150 West Main Street Borrower and the City of Norfolk is not extended through December 31, 2025. The Prime Lease has an expiration date of December 31, 2023 and requires a current annual rent of $73,088. The straight line average of the Prime Lease rent equal to $79,682 is included in Total Operating Expenses.
(4)	The underwritten economic vacancy is 12.6%. The 150 West Main Street Property was 86.0% occupied as of April 1, 2017.
(5)	2/28/2017 TTM Occupancy % is as of the rent roll dated April 1, 2017.

Escrows and Reserves. The 150 West Main Street Mortgage Loan documents provide for upfront reserves in the amount of $41,779 for real estate taxes, $52,000 for insurance premiums, $116,173 for condominium common charges and $17,828 for monthly rent payable under the Prime Lease. The 150 West Main Street Borrower is required to escrow monthly: (i) 1/12 of the annual estimated tax payments and annual estimated insurance premiums, equating to $41,779 and $4,333, respectively; (ii) $18,968 for future tenant improvements and leasing commissions (“Rollover Reserve Subaccount”); and (iii) $3,794 for replacement and repairs.

A-3-83

MSC 2017-H1	150 West Main Street

Lockbox and Cash Management. The 150 West Main Street Mortgage Loan requires a lender-controlled hard lockbox account, which is already in place, with springing cash management. The 150 West Main Street Mortgage Loan requires all rents to be directly deposited by tenants of the 150 West Main Street Property into such lockbox account. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are required to be swept to the 150 West Main Street Borrower’s operating account. During a Cash Management Period, all funds in the lockbox account are required to be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon the earlier of (i) the occurrence of an event of default; (ii) the debt service coverage ratio being less than 1.10x at the end of any calendar quarter; or (iii) the commencement of a Lease Sweep Period (as defined below). A Cash Management Period will end, with regard to clause (i), upon the cure of such event of default, provided no other event of default has occurred and is continuing; with regard to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.11x for two consecutive calendar quarters; and with regard to clause (iii), once the Lease Sweep Period has ended.

A “Lease Sweep Period” will commence upon the occurrence of the earlier of (i) the date that is 12 months prior to the end of the term of any lease (inclusive of renewal terms) at the 150 West Main Street Property that represents more than 12% of the NRA or more than 12% of annual base rent (a “Major Lease”); (ii) the date required under a Major Lease by which the applicable tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (iii) the date any Major Lease is surrendered, cancelled or terminated prior to its then current expiration date (other than with the lender’s consent); (iv) the date any tenant under a Major Lease provides notice of termination or discontinues its business at its premises or gives notice that it intends to discontinue its business; (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a default in the payment of rent or a material non-monetary obligation under any Major Lease by the applicable tenant thereunder; or (vi) an insolvency proceeding with respect to a tenant under a Major Lease.

A Lease Sweep Period will end, with respect to clauses (i), (ii), (iii) and (iv) above, upon the occurrence of the earlier of (x) a tenant under a Major Lease exercises its renewal or extension option on a lease acceptable to the lender and the lender determining that funds accumulated in the Rollover Reserve Subaccount are sufficient to cover leasing expenses and rent abatement periods in connection with such extension, (y) all Major Lease space being leased to one or more tenants acceptable to the lender and the lender determining that funds accumulated in the Rollover Reserve Subaccount are sufficient to cover leasing expenses and rent abatement periods under such acceptable lease; or (z) the commencement of rent payment under replacement leases acceptable to lender which provide rent sufficient to cover the rent due under the subject Major Lease that gave rise to the Lease Sweep Period and the lender determining that funds accumulated in the Rollover Reserve Subaccount are sufficient to cover leasing expenses and rent abatement periods under such acceptable lease; with respect to clause (v) above, the applicable default has been cured, and no default by any other tenant under a Major Lease has occurred for a period of six consecutive months following such cure; or with respect to (vi) above, the applicable insolvency proceeding has terminated and the applicable Major Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The 150 West Main Street loan documents require that the “all risk” insurance policy required to be maintained by the 150 West Main Street Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 150 West Main Street Property. The 150 West Main Street loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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A-3-85

MSC 2017-H1	1615 Poydras

Mortgage Loan No. 11 – 1615 Poydras

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	SMF III			Single Asset/Portfolio:	Single Asset
Original Balance:	$34,000,000			Location:	New Orleans, LA 70112
Cut-off Date Balance:	$33,961,709			General Property Type:	Office
% of Initial Pool Balance:	3.1%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	Frank B. Stewart, Jr. , Frank Levy			Year Built/Renovated:	1984/2006, 2014
Mortgage Rate:	4.7500%			Size:	501,741 SF
Note Date:	5/5/2017			Cut-off Date Balance PSF:	$68
First Payment Date:	6/6/2017			Maturity Date Balance PSF:	$55
Maturity Date:	5/6/2027			Property Manager:	Stewart Capital, L.L.C.
Original Term to Maturity:	120 months				(borrower related)
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI(3):	$4,004,740
Seasoning:	1 month			UW NOI Debt Yield:	11.8%
Prepayment Provisions:	LO (25); YM1 (89); O (6)			UW NOI Debt Yield at Maturity:	14.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.57x
Additional Debt Type:	N/A			Most Recent NOI:	$3,549,735 (2/28/2017 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$3,544,116 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$3,218,577 (12/31/2015)
Reserves				Most Recent Occupancy:	81.2% (5/1/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	82.2% (12/31/2016)
RE Tax:	$256,339	$51,268	N/A	3rd Most Recent Occupancy:	85.0% (12/31/2015)
Insurance:	$106,763	$35,588	N/A	Appraised Value (as of):	$55,260,000 (4/25/2017)
Recurring Replacements:	$0	$11,854	N/A	Cut-off Date LTV Ratio:	61.5%
TI/LC(1):	$1,000,000	$62,718	$5,500,000	Maturity Date LTV Ratio:	50.3%
Deferred Maintenance:	$1,201,175	$0	N/A
Other(2):	$2,068,110	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$34,000,000	96.6%	Loan Payoff:	$30,015,688	85.3%
Borrower Equity:	$1,200,125	3.4%	Reserves:	$4,632,387	13.2%
			Closing Costs:	$552,050	1.6%
Total Sources:	$35,200,125	100.0%	Total Uses:	$35,200,125	100.0%

(1)	Provided no event of default then exists, ongoing TI/LC deposits will be suspended at any time that the aggregate general TI/LC and the Freeport Reserve (as defined below) is equal to or greater than $5,500,000.

(2)	Other Reserves consist of $1,568,110 for outstanding tenant improvements and leasing commissions and $500,000 related to FM Services Company (the “Freeport Reserve”).

(3)	UW NOI is higher than the Most Recent NOI due in part to increased rental income from contractual rent increases from the prior year, contractual rent increases through November 1, 2017, and new and renewed leases. Underwritten expenses are less than historical expenses primarily due to the historical management fee being 5%. Underwritten NOI reflects a 4% management fee.

The Mortgage Loan. The eleventh largest mortgage loan (the “1615 Poydras Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $34,000,000 and is secured by a first priority fee mortgage encumbering an office property located in New Orleans, Louisiana (the “1615 Poydras Property”). The proceeds of the 1615 Poydras Mortgage Loan were primarily used to refinance existing debt on the 1615 Poydras Property, fund reserves and pay closing costs.

The Borrower and the Sponsors. The borrower is Poydras (Louisiana), L.L.C. (the “1615 Poydras Borrower”), a single-purpose Louisiana limited liability company with one independent director. The loan sponsors and non-recourse carve-out guarantors are Frank B. Stewart, Jr. and Frank Levy. Frank B. Stewart, Jr. owns a 126,000 SF office building in Dallas, Texas, and three office buildings in Northpark Business Center in Covington, Louisiana, as well as several hotels in the greater New Orleans area. Frank Levy has over 15 years of experience investing in commercial real estate and startup companies. He is or has been involved in several real estate ventures in Florida, Mississippi, the Bahamas and Louisiana.

The Property. The 1615 Poydras Property, located at 1615 Poydras Street in New Orleans, Louisiana, consists of a 23-story Class A high-rise office building totaling 501,741 SF, inclusive of 7,946 SF of ground floor retail space. The 1615 Poydras Property was constructed in 1984. The 1615 Poydras Property offers office space with city views and a central location in downtown New Orleans. The 1615 Poydras Property also includes an attached, eight-story, 508-stall parking garage (which equates to 1.01 parking spaces per 1,000 SF of NRA), 24-hour manned security, and a cafeteria. The 1615 Poydras Property is located across the street from the Mercedes-Benz Superdome in the New Orleans CBD. Access to the 1615 Poydras Property is provided via the Interstate 10 and Highway 90 interchange. Other demand drivers within walking distance of the 1615 Poydras Property are the Hale Boggs Federal Building and U.S. Courthouse, the French Quarter and City Hall.

A-3-86

MSC 2017-H1	1615 Poydras

The 1615 Poydras Property is currently 81.2% occupied as of May 1, 2017 by 25 tenants. The 1615 Poydras Property is leased to tenants in various industries including energy, education, automobile manufacturing, technology, legal, insurance, government and financial services. Tenants accounting for approximately 49.3% of the net rentable area have been in occupancy for more than 10 years.

Major Tenant.

FM Services Company (210,263 SF, 41.9% of NRA, 52.1% of underwritten base rent). FM Services Company is a wholly-owned subsidiary of Freeport-McMoRan Copper & Gold, Inc. that operates as a financial advising company. At the 1615 Poydras Property, FM Services Company runs its finance, legal and tax, accounting, business development, IT and organizational development operations to support the various mining and remaining oil and gas divisions for Freeport McMoRan Copper & Gold, Inc. The FM Services Company lease is guaranteed by its parent company, Freeport-McMoRan Copper & Gold, Inc. FM Services Company has been in occupancy since 1985 and has a current lease expiration date of April 30, 2026. FM Services Company has two five-year renewal options remaining. FM Services Company has the one-time right to reduce its space by up to two floors (approximately 45,130 SF) effective April 30, 2021 with 12 months’ notice and payment of a fee of approximately $717,000. Additionally, FM Services Company has the one-time right to terminate its lease effective April 30, 2023 with 18 months’ notice and payment of a fee of approximately $2.3 million.

The following table presents a summary regarding major tenants at the 1615 Poydras Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Major Tenants
FM Services Company(4)	BB+/B1/BB-	210,263	41.9%	$3,507,073	52.1%	$16.68	4/30/2026(5)
ANKOR Energy LLC (KNOC)(6)	NR/NR/NR	37,156	7.4%	$613,074	9.1%	$16.50	10/31/2024(7)
Kuchler Polk Schell Weiner & Richeson, LLC	NR/NR/NR	25,568	5.1%	$457,923	6.8%	$17.91	8/31/2026(8)
Gillis, Ellis & Baker	NR/NR/NR	21,970	4.4%	$351,520	5.2%	$16.00	3/31/2025
Duplantier, Hrapmann, Hogan & Maher, LLP	NR/NR/NR	17,716	3.5%	$260,445	3.9%	$14.68	6/30/2025
Subtotal/Wtd. Avg.		312,673	62.3%	$5,190,034	77.1%	$16.60

Other Tenants		94,675	18.9%	$1,544,620	22.9%	$16.31
Vacant Space		94,393	18.8%	$0	0.0%	$0.00
Total/Wtd. Avg.		501,741	100.0%	$6,734,654	100.0%	$16.53

(1)	Information is based on the underwritten rent roll dated May 1, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Rent PSF figures exclude vacant space.

(4)	FM Services Company is not occupying 22,585 SF of its leased space and is currently marketing it for sublease. Additionally, FM Services Company subleases a portion of its third floor space to a tenant that operates a cafeteria.

(5)	FM Services Company has the one-time right to reduce its space by up to two floors (approximately 45,130 SF) effective April 30, 2021 with 12 months’ notice and payment of a fee of approximately $717,000. Additionally, FM Services Company has the one-time right to terminate its lease effective April 30, 2023 with 18 months’ notice and payment of a fee of approximately $2.3 million.

(6)	ANKOR Energy LLC (KNOC) subleases a portion of its space (approximately 5,542 SF) to Cox Operating, LLC with a lease expiration in October 2017. Cox Operating, LLC has entered into a direct lease to lease the related space immediately after the sublease expires.

(7)	ANKOR Energy LLC (KNOC) has the one-time right to terminate its lease effective October 31, 2022 with 12 months’ notice.

(8)	Kuchler Polk Schell Weiner & Richeson, LLC has the one-time right to terminate its lease effective August 31, 2021 or August 31, 2023 with 9 months’ notice and payment of a fee equal to unamortized tenant improvements and leasing commissions.

A-3-87

MSC 2017-H1	1615 Poydras

The following table presents certain information relating to the lease rollover schedule at the 1615 Poydras Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(4)	2	2,747	$8.80	0.5%	0.5%	$2,640	0.0%	0.0%
2017	3	19,109	$18.15	3.8%	4.4%	$346,808	5.1%	5.2%
2018	4	10,154	$15.80	2.0%	6.4%	$160,427	2.4%	7.6%
2019	5	17,024	$15.22	3.4%	9.8%	$259,081	3.8%	11.4%
2020	3	11,989	$17.00	2.4%	12.2%	$203,813	3.0%	14.4%
2021	4	12,769	$16.61	2.5%	14.7%	$212,125	3.1%	17.6%
2022	0	0	$0.00	0.0%	14.7%	$0	0.0%	17.6%
2023	0	0	$0.00	0.0%	14.7%	$0	0.0%	17.6%
2024	4	58,039	$16.76	11.6%	26.3%	$972,800	14.4%	32.0%
2025	3	39,686	$15.42	7.9%	34.2%	$611,965	9.1%	41.1%
2026	14	235,831	$16.81	47.0%	81.2%	$3,964,995	58.9%	100.0%
2027	0	0	$0.00	0.0%	81.2%	$0	0.0%	100.0%
2028	0	0	$0.00	0.0%	81.2%	$0	0.0%	100.0%
2029	0	0	$0.00	0.0%	81.2%	$0	0.0%	100.0%
2030 & Beyond	0	0	$0.00	0.0%	81.2%	$0	0.0%	100.0%
Vacant	0	94,393	$0.00	18.8%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	42	501,741	$16.53	100.0%		$6,734,654	100.0%

(1)	Information is based on the underwritten rent roll dated May 1, 2017.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

(3)	UW Rent PSF Rolling figures exclude vacant space.

(4)	Includes a management office.

The Market. The 1615 Poydras Property is located in New Orleans, Orleans County, Louisiana. The 1615 Poydras Property is situated in the New Orleans/Metairie/Kenner office market. According to the appraisal, the 1615 Poydras Property sits in the New Orleans central business district submarket. The New Orleans central business district submarket contains over nine million SF with a first quarter 2017 vacancy rate of 3.7% and asking rent of $19.23 PSF. Four and five star properties encompass 5.5 million SF of office space with a first quarter 2017 5.2% vacancy rate and average asking rent of $20.60 PSF. The appraisal determined a market rent range of $16.00 to $18.00 PSF for office space and $14.50 PSF for retail space. The estimated 2016 population within a one-, three- and five-mile radius of the 1615 Poydras Property was 19,781, 192,410 and 375,084 people, respectively. The estimated 2016 median household income within a one-, three- and five-mile radius of the 1615 Poydras Property was $24,473, $34,705 and $37,929, respectively.

A-3-88

MSC 2017-H1	1615 Poydras

The following table presents recent leasing data with respect to competitive office properties with respect to the 1615 Poydras Property as identified in the appraisal:

Competitive Property Summary
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF
1st Bank & Trust Tower 909 Poydras Street New Orleans, LA	1987	86.0%	545,157	Stone Pigman Bland & Partners Coker & Palmer First Insurance Quoted	42,748 5,670 2,019 4,965 -	Nov-16 Sep-16 Jun-15 Feb-15 -	16.0 5.2 5.0 5.0 -	$19.00 $18.50 $18.00 $18.50 $15.95 - $20.50
1555 Poydras Street 1555 Poydras Street New Orleans, LA	1981	83.0%	467,671	AECOM Quoted	3,833 -	Mar-13 -	5.0 -	$17.94 $19.00 - $20.00
Poydras Center 650 Poydras Street New Orleans, LA	1983	87.0%	453,255	Wilson Elner Quoted	3,988 -	Jul-16 -	5.0 -	$18.50 $17.50 - $18.50
400 Poydras Tower 400 Poydras Street New Orleans, LA	1983	85.0%	599,406	Lewis Brisbois Bisgaard & Smith LLP Consulado General Dominicana Quoted	5,023 1,294 -	May-15 Jan-15 -	5.2 5.0 -	$18.83 $16.00 $16.50 - $18.50
1250 Poydras and 639 Loyola Office Towers 1250 Poydras Street, 639 Loyola Avenue New Orleans, LA	1978	95.0%	946,340	Confidential Kinney Quoted	969 6,433 -	Jan-16 Jun-14 -	3.0 5.0 -	$19.50 $18.50 $12.50 - $20.00
1515 Poydras Street 1515 Poydras Street New Orleans, LA	1983	75.0%	529,474	Undisclosed URS Corporation Quoted	2,309 58,296 -	May-16 Jul-14 -	1.0 10.7 -	$17.50 $17.00 $19.00
Energy Centre 1100 Poydras Street New Orleans, LA	1984	91.0%	757,275	Undisclosed Quoted	3,124 -	Jun-16 -	5.0 -	$19.50 $18.50
One Shell Square 701 Poydras Street New Orleans, LA	1972	97.0%	1,249,500	Undisclosed Quoted	2,085 -	Jul-15 -	3.0 -	$19.75 $19.50

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 1615 Poydras Property:

Cash Flow Analysis
	2014	2015	2016	2/28/2017 TTM	UW	UW PSF
Base Rent	$5,925,586	$6,247,274	$6,542,296	$6,617,349	$8,433,728	$16.81
Total Recoveries	$208,219	$131,408	$123,284	$121,033	$121,033	$0.24
Other Income(1)	$889,228	$972,834	$878,893	$859,380	$859,380	$1.71
Less Vacancy & Credit Loss	$0	$0	$0	$0	($1,699,074)	($3.39)
Effective Gross Income	$7,023,033	$7,351,516	$7,544,473	$7,597,762	$7,715,068	$15.38
Total Operating Expenses	$4,223,996	$4,132,939	$4,000,358	$4,048,027	$3,710,327	$7.39
Net Operating Income(2)	$2,799,037	$3,218,577	$3,544,116	$3,549,735	$4,004,740	$7.98
Capital Expenditures	$0	$0	$0	$0	$142,245	$0.28
TI/LC	$0	$0	$0	$0	$523,553	$1.04
Net Cash Flow	$2,799,037	$3,218,577	$3,544,116	$3,549,735	$3,338,943	$6.65

Occupancy %(3)	85.2%	85.0%	82.2%	82.2%	80.1%
NOI DSCR	1.32x	1.51x	1.67x	1.67x	1.88x
NCF DSCR	1.32x	1.51x	1.67x	1.67x	1.57x
NOI Debt Yield	8.2%	9.5%	10.4%	10.5%	11.8%
NCF Debt Yield	8.2%	9.5%	10.4%	10.5%	9.8%

(1)	Other Income includes storage income and parking income.

(2)	UW Net Operating Income is higher than the 2/28/2017 TTM Net Operating Income due in part to increased rental income from contractual rent increases from the prior year, contractual rent increases through November 1, 2017 and new and renewed leases. UW expenses are less than historical expenses primarily due to the historical management fee being 5%. UW Net Operating Income reflects a 4% management fee.

(3)	Occupancy % for 2014, 2015 and 2016 represents average physical occupancy for each respective year. TTM Occupancy % equates to physical occupancy as of May 1, 2017. UW Occupancy % is based on underwritten economic occupancy.

A-3-89

MSC 2017-H1	Grand Marc at Riverside

Mortgage Loan No. 12 – Grand Marc at Riverside

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	SMF III			Single Asset/Portfolio:	Single Asset
Original Balance:	$33,000,000			Location:	Riverside, CA 92507
Cut-off Date Balance:	$33,000,000			General Property Type:	Multifamily
% of Initial Pool Balance:	3.0%			Detailed Property Type:	Student Housing
Loan Purpose:	Acquisition			Title Vesting:	Leasehold
Sponsors:	Harmonia Hopkins LLC; Harmonia Capital			Year Built/Renovated:	2001/N/A
	USA, Inc.; Tong Gao; Lei Zheng			Size:	760 Beds
Mortgage Rate:	4.9400%			Cut-off Date Balance per Bed:	$43,421
Note Date:	2/1/2017			Maturity Date Balance per Bed:	$35,160
First Payment Date:	3/6/2017			Property Manager:	D.P. Preiss Company, Inc. d/b/a
Maturity Date:	2/6/2027				The Preiss Company
Original Term to Maturity:	120 months
Original Amortization Term:	300 months			Underwriting and Financial Information
IO Period:	24 months			UW NOI:	$3,618,969
Seasoning:	4 months			UW NOI Debt Yield:	11.0%
Prepayment Provisions:	LO (28); DEF/YM1 (88); O (4)			UW NOI Debt Yield at Maturity:	13.5%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.53x
Additional Debt Type:	N/A			Most Recent NOI:	$3,561,560 (1/31/2017 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$3,531,589 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$3,181,674 (12/31/2015)
Reserves				Most Recent Occupancy:	99.5% (1/25/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2016)
RE Tax:	$47,503	$47,503	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2015)
Insurance:	$104,664	$8,051	N/A	Appraised Value (as of):	$51,040,000 (1/9/2017)
Recurring Replacements:	$0	$8,215	N/A	Cut-off Date LTV Ratio:	64.7%
Other(1):	$35,950	$35,950	N/A	Maturity Date LTV Ratio:	52.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$33,000,000	73.8%	Purchase Price(2):	$44,100,000	98.7%
Borrower Equity:	$11,694,734	26.2%	Reserves:	$188,117	0.4%
			Closing Costs:	$406,618	0.9%
Total Sources:	$44,694,734	100.0%	Total Uses:	$44,694,734	100.0%

(1)	Other Reserves consist of 1/12 of the annual ground rent payable, which currently equates to $35,950. On a monthly basis, the borrower is required to escrow 1/12 of the annual ground rent payable.

(2)	The Grand Marc at Riverside Property was previously collateral for a loan securitized in GECMC 2006-C1. The previous loan defaulted in June 2013, was transferred to special servicing and title was taken via foreclosure in March 2014. The sponsors purchased the Grand Marc at Riverside Property out of foreclosure.

The Mortgage Loan. The twelfth largest mortgage loan (the “Grand Marc at Riverside Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $33,000,000 and is secured by a first priority leasehold mortgage encumbering a student-housing property located in Riverside, California (the “Grand Marc at Riverside Property”). The proceeds of the Grand Marc at Riverside Mortgage Loan were primarily used to acquire the Grand Marc at Riverside Property, fund reserves and pay closing costs.

The Borrower and Sponsors. The borrower is HH Riverside Property LLC (the “Grand Marc at Riverside Borrower”), a single-purpose Delaware limited liability company with one independent director. The sponsors and non-recourse carveout guarantors are Harmonia Hopkins LLC, Harmonia Capital USA, Inc., Tong Gao and Lei Zheng. Harmonia Capital USA, Inc. (“Harmonia Capital”) is a real estate firm founded in 2011 and based in Baltimore, Maryland. Harmonia Hopkins LLC is a subsidiary of Harmonia Capital, an investment provider focused on international wealth management, foreign fund management and other services. Harmonia Hopkins LLC specializes in the acquisition and management of commercial real estate and focuses on student-housing projects across the United States. Within the United States, Harmonia Hopkins LLC’s student-housing portfolio is comprised of approximately 2,920 units in Texas, New York and Maryland. Tong Gao and Lei Zheng are executive directors of Harmonia Hopkins LLC.

The Property. The Grand Marc at Riverside Property, located in Riverside, California, consists of a 760 bed garden-style student-housing property that was 99.5% leased as of January 25, 2017. The Grand Marc at Riverside Property features six four-story apartment buildings and a one-story ancillary and leasing building that were built in 2001. The Grand Marc at Riverside Property is located approximately 0.2 miles west of the University of California at Riverside and 3.4 miles east of Riverside City College, which reported fall 2016 student enrollment of 22,921 and 19,466, respectively. The Grand Marc at Riverside Property is comprised of eight one-bedroom units, 32 two-bedroom units and 172 four-bedroom units ranging from 677 SF to 1,415 SF.

A-3-90

MSC 2017-H1	Grand Marc at Riverside

The Grand Marc at Riverside Property is leased on a per bedroom basis and each unit is fully furnished. Unit amenities include individual unit furniture including chair, double bed, dresser and nightstand. Each unit also contains a fully equipped kitchen, including refrigerator, garbage disposal, dishwasher and microwave oven. Additionally, each unit has an outdoor patio. Property amenities include a swimming pool with spa, exercise room, recreation room with pool tables, study center with WiFi, media center, basketball court, walking track and tanning room. The Grand Marc at Riverside Property also features gated access with onsite security and has 760 parking spaces, resulting in a parking ratio of approximately 3.58 spaces per unit or 1.00 space per bed. The Grand Marc at Riverside Property is leased on a per-bed basis with ten- and 12-month terms requiring either parental guarantees or two months’ rent as a security deposit.

The chart below shows the unit mix at the Grand Marc at Riverside Property:

Unit Mix Summary(1)
Floor Plan	No. of Units	% of Total	SF per Unit	Total SF	Monthly In- Place Rent Per Unit	Monthly Market Rent Per Unit(2)
1 Bedroom/1 Bath	8	3.8%	677	5,416	$1,460	$1,375
2 Bedroom/2 Bath	32	15.1%	904	28,928	$2,064	$1,900
4 Bedroom/4 Bath	172	81.1%	1,415	243,380	$3,016	$2,900
Total/Average	212	100.0%	1,310	277,724	$2,813	$2,692

(1)	Based on the rent roll dated January 25, 2017 and provided by the borrower.

(2)	Sourced from the appraisal.

The chart below shows the bed mix at the Grand Marc at Riverside Property:

Bed Mix Summary(1)
Floor Plan	No. of Beds	% of Total	SF per Bed	Total SF	Monthly In- Place Rent Per Bed	Monthly Market Rent Per Bed(2)
1 Bedroom/1 Bath	8	1.1%	677	5,416	$1,460	$1,375
2 Bedroom/2 Bath	64	8.4%	452	28,928	$1,032	$950
4 Bedroom/4 Bath	688	90.5%	354	243,380	$754	$725
Total/Average	760	100.0%	365	277,724	$785	$751

(1)	Based on the rent roll dated January 25, 2017 and provided by the borrower.

(2)	Monthly Market Rent Per Bed was calculated by taking the appraiser’s market rent per unit and dividing by the number of beds in the related unit.

The Market. The Grand Marc at Riverside Property is located in Riverside, Riverside County, California, within the Riverside-San Bernardino-Ontario, CA metropolitan statistical area. The Grand Marc at Riverside Property is situated in the university submarket. A market research report noted a submarket vacancy of 3.5% and comparable average rents for one-, two- and four-bedroom units of $1,375, $1,900 and $2,900, respectively, as of the fourth quarter of 2016. The appraisal noted that there was no incoming supply of competitive properties planned. The estimated 2016 population and median household income within a 5-mile radius of the Grand Marc at Riverside Property were 207,382 people and $52,535, respectively.

The following table presents certain information relating to competitive multifamily properties in the submarket:

Grand Marc at Riverside Property Comparable Rentals Summary(1)
Property Name Address City, State	Year Built	Occupancy	Units	Unit Size (Average SF)	Average Monthly Rent per Unit	Average Monthly Rent PSF
Grand Marc at Riverside Property 3549, 3549A, 3549B, 3549C,3549D, 3549E, 3549F Iowa Road Riverside, CA	2001	99.5%(2)	212(2)	1,310(2)	$2,813(2)	$2.15(2)
Stonehaven 3201 Canyon Crest Drive Riverside, CA	2000	97.0%	200	655	$1,850	$2.82
University Village Towers 3500 Iowa Avenue UC Riverside Riverside, CA	2005	98.0%	149	1,225	$2,094	$1.71
Sterling University Housing - Highlander 3080 Iowa Avenue Riverside, CA	2012	100.0%	215	955	$3,036	$3.18
Copper Canyon 1234 West Blaine Street Riverside, CA	1986	100.0%	296	579	$1,111	$1.92
Boulder Creek Apartments 2442 Iowa Avenue Riverside, CA	1985	97.0%	264	706	$1,383	$1.96

(1)	Sourced from the appraisal.

(2)	Based on the rent roll dated January 25, 2017 and provided by the borrower.

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MSC 2017-H1	Grand Marc at Riverside

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Grand Marc at Riverside Property:

Cash Flow Analysis
	4/30/2015 TTM(1)	2015	2016	1/31/2017 TTM	UW	UW per Bed
Base Rent	$5,651,544	$6,133,514	$6,551,572	$6,602,199	$7,190,904	$9,462
Other Income(2)	$312,515	$343,812	$343,250	$338,888	$338,888	$446
Less Vacancy & Credit Loss	$0	$0	$0	$0	($588,705)	($775)
Effective Gross Income	$5,964,059	$6,477,326	$6,894,822	$6,941,087	$6,941,087	$9,133
Total Operating Expenses	$3,219,127	$3,295,652	$3,363,233	$3,379,527	$3,322,118	$4,371
Net Operating Income	$2,744,932	$3,181,674	$3,531,589	$3,561,560	$3,618,969	$4,762
Capital Expenditures	$0	$0	$0	$0	$98,580	$130
Net Cash Flow	$2,744,932	$3,181,674	$3,531,589	$3,561,560	$3,520,389	$4,632

Occupancy %	97.0%	100.0%	100.0%	99.5%(3)	91.8%
NOI DSCR	1.19x	1.38x	1.53x	1.55x	1.57x
NCF DSCR	1.19x	1.38x	1.53x	1.55x	1.53x
NOI Debt Yield	8.3%	9.6%	10.7%	10.8%	11.0%
NCF Debt Yield	8.3%	9.6%	10.7%	10.8%	10.7%

(1)	The Grand Marc at Riverside Property was previously collateral to a loan securitized in GECMC 2006-C1. The previous loan defaulted in June 2013, was transferred to special servicing and title was taken via foreclosure in March 2014. As such, full year 2014 operating statements are not available.

(2)	Other Income includes late fees, application fees and lease termination fees.

(3)	Based on the rent roll dated January 25, 2017 and provided by the borrower.

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A-3-93

MSC 2017-H1	One Presidential

Mortgage Loan No. 13 – One Presidential

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$31,590,940			Location:	Bala Cynwyd, PA 19004
Cut-off Date Balance(1):	$31,556,008			General Property Type:	Office
% of Initial Pool Balance:	2.9%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Keystone Property Fund Management, L.P.			Year Built/Renovated:	1956/2007
				Size:	133,115 SF
				Cut-off Date Balance PSF(1):	$237
Mortgage Rate:	5.0800%			Maturity Date Balance PSF(1):	$198
Note Date(2):	5/5/2017			Property Manager:	Keystone Property Group, L.P. (borrower related)
First Payment Date:	6/5/2017
Maturity Date:	7/5/2026
Original Term to Maturity(2):	110 months
Original Amortization Term(2):	360 months
IO Period:	0 months			Underwriting and Financial Information
Seasoning:	1 months			UW NOI(3):	$3,229,558
Prepayment Provisions:	LO (25); DEF (80); O (5)			UW NOI Debt Yield(1):	10.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	12.2%
Additional Debt Type(1)(2):	Subordinate Debt			UW NCF DSCR(1):	1.48x
Additional Debt Balance(1)(2):	$3,600,000			Most Recent NOI:	$3,768,481 (3/31/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$3,766,221 (12/31/2016)
Reserves				3rd Most Recent NOI:	$3,443,280 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy(3):	98.0% (3/31/2017)
RE Tax:	$272,533	$30,281	N/A	2nd Most Recent Occupancy:	98.0% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	96.5% (12/31/2015)
Recurring Replacements:	$0	$2,219	$130,000	Appraised Value (as of):	$50,300,000 (4/6/2017)
TI/LC:	$0	$11,093	$0	Cut-off Date LTV Ratio(1):	62.7%
Other:	$0	$0	N/A	Maturity Date LTV Ratio(1):	52.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$35,600,000	100.0%	Loan Payoff:	$29,995,989	84.3%
			Closing Costs:	$2,936,286	8.2%
			Return of Equity:	$2,395,192	6.7%
			Reserves:	$272,533	0.8%
Total Sources:	$35,600,000	100.0%	Total Uses:	$35,600,000	100.0%

(1)	The One Presidential Mortgage Loan is part of the One Presidential Whole Loan, which is comprised of one senior note with an original principal balance of $31,590,940 and one subordinate note with an original principal balance of $3,600,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the One Presidential Mortgage Loan (excluding the subordinate note). The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the One Presidential Whole Loan (including the subordinate note) are $264, $221, 9.2% 11.0%, 1.33x, 69.9% and 58.5%, respectively.

(2)	The One Presidential Whole Loan, with an original principal balance of $35,600,000, was originated on June 6, 2016 with an initial term to maturity of 120 months, a mortgage rate of 5.0800% and required payments of principal and interest payments based on a 30-year amortization schedule. On May 5, 2017, the One Presidential Whole Loan, with an outstanding principal balance of $35,190,940, was split into a $31,590,940 senior note (the “One Presidential Mortgage Loan”) and a $3,600,000 subordinate note (the “One Presidential Subordinate Companion Loan”). Principal and interest payments will be allocated pro rata to the One Presidential Mortgage Loan and the One Presidential Subordinate Companion Loan prior to an event of default under the One Presidential Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The One Presidential Whole Loan” in the Preliminary Prospectus for a description of certain rights of the holder of the One Presidential Subordinate Companion Loan.

(3)	The Most Recent Occupancy includes 9,156 SF associated with two tenants that are dark but are currently still paying rent. These tenants were underwritten as vacant. Considering these tenants vacant, occupancy is 91.1%.

The Mortgage Loan. The thirteenth largest mortgage loan (the “One Presidential Mortgage Loan”) is part of a whole loan (the “One Presidential Whole Loan”) evidenced by a promissory note with an original principal balance of $31,590,940, secured by a first priority fee interest in a condominium unit comprised of a four-story suburban office building totaling 133,115 SF in Bala Cynwyd, Pennsylvania (the “One Presidential Property”). The proceeds of the One Presidential Mortgage Loan were used to pay off a previous mortgage loan, fund reserves, and pay closing costs of, and return equity to the One Presidential Borrower. The One Presidential Property previously secured a mortgage loan that was included in the DBUBS 2011-LC2A transaction that encumbered two other assets in addition to the One Presidential Property.

The Borrower and the Sponsor. The borrower is One Presidential Associates, L.P., a recycled single-purpose Pennsylvania limited partnership (the “One Presidential Borrower”). The One Presidential Borrower is owned by One Presidential GP, LLC (1.0% general partner interest) and One Presidential Limited, L.P. (99.0% limited partner interest) and is controlled indirectly by Keystone Property Fund II, L.P. (33.7% ownership interest) and Keystone Property Fund IIA, L.P (65.3% ownership interest). The loan sponsor is Keystone Property Fund Management, L.P (“Keystone Property

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MSC 2017-H1	One Presidential

Group”). Founded in 1991, the Keystone Property Group is a real estate investment firm specializing in acquiring, developing and managing commercial real estate. Keystone Property Group currently owns and operates over 10 million SF of properties in multiple United States markets, including four other assets in the Bala Cynwyd office market, totaling approximately 505,000 SF, in addition to the One Presidential Property. The related loan sponsors, Keystone Property Fund II, L.P. and Keystone Property Fund IIA, L.P. were subject to two foreclosure actions, as well as litigation with the related lender, in 2012. See “Description of the Mortgage Pool - Litigation and Other Considerations” section in Preliminary Prospectus.

The Property. The collateral for the One Presidential Mortgage Loan consists of the fee interest in a condominium unit comprised of a 133,115 SF, four-story, Class A suburban office building located in Bala Cynwyd, Pennsylvania at the intersection of Presidential Boulevard and City Avenue (Route 1) and east of the Schuylkill Expressway (I-76). The One Presidential Mortgage Loan also encumbers the remaining two units in the condominium, which are comprised of undeveloped land located on parking areas, which may be released pursuant to the One Presidential Whole Loan documents via partial defeasance. Approximately 10,789 SF of the One Presidential Property consists of retail space. Built in 1956 and renovated in 2007, the One Presidential Property is situated on approximately 5.5 acres and features a total of 450 parking spaces, reflecting an overall parking ratio of 3.4 spaces per 1,000 square feet of net rentable area (“NRA”). The sponsor acquired the One Presidential Property in 2006 and has spent approximately $11.0 million in capital improvements consisting of site work, interior, façade, parking lot and structure upgrades and replacements since acquisition. The sponsor has a reported cost basis in the One Presidential Property of approximately $36.2 million.

The three largest tenants at the One Presidential Property, Hamilton, Urologic Consultants of SE PA and Novak Francella LLC account for approximately 62.4% of the NRA and have been at the One Presidential Property since 2008. No other tenant represents more than 9.1% of the NRA.

The Condominium. The One Presidential Property is comprised of three separate condominium units. The One Presidential Borrower currently owns all three condominium units, but may release the two units that are comprised of undeveloped land pursuant to the terms of the One Presidential Whole Loan documents via partial defeasance. The One Presidential Borrower currently has the power to appoint all six board members, as each condominium unit has the right to appoint two members. The One Presidential Borrower currently has a 100% voting interest in the board. Upon the sale and release of the other two condominium units, the One Presidential Borrower will retain a 60% voting interest. This voting interest is appurtenant to the developed unit and, therefore, the One Presidential Borrower will continue to have a majority voting interest on the board even if the other two units are sold and released. The loan documents provide for personal liability to the One Presidential Borrower and non-recourse carveout guarantor for losses related to any failure to pay any assessments, common charges or other charges pursuant to the condominium declaration.

Major Tenants.

Hamilton (52,045 SF, 39.1% of NRA, 44.6% of underwritten rent). Founded in 1991, Hamilton Lane (“Hamilton”) is an alternative investment management firm with over 290 employees. Hamilton has been a tenant at the One Presidential Property since 2008 and has a lease expiration of December 31, 2021 with two, five-year lease renewal options and no termination options. Hamilton utilizes the One Presidential Property as its headquarters.

Urologic Consultants of SE PA (16,021 SF, 12.0% of NRA, 14.0% of underwritten rent). Urologic Consultants of SE PA (“Urologic Consultants”) provides general urology care to men and women as well as specialty care in all aspects of urologic oncology. The firm currently has over 70 health care staff across 10 individual sites. Urological Consultants has been a tenant at the One Presidential Property since 2008 and has two leases that expire, respectively, on October 31, 2020 for 6,359 SF of the space and November 30, 2023 for 9,662 SF of medical office space, each with two, five-year renewal options and no termination options. Urological Consultants utilizes the One Presidential Property as its headquarters.

Novak Francella LLC (14,965 SF, 11.2% of NRA, 11.8% of underwritten rent). Novak Francella LLC is a certified public accounting firm that provides audit, accounting, payroll audit and tax services. The firm currently has approximately 100 associates with offices located throughout Philadelphia, New York City, suburban Washington, D.C. and Boston. Novak Francella LLC has been a tenant at the One Presidential Property since 2008 and has a lease expiration of July 31, 2021 with two, five-year renewal options and no termination options.

Live Nation Worldwide, Inc. (12,170 SF, 9.1% of NRA, 8.8% of underwritten rent). Live Nation Worldwide, Inc. (“Live Nation”) produces live concerts and offers ticketing services for arenas, stadiums, professional sports franchises and leagues, college sports teams, performing arts venues, museums and theaters. Live Nation is a ticket seller and promoter of live entertainment which owns or operates about 165 venues in North America and Europe. Live Nation has been a tenant at the One Presidential Property since 2015 and has a lease expiration of September 30, 2025 with one, five-year renewal option. Live Nation may terminate its lease on June 6, 2021 with 12 months’ written notice and payment of a termination fee equal to the unamortized amount of tenant improvements and leasing commissions using an annual interest rate of 8.0%. Live Nation utilizes the One Presidential Property as its regional headquarters.

Global Employment Solutions, Inc. (9,811 SF, 7.4% of NRA, 8.8% of underwritten rent). Global Employment Solutions, Inc. (“Global Employment”) is a provider of professional and commercial staffing services, including temporary and contract staffing, temporary-to-hire staffing, consulting services, direct hire placement, executive search and on-site management. Global Employment has been a tenant at the One Presidential Property since 2008 and has a lease expiration of April 30, 2018 with two, five-year renewal options and no termination options.

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MSC 2017-H1	One Presidential

The following table presents certain information relating to the leases at the One Presidential Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P) (2)	Tenant SF	Approximate % of SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Tenants
Hamilton	NR/NR/NR	52,045	39.1%	$1,857,261	44.6%	$35.69	12/31/2021
Urologic Consultants of SE PA(4)	NR/NR/NR	16,021	12.0%	$585,137	14.0%	$36.52	10/31/2020
Novak Francella LLC	NR/NR/NR	14,965	11.2%	$490,163	11.8%	$32.75	7/31/2021
Live Nation Worldwide, Inc.(5)	NR/B1/BB-	12,170	9.1%	$365,100	8.8%	$30.00	9/30/2025
Global Employment	NR/NR/NR	9,811	7.4%	$367,913	8.8%	$37.50	4/30/2018
Subtotal/Wtd. Avg.		105,012	78.9%	$3,665,573	88.0%	$34.91

Other Tenants		16,235	12.2%	$500,641	12.0%	$30.84
Vacant Space(6)		11,868	8.9%	$0	0.0%	$0.00
Total/Wtd. Avg.		133,115	100.0%	$4,166,214	100.0%	$34.36

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Rent and Annual UW Rent PSF include rent steps through December 2017, totaling $55,422.

(4)	Urologic Consultants occupies 9,662 SF of medical office space, for which they pay an Annual UW Base Rent of $39.50 PSF under a lease expiring on November 30, 2023 and 6,359 SF of office space, for which they pay an Annual UW Base Rent $32.00 PSF under a lease expiring on October 31, 2020.

(5)	Live Nation may terminate its lease on June 6, 2021 with 12 months’ written notice and payment of a termination fee equal to the unamortized amount of tenant improvements and leasing commissions using an annual interest rate of 8.0%.

(6)	Vacant Space includes 9,156 SF associated with two tenants that are dark but are currently still paying rent. These tenants were underwritten as vacant. Considering this space as occupied, occupancy is 98.0%.

The following table presents certain information relating to the lease rollover schedule at the One Presidential Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0.00	0.0%	0.0%
2017	2	4,272	$30.63	3.2%	3.2%	$130,869	3.1%	3.1%
2018	1	9,811	$37.50	7.4%	10.6%	$367,913	8.8%	12.0%
2019	0	0	$0.00	0.0%	10.6%	$0	0.0%	12.0%
2020	2	6,359	$32.00	4.8%	15.4%	$203,488	4.9%	16.9%
2021	5	68,381	$34.96	51.4%	66.7%	$2,390,610	57.4%	74.2%
2022	3	6,308	$31.45	4.7%	71.5%	$198,378	4.8%	79.0%
2023	2	11,112	$38.42	8.3%	79.8%	$426,962	10.2%	89.2%
2024	1	2,834	$29.25	2.1%	81.9%	$82,895	2.0%	91.2%
2025	1	12,170	$30.00	9.1%	91.1%	$365,100	8.8%	100.0%
2026	0	0	$0.00	0.0%	91.1%	$0	0.0%	100.0%
2027	0	0	$0.00	0.0%	91.1%	$0	0.0%	100.0%
2028 & Beyond	0	0	$0.00	0.0%	91.1%	$0	0.0%	100.0%
Vacant(4)	0	11,868	$0.00	8.9%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	17	133,115	$34.36	100.0%		$4,166,214	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	UW Rent PSF Rolling and Total UW Rent Rolling exclude vacant and occupied space that has been underwritten as vacant.

(4)	Vacant Space includes 9,156 SF associated with two tenants that are dark but are currently still paying rent. These tenants were underwritten as vacant. Considering this space as occupied, occupancy is 98.0%.

The Market. The One Presidential Property is located in Bala Cynwyd, Pennsylvania in Montgomery County. Montgomery County ranks as Pennsylvania’s third largest county. The One Presidential Property is situated on the corner of Presidential Boulevard and City Avenue (Route 1) just east of Interstate-76. The One Presidential Property is located in the City Avenue Special Services District, Bala Cynwyd’s central commercial district, which stretches across six neighborhoods and two counties along City Avenue and ranks as Greater Philadelphia’s second densest office district.

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MSC 2017-H1	One Presidential

According to the appraisal, the One Presidential Property is located in the Bala Cynwyd/Narberth office submarket. As of the first quarter of 2017, the Bala Cynwyd/Narberth office submarket had a total office inventory of 3,369,206 SF with a current vacancy rate of 11.0% and market asking rent of $31.43 PSF. According to the appraisal, the estimated 2016 population within a one-, three- and five-mile radius of the One Presidential Property was 20,179, 240,558 and 877,708, respectively. The estimated 2016 average household income within the same radii was $67,945, $63,494 and $63,165, respectively.

The following table presents recent leasing data at competitive office buildings with respect to the One Presidential Property:

Competitive Property Summary
Property Name/Address	Year Built	Class	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Rent Steps PSF
CrossPoint 550 E. Swedesford Wayne	N/A	A	272,665	Corporate Interiors	11,058	Mar 2016	8.0	$33.50	2.5%
151 S Warner Rd King of Prussia	1980	A	90,000	The Judge Group	89,914	Oct 2015	15.0	$30.42	2.0%
300 Four Falls 300 Conshohocken West Conshohocken	2003	A	298,482	Victorex USA, LLC	7,223	Sept 2015	5.0	$35.54	3.0%
SORA East 125 E. Elm St. Conshohocken	2008	N/A	40,828	Brown & Brown, Inc.	16,846	Sept 2015	10.0	$31.31	3.0%
50 Monument Rd. Bala Cynwyd	1980	A	53,769	Schlesinger	5,402	Jan 2015	5.0	$34.43	2.0%
401 E. City Ave. Bala Cynwyd	1989	A	387,838	Manko, Gold, Katcher & Fox, LLP	23,000	Jan 2015	15.0	$31.25	1.5%

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the One Presidential Property:

Cash Flow Analysis

	2014	2015	2016	3/31/2017 TTM	UW	UW PSF
Gross Potential Rent(1)	$4,270,282	$4,329,797	$4,548,693	$4,564,159	$4,588,038	$34.47
Total Recoveries	$392,949	$466,033	$621,780	$601,403	$422,101	$3.17
Total Other Income	$4,405	$9,278	$22,056	$11,308	$11,308	$0.08
Less Vacancy & Credit Loss	$0	$0	$0	$0	($421,824)	($3.17)
Effective Gross Income	$4,667,636	$4,805,108	$5,192,529	$5,176,870	$4,599,623	$34.55
Total Operating Expenses	$1,329,757	$1,361,828	$1,426,308	$1,408,389	$1,370,065	$10.29
Net Operating Income	$3,337,879	$3,443,280	$3,766,221	$3,768,481	$3,229,558	$24.26
Capital Expenditures	$0	$0	$0	$0	$26,623	$0.20
TI/LC	$0	$0	$0	$0	$133,115	$1.00
Net Cash Flow	$3,337,879	$3,443,280	$3,766,221	$3,768,481	$3,069,820	$23.06

Occupancy %	96.2%	96.5%	98.0%	98.0%(2)	91.1%(2)
NOI DSCR	1.61x	1.66x	1.81x	1.81x	1.55x
NCF DSCR	1.61x	1.66x	1.81x	1.81x	1.48x
NOI Debt Yield	10.6%	10.9%	11.9%	11.9%	10.2%
NCF Debt Yield	10.6%	10.9%	11.9%	11.9%	9.7%

(1)	UW Gross Potential Rent includes rent steps through December 2017, totaling $55,422 and a vacancy gross up of $421,824.

(2)	The 3/3/2017 TTM Occupancy % includes a total of 9,156 SF associated with two tenants that are dark but are currently still paying rent. These tenants were underwritten as vacant. Considering these tenants vacant, occupancy is 91.1%. UW Occupancy is based on underwritten economic occupancy of 91.6%

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MSC 2017-H1	Harbor Club

Mortgage Loan No. 14 – Harbor Club

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF			Single Asset/Portfolio:	Single Asset
Original Balance:	$29,425,000			Location:	Newark, DE 19713
Cut-off Date Balance:	$29,425,000			General Property Type:	Multifamily
% of Initial Pool Balance:	2.7%			Detailed Property Type:	Garden
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Robert Lawrence			Year Built/Renovated:	1969-1973 / NAP
Mortgage Rate:	4.2660%			Size:	615 Units
Note Date:	5/4/2017			Cut-off Date Balance per Unit:	$47,846
First Payment Date:	6/6/2017			Maturity Date Balance per Unit:	$47,846
Maturity Date:	5/6/2027			Property Manager:	Palladian Management LLC (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$2,978,649
Seasoning:	1 month			UW NOI Debt Yield:	10.1%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity:	10.1%
Lockbox/Cash Mgmt Status:	N/A / N/A			UW NCF DSCR:	2.24x
Additional Debt Type:	N/A			Most Recent NOI:	$3,050,699 (2/28/2017 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,951,953 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,538,209 (12/31/2015)
Reserves				Most Recent Occupancy:	95.6% (3/9/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	95.2% (12/31/2016)
RE Tax:	$209,288	$23,254	N/A	3rd Most Recent Occupancy:	97.2% (12/31/2015)
Insurance:	$171,651	$28,608	N/A	Appraised Value (as of):	$53,900,000 (3/15/2017)
Deferred Maintenance:	$554,813	$0	N/A	Cut-off Date LTV Ratio:	54.6%
Recurring Replacements:	$369,000	$0	$369,000	Maturity Date LTV Ratio:	54.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$29,425,000	100.0%	Loan Payoff:	$18,080,350	61.4%
			Return of Equity:	$9,506,359	32.3%
			Reserves:	$1,304,751	4.4%
			Closing Costs:	$533,540	1.8%
Total Sources:	$29,425,000	100.0%	Total Uses:	$29,425,000	100.0%

The Mortgage Loan. The fourteenth largest mortgage loan (the “Harbor Club Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $29,425,000, which is secured by a first priority fee mortgage encumbering a 615-unit, multifamily garden property located in Newark, Delaware (the “Harbor Club Property”). The proceeds of the Harbor Club Mortgage Loan were used to retire existing debt secured by the Harbor Club Property, fund reserves, pay closing costs and return equity to the sponsor. The most recent prior financing of the Harbor Club Property was included in the GSMS 2007-GG10 transaction.

The Borrower and the Sponsor. The borrower is Harmony Mill Limited Partnership (the “Harbor Club Borrower”), a recycled single-purpose Delaware limited partnership structured to be bankruptcy-remote, which has a general partner, LW Realty Corp., a Delaware corporation, which has two independent directors. The Harbor Club Borrower is owned by Kaye Dell Limited Partnership (25.0%) (no single shareholder owns more than 10.0% of this entity), Norgate Associates (25.0%) (no single shareholder owns more than 10.0% of this entity) , Allen Weinstein (14.2%), Robert Lawrence (10.8%), Paul Lawrence Credit Shelter Trust (10.8%), Debra Durben (4.7%), Amy Epstein (4.7%), Jill Tanenbaum (4.7%), and LW Realty Corp. (0.01%), the Harbor Club Borrower’s general partner, which is wholly-owned by Robert Lawrence, the sponsor and nonrecourse carve-out guarantor of the Harbor Club Mortgage Loan. Robert Lawrence is the owner of Palladian Management LLC, which has managed the Harbor Club Property since the 1980s.

The Property. The Harbor Club Property consists of 26 three-story apartment buildings with a total of 615 units located in Newark, Delaware. Situated on a 27.8-acre site, the Harbor Club Property improvements were constructed between 1969 and 1973, and feature 862 surface parking spaces (1.4 per unit). As of March 9, 2017, the Harbor Club Property was 95.6% occupied. The Harbor Club Property has averaged an occupancy of 94.3% over the past 12 years. Unit amenities for tenant use include a refrigerator, electric oven and range, dishwasher, air conditioning, garbage disposal and walk-in closets. Community amenities include a swimming pool, playground and laundry facility.

A-3-98

MSC 2017-H1	Harbor Club

The following table presents the apartment unit mix at the Harbor Club Property:

Harbor Club Property Unit Mix(1)
Unit Type	Number of Total Units	% of Total	Occupied Total Units	Total Occupancy	Avg. Unit Size (SF)	Avg UW Monthly Rent per Unit	Total Size (SF)
Studio	14	2.3%	13	92.9%	281	$675	3,934
1 Bedroom Junior	18	2.9%	18	100.0%	430	$779	7,740
1 Bedroom/1 Bath	220	35.8%	204	92.7%	735	$820	161,700
1 Bedroom/Deluxe	5	0.8%	4	80.0%	735	$865	3,675
2 Bedroom/1 Bath	263	42.8%	256	97.3%	890	$906	234,070
2 Bedroom/1 Bath Deluxe	1	0.2%	1	100.0%	890	$915	890
2 Bedroom/2 Bath	33	5.4%	32	97.0%	890	$1,000	29,370
2 Bedroom/2 Bath Deluxe	3	0.5%	3	100.0%	1,071	$1,013	3,213
3 Bedroom/2 Bath	58	9.4%	57	98.3%	1,071	$1,057	62,118
Total/Wtd. Avg.	615	100.0%	588	95.6%	824	$885	506,710

(1)	Information is based on the underwritten rent roll as of March 9, 2017.

The Market. The Harbor Club Property is located in Newark, Delaware in western New Castle County. The Harbor Club Property is located on Cheswold Boulevard and Old Harmony Road just north of Delaware Route 4, which provides access to Wilmington, and approximately one mile east of Delaware Route 273, which provides access to Interstate 95. The Harbor Club Property is located approximately 1.2 miles west of the Christiana Hospital, a 913-bed, 1.3 million square foot, modern acute care facility that is the largest hospital facility in the state of Delaware and 4.5 miles east of the main campus of the University of Delaware, with an enrollment of 22,800 undergraduate and graduate students.

According to the appraisal, the Harbor Club Property is located within the Wilmington metropolitan statistical area. As of year-end 2016, the Wilmington metropolitan statistical area multifamily market had an overall vacancy rate of 2.8% and an average asking rent of $1,054 per month. According to the appraisal, the estimated 2016 population within a one-, three-, and five- mile radius of the Harbor Club Property was 9,085, 76,527 and 203,626, respectively and the estimated 2016 median household income within the same radii was $61,006, $64,279 and $65,573, respectively.

A-3-99

MSC 2017-H1	Harbor Club

The following table presents certain information relating to comparable multifamily properties to the Harbor Club Property:

Market Comparison

Property Name - Location	Bedrooms/ Bath	Distance	Year Built/ Renovated	Average Rent/Month	Average Unit SF	Average Rent PSF
Comparable 1BR Rentals
Liberty Square Apartments – White Clay Creek Hundred, DE	1 BR / 1 BA	1.0 miles	1965/1998	$745	630	$1.18
Salem Village I - White Clay Creek Hundred, DE	1 BR / 1 BA	2.0 miles	1970/NAP	$860	720	$1.19
Melrose Place Apartments -Mill Creek Hundred, DE	1 BR / 1 BA	2.5 miles	1967/1998	$775	612	$1.27
Allandale Village Apartments - White Clay Creek Hundred, DE	1 BR / 1 BA	0.5 miles	1972/NAP	$965	630	$1.53
Glen Eagle Village - White Clay Creek Hundred, DE	1 BR / 1 BA	2.0 miles	1969/2013	$947	700	$1.35
Hunter’s Crossing Apartments - Mill Creek Hundred, DE	1 BR	2.5 miles	1966/NAP	$799	627	$1.27
Comparable 2BR Rentals
Liberty Square Apartments – White Clay Creek Hundred, DE	2 BR / 1 BA	1.0 miles	1965/1998	$940	800	$1.18
Salem Village I - White Clay Creek Hundred, DE	2 BR / 2 BA	2.0 miles	1970/NAP	$970	966	$1.00
Melrose Place Apartments -Mill Creek Hundred, DE	2 BR / 1 BA	2.5 miles	1967/1998	$870	770	$1.13
Allandale Village Apartments - White Clay Creek Hundred, DE	2 BR / 2 BA	0.5 miles	1972/NAP	$1,066	830	$1.28
Glen Eagle Village - White Clay Creek Hundred, DE	2 BR / 1BA	2.0 miles	1969/2013	$1,057	925	$1.14
Hunter’s Crossing Apartments - Mill Creek Hundred, DE	2 BR	2.5 miles	1966/NAP	$880	880	$1.00
Comparable 3BR Rentals
Salem Village I - White Clay Creek Hundred, DE	3 BR / 2 BA	2.0 miles	1970/NAP	$1,170	1,198	$0.98
Melrose Place Apartments -Mill Creek Hundred, DE	3 BR / 2 BA	2.5 miles	1967/1998	$1,050	1,093	$0.96
Hunter’s Crossing Apartments - Mill Creek Hundred, DE	3 BR	2.5 miles	1966/NAP	$1,015	980	$1.04

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Harbor Club Property:

Cash Flow Analysis
	2014	2015	2016	2/28/2017 TTM	UW	UW per Unit
Base Rent	$5,542,178	$5,948,030	$6,302,983	$6,352,369	$6,456,060	$10,498
Model/Employee Units	$0	($88,075)	($87,482)	($88,887)	($127,932)	($208)
Concessions	$0	($50,007)	($70,057)	($53,867)	($53,867)	($88)
Other Income(1)	$250,016	$218,786	$216,630	$238,378	$238,378	$388
Less Vacancy & Credit Loss(2)	($307,374)	($164,495)	($379,958)	($407,988)	($449,599)	($731)
Effective Gross Income	$5,484,820	$5,864,240	$5,982,116	$6,040,004	$6,063,039	$9,859
Total Operating Expenses	$3,291,862	$3,326,031	$3,030,163	$2,989,306	$3,084,390	$5,015
Net Operating Income	$2,192,958	$2,538,209	$2,951,953	$3,050,699	$2,978,649	$4,843
Capital Expenditures	$0	$0	$0	$0	$126,690	$206
Net Cash Flow	$2,192,958	$2,538,209	$2,951,953	$3,050,699	$2,851,959	$4,637

Occupancy %	94.7%	97.2%	95.2%	94.9%	95.6%(2)
NOI DSCR	1.72x	1.99x	2.32x	2.40x	2.34x
NCF DSCR	1.72x	1.99x	2.32x	2.40x	2.24x
NOI Debt Yield	7.5%	8.6%	10.0%	10.4%	10.1%
NCF Debt Yield	7.5%	8.6%	10.0%	10.4%	9.7%

(1)	Other Income consists of application fees, late charge fees, laundry and miscellaneous income.

(2)	The underwritten economic vacancy is 9.8%. The Harbor Club Property was 95.6% physically occupied as of March 9, 2017.

A-3-100

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A-3-101

MSC 2017-H1	Gateway Crossing

Mortgage Loan No. 15 – Gateway Crossing

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$24,750,000			Location:	Avondale, AZ 85392
Cut-off Date Balance(1):	$24,634,716			General Property Type:	Retail
% of Initial Pool Balance:	2.3%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	Joseph R. Walters; Patrick Sauer; Darren Pitts; Darrell S. David; Denise Walters			Year Built/Renovated:	2006/N/A
Mortgage Rate:	4.7300%			Size:	212,361 SF
Note Date:	2/9/2017			Cut-off Date Balance PSF(1):	$186
First Payment Date:	4/1/2017			Maturity Date Balance PSF(1):	$142
Maturity Date:	3/1/2027			Property Manager:	Mutual Development Company, LLC (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	312 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI(3)(4):	$3,553,253
Seasoning:	3 months			UW NOI Debt Yield(1):	9.0%
Prepayment Provisions:	LO (27); DEF (89); O (4)			UW NOI Debt Yield at Maturity(1):	11.8%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR(1):	1.26x
Additional Debt Type(2):	Pari Passu			Most Recent NOI:	$3,860,921 (12/31/2016)
Additional Debt Balance(2):	$14,930,131			2nd Most Recent NOI:	$3,721,980 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$3,548,635 (12/31/2014)
Reserves				Most Recent Occupancy(3):	99.1% (1/31/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	99.0% (12/31/2015)
RE Tax:	$0	$42,042	N/A	3rd Most Recent Occupancy:	97.0% (12/31/2014)
Insurance:	$20,920	$5,230	N/A	Appraised Value (as of):	$54,100,000 (1/6/2017)
Recurring Replacements:	$0	$2,655	$63,708	Cut-off Date LTV Ratio(1):	73.1%
TILC:	$0	$23,890	$1,433,400	Maturity Date LTV Ratio(1):	55.9%

Sources and Uses(5)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$39,750,000	93.5%	Loan Payoff:	$41,815,713	98.4%
Borrower Equity:	$2,743,933	6.5%	Closing Costs:	$657,300	1.5%
			Reserves:	$20,920	0.0%

Total Sources:	$42,493,933	100.0%	Total Uses:	$42,493,933	100.0%

(1)	The Gateway Crossing Mortgage Loan is part of the Gateway Crossing Whole Loan, which is comprised of two pari passu promissory notes with an aggregate original principal balance of $39,750,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Gateway Crossing Whole Loan.

(2)	See “The Mortgage Loan” for further discussion of additional debt.

(3)	UW NOI and Most Recent Occupancy do not include 1,850 SF, for which Dickey’s Barbeque Pit Restaurant signed a ten year lease on May 1, 2017. The Gateway Crossing Property is 100% leased (including the month to month (“MTM”) lease described in footnote (4) below).

(4)	UW NOI does not include 4,500 SF leased to Justice for Girls, which leases MTM and is currently in negotiations to extend its lease. There is no assurance that any such lease will be signed.

(5)	The Gateway Crossing Mortgage Loan refinanced a prior CMBS loan with an original principal balance of $50,000,000, which was included in the WBCMT 2007-C30 securitization, and which was the subject of a loan modification in 2013. Simultaneously at closing, the Gateway Crossing Borrower sold a 122,145 SF pad currently improved with an 11,808 SF building occupied by Claim Jumper, which was included in the collateral for the previous loan, for approximately $3,800,000.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Gateway Crossing Mortgage Loan”) is part of a whole loan (the “Gateway Crossing Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $39,750,000, both of which are secured by a first priority fee mortgage encumbering a multi-tenant anchored retail property located in Avondale, Arizona (the “Gateway Crossing Property”). The Gateway Crossing Whole Loan sponsor acquired title to the Gateway Crossing Property in 2005 as vacant land for $11,731,232 and developed the Gateway Crossing Property. The previous mortgage loan was securitized in the WBCMT 2007-C30 transaction.

Promissory Note A-1, with an original principal balance of $24,750,000, represents the Gateway Crossing Mortgage Loan, and will be included in the MSC 2017-H1 securitization trust. Promissory Note A-2, with an original principal balance of $15,000,000 was contributed to the MSBAM 2017-C33 securitization trust. Promissory Note A-2 represents the serviced pari passu companion loan (the “Gateway Crossing Serviced Pari Passu Companion Loan”). The Gateway Crossing Whole Loan is initially being serviced pursuant to the pooling and servicing agreement for the MSBAM 2017-C33 securitization trust and from and after the closing of the MSC 2017-H1 securitization transaction, will be serviced pursuant to the pooling and servicing agreement for the MSC 2017-H1 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

A-3-102

MSC 2017-H1	Gateway Crossing

Proceeds of the Gateway Crossing Whole Loan, together with $2,743,933 of borrower equity, were primarily used to refinance the previous loan secured by the Gateway Crossing Property, pay closing costs and fund upfront reserves.

The Borrower and the Sponsor. The borrower is Gateway Crossing SC, LLC (the “Gateway Crossing Borrower”), a single-purpose, newly formed Delaware limited liability company with two independent directors. The Gateway Crossing Borrower is controlled by and 40.25014% owned by entities controlled by Joseph R. Walters. The loan sponsors are Joseph R. Walters, Patrick Sauer, Darren Pitts, Darrell S. David and Denise Walters and the non-recourse carveout guarantor is Joseph R. Walters.

Joseph R. Walters has over 30 years of experience as a developer, general contractor and property manager and has developed, built and managed over 600,000 SF of retail and office properties across the United States. Joseph R. Walters is the President and Managing Member of multiple companies located in Arizona, Texas and Delaware, which focus on the construction, development and management of retail and office properties.

The Property. The Gateway Crossing Property is a 212,361 SF anchored retail shopping center located in Avondale, Arizona, approximately 12 miles west of the Phoenix, Arizona central business district. The Gateway Crossing Property is situated on an approximately 23-acre site and features 1,149 parking spaces (5.13 spaces per 1,000 SF). The Gateway Crossing Property has a signalized entrance from McDowell Road and other points of ingress/egress from 99th Avenue in addition to frontage and visibility along Interstate 10. The larger retail center also includes three sites not included in the collateral: an 11,808 SF building occupied by Claim Jumper, a 24,500 SF building currently being developed by an entity related to the Gateway Crossing Borrower, of which 9,500 SF is expected to be occupied by Boot Barn and 15,000 SF is available to lease, and a 3,552 SF building occupied by Raising Cane’s. In addition, an entity related to the Gateway Crossing Borrower is in the planning stages to develop a 22-acre parcel into an entertainment and retail destination on the northeast corner of the intersection at which the Gateway Crossing Property is located.

The Gateway Crossing Property consists of eight buildings built in 2006 and is anchored by Hobby Lobby, Best Buy, Old Navy and Guitar Center. There are two ground lease pads occupied by Islands Restaurant and Comerica Bank at the Gateway Crossing Property. As of January 31, 2017, the Gateway Crossing Property was 99.1% leased by a mix of 24 national, local and restaurant tenants (the majority of which are national tenants). The anchor tenants comprise 62.5% of NRA and account for 43.6% of underwritten rent. Other than the anchor tenants, no tenant represents more than 5.2% of NRA or accounts for more than 6.3% of underwritten rent. 15 tenants representing 81.7% of NRA, have been in occupancy at the Gateway Crossing Property since 2007 and seven tenants representing 64.3% of NRA, have been in occupancy since the Gateway Crossing Property was constructed in 2006. The Gateway Crossing Property has maintained an occupancy between 96% and 99% since 2013.

Major Tenants.

Hobby Lobby (55,022 SF, 25.9% of NRA, 12.6% of underwritten rent). Hobby Lobby leases 55,022 SF at the Gateway Crossing Property. The lease began November 1, 2006, expires October 31, 2021 and has three, five-year extension options. Hobby Lobby is a large privately owned craft retailer operating more than 700 stores across the United States with more than 30,000 employees. Hobby Lobby sells various craft and home décor products including arts and crafts related supplies as well as home decorating accessories.

Best Buy (45,657 SF, 21.5% of NRA, 15.7% of underwritten rent). Best Buy leases 45,657 SF at the Gateway Crossing Property. The original lease began November 1, 2006, expires January 31, 2022 and has one, five-year extension option. Best Buy operates as a retailer of consumer electronic products, services, and solutions in the United States, Canada, and Mexico. As of January 2016, Best Buy had approximately 1,200 large-format and 400 small-format stores in North America.

Old Navy (17,000 SF, 8.0% of NRA, 8.1% of underwritten rent). Old Navy leases 17,000 SF at the Gateway Crossing Property. The original lease began November 1, 2006, expires March 31, 2020 and has one, five-year extension option. Old Navy is a clothing and accessories retail company owned by Gap Inc.

Guitar Center (15,000 SF, 7.1% of NRA, 7.2% of underwritten rent). Guitar Center occupies 15,000 SF at the Gateway Crossing Property. The original lease began March 1, 2007, expires February 28, 2027 and has two, five-year extension options. Guitar Center is a musical instrument retailer with 269 locations throughout the United States.

Empire Beauty (11,050 SF, 5.2% of NRA, 6.3% of underwritten rent). Empire Beauty leases 11,050 SF at the Gateway Crossing Property. The original lease began March 1, 2008, expires February 28, 2018 and has two, five-year extension options. With 88 locations in 21 states, Empire Beauty is one of the largest cosmetology schools in the United States.

A-3-103

MSC 2017-H1	Gateway Crossing

The following table presents a summary regarding the largest tenants at the Gateway Crossing Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Appr. % of SF	Annual UW Rent	Annual UW Rent PSF		Most Recent Sales(3)
						App. % of Total Annual UW Rent	$	PSF	Occ. Cost %(4)	Lease Expiration
Hobby Lobby(5)	NR/NR/NR	55,022	25.9%	$475,940	$8.65	12.6%	$7,568,777	$138	6.3%	10/31/2021
Best Buy	BBB-/Baa1/BBB-	45,657	21.5%	$593,541	$13.00	15.7%	NAV	NAV	NAV	1/31/2022
Old Navy	BB+/Baa2/BB+	17,000	8.0%	$308,550	$18.15	8.1%	NAV	NAV	NAV	3/31/2020
Guitar Center	NR/B2/NR	15,000	7.1%	$272,250	$18.15	7.2%	NAV	NAV	NAV	2/28/2027
Empire Beauty	NR/NR/NR	11,050	5.2%	$237,023	$21.45	6.3%	NAV	NAV	NAV	2/28/2018
Subtotal/Wtd. Avg.		143,729	67.7%	$1,887,304	$13.13	49.9%

Other Tenants(6)		66,782	31.4%	$1,898,621	$30.48	50.1%
Vacant Space(7)		1,850	0.9%	$0	$0.00	0.0%
Total/Wtd. Avg.(6)		212,361	100.0%	$3,785,925	$18.38	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Most Recent Sales $ and Most Recent Sales PSF only include tenants reporting sales.

(4)	Occ. Cost % is based on Annual UW Rent and the respective tenant’s 2015 reimbursement allocation.

(5)	Most Recent Sales reported for Hobby Lobby is as of December 31, 2015. Historical Sales PSF for Hobby Lobby for 2013, 2014 and 2015 were $124.51, $133.22 and $137.56, respectively.

(6)	Other Tenants and Total/Wtd. Avg. Annual UW Rent PSF do not include 4,500 SF leased to Justice for Girls, which leases MTM and is currently in negotiations to extend its lease. There is no assurance that any such lease extension will be signed.

(7)	Vacant space includes 1,850 SF, for which Dickey’s Barbeque Pit Restaurant signed a ten year lease for on May 1, 2017. The Gateway Crossing Property is 100% leased (including the MTM lease described in footnote (6) above).

The following table presents certain information relating to the lease rollover at the Gateway Crossing Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Annual UW Rent PSF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(3)	1	4,500	2.1%	2.1%	$0.00	$0	0.0%	0.0%
2017	2	4,170	2.0%	4.1%	$36.84	$153,630	4.1%	4.1%
2018	2	17,050	8.0%	12.1%	$19.18	$327,023	8.6%	12.7%
2019	1	1,300	0.6%	12.7%	$34.23	$44,499	1.2%	13.9%
2020	3	22,399	10.5%	23.3%	$23.06	$516,510	13.6%	27.5%
2021	4	62,542	29.5%	52.7%	$12.73	$796,410	21.0%	48.6%
2022	5	59,010	27.8%	80.5%	$17.09	$1,008,280	26.6%	75.2%
2023	2	13,220	6.2%	86.7%	$18.27	$241,495	6.4%	81.6%
2024	2	6,595	3.1%	89.8%	$35.91	$236,828	6.3%	87.8%
2025	2	4,725	2.2%	92.1%	$40.00	$189,000	5.0%	92.8%
2026	0	0	0.0%	92.1%	$0.00	$0	0.0%	92.8%
2027	1	15,000	7.1%	99.1%	$18.15	$272,250	7.2%	100.0%
2028 & Beyond	0	0	0.0%	99.1%	$0.00	$0	0.0%	100.0%
Vacant(4)	0	1,850	0.9%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.(3)	25	212,361	100.0%		$18.38	$3,785,925	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	MTM space is made up of 4,500 SF leased to Justice for Girls, which is currently in negotiations to extend its lease. There is no assurance that any such lease extension will be signed. Total/Wtd. Avg. Annual UW Rent PSF does not include 4,500 SF leased to Justice for Girls, as this tenant was given $0 UW annual rent.

(4)	Vacant space includes 1,850 SF, for which Dickey’s Barbeque Pit Restaurant signed a ten year lease for on May 1, 2017. The Gateway Crossing Property is 100% leased (including the MTM lease described in footnote (3) above).

The Market. The Gateway Crossing Property is located in the west/southwest Phoenix submarket. According to an industry report, as of the third quarter of 2016, the west/southwest Phoenix submarket had a total of 137 shopping centers with approximately 19.6 million SF of retail space, making it the second largest of the 12 Phoenix metropolitan submarkets. As of the third quarter of 2016, vacancy in the submarket was approximately 8.4% and year-to-date net absorption was 148,202 SF with 302,200 SF having been added to the submarket since 2011. According to the appraisal, the Gateway Crossing Property is considered to be a power center. Power centers in the west/southwest Phoenix submarket have rents ranging from $15.00 to $32.00 PSF with an average rent of $22.99 PSF.

A-3-104

MSC 2017-H1	Gateway Crossing

A borrower-related entity is in the planning stages to develop a 22 acre parcel on the northeast corner of the subject intersection at which the Gateway Crossing Property is located into an entertainment and retail destination. In addition, 31,700 SF of retail is under construction on the site adjacent to the west of the Gateway Crossing Property.

The estimated 2016 population within a one-, three- and five-mile radius of the Gateway Crossing Property is 7,116, 102,996 and 295,038, respectively. The annual population growth within the three-mile trade area was 1.40% between 2010 and 2016. The estimated average household income within a one-, three- and five-mile radius of the Gateway Crossing Property is $56,595, $59,817 and $59,727, respectively. The immediate area surrounding the subject is a newer area of development, consisting primarily of residential uses with much of the development being built over the last 15 years. The estimated median home value within a three-mile radius of the Gateway Crossing Property is approximately $142,779.

The following table presents recent leasing data at competitive retail properties with respect to the Gateway Crossing Property:

Competitive Retail Property Summary
Property Name / City. State	Built/ Renovated	Occ.	GLA	Tenant Name	Lease Area (SF)	Lease Date	Lease Term (Yrs)	Base Rent PSF
Gateway Crossing Property 9915-10115 West McDowell Road Avondale, AZ	2006/N/A	99.1%(1)	212,361	Various	Various	Various	Various	$18.38(1)
Crossroads at Tolleson 9897 West McDowell Road Tolleson, AZ	2005/N/A	96%	98,621	DXL Firehouse Subs All Star Phone Repair	6,490 2,602 1,179	Dec 2016 Jun 2015 Feb 2015	10.0 10.0 3.25	$25.00 $25.00 $20.00
Frontage Shops at Gateway Village SEC McDowell Road and 103rd Avenue Avondale, AZ	2016/N/A	100%	19,329	Tokyo Joe’s Potbelly Habit Burger Grill Blaze Pizza Sleep Number	2,500 2,000 2,800 2,860 2,860	Dec 2016 Dec 2016 Dec 2016 Dec 2016 Dec 2016	10.0 10.0 10.0 10.0 10.0	$42.00 $36.50 $44.00 $42.00 $42.00
Gateway Pavilions NWC McDowell Road and 99th Avenue Avondale, AZ	2003/N/A	93%	518,901	Greek Cafe The Spotted Owl Café Rio	2,368 1,200 2,900	Dec 2016 Jun 2016 June 2015	10.0 5.0 10.0	$28.00 $30.00 $34.00
Park 10 - Proposed Pad Shop SWC McDowell Road and 103rd Avenue Avondale, AZ	2017/N/A	100%	8,171	Jersey Mike’s (LOI) Creamistry (LOI) Rubios (LOI) Starbucks (LOI)	1,600 1,350 2,800 2,421	Mar 2017 Mar 2017 Mar 2017 Feb 2017	10.0 10.0 10.0 10.0	$35.00 $39.00 $41.00 $43.00

Source: Appraisal

(1)	Based on the underwritten rent roll dated January 31, 2017.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Gateway Crossing Property:

Cash Flow Analysis
	2012	2013	2014	2015	2016	UW	UW PSF
Base Rent(1)	$3,521,766	$3,667,877	$3,818,050	$3,912,787	$4,005,716	$3,977,929	$18.73
Total Recoveries	$849,433	$834,962	$877,290	$882,936	$895,173	$916,112	$4.31
Other Income	$9,789	$7,929	$926	$14,116	$32	$0	$0.00
Discounts Concessions	$0	$0	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	($244,702)	($1.15)
Effective Gross Income	$4,380,988	$4,510,768	$4,696,266	$4,809,839	$4,900,921	$4,649,339	$21.89
Total Expenses	$1,151,292	$1,075,062	$1,147,631	$1,087,859	$1,040,000	$1,096,086	$5.16
Net Operating Income	$3,229,696	$3,435,706	$3,548,635	$3,721,980	$3,860,921	$3,553,253	$16.73
Capital Expenditures	$0	$0	$0	$0	$0	$31,854	$0.15
TI/LC	$0	$0	$0	$0	$0	$178,383	$0.84
Net Cash Flow	$3,229,696	$3,435,706	$3,548,635	$3,721,980	$3,860,921	$3,343,016	$15.74

Occupancy %(2)	93.0%	96.0%	97.0%	99.0%	99.0%	95.0%
NOI DSCR	1.21x	1.29x	1.33x	1.40x	1.45x	1.34x
NCF DSCR	1.21x	1.29x	1.33x	1.40x	1.45x	1.26x
NOI Debt Yield	8.2%	8.7%	9.0%	9.4%	9.8%	9.0%
NCF Debt Yield	8.2%	8.7%	9.0%	9.4%	9.8%	8.4%

(1)	UW Base Rent is based on the rent roll dated January 31, 2017 and includes rent steps through August 1, 2017 totaling $26,491.

(2)	UW Occupancy % represents economic occupancy. Physical occupancy as of January 31, 2017 is 99.1%

A-3-105

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

[THIS PAGE INTENTIONALLY LEFT BLANK]

	Morgan Stanley Capital I Trust 2017-H1 Commercial Mortgage Pass-Through Certificates Series 2017-H1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7 - 9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15 - 16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Realized Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21 - 22
Defeased Loan Detail	23
Supplemental Reporting	24

Depositor	Master Servicer	Special Servicer	Asset Representations
Reviewer/Operating Advisor

Morgan Stanley Capital I Inc.	Midland Loan Services, a Division of PNC Bank,	LNR Partners, LLC	Trimont Real Estate Advisors, LLC
National Association
1585 Broadway	10851 Mastin Street, Suite 300	1601 Washington Avenue	3500 Lenox Road
New York, NY 10036	Overland Park, KS 66210	Suite 700	Suite G1
		Miami Beach, FL 33139	Atlanta, GA 30326

Contact: General Information Number	Contact: Heather Wagner	Contact: www.lnrpartners.com	Contact:
Phone Number: (212) 761-4000	Phone Number: (913) 253-9570	Phone Number: (305) 695-5600	Trustadvisor@trimontrea.com

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	Morgan Stanley Capital I Trust 2017-H1 Commercial Mortgage Pass-Through Certificates Series 2017-H1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
V		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	Morgan Stanley Capital I Trust 2017-H1 Commercial Mortgage Pass-Through Certificates Series 2017-H1	For Additional Information please contact
CTSLink Customer Service
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Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
J-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000

	Morgan Stanley Capital I Trust 2017-H1 Commercial Mortgage Pass-Through Certificates Series 2017-H1	For Additional Information please contact
CTSLink Customer Service
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Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
V	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	Morgan Stanley Capital I Trust 2017-H1 Commercial Mortgage Pass-Through Certificates Series 2017-H1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
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Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount

		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Reduction
			Effected	Amount	Date

Total

(1) The Available Distribution Amount includes any Prepayment Fees

	Morgan Stanley Capital I Trust 2017-H1 Commercial Mortgage Pass-Through Certificates Series 2017-H1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
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Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed
Interest:			Fees:
Scheduled Interest	0.00		Master Servicing Fee - Midland Loan Services	0.00
Interest reductions due to Nonrecoverability Determinations	0.00		Trustee Fee - Wells Fargo Bank, N.A.	0.00
Interest Adjustments	0.00		Certificate Administrator Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC® Intellectual Property Royalty License Fee	0.00
ARD Interest	0.00		Operating Advisor Fee - Trimont Real Estate Advisors LLC	0.00
Default Interest and Late Payment Charges	0.00		Asset Representations Reviewer Fee - Trimont Real Estate	0.00
Net Prepayment Interest Shortfall	0.00		Advisors LLC
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00		Additional Trust Fund Expenses:
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Attorney Fees & Expenses	0.00
Unscheduled Principal	0.00		Bankruptcy Expense	0.00
Principal Prepayments	0.00		Taxes Imposed on Trust Fund	0.00
Collection of Principal after Maturity Date	0.00		Non-Recoverable Advances	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Workout-Delayed Reimbursement Amounts	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00

Other:			Payments to Certificateholders & Others:
Prepayment Penalties/Yield Maintenance Charges	0.00		Interest Distribution	0.00
Repayment Fees	0.00		Principal Distribution	0.00
Borrower Option Extension Fees	0.00		Prepayment Penalties/Yield Maintenance Charges	0.00
Excess Liquidation Proceeds	0.00		Borrower Option Extension Fees	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Received	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

	Morgan Stanley Capital I Trust 2017-H1 Commercial Mortgage Pass-Through Certificates Series 2017-H1	For Additional Information please contact
CTSLink Customer Service
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Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

	Morgan Stanley Capital I Trust 2017-H1 Commercial Mortgage Pass-Through Certificates Series 2017-H1	For Additional Information please contact
CTSLink Customer Service
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Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	Morgan Stanley Capital I Trust 2017-H1 Commercial Mortgage Pass-Through Certificates Series 2017-H1	For Additional Information please contact
CTSLink Customer Service
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Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used.

To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-Off Date balance of each property as disclosed in the offering document.

The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property“ stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

	Morgan Stanley Capital I Trust 2017-H1 Commercial Mortgage Pass-Through Certificates Series 2017-H1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code
MF	-	Multi-Family	SS	-	Self Storage	1	-	Modification	7	-	REO	11	-	Full Payoff	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	98	-	Other	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	SE	-	Securities	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD	3	-	Principal Write-Off	8	-	Other
IN	-	Industrial	CH	-	Cooperative Housing	4	-	Extension			to Master Servicer	98	-	Other	4	-	Blank	9	-	Combination
MH	-	Mobile Home Park	WH	-	Warehouse	5	-	Note Sale	10	-	Deed in Lieu Of				5	-	Temporary Rate Reduction	10	-	Forbearance
OF	-	Office	ZZ	-	Single Family	6	-	DPO			Foreclosure
MU	-	Mixed Use	SF	-	Missing Information
LO	-	Lodging

	Morgan Stanley Capital I Trust 2017-H1 Commercial Mortgage Pass-Through Certificates Series 2017-H1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI (1)	Most Recent NOI (1)	Most Recent NOI Start Date	Most Recent NOI End Date

Total

(1) The Most Recent Fiscal NOI and Most Recent NOI fields correspond to the financial data reported by the Master Servicer. An NOI of 0.00 means the Master Servicer did not report NOI figures in their loan level reporting.

	Morgan Stanley Capital I Trust 2017-H1 Commercial Mortgage Pass-Through Certificates Series 2017-H1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document Cross-Reference	Principal Prepayment Amount		Prepayment Penalties
			Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Charge

Totals

	Morgan Stanley Capital I Trust 2017-H1 Commercial Mortgage Pass-Through Certificates Series 2017-H1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	Morgan Stanley Capital I Trust 2017-H1 Commercial Mortgage Pass-Through Certificates Series 2017-H1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Performing Matured Balloon	1	-	Modification	7	-	REO	11	-	Full Payoff
		But Still in Grace Period	1	- 30-59 Days Delinquent	5	-	Non Performing Matured Balloon	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties
		Or Not Yet Due	2	- 60-89 Days Delinquent	6	-	121+ Days Delinquent	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD
B	-	Late Payment But Less	3	- 90-120 Days Delinquent				4	-	Extension			to Master Servicer	98	-	Other
		Than 30 Days Delinquent						5	-	Note Sale	10	-	Deed In Lieu Of
** Outstanding P & I Advances include the current period advance.								6	-	DPO			Foreclosure

	Morgan Stanley Capital I Trust 2017-H1 Commercial Mortgage Pass-Through Certificates Series 2017-H1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 1

Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	DSCR Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code
1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	Morgan Stanley Capital I Trust 2017-H1 Commercial Mortgage Pass-Through Certificates Series 2017-H1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 2

Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment from Special Servicer

(1) Resolution Strategy Code								(2) Property Type Code
1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	Morgan Stanley Capital I Trust 2017-H1 Commercial Mortgage Pass-Through Certificates Series 2017-H1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Advance Summary

Loan Group	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	Morgan Stanley Capital I Trust 2017-H1 Commercial Mortgage Pass-Through Certificates Series 2017-H1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	Morgan Stanley Capital I Trust 2017-H1 Commercial Mortgage Pass-Through Certificates Series 2017-H1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	Morgan Stanley Capital I Trust 2017-H1 Commercial Mortgage Pass-Through Certificates Series 2017-H1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	Morgan Stanley Capital I Trust 2017-H1 Commercial Mortgage Pass-Through Certificates Series 2017-H1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	Morgan Stanley Capital I Trust 2017-H1 Commercial Mortgage Pass-Through Certificates Series 2017-H1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	Morgan Stanley Capital I Trust 2017-H1 Commercial Mortgage Pass-Through Certificates Series 2017-H1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

	Morgan Stanley Capital I Trust 2017-H1 Commercial Mortgage Pass-Through Certificates Series 2017-H1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Supplemental Reporting

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT(1)

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of June 1, 2017 (the “Pooling and Servicing Agreement”).

Transaction: Morgan Stanley Capital I Trust 2017-H1,
Commercial Mortgage Pass-Through Certificates,
Series 2017-H1

Operating Advisor: Trimont Real Estate Advisors, LLC

Special Servicer: LNR Partners, LLC

Directing Certificateholder: [______]

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

(b)	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Loans in accordance with the Servicing Standard. Based on such limited review, the Operating Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement. In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report, the Operating Advisor:

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction and Collateral Deficiency Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List related mortgage loans]

2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount and Collateral Deficiency Amount calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower.

(1)	This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

In addition, our review of the net present value calculations and Appraisal Reduction Amount and Collateral Deficiency Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.	Specific Items of Review

1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate. The Special Servicer [agreed with/did not agree with] the material recommendations made by the Operating Advisor. Such recommendations generally included the following: [LIST].

3.	Appraisal Reduction Amount and Collateral Deficiency Amount calculations and net present value calculations:

4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or Collateral Deficiency Amount or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the special servicer.

(a)	The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

(b)	After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].

6.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

IV.	Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.	The Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder directly. As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report.

2.	The Special Servicer has the legal authority and responsibility to service the Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein.

3.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of the discussions held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

4.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

As of the Closing Date, each mortgage loan seller will make, with respect to each mortgage loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. Solely for purposes of this Annex D-1 and Annex D-2, the term “Mortgage Loans” will refer to such mortgage loans sold by the applicable mortgage loan seller. The exceptions to the representations and warranties set forth below are set forth in Annex D-2 attached to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the applicable MLPA or the Pooling and Servicing Agreement.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the mortgage loan seller, on the one hand, and the issuing entity, on the other. Disclosure regarding the representations and warranties is set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the mortgage loans, the mortgaged properties or other matters. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that we present below.

(1)       Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan which is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. At the time of the sale, transfer and assignment to Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to Seller, or (with respect to any Non-Serviced Mortgage Loan) to the trustee for the related Non-Serviced Securitization Trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(2)       Mortgage Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(3)       Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)       Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty,

D-1-1

and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan.

(5)       Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases from Seller constitutes a legal, valid and binding assignment from Seller. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or with respect to those Mortgage Loans described in paragraph (34) hereof, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in Annex D-2 attached to this prospectus (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements is required in order to effect such perfection.

(6)       Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan constitutes a Crossed Mortgage Loan, the lien of the Mortgage for the related Crossed Mortgage Loan or Crossed Mortgage Loans; provided that none of such items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, no claims have been made by Seller thereunder and no claims have been paid thereunder. Neither Seller nor, to Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)       Junior Liens. It being understood that Subordinate Companion Loans secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loans, there are, as of origination, and to Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics’ and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth in the table relating to existing mezzanine indebtedness under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in this prospectus, Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

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(8)       Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)       UCC Filings. If the related Mortgaged Property is operated as a hospitality property, Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)       Condition of Property. Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)       Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)       Condemnation. As of the date of origination and to Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)       Actions Concerning Mortgage Loan. As of the date of origination and to Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

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(14)       Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Mortgage Loan documents are being conveyed by Seller to Purchaser or its servicer (or in the case of a Non-Serviced Mortgage Loan, to the depositor or servicer for the related Non-Serviced Securitization Trust).

(15)       No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by Seller to merit such holdback).

(16)       Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan or Whole Loan, as applicable, and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary, or containing such endorsements as are necessary, to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-“ from S&P or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least BBB- by S&P, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least BBB- by S&P.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the lesser of (A) the maximum amount available under the National Flood Insurance Program, plus additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (B) the outstanding principal amount of the Mortgage Loan or (C) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily

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injury and death) in amounts as are generally required by Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the SEL.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan or Whole Loan, as applicable, together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

(17)       Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)       No Encroachments. To Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)       No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Seller.

(20)       REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in the U.S. Department of Treasury regulations (the “Treasury

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Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)       Compliance with Certain Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)       Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)       Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

(24)       Local Law Compliance. To Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the Mortgage Loan. The terms of the Mortgage Loan documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)       Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to Seller’s knowledge based upon a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)       Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state

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law, shall be filed by the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of Mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of intentional material physical waste at the Mortgaged Property.

(27)       Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32) below), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan or Whole Loan, as applicable, (b) upon payment in full of such Mortgage Loan or Whole Loan, as applicable, (c) upon a Defeasance (as defined in paragraph (32) below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan or Whole Loan, as applicable, outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan or Whole Loan, as applicable, in an amount not less than the amount required by the loan-to-value ratio and other requirements of the REMIC Provisions and, to such extent, condemnation awards may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan or Whole Loan, as applicable.

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with loan-to-value ratio and other requirements of the REMIC Provisions.

(28)       Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Mortgagor are in the form of either an individual or combined annual balance sheet of the Mortgagor entities (and no other entities), together with the related combined or individual statements of operations, members’ capital and cash flows, including a combined or individual balance sheet and statement of income for the Mortgaged Properties on a combined or individual basis.

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(29)       Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIPRA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms; provided, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30)       Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein or the exceptions thereto set forth in Annex D-2 attached to this prospectus, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan (as set forth on Schedule D-1 for this Annex D-1), or future permitted mezzanine debt (as set forth on Schedule D-2 to this Annex D-1) or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Serviced Companion Loan or Non-Serviced Companion Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan, as set forth on Annex A-1 to this prospectus or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)       Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related

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Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)       Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for Defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan or Whole Loan, as applicable; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption that results in revenues from such collateral that are insufficient to pay all applicable payments described in clause (iii) above; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by Defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)       Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD loans and situations where default interest is imposed.

(34)       Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land (or, with respect to air rights leases, the air) and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the

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Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)	The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable (including pursuant to foreclosure) to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)	Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by Seller in connection with loans originated for securitization;

(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)       Servicing. The servicing and collection practices used by Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)       Origination and Underwriting. The origination practices of Seller (or the related originator if Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided, that

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such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

(37)       No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(38)       Bankruptcy. As of the date of origination of the related Mortgage Loan and to Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)       Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, and except as set forth on Schedule D-3 for this Annex D-1 no Mortgage Loan has a Mortgagor that is an Affiliate of another Mortgagor. An “Affiliate” for purposes of this paragraph (39) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

(40)       Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of Recognized Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated, abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent, was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action or investigation is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P, Fitch and/or A.M. Best Company; (E) a party not related to the Mortgagor was identified as the responsible party for the Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To Seller’s knowledge, except as set forth in the ESA or this prospectus, there is no Environmental Condition at the related Mortgaged Property.

(41)       Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and that (i) was engaged directly by the originator of the Mortgage Loan or Seller, or a correspondent or agent of the originator of the Mortgage Loan or Seller, and (ii) to Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or

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in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

(42)       Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(43)       Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Trust, except (i) with respect to any Crossed Mortgage Loan, any mortgage loan that is part of a Whole Loan that is cross-collateralized and cross-defaulted with such Mortgage Loan or with a Whole Loan of which such Mortgage Loan is a part, (ii) any Companion Loan secured by the same Mortgage as the related Mortgage Loan, or (iii) as set forth on Schedule 2-B of Exhibit 2 to the applicable MLPA.

(44)       Advance of Funds by Seller. After origination, no advance of funds has been made by Seller to the related Mortgagor other than in accordance with the Mortgage Loan documents, and, to Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Mortgage Loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Mortgage Loan documents). Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)       Compliance with Anti-Money Laundering Laws. Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “Seller’s knowledge” or “Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein.

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Barclays Bank PLC

Annex A-1 ID#	Mortgage Loan	Representation	Exception
3	iStar Leased Fee Portfolio	(6) Permitted Liens; Title Insurance	With respect to the iStar Leased Fee Portfolio – One Ally Center Mortgaged Property, the tenant has a right of first refusal to purchase the Mortgaged Property at any time during the term of the lease. If the Mortgagor receives a bona fide offer from a third party to purchase the Mortgaged Property which the Mortgagor desires to accept, the Mortgagor will give notice to the tenant describing the terms of the offer and the tenant has 18 days to exercise its purchase right. If exercised, the tenant must purchase the Mortgaged Property on the terms set forth in the third party offer within 60 days after the date of the tenant’s acceptance of the offer. The tenant’s right of first refusal does not apply in connection with a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the Mortgage Loan documents provided, however, such right of first refusal will apply to subsequent purchasers of the Mortgaged Property.
3	iStar Leased Fee Portfolio	(6) Permitted Liens; Title Insurance	With respect to the iStar Leased Fee Portfolio – Northside Forsyth Hospital Medical Center Mortgaged Property, the tenant has a right of first refusal to purchase the Mortgaged Property if the Mortgagor receives a bona fide offer to sell the Mortgaged Property to a third party not affiliated with the Mortgagor, the tenant or the guarantor, which the Mortgagor desires to accept. Tenant must exercise such right to purchase within 20 days of receipt of notice of such offer. Tenant’s right of first refusal will not apply to any transfer or other conveyance of the Mortgaged Property as part of a transfer by the Mortgagor and its affiliates of not less than three other real properties in a combined sale of such parcels under a contract. The tenant’s right of first refusal will also not apply to any conveyance due to a condemnation, foreclosure or deed-in-lieu of foreclosure.
3	iStar Leased Fee Portfolio	(6) Permitted Liens; Title Insurance	With respect to the iStar Leased Fee Portfolio – NASA/JPSS Headquarters Mortgaged Property, if the Mortgagor decides to sell the Mortgaged Property, the Mortgagor is required to notify the tenant of its intent to sell the Mortgaged Property and the terms of such sale prior to soliciting offers for the sale of such Mortgaged Property. The tenant may accept such offer within 10 days after such notice is given, with purchase of the Mortgaged Property to be completed within 60 days after the tenant accepts such offer. Such right of first offer is not applicable to the grant of any security, any mortgage, any sale of the Mortgaged Property after the foreclosure of any mortgage or deed in lieu of foreclosure of any mortgage.

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Annex A-1 ID#	Mortgage Loan	Representation	Exception
3	iStar Leased Fee Portfolio	(6) Permitted Liens; Title Insurance	With respect to the iStar Leased Fee Portfolio – Buckler Apartments Mortgaged Property, the tenant has a right of first offer and a right of first refusal with respect to the Mortgaged Property. If at any time during the term of the lease, the Mortgagor desires to sell the Mortgaged Property, the Mortgagor must, prior to soliciting offers for the sale of the Mortgaged Property, provide notice to the tenant of its intent to sell and the terms of its offer. Tenant will have 10 business days from receipt of such notice to accept the offer, and 60 calendar days from the date of acceptance to complete the sale of the Mortgaged Property. If the Mortgagor receives an offer for the purchase of 50% or more of the Mortgaged Property which the Mortgagor wishes to accept, the Mortgagor will notify the tenant with the terms of such offer and tenant will have 10 calendar days from the date of notice to accept such offer. Tenant’s right of first offer and right of first refusal will not apply to any transfer or other conveyance of the Mortgaged Property as part of a transfer by the Mortgagor and its affiliates of not less than three other real properties in a combined sale of such parcels under a contract. The tenant’s right of first refusal will also not apply to any conveyance due to a condemnation, foreclosure or deed-in-lieu of foreclosure.
8	Selig Portfolio	(6) Permitted Liens; Title Insurance

With respect to the Selig Portfolio – 635 Elliot Mortgaged Property, Amazon Corporate LLC, the sole tenant at the Mortgaged Property, upon notice from the Mortgagor of such Mortgagor’s receipt of a bona fide offer to purchase or lease the Mortgaged Property, has the option to purchase the Mortgaged Property upon the same terms and conditions as the third-party offer upon written notice to the Mortgagor within 15 days of receiving notice of such offer from the Mortgagor. The tenant’s right of first refusal does not apply in connection with a foreclosure or conveyance in lieu of foreclosure exercised by the Mortgagee.

27	Atlanta and Anchorage Hotel Portfolio	(6) Permitted Liens; Title Insurance	With respect to the Atlanta and Anchorage Hotel Portfolio – Hilton Anchorage Mortgaged Property, the franchisor has a right of first offer to purchase the “Marketed Interest” (as defined in the franchise agreement) in the Mortgaged Property in the event that a “Controlling Affiliate” (as defined in the franchise agreement) of the Borrower intends to offer to sell or lease such Marketed Interest in the Mortgaged Property. Such right of first offer has been subordinated to the Mortgage Loan pursuant to the terms of the comfort letter.
27	Atlanta and Anchorage Hotel Portfolio	(6) Permitted Liens; Title Insurance	With respect to the Atlanta and Anchorage Hotel Portfolio – Renaissance Concourse Atlanta Airport Hotel Mortgaged Property, the Mortgagor, as ground lessee, is party to a ground lease with The City of Atlanta, a municipal corporation of the State of Georgia, as ground lessor. The ground lessee may assign its interest in the Ground Lease to the holder of the Mortgage Loan; however the ground lessor has the

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Annex A-1 ID#	Mortgage Loan	Representation	Exception
right to approve the assignee of the leasehold interest at a foreclosure sale (the holder of the Mortgage Loan is not carved out as a purchaser at such foreclosure sale). Such approval will not be withheld if (i) the proposed assignee has a net worth of at least $50,000 and (ii) a credit report for the proposed assignee discloses a satisfactory business reputation and no criminal convictions involving moral turpitude.
27	Atlanta and Anchorage Hotel Portfolio	(6) Permitted Liens; Title Insurance	With respect to the Atlanta and Anchorage Hotel Portfolio – Renaissance Concourse Atlanta Airport Hotel Mortgaged Property, the franchisor at the Mortgaged Property has a right of first refusal if there is a proposed transfer of the Mortgaged Property to a competitor of that franchisor. The franchisor subordinated this right of first refusal to the Mortgagee’s rights under the Mortgage Loan documents per a comfort letter.
48	Walgreens – Ann Arbor, MI	(6) Permitted Liens; Title Insurance	In the event the Mortgagor receives a bona fide offer to purchase the Mortgaged Property, the sole tenant has a right to purchase the Mortgaged Property upon the same terms, conditions and price as such bona fide offer. The tenant has agreed that such right of first refusal does not apply in connection with a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the Mortgage Loan documents provided, however, such right of first refusal will apply to subsequent purchasers of the Mortgaged Property.
3	iStar Leased Fee Portfolio	(16) Insurance

The Mortgage Loan documents require “all risk” property insurance coverage in an amount equal to the “Full Replacement Cost,” which means the actual replacement value exclusive of costs of excavations, foundations, underground utilities and footings, with a waiver of depreciation, subject to a loss limit of $150,000,000 per occurrence.

Any insurance policies provided in accordance with the Mortgage Loan documents may not be materially changed (other than to increase the coverage thereby), terminated or cancelled without at least 30 days’ prior written notice to the Mortgagee.

The Mortgage Loan documents permit the Mortgagor to maintain policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements specified in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”), provided that the Mortgagor has received Mortgagee’s prior written consent thereto and the Mortgagee has received a rating agency confirmation with respect to any such Non-Conforming Policy.

3	iStar Leased Fee Portfolio	(16) Insurance	The iStar Leased Fee Portfolio Mortgage Loan is secured by the Mortgagor’s leased fee interest in the Mortgaged Property. With respect to the iStar Leased Fee Portfolio – Hilton Salt Lake, –DoubleTree Seattle

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Annex A-1 ID#	Mortgage Loan	Representation	Exception
Airport, –DoubleTree Mission Valley, –DoubleTree Sonoma and –DoubleTree Durango Mortgaged Properties, in the event no leasehold mortgage is in place at such Mortgaged Property and so long as a tenant maintains property insurance coverage that (1) satisfies the requirements under the related leased fee lease with respect to such Mortgaged Property and (2) satisfies the insurance requirements under the Mortgage Loan documents (except that a $500,000 property and terrorism deductible under the master program maintained by Hilton Worldwide Holdings Inc. is permitted under the Mortgage Loan documents), the tenant’s property insurance will serve as the primary insurance and the Mortgagor may, but is not required to, maintain property insurance insuring the improvements at the Mortgaged Property.
3	iStar Leased Fee Portfolio	(16) Insurance	With respect to the iStar Leased Fee Portfolio – The Buckler Apartments Mortgaged Property, the Mortgage Loan is secured by the Mortgagor’s leased fee interest in the Mortgaged Property. The Mortgagor’s obligation to maintain the following insurance coverage is suspended for so long (a) as no Leased Fee Lease Termination Period (as defined below) has occurred and is continuing and (b) the tenant at such Mortgaged Property maintains the insurance coverage required by the leased fee lease as of the origination date: (i) property insurance, (ii) business interruption insurance, (iii) insurances during times of structural construction, (iv) boiler and machinery insurance, (v) flood insurance and (vi) earthquake insurance. A “Leased Fee Lease Termination Period” means the period beginning when any leased fee lease either (i) is terminated, cancelled or otherwise ceases to remain in full force and effect as to any portion of the Mortgaged Property, and/or (ii) title to and/or possession of all or any of the leasehold or subleasehold, as applicable, interest created by the leased fee lease (including any improvements owned by the tenant thereunder) has been returned or otherwise acquired by the Mortgagor. Such Leased Fee Lease Termination Period will end upon the Mortgagor’s entrance into, and the commencement of the tenant paying unabated rent under a triple net leased fee lease entered into in accordance with the terms and conditions set forth in the Mortgage Loan documents and for which no free rent, tenant improvements, tenant allowances or leasing commissions are owed by the Mortgagor to such tenant.
3	iStar Leased Fee Portfolio	(16) Insurance	The iStar Leased Fee Portfolio Mortgage Loan is secured by the Mortgagor’s leased fee interest in the Mortgaged Property. With respect to the iStar Leased Fee Portfolio –One Ally Center, -Northside Forsyth Hospital Medical Center, –NASA/JPSS Headquarters, -Dallas Market Center: Sheraton Suites, -Dallas Market Center: Marriott Courtyard, The Buckler Aparments and –Lock-Up Self Storage Facility Mortgaged Properties, the Mortgagor’s obligation to maintain the following insurance coverage is

D-2-4

Annex A-1 ID#	Mortgage Loan	Representation	Exception
suspended for so long (a) as no Leased Fee Lease Termination Period (as defined below) has occurred and is continuing and (b) the tenant at such Mortgaged Property maintains the insurance coverage required by the leased fee lease as of the origination date: (i) property insurance, (ii) business interruption insurance, (iii) insurances during times of structural construction, (iv) boiler and machinery insurance, (v) flood insurance and (vi) earthquake insurance. With respect to clause (b) in this paragraph, if the tenant does not maintain the insurance required by the leased fee lease as of the origination date, the Mortgagor will only be required to purchase property insurance coverage at the individual Mortgaged Property in which the Mortgagor has an insurable interest and can purchase such commercial property insurance coverage at commercially reasonable rates.
27	Atlanta and Anchorage Hotel Portfolio	(16) Insurance

The Mortgage Loan documents permit that the comprehensive all risk property insurance coverage provides for no deductible in excess of $100,000. The Mortgage Loan documents require business income insurance (A) for a period commencing at the time of loss for such length of time as it takes to complete restoration or the expiration of 18 months, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period, and (B) in an amount equal to 100% of the projected gross income (less non-continuing expenses) from the Mortgaged Property for a period of 18 months.

48	Walgreens – Ann Arbor, MI	(16) Insurance	The Mortgagor is required to provide only terrorism insurance and law and ordinance insurance (which is required at all times during the term of the Mortgage Loan) and is not required to obtain other insurance coverage on the Mortgaged Property provided that (i) Walgreens, the sole tenant, is in actual, physical possession of the Mortgaged Property and is open to the public for business during customary hours, (ii) the Walgreens lease is in full force and effect, (iii) Walgreens maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained by it under the Walgreens Lease and the Mortgage Loan documents, (iv) the Mortgagor has provided to the Mortgagee evidence that Walgreens maintains such insurance required to be maintained by it under the Walgreens Lease, (v) the Mortgagee has received written notice of such election, (vi) no event of default has occurred and is continuing under the Walgreens Lease, (vii) Walgreens remains fully liable for its obligations under the Walgreens Lease and maintains a credit rating from S&P of at least “BBB”, and (viii) such Walgreens Lease will remain in full force and effect following a casualty and Walgreens is obligated per the terms of the Walgreens Lease to rebuild and/or repair the Mortgaged Property at its sole cost and expense and is entitled to no period of rent abatement. If Walgreens fails to meet such requirements, the Mortgagor will obtain, at the Mortgagor’s sole cost and expense, all insurance as required by the Mortgage Loan documents.

D-2-5

Annex A-1 ID#	Mortgage Loan	Representation	Exception
8	Selig Portfolio	(17) Access; Utilities; Separate Tax Lots	With respect to the Selig Portfolio – 635 Elliot Avenue West and the --645 Elliot Avenue West Mortgaged Properties, the Mortgaged Properties share the same tax lot; however, a release of either of these Mortgaged Properties is conditioned on the creation of separate tax lots.
3	iStar Leased Fee Portfolio	(26) Recourse Obligations	The Mortgage Loan is full recourse to the Mortgagor and the guarantor for voluntary transfers of any material portion of any individual Mortgaged Property in the portfolio or any voluntary act that causes a change (directly or indirectly) in the ownership of any Mortgagor and/or any general partner (if the Mortgagor is a partnership) or member (if the Mortgagor is a limited liability company) to the extent such ownership change required Mortgagee’s consent under the Mortgage Loan documents.
57	Storage Depot of Ocala	(26) Recourse Obligations

The Mortgage Loan is recourse to the Mortgagor and the guarantor for losses due to any act of waste by the Mortgagor, any affiliate of the Mortgagor or guarantor, but only to the extent that sufficient operating reserves are not available to the Mortgagor from the Mortgaged Property to prevent such waste.

The Mortgage Loan is recourse to the Mortgagor and the guarantor for losses due to the breach of any representation, warranty, covenant or indemnification provision in the environmental indemnity agreement or in the Mortgage Loan documents by the Mortgagor in connection with environmental laws and hazardous substances that has a material adverse effect on the Mortgagor or on the value, current use, or operation of the Mortgaged Property.

5	123 William Street	(30) Due on Sale or Encumbrance	The transfer (but not the pledge), in one or a series of transactions, of stock, partnership interests or membership interests (as the case may be) of the direct equity interests in the Mortgagor is permitted; provided, however, after any such transfer the Mortgagor is directly or indirectly (x) at least forty percent (40%) owned, and (y) controlled by New York City Operating Partnership, L.P. (“NYCOP”). In addition, the transfer (but not the pledge) of the direct or indirect partnership interests of NYCOP is permitted, provided, however, after any such transfer, the Mortgagor is directly or indirectly (x) at least forty percent (40%) owned, and (y) controlled by American Realty Capital New York City REIT, Inc. or one or more qualified equity holders set forth in the Mortgage Loan documents.
3, 5, 8, 19, 26, 27, 40, 44	iStar Leased Fee Portfolio 123 William Street Selig Portfolio 200 West 40th Street	(31) Single-Purpose Entity	The Mortgagor is a recycled single purpose entity that has never owned other property. There are no exceptions to the standard “backward” representations.

D-2-6

Annex A-1 ID#	Mortgage Loan	Representation	Exception
Lyons Business Park Atlanta and Anchorage Hotel Portfolio Holiday Inn Express & Suites – Ocean City, MD Courtyard - Burlington
3	iStar Leased Fee Portfolio	(34) Ground Leases	(c) With respect to the iStar Leased Fee Portfolio – DoubleTree Seattle Airport Mortgaged Property, the ground lease on a portion of the Mortgaged Property expires on January 31, 2044, which is less than 20 years from the stated maturity date of the Mortgage Loan.
27	Atlanta and Anchorage Hotel Portfolio	(34) Ground Leases

With respect to the Atlanta and Anchorage Hotel Portfolio – Renaissance Concourse Atlanta Airport Hotel Mortgaged Property, the Mortgagor, as ground lessee, is party to a ground lease with The City of Atlanta, a municipal corporation of the State of Georgia, as ground lessor.

(e) The ground lessee may assign its interest in the Ground Lease to the holder of the Mortgage Loan; however, the ground lessor has the right to approve the assignee of the leasehold interest at the foreclosure sale (the holder of the Mortgage Loan is not carved out as a purchaser at such foreclosure sale). Such approval will not be withheld if (i) the proposed assignee has net worth of at least $50,000 and (ii) a credit report for the proposed assignee discloses a satisfactory business reputation and no criminal convictions involving moral turpitude.

(l) The “new lease” provision does not expressly address rejection in bankruptcy, however, the ground lease provides that no termination of the ground lease for any reason whatsoever will impair or negate the right of the Mortgagee to a new lease. Additionally, as a condition precedent to obtaining the new lease, the holder of the Mortgage Loan is required to pay to the ground lessor (i) all charges and payments payable by the ground lessee under the Ground Lease which accrued as of the termination date and would have accrued under the Ground Lease if it had not been terminated, plus (ii) all expenses (including attorney’s fees) incurred in connection with the new ground lease, less (iii) all net amounts received by the ground lessor from subtenants up to the commencement date of such new ground lease.

8	Selig Portfolio	(41) Appraisal	The appraiser for each Mortgaged Property was engaged by Wells Fargo RETECHS, as an affiliate of the master servicer for the GMST 2014-GC22 securitization trust, which is currently the holder of the

D-2-7

Annex A-1 ID#	Mortgage Loan	Representation	Exception
Selig Portfolio Whole Loan controlling note. Reliance language was added to each appraisal designating Barclays Bank PLC as an intended user and permitting reliance on such appraisal report by Barclays Bank PLC and its affiliates, their respective successors and assigns (including, without limitation, investors who purchase the Mortgage Loan or a participation interest in the Mortgage Loan and the trustee in a securitization that includes the Mortgage Loan), each servicer of the Mortgage Loan, and all rating agencies involved in any sale, securitization or syndication involving the Mortgage Loan.
27	Atlanta and Anchorage Hotel Portfolio	(41) Appraisal	With respect to the Atlanta and Anchorage Hotel Portfolio – Hilton Anchorage Mortgaged Property, the appraiser for the Mortgaged Property was engaged by Rialto Mortgage Finance, LLC, as co-originator of the Atlanta and Anchorage Hotel Portfolio Whole Loan and initial holder of the Atlanta and Anchorage Hotel Portfolio Whole Loan controlling note. Reliance language was added to each appraisal designating Barclays Bank PLC as an intended user and permitting reliance on such appraisal report by Barclays Bank PLC and its affiliates, their respective successors and assigns (including, without limitation, investors who purchase the Mortgage Loan or a participation interest in the Mortgage Loan and the trustee in a securitization that includes the Mortgage Loan), each servicer of the Mortgage Loan, and all rating agencies involved in any sale, securitization or syndication involving the Mortgage Loan.

D-2-8

SCHEDULE D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Barclays Bank PLC

Annex A-1 ID#	Mortgage Loan
7	300 Lighting Way

D-2-9

SCHEDULE D-2

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Barclays Bank PLC

Annex A-1 ID#	Mortgage Loan
8	Selig Portfolio

D-2-10

SCHEDULE D-3

MORTGAGE LOANS WITH Affiliated Mortgagors

Barclays Bank PLC

None.

D-2-11

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Argentic Real Estate Finance LLC

Annex A-1 ID#	Mortgage Loan	Representation	Exception
2	Yeshiva University Portfolio	(6) Permitted Liens; Title Insurance	The 215 Lexington Avenue Mortgaged Property is an 8-story condominium unit within a 21-story office building that contains one additional condominium unit that is not collateral for the Yeshiva University Portfolio Mortgage Loan. Each of the two condominium unit owners (one of which is the related Mortgagor) has a right of first offer to purchase the other condominium unit, provided that, among other conditions, the unit owner that intends to sell (the “selling unit”) provides the other condominium unit owner (the “purchasing unit”) with written notice of the selling unit’s intent to sell, along with a copy of the proposed contract of sale. The purchasing unit then has 10 business days to notify the selling unit if it intends to accept such offer. The right of first refusal does not apply in connection with (a) a sale to an affiliate of the unit owner, (b) the foreclosure of a permitted mortgage as further described under the related condominium association documents or an acceptance of a deed-in-lieu of foreclosure or (c) the transfer of the unit to a permitted mortgagee or its designee as further described under the related condominium association documents.
18	Crowne Plaza JFK	(7) Junior Liens	A mezzanine loan in the original principal amount of $4,300,000 is currently held by Argentic Real Estate Investment LLC, which mezzanine loan is secured by the equity interests in the related Mortgagor.
38	Market Street Portfolio	(7) Junior Liens	Eight of the nine Mortgaged Properties securing the related Mortgage Loan each secure subordinate mortgage loans made prior to the origination date by the city of Wilmington, Delaware to the owner of the applicable Mortgaged Property in the aggregate original principal amount of $6,740,000. All of the subordinate mortgage loans are subject to a recorded subordination and standstill agreement entered into at the origination of the Market Street Portfolio Mortgage Loan, which provides that, among other things: (i) the City of Wilmington, Delaware may not take any enforcement action against the Market Street Portfolio Mortgage Loan borrowers until the date that is one year and one day after the maturity of the Market Street Portfolio Mortgage Loan; (ii) the subordinate mortgage loans can never be accelerated or enforced during the term of the Market Street Portfolio Mortgage Loan, and (iii) no payment will be made by or on behalf of the Market Street Portfolio Mortgage Loan borrowers for or on account of the subordinate mortgage loans until the Market Street Portfolio Mortgage Loan has been indefeasibly paid in full.
2	Yeshiva University Portfolio	(17) Access; Utilities; Separate Tax Lots	The 2520 Amsterdam Mortgaged Property does not have uninhibited access rights to all required utilities appropriate for the current use of such Mortgaged Property. The related Mortgagor is a party to a revocable consent agreement with the New York City

D-2-12

Annex A-1 ID#	Mortgage Loan	Representation	Exception
Department of Transportation, which provides a pipe tunnel for heat, hot water, telephone and data transmission services. The agreement is revocable at any time by the New York City Department of Transportation.
2	Yeshiva University Portfolio	(24) Local Law Compliance	Each of the 2495 Amsterdam Mortgaged Property and the 2520 Amsterdam Mortgaged Property is currently operating without a valid temporary or permanent certificate of occupancy. In addition, it is unclear whether the use of the 215 Lexington Mortgaged Property as a classroom is in compliance with the related certificate of occupancy on file.
2	Yeshiva University Portfolio	(25) Licenses and Permits	It is unclear whether the use of the 215 Lexington Mortgaged Property as a classroom is in compliance with the related certificate of occupancy on file.
2 10	Yeshiva University Portfolio 150 West Main Street	(31) Single-Purpose Entity	The related Mortgagor’s accounts and financial statements may be consolidated with its sole member’s accounts and financial statements, provided that (i) appropriate notation is made on such consolidated financial statements to indicate the separateness of the related Mortgagor and its sole member’s and to indicate that the related Mortgagor’s assets and credit are not available to satisfy the debts and other obligations of such its sole member’s or any other person, and (ii) such assets are listed on the related Mortgagor’s own separate balance sheet.
14	Harbor Club	(31) Single-Purpose Entity	The related Mortgagor owned approximately 32.9 acres of land located in New Castle County, Delaware, consisting of a residential apartment complex operated under the names Admirals Club Apartments and Hunters Crossing Apartments (the “Prior Property”) from March, 1984 to May 1, 2006. Phase I environmental site assessments dated June 2006 and November 2016 and a limited radius search report (including a drive-by inspection) dated April 13, 2017 regarding the Prior Property indicated that there were no recognized environmental conditions at the Mortgaged Property at those times. The Mortgage Loan is recourse to the guarantor and the Mortgagor for any losses incurred by the lender associated with the Mortgagor’s prior ownership of the Prior Property.

D-2-13

SCHEDULE D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Argentic Real Estate Finance LLC

Annex A-1 ID#	Mortgage Loan
18	Crowne Plaza JFK

D-2-14

SCHEDULE D-2

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Argentic Real Estate Finance LLC

Annex A-1 ID#	Mortgage Loan
18	Crowne Plaza JFK
28	Best Western Ocean View Resort

D-2-15

SCHEDULE D-3

MORTGAGE LOANS WITH Affiliated Mortgagors

Argentic Real Estate Finance LLC

None.

D-2-16

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Morgan Stanley Mortgage Capital Holdings LLC

Annex A-1 ID#	Mortgage Loan	Representation	Exception
1	Market Street - The Woodlands	(5) Lien; Valid Assignment (6) Permitted Liens; Title Insurance	The Woodlands Land Development Company, L.P., a former owner of the Mortgaged Property has a right of first offer in connection with certain transfers of all or any portion of the Mortgaged Property in connection with development for additional office and/or professional or hotel use. Such right does not apply to a deed of trust lien or any transfer by foreclosure sale or deed in lieu of foreclosure, but would apply to subsequent transfers.
4	Nassau County DHHS	(5) Lien; Valid Assignment (6) Permitted Liens; Title Insurance	The sole tenant at the Mortgaged Property, the Nassau County Department of Health and Human Services, has a right of first refusal to purchase the Mortgaged Property. Pursuant to a subordination, non-disturbance and attornment agreement, the sole tenant has agreed that such right does not apply to a foreclosure, a deed in lieu of foreclosure or the first transfer following any such event. However, such right would apply to subsequent transfers.
15	Gateway Crossing	(5) Lien; Valid Assignment (6) Permitted Liens; Title Insurance	The tenant Comerica has a right of first refusal to purchase its leased premises.
1	Market Street - The Woodlands	(16) Insurance	The all risk property insurance (including terrorism insurance) is permitted to have a deductible of $500,000 (the “Required Deductible”), or a higher deductible if the Mortgagor provides the lender with cash or a letter of credit in an amount equal to the difference between the actual deductible and the Required Deductible.
4	Nassau County DHHS	(16) Insurance	The Mortgage Loan requires 12 months of business interruption insurance with a six month extended period of indemnity, rather than 18 months of business interruption insurance.
36	Thorndale West Shopping Center	(16) Insurance	The property insurance for the Mortgaged Property is required to be in amounts which shall be equal to the full insurable value of the Improvements and building equipment, the term “full insurable value” to mean the actual replacement cost of the Improvements and building equipment (without taking into account any depreciation, and exclusive of excavations, footings and foundations, landscaping and paving) determined annually by an insurer, a recognized independent insurance broker or an independent appraiser selected and paid by Borrower or in such amount as to avoid the application of any co-insurance policy. Flood insurance is required to be obtained in an amount at least equal to the lesser of (A) the principal balance of the note, or (B) the maximum limit of coverage available for the Mortgaged Property under the National Flood Insurance Act of 1968, The Flood Disaster Protection Act of 1973 or the National Flood

D-2-17

Annex A-1 ID#	Mortgage Loan	Representation	Exception
Insurance Reform Act of 1994, as each may be amended (notwithstanding the foregoing, such flood insurance is required to have at least $2,500,000 in excess flood limits purchased in the private/commercial insurance market).
1, 4, 6, 15, 36, 55	All MSMCH Mortgage Loans	(16) Insurance

The Mortgage Loan documents may allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if it obtains a “cut through endorsement” from an insurance company that meets the required rating. The Mortgage Loan documents may also allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if a parent company that owns at least 51% of the insurer has the required rating and use of such insurance is approved by the rating agencies.

The threshold for lender having the right to hold and disburse insurance proceeds may be based on 5% of the original principal amount rather than 5% of the outstanding principal amount.

In addition, all exceptions to Representation 29 set forth below for all MSMCH Mortgage Loans are also exceptions to this Representation 16.

36	Thorndale West Shopping Center	(24) Local Law Compliance	The Mortgaged Property is legal-nonconforming as to use. Local zoning requirements require that a shopping center be no more than 30,000 square feet. The Mortgaged Property has 78,223 square feet. The related ordinance provides that “A nonconforming building or structure which has been damaged by fire, explosion, accident and/or calamity may be reconstructed and used for the same nonconforming use, provided that the reconstructed building or structure does not exceed the area, volume and height of the destroyed buildings or structure. The reconstruction shall be started within one year from the date the building or structure was destroyed and shall be carried through without interruption.”
1	Market Street - The Woodlands	(26) Recourse Obligations	The liability of the non-recourse carveout guarantor under the nonrecourse carveout guaranty (which also covers environmental matters) is capped as to full recourse items at an amount equal to $100,000,000 together with reasonable out of pocket costs of enforcement of such guaranty.
1, 4, 6, 15, 36, 55	All MSMCH Mortgage Loans	(26) Recourse Obligations	The Mortgage Loan documents may provide that there will not be recourse for (i) voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents to the extent of failure to comply with administrative requirements of notice and updated organizational charts for what would otherwise constitute permitted transfers and (ii) waste to the extent that waste results from there being insufficient cash flow to satisfy operating expenses at the Mortgaged Property, which results in material physical waste to the Mortgaged Property.

D-2-18

Annex A-1 ID#	Mortgage Loan	Representation	Exception
1	Market Street - The Woodlands	(29) Acts of Terrorism Exclusion	If TRIPRA is no longer in effect, the Mortgagor is not required to pay annual premiums for terrorism insurance coverage in excess of two times the then current annual insurance premiums payable by the Mortgagor for the insurance policies insuring only the Mortgaged Property (excluding the wind, flood and earthquake components of such insurance premiums) on a stand-alone basis.
1, 4, 6, 15, 36, 55	All MSMCH Mortgage Loans	(29) Acts of Terrorism Exclusion	The Mortgage Loan documents may allow terrorism insurance to be obtained from an insurer that is rated at least investment grade (i.e. “BBB-”) by S&P) and also rated at least “BBB-” by Fitch, and/or “Baa3 by Moody’s (if such rating agencies rate any securitization of such mortgage loans and also rate the insurer). In addition, with respect to terrorism insurance, the Mortgage Loan documents may provide for 12 months, rather than 18 months, of business interruption coverage, even if the Mortgage Loan is in excess of $50,000,000.
1, 4, 6, 15, 36, 55	All MSMCH Mortgage Loans	(29) Acts of Terrorism Exclusion	All exceptions to Representation 16 are also exceptions to this Representation 29.
1	Market Street - The Woodlands	(30) Due on Sale

The Mortgage Loan permits transfers and pledges of 50% or more of the equity interests in the Mortgagor or more and/or transfers and pledges of controlling interests in the Mortgagor, including but not limited to the following:

(i)       The Transfer (defined to include without limitation a sale, transfer, assignment or pledge), or issuance, of direct or indirect interests in the Mortgagor to, between and or among persons that are directly or indirectly 100% owned and controlled by one or more Key Principals. Key Principals include a Qualified Transferee (as defined in the Mortgage Loan documents), Institutional Mall Investors LLC, California Public Employees’ Retirement System (“CalPERS”), any CalPERS Investor (defined as an entity of which CalPERsS owns, directly or indirectly, at least 50% of the capital and profits), or the permitted successors and assigns of any of the foregoing;

(ii)       the sale, transfer, exchange or issuance of any securities, stock or other equity interests in a Key Principal or in any entity directly or indirectly owning a direct or indirect legal and beneficial interest in a Key Principal or the merger or consolidation of any Key Principal or any entity owning a direct or indirect legal and beneficial interest in any Key Principal, so long as at least one or more Key Principals continue to own, directly or indirectly, at least 50% of the Mortgagor and control the Mortgagor;

(iii)       the Transfer of direct or indirect interests in the Mortgagor to any party (including, without limitation, any third party) so long as a Key Principal or a Qualified Transferee or any combination of them continue to own directly or indirectly at least 50% of

D-2-19

Annex A-1 ID#	Mortgage Loan	Representation	Exception

Mortgagor and control Mortgagor, and the property manager or a Qualified Manager (as defined in the Mortgage Loan documents) continues to manage the Mortgaged Property;

(iv)      The pledge of interest by a direct or indirect owner of Mortgagor to secure a corporate or parent level credit facility from one or more financial institutions, involving multiple underlying real estate assets;

(v)       Transfers of any direct or indirect ownership interests or any profits or proceeds relating to ownership interests or the issuance or redemption of any interests in IMI Woodlands LLC (the 95% limited partner of the Mortgagor as of the loan origination date), IMI Woodlands GP LLC (the general partner of the Mortgagor as of the loan origination date) or Institutional Mall Investors LLC (the owner of the two foregoing entities as of the loan origination date) (or their respective permitted successors or assigns) as long as CalPERS continues to own, directly or indirectly, at least 50% of the capital and profits of such entities (or their respective permitted successors or assigns), following the completion of such Transfer;

(vi)      Transfers of any of IMI Woodlands LLC’s, IMI Woodlands GP LLC’s or Institutional Mall Investors LLC’s (or their respective permitted successors’ or assigns’) direct or indirect interests in Mortgagor to CalPERS or to a CalPERS Investor;

(vii)     Transfers of any direct or indirect interests in CalPERS (which owns 99% of Institutional Mall Investors LLC as of the loan origination date);

(viii)     Transfers of any direct or indirect interests or any profits or proceeds relating to ownership interests or the issuance or redemption of any interests in MCA Mall Investors LLC (“MCAMI”) (or its permitted successors or assigns);

(ix)      The resignation, removal or replacement of Miller Capital Advisory, Inc. (or any replacement manager) as manager of Institutional Mall Investors LLC or MCAMI (or their respective permitted successors or assigns);

(x)       Transfers of any direct or indirect interests or any profits or proceeds relating to ownership interests or the issuance or redemption of interests in Miller Capital Advisory, Inc. (or its permitted successors and assigns);

(xi)      The purchase of any direct or indirect interests in Mortgagor by IMI Woodlands LLC and/or IMI Woodlands GP LLC (as long as CalPERS continues to own, directly or indirectly, at least 50% of the capital and profits of the foregoing entities),

D-2-20

Annex A-1 ID#	Mortgage Loan	Representation	Exception

Institutional Mall Investors LLC, CalPERS, or a CalPERS Investor (or by their respective permitted successors or assigns); and

(xii)     Transfers of any direct or indirect interests or the issuance or redemption of interests in Trademark Six Pines, L.P. and Trademark Market Street Woodlands Investments, L.P. (which collectively own a 4.75% interest in the Mortgagor as of the loan origination date).

36	Thorndale West Shopping Center	(30) Due on Sale	All limited partnership interests in the borrower are freely transferrable
4	Nassau County DHHS	(34(e)) Ground Leases	The Mortgaged Property consists of a ground leasehold interest. The ground lease is assignable to the lender in connection with the leasehold mortgage without the ground lessor’s consent, but any further assignment by the lender (including without limitation in connection with a foreclosure sale, deed in lieu of foreclosure and any transfer thereafter) would require the ground lessor’s consent, not to be unreasonably withheld or delayed.
4	Nassau County DHHS	(34(j)) Ground Leases	The ground lease allows condemnation awards to be held by the lender, but does not allow insurance proceeds to be held by the lender.

D-2-21

SCHEDULE D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Morgan Stanley Mortgage Capital Holdings LLC

Annex A-1 ID#	Mortgage Loan
6	Hyatt Regency Austin

D-2-22

SCHEDULE D-2

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Morgan Stanley Mortgage Capital Holdings LLC

None.

D-2-23

SCHEDULE D-3

MORTGAGE LOANS WITH Affiliated Mortgagors

Morgan Stanley Mortgage Capital Holdings LLC

None.

D-2-24

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Starwood Mortgage Funding III LLC

Annex A-1 ID#	Mortgage Loan	Representation	Exception
11	1615 Poydras	(13) Actions Concerning Mortgage Loan	One of the guarantors and borrower sponsors is one of several defendants named in a pending lawsuit brought in June 2013 by public stockholders of Stewart Enterprises, Inc. (“STEI”) and other plaintiffs in connection with the sale of STEI, of which such guarantor was chairman of the board and a 30% stockholder, to Service Corporation International. The plaintiffs seek approximately $160 million and allege, among other things, that STEI’s board of directors breached its fiduciary duty in handling the sales process and should have obtained a higher stock purchase price and that the guarantor pushed for the sale in order to secure a ‘side deal’ for himself and exerted undue influence over the special committee that reviewed and approved the sale in order to accomplish this goal. The trial court granted the defendants’ motion for summary judgment on October 31, 2016. The plaintiffs have appealed the trial court’s decision
24	Bursca Business Park	(17) Access; Utilities; Separate Tax Lots	The Mortgaged Property’s sole access to a public road is permitted by a license agreement with a railroad company that may be terminated by either the Mortgagor or such railroad company upon 90 days’ notice and by such railroad company at any time upon the Mortgagor’s violation of any terms of such license agreement
41	Picasso Village	(24) Local Law Compliance	Certain of the Mortgaged Property’s tenant spaces are the subjects of municipal fire code violations.
58	Westward Village	(24) Local Law Compliance	The Mortgaged Property’s use as a manufactured housing and mobile home community is legal nonconforming. The related zoning ordinance provides, among other things, that (a) if a legal nonconforming use of land, building or structure is discontinued for 12 consecutive months, any future use thereof is required to be in conformity with existing zoning requirement and (b) if a legal nonconforming residential use of buildings or structures is destroyed to any extent by fire, flood, earthquake, war, riot or so called act of God, it may be reconstructed (with the reconstruction limited to 100% of the destroyed structure), except that such reconstruction must comply with the provisions of the other sections of the zoning ordinance and other applicable city ordinances, regulations and codes

D-2-25

Annex A-1 ID#	Mortgage Loan	Representation	Exception
46	Shoppes at Meadow Ridge	(26) Recourse Obligations	The Mortgage Loan documents provide for recourse to the Mortgagor and guarantor for losses and damages actually incurred by the Mortgagee arising out of or in connection with any material physical waste at the Mortgaged Property caused by the Mortgagor or guarantor (or certain other related parties) excepting, however, any physical waste occurring at a time when revenue from the Mortgage Property after payment of debt service, deposits into reserves held by the Mortgagee as required by the Mortgage Loan documents and bona fide expenses relating to the Mortgaged Property payable to unrelated third parties and not prohibited under the Mortgage Loan documents is not sufficient to pay such amounts to avoid such physical waste, provided that the Mortgagor notifies the Mortgagee in writing of such physical waste.
24	Bursca Business Park	(31) Single-Purpose Entity	The Mortgagor previously owned certain real property adjacent to the Mortgaged Property
32	Flamingo Commons	(31) Single-Purpose Entity	The Mortgagor previously owned certain real property adjacent to the Mortgaged Property.
12	Grand Marc at Riverside	(34) Ground Lease

34(b): The Ground Lease provides that the lessor may neither agree to any mutual termination of the Ground Lease nor accept the surrender of the Ground Lease, nor consent to any material amendment of the Ground Lease without the lender’s written consent (which consent may be withheld in the lender’s sole discretion).

34(g): The Ground Lease requires the lessor to notify the lender of any default the lessor declares under the Ground Lease but does not expressly state that failure to provide notice of default or termination is ineffective against the lender unless such notice is given to the lender. However, the Ground Lease provides that the lessor may not terminate the Ground Lease or reenter the Mortgaged Property unless (a) an uncured event of default has occurred, (b) the lessor has given the lender written notice of the default and (c) the lender has failed to remedy the default or to acquire the Mortgagor’s leasehold estate as permitted and within the time specified by the Ground Lease.

D-2-26

SCHEDULE D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Starwood Mortgage Funding III LLC

None.

D-2-27

SCHEDULE D-2

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Starwood Mortgage Funding III LLC

Annex A-1 ID#	Mortgage Loan
53	Holiday Inn Express Grand Prairie

D-2-28

SCHEDULE D-3

MORTGAGE LOANS WITH Affiliated Mortgagors

Starwood Mortgage Funding III LLC

None.

D-2-29

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Citi Real Estate Funding Inc.

Annex A-1 ID#	Mortgage Loan	Representation	Exception
9	Magnolia Hotel Denver	(5) Lien; Valid Assignment	A portion of the related Mortgaged Property consists of a leasehold interest (such interest, the “Ballroom Leasehold Interest”) in a commercial space located in a non-contiguous third-party owned building, which building does not constitute collateral for the subject Mortgage Loan. This commercial space is leased by the related Mortgagor for use as a ballroom. The third-party owner of such building has encumbered the related fee estate with a mortgage and such mortgage is superior to the related Mortgagor’s Ballroom Leasehold Interest and the lien of the related Mortgage.
2	Yeshiva University Portfolio	(6) Permitted Liens; Title Insurance	The 215 Lexington Avenue Mortgaged Property is an 8-story condominium unit within a 21-story office building that contains one additional condominium unit that is not collateral for the Yeshiva University Portfolio Mortgage Loan. Each of the two condominium unit owners (one of which is the related Mortgagor) has a right of first offer to purchase the other condominium unit, provided that, among other conditions, the unit owner that intends to sell (the “selling unit”) provides the other condominium unit owner (the “purchasing unit”) with written notice of the selling unit’s intent to sell, along with a copy of the proposed contract of sale. The purchasing unit then has 10 business days to notify the selling unit if it intends to accept such offer. The right of first refusal does not apply in connection with (a) a sale to an affiliate of the unit owner, (b) the foreclosure of a permitted mortgage as further described under the related condominium association documents or an acceptance of a deed-in-lieu of foreclosure or (c) the transfer of the unit to a permitted mortgagee or its designee as further described under the related condominium association documents.
9	Magnolia Hotel Denver	(6) Permitted Liens; Title Insurance	The lien of the related Mortgage on the Ballroom Leasehold Interest is not covered by the related Title Policy.
2, 9, 16, 21, 30, 34, 35, 42, 43	All CREFI Mortgage Loans	(16) Insurance	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant at the related Mortgaged Property.
2	Yeshiva University Portfolio	(17) Access; Utilities; Separate Tax Lots	The 2520 Amsterdam Avenue Mortgaged Property does not have uninhibited access rights to all required utilities appropriate for the current use of such Mortgaged Property. The related Mortgagor is a party to a revocable consent agreement with the New York City Department of Transportation, which provides a pipe tunnel for heat, hot water, telephone and data transmission services. The agreement is revocable at any time by the New York City Department of Transportation.

D-2-30

Annex A-1 ID#	Mortgage Loan	Representation	Exception
2	Yeshiva University Portfolio	(24) Local Law Compliance	Each of the 2495 Amsterdam Avenue Mortgaged Property and the 2520 Amsterdam Avenue Mortgaged Property is currently operating without a valid temporary or permanent certificate of occupancy. In addition, it is unclear whether the use of the 215 Lexington Avenue Mortgaged Property as a classroom is in compliance with the related certificate of occupancy on file.
30	Colony Bay Apartments	(24) Local Law Compliance	The related Mortgaged Property constitutes (or, if applicable, one or more of the related Mortgaged Properties constitute), in whole or in part, a legal nonconforming use which, following a casualty or destruction, may not be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property if the replacement cost exceeds a specified threshold and/or the restoration or repair is not completed or the prior use is not resumed (or certain key steps in connection therewith are not taken) within a specified time frame. Law and ordinance insurance coverage was obtained.
2	Yeshiva University Portfolio	(25) Licenses and Permits	It is unclear whether the use of the 215 Lexington Avenue Mortgaged Property as a classroom is in compliance with the related certificate of occupancy on file.
21	696 Hampshire Road	(26) Recourse Obligations	Full recourse for the voluntary transfers of either the related Mortgaged Property or controlling equity interests in the related Mortgagor is limited to transfers that involve (i) a transfer or pledge, by any borrower party (or affiliate thereof), of fee simple title to all or any portion of the related Mortgaged Property, (ii) a change in control of the related Mortgagor or any SPE component entity, or (iii) the incurrence, by any borrower party (or affiliate thereof), of any additional financing secured by a pledge of, or other lien on, the related Mortgaged Property.
9	Magnolia Hotel Denver	(28) Financial Reporting and Rent Rolls	The related Mortgagor is required to provide monthly and annual operating statements, but not quarterly operating statements.
2, 9, 16, 21, 30, 34, 35, 42, 43	All CREFI Mortgage Loans	(29) Acts of Terrorism Exclusion	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant at the related Mortgaged Property.
2	Yeshiva University Portfolio	(31) Single-Purpose Entity	The related Mortgagor’s accounts and financial statements may be consolidated with its sole member’s accounts and financial statements, provided that (i) appropriate notation is made on such consolidated financial statements to indicate the separateness of the related Mortgagor and its sole member and to indicate that the related Mortgagor’s assets and credit are not available to satisfy the debts and other obligations of its sole member or any other person, and (ii) the related Mortgagor’s assets are listed on the related Mortgagor’s own separate balance sheet.

D-2-31

Annex A-1 ID#	Mortgage Loan	Representation	Exception
9	Magnolia Hotel Denver	(31) Single-Purpose Entity

The Mortgage Loan documents and the organizational documents of the related Mortgagor require the related Mortgagor to meet the Single-Purpose Entity requirements, except as provided below:

A portion of the related Mortgaged Property consists of the related Mortgagor’s interest in seven (7) of eighteen (18) total condominium units in a parking garage structure. The related Mortgagor previously owned a fee simple interest in the entire parking garage structure and in 1997 subjected such structure to a condominium regime. The related Mortgagor subsequently sold eleven (11) of the eighteen (18) condominium units to a third party. In addition, the related Mortgagor currently leases two (2) of those eleven (11) third-party owned condominium units (which units are not part of the collateral for the subject Mortgage Loan), and further subleases those two units to other third-parties. The lease on those two (2) third-party owned units is schedule to expire on May 30, 2017.

9	Magnolia Hotel Denver	(34) Ground Leases	A portion of the Mortgaged Property consists of a leasehold interest in commercial space (totaling approximately 6,269 square feet) currently used by the related Mortgagor as a ballroom (the related lease, the “Ballroom Lease”). The Ballroom Lease does not contain the typical provisions required for a financeable ground lease (including those provisions set forth in Representation No. 34).

D-2-32

SCHEDULE D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Citi Real Estate Funding Inc.

Annex A-1 ID#	Mortgage Loan
16	Morgantown Crossings

D-2-33

SCHEDULE D-2

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Citi Real Estate Funding Inc.

Annex A-1 ID#	Mortgage Loan
34	Germantown Apartments

D-2-34

SCHEDULE D-3

MORTGAGE LOANS WITH Affiliated Mortgagors

Citi Real Estate Funding Inc.

None.

D-2-35

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Citigroup Global Markets Realty Corp.

Annex A-1 ID#	Mortgage Loan	Representation	Exception
20	Heritage Park Shopping Center	(16) Insurance	Under the Mortgage Loan documents, the related Mortgagor may cause the insurance required at the related Mortgaged Property to be maintained by a tenant at the related Mortgaged Property.
20	Heritage Park Shopping Center	(29) Acts of Terrorism Exclusion	Under the Mortgage Loan documents, the related Mortgagor may cause the insurance required at the related Mortgaged Property to be maintained by a tenant at the related Mortgaged Property.

D-2-36

SCHEDULE D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Citigroup Global Markets Realty Corp.

None.

D-2-37

SCHEDULE D-2

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Citigroup Global Markets Realty Corp.

None.

D-2-38

SCHEDULE D-3

MORTGAGE LOANS WITH Affiliated Mortgagors

Citigroup Global Markets Realty Corp.

None.

D-2-39

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Annex E

Class A-SB Planned Principal Balance Schedule

Month	Class A-SB Planned Principal Balance ($)
0	50,200,000.00
1	50,200,000.00
2	50,200,000.00
3	50,200,000.00
4	50,200,000.00
5	50,200,000.00
6	50,200,000.00
7	50,200,000.00
8	50,200,000.00
9	50,200,000.00
10	50,200,000.00
11	50,200,000.00
12	50,200,000.00
13	50,200,000.00
14	50,200,000.00
15	50,200,000.00
16	50,200,000.00
17	50,200,000.00
18	50,200,000.00
19	50,200,000.00
20	50,200,000.00
21	50,200,000.00
22	50,200,000.00
23	50,200,000.00
24	50,200,000.00
25	50,200,000.00
26	50,200,000.00
27	50,200,000.00
28	50,200,000.00
29	50,200,000.00
30	50,200,000.00
31	50,200,000.00
32	50,200,000.00
33	50,200,000.00
34	50,200,000.00
35	50,200,000.00
36	50,200,000.00
37	50,200,000.00
38	50,200,000.00
39	50,200,000.00
40	50,200,000.00
41	50,200,000.00
42	50,200,000.00
43	50,200,000.00
44	50,200,000.00
45	50,200,000.00
46	50,200,000.00
47	50,200,000.00
48	50,200,000.00
49	50,200,000.00
50	50,200,000.00
51	50,200,000.00
52	50,200,000.00
53	50,200,000.00
54	50,200,000.00
55	50,200,000.00
56	50,200,000.00
57	50,200,000.00
58	50,200,000.00

Month	Class A-SB Planned Principal Balance ($)
59	50,122,810.42
60	49,326,787.90
61	48,371,775.27
62	47,491,276.74
63	46,607,042.39
64	45,640,862.49
65	44,748,776.78
66	43,774,966.36
67	42,874,963.22
68	41,971,141.01
69	40,830,805.73
70	39,918,309.05
71	38,924,661.76
72	38,004,075.85
73	37,002,566.85
74	36,073,823.61
75	35,141,138.62
76	34,127,870.85
77	33,186,926.68
78	32,165,632.03
79	28,762,854.27
80	27,775,939.92
81	26,670,698.77
82	25,711,919.38
83	24,673,778.88
84	23,706,526.51
85	22,660,151.36
86	21,684,354.71
87	20,704,417.24
88	19,645,713.79
89	18,657,125.27
90	17,590,014.10
91	16,592,701.72
92	15,591,156.68
93	14,363,638.43
94	13,352,633.81
95	12,263,737.04
96	7,356,905.19
97	6,273,443.91
98	5,258,173.65
99	4,238,592.57
100	3,142,318.53
101	2,113,753.70
102	1,008,748.58
103 and thereafter	0

E-1

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Annex F

Definition of “Mortgage File”

“Mortgage File”: The mortgage documents listed below (provided, that references to the Mortgage File for any serviced Subordinate Companion Loan refer to the Mortgage File for the related Serviced Mortgage Loan and the Mortgage Note evidencing such serviced Subordinate Companion Loan):

(i)           the original Mortgage Note bearing, or accompanied by, all prior or intervening endorsements, endorsed either in blank or to the order of the trustee in the following form: “Pay to the order of Wells Fargo Bank, National Association, as trustee for Morgan Stanley Capital I Trust 2017-H1, Commercial Mortgage Pass-Through Certificates, Series 2017-H1, without recourse, representation or warranty” or, if the original Mortgage Note is not included therein, then a lost note affidavit and indemnity with a copy of the Mortgage Note attached thereto;

(ii)          the original mortgage or a copy thereof, with evidence of recording thereon, and, if the mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder’s office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed) or certified by a title insurance company or escrow company to be a true copy thereof;

(iii)         the originals or copies of all agreements modifying a money term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon;

(iv)         an original assignment of mortgage for each Mortgage Loan, in form and substance acceptable for recording, signed by the holder of record in blank or in favor of “Wells Fargo Bank, National Association, as trustee for Morgan Stanley Capital I Trust 2017-H1, Commercial Mortgage Pass-Through Certificates, Series 2017-H1” (or, in the case of a Serviced Whole Loan, substantially similar language notating an assignment in favor of the trustee (in such capacity and on behalf of the holders of any related serviced Subordinate Companion Loan or serviced Companion Loan));

(v)          originals or copies of all intervening assignments of mortgage, if any, with evidence of recording thereon;

(vi)         if the related assignment of leases is separate from the mortgage, the original or a copy of such assignment of leases with evidence of recording thereon, together with (A) an original of each assignment of such assignment of leases with evidence of recording thereon and showing a complete recorded chain of assignment from the named assignee to the holder of record, and if any such assignment of such assignment of leases has not been returned from the applicable public recording office, a copy of such assignment certified by the applicable mortgage loan seller to be a true and complete copy of the original assignment submitted for recording, and (B) an original assignment of such assignment of leases, in recordable form, signed by the holder of record in favor of “Wells Fargo Bank, National Association, as trustee for Morgan Stanley Capital I Trust 2017-H1, Commercial Mortgage Pass-Through Certificates, Series 2017-H1” (or, in the case of a Serviced Whole Loan, substantially similar language notating an assignment in favor of the trustee (in such capacity and on behalf of the holders of any related serviced Subordinate Companion Loan or serviced Companion Loan)), which assignment may be effected in the related assignment of mortgage;

(vii)        the original or a copy of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

(viii)       an original (which may be electronic) or a copy (which may be electronic) of the title insurance policy or, if such title insurance policy has not been issued, an original binder or actual title commitment or a copy (which may be electronic) thereof certified by the title company with the original (which may be electronic) or a copy (which may be electronic) title insurance policy to follow within 180 days of the Closing Date or a preliminary title report binding on the title company with an original (which may be electronic) or a copy (which may be electronic) title insurance policy to follow within 180 days of the Closing Date;

(ix)        any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

F-1

(x)         copies of the related ground lease(s), space lease(s) or air rights lease(s) (and, in each case, any related lessor estoppels), if any, related to any Mortgage Loan where the mortgagor is the lessee under any such lease and there is a lien in favor of the mortgagee in such lease;

(xi)        copies of any loan agreements, lock-box agreements, co-lender agreements and intercreditor agreements (including, without limitation, any Intercreditor Agreement);

(xii)        either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan, which shall be assigned to the trustee and delivered to the custodian on behalf of the trustee on behalf of the Trust with a copy to be held by the master servicer, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the PSA or (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan, which shall be held by the master servicer on behalf of the trustee, with a copy to be held by the custodian on behalf of the trustee, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the PSA (it being understood that each mortgage loan seller has agreed (a) that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to the master servicer (who shall forward a copy of such acknowledgement to the custodian and the trustee)) or a reissued letter of credit and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the mortgage loan seller to assign all rights in and to the letter of credit hereunder including the right and power to draw on the letter of credit). In the case of clause (B) above, the master servicer will be required to acknowledge that any letter of credit held by it shall be held in its capacity as agent of the Trust, and if the master servicer sells its rights to service the applicable Mortgage Loan, the master servicer will be required to assign the applicable letter of credit to the Trust or (with respect to any Specially Serviced Loan) at the direction of the special servicer to such party as the special servicer may instruct, in each case, at the expense of the master servicer. The master servicer will be required to indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

(xiii)       the original or a copy of the environmental indemnity agreement, if any, related to any Mortgage Loan;

(xiv)       copies of third-party management agreements, if any, with respect to any Mortgaged Property;

(xv)        copies of any environmental insurance policy;

(xvi)       copies of any affidavit and indemnification agreement;

(xvii)      if the related Mortgaged Property is a hospitality property that is subject to a franchise, management or similar arrangement, (a) an original or a copy of any franchise, management or similar agreement provided to the applicable mortgage loan seller in connection with such mortgage loan seller’s origination or acquisition of the Mortgage Loan; (b) a copy of any related estoppel certificate or any comfort letter delivered by the franchisor for the benefit of the holder of the Mortgage Loan in connection with the applicable mortgage loan seller’s origination or acquisition of the Mortgage Loan; and (c) if the related Mortgage Loan is a franchise Mortgage Loan, a copy of the notice (to the extent such a notice is required under the terms of the related franchise, management or similar agreement) to the related franchisor stating that the franchise Mortgage Loan has been transferred to the Trust and requesting a replacement comfort letter in favor of the Trust (or any such new document or acknowledgement as may be contemplated under the existing comfort letter) issued in the name of the trustee for the benefit of the Certificateholders; and

(xviii)      with respect to any Non-Serviced Mortgage Loan, a copy of the related Non-Serviced PSA;

provided, that (a) whenever the term “Mortgage File” is used to refer to documents held by the custodian, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually received by the custodian, (b) if there exists with respect to any Crossed Mortgage Loan Group only one original or certified copy of any document referred to in the definition of “Mortgage File” covering all of the Mortgage Loans in such Crossed Mortgage Loan Group, then the inclusion of such original or certified copy in the Mortgage File for any of the Mortgage Loans constituting such Crossed Mortgage Loan Group shall be deemed the inclusion of such original or certified copy in the Mortgage File for each such Mortgage Loan, (c) any references to a “Mortgage File” for a Companion Loan will be construed to mean the Mortgage File for the related Mortgage Loan (except that references to the Mortgage Note for a Companion Loan otherwise described above shall be construed to instead refer to a photocopy of such Mortgage Note), and (d) with respect to any Mortgage Loan that has a serviced Companion Loan, the execution and/or recordation of any assignment in the name of the trustee will not be construed

F-2

to limit the beneficial interest of the related Companion Holder(s) in such instrument and the benefits intended to be provided to them by such instrument, it being acknowledged that (I) the trustee will hold such record title for the benefit of the Trust as the holder of the related Mortgage Loan and the related Companion Holder(s) collectively and (II) any efforts undertaken by the trustee, the master servicer, or the special servicer on its behalf to enforce or obtain the benefits of such instrument will be construed to be so undertaken by the trustee, the master servicer or the special servicer for the benefit of the Trust as the holder of the applicable Mortgage Loan and the related Companion Holder(s) collectively.

Notwithstanding any of the foregoing to the contrary, with respect to any Non-Serviced Mortgage Loan: (A) if the custodian is not also the related Non-Serviced Custodian, the preceding document delivery requirements will be met by the delivery by the applicable mortgage loan seller of copies of the documents specified above (other than the Mortgage Notes (and all intervening endorsements) respectively evidencing such Non-Serviced Mortgage Loan with respect to which the originals shall be required), including a copy of the mortgage securing the Non-Serviced Mortgage Loan, and the requirement to deliver any of the preceding documents in the name of the trustee will be met by the delivery of such documents in the name of the Non-Serviced Trustee for the benefit of, among others, the trustee, as holder of such Non-Serviced Mortgage Loan; or (B) if (and only for so long as) the custodian is also the related Non-Serviced Custodian, the preceding document delivery requirements will be met by (1) the delivery by the applicable mortgage loan seller of originals of the documents described in clause (i) and (2) custody of the documents specified in clauses (ii) through (xviii) above by the related Non-Serviced Custodian pursuant to the related Non-Serviced PSA, provided, that if any document specified in clauses (ii) through (xviii) above was not or was not required to be delivered to the related Non-Serviced Custodian in connection with the related Non-Serviced PSA, the applicable mortgage loan seller will be required to deliver such document to the custodian, provided, further, that (a) the custodian will be required to represent and warrant to each other party to the PSA and for the benefit of the Certificateholders that, as of the Closing Date, it is the related Non-Serviced Custodian for such Non-Serviced Mortgage Loan, (b) the custodian will be required to perform its duties under the PSA, and be liable to the other parties to the PSA, with respect to such Non-Serviced Mortgage Loan as if such documents were required to be delivered and included in the Mortgage File and as if the Non-Serviced Custodian’s receipt of the documents contained in the related “mortgage file” delivered under the related Non-Serviced PSA constituted delivery of those same documents to the custodian under the PSA, (c) the custodian may not resign as the related Non-Serviced Custodian without giving at least thirty (30) days’ advance written notice of resignation to each other party to the PSA, and (d) if for any reason the custodian resigns as custodian under the PSA or resigns as the related Non-Serviced Custodian or otherwise no longer acts as custodian under the PSA or as the related Non-Serviced Custodian or otherwise is required to surrender possession of the related “mortgage file” delivered under the related Non-Serviced PSA (including by reason of the Non-Serviced Companion Loan being removed from the related securitization trust), the custodian will be required to include the documents contemplated by clauses (ii) through (xviii) above in the Mortgage File for such Non-Serviced Whole Loan (to the extent such documents were delivered in connection with the other securitization) that shall be maintained by it or any successor custodian hereunder.

Notwithstanding any contrary provision set forth above, in connection with each Servicing Shift Mortgage Loan (1) instruments of assignment may be in blank and need not be recorded pursuant to the PSA until the earliest of (i) the Controlling Companion Loan Securitization Date, in which case such instruments shall be assigned and recorded in accordance with the related Non-Serviced PSA, (ii) the date such Mortgage Loan becomes a Specially Serviced Loan, in which case assignments and recordations shall be effected in accordance with the provisions relating to Serviced Whole Loans until the occurrence, if any, of the Controlling Companion Loan Securitization Date, and (iii) the expiration of 180 days following the Closing Date, in which case assignments and recordations shall be effected in accordance with the provisions relating to Serviced Whole Loans until the occurrence, if any, of the Controlling Companion Loan Securitization Date, and (2) following the Controlling Companion Loan Securitization Date, the person selling the applicable Pari Passu Companion Loan to the related Non-Serviced Depositor, at its own expense, will be (A) entitled to direct the trustee or custodian to deliver the originals of all Mortgage Loan documents in its possession (other than the mortgage note evidencing the related Servicing Shift Mortgage Loan and endorsements thereof) to the related Non-Serviced Trustee or Non-Serviced Custodian, (B) if the right under clause (A) is exercised, required to cause the retention by or delivery to the trustee or custodian of photocopies of the Mortgage Loan documents so delivered to such Non-Serviced Trustee or Non-Serviced Custodian, (C) entitled to cause the completion and recordation of instruments of assignment in the name of such Non-Serviced Trustee or Non-Serviced Custodian, and (D) if the right under clause (C) is exercised, required to deliver to the trustee (or the custodian on its behalf) photocopies of any instruments of assignment so completed and recorded.

Notwithstanding anything to the contrary contained herein, with respect to the Yeshiva University Portfolio Mortgage Loan, the obligation of each of the applicable mortgage loan seller to deliver a mortgage note as part of the related Mortgage File will be limited to delivery of only the mortgage note held by such party. The obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File or any document required to be delivered with respect thereto will be joint and several; however, delivery of such remaining documents by either of the applicable mortgage loan sellers will satisfy the delivery requirements for both of the applicable mortgage loan sellers.

F-3

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No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	8
Important Notice About Information Presented in this Prospectus	8
Summary of Terms	13
Risk Factors	41
Description of the Mortgage Pool	104
Transaction Parties	170
Credit Risk Retention	214
Description of the Certificates	221
Description of the Mortgage Loan Purchase Agreements	250
Pooling and Servicing Agreement	255
Certain Legal Aspects of Mortgage Loans	338
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	351
Pending Legal Proceedings Involving Transaction Parties	352
Use of Proceeds	352
Yield and Maturity Considerations	352
Material Federal Income Tax Considerations	361
Certain State and Local Tax Considerations	371
Method of Distribution (Underwriter)	372
Incorporation of Certain Information by Reference	374
Where You Can Find More Information	374
Financial Information	375
Certain ERISA Considerations	375
Legal Investment	378
Legal Matters	378
Ratings	378
Index of Defined Terms	381

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$938,647,000
(Approximate)

Morgan Stanley Capital I Inc.
Depositor

MORGAN STANLEY CAPITAL I
TRUST 2017-H1
Issuing Entity

Commercial Mortgage Pass-Through
Certificates, Series 2017-H1

PROSPECTUS

Morgan Stanley

Co-Lead Manager and Joint Bookrunner

Barclays

Co-Lead Manager and Joint Bookrunner

Citigroup

Co-Lead Manager and Joint Bookrunner

May      , 2017